UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Sentinel Energy Services Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

Class A Common Stock, par value $0.0001 per share, of Sentinel Energy Services Inc. and Class B Common Stock, par value $0.0001 per share, of Sentinel Energy Services Inc.

	(2)	Aggregate number of securities to which transaction applies: 6,013,928 shares of Class A Common Stock and 24,550,760 shares of Class B Common Stock
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$10.04 per share of Common Stock (based on the average of the high and low prices of Sentinel Class A Common Stock reported on The Nasdaq Capital Market for such shares on November 16, 2018)

	(4)	Proposed maximum aggregate value of transaction: $431,269,468 (includes $124,400,000 of estimated cash consideration)
	(5)	Total fee paid: $52,269.86

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2018

SENTINEL ENERGY SERVICES INC.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING

OF STOCKHOLDERS OF SENTINEL ENERGY SERVICES INC.

To the stockholders of Sentinel Energy Services Inc.:

You are cordially invited to attend the special meeting in lieu of the 2018 annual meeting (the “special meeting”) of stockholders of Sentinel Energy Services Inc., a Delaware corporation (“Sentinel,” the “Company,” “we,” “us” or “our”), which will be held at            a.m., Central Time, on                , 2019, at the offices of Winston & Strawn LLP, at 2121 North Pearl Street, Suite 900, Dallas, Texas 75201.

Prior to the date of this proxy statement, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “domestication”). As a result, on the effective date of the domestication, each of Sentinel’s issued and outstanding Class A ordinary shares (the “Class A ordinary shares”) and Class B ordinary shares (the “Class B ordinary shares”) automatically converted by operation of law into one share of Sentinel Class A common stock (as defined below) and one share of Sentinel Class B common stock (as defined below), respectively, and each of Sentinel’s outstanding warrants became warrants to acquire the corresponding number of shares of Sentinel Class A common stock (as defined below). Accordingly, all references to Sentinel in this proxy statement refer to the post-domestication company.

The special meeting will be held for the following purposes:

(a)

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the transaction agreement and plan of merger, dated as of October 18, 2018 (the “Transaction Agreement”), by and among Sentinel, Strike Capital, LLC, a Texas limited liability company (“Strike”), OEP Secondary Fund (Strike), LLC (“Blocker”), One Equity Partners Secondary Fund, L.P. (“Blocker Seller”), the other equityholders of Strike party thereto (collectively, the “Unit Sellers” and together with the Blocker Seller, the “Sellers”), OEP-Strike Seller Representative, LLC (the “Seller Representative”) and a wholly-owned subsidiary of Sentinel (“Blocker Merger Sub”), which provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members (as defined in this proxy statement) retaining the remaining issued and outstanding equity interests of Strike and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock (as defined in this proxy statement), equal to the number of Company Units (as defined in this proxy statement) retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement (as defined in this proxy statement) (the transactions contemplated by the Transaction Agreement, the “business combination” and such proposal, the “business combination proposal”);

(b)

The Charter Proposals — to consider and vote upon three separate proposals (which we refer to, collectively, as the “charter proposals”) to approve, assuming the business combination proposal is approved and adopted, the following material differences between the current certificate of incorporation of Sentinel (the “Existing Charter”) and the proposed amended and restated certificate of incorporation (the “Proposed Charter”) of Strike, Inc. (“StrikeCo”), which, if approved, would take effect upon the Closing (the “Closing”):

(1)	Proposal No. 2 — Charter Proposal A — to approve the provision in the Proposed Charter increasing the authorized share capital from $22,100 divided into 200,000,000 shares of

Sentinel Class A common stock, par value $0.0001 per share (“Sentinel Class A common stock”), 20,000,000 shares of Sentinel Class B common stock, par value $0.0001 per share (“Sentinel Class B common stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), to authorized capital stock of 451,000,000 shares, consisting of (x) 450,000,000 shares of common stock, including 400,000,000 shares of Class A common stock, par value $0.0001 per share, of StrikeCo (“StrikeCo Class A common stock”), and 50,000,000 shares of Class B common stock, par value $0.0001 per share, of StrikeCo (“StrikeCo Class B common stock” and, together with StrikeCo Class A common stock, “StrikeCo common stock”) and (y) 1,000,000 shares of preferred stock (we refer to this as “charter proposal A”);

(2)

Proposal No. 3 — Charter Proposal B — to approve the provision in the Proposed Charter providing that each member of StrikeCo’s board of directors will be elected annually at each annual meeting of stockholders (or special meeting in lieu thereof) following the Closing (we refer to this as “charter proposal B”);

(4)

Proposal No. 4 — Charter Proposal C — to approve all other changes in connection with amending the Existing Charter, including, among other things, (1) changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual and (2) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which Sentinel’s board of directors believe are necessary to adequately address the needs of StrikeCo after the business combination (we refer to this as “charter proposal C”).

(c)

Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the business combination proposal and the charter proposals are approved and adopted, for the purposes of complying with the applicable listing rules of The Nasdaq Stock Market (“Nasdaq”), the issuance of (x) shares of StrikeCo Class A common stock to (1) the Blocker Seller at the Closing, pursuant to the terms of the Transaction Agreement, (2) CSL Energy in a private placement (the “CSL Private Placement”) at the Closing, pursuant to the terms of the CSL Subscription Agreement (as defined in this proxy statement), (3) certain funds and accounts managed by Fidelity Management & Research Company (the “Fidelity Investors”) in a private placement (the “Fidelity Private Placement” and, together with the CSL Private Placement, the “Private Placement”), pursuant to the terms of the Fidelity Subscription Agreement (as defined in this proxy statement), (4) the Invacor Sellers (as defined in this proxy statement), pursuant to the terms of the Contribution Agreement and (5) to the Continuing Members who exchange the Company Units and an equal number of shares of StrikeCo Class B common stock, from time to time, held by them following the Closing, pursuant to and in accordance with, the terms of the Exchange Agreement (as defined in this proxy statement), and (y) shares of StrikeCo Class B common stock to the Continuing Members, pursuant to the terms of the Transaction Agreement, in each case as described in the accompanying proxy statement (we refer to this proposal as the “stock issuance proposal”);

(d)

Proposal No. 6 — The Director Election Proposal — to consider and vote upon a proposal to elect one director, assuming charter proposal B is not approved and our board of directors remains classified, to serve as a Class I director on StrikeCo’s board of directors for a term of three years expiring at the annual meeting of stockholders to be held in 2022 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal. Assuming charter proposal B is approved and our board of directors is declassified, such nominee, if elected, will serve on our board of directors for a term expiring at the 2020 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal (we refer to this proposal as the “director election proposal”);

(e)

Proposal No. 7 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve, assuming the business combination proposal, the charter proposals and the stock issuance proposal are approved and adopted, the Strike, Inc. 2019 Equity and Incentive Compensation Plan, a copy of which is attached to the accompanying proxy statement as Annex D (we refer to this proposal as the “incentive award plan proposal” and, collectively with the business combination proposal, the charter proposals and the stock issuance proposal, the “condition precedent proposals”);

(f)

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, any of the condition precedent proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived (we refer to this proposal as the “adjournment proposal”).

Each of these proposals is more fully described in the accompanying proxy statement, which you are encouraged to read carefully.

Only holders of record of shares of Sentinel Class A common stock and shares of Sentinel Class B common stock (collectively, “shares of Sentinel common stock”) at the close of business on         , 2019 are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournment of the special meeting. A complete list of Sentinel’s stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at Sentinel’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournment of the special meeting. Whether or not you plan to attend the special meeting, we urge you to read the accompanying proxy statement (and any documents incorporated into the accompanying proxy statement by reference) carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page 46 of this proxy statement.

After careful consideration, Sentinel’s board of directors has determined that each of the business combination proposal, the charter proposals, the stock issuance proposal, the director election proposal, the incentive award plan proposal and the adjournment proposal are in the best interests of Sentinel and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” in the accompanying proxy statement for a further discussion.

Sentinel’s initial stockholders (consisting of Sentinel Management Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Marc Zenner and Jon A. Marshall) and its other officers and directors entered into letter agreements at the time of the Company’s initial public offering (the “IPO”), pursuant to which they agreed to vote the shares of Sentinel Class B common stock (“founder shares”) purchased by them, as well as any shares of Sentinel Class A common stock sold by Sentinel in the IPO (“public shares”) purchased by them during or after the IPO, in favor of the business combination proposal and for all other proposals presented to Sentinel’s stockholders in this proxy statement. As of the date hereof, Sentinel’s initial stockholders own 20.0% of its total outstanding shares of common stock.

Pursuant to Sentinel’s Existing Charter, a holder of public shares (“public stockholder(s)”) may request that Sentinel redeem all or a portion of its public shares for cash if the business combination is consummated. For the purposes of Section 9.2 of the Existing Charter and the Delaware General Corporation Law (the “DGCL”), the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in the accompanying proxy statement shall be interpreted accordingly. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to     a.m., Central Time, on                 , 2019, (a) submit a written request to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent (the “transfer agent”), that Sentinel redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the business combination proposal. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “trust account”), calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any, divided by the number of then outstanding public shares. For illustrative purposes, as of September 30, 2018, this would have amounted to approximately $10.12 per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. See “Special meeting — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

The Transaction Agreement provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members retaining the remaining issued and outstanding equity interests of Strike and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock (as defined in this proxy statement), equal to the number of Company Units retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement.

In connection with the business combination, assuming no redemptions by public shareholders, Sentinel is expected to acquire approximately 65%, of the issued and outstanding equity interests of Strike from the Unit Sellers, with those Unit Sellers who elect to retain certain of their Company Units instead of receiving all cash consideration (the “Continuing Members”) expected to retain the remaining approximately 35% of the issued and outstanding equity interests of Strike (such retained equity interests, the “Retained Company Units”). Prior to the Closing, the equity interests in Strike (referred to as “Company Units”) will be held by the Unit Sellers and indirectly by the Blocker Seller.

Subject to the terms and conditions set forth in the Transaction Agreement, Sentinel has agreed to pay to the Sellers approximately $124.4 million in cash (the “Cash Consideration”) and issue to the Sellers an aggregate of approximately 30.6 million shares of StrikeCo common stock, with Blocker Seller receiving a portion of such cash and shares of StrikeCo Class A common stock and the Unit Sellers, who have elected to sell all of their Company Units receiving cash and the Continuing Members receiving cash and/or a number of shares of StrikeCo Class B common stock equal to the number of Retained Company Units held by them, in each case as calculated pursuant to the terms of the Transaction Agreement. Each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at our election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement. The Cash Consideration is expected to be funded from the following sources: (1) proceeds available from the trust account, after giving effect to any and all redemptions; and (2) proceeds from a private placement of 13,200,000 shares of Sentinel Class A common stock at $10.00 per share, pursuant to the Subscription Agreements (the “Equity Offering”).

The consummation of the business combination is conditioned upon, among others, approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount (as defined in this proxy statement) to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Transaction Agreement.”

Under the Transaction Agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the business combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the adjournment proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the business combination may not be consummated.

Approval of the business combination proposal, the stock issuance proposal, the incentive award plan proposal and the adjournment proposal require the affirmative vote of holders of a majority of the votes cast by Sentinel’s stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of charter proposal A and C requires the affirmative vote of holders of a majority of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting. Approval of charter proposal B requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting.

Pursuant to Sentinel’s Existing Charter, until the consummation of our initial business combination, only holders of shares of Sentinel Class B common stock can elect, remove and replace directors. Therefore, only holders of Sentinel Class B common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Sentinel Class B common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominee will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

All Sentinel stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a stockholder of record holding shares of Sentinel common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker or bank. A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the proposals other than the charter proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the charter proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the charter proposals will have the same effective as a vote “AGAINST” such charter proposal.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

, 2019

Krishna Shivram
Chief Executive Officer

IF YOU RETURN YOUR PROXY CARD SIGNED AND WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD SHARES OF SENTINEL CLASS A COMMON STOCK THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING SHARES OF SENTINEL CLASS A COMMON STOCK AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARES OF SENTINEL CLASS A COMMON STOCK TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT FOR MORE SPECIFIC INSTRUCTIONS.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement, passed upon the merits or fairness of the Transaction Agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                , 2019 and is first being mailed to Sentinel stockholders on or about                , 2019.

SENTINEL ENERGY SERVICES INC.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING

OF STOCKHOLDERS OF SENTINEL ENERGY SERVICES INC.

To the stockholders of Sentinel Energy Services Inc.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2018 annual meeting (the “special meeting”) of stockholders of Sentinel Energy Services Inc., a Delaware corporation (“Sentinel,” the “Company,” “we,” “us” or “our”), will be held at         a.m., Central Time, on         , 2019, at the offices of Winston & Strawn LLP, at 2121 North Pearl Street, Suite 900, Dallas, Texas 75201. You are cordially invited to attend the meeting, which will be held for the following purposes:

(a)

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the transaction agreement and plan of merger, dated as of October 18, 2018 (the “Transaction Agreement”), by and among Sentinel, Strike Capital, LLC, a Texas limited liability company (“Strike”), OEP Secondary Fund (Strike), LLC (“Blocker”), One Equity Partners Secondary Fund, L.P. (“Blocker Seller”), the other equityholders of Strike party thereto (collectively, the “Unit Sellers” and together with the Blocker Seller, the “Sellers”), OEP-Strike Seller Representative, LLC (the “Seller Representative”) and a wholly-owned subsidiary of Sentinel (“Blocker Merger Sub”), which provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members (as defined in this proxy statement) retaining the remaining issued and outstanding equity interests of Strike and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock (as defined in this proxy statement), equal to the number of Company Units (as defined in this proxy statement) retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement (as defined in this proxy statement) (the transactions contemplated by the Transaction Agreement, the “business combination” and such proposal, the “business combination proposal”);

(b)

The Charter Proposals — to consider and vote upon three separate proposals (which we refer to, collectively, as the “charter proposals”) to approve, assuming the business combination proposal is approved and adopted, the following material differences between the current certificate of incorporation of Sentinel (the “Existing Charter”) and the proposed amended and restated certificate of incorporation (the “Proposed Charter”) of Strike, Inc. (“StrikeCo”), which, if approved, would take effect upon the Closing (the “Closing”):

(1)

Proposal No. 2 — Charter Proposal A — to approve the provision in the Proposed Charter increasing the authorized share capital from $22,100 divided into 200,000,000 shares of Sentinel Class A common stock, par value $0.0001 per share (“Sentinel Class A common stock”), 20,000,000 shares of Sentinel Class B common stock, par value $0.0001 per share (“Sentinel Class B common stock”), and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”), to authorized capital stock of 451,000,000 shares, consisting of (x) 450,000,000 shares of common stock, including 400,000,000 shares of Class A common stock, par value $0.0001 per share, of StrikeCo (“StrikeCo Class A common stock”), and 50,000,000 shares of Class B common stock, par value $0.0001 per share, of StrikeCo (“StrikeCo Class B common stock” and, together with StrikeCo Class A common stock, “StrikeCo common stock”) and (y) 1,000,000 shares of preferred stock (we refer to this as “charter proposal A”);

(2)	Proposal No. 3 — Charter Proposal B — to approve the provision in the Proposed Charter providing that each member of StrikeCo’s board of directors will be elected annually at each annual meeting of stockholders (or special meeting in lieu thereof) following the Closing (we refer to this as “charter proposal B”);

(4)

Proposal No. 4 — Charter Proposal C — to approve all other changes in connection with amending the Existing Charter, including, among other things, (1) changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual and (2) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which Sentinel’s board of directors believe are necessary to adequately address the needs of StrikeCo after the business combination (we refer to this as “charter proposal C”).

(c)

Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, assuming the business combination proposal and the charter proposals are approved and adopted, for the purposes of complying with the applicable listing rules of The Nasdaq Stock Market (“Nasdaq”), the issuance of (x) shares of StrikeCo Class A common stock to (1) the Blocker Seller at the Closing, pursuant to the terms of the Transaction Agreement, (2) CSL Energy in a private placement (the “CSL Private Placement”) at the Closing, pursuant to the terms of the CSL Subscription Agreement (as defined in this proxy statement), (3) certain funds and accounts managed by Fidelity Management & Research Company (the “Fidelity Investors”) in a private placement (the “Fidelity Private Placement” and, together with the CSL Private Placement, the “Private Placement”), pursuant to the terms of the Fidelity Subscription Agreement (as defined in this proxy statement), (4) the Invacor Sellers (as defined in this proxy statement), pursuant to the terms of the Contribution Agreement and (5) to the Continuing Members who exchange the Company Units and an equal number of shares of StrikeCo Class B common stock, from time to time, held by them following the Closing, pursuant to and in accordance with, the terms of the Exchange Agreement (as defined in this proxy statement), and (y) shares of StrikeCo Class B common stock to the Continuing Members, pursuant to the terms of the Transaction Agreement (we refer to this proposal as the “stock issuance proposal”);

(d)

Proposal No. 6 — The Director Election Proposal — to consider and vote upon a proposal to elect one director, assuming charter proposal B is not approved and our board of directors remains classified, to serve as a Class I director on StrikeCo’s board of directors for a term of three years expiring at the annual meeting of stockholders to be held in 2022 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal. Assuming charter proposal B is approved and our board of directors is declassified, such nominee, if elected, will serve on our board of directors for a term expiring at the 2020 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal (we refer to this proposal as the “director election proposal”);

(e)

Proposal No. 7 — The Incentive Award Plan Proposal — to consider and vote upon a proposal to approve, assuming the business combination proposal, the charter proposals and the stock issuance proposal are approved and adopted, the Strike, Inc. 2019 Equity and Incentive Compensation Plan, a copy of which is attached to the accompanying proxy statement as Annex D (we refer to this proposal as the “incentive award plan proposal” and, collectively with the business combination proposal, the charter proposals and the stock issuance proposal, the “condition precedent proposals”);

(f)

Proposal No. 8 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, any of the condition precedent proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived (we refer to this proposal as the “adjournment proposal”).

The above matters are more fully described in the accompanying proxy statement, which also includes, as Annex A, a copy of the Transaction Agreement. We urge you to read carefully the accompanying proxy statement in its entirety, including the Annexes and accompanying financial statements of Sentinel and Strike.

Prior to the date of this proxy statement, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “domestication”). As a result, on the effective date of the domestication, each of Sentinel’s issued and outstanding Class A ordinary shares (the “Class A ordinary shares”) and Class B ordinary shares (the “Class B ordinary shares”) automatically converted by operation of law into one share of Sentinel Class A common stock (as defined below) and one share of Sentinel Class B common stock (as defined below), respectively, and each of Sentinel’s outstanding warrants became warrants to acquire the corresponding number of shares of Sentinel Class A common stock (as defined below). Accordingly, all references to Sentinel in this proxy statement refer to the post-domestication company.

Only holders of record of Shares of Sentinel Class A common stock and shares of Sentinel Class B common stock (collectively, “shares of Sentinel common stock”) at the close of business on         , 2019 are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournment of the special meeting. A complete list of Sentinel’s stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at Sentinel’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

Pursuant to Sentinel’s Existing Charter, a holder of public shares (“public stockholder(s)”) may request that Sentinel redeem all or a portion of its public shares for cash if the business combination is consummated. For the purposes of Section 9.2 of the Existing Charter and the Delaware General Corporation Law (the “DGCL”), the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in the accompanying proxy statement shall be interpreted accordingly. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to      a.m., Central Time, on                 , 2019, (a) submit a written request to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent (the “transfer agent”), that Sentinel redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the business combination proposal. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “trust account”), calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any, divided by the number of then outstanding public shares. For illustrative purposes, as of September 30, 2018, this would have amounted to approximately $10.12 per public share. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. See “Special meeting — Redemption Rights” in the accompanying proxy statement for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

Under the Transaction Agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the business combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the adjournment proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the business combination may not be consummated. Furthermore, the consummation of the business combination is conditioned upon, among others, approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Transaction Agreement.”

Approval of the business combination proposal, the stock issuance proposal, the incentive award plan proposal and the adjournment proposal require the affirmative vote of holders of a majority of the votes cast by Sentinel’s stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of charter proposal A and C requires the affirmative vote of holders of a majority of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting. Approval of charter proposal B requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting.

Pursuant to Sentinel’s Existing Charter, until the consummation of our initial business combination, only holders of shares of Sentinel Class B common stock can elect, remove and replace directors. Therefore, only holders of Sentinel Class B common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Sentinel Class B common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominee will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of the proposals. We urge you to read the accompanying proxy statement carefully. If you have any questions or need assistance voting your shares of Sentinel common stock, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing STNL.info@morrowsodali.com. This notice of special meeting and the proxy statement are available at www.                         .com.

By Order of the Board of Directors,

, 2019

Krishna Shivram
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on                , 2019: This notice of special meeting and the related proxy statement will be available at www.                .com.

i

ANNEXES

ii

CERTAIN DEFINED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” the “Buyer” and “Sentinel” refer to Sentinel Energy Services Inc., and the term “post-combination company” refers to StrikeCo.

In this proxy statement:

“A&R Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, to be entered into at the Closing, by and among StrikeCo, the Continuing Members, the Blocker Seller, the Sponsor, Marc Zenner, and Jon A. Marshall, a form of which is attached to this proxy statement as Annex G.

“A&R Regulations” means the Third Amended and Restated Regulations of Strike.

“Actions” means, in connection with the Transaction Agreement, any pending or threatened judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any governmental authority.

“adjournment proposal” means the proposal by the Company in this proxy statement that, if the Company’s board of directors wish to permit further solicitation of proxies based on the fact that there are not sufficient votes at the time of the special meeting to approve the condition precedent proposals (as defined below) or if one or more of the closing conditions under the Transaction Agreement are not satisfied, asks stockholders to consider and approve the adjournment of the special meeting to a later date.

“Blocker” means OEP Secondary Fund (Strike), LLC, a Delaware limited liability company.

“Blocker Cash Payment” means, in connection with the Transaction Agreement, an amount in cash equal to (a) the Cash Purchase Price (as defined in the Transaction Agreement) multiplied by (b) the number of Company Units held by the Blocker as of immediately prior to the Closing divided by the number of Company Units outstanding as of immediately prior to the Closing multiplied by (c) the percentage of Company Units held by the Blocker to be acquired for cash in accordance with Schedule 2.2(a) to the Transaction Agreement.

“Blocker Interests” means, in connection with the Transaction Agreement, the membership interests in Blocker.

“Blocker Merger Sub” means SES Blocker Merger Sub, LLC, a Delaware limited liability company, a wholly-owned subsidiary of Sentinel.

“Blocker Seller” means One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership.

“business combination” means the transactions contemplated by the Transaction Agreement, including the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity.

“business combination proposal” means the proposal by the Company in this proxy statement that the stockholders consider and vote to approve and adopt the Transaction Agreement.

“Buyer Stockholder Approval” means, in connection with the Transaction Agreement, a majority of votes cast by stockholders that are present in person or by proxy at the Company’s special meeting.

“Cash Purchase Price” means, in connection with the Transaction Agreement, the positive amount equal to (a) the Estimated Purchase Price minus (b) (1) the aggregate amount of Retained Company Units multiplied by (2) $10.00.

“charter proposals” means the proposals in which Sentinel’s stockholders are being asked to consider and vote upon and to approve relating to StrikeCo’s Proposed Charter.

“Closing” means the closing of the business combination.

“Closing Date” means the date upon which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Units” means, in connection with the Transaction Agreement, the equity interests in Strike.

“condition precedent proposals” means the business combination proposal, the charter proposals, the stock issuance proposal and the incentive award plan proposal.

“Continuing Members” means the Unit Sellers who have elected to retain certain of their Company Units instead of receiving all cash consideration.

“Contribution Agreement” means that certain Purchase and Contribution Agreement, dated October 18, 2018, by and among Strike LLC, Sentinel, CSL Holdings, and Invacor.

“Covered Employees” means, in connection with the Transaction Agreement, employees of Strike and its subsidiaries who remain employed by Strike, its subsidiaries or StrikeCo following the Closing.

“Crossfire” means Crossfire, LLC.

“CSL Energy” means one or more investment funds controlled by CSL Capital Management, L.P.

“CSL Holdings” means CSL Energy Holdings III Corp, LLC, a Delaware limited liability company.

“CSL Subscription Agreement” means that certain Subscription Agreement, dated as of October 18, 2018, by and between Sentinel and CSL Energy.

“D&O Tail” means, in connection with the Transaction Agreement, the irrevocable “tail” officers’ and directors’ liability insurance policy to be obtained by Strike and its Subsidiaries at or prior to the Closing.

“DGCL” means the General Corporation Law of the State of Delaware.

“director election proposal” means the proposal by the Company in this proxy statement that the stockholders consider and elect Jon A. Marshall as director of StrikeCo, who shall serve on StrikeCo’s Board of Directors for a term of three years expiring at the annual meeting of stockholders to be held in 2022, provided that, if StrikeCo’s Board of Directors becomes declassified, such nominee shall serve for a term expiring at the 2020 annual meeting of stockholders.

“Disclosure Letter” means (a) the disclosure schedules delivered by or on behalf of the Blocker, the Company and the Sellers to the Buyer in connection with the Transaction Agreement and (b) the disclosure schedules delivered by or on behalf the Buyer and the Blocker Merger Sub to the Blocker, the Sellers and the Company in connection with the Transaction Agreement.

“domestication” means the contemplated deregistration of Sentinel under Article 206 of the Cayman Islands Companies Law (2018 Revision) and the subsequent domestication under Section 388 of the DGCL, pursuant to which Sentinel’s jurisdiction of incorporation is changed from the Cayman Islands to the State of Delaware.

“DTC” means the Depository Trust Company.

“Equity Financing” means the equity financing contemplated by the Subscription Agreements.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement, a form of which is attached as Annex E to this proxy statement, to be entered into at the Closing, by and among Sentinel, Strike and the Continuing Members.

“Existing Charter” means the certificate of incorporation of Sentinel under the DGCL.

“EY” means Ernst & Young LLP, an independent registered public accounting firm.

“Fidelity Investors” means, in connection with the Fidelity Subscription Agreement, certain funds and accounts managed by Fidelity Management & Research Company.

“Fidelity Subscription Agreement” means that certain Subscription Agreement, dated as of October 18, 2018, by and between Sentinel and the Fidelity Investors.

“founder shares” means the 8,625,000 shares of Class B common stock that are currently owned by our initial stockholders.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“HSR Act” means the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

“incentive award plan proposal” means the proposal by the Company in this proxy statement that the stockholders consider and approve the Strike, Inc. 2019 Equity and Incentive Compensation Plan.

“Indemnitees” means, in connection with the Transaction Agreement, all of the past and present directors, officers and employees of Blocker, Strike and its subsidiaries.

“initial stockholders” means the Sponsor, Marc Zenner, and Jon A. Marshall.

“Invacor” means Invacor Pipeline and Process Solutions, LLC, a Delaware limited liability company.

“Invacor Sellers” means, in connection with the Contribution Agreement, Invacor and CSL Holdings.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Representative” means, in connection with the Investor Rights Agreement, OEP-Strike Seller Representative, LLC, in its capacity as representative of the Investors.

“Investor Rights Agreement” means that certain Investor Rights Agreement, to be entered into at the Closing, by and among the Blocker Seller and the Continuing Members (collectively and together with Blocker Seller, the “Investors”) and OEP-Strike Seller Representative, LLC, in its capacity as representative of the Investors, a form of which is attached as Annex F to this proxy statement.

“IPO” or “initial public offering” means the Company’s initial public offering, consummated on November 7, 2017, through the sale of 34,500,000 units (including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

“IRA Directors” means, in connection with the Investor Rights Agreement, the two director nominees that the Investors, acting through the Investor Representative, shall have the right to cause StrikeCo to nominate to StrikeCo’s board of directors.

“Lock-Up Agreements” means those certain Lock-Up Agreements between StrikeCo and the Continuing Members, to be entered into at the Closing.

“Material Adverse Effect” means, in connection with the Transaction Agreement, any effect, change, development, circumstance, occurrence or event that with all other effects, changes, developments, circumstances, occurrences or events has had a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise but not prospects) of Strike and its subsidiaries, taken as a whole, or Blocker, as applicable, subject to the exceptions listed in the Transaction Agreement.

“Minimum Cash Amount” means, in connection with the Transaction Agreement, the amount sufficient to pay the Cash Purchase Price, repay any indebtedness of Strike to the extent such indebtedness is required to be repaid pursuant to its terms as a result of the business combination, and pay all transaction expenses and phantom unit payments.

“Minimum Threshold” means, in connection with the Investor Rights Agreement, the requisite minimum of an aggregate 10% voting power that the Investors beneficially own in order to have the right to cause StrikeCo to nominate the IRA Directors.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Nasdaq” means the Nasdaq Capital Market.

“NYSE” means the New York Stock Exchange.

“Option Agreement” means that certain Option Agreement, dated as of November 2, 2017, by and among Sentinel, CSL Energy Opportunities Fund III, L.P. and CSL Holdings.

“Pate Holding” means, collectively, Pate LP and Pate Holding Company 3, LLC.

“Pate LP” means Pate Holding Company LP.

“Phantom Unit Plan” means that certain Phantom Unit Plan adopted by the Board of Directors of Strike as of August 30, 2013.

“Pipelogic” means Pipelogic Services, L.L.C., a Texas limited liability company.

“Pipelogic Interests” means, in connection with the Contribution Agreement, all of the issued and outstanding membership interests in Pipelogic.

“private placement warrants” means the 5,933,333 warrants held by our Sponsor concurrently with our IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.

“Proposed Charter” means the proposed amended and restated certificate of incorporation of StrikeCo that will replace Sentinel’s Existing Charter, a form of which is attached hereto as Annex C, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Proposals, assuming the consummation of the business combination.

“public stockholder(s)” a holder of public shares.

“public shares” means the shares of Sentinel Class A common stock sold by Sentinel in the IPO.

“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one share of Class A common stock, in accordance with its terms.

“Registrable Securities” means, in connection with the A&R Registration Rights Agreement, certain securities of StrikeCo that StrikeCo will be required to register for resale pursuant to the A&R Registration Rights Agreement.

“Retained Company Units” means, with respect to the Transaction Agreement, the issued and outstanding equity interests of Strike retained by the Continuing Members.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers” means the Unit Sellers and the Blocker Seller.

“Seller Parties” means, in connection with the Transaction Agreement, the Sellers and their respective successors and permitted assigns, officers, directors, managers, employees, affiliates and representatives.

“Seller Representative” means OEP-Strike Seller Representative, LLC, a Delaware limited liability company.

“Sentinel Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Sentinel.

“Sentinel Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Sentinel.

“Sentinel stockholder” means a holder of Sentinel’s common stock prior to the business combination.

“Sponsor” means Sentinel Management Holdings, LLC, a Delaware limited liability company.

“stock issuance proposal” means the proposal by the Company in this proxy statement that the stockholders consider and approve certain issuances of shares of StrikeCo Class A common stock and StrikeCo Class B common stock.

“Strike” means Strike Capital, LLC, a Texas limited liability company.

“StrikeCo Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of StrikeCo.

“StrikeCo Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of StrikeCo, each of which represents a non-economic voting interest in StrikeCo.

“Strike, Inc. 2019 Equity and Incentive Compensation Plan” or the “Incentive Plan” means that certain Strike, Inc. 2019 Equity and Incentive Compensation Plan, a form of which is attached as Annex D to this proxy statement.

“Strike LLC” means Strike, LLC, a Texas limited liability company and wholly owned subsidiary of Strike.

“Strike Units” means units of Strike.

“Strike Unitholders” means the holders of units of Strike.

“Subscription Agreements” means, collectively, the CSL Subscription Agreement and the Fidelity Subscription Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, by and between StrikeCo, Strike, the Continuing Members, and the Seller Representative, to be entered into at the Closing, a form of which is attached to this proxy statement as Annex H.

“Termination Date” means, in connection with the Transaction Agreement, February 13, 2019, or such later date, if any, as Sentinel and Strike agree upon in writing.

“Transaction Agreement” means that certain Transaction Agreement, dated as of October 18, 2018, by and among the Company, Strike, Blocker, Blocker Seller, the other equityholders of Strike party thereto, the Seller Representative, and the Blocker Merger Sub.

“transfer agent” means Continental Stock Transfer & Trust Company.

“trust account” means the trust account of the Company that holds the proceeds from the Company’s IPO and the private placement of the private placement warrants.

“Trustee” means Continental Stock Transfer & Trust Company.

“units” means the units of the Company, each consisting of one share of Class A common stock and one-third of one warrant of the Company, whereby each whole public warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per whole share, sold in the IPO.

“Unit Sellers” means, in connection with the Transaction Agreement, equityholders of Strike other than Blocker.

“Voting and Support Agreement” means that certain Voting and Support Agreement, dated October 18, 2018, by and among Strike, the Company’s initial stockholders and Charles S. Leykum, which agreement, among other things, amends the letter agreement dated November 2, 2017, among the Company and its initial stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement and in any document incorporated by reference herein that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement in relation to Strike and StrikeCo has been provided by Strike and StrikeCo and their respective management teams, and forward-looking statements include statements relating to Strike’s and StrikeCo’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement and in any document incorporated by reference herein may include, for example, statements about:

•	our ability to complete the business combination, or, if we do not consummate the business combination, any other initial business combination;

•

satisfaction of conditions to the business combination, including approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement;

•	the ability to obtain and/or maintain the listing of our Class A common stock on Nasdaq following the business combination;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•

our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain financing to complete the business combination;

•	our public securities’ potential liquidity and trading;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	factors relating to the business, operations and financial performance of Strike, including:

•	its ability to successfully obtain contracts through the bid process;

•	its ability to effectively compete in the energy industry;

•	its reliance on some of its largest customers;

•	failure to manage or obtain a sufficient workforce, including failure to maintain relationships with subcontractors;

•	its ability to successfully acquire and integrate new operations, as well as continue to grow organically;

•	factors relating to competition, economic factors, market conditions, weather and project location, some of which may beyond Strike’s control;

•	its inability to effectively manage projects, costs or project delays;

•	its inability or the inability of its customers to comply with regulatory requirements; and

•	other factors detailed under the section entitled “Risk Factors”

The forward-looking statements contained in this proxy statement and in any document incorporated by reference herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2017. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the proposals to be put to the special meeting, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement may adversely affect Sentinel, Strike, or, following the consummation of the business combination, StrikeCo.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Prior to the date of this proxy statement, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “domestication”). As a result, on the effective date of the domestication, each of Sentinel’s issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted by operation of law into one share of Sentinel Class A common stock and one share of Sentinel Class B common stock, respectively, and each of Sentinel’s outstanding warrants became warrants to acquire the corresponding number of shares of Sentinel Class A common stock. Accordingly, all references to Sentinel in this proxy statement refer to the post-domestication company.

Q:	Why am I receiving this proxy statement?

A:

Sentinel is proposing to consummate a business combination with Strike. Sentinel and Strike have entered into the Transaction Agreement, the terms of which are described in this proxy statement. A copy of the Transaction Agreement is attached to this proxy statement as Annex A. Sentinel urges its stockholders to read the Transaction Agreement in its entirety. The Transaction Agreement, provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members retaining the remaining issued and outstanding equity interests of Strike and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock equal to the number of Company Units retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement, all of which is referred to, along with the other transactions contemplated by the Transaction Agreement, as the “business combination.”

Consummation of the business combination requires the approval of holders of at least a majority of the outstanding shares of Sentinel common stock that are voted in person or represented by proxy at the special meeting and entitled to vote thereon.

On the effective date of the business combination, each currently issued and outstanding share of Sentinel Class A common stock and Sentinel Class B common stock will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter. StrikeCo will also issue shares of StrikeCo Class B common stock. In addition, each of Sentinel’s outstanding whole warrants will entitle the holder thereof to purchase one share of StrikeCo Class A common stock in accordance with its terms.

Similarly, before the Closing, each outstanding unit of Sentinel (each of which consists of one share of Sentinel Class A common stock and one-third of one warrant to purchase one share of Sentinel Class A common stock) will be separated into its component common stock and warrant.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:	Why is Sentinel proposing the business combination?

A:	Sentinel was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities.

Strike, a Texas limited liability company established in 2003, is a nationwide provider of end-to-end pipeline and facilities infrastructure solutions. Strike offers a full complement of integrated maintenance, integrity, repair, construction, and technical services to its highly diversified, long-standing client base, which includes some of the largest midstream and upstream companies in North America. Strike’s broad range of services includes installation and maintenance of pipelines and associated facilities, integrity testing, instrumentation, electrical fabrication and technical services for the management and operation of midstream assets. In addition, Strike offers engineering support and other professional services. With more than 30 local service locations across key U.S. energy markets, Strike offers nationwide asset maintenance and service coverage to its clients to provide a single, unified solution for maintaining and servicing their entire asset footprint. Strike also provides large-scale pipeline and facilities construction services, with a particular focus on highly technical and complex installation techniques. Strike’s installation capabilities provide its clients with a single service provider for the full scope of their infrastructure needs from initial construction through an asset’s full life cycle.

Strike operates through two business segments: (1) Infrastructure and Integrity Services (“IIS”) and (2) Major Projects. Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance, engineering, design, program management and operations. Strike’s Major Projects segment provides construction services for large-scale pipeline and facility construction projects across the United States.

Strike’s “safety first” culture is at the core of its operations and service offerings. Coupled with its high standards of quality and environmental stewardship, the leadership team’s commitment to safety ensures quick, safe and reliable service. For clients, Strike’s investment in safety education and enforcement translates to a decreased risk of financial, legal, and reputational repercussions.

See “The Business Combination Proposal — Sentinel’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q:	What will Strike’s equityholders receive in return for the acquisition of Strike by Sentinel?

A:

Subject to the terms and conditions of the Transaction Agreement, upon completion of the business combination, Sentinel has agreed to pay to the Sellers approximately $124.4 million in cash (the “Cash Consideration”) and issue to the Sellers an aggregate of approximately 30.6 million shares of StrikeCo common stock, with Blocker Seller receiving a portion of such cash and shares of StrikeCo A common stock and the Unit Sellers receiving a portion of such cash and/or a number of shares of StrikeCo Class B common stock equal to the number of Retained Company Units held by them, in each case, as calculated pursuant to the terms of the Transaction Agreement. Pursuant to the Exchange Agreement, each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock, or, at StrikeCo’s election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement. The Cash Consideration is expected to be funded from the following sources: (1) proceeds available from the trust account, after giving effect to any and all redemptions; and (2) proceeds from a private placement of 13,200,000 shares of Sentinel Class A common stock at $10.00 per share, pursuant to the Subscription Agreements (the “Equity Offering”).

Q:	What are the principal differences between StrikeCo Class A common stock and StrikeCo Class B common stock?

A:

After the business combination, the StrikeCo Class A common stock and StrikeCo Class B common stock will constitute all of the classes of StrikeCo common stock and will possess all voting power for the election of directors of StrikeCo and all other matters requiring stockholder action. The StrikeCo Class A common stock and StrikeCo Class B common stock will at all times vote together as one class on all matters submitted to a vote of the stockholders of StrikeCo, which shares of StrikeCo Class A common stock and StrikeCo Class B common stock each are entitled to one vote per share. The principal difference between the StrikeCo Class A common stock and StrikeCo Class B common stock is that the StrikeCo Class B common stock will not be entitled to receive dividends, if declared by StrikeCo’s board of directors, or to receive any portion of any assets in respect of such shares upon the liquidation, dissolution, distribution of assets or winding-up of the post-business combination company. In addition, upon the conversion or cancellation of the Company Units held by the Continuing Members pursuant to the Exchange Agreement for shares of StrikeCo Class A common stock, the corresponding shares of StrikeCo Class B common stock automatically will be cancelled for no consideration.

Q:	What equity stake will current Sentinel stockholders hold in StrikeCo immediately after the consummation of the business combination?

A:	It is anticipated that, upon completion of the business combination, the ownership interests in StrikeCo will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Sentinel’s public stockholders	39%	3%
Initial Stockholders	10%	15%
CSL Energy	4%	7%
Fidelity Investors	12%	20%
Sellers	35%	55%

(1)

Assumes that holders of 32,632,412 shares of Sentinel Class A common stock exercise their redemption rights (maximum redemptions scenario based on $348,956,985 held in trust as of September 30, 2018 and a redemption price of approximately $10.12 per share).

The ownership percentages set forth above do not take into account (a) public warrants and private placement warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the closing of the business combination) or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D, but does include the founder shares, which, on the effective date of the business combination, will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Furthermore, there are currently outstanding an aggregate of 17,433,333 warrants to acquire our shares of Sentinel Class A common stock, which comprise 5,933,333 private placement warrants held by our initial stockholders and 11,500,000 public warrants. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing for one share of Class A common stock and, following the consummation of the business combination, will entitle the holder thereof to purchase one share of StrikeCo Class A common stock in accordance with its terms. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of StrikeCo Class A common stock is issued as a result of such exercise, with payment to Sentinel of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 17,433,333 shares, with approximately $200,483,330 paid to Sentinel to exercise the warrants.

Q:	What happens to the funds deposited in the trust account after consummation of the business combination?

A:

A total of $345,000,000, comprised of approximately $336,100,000 of the proceeds from the IPO, including approximately $12,075,000 of underwriters’ deferred discount, and $8,900,000 of the proceeds of the sale of the private placement warrants were placed in a trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of September 30, 2018, there were investments and cash held in the trust account of $348,956,985. These funds will not be released until the earlier of the completion of our initial business combination or the redemption of our public shares if we are unable to complete an initial business combination by November 7, 2019, although we may withdraw the interest earned on the funds held in the trust account to pay income taxes.

Q:	What happens if a substantial number of the public stockholders vote in favor of the business combination proposal and exercise their redemption rights?

A:

Sentinel’s public stockholders may vote in favor of the business combination and exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are reduced as a result of redemptions by public stockholders.

However, the consummation of the business combination is conditioned upon, among others, approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement.

In addition, with fewer public shares and public stockholders, the trading market for StrikeCo Class A common stock may be less liquid than the market for shares of Sentinel common stock was prior to consummation of the business combination and StrikeCo may not be able to meet the listing standards for Nasdaq or another national securities exchange. In addition, with less funds available from the trust account, the working capital infusion from the trust account into StrikeCo’s business will be reduced.

Q:	What conditions must be satisfied to complete the business combination?

A:

Unless waived by the parties to the Transaction Agreement, and subject to applicable law, the consummation of the business combination is subject to a number of conditions set forth in the Transaction Agreement including, among others, approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Transaction Agreement.”

Q:	What happens if the business combination is not consummated?

A:

If we are not able to complete the business combination with Strike or another initial business combination by November 7, 2019, we will cease all operations except for the purpose of winding up and redeeming our public shares and liquidating the trust account, in which case our public stockholders may only receive approximately $10.00 per share and our warrants will expire worthless.

Q:	When do you expect the business combination to be completed?

A:

It is currently anticipated that the business combination will be consummated as soon as practicable following the Sentinel special meeting, which is set for                 , 2019; however, such meeting could be adjourned if the adjournment proposal is adopted by our stockholders at the special meeting and we elect to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, each of the condition precedent proposals has not been approved. For a description of the conditions for the completion of the business combination, see “The Transaction Agreement — Conditions to the Closing of the Business Combination.”

Q:	What proposals are stockholders being asked to vote upon?

A:

Under the Transaction Agreement, the approval of the business combination proposal, the charter proposals, the stock issuance proposal and the incentive award plan proposal (which we sometimes refer to as the “condition precedent proposals”) are conditions to the consummation of the business combination. If our public stockholders do not approve each of the condition precedent proposals, then the business combination may not be consummated.

The stockholders are also being asked to elect Jon A. Marshall as a member of StrikeCo’s board of directors. Pursuant to our Existing Charter, until the closing of our business combination, only holders of shares of Sentinel Class B common stock have a right to vote on the election of directors. Therefore, only holders of shares of Sentinel Class B common stock will vote on the director election proposal.

In addition to the foregoing proposals, the stockholders also may be asked to consider and vote upon a proposal to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if (1) based upon the tabulated vote at the time of the special meeting, each of the condition precedent proposals has not been approved and/or (2) Sentinel determines that one or more of the closing conditions under the Transaction Agreement has not been satisfied. See “The Adjournment Proposal.”

Sentinel will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement contains important information about the business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

After careful consideration, Sentinel’s board of directors has determined that the business combination proposal, each of the charter proposals, the stock issuance proposal, the director election proposal, the incentive award plan proposal and the adjournment proposal are in the best interests of Sentinel and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT.

Q:	What material negative factors did Sentinel’s board of directors consider in connection with the business combination?

A:

Although the Sentinel board of directors believes that the acquisition of Strike will provide Sentinel stockholders with an opportunity to participate in a combined company with significant growth potential, market share and iconic brands, the board of directors did consider certain potentially material negative factors in arriving at that conclusion, such as the risk that stockholders would not approve the business combination and the risk that a significant number of stockholders would exercise their redemption rights. These factors are discussed in greater detail in the section entitled “The Business Combination Proposal — Sentinel’s Board of Director’s Reasons for Approval of the Business Combination,” as well as in the section entitled “Risk Factors — Risks Relating to Strike’s Business and Industry.”

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you have the right to request that Sentinel redeem all or a portion of your public shares for cash provided that you follow the procedures and deadlines described elsewhere in this proxy statement. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the business combination proposal. We sometimes refer to these rights to elect to redeem all or a portion of the public shares into a pro rata portion of the cash held in the trust account as “redemption rights.” If you wish to exercise your redemption rights, please see the answer to the next question: “How do I exercise my redemption rights?”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act, will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

Our initial stockholders entered into insider letter agreements, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of a business combination.

The consummation of the business combination is conditioned upon, among others, approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement. Unless waived, if any of these conditions are not satisfied, the business combination may not be consummated. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See “The Business Combination Proposal — The Transaction Agreement.”

Q:	How do I exercise my redemption rights?

A:	If you are a holder of public shares and wish to exercise your right to redeem your public shares, you must:

(i)

(a) hold public shares or (b) hold public shares through units and elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to      a.m., Central Time, on                , 2019 (a) submit a written request to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent (the “transfer agent”), that StrikeCo redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

The address of the transfer agent is listed under the question “Who can help answer my questions?” below.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, directly and instruct them to do so.

Any holder of public shares will be entitled to request that their public shares be redeemed for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any, divided by the number of then outstanding public shares. For illustrative purposes, as of September 30, 2018, this would have amounted to approximately $10.12 per public share. However, the proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders, regardless of whether such public stockholders vote for or against the business combination proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the business combination proposal will have no impact on the amount you will receive upon exercise of your redemption rights. It is anticipated that the funds to be distributed to public stockholders electing to redeem their public shares will be distributed promptly after the consummation of the business combination.

If you are a holder of public shares, you may exercise your redemption rights by submitting your request in writing to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, at the address listed at the end of this section.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the business combination proposal at the special meeting. If you deliver your shares for redemption to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, and later decide prior to the special meeting not to elect redemption, you may request that Sentinel instruct its transfer agent to return the shares (physically or electronically). You may make such request by contacting Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, at the phone number or address listed at the end of this section.

Any corrected or changed written exercise of redemption rights must be received by Sentinel’s secretary prior to the vote taken on the business combination proposal at the special meeting. No request for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, by      a.m., Central Time, on                 , 2019.

If a holder of public shares properly makes a request for redemption and the public shares are delivered as described above, then, if the business combination is consummated, StrikeCo will redeem public shares for a pro rata portion of funds deposited in the trust account, calculated as of two business days prior to the consummation of the business combination.

If you are a holder of public shares and you exercise your redemption rights, it will not result in the loss of any Sentinel warrants that you may hold.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:

No. Holders of outstanding units must elect to separate the units into the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying public shares and public warrants, or if you hold units registered in your own name, you must contact Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, directly and instruct them to do so. If you fail to cause your public shares to be separated and delivered to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, by      a.m., Central Time, on                 , 2019 you will not be able to exercise your redemption rights with respect to your public shares.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “The Business Combination Proposal — Certain U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	Do I have appraisal rights in connection with the proposed business combination?

A:	No. Neither Sentinel stockholders nor Sentinel warrant holders have appraisal rights in connection with the business combination under the DGCL.

Q:	What do I need to do now?

A:

Sentinel urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of Sentinel. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q:	How do I vote?

A:

If you are a holder of record of shares of Sentinel common stock on the record date, you may vote in person at the special meeting or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the special meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.” Broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on a particular proposal. If you decide to vote, you should provide instructions to your broker, bank or other nominee on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q:	When and where will the special meeting be held?

A:

The special meeting will be held at the offices of Winston & Strawn LLP, at 2121 North Pearl Street, Suite 900, Dallas, Texas 75201 on             , 2019, at      a.m., Central Time, unless the special meeting is adjourned.

Q:	Who is entitled to vote at the special meeting?

A:

Sentinel has fixed                 , 2019 as the record date. If you were a stockholder of Sentinel at the close of business on the record date, you are entitled to vote on matters that come before the special meeting. However, a stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the special meeting.

Q:	How many votes do I have?

A:

Sentinel stockholders are entitled to one vote at the special meeting for each share of common stock held of record as of the record date. As of the close of business on the record date, there were outstanding 43,125,000 shares of Sentinel common stock, of which 34,500,000 were outstanding public shares.

Q:	What constitutes a quorum?

A:

A quorum of Sentinel stockholders is necessary to hold a valid meeting. A quorum will be present at the Sentinel special meeting if one or more stockholders holding at least a majority of the paid up voting share capital entitled to vote are present in person or by proxy. As of the record date for the special meeting, 21,562,501 shares of Sentinel common stock would be required to achieve a quorum.

Q:	What vote is required to approve each proposal at the special meeting?

A:	The following votes are required for each proposal at the special meeting:

•

Business combination proposal: The approval of the business combination proposal requires the affirmative vote for the proposal by the holders of a majority of shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting.

•

Charter proposals: The approval of each of charter proposal A and C requires the affirmative vote of holders of a majority of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting. Approval of charter proposal B requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting.

•

Stock issuance proposal: The approval of the stock issuance proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the stock issuance proposal, vote at the special meeting.

•

Director election proposal: Pursuant to our Existing Charter, until the closing of our business combination, only holders of shares of Sentinel Class B common stock have a right to vote on the election of directors. Therefore, only holders of shares of Sentinel Class B common stock will vote on the director election proposal. The election of the director nominee pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Sentinel Class B common stock who, being present in person or represented by proxy and entitled to vote at the special meeting to vote on the election of directors, vote at the special meeting.

•

Incentive award plan proposal: The approval of the incentive award plan proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the incentive award plan proposal, vote at the special meeting.

•

Adjournment proposal: The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the adjournment proposal, vote at the special meeting.

Q:	What are the recommendations of Sentinel’s board of directors?

A:

Sentinel’s board of directors believes that the business combination proposal and the other proposals to be presented at the special meeting are in the best interest of Sentinel’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” each of the separate charter proposals, “FOR” the stock issuance proposal, “FOR” the director nominee set forth in the director election proposal, “FOR” the incentive award plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. These conflicts of interest include, among others, that if we do not consummate an initial business combination by November 7, 2019, we may be forced to liquidate and the 8,625,000 founder shares and 5,933,333 private placement warrants owned by our initial stockholders would be worthless. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

Q:	How do our Sponsor and the other initial stockholders intend to vote their shares?

A:

Pursuant to the terms of the Voting and Support Agreement, our initial stockholders and Charles S. Leykum agreed to vote their founder shares, as well as any public shares purchased by them, in favor of the business combination proposal and for all other proposals presented to Sentinel’s stockholders in this proxy statement. As of the date of this proxy statement, our initial stockholders own an aggregate of 8,625,000 shares of Sentinel common stock, which in the aggregate represents 20% of our total outstanding shares on the date of this proxy statement.

Q:	May our Sponsor and the other initial stockholders purchase public shares or warrants prior to the special meeting?

A:

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sentinel or its securities, our initial stockholders, Strike and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sentinel common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (1) the proposals presented to stockholders for approval at the special meeting are approved and/or (2) that Sentinel satisfy the minimum cash condition. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such arrangements may have a depressive effect on shares of Sentinel common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Sentinel will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the special meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q:	What happens if I sell my shares of Sentinel common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and earlier than the date that the business combination is expected to be completed. If you transfer your shares of Sentinel common stock after the applicable record date, but before the special meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such special meeting.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. Stockholders may send a later-dated, signed proxy card to Sentinel’s secretary at the address set forth below so that it is received by Sentinel’s secretary prior to the vote at the special meeting (which is scheduled to take place on                 , 2019) or attend the special meeting in person and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Sentinel’s secretary, which must be received by Sentinel’s secretary prior to the vote at the special meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What happens if I fail to take any action with respect to the special meeting?

A:

If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders and consummated, you will become a stockholder and/or warrant holder of StrikeCo. If you fail to take any action with respect to the special meeting and the business combination is not approved, you will remain a stockholder and/or warrant holder of Sentinel. However, if you fail to take any action with respect to the special meeting, you will nonetheless be able to elect to redeem your public shares in connection with the business combination, provided you follow the instructions in this proxy statement for redeeming your shares.

Q:	What should I do with my stock certificates, warrant certificates and/or unit certificates?

A:

Sentinel stockholders who exercise their redemption rights must deliver their stock certificates to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, (either physically or electronically) prior to      a.m., Central Time, on                 , 2019.

Sentinel warrant holders should not submit the certificates relating to their warrants. Public stockholders who do not elect to have their public shares redeemed for the pro rata share of the trust account should not submit the certificates relating to their public shares.

Upon effectiveness of the business combination, holders of Sentinel units, common stock and warrants will receive units, Class A common stock and warrants of StrikeCo without needing to take any action and accordingly such holders should not submit the certificates relating to their units, common stock and warrants. In addition, before the Closing, each outstanding unit of StrikeCo (each of which consists of one share of StrikeCo Class A common stock and one-third of one warrant to purchase one share of StrikeCo Class A common stock) will be separated into its component Class A common stock and warrants.

Q:	What should I do if I receive more than one set of voting materials?

A:

Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of Sentinel common stock.

Q:	Who can help answer my questions?

A:

If you have questions about the business combination or if you need additional copies of the proxy statement, any document incorporated by reference herein or the enclosed proxy card you should contact:

Morrow Sodali LLC

470 West Avenue, Suite 3000

Stamford CT 06902

Tel: (800) 662-5200

Banks and brokers call collect: (203) 658-9400

E-mail: STNL.info@morrowsodali.com

You also may obtain additional information about Sentinel from documents filed with the Securities and Exchange Commission (“SEC”) by following the instructions in the section entitled “Where You Can Find More Information; Incorporation by Reference.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your public shares (either physically or electronically) to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, at the address below prior to            a.m., Central Time, on                , 2019. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Mark Zimkind

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the special meeting, including the business combination, you should read this entire document carefully, including the Transaction Agreement, attached as Annex A to this proxy statement. The Transaction Agreement is the legal document that governs the business combination and the other transactions that will be undertaken in connection therewith. The Transaction Agreement is also described in detail in this proxy statement in the section entitled “The Transaction Agreement.” This proxy statement also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

The Parties to the Business Combination

Sentinel Energy Services Inc.

Sentinel is a blank check company incorporated on June 5, 2017 as a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Prior to the date of this proxy statement, Sentinel intends to change its jurisdiction of incorporation to Delaware. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, Sentinel is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

Sentinel’s units, shares of common stock and warrants are currently listed on Nasdaq under the symbols “STNLU,” “STNL,” and “STNLW,” respectively. Sentinel intends to apply to list the shares of StrikeCo Class A common stock and warrants, upon the consummation of the business combination, on the NYSE under the symbols “STRK” and “STRK.W,” respectively.

The mailing address of Sentinel’s principal executive office is 700 Louisiana Street, Suite 2700, Houston, Texas 77002. Its telephone number is (281) 407-0686.

Strike Capital, LLC

Strike, a Texas limited liability company established in 2003, is a nationwide provider of end-to-end pipeline and facilities infrastructure solutions. Strike offers a full complement of integrated maintenance, integrity, repair, construction, and technical services to its highly diversified, long-standing client base, which includes some of the largest midstream and upstream companies in North America. Strike’s broad range of services includes installation and maintenance of pipelines and associated facilities, integrity testing, instrumentation, electrical fabrication, and technical services for the management and operation of midstream assets. In addition, Strike offers engineering support and other professional services. With more than 30 local service locations across key U.S. energy markets, Strike offers nationwide asset maintenance and service coverage to its clients to provide a single, unified solution for maintaining and servicing their entire asset footprint. Strike also provides large-scale pipeline and facilities construction services, with a particular focus on highly technical and complex installation techniques. Strike’s installation capabilities provide its clients with a single service provider for the full scope of their infrastructure needs from initial construction through an asset’s full life cycle.

Strike operates through two business segments: (1) Infrastructure and Integrity Services and (2) Major Projects. Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance, engineering, design, program management and operations. Strike’s Major Projects segment provides construction services for large scale pipeline and facility construction projects across the United States.

Strike’s “safety first” culture is at the core of its operations and service offerings. Coupled with its high standards of quality and environmental stewardship, the leadership team’s commitment to safety ensures quick, safe and reliable service. For clients, Strike’s investment in safety education and enforcement translates to a decreased risk of financial, legal, and reputational repercussions.

The mailing address of Strike’s principal executive office is 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380 and its phone number is (888) 353-1444.

Summary of the Transaction Agreement

The Transaction Agreement provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members retaining the remaining issued and outstanding equity interests of Strike, and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock equal to the number of Company Units retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement.

In connection with the business combination, assuming no redemptions by public shareholders, Sentinel is expected to acquire approximately 65% of the issued and outstanding equity interests of Strike from the Unit Sellers, with those Unit Sellers who elected to retain certain of their Company Units instead of receiving all cash consideration (the “Continuing Members”) expected to retain the remaining approximately 35% of the issued and outstanding equity interests of Strike (such retained equity interests, the “Retained Company Units”). Prior to the Closing, the equity interests in Strike (referred to as “Company Units”) will be held by the Unit Sellers and indirectly by the Blocker Seller.

For additional information about the Transaction Agreement and the business combination and other transactions contemplated thereby, see “The Business Combination Proposal — The Transaction Agreement.”

Business Combination Consideration

Subject to the terms and conditions set forth in the Transaction Agreement, Sentinel has agreed to pay to the Sellers approximately $124.4 million in cash (the “Cash Consideration”) and issue to the Sellers an aggregate of approximately 30.6 million shares of StrikeCo common stock, with Blocker Seller receiving a portion of such cash and shares of StrikeCo Class A common stock, the Unit Sellers who have elected to sell all of their Company Units receiving cash and the Continuing Members receiving cash and/or a number of shares of StrikeCo Class B common stock equal to the number of Retained Company Units held by them, in each case as calculated pursuant to the terms of the Transaction Agreement. Each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at our election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement. The Cash Consideration is expected to be funded from the following sources: (1) proceeds available from the trust account, after giving effect to any and all redemptions; and (2) proceeds from a private placement of 13,200,000 shares of Sentinel Class A common stock at $10.00 per share, pursuant to the Subscription Agreements (the “Equity Offering”).

Related Agreements

Exchange Agreement

At the Closing, StrikeCo, Strike and the Continuing Members will enter into the Exchange Agreement, substantially in the form attached as Annex E to this proxy statement. Pursuant to the Exchange Agreement, the Continuing Members and such other Strike Unitholders from time to time party thereto will be entitled to exchange any or all of the Retained Company Units held by them, and surrender an equal number of shares of StrikeCo’s Class B common stock for cancellation, in exchange for, at the option of StrikeCo, a number of shares of StrikeCo’s Class A common stock or the cash equivalent of such shares. For more information on the Exchange Agreement, please see the section entitled “The Business Combination Proposal — Related Agreements — Exchange Agreement.”

Investor Rights Agreement

At the Closing, StrikeCo will enter into an Investor Rights Agreement (the “Investor Rights Agreement”) with the Blocker Seller and the Continuing Members (collectively and together with Blocker Seller, the “Investors”) and OEP-Strike Seller Representative, LLC, in its capacity as representative of the Investors (the “Investors Representative”), substantially in the form attached as Annex F to this proxy statement.

The Investor Rights Agreement provides that, so long as the Investors beneficially own, on a continuous basis, in the aggregate, at least 10% in voting power of the then outstanding capital stock of StrikeCo entitled to vote generally in the election of directors (the “Minimum Threshold”), the Investors, acting through the Investors Representative, shall have the right to cause StrikeCo, and, if so directed, StrikeCo will take all reasonable necessary action to nominate up to two director nominees (the “IRA Directors”) selected by the Investors (acting through the Investors Representatives) to the StrikeCo board of directors at each applicable annual or special meeting of the stockholders of StrikeCo at which directors are generally elected. The Investors’ right to nominate any person to the StrikeCo board of directors shall automatically terminate, and be of no further force and effect, on the date that the Investors beneficially own less than the Minimum Threshold; provided, further, that if the Investors beneficially own less than the Minimum Threshold, the IRA Directors will, at the request of remaining members of the StrikeCo board of directors, resign from the StrikeCo board of directors.

Further, the Investor Rights Agreement provides that, so long as the Investors beneficially own on a continuous basis, in the aggregate, at least 15% in voting power of the then outstanding capital stock of StrikeCo entitled to vote generally in the election of directors, StrikeCo will permit a representative of the Investors selected by the Investors, acting through the Investors Representative, to attend any and all meetings of the StrikeCo board of directors, in a non-voting capacity and, in this respect, StrikeCo shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided that the representative agrees to hold in confidence and trust all information so provided. For more information on the Investor Rights Agreement, please see the section entitled “The Business Combination Proposal — Related Agreements — Investor Rights Agreement.”

Amended and Restated Registration Rights Agreement

At the Closing, StrikeCo, the Blocker Seller, the Continuing Members, the Sponsor and Marc Zenner and Jon A. Marshall, will enter into the A&R Registration Rights Agreement, substantially in the form attached as Annex G to this proxy statement, pursuant to which StrikeCo will have certain obligations to register for resale under the Securities Act of 1933, as amended (the “Securities Act”), all of the shares of the (1) founder shares; (2) private placement warrants; (3) shares of StrikeCo Class A common stock issued or issuable upon exercise of the private placement warrants; (4) shares of StrikeCo Class A common stock into which the Retained Company Units and StrikeCo Class B common stock may be exchanged pursuant to the Exchange Agreement; (5) any outstanding shares of StrikeCo Class A common stock or any other equity securities (including shares of StrikeCo Class A common stock issued or issuable upon the exercise or exchange of any equity security) of StrikeCo held by a party to the A&R Registration Rights Agreement or their affiliates as of the date of the A&R Registration Rights Agreement; and (6) other equity securities issued or issuable with respect to any Registrable Security, held by each of the parties thereto. Additionally, the A&R Registration Rights Agreement provides for customary demand and piggyback rights. The A&R Registration Rights Agreement will amend, restate and replace in its entirety the registration rights agreement, entered into by Sentinel, the Sponsor and Mr. Zenner in connection with Sentinel’s initial public offering. For more information on the Registration Rights Agreement, please see the section entitled “The Business Combination Proposal — Related Agreements — Amended and Restated Registration Rights Agreement.”

Tax Receivable Agreement

At the Closing, StrikeCo, Strike, the Continuing Members and the Seller Representative will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement. The Tax Receivable Agreement will generally provide for the payment by StrikeCo to the Continuing Members of 85% of the net cash savings in respect of such Continuing Member, if any, in U.S. federal, state and local income tax that StrikeCo actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of the utilization of certain tax attributes of StrikeCo. StrikeCo will retain the benefit of the remaining 15% of these cash savings. For more information on the Tax Receivable Agreement, please see the section entitled “The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

Lock-Up Agreements

At the Closing, StrikeCo will enter into Lock-Up Agreements with the Continuing Members with respect to the shares of StrikeCo Class A common stock that may be issued to them pursuant to the Exchange Agreement, substantially in the form attached as Annex I to this proxy statement. Pursuant to the Lock-Up Agreements, each signatory thereto will agree that, from the completion of the transactions contemplated by the Transaction Agreement until the earliest of: (1) the first anniversary of the Closing Date (other than OEP, whose lock-up period is discussed below); and (2) the date following Closing Date on which StrikeCo completes a liquidation, merger, stock exchange or other similar transaction that results in all of StrikeCo’s stockholders having the right to exchange their shares of StrikeCo’s capital stock for cash, securities or other property (the period between the Closing Date and the earliest of clauses (1) and (2), the “Lock-Up Period”), such Continuing Member will not (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate a decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to shares of StrikeCo Class A common stock issued to them pursuant to the Exchange Agreement (such shares of StrikeCo Class A common stock, collectively, the “Lock-Up Shares”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (3) publicly announce any intention to effect any transaction specified in clause (1) or (2). Notwithstanding the foregoing, pursuant to the Lock-Up Agreements, each signatory thereto may sell or otherwise transfer any Lock-Up Shares to its respective equity holders or to any of its other affiliates, provided that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreements. For more information on the Lock-Up Agreements, please see the section entitled “The Business Combination Proposal — Related Agreements — Lock-Up Agreements.”

Subscription Agreements

In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, Sentinel entered into the Subscription Agreements, copies of which are attached as Annexes J and K hereto, each dated as of October 18, 2018, with certain investors, including (1) one or more investment funds controlled by CSL Capital Management L.P. (“CSL Energy”), an energy services-focused private equity fund (the “CSL Subscription Agreement”) and (2) certain funds and accounts managed by Fidelity Management & Research Company (the “Fidelity Investors” and, collectively with CSL Energy, the “Subscribed Investors”) (the “Fidelity Subscription Agreement”), pursuant to which, among other things, Sentinel agreed to issue and sell in a private placement an aggregate of 13,200,000 shares of Sentinel Class A common stock to the Subscribed Investors for $10.00 per share, or an aggregate cash purchase price of $132.0 million (the “Private Placement”). The Private Placement is expected to close concurrently with the Closing. For more information on the Subscription Agreements, please see the section entitled “The Business Combination Proposal — Related Agreements — Subscription Agreements.”

Contribution Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, Sentinel entered into the Contribution Agreement with Strike, LLC, a wholly owned subsidiary of Strike (“Strike LLC”), CSL Energy Holdings III Corp, LLC (“CSL Holdings”) and Invacor Pipeline and Process Solutions, LLC, an entity under common control with CSL Holdings (“Invacor” and, together with CSL Holdings, the “Invacor Sellers”), pursuant to which (1) immediately prior to the Closing, the Invacor Sellers have agreed to transfer all of the issued and outstanding membership interests (the “Pipelogic Interests”) in Pipelogic Services, L.L.C. (“Pipelogic”) to Sentinel in exchange for 1,800,000 shares of Sentinel Class A common stock at $10.00 per share and (2) immediately following the Closing, Sentinel has agreed to contribute the Pipelogic Interests to Strike LLC in exchange for 1,800,000 units of Strike. For more information on the Contribution Agreement, please see the section entitled “The Business Combination Proposal — Related Agreements — Contribution Agreement.”

Voting and Support Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, Sentinel’s initial stockholders, including the Sponsor, and Charles S. Leykum entered into the Voting and Support Agreement with Strike, a copy of which is attached as Annex M hereto. Pursuant to the Voting and Support Agreement, the initial stockholders and Mr. Leykum agreed to vote: (1) in favor of the adoption of the Transaction Agreement and approval of the business combination and other transactions contemplated by the Transaction Agreement; (2) against any actions that would result in a breach by Sentinel of any representations, warranties, covenants, obligations or agreements contained in the Transaction Agreement; (3) in favor of the proposals set forth in Sentinel’s proxy statements/prospectus on Form S-4 related to the domestication and this proxy statement (including in favor of the election of designees of the board of directors of Sentinel as set forth in the Voting and Support Agreement); (4) for any proposal to adjourn or postpone the applicable special meeting of stockholders to approve matters related to Sentinel’s domestication and the business combination to a later date if there are not sufficient votes for approval of such matters, (5) against any alternative proposals or transactions to the domestication and the business combination; and (6) in favor of any proposal submitted to shareholder for approval in connection with the domestication.

Under the Voting and Support Agreement, the initial stockholders and Mr. Leykum agreed to waive any and all rights such party has or may have (including pursuant to any side letters between the initial stockholders and Sentinel or otherwise) to receive any additional warrants or any equity securities of Sentinel or any of its subsidiaries, whether in connection with the repayment of any loans to Sentinel or otherwise. For more information on the Voting and Support Agreement, please see the section entitled “The Business Combination Proposal — Related Agreements — Voting and Support Agreement.”

Employment Agreements

Prior to the completion of the business combination, StrikeCo expects to enter into employment agreements with certain of its key executive officers. For descriptions of the employment agreements, see the section entitled “Management of StrikeCo Following the Business Combination.”

Equity Ownership Upon Closing

As of the date of this proxy statement, there are 43,125,000 shares of Sentinel common stock outstanding, comprised of 34,500,000 shares of Sentinel Class A common stock and 8,625,000 shares of Sentinel Class B common stock, of which our Sponsor owns 8,550,000 shares of Sentinel Class B common stock and Marc Zenner and Jon A. Marshall own an aggregate of 75,000 shares of Sentinel Class B common stock. On the effective date of the business combination, each currently issued and outstanding share of Sentinel Class A common stock and Sentinel Class B common stock will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter. StrikeCo will also issue shares of StrikeCo Class B common stock.

It is anticipated that, upon completion of the business combination, the ownership interests in StrikeCo will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Sentinel’s public stockholders	39%	3%
Initial Stockholders	10%	15%
CSL Energy	4%	7%
Fidelity Investors	12%	20%
Sellers	35%	55%

(1)

Assumes that holders of 32,632,412 shares of Sentinel Class A common stock exercise their redemption rights (maximum redemptions scenario based on $348,956,985 held in trust as of September 30, 2018 and a redemption price of approximately $10.12 per share).

The ownership percentages set forth above do not take into account (a) public warrants and private placement warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the closing of the business combination) or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement, but does include the founder shares, which, on the effective date of the business combination, will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Furthermore, there are currently outstanding an aggregate of 17,433,333 warrants to acquire our shares of Sentinel Class A common stock, which comprise 5,933,333 private placement warrants held by our initial stockholders and 11,500,000 public warrants. Each of our outstanding whole warrants is exercisable commencing 30 days following the Closing for one share of Class A common stock and, following the domestication, will entitle the holder thereof to purchase one share of StrikeCo Class A common stock in accordance with its terms. Therefore, as of the date of this proxy statement, if we assume that each outstanding whole warrant is exercised and one share of StrikeCo Class A common stock is issued as a result of such exercise, with payment to Sentinel of the exercise price of $11.50 per whole warrant for one whole share, our fully-diluted share capital would increase by a total of 17,433,333 shares, with approximately $200,483,330 paid to Sentinel to exercise the warrants.

Subject to certain limited exceptions, the founder shares will not be transferred, assigned or sold until the date that is one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (1) the last sale price of our shares of Sentinel Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (2) we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Proposals to be put to the Special meeting

The following is a summary of the proposals to be put to the special meeting.

The Business Combination Proposal

The Transaction Agreement provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members retaining the remaining issued and outstanding equity interests of Strike and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock equal to the number of Company Units retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement.

In connection with the business combination, assuming no redemptions by public stockholders, Sentinel is expected to acquire approximately 65%, of the issued and outstanding equity interests of Strike from the Unit Sellers, and the Continuing Members are expected to retain the remaining approximately 35% of the issued and outstanding equity interests of Strike (such retained equity interests, the “Retained Company Units”). Prior to the Closing, the equity interests in Strike (referred to as “Company Units”) will be held by the Unit Sellers and indirectly by the Blocker Seller.

After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — Sentinel’s Board of Directors’ Reasons for Approval of the Business Combination,” Sentinel’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of Strike had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Transaction Agreement.

If any proposal is not approved by Sentinel’s stockholders at the special meeting, the Sentinel board of directors may submit the adjournment proposal for a vote.

For additional information, see “The Business Combination Proposal” section of this proxy statement.

The Charter Proposals

If the business combination proposal is approved and the business combination is to be consummated, Sentinel will amend its current certificate of incorporation (the “Existing Charter”), with an amended and restated

certificate of incorporation (the “Proposed Charter”) of StrikeCo, in each case, under the Delaware General Corporation Law (the “DGCL”).

The Proposed Charter differs in certain material respects from the Existing Charter and we urge stockholders to carefully consult the information set out in the Section “The Charter proposals” (including the chart of material differences included therein) and the full text of the Proposed Charter of StrikeCo, attached hereto as Annex C.

Sentinel’s stockholders are being asked to consider and vote upon and to approve three separate proposals (collectively, the “charter proposals”) relating to StrikeCo’s Proposed Charter. The charter proposals are conditioned on the approval of the business combination proposal. Therefore, if the business combination proposal is not approved, the charter proposals will have no effect, even if approved by our public stockholders. A brief summary of each of the charter proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the Proposed Charter of StrikeCo.

Charter Proposal A — Authorized Capital Stock

Assuming the business combination proposal is approved, our stockholders are also being asked to approve charter proposal A, which is, in the judgment of our board of directors, necessary to adequately address the needs of StrikeCo after the business combination. Under the Transaction Agreement, the approval of each of the charter proposals is a condition to the consummation of the business combination and therefore approval of this charter proposal A is a condition to the consummation of the business combination.

Charter proposal A is a proposal to approve the provision in the Proposed Charter increasing the authorized share capital from $22,100 divided into 200,000,000 shares of Sentinel Class A common stock of a par value of $0.0001 each, 20,000,000 shares of Sentinel Class B common stock of a par value of $0.0001 each and 1,000,000 shares of preferred stock of a par value of $0.0001 each, to authorized capital stock of 451,000,000 shares, consisting of (x) 450,000,000 shares of common stock, including 400,000,000 shares of StrikeCo Class A common stock, 50,000,000 shares of StrikeCo Class B common stock, and (y) 1,000,000 shares of preferred stock.

For additional information, see “The Charter proposals” section in this proxy statement.

Charter Proposal B — Declassification of the Board

Assuming the business combination proposal is approved, our stockholders are also being asked to approve charter proposal B, which is, in the judgment of our board of directors, necessary to adequately address the needs of StrikeCo after the business combination. Under the Transaction Agreement, the approval of each of the charter proposals is a condition to the consummation of the business combination and therefore approval of this charter proposal B is a condition to the consummation of the business combination.

Charter proposal B is a proposal to approve the provision in the Proposed Charter pursuant to which each member of StrikeCo’s board of directors will be elected annually at each annual meeting of stockholders (or special meeting in lieu thereof) following the Closing.

For additional information, see “The Charter proposals” section in this proxy statement.

Charter Proposal C — Approval of Other Changes in Connection with Adoption of the Proposed Charter

Assuming the business combination proposal is approved, our stockholders are also being asked to approve charter proposal C, which is, in the judgment of our board of directors, necessary to adequately address the needs of StrikeCo after the business combination. Under the Transaction Agreement, the approval of each of the charter proposals is a condition to the consummation of the business combination and therefore approval of this charter proposal C is a condition to the consummation of the business combination.

Charter proposal C is a proposal to approve all other changes relating to StrikeCo’s Proposed Charter as part of the business combination, including (1) changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual and (2) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which Sentinel’s board of directors believe are necessary to adequately address the needs of StrikeCo after the business combination.

For additional information, see “The Charter Proposal” section of this proxy statement.

The Stock Issuance Proposal

Assuming the business combination proposal and each of the charter proposals are approved, our stockholders are also being asked to approve the stock issuance proposal.

Sentinel’s units, shares of common stock and public warrants are listed on Nasdaq and, as such, we are seeking stockholder approval of the issuance of (x) shares of StrikeCo Class A common stock to (1) the Blocker Seller at the Closing, pursuant to the terms of the Transaction Agreement, (2) CSL Energy in the CSL Private Placement at the Closing, pursuant to the terms of the CSL Subscription Agreement, (3) the Fidelity Investors in the Fidelity Private Placement, pursuant to the terms of the Fidelity Subscription Agreement, (4) the Invacor Sellers, pursuant to the terms of the Contribution Agreement and (5) to the Continuing Members who exchange the Company Units and an equal number of shares of StrikeCo Class B common stock, from time to time, held by them following the Closing, pursuant to and in accordance with, the terms of the Exchange Agreement, and (y) shares of StrikeCo Class B common stock to the Continuing Members, pursuant to the terms of the Transaction Agreement, in order to comply with the applicable listing rules of Nasdaq.

The number of shares of StrikeCo common stock that may be issued in connection with the stock issuance proposal is expected to be approximately 21.0 million shares of StrikeCo Class A common stock and 24.6 million shares of StrikeCo Class B common stock.

For additional information, see “The Stock Issuance Proposal” section of this proxy statement.

The Director Election Proposal

Our board of directors is currently divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of our Class I director, Mr. Jon A. Marshall, will expire at the special meeting.

If charter proposal B is approved, our Proposed Charter will provide for the declassification of StrikeCo’s board of directors and StrikeCo’s board of directors will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of StrikeCo’s stockholders. If charter proposal B is not approved, our board of directors will remain classified.

Assuming charter proposal B is not approved and StrikeCo’s board of directors remains classified, Mr. Marshall, if elected, will serve on StrikeCo’s board of directors as a Class I director for a term of three years expiring at the 2022 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal. Assuming charter proposal B is approved and StrikeCo’s board of directors is declassified, Mr. Marshall, if elected, will serve on StrikeCo’s board of directors for a term expiring at the 2020 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal.

Pursuant to our Existing Charter, until the closing of our business combination, only holders of shares of Sentinel Class B common stock have a right to vote on the election of directors. Therefore, only holders of shares of Sentinel Class B common stock will vote on the director election proposal. The director election proposal is not conditioned on the approval of any other proposal at the special meeting.

For additional information, see “The Director Election Proposal” section of this proxy statement.

The Incentive Award Plan Proposal

Assuming the business combination proposal, each of the charter proposals and the stock issuance proposal are approved, our stockholders are also being asked to approve the incentive award plan proposal.

We expect that, prior to the consummation of the business combination, our board of directors will approve and adopt the Strike, Inc. 2019 Equity and Incentive Compensation Plan, referred to as the “Incentive Plan”, and assuming the business combination proposal, each of the charter proposals and the stock issuance proposal are approved, we expect that our stockholders will be asked to approve the Incentive Plan. Our stockholders should carefully read the entire Plan, a copy of which is attached to this proxy statement as Annex D, before voting on this proposal.

For additional information, see “The Incentive Award Plan Proposal” section of this proxy statement.

The Adjournment Proposal

If based on the tabulated vote, there are not sufficient votes at the time of the special meeting to authorize Sentinel to consummate the business combination (because any of the condition precedent proposals have not been approved (including as a result of the failure of any other cross-conditioned condition precedent proposals to be approved)) or Sentinel determines that one or more of the closing conditions under the Transaction Agreement has not been satisfied, Sentinel’s board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

For additional information, see “The Adjournment Proposal” section of this proxy statement.

Date, Time and Place of Special meeting of Sentinel’s Stockholders

The special meeting will be held at     a.m., Central Time, on                , 2019, at the offices of Winston & Strawn LLP at 2121 North Pearl Street, Suite 900, Dallas, Texas 75201, to consider and vote upon the proposals to be put to the special meeting, including if necessary, the adjournment proposal.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Sentinel common stock at the close of business on                , 2019, which is the record date for the special meeting. Stockholders will have one vote for each share of common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Our warrants do not have voting rights. On the record date, there were 43,125,000 shares of Sentinel common stock outstanding, of which 34,500,000 were public shares, with the rest being held by our initial stockholders.

Quorum and Vote of Sentinel Stockholders

A quorum of Sentinel stockholders is necessary to hold a valid meeting. A quorum will be present at the Sentinel special meeting if one or more stockholders holding at least a majority of the paid up voting share capital entitled to vote are present in person or by proxy. Abstentions, broker non-votes or the failure to vote on this proposal, will have the same effect as a vote “AGAINST” this proposal.

As of the record date for the special meeting, 21,562,501 shares of Sentinel common stock would be required to achieve a quorum.

Our initial stockholders and our other officers and directors at the time of the IPO entered into letter agreements to vote their founder shares, as well as any public shares purchased during or after the IPO, in favor of the business combination proposal and for all other proposals presented to Sentinel’s stockholders in this proxy statement. As of the date hereof, our initial stockholders own 20.0% of our total outstanding common shares.

The proposals presented at the special meeting require the following votes:

•

Business combination proposal: The approval of the business combination proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the business combination proposal, vote at the special meeting.

•

Charter proposals: The approval of each of charter proposal A and C requires the affirmative vote of holders of a majority of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting. Approval of charter proposal B requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting.

•

Stock issuance proposal: The approval of the stock issuance proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the stock issuance proposal, vote at the special meeting.

•

Director election proposal: Pursuant to our Existing Charter, until the closing of our business combination, only holders of shares of Sentinel Class B common stock have a right to vote on the election of directors. Therefore, only holders of shares of Sentinel Class B common stock will vote on the director election proposal. The election of the director nominee pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the outstanding shares of Sentinel Class B common stock who, being present in person or represented by proxy and entitled to vote at the special meeting to vote on the election of directors, vote at the special meeting.

•

Incentive award plan proposal: The approval of the incentive award plan proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the incentive award plan proposal, vote at the special meeting.

•

Adjournment proposal: The approval of the adjournment proposal requires the affirmative vote for the proposal by the holders of a majority of the shares of Sentinel common stock who, being present and entitled to vote at the special meeting to approve the adjournment proposal, vote at the special meeting.

Abstentions, broker non-votes or the failure to vote on this proposal, will have the same effect as a vote “AGAINST” this proposal.

Redemption Rights

Pursuant to Sentinel’s Existing Charter, a public stockholder may request that Sentinel redeem all or a portion of their public shares for cash if the business combination is consummated. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to     a.m., Central Time, on                , 2019 (a) submit a written request to the transfer agent that StrikeCo redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

As noted above, holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. Holders may instruct their broker to do so, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so. Public stockholders may elect to redeem all or a portion of their public shares even if they vote for the business combination proposal. If the business combination is not consummated, the public shares will not be redeemed for cash. If a public stockholder properly exercises its right to redeem its public shares and timely delivers its public shares to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, Sentinel will redeem each share of Sentinel Class A common stock for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any, divided by the number of then outstanding public shares. If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. See “Special meeting — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its public shares with respect to more than an aggregate of 20% of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

In order for public stockholders to exercise their redemption rights in respect of the proposed business combination, public stockholders must properly exercise their right to redeem the public shares they hold no later than the close of the vote on the business combination proposal and deliver their public shares (either physically or electronically) to Continental Stock Transfer & Trust Company, Sentinel’s transfer agent, prior to      a.m., Central Time, on                 , 2019. Immediately following the consummation of the business combination, StrikeCo shall satisfy the exercise of redemption rights by redeeming the public shares issued to the public stockholders that validly exercised their redemption rights.

Holders of our warrants will not have redemption rights with respect to the warrants.

Appraisal Rights

Neither Sentinel stockholders nor Sentinel warrant holders have appraisal rights in connection with the business combination under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Sentinel has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the special meeting. A stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special meeting — Revoking Your Proxy.”

Interests of Sentinel’s Directors and Officers in the Business Combination

When you consider the recommendation of Sentinel’s board of directors in favor of approval of the business combination proposal, you should keep in mind that Sentinel’s initial stockholders, including its directors and executive officers, have interests in such proposal that are different from, or in addition to those of Sentinel stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

•

If we do not consummate an initial business combination by November 7, 2019, we will cease all operations except for the purpose of winding up, redeem all of the outstanding public shares for cash and, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,625,000 founder shares owned by our initial stockholders would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete an initial business combination by November 7, 2019. Our initial stockholders purchased the founder shares for an aggregate purchase price of $25,000. Upon the Closing, such founder shares will convert into 8,625,000 shares of StrikeCo Class A common stock, and such securities, if unrestricted and freely tradable would be valued at approximately $            , based on the closing price of $            per share of our shares of Sentinel Class A common stock on Nasdaq on                , 2019.

•

Simultaneously with the closing of the IPO, Sentinel consummated the sale of 5,933,333 private placement warrants at a price of $1.50 per warrant in a private placement to our initial stockholders. The private placement warrants are each exercisable commencing 30 days following the Closing for one share of Class A common stock at $11.50 per share. If we do not consummate an initial business combination by November 7, 2019, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public stockholders and the warrants held by our initial stockholders will be worthless. The warrants held by our initial stockholders had an aggregate market value of $            based upon the closing price of $            per warrant on Nasdaq on                , 2019.

•	Our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by November 7, 2019.

•

Andrew Gould, Krishna Shivram, Charles S. Leykum, Jon A. Marshall and Marc Zenner will continue to be directors of StrikeCo after the consummation of the business combination. As such, in the future they will receive any cash fees, stock options or stock awards that the StrikeCo board of directors determines to pay to its directors.

•

Our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if Sentinel fails to complete an initial business combination by November 7, 2019.

•

In order to protect the amounts held in the trust account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account. This liability will not apply with respect to any claims by a third-party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

•

Following the consummation of the business combination, our Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to Sentinel and remain outstanding. As of the date of this proxy statement, we have no working capital loans outstanding. If we do not complete an initial business combination by November 7, 2019, we may use a portion of our working capital held outside the trust account to repay any working capital loans then outstanding, but no proceeds held in the trust account would be used to repay the working capital loans.

•	Following the consummation of the business combination, we will continue to indemnify our former and existing directors and officers and will maintain our directors’ and officers’ liability insurance.

•

Following consummation of the business combination, our Sponsor, our officers and directors and their respective affiliates would be entitled to reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by Sentinel from time to time, made by our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if we fail to consummate an initial business combination by November 7, 2019, our Sponsor and our officers and directors and their respective affiliates will not have any claim against the trust account for reimbursement.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sentinel or its securities, the Sentinel initial stockholders, Strike and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sentinel common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (1) the proposals presented to stockholders for approval at the special meeting are approved and/or (2) Sentinel has sufficient cash available to pay the Minimum Cash Amount. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such arrangements may have a depressive effect on shares of Sentinel common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Sentinel will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the special meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of the Sentinel directors may result in a conflict of interest on the part of one or more of them between what he may believe is best for Sentinel and what he may believe is best for him in determining whether or not to grant a waiver in a specific situation. See the sections entitled “Risk Factors” and “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion of this and other risks.

Recommendation to Stockholders

Sentinel’s board of directors believes that the business combination proposal and the other proposals to be presented at the special meeting are in the best interest of Sentinel’s stockholders and unanimously recommends that its stockholders vote “FOR” the business combination proposal, “FOR” each of the separate charter proposals, “FOR” the stock issuance proposal, “FOR” the director nominee set forth in the director election proposal, “FOR” the incentive award plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

Conditions to the Closing of the Business Combination

Unless waived by the parties to the Transaction Agreement, and subject to applicable law, the consummation of the business combination is subject to a number of conditions set forth in the Transaction Agreement including, among others, approval by Sentinel’s stockholders of the Transaction Agreement and the business combination and Sentinel having sufficient cash available to pay the Minimum Cash Amount to the Sellers under the Transaction Agreement, which is expected to be approximately $124.4 million, subject to adjustment in accordance with the Transaction Agreement. For more information about conditions to the consummation of the business combination, see “The Business Combination Proposal — The Transaction Agreement — Conditions to the Closing of the Business Combination.”

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the business combination. Where actual amounts are not known or knowable, the figures below represent Sentinel’s good faith estimate of such amounts assuming a closing as of the indicated date.

Sources and Uses of Proceeds

($ in 000s)

Sources	No Redemption	Max Redemption
Proceeds from Trust Account(1)	$348,957	$18,900
Private placement(2)	132,000	132,000
Sellers Rollover Equity	305,647	305,647

Total Sources	$786,604	$456,547

Uses	No Redemption	Max Redemption
Cash consideration to Unit Sellers	$124,400	$124,400
Sellers Rollover Equity	305,647	305,647
Repayment of debt(3)	330,057	—
Transaction costs(4)	26,500	26,500

Total Uses	$786,604	$456,547

(1)	Cash held in the trust account as of September 30, 2018.
(2)	This amount excludes shares and units issued in connection with the Contribution Agreement.
(3)

This amount includes repayment of the Term Loans (as defined herein) totaling $300.2 million, as well as $0.9 million in accrued interest, and partial repayment of the Amended ABL Credit Agreement (as defined herein) totaling $29.0 million of the $34.0 million outstanding. For further information on Strike’s indebtedness see Note 10 to Strike’s consolidated condensed financial statements.

(4)	This amount includes $12.1 million of deferred underwriting commission.

U.S. Federal Income Tax Considerations

For a discussion summarizing the U.S. federal income tax considerations of an exercise of redemption rights, please see “U.S. Federal Income Tax Considerations.”

Anticipated Accounting Treatment

The final determination of the accounting acquirer will depend on an assessment of factors at the time that the merger is consummated because the amount of redemptions will affect the extent to which Sentinel or Strike will be able to exercise control of the combined company. Depending on the ultimate number of redemptions as of the closing date, the merger will be accounted for as follows:

•

If Sentinel is determined to be the accounting acquirer, the merger will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, Sentinel could be considered the accounting acquirer based on the following indicators under certain redemption scenarios:

•	Sentinel pays cash and equity consideration for a majority of the members’ equity in Strike;

•	The board of directors will consist of seven directors. Sentinel has control of the chairmanship and the ability to appoint five of the seven board members; and

•	The existing stockholders of Sentinel will retain relatively more voting rights in the combined company than the historical Strike unitholders.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by Sentinel to affect the business combination will be allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Any excess purchase price after this allocation will be assigned to goodwill.

•

If Strike is determined to be the accounting acquirer, the merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Consequently, Strike’s consolidated financial statements will become the historical financial statements of the registrant following consummation of the merger. Pursuant to ASC 805, Strike could be considered the accounting acquirer based on the following indicators under certain redemption scenarios:

•	Strike management will hold key senior management positions;

•	The historical Strike unitholders will hold the majority voting interest in the combined company; and

•	The board of directors are subject to annual election by majority vote, and Strike would have the ability to control the combined company through its voting interests and management.

Regulatory Matters

The business combination is not subject to any additional federal or state regulatory requirements or approvals, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Transaction Agreement.

Risk Factors

In evaluating the proposals to be presented at the special meeting, a stockholder should carefully read this proxy statement and especially consider the factors discussed in the section entitled “Risk Factors.”

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified.

Unless otherwise indicated, the information contained in this proxy statement on the market environment, market developments, growth rates, market trends and competition in the markets in which Sentinel and Strike operate is taken from publicly available sources, including third-party sources, or reflects Sentinel’s, or Strike’s estimates that are principally based on information from publicly available sources.

Emerging Growth Company

Sentinel is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. Sentinel intends to take advantage of the benefits of this extended transition period. This may make comparison of Sentinel’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Sentinel will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering, (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which it is deemed to be a large accelerated filer, which means the market value of its shares of Sentinel Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. Upon the consummation of the business combination, StrikeCo will lose its status as an emerging growth company as a result of its year ended December 31, 2017 revenue exceeding $1.07 billion.

SELECTED HISTORICAL FINANCIAL INFORMATION OF SENTINEL

Sentinel is providing the following selected historical financial information to assist you in your analysis of the financial aspects of the business combination.

Sentinel’s statement of operations data for the period from June 5, 2017 (date of inception) to December 31, 2017 and balance sheet data as of December 31, 2017 are derived from Sentinel’s audited financial statements included elsewhere in this proxy statement. Sentinel’s statement of operations data for the nine months ended September 30, 2018, the period from June 5, 2017 (date of inception) to September 30, 2017 and balance sheet data as of September 30, 2018 are derived from Sentinel’s unaudited financial statements included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with Sentinel’s consolidated financial statements and related notes and “Sentinel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of Sentinel.

	For the nine months ended September 30, 2018	For the Period from June 5, 2017 (date of inception) to September 30, 2017	For the Period from June 5, 2017 (date of inception) to December 31, 2017
Statement of Operations Data:
Revenue	—	$—	$—
EXPENSES
General and administrative	1,272,615	16,356	86,384

TOTAL EXPENSES	1,272,615	16,356	86,384

OTHER INCOME
Investment income on Trust Account	3,956,985	—	—

TOTAL OTHER INCOME	3,956,985	—	—

Net income (loss)	2,684,370	$(16,356)	$(86,384)

Two Class Method:
Weighted average number of Class A ordinary shares outstanding — basic and diluted	34,500,000	—	33,723,214

Basic and diluted net income per Class A ordinary share	0.11	$—	$—

Weighted average number of Class B ordinary shares outstanding — basic and diluted	8,625,000	6,375,000	8,625,000

Basic and diluted net income (loss) per Class B ordinary share	(0.11)	$—	$(0.01)

	September 30, 2018 (unaudited)	December 31, 2017
Balance Sheet Data:
Total assets	$349,640,901	$346,075,285
Total liabilities	12,976,141	12,094,890
Total stockholders’ equity	5,000,005	5,000,005

	For the Nine Months Ended September 30, 2018	For the Period from June 5, 2017 (date of inception) through September 30, 2017	For the Period from June 5, 2017 (date of inception) through December 31, 2017
Statement of Cash Flows Data:
Net Cash Used In Operating Activities	$(336,680)	$—	$(249,827)
Net Cash Used In Investing Activities	—	—	(345,000,000)
Net Cash Provided By Financing Activities	—	2,500	346,141,779

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF STRIKE

The following table shows selected historical consolidated financial data for Strike. The financial data as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016 and for the period from January 10, 2015 to December 31, 2015 are derived from Strike’s audited financial statements and related notes that are included elsewhere in this proxy statement. The financial data for the period from January 1, 2015 to January 9, 2015 is derived from Strike’s unaudited consolidated financial data not included elsewhere in this proxy statement. The financial data as of December 31, 2015, 2014 and 2013 and for the years ended December 31, 2014 and 2013 are derived from the unaudited financial statements of Strike that are not included elsewhere in this proxy statement.

The selected historical condensed consolidated financial data as of September 30, 2018 and for the nine months ended September 30, 2018 and September 30, 2017 are derived from Strike’s unaudited condensed consolidated financial statements and related notes that are included elsewhere in this proxy statement. Strike’s management believes that Strike’s unaudited condensed consolidated financial statements have been prepared on a basis consistent with its audited consolidated financial statements and include all normal and recurring adjustments necessary for a fair presentation of the results for each interim period.

The information set forth below is only a summary and it is not necessarily indicative of the results of future operations of Strike, nor does it include the effects of the business combination. Interim financial position and results of operations as of September 30, 2018 and for the nine months ended are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2018. The selected historical consolidated financial statement data provided below is only a summary, and you should read it in conjunction with the audited consolidated financial statements of Strike and the related notes contained in the audited financial statements and related notes, the unaudited condensed consolidated financial statements and notes, and “Strike’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included elsewhere in this proxy statement.

	As of and for the Nine Months Ended (in thousands, except per unit amounts)		As of and for the Years Ended (in thousands, except per unit amounts)		As of and for the (in thousands, except per unit amounts)		As of and for the Years Ended (in thousands, except per unit amounts)
	September 30, 2018	September 30, 2017	2017	2016	Period ended December 31, 2015	Period from January 1 to January 9, 2015	2014	2013
Consolidated statements of operations data:						(unaudited)	(unaudited)	(unaudited)
Revenues	$1,279,194	$925,032	$1,402,524	$748,501	$713,924	$6,447	$674,034	$745,391
Cost of revenues	1,159,485	838,773	1,261,251	670,035	637,324	6,095	588,110	623,704

Gross Profit	$119,709	$86,259	$141,273	$78,466	$76,600	$352	$85,924	$121,687
Payroll and payroll related costs	25,067	28,096	40,168	24,908	24,728	544	21,033	40,388
Depreciation and amortization	18,046	16,914	21,119	19,241	20,027	628	25,236	8,266
General and administrative	28,272	23,926	31,248	23,640	24,337	479	15,031	14,326
(Gain) loss on sale of property and equipment	(1,773)	(2,629)	(6,179)	4,268	(1,749)	—	—	—
Equity based compensation	2,373	2,102	2,850	2,494	2,092	53	936	—
Transaction expenses	2,815	—	—	—	—	—	—	7,345
Interest expense	(31,286)	(26,622)	(37,474)	(13,052)	(11,575)	(293)	(11,033)	(6,299)
Loss on extinguishment of debt	—	—	—	(2,993)	—	—	—	(2,094)
Other income (expense), net	(2)	29	41	562	5	—	—	—

Net income (loss) before taxes	$13,621	$(8,743)	$14,634	$(13,052)	$(4,405)	$(1,645)	$12,654	$42,969
Provision for income taxes	874	637	1,114	714	747	44	978	1,809
Earnings from equity method investment	—	450	100	—	—	—	—	—
Net income (loss)	$12,747	$(8,930)	$13,620	$(12,282)	$(5,152)	$(1,601)	$11,676	$41,160

Weighted average number of units, Founder units — basic and diluted	635,352	635,352	635,352	611,519	591,769
Weighted average number of units, Common units — basic and diluted	28,537	28,537	28,537	11,104	10,938
Net income (loss) per unit, Founder units — basic and diluted	$19.30	$(13.35)	$20.65	$(19.67)	$(8.49)
Net income (loss) per unit, Common units — basic and diluted	$16.93	$(15.70)	$17.49	$(22.96)	$(11.79)
Statement of cash flows data:
Net cash provided by (used in) operating activities	$(31,647)	$18,992	$15,749	$11,996	$44,633		$67,289	$9,343
Net cash provided by (used in) investing activities	$(15,781)	$(27,619)	$(17,081)	$(7,530)	$(19,332)		$(22,702)	$(11,732)
Net cash provided by (used in) financing activities	$36,688	$(7,705)	$(5,867)	$12,859	$(29,729)		$(38,600)	$2,179
Balance sheet data:
Cash and cash equivalents	$948		$11,688	$18,887	$1,560		$5,986	$—
Accounts receivable, net	$241,693		$253,116	$127,639	$129,507		$145,692	$168,864
Total assets	$813,606		$770,140	$603,041	$583,342		$576,976	$591,992
Long-term obligations (1)	$333,119		$253,407	$245,690	$206,556		$247,327	$246,974
Total member’s equity	$264,249		$258,048	$245,930	$247,254		$241,643	$247,150
Other data:
Adjusted EBITDA(2)	$79,557	$47,541	$96,695	$51,222	$46,718		$49,859	$59,628
Further Adjusted EBITDA(2)(3)	$97,460	—	—	—	—		—	—

(1)	Long-term obligations includes long-term portion of notes payable, net of debt issuance costs, and inclusive of long-term capital lease obligations.

(2)	Adjusted EBITDA and Further Adjusted EBITDA are non-GAAP financial measures. See the reconciliation of these measures to net income (loss) on page 195.
(3)

Reflects $17.9 million adjustment, based on Strike management’s estimate, related to a one-time commercial contract settlement that occurred in the third quarter of 2018 in anticipation of the business combination. Sentinel and Strike considered this adjustment relevant in evaluating Strike’s financial results in connection with negotiating the business combination; however, Strike does not intend to present Further Adjusted EBITDA as part of its historical financial results following the consummation of the business combination.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined balance sheet data gives effect to the proposed transaction as if it had occurred on September 30, 2018, while the unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2017 and the nine months ended September 30, 2018 is presented as if the merger had occurred on January 1, 2017. The following summary unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors.” The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the section titled “Unaudited Pro Forma Condensed Combined Financial Statements” and the related notes.

	Assuming no redemption		Assuming maximum redemption
	For the year ended December 31, 2017	For the nine months ended September 30, 2018	For the year ended December 31, 2017	For the nine months ended September 30, 2018
	(in thousands, except per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations
Revenue	$1,402,524	$1,279,194	$1,402,524	$1,279,194
Net income per share - basic and diluted	$0.06	$0.10	$0.14	$0.18
Weighted average shares outstanding - basic and diluted	64,113,928	64,113,928	34,480,980	34,480,980

	As of September 30, 2018
	No Redemption	Maximum Redemption
	(in thousands)
Selected Unaudited Pro Forma Combined Balance Sheet Data
Total assets	$1,066,698	$847,192
Total liabilities	$288,811	$574,831
Total equity	$777,887	$272,361

COMPARATIVE SHARE INFORMATION

The following table sets forth historical comparative share information for Strike and Sentinel and unaudited pro forma combined share information after giving effect to the business combination, assuming (1) that no holders of public shares exercise their redemption rights and (2) the maximum redemption of Sentinel’s common stock subject to possible redemption. The historical information should be read in conjunction with “Selected Historical Financial Information of Sentinel” and “Selected Historical Consolidated Financial Information of Strike,” included elsewhere in this proxy statement and the historical financial statements of Strike and Sentinel included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Strike and Sentinel would have been had the business combination been completed or to project Strike and Sentinel’s results of operations that may be achieved after the business combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Strike and Sentinel would have been had the business combination been completed nor the book value per share for any future date or period.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of Sentinel and Strike, that has been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the business combination had been completed as of the dates indicated or will be realized upon the completion of the business combination.

	Historical		Combined Pro Forma
	Sentinel Energy Services Inc.	Strike, LLC (2)	Assuming No Redemption		Assuming Maximum Redemption
As of and for the nine months ended September 30, 2018:
Book value per share (1)	$0.12	$0.39	$12.13		$7.90
Weighted average number of Class A shares outstanding—basic and diluted	33,723,214		64,113,928		34,480,980
Weighted average number of Class B shares outstanding—basic and diluted	8,625,000		N/A	(4)	N/A	(4)
Net income per share, Class A—basic and diluted	$0.11		$0.10		$0.18
Net income (loss) per share, Class B—basic and diluted	$(0.15)		N/A	(4)	N/A	(4)
Weighted average number of units, Founder units—basic and diluted		635,352
Weighted average number of units, Common units—basic and diluted		28,537
Net income per unit, Founder units—basic and diluted		$19.30
Net income per unit, Common units—basic and diluted		$16.93
As of and for the year ended December 31, 2017:
Book value per share (1)	$0.12	$0.39	N/A	(3)	N/A	(3)
Weighted average number of Class A shares outstanding—basic and diluted	34,500,000		64,113,928		34,480,980
Weighted average number of Class B shares outstanding—basic and diluted	8,625,000		N/A	(4)	N/A	(4)
Net income per share, Class A—basic and diluted	$0.00		$0.06		$0.14
Net income (loss) per share, Class B—basic and diluted	$(0.01)		N/A	(4)	N/A	(4)
Weighted average number of units, Founder units—basic and diluted		635,352
Weighted average number of units, Common units—basic and diluted		28,537
Net income per unit, Founder units—basic and diluted		$20.65
Net income per unit, Common units—basic and diluted		$17.49

(1)	Book value per share = Total stockholders’ (Members') equity/shares (units) outstanding
(2)	Strike is an LLC and as such has units versus shares
(3)	Pro forma balance sheet for year ended December 31, 2017 is not required and as such, no such calculation included in this table
(4)	Pro forma Class B shares have no economic interest in the combined company

TICKER SYMBOLS AND DIVIDEND INFORMATION

Sentinel

Units, Common Stock and Warrants

Sentinel’s units, shares of common stock and warrants are currently listed on The Nasdaq Capital Market under the symbols “STNLU,” “STNL” and “STNLW,” respectively. Sentinel intends to apply to list the shares of StrikeCo Class A common stock and warrants, upon the consummation of the business combination, on the NYSE under the symbols “STRK” and “STRK.W” respectively.

Holders

As of November 21, 2018, there was one holder of record of our units, one holder of record of our shares of Sentinel Class A common stock, three holders of record of our shares of Sentinel Class B common stock and two holders of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, shares of Sentinel Class A common stock and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

Sentinel has not paid any cash dividends on its shares of common stock to date and does not intend to pay any cash dividends prior to the completion of the business combination. The payment of cash dividends in the future will be dependent upon StrikeCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of StrikeCo’s board of directors at such time.

RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before they decide whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement. These risks could have a material adverse effect on the business, results of operations or financial condition of StrikeCo and could adversely affect the trading price of its common stock.

Risks Relating to Strike’s Business and Industry

The markets for oil and gas have been volatile and are likely to continue to be volatile.

Prices for oil and natural gas are subject to large fluctuations in response to changes in supply and demand, as well as market uncertainty and a variety of other factors that are beyond Strike’s control. Lower oil and natural gas prices generally lead to decreased spending by Strike’s customers. During times of lower prices, Strike’s customers may not have the ability to fund capital expenditures for planned projects. Strike’s customers may also be forced to cut back on discretionary spending and maintenance related projects. In addition, Strike’s customers may find it challenging or impossible to pay for services already performed by Strike. If a client fails to pay Strike on a timely basis or defaults in making payments on a project for which Strike has devoted significant resources, Strike may be required to make a working capital investment. Additionally, in some cases, Strike could experience a material decrease in profitability and liquidity if it chooses, or is required, to pay its subcontractors for work performed for customers that fail to pay, or delay paying, for the related work. Any of these factors could have a material adverse effect on Strike’s results of operations, cash flows and liquidity.

Higher oil and natural gas prices generally lead to increased spending by Strike’s customers. However, sustained high energy prices can also be an impediment to overall economic growth and can therefore negatively affect spending by Strike’s customers. Strike’s customers may also require higher returns for individual projects if there is higher perceived risk of price volatility. In addition, Strike’s vehicles and equipment are gasoline powered. An increase in gas prices may negatively affect Strike’s operating costs and lower margins. The price volatility of oil and gas could also make it difficult for Strike’s customers to estimate their demand for Strike’s services. Any factor resulting in a decrease in Strike’s customers spending on Strike’s services could have a material adverse effect on Strike’s results of operations, cash flows and liquidity.

Future disruptions in the U.S. financial and credit markets or increases in the costs of capital could have an adverse effect on Strike’s business.

Future disruptions in the U.S. financial and credit markets or increases in the costs of capital could have an adverse effect on Strike’s business. Uncertain or adverse economic conditions that create volatility in the credit and equity markets could reduce the availability of debt or equity financing for Strike. In addition, if costs of capital were to increase significantly due to a lowering of Strike’s credit rating, prevailing industry conditions, the volatility of capital markets or other factors, Strike may be unable to obtain new financing on acceptable terms, or at all. An adverse event in Strike’s financial performance could limit its future ability to access amounts that may be available under its Amended ABL Credit Agreement and Amended Term Loan Credit Agreement (each as defined below) or even result in a default on outstanding indebtedness. Such defaults or unavailability of alternative funding could materially and adversely affect Strike’s results of operations, cash flows and liquidity as well as reputation.

A substantial portion of Strike’s revenues is dependent on successfully obtaining contracts through the bid process.

A substantial portion of Strike’s revenues is dependent on being awarded customers’ contracts through a bid process. Price is often the principal factor that determines who wins the bid, but other factors such as governmental approvals, financing contingencies, commodity prices, environmental conditions, reputation, quality and overall market and economic conditions are also considered. Strike may not be successful due to, among other things, a potential customer’s perception of its ability to perform the work or the availability of certain crews for highly complex projects.

The competitive environment Strike operates in makes being awarded projects unpredictable. In addition, the bid process is often complex and involves lengthy negotiations and bidding processes. If Strike is unsuccessful in winning bids, or if the ability to win such projects requires the acceptance of lower margins, Strike’s financial condition, results of operations and cash flows could be materially and adversely affected.

Strike’s business faces significant competition in the markets it serves.

Strike’s business competes with other companies in the markets in which it operates, including numerous small, owner-operated private companies servicing local markets and some public companies and several large regional companies servicing regional and national markets. Strike also faces competition from existing and prospective customers that employ in-house personnel to perform some of the services Strike provides. Relatively few barriers prevent entry into the markets in which Strike operates, and as a result, any organization that has adequate financial resources and access to technical expertise may become one of Strike’s competitors.

Some of Strike’s competitors have significant financial, technical and marketing resources. Strike cannot be certain that its competitors do not have or will not develop the expertise, experience and resources to provide services that are superior in both price and quality to Strike’s services. In addition, certain of Strike’s competitors may have lower overhead cost structures, and therefore may be able to provide the desired services at lower rates than Strike.

Some of the markets for Strike’s services and products are characterized by continual technological developments to provide better and more reliable performance and services. Unlike some of its competitors, Strike may not be able to design, develop and produce commercially competitive products or to implement such services in a timely manner in response to changes in the market, customer requirements or technology trends. A failure to keep up with competitors may result in Strike’s inability to maintain its competitive position within the industry or maintain its current customer base.

The failure to properly manage projects or project delays could result in additional costs or claims, which could have a material adverse effect on Strike’s operating results, cash flows and liquidity.

Several of Strike’s engagements involve large-scale, complex projects involving the construction of major pipelines and major facilities over extended time periods. The success and benefits of these projects depend in large part on Strike’s ability to manage its client relationships and manage the project itself. To properly manage a project, Strike must timely deploy appropriate resources, including third-party contracts and subcontractors as well as its own personnel. For example, Strike maintains a workforce based upon current and anticipated workloads. Strike could incur significant costs and reduced profitability from underutilization of its workforce if its projects are delayed, or not awarded, or if there is a significant reduction in the level of services it provides. In addition, Strike could incur significant costs or fail to meet deadlines if it underestimates the workforce needed for a particular project. Strike’s results of operations, cash flows and liquidity could be adversely affected if it miscalculates the resources or time needed to complete a project.

Strike may also recognize adverse effect due to operational delays. These operational delays could include delays on a particular project due to local opposition, including political and social activism, injunctive actions or public protests related to the siting of oil, natural gas, or other facilities. Such operational delays could adversely affect Strike’s project margins. These operational delays could also include delays in designs, engineering information or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from a customer’s failure to timely obtain permits or rights-of-way or to meet other requirements, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond Strike’s control. These operational delays may result in cancellations or deferrals of project work, which could lead to a decline in revenue, or, for project deferrals, which could cause Strike to incur costs for standby pay, and could lead to personnel shortages on other projects scheduled to commence at a later date.

Strike’s failure to properly manage projects may result in missed deadlines. A failure to meet deadlines may require Strike to share in cost overages or pay liquidated damages, which could adversely affect its results of operations, cash flows and liquidity. Further, any defects or errors, or failures to meet customers’ expectations, could result in large damage claims against Strike. Due to the substantial cost of, and potentially long lead-times necessary to acquire, certain of the materials and equipment used in Strike’s complex projects, damage claims could substantially exceed the amount Strike can charge for its associated services.

Strike recognizes revenue for certain projects using the percentage-of-completion method of accounting; therefore, variations of actual results from Strike’s assumptions could reduce its profitability.

Strike recognizes a portion of its revenue from fixed price contracts, as well as for certain projects pursuant to master and other service agreements, using the percentage-of-completion method of accounting, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The percentage-of-completion method, therefore, relies on estimates of total expected contract costs. Contract revenue and total cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contract revenues or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management’s reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period that Strike’s estimates indicate such a loss. Such adjustments could result in reduced profitability, which could negatively affect Strike’s results of operations.

Strike’s failure to comply with the regulations of OSHA and other state and local agencies that oversee safety compliance could reduce Strike’s revenue, profitability and liquidity.

Some of Strike’s operations are inherently dangerous and subject to extensive laws and regulations relating to the maintenance of safe conditions in the workplace. The Occupational Safety and Health Act of 1970, as amended (the “Occupational Safety and Health Act”), establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration (“OSHA”) and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to Strike’s operations. Strike has taken and will continue to take steps, including capital and operating expenditures, to comply with the Occupational Safety and Health Act and other state and local laws and regulations. Failure to comply with the Occupational Safety and Health Act and other state and local laws and regulations could result in penalties and fines in the future, including, in extreme cases, criminal sanctions for failure to comply.

Amounts included in Strike’s backlog may not result in actual revenue or translate into profits. Strike’s backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.

Strike had a backlog of signed contracts, agreements, and recurring master service agreements of $1.51 billion at December 31, 2017 and $1.30 billion at September 30, 2018. Backlog is the amount of revenue expected to be realized by Strike on its uncompleted contracts, consisting of the portion of revenue relating to work to be performed on contracts, including new contractual agreements on which work has not begun. Backlog also includes eighteen months of projected revenue related to master service agreements or other service contracts, none of which require Strike’s customers to purchase a minimum amount of services and are cancelable on short notice or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and customer communications. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, Strike has occasionally experienced postponements, cancellations and reductions in expected future work due to market volatility, regulatory changes, changes in Strike’s customers’ spending plans or other factors. There can be no assurance as to the accuracy of the estimates. As a result, Strike’s backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in backlog may not be profitable. If backlog fails to materialize, Strike’s results of operations, cash flows and liquidity would be materially and adversely affected.

Strike derives a significant portion of its revenue from master service agreements and other long-term contracts that may be canceled on short notice or no advance notice by its customers and do not guarantee a specific quantity of work.

During the fiscal year ended December 31, 2017, Strike derived approximately 44.5% of its revenue from master service agreements or other long-term service contracts. The majority of these contracts are cancelable at the option of Strike’s customers with relatively short notice or no advance notice. In addition, Strike’s customers generally have no obligation to provide Strike with a minimum amount of work under these agreements. This makes estimating expenditures by customers difficult as work is not assured until a definitive work order is placed with Strike and the work completed. Furthermore, Strike’s customers generally require competitive bidding of these contracts upon expiration of their terms. Strike may not be able to renew a contract if its competitors reduce their prices and underbid to procure business. Failure to renew these contracts could reduce Strike’s profitability and cash flows.

Strike’s business may be affected by difficult work sites and environments and adverse weather conditions, which could cause delays and/or increase its costs and reduce profitability.

Strike conducts its operations in challenging and hard to reach terrain and difficult site conditions where delivery of materials and availability of labor may be affected. In addition, Strike’s operations may be materially affected by adverse weather conditions in areas where it operates. Severe weather, such as hurricanes, high winds and seas, blizzards, flooding, heavy rainfall and extreme temperatures may cause the evacuation of personnel, curtailment of services, suspension of operations, inability to deliver materials to jobsites in accordance with contract schedules, loss of or damage to equipment and facilities and reduced productivity. Weather changes can materially change work site conditions after initial inspection and bid submittal. In addition, variations from normal weather patterns can have a significant impact on the demand for oil and natural gas, thereby reducing demand for Strike’s services and equipment.

Performing operations in such conditions can result in project delays or cancellations, potentially causing Strike to incur additional unanticipated costs, reductions in revenue or the payment of liquidated damages. In some cases, delays and additional costs may be substantial, and Strike may be required to cancel a project and/or compensate the customer for the delay. Strike may not be able to recover any such costs. Any such delays or cancellations or errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could also negatively affect Strike’s reputation or relationships with its customers, which could adversely affect its ability to secure new contracts.

Acquisitions involve risks that could negatively affect Strike’s operating results, cash flows and liquidity.

Strike has made, and in the future may continue to make, strategic acquisitions and investments. Strike tries to evaluate companies that it believes will strategically fit into its business and growth objectives. For example, in December 2016, Strike acquired Crossfire, LLC (“Crossfire”), making Strike one of the largest service providers in the Permian Basin and solidifying its presence in the Four Corners and Rocky Mountain regions. If Strike is unable to successfully integrate and develop acquired businesses it could fail to achieve anticipated synergies and cost savings, including any expected increases in revenues and operating results, which could have a material adverse effect on its financial results.

Strike may not be able to identify suitable acquisition or strategic investment opportunities, or may be unable to obtain the required consent of its lenders and, therefore, may not be able to complete such acquisitions or strategic investments. Strike may incur expenses associated with sourcing, evaluating and negotiating acquisitions (including those that do not get completed), and Strike may also pay fees and expenses associated with financing acquisitions to investment banks and other advisors. Any of these amounts may be substantial, and together with the size, timing and number of acquisitions Strike pursues, may negatively affect and cause significant volatility in its financial results.

In addition, Strike has assumed, and may in the future assume, liabilities of the company it is acquiring. While Strike retains third-party advisors to consult on potential liabilities related to these acquisitions, there can be no assurances that all potential liabilities will be identified or known to Strike. If there are unknown liabilities or other obligations, Strike’s business could be materially affected.

Certain adverse conditions may require, and future conditions might require, Strike to make substantial write-downs in its assets, which would adversely affect Strike’s balance sheet and results of operations.

Strike reviews its long-lived tangible and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Strike also tests its goodwill and indefinite-lived intangible assets for impairment at least annually on December 31, or when events or changes in the business environment indicate that the carrying value of a reporting unit may exceed its fair value. Based on those results, no impairments were recorded to Strike’s goodwill or other indefinite-lived intangible assets as of and for the year ended December 31, 2017. If conditions in any of the businesses in which Strike competes were to deteriorate, it could determine that certain of its assets were impaired, and it would then be required to write-off all or a portion of its costs for such assets. Any significant write-offs would adversely affect Strike’s balance sheet and results of operations.

Legal or other administrative proceedings could have a material adverse effect on Strike’s operations or results of operations.

In the ordinary course of Strike’s business, it is involved in various legal and other administrative proceedings involving claims arising from its operations. A significant adverse result, or multiple adverse results involving similar issues, could require Strike to pay significant amounts or to change the manner in which it does business, which could have a material adverse effect on its operations or results of operations.

Strike’s failure to comply with laws and regulations regarding health, safety and protection of the environment could result in significant liabilities or harm its reputation.

Strike’s operations are subject to stringent laws and regulations relating to protection of natural resources, clean air, drinking water, wetlands, endangered species, greenhouse gases, the environment, health and safety, chemical use and storage, waste management, and transportation of hazardous and non-hazardous materials. These laws and regulations subject Strike to risks of environmental liability. Some environmental laws and regulations may impose strict liability, joint and several liability or both. Strict liability means that Strike could be exposed to liability as a result of Strike’s conduct that was lawful at the time it occurred, or the conduct of or conditions caused by third parties without regard to whether Strike caused or contributed to the conditions. Sanctions for noncompliance with environmental laws and regulations could result in fines and penalties (administrative, civil or criminal), revocations of permits, expenditures for remediation, and issuance of corrective action orders, and actions arising under these laws and regulations could result in liability for property damage, exposure to waste and other hazardous materials, nuisance or personal injuries. Such claims or sanctions could cause Strike to incur substantial costs or losses and could have a material adverse effect on Strike’s business, financial condition, reputation, and results of operations.

Existing or future laws and regulations related to greenhouse gases and climate change could have a negative effect on Strike’s business and may result in additional compliance obligations with respect to the release, capture, and use of carbon dioxide that could have a material adverse effect on Strike’s business, results of operations, and financial condition.

Changes in environmental requirements related to greenhouse gases and climate change may negatively affect demand for Strike’s services. For example, oil and natural gas exploration and production may decline as a result of environmental requirements, including land use policies responsive to environmental concerns. Local, state, and federal agencies have been evaluating climate-related legislation and other regulatory initiatives that would restrict emissions of greenhouse gases in areas in which Strike conducts business. Because a portion of Strike’s business depends on the level of activity in the oil and natural gas industry, existing or future laws and regulations related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative effect on Strike’s business if such laws or regulations reduce demand for oil and natural gas. Likewise, such restrictions may result in additional compliance obligations with respect to the release, capture, sequestration, and use of carbon dioxide or other gases that could have a material adverse effect on Strike’s business, results of operations, and financial condition.

Strike’s customers face stringent regulatory and environmental requirements and permitting processes that could result in delays and/or cancellations of current or planned future projects that could materially and adversely affect Strike.

Many of Strike’s customers face stringent regulatory and environmental requirements and permitting processes, including governmental regulations and policies pertaining to the exportation, exploration, production, development and transportation of oil and natural gas, as well as environmental laws, climate change initiatives, and effects of political or social activism. Failure on the part of Strike’s customers to properly navigate the regulatory and environmental requirements could result in delays and/or cancellations of current or planned future projects. Furthermore, environmental laws applicable to Strike’s customers, including laws regulating the energy industry, and the interpretation and enforcement of these laws, are constantly evolving, making it difficult to predict the effect changes in these environmental laws, or their interpretation, may have upon current or planned future projects. In addition, there may be additional unforeseen factors affecting Strike’s customers such as government shutdowns or understaffing at applicable state and federal agencies that could result in unforeseen delays despite compliance with these environmental and regulatory laws. A delay or cancellation could materially and adversely affect Strike’s results of operations, cash flows and liquidity.

Strike may be unable to employ a sufficient number of key employees, technical personnel and other skilled or qualified workers.

The delivery of Strike’s services and products require personnel with specialized skills and experience who can perform labor intensive and physically demanding work. At times of low unemployment in the areas Strike serves, it can be difficult for Strike to find qualified and affordable personnel. As a result of the volatility in the markets in which Strike operates and the demanding nature of the work, workers may choose to pursue employment with Strike’s competitors or in fields that offer a more desirable work environment. Strike’s ability to be productive and profitable will depend upon its ability to employ and retain skilled workers. In addition, its ability to further expand its operations according to geographic demand for its services depends in part on its ability to relocate or increase the size of its skilled labor force. The demand for skilled workers in Strike’s areas of operations can be high, the supply may be limited and Strike may be unable to relocate its employees from areas of lower utilization to areas of higher demand. A significant increase in the wages paid by competing employers could result in a reduction of Strike’s skilled labor force, increases in the wage rates that Strike must pay, or both. Furthermore, a significant decrease in the wages paid by Strike or its competitors as a result of reduced industry demand could result in a reduction of the available skilled labor force, and there is no assurance that the availability of skilled labor will improve following a subsequent increase in demand for Strike’s services or an increase in wage rates. If any of these events were to occur, Strike’s capacity and profitability could be diminished and its growth potential could be impaired.

Strike also depends heavily on the efforts of executive officers, managers and other key employees to manage its operations. The unexpected loss or unavailability of key members of management or technical personnel may have a material adverse effect on its business, financial condition, prospects, or results of operations.

Failure to maintain relationships with Strike’s subcontractors or failure for Strike’s subcontractors to satisfy their obligations may have a material adverse effect on Strike’s results of operations, cash flows and liquidity.

Strike employs subcontractors at various locations to perform work on some of its projects. The use of subcontractors decreases Strike’s control over the performance and quality of work. There is also a risk that Strike may have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform. These risks could adversely affect Strike’s profitability and business reputation. In addition, the absence of qualified subcontractors with whom Strike has satisfactory relationships could adversely affect Strike’s ability to perform under some of its contracts, or the quality of the services it provides.

Strike may be subject to risks relating to its information technology systems.

Strike relies on information technology systems to process, transmit and store electronic information and manage and operate its business. A breach in cyber security could expose Strike, its customers, its suppliers and its employees to risks of misuse of confidential information. A breach could also result in manipulation and destruction of data, production downtimes and operations disruptions, which in turn could adversely affect Strike’s reputation, competitive position, business or results of operations. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means.

In addition, from time to time Strike may implement new technology systems or replace and/or upgrade its current information technology systems. These upgrades or replacements may not improve Strike’s productivity to the levels anticipated and may subject it to inherent costs and risks associated with implementing, replacing and updating these systems, including potential disruption of Strike’s internal control structure, substantial capital expenditures, demands on management’s time and other risks of delays or difficulties in transitioning to new systems or of integrating new systems into other existing systems. Strike’s inability to prevent information technology system disruptions or to mitigate the impact of such disruptions could have an adverse effect on Strike.

Strike’s business is subject to physical hazards that could result in substantial liabilities and weaken its financial condition.

Strike’s operations are subject to hazards inherent in the oil and gas industry that may lead to property damage, personal injury, death or discharge of hazardous materials into the environment. Many of these events are outside Strike’s control. Construction projects undertaken by Strike expose its employees to pipelines carrying potentially explosive or toxic materials, heavy equipment, mechanical failures, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. If serious accidents or fatalities occur, or if Strike’s safety records were to deteriorate, Strike may be restricted from bidding on certain work and obtaining new contracts and certain existing contracts could be terminated. In addition, the occurrence of accidents in Strike’s business could result in significant liabilities, employee turnover, increase the costs of Strike’s projects, or harm Strike’s ability to perform under its contracts or enter into new customer contracts, all of which could materially adversely affect Strike’s revenue, profitability and liquidity.

Indemnification obligations may increase Strike’s overall risk exposure as well as disrupt its operations. In addition, indemnification obtained by Strike may not cover all of its costs owed.

Some of Strike’s contracts require that it assume the environmental risk of site conditions and require that it indemnify its customers for any damages, including environmental damages, or bodily injury incurred in connection with its projects. In addition, Strike generally indemnifies its customers for claims related to the services it provides and actions it takes under contracts. Indemnification obligations may increase Strike’s overall risk exposure as well as disrupt its operations in the event an indemnification obligation arises.

In certain instances, Strike has obtained indemnification or covenants from third parties (including predecessors or lessors) for such clean-up and other obligations and liabilities. However, such third-party indemnities or covenants may not cover all of Strike’s costs and the indemnitors may not pay amounts owed to Strike, and such unanticipated obligations or liabilities, or future obligations and liabilities, may have a material adverse effect on Strike’s business, financial condition, results of operations and cash flows.

Recently enacted comprehensive U.S. tax reform legislation may adversely affect Strike.

On December 22, 2017, the legislation commonly known as the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) was signed into law, making substantial changes to U.S. tax law, including a reduction in the corporate tax rate, a limitation on deductibility of interest expense, a limitation on the use of net operating losses to offset future taxable income, the allowance of immediate expensing of capital expenditures, and deemed repatriation of foreign earnings. Strike expects this legislation to have significant effects on it, some of which may be adverse. The magnitude of the net impact remains uncertain at this time and is subject to any other regulatory or administrative developments, including any regulations or other guidance promulgated by the U.S. Internal Revenue Service (the “IRS”).

Strike depends on particular suppliers and is vulnerable to product shortages and price increases.

Some of the materials that Strike uses in its operations are obtained from a limited number of suppliers. Strike’s reliance on these suppliers involves several risks, including price increases, inferior quality and a potential inability to obtain an adequate supply in a timely manner. Strike does not have long-term contracts with most of these sources, and the partial or complete loss of certain of these sources could have a negative effect on its results of operations and could damage its customer relationships. Further, a significant increase in the price of one or more of these materials could have a negative impact on Strike’s results of operations. While Strike believes it can increase its prices to adjust for some price increases in commodities, there can be no assurance that price increases of commodities, if they were to occur, would be recoverable.

Strike depends on a core group of customers.

During the year ended December 31, 2017, Strike recognized contract revenue from two customers totaling approximately $701.6 million, or 50% of total contract revenues. If one or both of these customers experience a prolonged period of adverse demand, depressed business activity or financial distress, or if either of these customers breaches or seeks relief from its contractual obligations under its agreements with Strike or if any of these customer relationships otherwise end or materially deteriorate and such lost business is not successfully replaced, Strike’s financial position, results of operations and cash flows could be adversely affected.

Substantial defaults by Strike’s customers on its accounts receivable could have a significant impact on Strike’s business, results of operations, financial condition or liquidity.

A significant portion of Strike’s working capital consists of accounts receivable. Strike’s accounts receivable was $360.4 million and $396.6 million as of December 31, 2017 and September 30, 2018, respectively. If entities responsible for a significant amount of these accounts receivable were to cease doing business, direct their business elsewhere, become insolvent or unable to pay the amount they owe Strike, or were to become unwilling or unable to make such payments in a timely manner, Strike’s business, results of operations, financial condition or liquidity could be adversely affected. An economic or industry downturn could adversely affect the collectability of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations.

Strike has outstanding debt obligations that could limit its ability to fund future growth and operations and increase its exposure to risk during adverse economic conditions.

As of September 30, 2018, Strike had $34.0 million outstanding under its Amended ABL Credit Agreement (as defined below) and $300.2 million outstanding under its Amended Term Loan Credit Agreement (as defined below). In addition, Strike had approximately $0.7 million of letters of credit outstanding under its Amended ABL Credit Agreement. Strike’s existing debt and associated commitments may have important adverse consequences. For example, the current level of indebtedness could:

•	make it more difficult for Strike to satisfy its contractual obligations;

•	decrease Strike’s liquidity position;

•	increase Strike’s vulnerability to general adverse economic and industry conditions;

•	limit Strike’s ability to borrow additional funds in the future or refinance on terms favorable to Strike;

•	limit Strike’s ability to fund future working capital, capital expenditures, acquisitions or other corporate requirements;

•	limit Strike’s flexibility in planning for, or reacting to, changes in Strike’s business and industry; and

•	place Strike at a disadvantage compared to its competitors that have less debt or less restrictive covenants in such debt.

Strike’s indebtedness exposes it to affirmative and negative covenants. For example, the Amended ABL Credit Agreement requires Strike and its restricted subsidiaries to maintain a fixed charge coverage ratio of at least 1.0 to 1.0 as of each fiscal quarter while a trigger period (as described in the Amended ABL Credit Agreement) is in effect. Strike’s indebtedness also exposes it to interest rate risk. If interest rates increase, Strike’s debt service obligations on its variable rate indebtedness will increase even though the amount borrowed remains the same. In addition, Strike’s net income and cash flows, including cash available to service its indebtedness, will correspondingly decrease.

Strike’s indebtedness is secured by substantially all of the assets of the borrowers thereunder and other guarantors. The terms of Strike’s indebtedness contain customary events of default and covenants. If an event of default occurs and continues, the lenders may be permitted to terminate their commitments and accelerate all obligations and exercise other rights and remedies. For additional information on the Amended ABL Credit Agreement and the Amended Term Loan Credit Agreement see the section entitled “Strike’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

Strike may be unable to compete for or work on certain projects if it is unable to obtain sufficient bonding capacity to support certain service offerings. In addition, the amount of performance and surety bonds could reduce availability under Strike’s Amended ABL Credit Agreement and Amended Term Loan Credit Agreement (each as defined below).

Strike is required to obtain performance bonds for some of its contracts. The amount of performance bonds Strike is required to obtain fluctuates between contracts. If Strike is unable to renew or obtain a sufficient level of bonding capacity in the future, it may be precluded from being able to bid for certain contracts or successfully contract with certain customers. Under standard terms in the surety market, sureties issue bonds on a project-by-

project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. If Strike were to experience an interruption or reduction in the availability of bonding capacity as a result of these or any other reasons, it may be unable to compete for or work on projects that require bonding. Strike may also be required to post letters of credits in connection with the bonds or pursuant to contracts with third parties, which could reduce borrowing availability under Strike’s Amended ABL Credit Agreement and Amended Term Loan Credit Agreement (each as defined below).

Strike leases a majority of its properties and equipment, which subject it to ongoing payment obligations and compliance with certain covenants.

As of September 30, 2018, Strike leased 62 properties to run its operations. Strike’s lease obligations have terms ranging from month-to-month to 13 years, expiring through December 31, 2027. Under these leases, Strike is obligated to make lease payments in the amount of $2.1 million for the remainder of 2018 (which includes amounts covered under month-to-month leases), $6.5 million for 2019, $4.9 million for 2020 and $16.3 million beyond 2020. If Strike is unable to make such rent payments or comply with the other covenants contained in the leases, the respective landlord could take certain actions against it, up to and including termination of the respective lease. In addition, Strike may be unable to renew such leases or find acceptable alternative lease locations. Any such event could have an adverse impact on Strike’s business, results of operations or financial conditions.

In addition to leases for real property, Strike also leases a significant amount of its equipment assets. As of September 30, 2018, Strike leased $321.4 million of equipment. Under these equipment leases, Strike is obligated to make lease payments in the amount of $16.8 million for the remainder of 2018, $49.2 million for 2019, $31.7 million for 2020 and $13.6 million beyond 2020. Strike’s equipment lease obligations have terms ranging from month-to-month to 5 years. Failure to make lease payments or comply with the other covenants contained in the leases could result in monetary damages, repossession, and the inability to obtain equipment on favorable terms in the future.

Risks Relating to Sentinel and the Business Combination

Directors of Sentinel have potential conflicts of interest in recommending that securityholders vote in favor of approval of the business combination and approval of the other proposals described in this proxy statement.

When considering Sentinel’s board of directors’ recommendation that its stockholders vote in favor of the approval of the business combination, Sentinel’s stockholders should be aware that directors and executive officers of Sentinel have interests in the business combination that may be different from, or in addition to, the interests of Sentinel’s stockholders. These interests include:

•	the continuation of five directors, including two current independent directors, of Sentinel as members of the board of directors of StrikeCo;

•

the repayment of loans made by, and the reimbursement of out-of-pocket expenses incurred by, certain officers or directors or their affiliates in the aggregate amount of approximately $1,500,000 (which right to receive such repayment in the form of warrants was waived in connection with entering into the Voting and Support Agreement); and

•	the continued indemnification of former and current directors and officers of Sentinel and the continuation of directors’ and officers’ liability insurance after the business combination.

In addition, certain of Sentinel’s founders, directors and entities affiliated with certain of Sentinel’s directors and executive officers, own shares of Sentinel common stock that were issued prior to Sentinel’s initial public offering. Such purchasers have waived their right to receive distributions with respect to the shares of Sentinel Class B common stock held by them upon Sentinel’s liquidation which will occur if we are unable to complete an initial business combination by November 7, 2019. Accordingly, the shares of Sentinel Class B common stock will be worthless if Sentinel is forced to liquidate. In addition, in the event of Sentinel’s liquidation, Sentinel’s warrants, including the private placement warrants held by certain of Sentinel’s directors and executive officers, will expire worthless. These financial interests of the founders, officers and directors and entities affiliated with them may have influenced their decision to approve the business combination. You should consider these interests when evaluating the business combination and the recommendation of Sentinel’s board of directors to vote in favor of the business combination proposal and other proposals to be presented to the stockholders.

Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Sentinel has conducted due diligence on Strike, Sentinel cannot assure you that this diligence revealed all material issues that may be present in their respective businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Sentinel’s or Strike’s control will not later arise. As a result, StrikeCo may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that StrikeCo reports charges of this nature could contribute to negative market perceptions about StrikeCo or its securities. In addition, charges of this nature may cause StrikeCo to violate net worth or other covenants to which it may be subject. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The Warrants will become exercisable for shares of StrikeCo’s Class A common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to StrikeCo’s stockholders.

Following the business combination, StrikeCo will have 11,500,000 outstanding warrants to purchase 11,500,000 shares of common stock at an exercise price of $11.50 per whole share, which warrants will become exercisable 30 days following the Closing. Only whole warrants are exercisable. In addition, there will be 5,933,333 private placement warrants outstanding exercisable for 5,933,333 shares of common stock at an exercise price of $11.50 per share. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of StrikeCo common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of StrikeCo’s Class A common stock.

If our stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A common stock for a pro rata portion of the trust account.

Holders of public shares are not required to affirmatively vote against the business combination proposal in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. To exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent by     a.m., Central Time, on                , 2019. Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

StrikeCo will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders (1) to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous to do so, (2) to sell the warrants at the then-current market price when the holder might otherwise wish to hold your warrants or (3) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The private placement warrants are not redeemable by us so long as they are held by the Sponsor or its permitted transferees.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of Sentinel’s securities prior to the Closing may decline. The market values of Sentinel’s securities at the time of the business combination may vary significantly from their prices on the date the Transaction Agreement were executed, the date of this proxy statement, or the date on which our stockholders vote on the business combination. Because the number of shares to be issued pursuant to the Transaction Agreement will not be adjusted to reflect any changes in the market price of Sentinel’s common stock, the market value of StrikeCo common stock issued in the business combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the business combination, fluctuations in the price of StrikeCo’s securities could contribute to the loss of all or part of your investment. Prior to the business combination, there has not been a public market for the stock of StrikeCo and trading in Shares of Sentinel Class A common stock has not been active. Accordingly, the valuation ascribed to StrikeCo in the business combination may not be indicative of the price that will prevail in the trading market following the business combination. If an active market for our securities develops and continues, the trading price of our securities following the business combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of StrikeCo’s securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning StrikeCo or the industries in which StrikeCo operates in general;

•	operating and stock price performance of other companies that investors deem comparable to StrikeCo;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving StrikeCo;

•	changes in StrikeCo’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A common stock available for public sale;

•	any major change in our board or management;

•	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to StrikeCo could depress our stock price regardless of our business, prospects, financial conditions, or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Sentinel’s initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrant holders, which may influence a vote on the business combination and reduce the public “float” of our Class A common stock.

Sentinel’s initial stockholders, directors, officers, advisors or their affiliates may purchase shares or public warrants in privately negotiated transactions or in the open market either before or following the completion of the business combination, although they are under no obligation to do so. There is no limit on the number of shares Sentinel’s initial stockholders, directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

In the event that Sentinel’s initial stockholders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in the Transaction Agreement that requires us to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the initial business combination. Any such purchases of our securities may result in the completion of the business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing, or trading of our securities on a national securities exchange.

Sentinel’s initial stockholders have agreed to vote in favor of the business combination, regardless of how our public stockholders vote.

Our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after Sentinel’s initial public offering, in favor of the business combination. The initial stockholders own on an as-converted basis, approximately 20% of our outstanding shares prior to the business combination. Accordingly, it is more likely that the necessary stockholder approval for the business combination will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

If Strike fails to maintain an effective system of internal controls, it may not be able to accurately report its financial results.

Strike is currently a private company. Following the consummation of the business combination, Strike will be required to comply with Section 404 of the Sarbanes-Oxley Act, which requires, among other things, Strike to evaluate annually the effectiveness of its internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K, commencing with StrikeCo’s annual report for the year ending December 31, 2018 in accordance with applicable SEC guidance. Effective internal controls are necessary for Strike to provide reliable financial reports and to help prevent fraud. Strike’s management and other personnel will be required to devote a substantial amount of time to these compliance requirements. Moreover, these rules and regulations increase legal and financial compliance costs and make some activities more time-consuming and costly. Despite best efforts, Strike cannot be certain that it will be able to maintain adequate controls over its financial processes and reporting in the future or that Strike will be able to comply with its obligations under Section 404 of the Sarbanes-Oxley Act.

Even if we consummate the business combination, there can be no assurance that the warrants will be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding warrants is $11.50 per share of common stock. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

If Sentinel is unable to complete the business combination with Strike or another business combination by November 7, 2019 (or such later date as Sentinel stockholders may approve), Sentinel will cease all operations except for the purpose of winding up, dissolving and liquidating. In such event, third parties may bring claims against Sentinel and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of Sentinel’s Existing Charter, Sentinel must complete the business combination with Strike or another business combination by November 7, 2019 (or such later date as Sentinel stockholders may approve), or Sentinel must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against Sentinel. Although Sentinel has obtained waiver agreements from certain vendors and service providers (other than our independent auditors) it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of Sentinel’s public stockholders.

The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (1) $10.00 per public share and (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay taxes, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of our company. The Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Sentinel’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.00 per public share and (2) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Sentinel’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While Sentinel currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to Sentinel, it is possible that Sentinel’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If Sentinel’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to Sentinel’s public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Sentinel’s stockholders may be held liable for claims by third parties against Sentinel to the extent of distributions received by them.

If Sentinel is unable to complete the business combination with Strike or another business combination within the required time period, Sentinel will cease all operations except for the purpose of winding up, liquidating and dissolving, subject to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Sentinel cannot assure you that it will properly assess all claims that may be potentially brought against Sentinel. As such, Sentinel’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Sentinel cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Sentinel.

If Sentinel is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Sentinel’s stockholders. Furthermore, because Sentinel intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete an initial business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, Sentinel’s board of directors may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and the company to claims of punitive damages, by paying public stockholders from the trust account before addressing the claims of creditors. Sentinel cannot assure you that claims will not be brought against it for these reasons.

High levels of redemptions may hinder or prevent the post-combination company from executing its operations strategy.

The management of Strike and Sentinel have made certain assumptions when modeling their expectations of the operations and strategy of the post-business combination company. If a larger number of shares are submitted for redemption than assumed by the management of Strike and Sentinel, the post-combination company may not be able to execute on its operations strategy. For example, in connection with the consummation of the business combination, Strike intends to pay off existing indebtedness under its existing facilities. A high level of redemptions will negatively impact the amount of funds remaining in Sentinel’s trust account and therefore would limit the amount of funds available to pay down Strike’s indebtedness. Failure to discharge Strike’s indebtedness could limit flexibility of the post-combination company.

The ability of stockholders to exercise redemption rights with respect to a large number of shares could increase the probability that the business combination would be unsuccessful and that stockholders would have to wait for liquidation to redeem their stock.

At the time we entered into the agreements for the business combination, we did not know how many stockholders will exercise their redemption rights, and therefore we structured the business combination based on our expectations as to the number of shares that will be submitted for redemption. The agreements with Strike relating to the business combination require us to have sufficient cash available to pay the Minimum Cash Amount. If a larger number of shares are submitted for redemption than we initially expected, this could lead to a lack of liquidity, which could impair StrikeCo’s ability to fund its operations and adversely affect its business, financial condition and results of operations.

The unaudited pro forma condensed combined financial information included in this proxy statement may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The business combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

The completion of the business combination is subject to a number of conditions. The completion of the business combination is not assured and is subject to risks, including the risk that approval of the business combination by Sentinel’s stockholders is not obtained or that there are not sufficient funds in the trust account, in each case subject to certain terms specified in the Transaction Agreement (as described under “The Transaction Agreement — Conditions to the Closing of the Business Combination”), or that other closing conditions are not satisfied. If Sentinel does not complete the business combination, it could be subject to several risks, including:

•	the parties may be liable for damages to one another under the terms and conditions of the Transaction Agreement;

•

negative reactions from the financial markets, including declines in the price of Sentinel’s shares due to the fact that current prices may reflect a market assumption that the business combination will be completed; and

•

the attention of our management will have been diverted to the business combination rather than our own operations and pursuit of other opportunities that could have been beneficial to that organization.

There can be no assurance that our Class A common stock that will be issued in connection with the business combination will be approved for listing on the NYSE following the Closing, or that we will be able to comply with the continued listing standards of the NYSE.

Sentinel intends to apply to list the shares of StrikeCo Class A common stock and warrants, upon the consummation of the business combination, on the NYSE. StrikeCo’s continued eligibility for listing may depend on the number of our shares that are redeemed. If, after the business combination, the NYSE delists the Class A common stock from trading on its exchange for failure to meet the listing standards, StrikeCo and its stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for its securities;

•

a determination that its Class A common stock is a “penny stock,” which will require brokers trading in its Class A common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its Class A common stock;

•	a limited amount of analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

If Sentinel is not able to complete the business combination with Strike or another business combination by November 7, 2019 (or such later date as Sentinel stockholders may approve), Sentinel would cease all operations except for the purpose of winding up and Sentinel would redeem its public shares and liquidate the trust account, in which case its public stockholders may only receive approximately $10.00 per share and our warrants will expire worthless.

Sentinel’s Existing Charter state that it must complete its initial business combination by November 7, 2019. If Sentinel has not completed the business combination with Strike by then or another business combination by November 7, 2019 (or such later date as our stockholders may approve), Sentinel will: (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of Sentinel’s remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, Sentinel’s public stockholders may only receive approximately $10.00 per share and our warrants will expire worthless.

SPECIAL MEETING

General

Sentinel is furnishing this proxy statement to Sentinel’s stockholders as part of the solicitation of proxies by Sentinel’s board of directors for use at the special meeting to be held on                , 2019, and at any adjournment thereof. This proxy statement is first being furnished to Sentinel’s stockholders on or about                , 2019 in connection with the vote on the proposals described in this proxy statement. This proxy statement provides Sentinel’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting will be held on                , 2019, at        a.m., Central Time, at the offices of Winston & Strawn LLP, at 2121 North Pearl Street, Suite 900, Dallas, Texas 75201.

Purpose of the Sentinel Special Meeting

At the special meeting, Sentinel is asking holders of shares of Sentinel common stock to:

•

consider and vote upon a proposal to approve and adopt the Transaction Agreement, which, among other things, provides for, among other things, (1) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity, (2) the purchase by Sentinel of certain of the issued and outstanding equity interests of Strike from certain Unit Sellers for cash, with the Continuing Members retaining the remaining issued and outstanding equity interests of Strike and each such Continuing Member receiving a number of shares of StrikeCo Class B common stock equal to the number of Company Units retained by such Continuing Member, (3) the contribution by Sentinel to Strike of all remaining cash held by Sentinel, and (4) the consummation of the transactions contemplated by the Contribution Agreement (we refer to this proposal as the “business combination proposal”);

•

consider and vote upon three separate proposals (which we refer to, collectively, as the “charter proposals”) to approve, assuming the business combination proposal is approved and adopted, the following material differences between the Existing Charter and the Proposed Charter of StrikeCo:

(1)

to approve the provision in the Proposed Charter increasing the authorized share capital from $22,100 divided into 200,000,000 shares of Sentinel Class A common stock of a par value of $0.0001 each, 20,000,000 shares of Sentinel Class B common stock of a par value of $0.0001 each and 1,000,000 shares of preferred stock of a par value of $0.0001 each, to authorized capital stock of 451,000,000 shares, consisting of (x) 450,000,000 shares of common stock, including 400,000,000 shares of StrikeCo Class A common stock, 50,000,000 shares of StrikeCo Class B common stock and (y) 1,000,000 shares of preferred (we refer to this as “charter proposal A”);

(2)

to approve the provision in the Proposed Charter providing that each member of StrikeCo’s board of directors will be elected annually at each annual meeting of stockholders (or special meeting in lieu thereof) following the Closing (we refer to this as “charter proposal B”);

(3)

to approve all other changes in connection with amending the Existing Charter, including (1) changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual and (2) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination, all of which Sentinel’s board of directors believe are necessary to adequately address the needs of StrikeCo after the business combination (we refer to this as “charter proposal C”);

•

consider and vote upon a proposal to approve, assuming the business combination proposal and the charter proposals are approved and adopted, for the purposes of complying with the applicable Nasdaq listing rules, the issuance of (x) shares of StrikeCo Class A common stock to (1) the Blocker Seller at the Closing, pursuant to the terms of the Transaction Agreement, (2) CSL Energy in the CSL Private Placement at the Closing, pursuant to the terms of the CSL Subscription Agreement, (3) the Fidelity Investors in the Fidelity Private Placement, pursuant to the terms of the Fidelity Subscription Agreement, (4) the Invacor Sellers, pursuant to the terms of the Contribution Agreement, and (5) to the Continuing Members who exchange the Company Units and an equal number of shares of StrikeCo Class B common stock, from time to time, held by them following the Closing, pursuant to and in accordance with, the terms of the Exchange Agreement, and (y) shares of StrikeCo Class B common stock to the Continuing Members, pursuant to the terms of the Transaction Agreement, in order to comply with the applicable listing rules of Nasdaq (we refer to this proposal as the “stock issuance proposal”);

•

to consider and vote upon a proposal to elect one director, assuming charter proposal B is not approved and our board of directors remains classified, to serve as a Class I director on StrikeCo’s board of directors for a term of three years expiring at the annual meeting of stockholders to be held in 2022 or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal. Assuming charter proposal B is approved and our board of directors is declassified, such nominee, if elected, will serve on our board of directors for a term expiring at the 2020 annual meeting of stockholders or until such director’s successor has been duly elected and qualified, or until such director’s earlier death, resignation, retirement or removal (we refer to this as the “director election proposal”). Pursuant to our Existing Charter, until the Closing, only holders of shares of Sentinel Class B common stock can vote on the election of directors. Therefore, only holders of shares of Sentinel Class B common stock will vote on the director election proposal;

•

consider and vote upon a proposal to approve, assuming the business combination proposal, the charter proposals and the stock issuance proposal are approved and adopted, the Strike, Inc. 2019 Equity and Incentive Compensation Plan, a copy of which is attached to this proxy statement as Annex D (we refer to this proposal as the “incentive award plan proposal” and, collectively with the business combination proposal, the charter proposals and the stock issuance proposal, the “condition precedent proposals”); and

•

consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, any of the condition precedent proposals would not be duly approved and adopted by our stockholders or we determine that one or more of the closing conditions under the Transaction Agreement is not satisfied or waived (we refer to this proposal as the “adjournment proposal”).

Recommendation of Sentinel Board of Directors

Sentinel’s board of directors has unanimously determined that the business combination proposal is in the best interests of Sentinel and its stockholders, has unanimously approved the business combination proposal, and unanimously recommends that stockholders vote “FOR” the business combination proposal, “FOR” each of the separate charter proposals, “FOR” the stock issuance proposal, “FOR” the director nominee set forth in the director election proposal, “FOR” the incentive award plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

Record Date; Who is Entitled to Vote

Sentinel has fixed the close of business on                , 2019, as the “record date” for determining Sentinel stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on        , 2019, there were        shares of Sentinel common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote per share at the special meeting.

Our initial stockholders and our other officers and directors at the time of the IPO entered into letter agreements to vote their founder shares, as well as any public shares purchased during or after the IPO, in favor of the business combination proposal and for all other proposals presented to Sentinel’s stockholders in this proxy statement. As of the date hereof, our initial stockholders own 20.0% of our total outstanding shares of Sentinel common stock.

Quorum

The presence, in person or by proxy, of stockholders holding a majority of the shares entitled to vote at the special meeting constitutes a quorum at the special meeting.

Abstentions and Broker Non-Votes

Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Sentinel but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. They will also not be treated as shares voted on the matter. If a stockholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the business combination proposal.

Vote Required for Approval

Approval of the business combination proposal, the stock issuance proposal, the incentive award plan proposal and the adjournment proposal require the affirmative vote of holders of a majority of the votes cast by Sentinel’s stockholders present in person or represented by proxy at the special meeting and entitled to vote thereon. Approval of each of charter proposal A and C requires the affirmative vote of holders of a majority of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting. Approval of charter proposal B requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting.

Pursuant to Sentinel’s Existing Charter, until the consummation of our initial business combination, only holders of shares of Sentinel Class B common stock can elect, remove and replace directors. Therefore, only holders of Sentinel Class B common stock will vote on the election of directors at the special meeting. The election of directors is decided by a plurality of the votes of the Sentinel Class B common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. This means that the director nominee will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors.

A stockholder’s failure to vote by proxy or to vote in person at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on any of the proposals other than the charter proposals. Abstentions will be counted in connection with the determination of whether a valid quorum is established but will have no effect on the outcome of the vote on any of the proposals except for the charter proposals. Failure to vote by proxy or to vote in person or an abstention from voting on any of the charter proposals will have the same effective as a vote “AGAINST” such charter proposal.

Under the Transaction Agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the business combination. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the adjournment proposal are not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the business combination may not be consummated.

Voting Your Shares

Each share of common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Sentinel common stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your shares of Sentinel common stock at the special meeting:

•

You Can Vote By Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Sentinel’s board “FOR” the business combination proposal, “FOR” each of the separate charter proposals, “FOR” the stock issuance proposal, “FOR” the director nominee set forth in the director election proposal, “FOR” the incentive award plan proposal and “FOR” the adjournment proposal, in each case, if presented to the special meeting. Votes received after a matter has been voted upon at the special meeting will not be counted.

•

You Can Attend the Special meeting and Vote in Person. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way Sentinel can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a Sentinel stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Kent Jamison, Sentinel’s General Counsel and Secretary, in writing before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing STNL.info@morrowsodali.com.

Vote of Sentinel’s Sponsor, Directors and Officers

Sentinel entered into agreements with its initial stockholders, directors and officers, pursuant to which each agreed to vote any shares of Sentinel common stock owned by them in favor of an initial business combination. These agreements apply to Sentinel’s initial stockholders, including the Sponsor, as it relates to the founder shares and the requirement to vote all of the founder shares in favor of the business combination proposal and for all other proposals presented to our stockholders in this proxy statement.

Our initial stockholders, directors and officers have waived any redemption rights, including with respect to any shares of Sentinel purchased in Sentinel’s initial public offering or in the aftermarket, in connection with business combination. The founder shares held by our initial stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by November 7, 2019. However, our initial stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Redemption Rights

Public stockholders may seek to redeem the public shares that they hold, regardless of whether they vote for the proposed business combination, against the proposed business combination or do not vote in relation to the proposed business combination. Any public stockholder may request redemption of their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any, divided by the number of then outstanding public shares. If a holder properly seeks redemption as described in this section and the business combination is consummated, the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 20% or more of the public shares. Accordingly, if a public stockholder, alone or acting in concert or as a group, seeks to redeem more than 20% of the public shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

Sentinel’s initial stockholders will not have redemption rights with respect to any shares of Sentinel common stock owned by them, directly or indirectly.

You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)

(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)

prior to        a.m., Central Time, on                , 2019 (a) submit a written request to the transfer agent that StrikeCo redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. No fractional public warrants will be issued upon separation of the units. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so.

Any request to redeem public shares, once made, may be withdrawn at any time until immediately prior to the vote on the proposed business combination. Furthermore, if a holder of a public share delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that Sentinel instruct its transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement.

If the business combination is not approved or completed for any reason, then Sentinel’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Sentinel will promptly return any shares previously delivered by public holders.

The closing price of shares of Sentinel common stock on November 20, 2018, the most recent closing price, was $10.02. For illustrative purposes, the cash held in the trust account on September 30, 2018 was $348,956,985 or approximately $10.12 per public share, as of September 30, 2018. Prior to exercising redemption rights, stockholders should verify the market price of shares of Sentinel common stock as they may receive higher proceeds from the sale of their shares of Sentinel common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Sentinel cannot assure its stockholders that they will be able to sell their shares of Sentinel common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a public stockholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares you hold, no later than the close of the vote on the business combination proposal, and deliver your public shares (either physically or electronically) to the transfer agent, prior to        a.m., Central Time, on                , 2019, and the business combination is consummated.

In order for public stockholders to exercise their redemption rights in respect of the proposed business combination, public stockholders must properly exercise their right to redeem the public shares they hold no later than the close of the vote on the business combination proposal and deliver their public shares (either physically or electronically) to the transfer agent, prior to        a.m., Central Time, on                , 2019. Immediately following the consummation of the business combination, StrikeCo shall pay public stockholders who properly exercised their redemption rights in respect of their public shares.

Appraisal Rights

Neither Sentinel stockholders nor Sentinel warrant holders have appraisal rights in connection with the business combination under the DGCL.

Proxy Solicitation Costs

Sentinel is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Sentinel and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Sentinel will bear the cost of the solicitation.

Sentinel has hired Morrow Sodali LLC to assist in the proxy solicitation process. Sentinel will pay that firm a fee of $22,500 plus disbursements. Such fee will be paid with non-trust account funds.

Sentinel will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sentinel will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sentinel or its securities, the Sentinel initial stockholders, Strike and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sentinel common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (1) the proposals presented to stockholders for approval at the special meeting are approved and/or (2) Sentinel has sufficient cash available to pay the Minimum Cash Amount. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such arrangements may have a depressive effect on shares of Sentinel common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Sentinel will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the special meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve and adopt the Transaction Agreement and the transactions contemplated thereby. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Transaction Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Transaction Agreement” below, for additional information and a summary of certain terms of the Transaction Agreement. You are urged to read carefully the Transaction Agreement in its entirety before voting on this proposal.

Because we are holding a stockholder vote on the business combination, we may consummate the business combination only if it is approved by the affirmative vote of the holders of a majority of shares of Sentinel common stock that are voted at the special meeting.

The Transaction Agreement

This section describes the material provisions of the Transaction Agreement, but does not purport to describe all of the terms of the Transaction Agreement. The following summary is qualified in its entirety by reference to the complete text of the Transaction Agreement, a copy of which is attached as Annex A hereto, which is incorporated herein by reference. Stockholders and other interested parties are urged to read the Transaction Agreement, carefully and in its entirety (and, if appropriate, with the advice of financial and legal counsel) because it is the primary legal document that governs the business combination.

The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Transaction Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Transaction Agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the disclosure letter (the “Disclosure Letter”) and annexes attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders. The Disclosure Letter was used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Disclosure Letter contains information that is material to an investment decision.

General; Structure of the Business Combination

On October 18, 2018, Sentinel entered into the Transaction Agreement with Blocker, the Sellers, Strike, the Seller Representative and Blocker Merger Sub. The Transaction Agreement provides for among other things:

•

the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity;

•

the purchase by Sentinel from the Unit Sellers of a certain number of issued and outstanding equity interests of Strike, with certain of the Unit Sellers retaining the remaining issued and outstanding equity interests of Strike; and

•	the contribution by Sentinel to Strike of all remaining cash held by Sentinel.

In connection with the business combination, assuming no redemptions by public stockholders, Sentinel is expected to acquire approximately 65%, of the issued and outstanding equity interests of Strike from the Unit Sellers, with the Continuing Members (as defined below) expected to retain the remaining approximately 35% of the issued and outstanding equity interests of Strike (such retained equity interests, the “Retained Company Units”). Prior to the Closing, the equity interests in Strike (referred to as “Company Units”) will be held by the Unit Sellers and indirectly by the Blocker Seller.

Following the Closing, Sentinel and Strike will be organized in an “Up-C” structure, meaning that:

•	substantially all of our assets and operations will be held and conducted by Strike;

•	Sentinel’s only assets will be the equity interests of Strike acquired from the Unit Sellers, representing a majority economic interest in Strike, expected to be approximately 65%;

•	Sentinel will be the managing member of Strike pursuant to the terms of Strike’s Third Amended and Restated Regulations (the “A&R Regulations”);

•	the Retained Company Units will be owned by the Unit Sellers, who elected to retain certain of their Company Units instead of receiving all cash consideration (the “Continuing Members”);

•

the shares of StrikeCo Class B common stock generally will vote together with the shares of StrikeCo Class A common stock on matters submitted to a vote of our stockholders but will represent a non-economic interest in us, such that one Retained Company Unit and one share of StrikeCo Class B common stock, together, will represent an economic and voting interest that is equivalent to one share of StrikeCo Class A common stock; and

•

each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at our election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement.

Post-Business Combination Ownership Structure

After the business combination, assuming no redemptions by public stockholders, Sentinel will own approximately 65% of Strike, with the Continuing Members owning the remaining 35% of Strike. Specifically, it is anticipated that, upon completion of the business combination, the ownership interests in StrikeCo will be as set forth in the table below.

	Assuming No Redemptions of Public Shares	Assuming Maximum Redemptions of Public Shares(1)
Sentinel’s public stockholders	39%	3%
Initial Stockholders	10%	15%
CSL Energy	4%	7%
Fidelity Investors	12%	20%
Sellers	35%	55%

(1)

Assumes that holders of 32,632,412 shares of Sentinel Class A common stock exercise their redemption rights (maximum redemptions scenario based on $348,956,985 held in trust as of September 30, 2018 and a redemption price of approximately $10.12 per share).

The ownership percentages set forth above do not take into account (a) public warrants and private placement warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the closing of the business combination) or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D, but does include the founder shares, which, on the effective date of the business combination, will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter. If the actual facts are different than the assumptions set forth above, the percentage ownership numbers set forth above will be different.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” In addition, following the business combination, the ownership of Sentinel and Strike will change based on the exercise of the rights set forth in the Exchange Agreement. For additional information on the Exchange Agreement, please see the section entitled “Related Transaction Agreements — Exchange Agreement” below.

Consideration to be Received in the Business Combination

Subject to the terms and conditions set forth in the Transaction Agreement, Sentinel has agreed to pay to the Sellers approximately $124.4 million in cash and issue to the Sellers an aggregate of approximately 30.6 million shares of StrikeCo common stock, with Blocker Seller receiving a portion of such cash and shares of StrikeCo Class A common stock and the Unit Sellers, who have elected to sell all of their Company Units receiving cash and the Continuing Members receiving cash and/or a number of shares of StrikeCo Class B common stock equal to the number of Retained Company Units held by them, in each case as calculated pursuant to the terms of the Transaction Agreement. Each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at our election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement.

Closing of the Business Combination

The Closing is expected to take place on the third business day following the day on which the last of the conditions to the Closing (as described under the subsection entitled “— Conditions to Closing of the Business Combination”) have been satisfied or waived (other than those conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions) or on such other date or at such other time and place as may be mutually agreed to by Sentinel and Strike in writing (the date upon which the Closing occurs is referred to as the “Closing Date”). Assuming timely satisfaction of the necessary closing conditions, Sentinel and Strike currently expect the Closing to occur promptly after the special meeting of stockholders is concluded.

Conditions to Closing of the Business Combination

The respective obligations of the parties to consummate the business combination are subject to the satisfaction or waiver (if permitted by applicable law) at or prior to the Closing of each the following conditions:

•

None of the parties being subject to any order of a court of competent jurisdiction or law that prohibits the consummation of the transactions contemplated by the Transaction Agreement. If any such order has been issued, each party will use commercially reasonable efforts to have any such order overturned or lifted.

•

The expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended (“HSR Act”). On October 22, 2018, Blocker Seller, Blocker, Strike, Blocker Merger Sub and Sentinel filed the required forms under the HSR Act with the Antitrust Division of the United States Department of Justice and the U.S. Federal Trade Commission. The Antitrust Division of the United States Department of Justice and the U.S. Federal Trade Commission granted early termination of the applicable waiting period under the HSR Act on October 31, 2018.

•

The approval of the Transaction Agreement and the transactions contemplated thereby (including the business combination) by a majority of votes cast by stockholders that are present in person or by proxy at our special meeting (the “Buyer Stockholder Approval”).

•

The Buyer Closing Cash not being less than an amount sufficient to pay the cash purchase price, repay any indebtedness of Strike to the extent such indebtedness is required to be repaid pursuant to its terms as a result of the business combination, and pay transaction expenses, including all phantom unit payments (the “Minimum Cash Amount”).

In addition, the obligations of Blocker, Strike and the Sellers to consummate the business combination are subject to the satisfaction or waiver (if permitted by applicable law) at or prior to the Closing of each of the following additional conditions:

•

Each of the representations and warranties of Sentinel set forth in the Transaction Agreement (without giving effect to any limitation as to “materiality” qualifiers) being true and correct in all respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty will be true and correct only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not materially and adversely affect the ability of Sentinel to consummate the business combination; provided, that notwithstanding the foregoing each of the representations and warranties of Sentinel and Blocker Merger Sub relating to (1) Existence and Good Standing, Validity and Enforceability, Ownership of Blocker Merger Sub, and Brokers (without giving effect to any limitation as to “materiality”) being true and correct in all material respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty will be true and correct in all material respects only as of such earlier date) and (2) Capitalization being true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty will be true and correct in all material respects only as of such earlier date).

•	Sentinel and Blocker Merger Sub having performed in all material respects all obligations required to be performed by it under the Transaction Agreement at or prior to the Closing.

•	The Unit Sellers having received the Cash Purchase Price (as defined in the Transaction Agreement).

•	The Blocker Seller having received the Blocker Cash Payment and the shares of StrikeCo Class A common stock to be issued pursuant to the terms of the Transaction Agreement.

•	The Continuing Members having been issued the StrikeCo Class B common stock in accordance with the Transaction Agreement.

•

The Sellers having received a counterpart signature page for each Ancillary Agreement (as defined in the Transaction Agreement) to which Sentinel is specified to be a party, duly executed by Sentinel as well as all other documents required to be delivered by Sentinel on or prior to the Closing Date pursuant to the Transaction Agreement or otherwise reasonably required in order to consummate the business combination.

•

The Sellers having received a certificate of the secretary or an assistant secretary (or equivalent officer) of Sentinel certifying (1) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Sentinel authorizing the execution, delivery and performance of the Transaction Agreement and the Ancillary Agreements and the consummation of the transactions contemplated by the Transaction Agreement, including the business combination, that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the business combination and (2) that to the knowledge and belief of such officer, the conditions specified in the first and second bullets above have been fulfilled.

•

The Sellers having received evidence of the resignations of each director, officer and employee of Sentinel, other than certain persons listed in the Disclosure Letter, each in form and substance reasonably satisfactory to the Sellers.

•	Sentinel and the Continuing Members having entered into the Registration Rights Agreement.

•	After giving effect to the business combination, Sentinel being listed as a public company on, and the shares of StrikeCo Class A common stock being tradable over, the applicable stock exchange(s).

•

Sentinel’s Amended and Restated Certificate of Incorporation having been adopted by its board of directors and approved by its stockholders, and Sentinel’s bylaws having been adopted by its board of directors, and each being effective as of the Closing.

•

The members of Sentinel’s board of directors, and any committees thereof, in each case as set forth in Annex I to the Transaction Agreement, having been approved and appointed to their respective position(s) (including any role as chairman indicated thereon), and Sentinel having offered each of the same the opportunity to enter an agreement for indemnification, effective as of the Closing.

•

The Strike, Inc. 2019 Equity and Incentive Compensation Plan having been approved by Sentinel’s stockholders, and its board of directors having recommended equity awards to be awarded to each individual set forth in the Disclosure Letter in the amount set forth opposite such individual’s name; provided, however, that such awards will not be issued until approved by Sentinel’s compensation committee and a registration statement on Form S-8 has been filed with the SEC covering the shares of capital stock subject to such awards.

•

The Voting and Support Agreement remaining in full force and effect, and the parties thereto being in compliance with the terms and conditions thereof in all material respects, and if the Sellers have exercised its rights to enforce the Voting and Support Agreement pursuant to the terms thereof and the Transaction Agreement, the parties thereto having complied with and consummated their respective obligations with respect thereto.

•

Except for (1) the shares of StrikeCo Class A common stock to be issued in respect of the Sentinel Class A common stock and Sentinel Class B common stock outstanding as of the Effective Date, (2) the shares of StrikeCo Class A common stock to be issued pursuant to the Subscription Agreements executed in connection with the Equity Financing and (3) the shares of StrikeCo Class B common stock to be issued to the Continuing Members pursuant to the Transaction Agreement, from the Effective Date through the Closing no Sentinel capital stock having been issued to any person in an amount or on terms other than those approved with the prior written consent of the Sellers Representative (which consent will not be unreasonably withheld, conditioned or delayed).

•	The redemption of shares in connection with the shareholder vote to approve the business combination having been completed in accordance with this proxy statement.

•	The Continuing Members having received a fully-executed Lock-Up Agreement.

•	The Continuing Members and Blocker Seller having received a fully-executed Investor Rights Agreement.

In addition, the obligations of Sentinel and Blocker Merger Sub to consummate the business combination are subject to the satisfaction or waiver (if permitted by applicable law) at or prior to the Closing of each of the following additional conditions:

•

Strike’s A&R Regulations having reflected that (A) the number of common units outstanding will be equal to the number of shares of StrikeCo Class A common stock and StrikeCo Class B common stock outstanding as of the Closing and (B) Sentinel is the holder of a number of common units equal to the number of shares of StrikeCo Class A common stock outstanding as of the Closing, in each case after giving effect to the business combination.

•

Each of the representations and warranties of Sellers and Strike set forth in the Transaction Agreement (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers) being true and correct in all respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not result in a material adverse effect; provided that, notwithstanding the foregoing, (a) the representations and warranties of (1) the Sellers relating to

Existence and Good Standing, Capacity, Authority, Validity and Enforceability, and Brokers, (2) Strike relating to Existence and Good Standing; Books and Records, Authority, Validity and Enforceability, and Brokers, and (3) Blocker relating to Existence and Good Standing, Authority, Validity and Enforceability, Title, and Brokers (without giving effect to any limitation as to “materiality” or “material adverse effect” qualifiers) being true and correct in all material respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date) and (b) the representations and warranties of (1) the Sellers related to Title and (2) Strike relating to Capitalization, being true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date).

•	Each of Blocker, Strike and the Sellers having performed in all material respects all obligations required to be performed by such person under the Transaction Agreement at or prior to the Closing.

•

Sentinel having received a certificate of the secretary or an assistant secretary (or equivalent officer) of Strike, dated as of the Closing Date, certifying (1) as to the resolutions of the board of directors of Strike authorizing the execution, delivery and performance by Strike of the Transaction Agreement and the Ancillary Agreements to which it is a party and (2) that, to the knowledge and belief of such officer, the conditions specified in the second, third and ninth bullet herein have been fulfilled.

•

Sentinel having received a counterpart signature page for each Ancillary Agreement to which the Sellers or Strike is specified to be a party, duly executed by the Sellers or Strike as well as all other documents required to be delivered by the Sellers, Strike or its subsidiaries on or prior to the Closing Date pursuant to the Transaction Agreement or otherwise reasonably required in order to consummate the business combination.

•	Sentinel having received evidence of the termination of certain contracts with affiliates that are set forth in the Disclosure Letters;

•

Sentinel having received certificates or non-foreign person affidavits sufficient to prevent the obligation of Sentinel to withhold any amounts under Sections 1445 or 1446(f) of the Code executed by Blocker Seller.

•

Sentinel having received certificates or non-foreign person affidavits sufficient to prevent the obligation of Sentinel to withhold any amounts under Sections 1445 or 1446(f) of the Code executed by each Unit Seller.

•	There having not occurred a Material Adverse Effect since the Effective Date that is continuing and no Material Adverse Effect is reasonably expected to occur.

•	Sentinel having received payoff letters reflecting all of Strike’s debt and evidence that all liens associated with Strike’s debt have been or are authorized to be released in full.

•	The A&R Regulations having been amended and restated and being in effect as of the Closing.

•	Sentinel having received a fully-executed Lock-Up Agreement.

•	Sentinel having received a fully-executed Investor Rights Agreement from Blocker Seller and the Continuing Members.

•	Sentinel having received a fully-executed restrictive covenants agreement from the persons set forth in the Disclosure Letter.

•

Sentinel having received fully-executed employment agreements from the persons set forth in the Disclosure Letter and amendments evidencing the termination or revised termination date, as applicable, of all other employment agreements between the persons set forth in the Disclosure Letter and Strike or its subsidiaries, each in form and substance materially agreed at the Effective Date.

We cannot provide assurance as to when or if all of the conditions to the business combination will be satisfied or waived by the appropriate party. As of the date of this proxy statement, we have no reason to believe that any of these conditions will not be satisfied.

Efforts to Obtain Stockholder Approval and Consummate the Business Combination; Regulatory Matters

Unless the Transaction Agreement is terminated in accordance with its terms, we have agreed to call a special meeting of our stockholders, for the purpose of such stockholders considering and voting on the approval of the Transaction Agreement and any other matters required to be voted upon by such stockholders in connection with the transactions contemplated in the Transaction Agreement (including the business combination). We may, without the prior consent of the Sellers, make one or more successive postponements or adjournments of such special meeting (1) if required by applicable law or a request from the SEC or its staff, (2) to the extent necessary to ensure that any supplement or amendment to the proxy statement that our board of directors, after consultation with its outside legal counsel, has determined in good faith, is required by applicable law is provided to the Buyer’s stockholders, or (3) if, on a date for which such special meeting is scheduled, the Buyer has not received proxies representing a sufficient number of shares of Sentinel capital stock to obtain the Buyer Stockholder Approval, whether or not a quorum is present; provided, that (A) the duration of any such adjournment or postponement shall be limited to the minimum duration reasonably necessary to remedy the circumstances giving rise to such adjournment or postponement, (B) no single such adjournment or postponement shall be for more than five business days except as may be required by federal securities laws, and (C) in the case of clause (3), such special meeting shall not be postponed to later than the date that is ten business days after the date for which such special meeting was originally scheduled without the prior written consent of the Sellers. All other postponements or adjournments shall require the prior written consent of the Sellers. Our board of directors has, by a unanimous vote, approved the business combination and directed that the Transaction Agreement and the business combination be submitted to our stockholders for their consideration.

Moreover, each of the parties to the Transaction Agreement has agreed to execute and deliver such documents and take such further actions as may be reasonably necessary or desirable to carry out the provisions of the Transaction Agreement and the transactions contemplated thereby, including the business combination. Upon the terms and subject to the conditions of the Transaction Agreement, each of the parties will use commercially reasonable efforts under the circumstances including by taking, or causing to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Agreement, including the business combination, including using commercially reasonable efforts to (1) obtain all necessary consents from any person, including governmental authorities, and making of all filings and the taking of all steps as may be necessary to obtain such consents or to avoid an action by any governmental authority, (2) defend any Actions, whether judicial or administrative, challenging the Transaction Agreement or the consummation of the transactions contemplated by the Transaction Agreement, including the business combination, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed and (3) fulfill all conditions to the consummation of the transactions contemplated by the Transaction Agreement, including the business combination. Without limiting the generality of the preceding sentence, Strike will, and will cause its subsidiaries and each of their respective officers and employees to, use commercially reasonable efforts to provide to Sentinel such customary cooperation reasonably requested by Sentinel in connection with the solicitation of proxies to obtain the Buyer Stockholder Approval, including attending and participating in such presentations, meetings and roadshows reasonably requested by Sentinel and providing such information, financial or otherwise, reasonably requested by Sentinel in connection therewith.

In addition, Blocker Seller, Blocker, Strike, Blocker Merger Sub and Sentinel were required, as promptly as practicable, but in no event later than two business days following the execution and delivery of the Transaction Agreement, to submit all filings required by the HSR Act, and thereafter provide any supplemental information requested in connection therewith pursuant to the HSR Act and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other governmental authority for which such filing is required. On October 22, 2018, Blocker Seller, Blocker, Strike, Blocker Merger Sub and Sentinel filed the required forms under the HSR Act with the Antitrust Division of the United States Department of Justice and the U.S. Federal Trade Commission. The Antitrust Division of the United States Department of Justice and the U.S. Federal Trade Commission granted early termination of the applicable waiting period under the HSR Act on October 31, 2018.

Termination

Notwithstanding any other provision of the Transaction Agreement, the Transaction Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the Closing Date by:

•	the mutual written consent at any time of Sentinel and Strike;

•

Sentinel or Strike, upon written notice to the other parties, if the transactions contemplated by the Transaction Agreement have not been consummated on or prior to February 13, 2019 or such later date, if any, as Sentinel and Strike agree upon in writing (such date is referred to as the “Termination Date”); provided, however, that the right to terminate the Transaction Agreement pursuant to this paragraph is not available to (1) Sentinel if Sentinel’s or Blocker Merger Sub’s failure to comply in all material respects with the covenants and agreements contained in the Transaction Agreement results in or causes the failure of the transactions contemplated by the Transaction Agreement to be consummated by such time or (2) Strike if Blocker’s, Strike’s or the Sellers’ failure to comply in all material respects with the covenants and agreements results in or causes the failure of the transactions contemplated by the Transaction Agreement to be consummated by such time;

•

Sentinel or Strike, upon written notice to the other parties, if a governmental authority has issued an order permanently making illegal the business combination, enjoining, restricting or otherwise prohibiting the consummation of the transactions contemplated by the Transaction Agreement, and such order has become final and non-appealable; provided, however, that the right to terminate the Transaction Agreement pursuant to this paragraph is not available to any party whose breach of any provision of the Transaction Agreement results in or causes such order or such party is not in compliance with its obligation under the Transaction Agreement to take such further actions as may be reasonably necessary or desirable to carry out the provisions of the Transaction Agreement and the transactions contemplated by thereby;

•

Strike if (1) Sentinel or Blocker Merger Sub has materially breached or failed to perform any of its covenants or other agreements contained in the Transaction Agreement to be complied with by Sentinel such that certain closing conditions would not be satisfied; or (2) there exists a breach of any representation or warranty of Sentinel or Blocker Merger Sub contained in the Transaction Agreement such that certain closing conditions would not be satisfied and, in the case of clauses (1) and (2) of this paragraph, such breach or failure to perform has neither been waived by Blocker, Strike and the Sellers nor cured within 30 days after receipt of written notice thereof (in which event, the Termination Date shall automatically be extended until the end of such 30-day period); or

•

Sentinel if (1) Blocker, Strike and the Sellers have breached or failed to perform any of their respective covenants or other agreements contained in the Transaction Agreement to be complied with by such party such that certain closing conditions would not be satisfied; or (2) there exists a breach of any representation or warranty of Blocker, Strike or the Sellers contained in the Transaction Agreement such that certain closing condition would not be satisfied and, in the case of clauses (1) and (2) of this paragraph, such breach or failure to perform has neither been waived by Sentinel nor is cured within 30 days after receipt of written notice thereof (in which event the Termination Date shall automatically be extended until the end of such 30-day period).

In the event the Transaction Agreement is validly terminated, all further obligations of the parties under the Transaction Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination, general provisions and the confidentiality agreement between the parties will continue in effect), and no party will have any further liability to any other party except for liability for any pre-termination willful breach or intentional fraud.

Fees and Expenses

At the Closing, Sentinel will on behalf of the Sellers, Blocker or Strike or any of its subsidiaries, as applicable, pay or cause to be paid, (1) the Company’s unpaid transaction expenses and (2) Sentinel’s unpaid transaction expenses, to the applicable recipients thereof, with neither amount subject to a cap.

No Termination Fees. If the Transaction Agreement is validly terminated, each party will be responsible for all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with the Transaction Agreement and the business combination and will be paid by the party incurring such cost and expense, with no party responsible to the other for any termination fees.

Interim Operations Pending the Closing

From the Effective Date until the Closing Date (or, if earlier, the date the Transaction Agreement is validly terminated), Strike has undertaken covenants that place customary restrictions on it and its subsidiaries. Strike has agreed to, and has agreed to cause its subsidiaries to, operate and carry on Strike’s and its subsidiaries’ operations in the ordinary course of business and use commercially reasonable efforts to (1) preserve the present business relationships, organization and goodwill of Strike and its subsidiaries and (2) preserve the present relationships with those persons having material business relationships with Strike or any such subsidiaries.

Without limiting the generality of the preceding paragraph, except (x) as set forth in the Disclosure Letter, (y) as expressly contemplated by the Transaction Agreement or any Ancillary Agreement, or (z) with the prior written consent of Sentinel (which consent, other than in the case of subclauses (b), (h), (i), (j), (s), (t) below and, solely with respect to the foregoing subclauses, subclause (u) below, shall not be unreasonably withheld conditioned or delayed), Strike will not and will not permit any of its subsidiaries to take any of the following actions:

(a)

(1) acquire, or dispose of, any property or assets having a fair market value in excess of $2,000,000 individually or $5,000,000 in the aggregate, except in the ordinary course of business and for fair value, (2) mortgage or encumber any property or assets (other than permitted liens), except in the ordinary course of business, or (3) cancel any debts owed to or claims held by Strike or its subsidiaries, except in the ordinary course of business;

(b)

borrow any amount or incur any liability or obligation in excess of $2,500,000 other than borrowings under lines of credit existing on such date, obligations under customer contracts or other liabilities incurred in the ordinary course of business that do not exceed $10,000,000 in the aggregate;

(c)	enter into any agreement that would constitute a material contract, except agreements made in the ordinary course of business;

(d)	terminate or amend in a manner adverse to Strike any material contract except as required by the terms of such material contract;

(e)	acquire any real estate or enter into any new lease with an annual cost greater than $1,000,000 per year;

(f)

engage in any transactions or enter into any agreement (or amend or modify any existing agreement) with any affiliates of Strike (excluding any intercompany agreements or employee plans), except to the extent required by law or any existing agreement as of the Effective Date;

(g)	make any material change to its accounting methods, principles or practices, except as may be required by GAAP or other applicable law;

(h)

make any amendment to, waive or, to the extent Strike is aware of a breach or threatened breach of a material provision of its organizational documents or fail to seek to enforce such material provision pursuant to the terms of its organizational documents;

(i)	make any distributions of assets (other than cash) to the Sellers or any of their affiliates;

(j)

issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of Strike or its subsidiaries or split, combine or subdivide the equity interests of Strike or its subsidiaries;

(k)	make any new commitments for capital expenditure (other than capitalized software in the ordinary course of business) in excess of $2,000,000 individually or $5,000,000 in the aggregate;

(l)

(1) enter into any agreement with any taxing authority with respect to any tax or tax returns of Strike or its subsidiaries, (2) surrender a right of Strike or any of its subsidiaries to a tax refund, (3) change an accounting period of Strike or any of its subsidiaries with respect to any tax except as required by law, (4) file an amended tax return for Strike or any of its subsidiaries, (5) make (other than in the ordinary course of business) any election with respect to taxes or tax returns of Strike or any of its subsidiaries, (6) change or revoke any election with respect to taxes or tax returns of Strike or any of its subsidiaries except as required by law, or (7) extend the applicable statute of limitations with respect to any tax of Strike or any of its subsidiaries other than in the ordinary course of business, in the case of each of clauses (1)-(7), if such action could reasonably be expected to have an adverse tax impact on Sentinel or any of its affiliates;

(m)

waive, release, compromise, settle or make any payments in respect of any pending or threatened judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any governmental authority (“Actions”) except for Actions (1) with respect to which an insurer has the right to control the decision or settle or (2) as to which the settlement does not materially restrict the operations of Strike or its subsidiaries and involves the monetary payment, prior to the Closing, of less than $2,000,000;

(n)	write down the value of any tangible asset or assets in excess of $1,000,000 individually or $5,000,000 in the aggregate other than in the ordinary course of business;

(o)

except as required by law or required by any existing contract or employee plan, (1) increase the salary or other compensation (including any bonuses paid, other than any bonuses paid in connection with the business combination or bonus amounts paid in the ordinary course of business based on 2018 year-end performance) of any corporate officer, manager, consultant or employee who was paid or is expected to be paid more than $175,000 annually, in each case other than any field employees, operational personnel, project managers or operational managers, (2) make or grant any increase in any employee plan, or amend or terminate any existing material employee plan, or adopt any new material employee plan or (3) make any commitment or incur any liability to any labor organization;

(p)	amend or terminate any collective bargaining agreement or adopt any new employee plan or collective bargaining agreement or, in either case, otherwise agree to do so in the future;

(q)

hire any corporate officer, manager or other employee with an annual base salary greater than $200,000, in each case other than any field employees, operational personnel, project managers or operational managers;

(r)	terminate the employment of any executive officer for any reason other than for cause;

(s)

make, or commit to make, any acquisition (including, by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or entity or division thereof or otherwise enter into a new line of business or abandon or discontinue an existing line of business;

(t)	adopt a plan of complete or partial liquidation; or

(u)	enter into any agreement or commitment to do any of the foregoing, or knowingly take any action or fail to take any action that would result in any of the foregoing.

Blocker Seller has similarly undertaken covenants that place customary restrictions on it from the Effective Date until the Closing Date (or, if earlier, the date the Transaction Agreement is validly terminated). Except (x) as set forth in the Disclosure Letter, (y) as expressly contemplated by the Transaction Agreement or any Ancillary Agreement, or (z) with the prior consent of Sentinel, Blocker Seller will not permit Blocker to take any of the following actions:

(a)	(1) acquire, or dispose of, any material property or assets or (2) mortgage or encumber any property or assets (other than permitted liens);

(b)	enter into any contract;

(c)

engage in any transactions with, or enter into any agreement (or amend or modify any existing agreement) with, any affiliates of Blocker (excluding any intercompany agreements), except to the extent required by law or any agreement that will terminate at or before the Closing;

(d)

make any amendment to, waive, to the extent Blocker is aware of a breach or threatened breach of a material provision of its organizational documents, or fail to seek to enforce such material provision pursuant to the terms of its organizational documents;

(e)	issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of Blocker or split, combine or subdivide the equity interests of Blocker;

(f)	make any material change to its accounting methods, principles or practices, except as may be required by GAAP or other applicable law;

(g)

make, or commit to make, any acquisition (including by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or entity or division thereof or otherwise enter into a new line of business or abandon or discontinue an existing line of business;

(h)	undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the business combination; or

(i)	enter into any agreement to do any of the foregoing, or take any action or fail to take any action that would result in any of the foregoing.

Sentinel has also undertaken covenants that place customary restrictions on it from the Effective Date until the Closing Date (or, if earlier, the date the Transaction Agreement is validly terminated). Except (x) as necessary to effect the domestication, (y) as contemplated by the Transaction Agreement or set forth in the Disclosure Letter, or (z) with the prior consent of Strike (which consent will not be unreasonably withheld, conditioned, or delayed), neither Sentinel nor Blocker Merger Sub will take any of the following actions:

(a)	make any amendment or modification to any of the organizational documents of Sentinel or Blocker Merger Sub;

(b)

take any action in violation or contravention of any of the organizational documents of Sentinel or Blocker Merger Sub, applicable law or any applicable rules and regulations of the SEC and applicable stock exchange(s);

(c)	split, combine or reclassify Sentinel’s capital stock;

(d)	make any amendment or modification to the trust account;

(e)	effect any recapitalization, reclassification, equity split or like change in its capitalization;

(f)	make or allow to be made any reduction in the trust account, other than as expressly permitted by the Sentinel’s organizational documents;

(g)

contact (or permit any of its employees, agents, representatives or affiliates to contact) any customer, supplier, distributor, joint-venture partner, lessor, lender or other material business relation of Strike or its subsidiaries regarding Strike, its subsidiaries, its and their businesses or the business combination;

(h)

(1) incur any indebtedness or (2) issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of Sentinel, other than pursuant to the Equity Financing or the Contribution Agreement;

(i)	undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the business combination;

(j)	hire any employee;

(k)	amend, waive or terminate, in whole or in part, any Subscription Agreements or the Voting and Support Agreement;

(l)	establish any subsidiary or acquire any interest in any asset;

(m)	commence a public tender offer for the repurchase of the then-outstanding public warrants; or

(n)	enter into any agreement to do any of the foregoing, or knowingly take any action or fail to take any action that would result in any of the foregoing.

Additional Covenants of the Parties

The Transaction Agreement also contains additional customary agreements among Strike, Sentinel and the Sellers relating to, among other matters:

•	access to information;

•	confidentiality;

•	press releases and public announcements relating to the Transaction Agreement and the business combination;

•	the retention of various books and records;

•	financing cooperation;

•	notices of certain breaches of the Transaction Agreement and other material events;

•	exclusivity with respect to the transactions contemplated by the Transaction Agreement (and with respect to any alternative transactions);

•	the preparation, filing and distribution of this proxy statement;

•	the preservation of Sentinel’s status as a listed company on a stock exchange;

•	communications between the parties;

•	Blocker name change;

•	termination of certain agreements;

•	adoption of the A&R Regulations;

•	use of certain names and marks of Strike;

•	filing a Certificate of Domestication with the Delaware Secretary of State;

•	termination of the Phantom Unit Plan (as defined in the Transaction Agreement); and

•	a tax indemnity by the Unit Sellers (severally, but not jointly and severally) for certain taxes relating to the Blocker and income Taxes of any Unit Seller and the Strike and its subsidiaries.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

The Transaction Agreement provides that, for a period of six years after the Closing Date, Sentinel will, and will cause the Surviving Corporation, Strike and its subsidiaries, as applicable, to, indemnify and hold harmless, and provide advancement of expenses to, all of the respective past and present directors, officers and employees of Blocker, Strike and its subsidiaries (collectively, the “Indemnitees”) to the same extent the Indemnitees are entitled to be indemnified or have the right to advancement of expenses pursuant to the certificates of incorporation, certificate of formation, bylaws, limited liability company agreement or similar organizational or governing documents of Blocker, Strike and its subsidiaries, as applicable, and indemnification agreements with any of Blocker, Strike and its subsidiaries, as applicable, in existence on the Effective Date with, or for the benefit of, any Indemnitee for acts or omissions occurring on or prior to the Closing Date.

The Transaction Agreement further provides that, except as required by applicable law, for a period of six years after the Closing Date, Sentinel will not, and will not permit the Surviving Corporation, Strike and its subsidiaries to, amend, repeal or modify any provision providing for rights to indemnification and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of the Indemnitees contained in the certificates of incorporation, certificate of formation, bylaws, limited liability company agreement or similar organizational or governing documents of Blocker, Strike and its subsidiaries, as applicable, and indemnification agreements with any of Blocker, Strike or its subsidiaries, as applicable, in existence on the Effective Date with, or for the benefit of, any Indemnitee for acts or omissions occurring on or prior to the Closing Date; provided, that if any claims are made or asserted within such six-year period, all rights in respect of any such claims will continue until the full disposition of all such claims.

At or prior to the Closing, Strike and its subsidiaries are required to obtain an irrevocable “tail” officers’ and directors’ liability insurance policy (the “D&O Tail”) naming the Indemnitees as direct beneficiaries with a claims period of at least six years from the Closing Date in respect of acts or omissions occurring on or prior to the Closing Date, and such policy must contain terms with respect to coverage and be in an amount not less favorable than the officers’ and directors’ liability insurance policy maintained by Blocker, Strike and its subsidiaries in existence on the Effective Date. Sentinel will cause Blocker, Strike and its subsidiaries to maintain the D&O Tail in full force and effect, for its full term.

If the Surviving Corporation, Strike or any of its subsidiaries or any of their successors or assigns (a) consolidates with or merges into any other person and will not be the continuing or surviving entity of such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any person, then, in each such case, to the extent necessary, Sentinel is required to cause proper provision to be made so that the successors and assigns of, as the case may be, assume the indemnification obligations set forth in the Transaction Agreement.

The provisions in the Transaction Agreement relating to foregoing indemnification obligations, are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

Employee Benefit Matters

The Transaction Agreement provides that for a period of one year following the Closing Date, Sentinel will (or will cause its affiliates to) provide the employees of Strike and its subsidiaries who remain employed by Strike, its subsidiaries or Sentinel (collectively, the “Covered Employees”) with (a) base salary or wages, as applicable, that is no less favorable in the aggregate than each such Covered Employee’s total cash compensation immediately prior to the Closing Date, and (b) employee benefits (excluding any equity-based compensation, synthetic equity, and defined benefit plan benefits) that are no less favorable in the aggregate than those provided to the Covered Employees immediately prior to the Closing Date.

The Transaction Agreement further provides that, with respect to any employee benefit plan, program or arrangement of Sentinel and its affiliates in which any Covered Employee first becomes eligible to participate on or after the Closing Date (a “Buyer Plan”), Sentinel will (or will cause its affiliates to) use commercially reasonable efforts to: (1) waive all pre-existing condition exclusions or limitations and waiting periods with respect to participation and coverage requirements applicable to each such Covered Employee and his or her eligible dependents under any such Buyer Plan providing health or welfare benefits, except to the extent such pre-existing condition exclusions or limitations or waiting periods applied immediately prior to the Closing Date under an analogous employee plan; (2) provide such Covered Employee and his or her eligible dependents with credit for any co-payments, co-insurance and deductibles paid prior to becoming eligible to participate in any such Buyer Plan providing group health and welfare benefits under the analogous employee plan (to the same extent that such credit was given under such employee plan) in satisfying any applicable deductible requirements under such Buyer Plan during the plan year in which such participation begins; and (3) recognize all service of such Covered Employees with Strike, its subsidiaries and their predecessors (including recognition of all prior service with any entity that was recognized by Strike or its subsidiaries prior to the Closing Date), for purposes of eligibility and vesting under any Buyer Plan (other than for purposes of benefit accruals under a defined benefit plan, equity based or other incentive compensation plans, or any retiree health or welfare plan or arrangement and except to the extent such service recognition would result in a duplication of benefits), to the extent that such service was recognized for such purpose under an analogous employee plan.

Trust Account Waiver

The Sellers, Strike and its subsidiaries have acknowledged that Sentinel established the Trust Account for the benefit of its public stockholders. In addition, the Sellers, Strike and its subsidiaries have acknowledged that, prior to Closing, it does not have any right, title, interest or claim of any kind in or to monies in the Trust Account, including, without limitation, any claim for indemnification and have waived any claim for monies in the Trust Account it may have in the future as a result of, or arising out of, the Transaction Agreement and the business combination, and will not seek recourse against the Trust Account for any reason whatsoever.

Remedies

Consequences of Breach. Except (1) in the case of intentional fraud, (2) as expressly contemplated by the Transaction Agreement or (3) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing, the Seller Parties (as defined below) will have no liability to Sentinel, Blocker Merger Sub, the Surviving Company, the Surviving Corporation, Strike, its subsidiaries or its and their respective successors and permitted assigns, officers, directors, managers, employees, affiliates and representatives (collectively, the “Buyer Parties”) for any and all losses that are sustained or incurred by any of the Buyer Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Sellers’ representations or warranties contained in the Transaction Agreement. Except (1) in the case of intentional fraud, (2) as expressly contemplated by the Transaction Agreement or (3) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing, the Buyer Parties will have no liability to the Sellers and their respective successors and permitted assigns, officers, directors, managers, employees, affiliates and representatives (collectively, the “Seller Parties”) for any and all losses that are sustained or incurred by any of the Seller Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of Sentinel’s or Blocker Merger Sub’s representations or warranties contained in the Transaction Agreement.

No Recourse. Except in the case of intentional fraud, all Actions that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) the Transaction Agreement, (b) the negotiation, execution or performance of the Transaction Agreement (including any representation or warranty made in, in connection with, or as an inducement to, the Transaction Agreement), (c) any breach of the Transaction Agreement and (d) any failure of the business combination to be consummated, may be made only against (and, without prejudice to the rights of any express third party beneficiary to whom rights under the Transaction Agreement inure) the persons that are expressly identified as parties to the Transaction Agreement. Except in the case of intentional fraud, no other person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to, any party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing, will have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), and each party, on behalf of itself and its affiliates, irrevocably release and discharge of such persons from any such liability or obligation.

Specific Performance. Additionally, the parties are entitled to an injunction and other equitable relief to restrain such party from committing or continuing any breach or threatened of the Transaction Agreement, or to seek to compel specific performance of the obligations of any other party under the Transaction Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Representations and Warranties

The Transaction Agreement contains customary representations and warranties made by each of the Sellers relating to, among other things: corporation matters, including due organization, existence and good standing; power and authority relative to the execution, delivery and performance of to enter into the Transaction Agreement and the Ancillary Agreements to which any Seller is or will be a party and the consummation of the transactions contemplated by the Transaction Agreement, including the business combination; absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents; good and valid title to the equity interests of Strike; broker’s fees payable in connection with the business combination and/or the Transaction Agreement; and the accuracy of information supplied for inclusion in this proxy statement and other similar documents.

The Transaction Agreement also contains customary representations and warranties made by Strike relating to, among other things: corporate matters, including due organization, existence and good standing; power and authority relative to the execution, delivery and performance of to enter into the Transaction Agreement and the Ancillary Agreements to which Strike is or will be a party and the consummation of the transactions contemplated by the Transaction Agreement, including the business combination; capitalization and ownership of subsidiaries; absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents; fair presentation of financial statements; the absence of certain undisclosed liabilities; the absence of certain changes since December 31, 2017; the payment of taxes, the filing of tax returns and other tax matters; real and personal property; intellectual property; material contracts; insurance policies; absence of certain litigation; compliance with applicable laws and orders; permits; labor matters; employee benefit plans and other benefits and compensation agreements; environmental matters; material customers and material suppliers; accounts receivable; retainage; related party transactions; broker’s fees payable in connection with the business combination and/or the Transaction Agreement; the accuracy of information supplied for inclusion in this proxy statement and other similar documents; bank accounts; absence of certain payments in violation of the Foreign Corrupt Practices Act; and service warranty claims.

The Transaction Agreement also contains customary representations and warranties made by Blocker relating to, among other things: corporation matters, including due organization, existence and good standing; power and authority relative to the execution, delivery and performance of to enter into the Transaction Agreement and the Ancillary Agreements to which Blocker is or will be a party and the consummation of the transactions contemplated by the Transaction Agreement, including the business combination; good and valid title to the Company Units held by Blocker; capitalization; absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents; the payment of taxes, the filing of tax returns and other tax matters; no prior business activities or operations; absence of certain litigation; the accuracy of information supplied for inclusion in this proxy statement and other similar documents; and broker’s fees payable in connection with the business combination and/or the Transaction Agreement.

The Transaction Agreement also contains customary representations and warranties jointly and severally made by Sentinel and Blocker Merger Sub relating to, among other things: accredited investor status; corporate matters, including due organization, existence, good standing and books and records; power and authority relative to the execution, delivery and performance of to enter into the Transaction Agreement and the Ancillary Agreements to which Sentinel and Blocker Merger Sub is or will be a party and the consummation of the transactions contemplated by the Transaction Agreement, including the business combination; absence of conflicts with, or violations of, organizational documents, applicable laws and contracts, and required consents; capitalization; absence of certain litigation; SEC filings, the absence of misstatements or omissions from such filings and compliance with the Sarbanes-Oxley Act of 2002; fair presentation of financial statements; the absence of certain undisclosed liabilities; ownership and operations of Blocker Merger Sub; the funds in the Trust Account; Subscription Agreements; broker’s fees payable in connection with the business combination and/or the Transaction Agreement; and independent investigation and non-reliance.

No Survival of Representations and Warranties

The representations and warranties set forth in the Transaction Agreement and all covenants that are to be fully performed prior to Closing, will not survive the Closing, except with respect to certain tax matters.

Definition of Material Adverse Effect

Many of the representations and warranties in the Transaction Agreement are subject to materiality or material adverse effect qualifications. For purposes of the Transaction Agreement, “Material Adverse Effect” means any effect, change, development, circumstance, occurrence or event that with all other effects, changes, developments, circumstances, occurrences or events has had a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise but not prospects) of Strike and its subsidiaries, taken as a whole, or Blocker, as applicable; except that Material Adverse Effect will not include any change, occurrence or event, directly or indirectly, arising out of or attributable to:

(a)	general business or economic conditions, market events, occurrences, developments or circumstances affecting the industries in which Strike or its subsidiaries conduct their respective businesses;

(b)	conditions generally affecting the industries in which Strike, its subsidiaries or Blocker conduct their businesses;

(c)

the announcement or performance of, or the public or industry knowledge of, the Transaction Agreement or the business combination, including the impact thereof on relationships with customers, suppliers or employees;

(d)	changes in the U.S. or global financial, banking or securities markets generally, including changes in currency exchange rates or interest rates;

(e)	changes in applicable laws or accounting rules (including GAAP);

(f)	acts or omissions of the Sellers or Strike or its subsidiaries expressly contemplated to be taken pursuant to the Transaction Agreement or at the written request of Sentinel;

(g)	natural disasters, acts of terrorism or war (whether or not declared); or

(h)	the failure, in and of itself, of the financial or operating performance of Strike, its subsidiaries or Blocker to meet projections, forecasts or budgets for any period;

provided, however, that, with respect to subclauses (a), (d), (e) and (g) above, any effect, change, development, circumstance, occurrence or event referred to above will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such effect, change, development, circumstance, occurrence or event has a disproportionate effect on Strike and its subsidiaries compared to other participants in the industries in which Strike and its subsidiaries primarily conduct their businesses (in which case only such disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur).

Amendment of the Transaction Agreement

The Transaction Agreement may be amended or modified only by an instrument in writing duly executed by the Sellers Representative (on behalf of the Sellers) and Sentinel; provided, however, that no amendment may be made that materially alters the terms, substance or meaning of the agreements, rights, liabilities or covenants contained in the Transaction Agreement in any material respect without the approval of the affected party.

The description of the transaction agreement in this proxy statement has been included to provide you with information regarding its terms. The transaction agreement contains representations and warranties made by and to the parties as of specific dates. The statements embodied in those representations and warranties were made for purposes of the contracts between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the transaction agreement. In addition, certain representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the representations and warranties and other provisions of the transaction agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement. If subsequent information concerning the subject matter of the representations, warranties, and covenants in the transaction agreement is not fully reflected in this proxy statement or in our other public disclosures, sentinel’s future public disclosures, which are available without charge through the sec’s website at www.sec.gov, will include any material information necessary to provide its stockholders a materially complete understanding of the transaction agreement disclosures. See “Where You Can Find More Information.”

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Transaction Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Forms of the Exchange Agreement, Investor Rights Agreement, Amended and Restated Registration Rights Agreement, Tax Receivable Agreement, Lock-Up Agreements and copies of the CSL Subscription Agreement, Fidelity Subscription Agreement, Contribution Agreement and Voting and Support Agreement are attached to this proxy statement as Annexes E, F, G, H, I, J, K, L and M, respectively. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the special meeting.

Exchange Agreement

At the Closing, StrikeCo, Strike and the Continuing Members will enter into the Exchange Agreement, substantially in the form attached as Annex E to this proxy statement. The Exchange Agreement entitles each Continuing Member and such other Strike Unitholders from time to time party thereto, to exchange, one time per calendar quarter, any or all of the Retained Company Units and surrender an equal number of shares of StrikeCo Class B common stock, held by them for either (at StrikeCo’s option):

•

a number of shares of StrikeCo Class A common stock equal to the number of Retained Company Units exchanged multiplied by the exchange rate (which initially will be one, subject to customary conversion rate adjustments as described in the Exchange Agreement), or

•

cash in an amount equal to the product of (a) the number of Retained Company Units exchanged, multiplied by (b) the then-applicable exchange rate multiplied by (c) the average of the daily VWAP (as defined in the Exchange Agreement) of a share of StrikeCo Class A common stock for the twenty (20) trading days immediately prior to the date of delivery of the relevant date of exchange.

StrikeCo may provide shares of StrikeCo Class A common stock that are registered pursuant to the Securities Act, unregistered shares of StrikeCo Class A common stock or any combination thereof, as it may determine in its sole discretion, it being understood that all such unregistered shares of StrikeCo Class A common stock shall be entitled to the registration rights set forth in the A&R Registration Rights Agreement, to the extent such Continuing Member or other Strike Unitholders are a party to the A&R Registration Rights Agreement.

In addition, in connection with a Change of Control (as defined in the Exchange Agreement) of StrikeCo, StrikeCo will have the right to require each Continuing Member or such other Strike Unitholders from time to time party thereto to exchange some or all Retained Company Units beneficially owned by such Continuing Member or such other Strike Unitholders from time to time party thereto (and an equal number of shares of StrikeCo Class B common stock), in consideration for the issuance by StrikeCo to such Continuing Member or such other Strike Unitholders from time to time party thereto of a number of shares of StrikeCo Class A common stock equal to the number of Retained Company Units surrendered multiplied by the exchange rate.

Each party to the Exchange Agreement will bear their own expenses in connection with the consummation of any exchange. Generally, StrikeCo will also bear any transfer taxes, stamp taxes or duties, or other similar taxes as well as any other expenses incurred by it in connection with an exchange.

Investor Rights Agreement

At the Closing, StrikeCo will enter into the Investor Rights Agreement with the Blocker Seller and the Continuing Members (collectively and together with Blocker Seller, the “Investors”) and OEP-Strike Seller Representative, LLC, in its capacity as representative of the Investors (the “Investors Representative”), substantially in the form attached as Annex F to this proxy statement.

The Investor Rights Agreement provides that, so long as the Investors beneficially own, on a continuous basis, in the aggregate, at least 10% in voting power of the then outstanding capital stock of StrikeCo entitled to vote generally in the election of directors (the “Minimum Threshold”), the Investors, acting through the Investors Representative, shall have the right to cause StrikeCo, and, if so directed, StrikeCo will take all reasonable necessary action to nominate up to two director nominees (the “IRA Directors”) selected by the Investors (acting through the Investors Representatives) to the StrikeCo board of directors at each applicable annual or special meeting of the stockholders of StrikeCo at which directors are generally elected. Subject to applicable stock exchange requirements and applicable SEC rules, at least one IRA Director will be entitled to serve on each standing or ad hoc committee of the StrikeCo board of directors, and the StrikeCo board of directors will not create any new committees without the consent of at least one IRA Director. Furthermore, one of the IRA Directors will be the chairperson of the nominating and corporate governance committee. So long as the Investor Rights Agreement is in effect, in addition to any requirements under StrikeCo’s Proposed Charter, the StrikeCo bylaws or the DGCL, the size or structure of the StrikeCo board of directors will not be increased without the approval of a majority of the StrikeCo board of directors present and voting, which approval must include at least one IRA Director. The Investors’ right to nominate any person to the StrikeCo board of directors shall automatically terminate, and be of no further force and effect, on the date that the Investors beneficially own less than the Minimum Threshold; provided, further, that if the Investors beneficially own less than the Minimum Threshold, the IRA Directors will, at the request of remaining members of the StrikeCo board of directors, resign from the StrikeCo board of directors.

Further, the Investor Rights Agreement provides that, so long as the Investors beneficially own on a continuous basis, in the aggregate, at least 15% in voting power of the then outstanding capital stock of StrikeCo entitled to vote generally in the election of directors, StrikeCo will permit a representative of the Investors selected by the Investors, acting through the Investors Representative, to attend any and all meetings of the StrikeCo board of directors, in a non-voting capacity and, in this respect, StrikeCo shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors, provided that the representative agrees to hold in confidence and trust all information so provided.

Amended and Restated Registration Rights Agreement

At the Closing, StrikeCo, the Blocker Seller, the Continuing Members, the Sponsor and Marc Zenner and Jon A. Marshall, will enter into the A&R Registration Rights Agreement, substantially in the form attached as Annex G to this proxy statement. The A&R Registration Rights Agreement will amend, restate and replace in its entirety the registration rights agreement, entered into by Sentinel, the Sponsor and Mr. Zenner in connection with Sentinel’s initial public offering, in order to provide substantially similar registration rights to each of the signatories to the A&R Registration Rights Agreement, pursuant to which StrikeCo will be required to register for resale all of the (1) founder shares; (2) private placement warrants; (3) shares of StrikeCo Class A common stock issued or issuable upon exercise of the private placement warrants; (4) shares of StrikeCo Class A common stock into which the Retained Company Units and StrikeCo Class B common stock may be exchanged pursuant to the Exchange Agreement; (5) any outstanding shares of StrikeCo Class A common stock or any other equity securities (including shares of StrikeCo Class A common stock issued or issuable upon the exercise or exchange of any equity security) of StrikeCo held by a party to the A&R Registration Rights Agreement or their affiliates as of the date of the A&R Registration Rights Agreement; and (6) other equity securities issued or issuable with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (including upon exercise of the private placement warrants) (collectively, the “Registrable Securities”) held by each of the parties thereto.

The Registrable Securities will consist of an aggregate of approximately 39,109,093 shares of StrikeCo Class A common stock and 5,933,333 private placement warrants. In addition, as described under “CSL Subscription Agreement” and “Fidelity Subscription Agreement” below, StrikeCo will also be required to register 13,200,000 shares of StrikeCo Class A common stock issuable pursuant to the Subscription Agreements.

StrikeCo will be required, within 45 calendar days after the consummation of the business combination, to file a registration statement registering the resale of all of the Registrable Securities and will use commercially reasonable efforts to cause the registration statement to be declared effective as soon as practicable after the filing thereof, but no later than the 75th calendar day (or 105th calendar day if the SEC notifies StrikeCo that it will “review” the registration statement. In addition, if an underwritten offering is reasonably expected to result in gross proceeds of at least $10 million, the holders of Registrable Securities will be entitled to demand no more than either (1) one underwritten offering during one 180-day period or (2) a total of three underwritten offerings initiated by (A) the Sponsor, (B) OEP or (C) Pate Holding. The holders of Registrable Securities will also have certain “piggy-back” rights with respect to the underwritten offerings initiated by StrikeCo or other StrikeCo stockholders.

StrikeCo will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities, transfer taxes, costs or expenses related to marketing efforts and the fees and expenses of counsel to holders of Registrable Securities. The A&R Registration Rights Agreement also will include customary provisions regarding indemnification and contribution.

Tax Receivable Agreement

At the Closing, StrikeCo, Strike, the Continuing Members and the Seller Representative will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement. The Tax Receivable Agreement will generally provide for the payment by StrikeCo to the Continuing Members of 85% of the net cash savings in respect of such Continuing Member, if any, in U.S. federal, state and local income tax that StrikeCo actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of the utilization of certain tax attributes of StrikeCo. StrikeCo will retain the benefit of the remaining 15% of these cash savings.

Lock-Up Agreements

At the Closing, StrikeCo will enter into Lock-Up Agreements with the Continuing Members with respect to the shares of StrikeCo Class A common stock that may be issued to them pursuant to the Exchange Agreement, substantially in the form attached as Annex I to this proxy statement. Pursuant to the Lock-Up Agreements, each signatory thereto will agree that, from the completion of the transactions contemplated by the Transaction Agreement until the earliest of: (1) the first anniversary of the Closing Date (other than OEP, whose lock-up period is discussed below); and (2) the date following Closing Date on which StrikeCo completes a liquidation, merger, stock exchange or other similar transaction that results in all of StrikeCo’s stockholders having the right to exchange their shares of StrikeCo’s capital stock for cash, securities or other property (the period between the Closing Date and the earliest of clauses (1) and (2), the “Lock-Up Period”), such Continuing Member will not (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate a decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to shares of StrikeCo Class A common stock issued to them pursuant to the Exchange Agreement (such shares of StrikeCo Class A common stock, collectively, the “Lock-Up Shares”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (3) publicly announce any intention to effect any transaction specified in clause (1) or (2). Notwithstanding the foregoing, pursuant to the Lock-Up Agreements, each signatory thereto may sell or otherwise transfer any Lock-Up Shares to its respective equity holders or to any of its other affiliates, provided that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreements.

The terms of the Lock-Up Agreement to be entered into by OEP will generally be the same, other than the lock-up period. The lock-up period for OEP will be until the earliest of (a) (x) with respect to one-third (1/3) of the shares of StrikeCo Class A common stock, the three-month anniversary of the Closing Date, (y) with respect to an additional one-third (1/3) of the shares of StrikeCo Class A common stock, the six-month anniversary of the Closing Date, and (z) with respect to the remaining shares of StrikeCo Class A common stock, the twelve-month anniversary of the Closing Date, and (b) the date following the Closing Date on which StrikeCo completes a liquidation, merger, stock exchange or other similar transaction that results in all of StrikeCo’s stockholders having the right to exchange their shares of StrikeCo’s capital stock for cash, securities or other property. Further, from the Closing Date until the earliest of: (1) the 12-month anniversary of the Closing Date and (2) the date following the Closing Date on which StrikeCo completes a liquidation, merger, stock exchange or other similar transaction that results in all of StrikeCo’s stockholders having the right to exchange their shares of StrikeCo’s capital stock for cash, securities or other property, OEP will provide prior written notice to the board of directors of StrikeCo prior to selling, offering to sell, or contracting to sell any StrikeCo Class A common stock issued to OEP pursuant to the Exchange Agreement (“OEP Lock-Up Shares”), even though such OEP Lock-Up Shares are no longer subject to OEP’s lock-up agreement and will use commercially reasonable efforts to ensure such OEP Lock-Up Shares are sold in an orderly fashion in consultation with the board of directors of StrikeCo.

Subscription Agreements

In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, Sentinel entered into the Subscription Agreements, copies of which are attached as Annexes J and K hereto, each dated as of October 18, 2018, with certain investors, including (1) one or more investment funds controlled by CSL Capital Management, L.P. (“CSL Energy”), an energy services-focused private equity fund (the “CSL Subscription Agreement”) and (2) certain funds and accounts managed by Fidelity Management & Research Company (the “Fidelity Investors” and, collectively with CSL Energy, the “Subscribed Investors”) (the “Fidelity Subscription Agreement”), pursuant to which, among other things, Sentinel agreed to issue and sell in a private placement an aggregate of 13,200,000 shares of Sentinel Class A common stock to the Subscribed Investors for $10.00 per share, or an aggregate cash purchase price of $132.0 million (the “Private Placement”). The Private Placement is expected to close concurrently with the Closing.

Pursuant to the Subscription Agreements, the Subscribed Investors will be entitled to certain registration rights, subject to customary black-out periods and other limitations as set forth therein. In addition, the Fidelity Investors will be entitled to liquidated damages payable by Sentinel in certain circumstances, including in the event that (a) a resale registration statement for the Fidelity Investor’s shares of Class A common stock issued in the Private Placement has not been filed with the SEC within 45 calendar days following the Closing (the “Filing Deadline”), (b) the registration statement has not been declared effective by the SEC by the 75th calendar day (or 105th calendar day if the SEC notifies Sentinel that it will “review” the registration statement) following the Filing Deadline, (c) following the effectiveness of the registration statement, the registration statement ceases to remain continuously effective or the Fidelity Investors are not permitted to utilize the registration statement to resell their acquired shares of Class A common stock, subject to a special grace period for post-effective amendments or (d) after six months following the Closing, the Fidelity Investors who are not affiliates of Sentinel are unable to sell their acquired shares of Class A common stock without restriction under Rule 144 of the Securities Act as a result of Sentinel failing to file with the SEC required reports under Section 13 or Section 15(d) of the Exchange Act such that Sentinel is not in compliance with Rule 144(e)(1) (or Rule 144(i)(2), if applicable) (each such event referred to in clauses (a) through (d), a “Registration Default”). The Fidelity Subscription Agreement provides that liquidated damages will be payable monthly by Sentinel during the time of a Registration Default in the amount of 0.5% of the purchase price paid by the applicable Fidelity Investor for its acquired shares of Class A common stock, subject to a cap of 5.0%.

Contribution Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, Sentinel entered into a purchase and contribution agreement (the “Contribution Agreement”) with Strike, LLC, a wholly owned subsidiary of Strike (“Strike LLC”), CSL Energy Holdings III Corp, LLC (“CSL Holdings”) and Invacor Pipeline and Process Solutions, LLC, an entity under common control with CSL Holdings (“Invacor” and, together with CSL Holdings, the “Invacor Sellers”), pursuant to which (1) immediately prior to the Closing, the Invacor Sellers have agreed to transfer all of the issued and outstanding membership interests (the “Pipelogic Interests”) in Pipelogic Services, L.L.C. (“Pipelogic”) to Sentinel in exchange for 1,800,000 shares of Sentinel Class A common stock at $10.00 per share and (2) immediately following the Closing, Sentinel has agreed to contribute the Pipelogic Interests to Strike LLC in exchange for 1,800,000 units of Strike.

Voting and Support Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, Sentinel’s initial stockholders, including the Sponsor, and Charles S. Leykum entered into the Voting and Support Agreement with Strike, a copy of which is attached as Annex M hereto. Pursuant to the Voting and Support Agreement, the initial stockholders and Mr. Leykum agreed to vote: (1) in favor of the adoption of the Transaction Agreement and approval of the business combination and other transactions contemplated by the Transaction Agreement; (2) against any actions that would result in a breach by Sentinel of any representations, warranties, covenants, obligations or agreements contained in the Transaction Agreement; (3) in favor of the proposals set forth in Sentinel’s proxy statements/prospectus on Form S-4 related to the domestication and this proxy statement (including in favor of the election of designees of the board of directors of Sentinel as set forth in the Voting and Support Agreement); (4) for any proposal to adjourn or postpone the applicable special meeting of stockholders to approve matters related to Sentinel’s domestication and the business combination to a later date if there are not sufficient votes for approval of such matters; (5) against any alternative proposals or transactions to the domestication and the business combination; and (6) in favor of any proposal submitted to shareholder for approval in connection with the domestication.

The Voting and Support Agreement generally prohibits the initial stockholders and Mr. Leykum from transferring, or permitting to exist any liens on, any shares held by such party prior to the termination of such agreement. The Voting and Support Agreement will automatically terminate, as to the initial stockholders and Mr. Leykum, upon the first to occur of (1) the mutual written consent of Strike and such party thereto, (2) the Closing or (3) the date of termination of the Transaction Agreement in accordance with its terms.

Under the Voting and Support Agreement, the initial stockholders and Mr. Leykum agreed to waive any and all rights such party has or may have (including pursuant to any side letters between the initial stockholders and Sentinel or otherwise) to receive any additional warrants or any equity securities of Sentinel or any of its subsidiaries, whether in connection with the repayment of any loans to Sentinel or otherwise.

Background of the Business Combination

Sentinel is a blank check company incorporated in the Cayman Islands on June 5th, 2017, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of Sentinel’s management team and Board. The terms of the business combination were the result of extensive negotiations between Sentinel’s management team, the Sponsor, representatives of Strike, and One Equity Partners (“OEP”). The following is a brief description of the background of these negotiations, the business combination and related transactions.

Prior to the consummation of Sentinel’s initial public offering, neither Sentinel, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Sentinel.

After Sentinel’s initial public offering, Sentinel commenced an active search for prospective businesses and assets to acquire. Representatives of Sentinel, including the Chairman of Sentinel, Mr. Andrew Gould, the CEO of Sentinel, Mr. Krishna Shivram, and the Sponsor (who are affiliates of CSL Capital Management), (“CSL”), contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

During that period, Sentinel’s management and the Sponsor:

•	considered and conducted an analysis of approximately seventy potential acquisition targets other than Strike (the “Other Potential Targets”); and

•

other than Strike, ultimately engaged in detailed discussions, due diligence and negotiations with nine target businesses or their representatives, entering into non-disclosure agreements with all nine potential acquisition targets.

The nine potential targets included (1) a manufacturer of onshore and offshore oilfield equipment (“Company A”), (2) a compression services provider (“Company B”), (3) a manufacturer of production equipment and diamond cutters with onshore services (“Company C”), (4) an international asset integrity business (“Company D”), (5) an onshore oilfield services provider (“Company E”), (6) a U.S. based directional drilling provider (“Company F”), (7) a manufacturing company specializing in completions equipment (“Company G”), (8) a drill bit manufacturer (“Company H”), and (9) a global technology focused oilfield services provider (“Company I”).

•	Company A — conducted diligence and submitted offers but ultimately seller was unwilling to go forward at proposed valuation.

•	Company B — conducted diligence and ultimately decided the strategy did not fit Sentinel’s investment criteria and Sentinel would be unable to pursue without a partner.

•	Company C — submitted second round bids but ultimately seller decided to pursue alternative exit strategies.

•	Company D — conducted diligence but ultimately decided the company did not fit Sentinel’s investment criteria.

•	Company E — conducted diligence and submitted an LOI but ultimately decided the company did not fit Sentinel’s investment criteria.

•	Company F — conducted diligence and submitted an LOI but complexity with previous owners did not merit a transaction.

•	Company G — conducted diligence but ultimately decided the company was not organized well enough for Sentinel’s purposes.

•	Company H — conducted diligence and submitted offers but could not meet sellers’ expected price.

•	Company I — conducted diligence but ultimately decided the company’s valuation was too small for Sentinel’s purposes.

Based on the discussions and negotiations with multiple target opportunities, Strike emerged as a frontrunner to pursue a business combination.

On April 6, 2018, Mr. Shivram met with Steve Pate, Cole Pate, Frank Victor-McCawley and Rob Jessen and representatives of J.P. Morgan, Strike’s advisor, to discuss the potential of a transaction involving Strike and Sentinel. Following the meeting, Mr. Shivram concluded that in his judgment of Strike at the time, Sentinel should schedule a follow-up meeting with Strike to continue diligence efforts. Mr. Shivram subsequently communicated his reflections on Strike to Sentinel’s board.

On May 2, 2018, Messrs. Gould, Shivram and representatives of CSL met with Messrs. S. Pate, C. Pate, Victor-McCawley and Jessen to receive further information from Strike and J.P. Morgan regarding a potential business combination. Messrs. S. Pate, C. Pate, Victor-McCawley and Jessen provided Sentinel and Messrs. Gould, Shivram and Leykum with information on Strike including its corporate history, the history of its operations and business lines, financial results and future growth plans. The parties agreed to make available additional diligence upon request.

Between May 2 and May 24, 2018, Sentinel and representatives of CSL conducted their initial due diligence on Strike based on the information provided by Strike and other publicly available sources. Sentinel also engaged Winston & Strawn, LLP (“Winston & Strawn”) as counsel to Sentinel. Based on Sentinel’s and CSL’s review of the diligence materials, Sentinel and CSL determined that (1) Strike was well-positioned to capitalize on the North American infrastructure services market, (2) Strike had a robust set of internal controls and systems in place to serve as a platform for growth, (3) Strike was well-regarded among customers as a leading provider of integrity services, and (4) Strike was well-positioned to capitalize on the growing levels of North American oil and gas production, and, on the basis of the foregoing concluded that Strike was a highly attractive target for Sentinel. Over the same time frame, J.P. Morgan, on behalf of Strike, informed Sentinel that Strike was actively considering strategic alternatives to a transaction with Sentinel but would like to continue furthering discussions with Sentinel at the same time.

On May 24, 2018, Mr. Gould and Mr. Shivram met with Messrs. S. Pate, Jessen and Victor-McCawley along with a representative of J.P. Morgan to further discuss a potential transaction between Strike and Sentinel.

On May 30, 2018, Mr. Shivram sent J.P. Morgan a non-binding letter agreement that outlined the basic terms for a potential transaction whereby Sentinel would acquire an interest in Strike and OEP being bought out for an aggregate of $312,000,000 in cash while the minority owners would receive Sentinel shares. The letter agreement requested an exclusivity period, was subject to confirmatory due diligence and proposed an initial enterprise value. The terms of the letter agreement were determined jointly by Mr. Shivram, Sentinel’s board of directors and representatives of CSL. Mr. Shivram, Sentinel’s board of directors and CSL analyzed the net present value of estimates of future after-tax cash flows, precedent merger and acquisition transaction metrics and public company trading metrics prepared internally by Sentinel and CSL in determining a reasonable enterprise value for the basis of beginning negotiations with Strike.

On June 20, 2018, Mr. Shivram met with Messrs. S. Pate, C. Pate and Victor-McCawley to discuss the details of the non-binding letter agreement and the timeline and mechanics of consummating a transaction between Strike and Sentinel. Among other things, the representatives of Strike and Sentinel discussed the regulations and requirements governing public companies and the exact level to which current owners of Strike would be shareholders in the surviving entity following the transaction.

On July 1, 2018, J.P. Morgan on behalf of Strike responded to Mr. Shivram with further clarifications on the points discussed in the June 20, 2018 meeting.

On July 12, 2018, J.P. Morgan on behalf of Strike contacted Mr. Shivram stating that Strike had received a better monetary offer from another party but would like to continue pursuing a business combination with Sentinel due to the high quality of Sentinel’s board and management, provided Sentinel could improve on its previous offer. Mr. Shivram provided the Sentinel board of directors with additional information and informed them that a refinement of the original letter agreement would be required for Strike to continue considering a business combination with Sentinel

On July 18, 2018, J.P. Morgan on behalf of Strike contacted Mr. Shivram and delivered a counter to Sentinel’s original proposed valuation. J.P. Morgan on behalf of Strike countered with a higher enterprise value than initially proposed by Mr. Shivram.

On July 20, 2018, Mr. Shivram delivered a revised offer with an enterprise value higher than initially proposed but lower than counterproposed by on July 18, 2018 to J.P. Morgan.

On July 23, 2018, J.P. Morgan on behalf of Strike communicated to Mr. Shivram that Strike was willing to begin negotiations of definitive transaction agreements founded on Sentinel’s latest proposal.

On July 27, 2018, Mr. Shivram and representatives of CSL met with management team members of Strike to further diligence Strike and meet with members of Strike’s executive management team. In this day-long meeting, Strike provided information related to each business unit, financial performance and expected financial performance as well as strategy and growth planning for the future business. Mr. Shivram and representatives of CSL were given the opportunity to meet with key leaders of the various business units and ask detailed diligence questions of the underlying business and future growth drivers.

On August 1, 2018, Mr. Shivram conducted a meeting of the board of directors of Sentinel to discuss the developments pertaining to Strike, among other targets.

Between August 2 and August 13, 2018, Sentinel and members of CSL conducted extensive due diligence on Strike and based upon due diligence findings concluded that an enterprise value lower than that proposed on July 20, 2018 was appropriate based on their analysis of the net present value of estimates of future after-tax cash flows, precedent merger and acquisition transaction metrics and public company trading metrics prepared internally by Sentinel and CSL.

On August 13, 2018, Mr. Shivram presented the revised proposal to Sentinel’s board of directors. Sentinel’s board unanimously approved the proposal.

On the morning of August 14, 2018, Mr. Shivram and representatives of CSL met with Mr. Pate and representatives of OEP for a breakfast meeting to further discuss terms of the transaction.

On August 14, 2018, Mr. Shivram delivered the proposal to Strike. Sentinel’s proposal was discussed at length during Strike’s board meeting and Strike came back to Sentinel with a variety of changes that were amenable to Sentinel.

On August 21, 2018, Strike countersigned the written term sheet with Sentinel.

Between August 22 and September 18, 2018, Mr. Gould, Mr. Shivram, and members of CSL worked with Strike to compile and refine the investor presentation that would be used for the Private Placement roadshow.

JP Morgan and Citi also assisted based on their roles as advisors for Strike and Sentinel, respectively. The goal of the Private Placement roadshow was not only to raise capital from new investors but to preview the deal with several of the largest initial Sentinel investors. During this time, Jones Day, counsel to OEP, and Winston & Strawn, counsel to Sentinel, began drafting the purchase agreement and related transaction documents as well as a proxy statement and Sentinel, CSL, OEP, and Strike provided comments. Additionally, Mr. Shivram and CSL worked with Strike to conduct confirmatory due diligence on Strike through numerous conference calls, visits to J.P. Morgan’s downtown Houston office, visits to Strike’s Woodlands office, and a facility visit to Strike’s Baytown field office.

On August 30, 2018, Mr. Shivram and representatives of CSL met with Messrs. S. Pate, C. Pate and Victor-McCawley to initiate discussion around the contribution of Pipelogic to Sentinel concurrently with the closing of the business combination. Strike acknowledged CSL’s view that a contribution of Pipelogic would be synergistic for Strike as Pipelogic was active in integrity services, including pipeline cleaning and in-line inspection.

On September 10, 2018, Strike’s management team was provided with an information packet detailing out the various aspects of the Pipelogic business and the growth plans in progress. The information packet highlighted a potential valuation range of $30,000,000 to $35,000,000 for Pipelogic and the broader corporate opportunity. The Strike team assigned an internal team to conduct due diligence and come up with a view on valuation.

On September 12, 2018, the Strike management team, which included Messrs. S. Pate and C. Pate, had an introductory dinner with the Pipelogic management wherein the Strike management team was able to ask detailed due diligence questions on the business, growth prospects, and collaboration opportunities.

On the morning of September 19, 2018, Strike management, Sentinel and representatives of CSL agreed to expand their ongoing negotiations to re-evaluate the purchase price and other deal terms. On the afternoon of September 19th, Mr. Shivram communicated a proposed reduction in enterprise value in person to Mr. Pate. The day ended with no valuation agreed to and the parties agreed to continue discussions over the weekend.

On September 20, 2018, representatives of OEP communicated to Mr. Shivram a revised enterprise value higher than proposed by Mr. Shivram on September 19, 2018.

On September 23, 2018, Mr. Shivram, representatives of OEP, and Strike held a call during which Sentinel, OEP and Strike agreed to a revised enterprise value.

From September 24th through October 1, 2018, Sentinel, CSL, Strike, JP Morgan, and Citi worked to refine the Private Placement roadshow presentation through several in person meetings at Strike’s Woodlands office.

On October 1, 2018, Sentinel launched the 4-day Private Placement roadshow with a target raise of $100,000,000, visiting eight investors in San Francisco, Los Angeles, Baltimore, New York and Boston, which included a mix of larger existing Sentinel shareholders and also new investors. Proceeds from the Private Placement would be used to repay Strike indebtedness and to add growth capital to the balance sheet. On October 5, 2018, Sentinel received a non-binding commitment of $110,000,000 from Fidelity. On October 10th, the Private Placement commitment window ended with no additional commitments. On or about this date Strike, Sentinel and CSL tentatively agreed that CSL would contribute approximately $40 million to the business combination, consisting of all the equity of Pipelogic at a to-be-agreed upon valuation, with the remainder as a subscription for shares of common stock of StrikeCo at $10.00 per share. In parallel, the Strike team continued their internal due diligence on Pipelogic, including an in-person all-afternoon session at Strike’s office on October 3, 2018 with Pipelogic management.

From October 1 through October 18, 2018, Sentinel, CSL, Strike and OEP continued to negotiate various points, including, but not limited to, the Strike purchase agreement and other key transaction related documents, the net working capital peg, Strike management employment agreements, and the valuation of Pipelogic. In parallel, all parties continued the drafting of the proxy statement with Jones Day and Winston & Strawn over numerous calls.

On October 17, 2018, the final points of the transaction were negotiated during a six-hour negotiation at Strike’s Woodlands office. During this session, the parties agreed to a valuation for Pipelogic of $18,000,000.

On October 18, 2018, the Sentinel board of directors reviewed the final form of the transaction agreements and approved the business combination.

On October 19, 2018, Sentinel announced the agreement to acquire a majority of the equity interests of Strike.

Sentinel’s Board of Directors’ Reasons for the Approval of the Business Combination

Sentinel’s board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, Sentinel’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of Sentinel’s board of directors may have given different weight to different factors. This explanation of Sentinel’s reasons for the board of directors’ approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, Sentinel’s board of directors reviewed the results of the due diligence conducted by its management, which included:

•	research on comparable public companies;

•	extensive meetings and calls with Strike’s management team regarding operations and forecasts;

•	extensive meetings and calls with OEP regarding Strike;

•	multiple visits to Strike’s headquarters in Woodlands, Texas;

•	a visit to Strike’s field office in Baytown, Texas;

•	review of Strike’s material contracts, financial, tax, legal, and accounting due diligence;

•	consultation with Sentinel’s management and legal and financial advisors and industry experts;

•	financial and valuation analysis of Strike and the business combinations;

•	Strike’s audited and unaudited financial statements; and

•	financial projections provided by Strike management team;

The factors considered by the board of directors include, but are not limited to, the following:

Strike positively met all the criteria for the various investments themes highlighted during Sentinel’s IPO in November 2017. Sentinel’s management team had stated that they would focus on Land, rather than Offshore; North America, rather than International; Differentiated businesses, rather than commoditized ones; Private Company targets as opposed to Carve-Outs; and Production oriented businesses, rather than Exploration focused ones. The acquisition of Strike fulfils all of these criteria laid out at the beginning. Strike is a U.S. Land focused pipeline and facilities infrastructure services business, directly linked with Production. It is vastly differentiated in its footprint and breadth of technical capabilities and services offered. It is a private business that now needs access to a larger pool of capital to capitalize on multiple growth opportunities that are available in an industry that is slated to have secular growth tailwinds for a number of years. Being a large pure play pipeline and facilities infrastructure services business, and working off of a large sticky and renewable backlog that has been growing over time, makes this investment extremely defensible.

Favorable market dynamics provide significant tail winds for Strike’s continued growth. As the pipeline infrastructure in place in the U.S. continues to age, with over 50% of the installed pipelines more than 50 years old, the need for maintenance is ever-growing. These factors, coupled with increasing regulation, are making the pipeline infrastructure compliance programs more onerous, technical and difficult to manage for midstream operators. With increasing environmental responsibilities being imposed on operators, the current regulatory footprint, which covers just about a third of the installed pipeline infrastructure, is bound to grow. Additional drivers include customer and midstream asset consolidation through customer M&A and also vendor consolidation programs by customers. Furthermore, Independent Oil Companies (“IOCs”), with their enhanced focus on Safety and Operational Execution, and key financial sponsors, with little operational capability or experience, have entered the midstream market and are in need of professional one-source service providers. All these dynamics at play are pushing the midstream infrastructure market directly into the fairway for Strike, who with its high quality service delivery and safety track record, nationwide footprint and wide array of technical services, is well poised to benefit from all of these growth drivers.

Strike has a proven track record of organic growth coupled with strategic M&A. Strike was formed in 2003 in the wake of the passage of the Pipeline Safety Act of 2002. The founders, led by CEO Steve Pate, recognized the market opportunity for a high-performance, safety-focused company that clients would trust to comply with these new regulations. Starting small and gaining the customers’ trust over time on the back of a strong performance track record, the management team expanded operations as a maintenance services company, which still remains at the core of Strike’s offerings. As its capabilities grew over time, several customers provided Strike with opportunities to manage their major capital projects, providing Strike an entry into the Major Projects market in 2012. From 2007 through 2017, Strike’s revenue grew at a Compounded Annual Growth Rate of 35%, with more than 75% of this growth being organic. Strike’s revenue and Adjusted EBITDA growth for the period 2014-2018 spanning the downcycle has far outstripped all of its identified public comparatives, with 2018 revenue and Further Adjusted EBITDA estimated (as of the date that the board of directors approved the business combination) at $1.8 billion and $134 million, respectively (a significant milestone for a 15-year-old company). Over the last several years, Strike has also acquired two regional infrastructure service providers – one expanded the footprint into the Rockies north through the Bakken and the other solidified Strike’s north eastern footprint.

Strike is led by an exceptional management team that has stayed true to its core over the years. Strike was started 15 years ago by Steve Pate, who is still the CEO of Strike, and other Strike founders. Strike had its beginnings in the maintenance-focused IIS segment) which is still over 60% of the overall Company revenue and the segment that management will continue to focus on for future growth. The management team’s dedication to maintaining an extremely high focus on safety and service delivery, their ability to attract, retain and develop entrepreneurial talent while exercising very strong risk mitigation controls on their business has allowed them to grow aggressively, but with control. Of particular note is their conservative attitude towards risk management and consequently, contractual structures.

Strike serves a widely-diversified customer base in the upstream, midstream and downstream markets. Strike has more than 400 master service agreements with its customers for the IIS segment and the majority of this revenue base renews itself at about 88% annually. This presents a highly reliable, sticky business that continues to enjoy a secular growth phase. The extensive footprint that Strike has developed over the years has also allowed it to become a nationwide provider of midstream infrastructure services. This allows its customers to work with a single-source provider rather than with a fragmented supplier base. This local and regional fragmentation presents the opportunity to leverage their consolidation approach going forward. Additionally, the contract mix at Strike has a relatively low concentration of Lump Sum contracts, reflecting Strike’s desire to mitigate risk. The bulk of the contracts are based on Time & Materials, or Unit Price basis with some being based on a Cost-Plus methodology. In summary, the Strike team are service providers who execute their customers’ decisions.

Strike is well-positioned to become a successful company in the public markets. As Strike has grown over the years, not only did Strike establish a strong “One Strike” common culture, but also aggressively adopted technology and developed a common platform to provide a strong centralized hub of administrative services to the field operations, including finance, IT, HR, legal, contract management and other such services, allowing Strike to develop a unified “look and feel” nationally in front of customers and employees. In addition, this approach liberates the field operations to focus exclusively on safety, operations execution, customers and delivering financial results. This investment in a common platform will allow Strike to scale up the business significantly without adding much additional G&A costs, while retaining a superior ability to integrate acquired businesses and build on the “One Strike” image. Strike presents an opportunity with a sound business model with room to grow, a business well-positioned to benefit from Sentinel team’s background, a business at an inflection point, a potential for expansion geographically and technically, and all this coupled with a strong, healthy balance sheet.

The transaction is attractively structured. The current owners of Strike, namely the Strike founders along with senior management and OEP, have agreed to roll over 75% and 80%, respectively of their current holdings, clearly signifying their expectation of a higher future valuation. At closing, their combined holdings will exceed 34%. Because of the high equity roll-over, and the Private Placement investment led by Fidelity, Strike expects to pay down the entire forecasted net debt of Strike at closing and have a net cash position of $33,000,000 prior to paying transaction-related expenses. Consequently, at closing, Strike will boast a categorically strong balance sheet, capable of supporting several growth initiatives.

Terms of the Contribution Agreement for Pipelogic Services. Sentinel’s board of directors, including the audit committee, reviewed the financial and other terms of the Contribution Agreement for Pipelogic Services and determined that they were the product of arm’s-length negotiations among the parties.

Opinion of Houlihan Lokey Capital, Inc. regarding the aggregate consideration to be paid by Sentinel for the Pipelogic Interests pursuant to the Contribution Agreement. On October 18, 2018, Houlihan Lokey Capital, Inc., which we refer to as Houlihan Lokey, rendered its opinion addressed to Sentinel’s board of directors as to, as of such date, the fairness, from a financial point of view, to Sentinel of the aggregate consideration of 1,800,000 shares of Sentinel Class A common stock (at $10.00 per share) to be paid by Sentinel for the Pipelogic Interests pursuant to the Contribution Agreement. Houlihan Lokey’s opinion was directed to Sentinel’s board of directors (in its capacity as such) and only addressed the aggregate consideration to be paid by Sentinel for the Pipelogic Interests pursuant to the Contribution Agreement and did not address any other aspect or implication of the transactions contemplated by the Contribution Agreement or any other agreement, arrangement or understanding. The full text of its written opinion is attached as Annex N to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. Houlihan Lokey’s opinion is not intended to be, and does not constitute, advice or a recommendation to Sentinel’s board of directors, any security holder of Sentinel or any other person as to how to act or vote with respect to any matter relating to the business combination or any related transaction. Houlihan Lokey was engaged by Sentinel solely to provide the opinion.

Stockholder approval. The Sentinel board of directors considered the fact that in connection with the business combination Sentinel stockholders have the option to (1) remain stockholders of the combined company, (2) sell their shares on the open market or (3) redeem their shares for the per share amount held in the Trust Account.

In the course of its deliberations, the Sentinel board of directors also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the transaction, including the following:

•

Oil, natural gas and NGL prices are volatile. A sustained decline in oil, natural gas and NGL prices could adversely affect Strike’s business, financial condition and results of operations and its ability to meet its capital expenditure obligations and financial commitments.

•	Future disruptions in the U.S. financial and credit markets or increases in the costs of capital could have an adverse impact on Strike’s business.

•

Strike’s future projections are based on many assumptions that may turn out to be inaccurate. Any material inaccuracies in these projections or underlying assumptions could materially affect the valuation and future performance of the stock.

•	A portion of Strike’s revenue is dependent on successfully obtaining contracts through a bid process and there is a risk of losing such contracts.

•

The failure to properly manage projects or project delays could result in additional costs or claims, which could have a material adverse effect on Strike’s operating results, cash flows and liquidity.

•	Strike’s existing businesses are lower margin and Strike may not be able to improve the margins within the existing services or grow into higher margin service lines.

•	Strike’s future growth plans require capital that it may be unable to obtain, which could lead to a decline in its ability to grow the business.

•	Strike could face intense competition and competitive pressures from other companies worldwide in the industries in which it operates.

•	Strike may not be able to acquire and integrate new M&A opportunities as successfully as it has done in the past.

•	Strike’s operations are subject to operational hazards for which it may not be adequately insured.

•	Any failure by Strike to comply with applicable environmental laws and regulations could result in governmental authorities taking actions that adversely affect its operations and financial condition.

•	The challenges resulting from members of senior management of Strike not remaining with Strike following the Closing.

•	The risk that other key employees of Strike might not remain with Strike following the Closing.

•	The challenge of attracting and retaining senior management personnel.

•

The risk that the business combination might not be consummated in a timely manner or that the Closing might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of Strike’s stockholders.

•	The risk that the Strike Approval Period may not be sufficient time to complete the business combination.

•

The significant fees and expenses associated with completing the business combination and the other related Transactions and the substantial time and effort of management required to complete the business combination.

•

We expect to be a “controlled company” within the meaning of the rules of the NYSE following the completion of the Transactions and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

After considering the foregoing potentially negative and potentially positive reasons, the Sentinel board of directors concluded, in its business judgment, that the potentially positive reasons relating to the business combination and the other related Transactions outweighed the potentially negative reasons. In connection with its deliberations, Sentinel’s board of directors did not consider the fairness of the consideration to be paid by it in the business combination to any person other than Strike.

Certain Projected Financial Information

In connection with its consideration of the potential combination, Sentinel’s board of directors were provided with prospective financial information prepared by management of Strike (collectively, the “Projections”).

The Projections are included in this proxy statement solely to provide Sentinel’s stockholders access to information made available in connection with the Sentinel’s board of directors’ consideration of the proposed business combination. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the dates on which the Projections were prepared, which was generally September 2018.

The Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the SEC or the American Institute of Certified Public Accountants with respect to prospective financial information. The Projections have not been audited. Neither the independent registered public accounting firms of Strike or Sentinel nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of Sentinel and Strike assume no responsibility for, and disclaim any association with, the Projections.

In the view of Strike’s management, the Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of Strike and presented, to the best of their knowledge and belief, the expected course of action and the expected future financial performance of Strike. While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and matters specific to the businesses of Strike, all of which are difficult to predict and many of which are beyond the preparing parties’ control including, among other things, the matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.”

The Projections were prepared solely for internal use to assist Sentinel in its evaluation of Strike and the business combination. Strike has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including Sentinel. Neither Strike’s management nor its representatives has made or makes any representations to any person regarding the ultimate performance of Strike relative to the Projections. The Projections are not fact. The Projections are not a guarantee of actual future performance. The future financial results of Strike may differ materially from those expressed in the Projections due to factors beyond Strike’s ability to control or predict.

The Projections are not included in this proxy statement in order to induce any Sentinel stockholders to vote in favor of any of the proposals at the special meeting.

Certain of the measures included in the Projections are non-GAAP financial measures, including Adjusted EBITDA, Further Adjusted EBITDA, Unlevered pre-tax free cash flow and free cash flow conversion. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Strike are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies. For example, solely for 2018E below, Further Adjusted EBITDA includes $17.9 million adjustment, based on Strike’s management’s estimates, related to a one-time commercial contract settlement that occurred in the third quarter of 2018 in anticipation of the business combination. Sentinel and Strike considered this settlement amount relevant in evaluating Strike’s financial results in connection with negotiating the business combination; however, Strike does not intend to present Further Adjusted EBITDA as part of its historical financial results following the consummation of the business combination.

We encourage you to review the financial statements of Strike included in this proxy statement, as well as the financial information in the sections entitled “Selected Historical Financial Information of Strike” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information of Strike” in this proxy statement and to not rely on any single financial measure.

Neither Sentinel nor Strike or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

Revenue

In billions	2018E	2019E	2020E
IIS Segment	$1.1	$1.1	$1.3
Major Projects Segment	$0.7	$0.8	$0.8
Total	$1.8	$1.9	$2.1

Gross Profit

In millions(1)	2018E	2019E	2020E
IIS Segment	$114	$143	$160
Major Projects Segment	$79	$97	$115
Total	$193	$240	$275
Margin (%)	11%	13%	13%

(1)	Gross profit was calculated using historical private company audited financial statements of Strike and reclassifications of business development and insurance expenses to SG&A.

Other

In millions	2018E	2019E	2020E
Further Adjusted EBITDA and Adjusted EBITDA(1)	$134	$155	$185
Margin (%)	8%	8%	9%
Unlevered Pre-Tax Free Cash Flow(2)	$117	$126	$155
FCF conversion(3) (%)	87%	81%	84%

(1)

Further Adjusted EBITDA is shown for 2018E only and is defined as Adjusted EBITDA, plus a $17.9 million adjustment, based on Strike’s management’s estimates, related to a one-time commercial contract settlement that occurred in the third quarter of 2018 in anticipation of the business combination. Adjusted EBITDA is defined as net income before interest expense, income tax expense, depreciation and amortization, and also excludes (a) non-cash charges related to compensation expense recognized under stock option plans or otherwise accrued or realized from any deferred equity compensation plan or grants of equity appreciation or similar rights, equity options, restricted equity or other similar rights officers, directors, and employees, and (b) non-recurring fees, cash charges and other cash expenses made or incurred in connection with the contemplated business combination that are paid or otherwise accounted for.

(2)	Unlevered Pre-Tax Free Cash Flow is defined as Adjusted EBITDA — Net Capital Expenditures.
(3)	Free Cash Flow Conversion is defined as (Adjusted EBITDA — Net Capital Expenditures)/EBITDA.

Certain Benefits of Sentinel’s Directors and Officers and Others in the Business Combination

In considering the recommendation of Sentinel’s board of directors in favor of the business combination, it should be noted that directors and officers of Sentinel have interests in the business combination that may be different from, or in addition to, the interests of Sentinel’s stockholders. These interests include:

•	the continuation of five directors, including two current independent directors, of Sentinel as members of the board of directors of StrikeCo;

•

the repayment of loans made by, and the reimbursement of out-of-pocket expenses incurred by, certain officers or directors or their affiliates in the aggregate amount of approximately $1,500,000 (which right to receive such repayment in the form of warrants was waived in connection with entering into the Voting and Support Agreement); and

•	the continued indemnification of former and current directors and officers of Sentinel and the continuation of directors’ and officers’ liability insurance after the business combination.

In addition, certain of Sentinel’s founders, directors and entities affiliated with certain of Sentinel’s directors and executive officers, own shares of Sentinel common stock that were issued prior to Sentinel’s initial public offering. Such purchasers have waived their right to receive distributions with respect to the shares of Sentinel Class B common stock held by them upon Sentinel’s liquidation which will occur if we are unable to complete an initial business combination by November 7, 2019. Accordingly, the shares of Sentinel Class B common stock will be worthless if Sentinel is forced to liquidate. In addition, in the event of Sentinel’s liquidation, Sentinel’s warrants, including the private placement warrants held by certain of Sentinel’s directors and executive officers, will expire worthless. These financial interests of the founders, officers and directors and entities affiliated with them may have influenced their decision to approve the business combination. You should consider these interests when evaluating the business combination and the recommendation of Sentinel’s board of directors to vote in favor of the business combination proposal and other proposals to be presented to the stockholders.

Satisfaction of 80% Test

After consideration of the factors identified and discussed in the section entitled “The Business Combination Proposal — Sentinel’s Board of Directors’ Reasons for Approval of the Business Combination,” Sentinel’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for its initial public offering, including that the business of Strike had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the Transaction Agreement.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of Sentinel’s board of directors in favor of approval of the business combination proposal, you should keep in mind that Sentinel’s initial stockholders, including its directors and executive officers, have interests in such proposal that are different from, or in addition to those of Sentinel stockholders and warrant holders generally. These interests include, among other things, the interests listed below:

•

If we do not consummate an initial business combination by November 7, 2019, we will cease all operations except for the purpose of winding up, redeem all of the outstanding public shares for cash and, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under the Delaware law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,625,000 founder shares owned by our initial stockholders would be worthless because following the redemption of the public shares, we would likely have few, if any, net assets and because our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to the founder shares if we fail to complete an initial business combination by November 7, 2019. Our initial stockholders purchased the founder shares for an aggregate purchase price of $25,000. Upon the Closing, such founder shares will convert into 8,625,000 shares of StrikeCo Class A common stock, and such securities, if unrestricted and freely tradable would be valued at approximately $            , based on the closing price of $         per share of Class A common stock on Nasdaq on ,                 2019.

•

Simultaneously with the closing of the IPO, Sentinel consummated the sale of 5,933,333 private placement warrants at a price of $1.50 per warrant in a private placement to our initial stockholders. The private placement warrants are each exercisable commencing 30 days following the Closing for one share of Class A common stock at $11.50 per share. If we do not consummate an initial business combination by November 7, 2019, then the proceeds from the sale of the private placement warrants will be part of the liquidating distribution to the public stockholders and the warrants held by our initial stockholders will be worthless. The warrants held by our initial stockholders had an aggregate market value of $         based upon the closing price of $         per warrant on Nasdaq on                 , 2019.

•	Our Sponsor, officers and directors will lose their entire investment in us if we do not complete a business combination by November 7, 2019.

•

Andrew Gould, Krishna Shivram, Charles S. Leykum, Jon A. Marshall and Marc Zenner will continue to be directors of StrikeCo after the consummation of the business combination. As such, in the future they will receive any cash fees, stock options or stock awards that the StrikeCo board of directors determines to pay to its directors.

•

Our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if Sentinel fails to complete an initial business combination by November 7, 2019.

•

In order to protect the amounts held in the trust account, our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have entered into a transaction agreement, reduce the amount of funds in the trust account. This liability will not apply with respect to any claims by a third-party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account or to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act.

•

Following the consummation of the business combination, our Sponsor would be entitled to the repayment of any working capital loan and advances that have been made to Sentinel and remain outstanding. As of the date of this proxy statement, we have no working capital loans outstanding. If we do not complete an initial business combination by November 7, 2019, we may use a portion of our working capital held outside the trust account to repay any working capital loans then outstanding, but no proceeds held in the trust account would be used to repay the working capital loans.

•	Following the consummation of the business combination, we will continue to indemnify our former and existing directors and officers and will maintain our directors’ and officers’ liability insurance.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sentinel or its securities, the Sentinel initial stockholders, Strike and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sentinel common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (1) the proposals presented to stockholders for approval at the special meeting are approved and/or (2) that Sentinel satisfy the minimum cash condition. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such arrangements may have a depressive effect on shares of Sentinel common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the special meeting.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Sentinel will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the special meeting or the redemption threshold. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the business combination. Where actual amounts are not known or knowable, the figures below represent Sentinel’s good faith estimate of such amounts assuming a closing as of the indicated date.

Sources and Uses of Proceeds

($ in 000s)

Sources	No Redemption	Max Redemption
Proceeds from Trust Account(1)	$348,957	$18,900
Private placement(2)	132,000	132,000
Sellers Rollover Equity	305,647	305,647

Total Sources	$786,604	$456,547

Uses	No Redemption	Max Redemption
Cash consideration to Unit Sellers	$124,400	$124,400
Sellers Rollover Equity	305,647	305,647
Repayment of debt(3)	330,057	—
Transaction costs(4)	26,500	26,500

Total Uses	$786,604	$456,547

(1)	Cash held in the trust account as of September 30, 2018.
(2)	This amount excludes shares and units issued in connection with the Contribution Agreement.
(3)

This amount includes repayment of the Term Loans (as defined herein) totaling $300.2 million, as well as $0.9 million in accrued interest, and partial repayment of the Amended ABL Credit Agreement (as defined herein) totaling $29.0 million of the $34.0 million outstanding. For further information on Strike’s indebtedness see Note 10 to Strike’s consolidated condensed financial statements.

(4)	This amount includes $12.1 million of deferred underwriting commission.

Board of Directors of Sentinel Following the Business Combination

Upon consummation of the business combination, we anticipate that the board of directors of StrikeCo will consist of seven directors. See the section entitled “Management of StrikeCo Following the Business Combination” for additional information.

Name; Headquarters

The name of the post-combination company after the business combination will be Strike, Inc. and our headquarters will be located at 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380.

Anticipated Accounting Treatment

The final determination of the accounting acquirer will depend on an assessment of factors at the time that the merger is consummated because the amount of redemptions will affect the extent to which Sentinel or Strike will be able to exercise control of the combined company. Depending on the ultimate number of redemptions as of the closing date, the merger will be accounted for as follows:

•

If Sentinel is determined to be the accounting acquirer, the merger will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, Sentinel could be considered the accounting acquirer based on the following indicators under certain redemption scenarios:

•	Sentinel pays cash and equity consideration for a majority of the members’ equity in Strike;

•	The board of directors will consist of seven directors. Sentinel has control of the chairmanship and the ability to appoint five of the seven board members; and

•	The existing stockholders of Sentinel will retain relatively more voting rights in the combined company than the historical Strike unitholders.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by Sentinel to affect the business combination will be allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Any excess purchase price after this allocation will be assigned to goodwill.

•

If Strike is determined to be the accounting acquirer, the merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Consequently, Strike’s consolidated financial statements will become the historical financial statements of the registrant following consummation of the merger. Pursuant to ASC 805, Strike could be considered the accounting acquirer based on the following indicators under certain redemption scenarios:

•	Strike management will hold key senior management positions;

•	The historical Strike unitholders will hold the majority voting interest in the combined company; and

•	The board of directors are subject to annual election by majority vote, and Strike would have the ability to control the combined company through its voting interests and management.

Certain United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations for holders of our shares of Sentinel Class A common stock that elect to have their Sentinel Class A common stock redeemed for cash if the business combination is completed. This discussion applies only to Sentinel Class A common stock that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions;

•	insurance companies;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Sentinel Class A common stock;

•	persons holding Sentinel Class A common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	Regulated investment companies (RICs) or real estate investment trusts (REITS);

•	Persons subject to the alternative minimum tax provisions of the Code;

•	partnerships or other pass-through entities for U.S. federal income tax purposes; and

•	tax-exempt entities.

If you are a partnership (or other pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners (or other owners) will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this proxy statement may affect the tax consequences described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Sentinel Class A common stock

In the event that a holder’s shares of Sentinel Class A common stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Sentinel Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Sentinel Class A common stock, a U.S. holder will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Sentinel Class A Common Stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Sentinel Class A Common Stock.” If the redemption does not qualify as a sale of shares of Sentinel Class A common stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax consequences to a non-U.S. holder described below under the section entitled “Non-U.S. holders — Taxation of Distributions.”

Whether a redemption of shares of Sentinel Class A common stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning private placement warrants or public warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the business combination) relative to all of our shares outstanding both before and after the redemption. The redemption of Sentinel Class A common stock generally will be treated as a sale of Sentinel Class A common stock (rather than as a corporate distribution) if the redemption (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in us or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Sentinel Class A common stock which could be acquired pursuant to the exercise of the private placement warrants or the public warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the business combination generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Sentinel Class A common stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of Sentinel Class A common stock and the Sentinel Class A common stock to be issued pursuant to the business combination). There will be a complete termination of a holder’s interest if either (1) all of the shares of our stock actually and constructively owned by the holder are redeemed or (2) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Sentinel Class A common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Sentinel Class A common stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Sentinel Class A common stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Sentinel Class A common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is subject to U.S. federal income taxation purposes regardless of its source; or

•

an entity treated as a trust for U.S. federal income tax purposes regardless of its source if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. persons have the authority to control all substantial decisions of such trust.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of Sentinel Class A common stock is treated as a distribution, as discussed above under the section entitled “Redemption of Sentinel Class A common stock,” such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Sentinel Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Sentinel Class A common stock and will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Sentinel Class A Common Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Sentinel Class A common stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Sentinel Class A common stock. If our redemption of a U.S. holder’s shares of Sentinel Class A common stock is treated as a sale, taxable exchange or other taxable disposition, as discussed above under the section entitled “Redemption of Sentinel Class A common stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Sentinel Class A common stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Sentinel Class A common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Sentinel Class A common stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. holder’s adjusted tax basis in its Sentinel Class A common stock so disposed of. A U.S. holder’s adjusted tax basis in its Sentinel Class A common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Sentinel Class A common stock treated as a return of capital.

U.S. holders who hold different blocks of Sentinel Class A common stock (shares of Sentinel Class A common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Sentinel Class A common stock who, or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder.

Taxation of Distributions. If our redemption of a Non-U.S. holder’s shares of Sentinel Class A common stock is treated as distribution, as discussed above under the section entitled “Redemption of Sentinel Class A common stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Sentinel Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Sentinel Class A common stock, which will be treated as described below under the section entitled “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Sentinel Class A Common Stock.”

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Sentinel Class A common stock. If our redemption of a U.S. holder’s shares of Sentinel Class A common stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Sentinel Class A common stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Sentinel Class A common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•

such Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and has a “tax home” in the United States; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Sentinel Class A common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate). If the second bullet point applies to a Non-U.S. holder, such Non-U.S. holder will be subject to U.S. tax on such Non-U.S. holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%).

If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of shares of our Sentinel Class A common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Sentinel Class A common stock (we would be treated as a buyer with respect to a redemption of Sentinel Class A common stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition.

We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the business combination is completed.

Information Reporting and Backup Withholding

Dividend payments with respect to our Sentinel Class A common stock and proceeds from the sale, taxable exchange or taxable redemption of our Sentinel Class A common stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Sentinel Class A common stock and will impose withholding of thirty percent (30%) on payments of gross proceeds from the sale, exchange or redemption of our Sentinel Class A common stock made after December 31, 2018, to shareholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. holder or an individual Non-U.S. holder that timely provides the certifications required on a valid IRS Form W-9 or W-8, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Sentinel Class A common stock.

Vote Required for Approval

The closing of the business combination is conditioned on the approval of the business combination proposal, the charter proposals and the stock issuance proposal at the special meeting. The business combination proposal is conditioned on the approval of the charter proposals and the stock issuance proposal.

This business combination proposal (and consequently, the Transaction Agreement and the business combination) will be approved and adopted only if the holders of at least a majority of the outstanding shares of our common stock that are voted in person or represented by proxy at the special meeting and entitled to vote thereon, vote “FOR” the business combination proposal. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the business combination proposal.

As of the record date, our Sponsor, directors and officers have agreed to vote any shares of Sentinel Class A common stock and Sentinel Class B common stock owned by them in favor of the business combination.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SENTINEL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “— Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

THE CHARTER PROPOSALS

Overview

If the business combination proposal is approved and the business combination is to be consummated, Sentinel will amend its current certificate of incorporation (the “Existing Charter”). Sentinel’s stockholders are being asked to consider and vote upon and to approve three separate proposals (collectively, the “charter proposals”) relating to StrikeCo’s Proposed Charter. The charter proposals are conditioned on the approval of the business combination proposal. Therefore, if the business combination proposal is not approved, the charter proposals will have no effect, even if approved by our public stockholders.

Charter Proposal A — Authorized Capital Stock

Relating to StrikeCo’s Proposed Charter, Sentinel’s stockholders are being asked to approve the provision in the Proposed Charter increasing the authorized share capital from $22,100 divided into 200,000,000 shares of Sentinel Class A common stock of a par value of $0.0001 each, 20,000,000 shares of Sentinel Class B common stock of a par value of $0.0001 each and 1,000,000 shares of preferred stock of a par value of $0.0001 each, to authorized capital stock of 451,000,000 shares, consisting of (x) 450,000,000 shares of common stock, including 400,000,000 shares of StrikeCo Class A common stock, and 50,000,000 shares of StrikeCo Class B common stock and (y) 1,000,000 shares of preferred stock.

Charter Proposal B — Declassification of the Board

Relating to StrikeCo’s Proposed Charter, Sentinel’s stockholders are being asked to approve the provision in the Proposed Charter providing that each member of StrikeCo’s board of directors will be elected annually at each annual meeting of stockholders (or special meeting in lieu thereof) following the Closing.

Charter Proposal C — Approval of Other Changes in Connection With Adoption of the Proposed Charter

Relating to StrikeCo’s Proposed Charter, Sentinel’s stockholders are being asked to approve all other changes in connection with amending the Existing Charter, including, among other things, (1) changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual and (2) removing certain provisions related to our status as a blank check company that will no longer apply upon consummation of the business combination.

Reasons for the Approval of the Charter proposals

Authorized Stock

Our board of directors believes that it is important for us to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). In addition, charter proposal A, if approved, would also adequately address the needs of StrikeCo after the business combination.

Declassification of the Board

Our board of directors believes that a declassified board of directors (1) allows stockholders to participate more frequently in the election of directors, (2) increases director accountability to stockholders, since such structure enables stockholders to express a view on each director’s performance by means of an annual vote, (3) allows stockholders the ability to influence corporate governance policies and to hold the board of directors and management accountable for implementing these policies.

Corporate Name and Perpetual Existence

Our board of directors believes that changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual is desirable to reflect the business combination with Strike and to clearly identify StrikeCo as the publicly traded entity. Additionally, perpetual existence is the usual period of existence for corporations, and our board of directors believes that it is the most appropriate period for StrikeCo following the business combination.

Blank Check Company

Our board of directors has determined it is in the best interest of Sentinel to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following consummation of the business combination. For example, these proposed amendments remove the requirement to dissolve Sentinel and allow it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for StrikeCo.

Vote Required for Approval

The approval of charter proposals A and C requires the affirmative vote of holders of a majority of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting and the approval of charter proposal B requires the affirmative vote of holders of at least two-thirds of the outstanding shares of Sentinel common stock entitled to vote thereon at the special meeting. Abstentions, broker non-votes or the failure to vote on this proposal, will have the same effect as a vote “AGAINST” this proposal.

The charter proposals are conditioned on the approval of the business combination proposal. Therefore, if the business combination proposal is not approved, the stock issuance proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SENTINEL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSALS.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

THE STOCK ISSUANCE PROPOSAL

Overview

Assuming the business combination proposal and each of the charter proposals are approved, our stockholders are also being asked to approve the stock issuance proposal.

Sentinel’s units, shares of Sentinel Class A common stock and public warrants are currently listed on Nasdaq and, as such, we are seeking stockholder approval for the issuance of (x) shares of StrikeCo Class A common stock to (1) the Blocker Seller at the Closing, pursuant to the terms of the Transaction Agreement, (2) CSL Energy in the CSL Private Placement at the Closing, pursuant to the terms of the CSL Subscription Agreement, (3) the Fidelity Investors in the Fidelity Private Placement, pursuant to the terms of the Fidelity Subscription Agreement, (4) the Invacor Sellers, pursuant to the terms of the Contribution Agreement and (5) to the Continuing Members who exchange the Company Units and an equal number of shares of StrikeCo Class B common stock, from time to time, held by them following the Closing, pursuant to and in accordance with, the terms of the Exchange Agreement, and (y) shares of StrikeCo Class B common stock to the Continuing Members, pursuant to the terms of the Transaction Agreement, in order to comply with the applicable listing rules of Nasdaq.

The number of shares of StrikeCo common stock that may be issued in connection with the stock issuance proposal is expected to be approximately 21.0 million shares of StrikeCo Class A common stock and 24.6 million shares of StrikeCo Class B common stock.

Reasons for the Approval of the Stock Issuance Proposal

We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a), (b) and (d). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Collectively, Sentinel and StrikeCo, as successor to Sentinel, may issue 20% or more of our outstanding common stock or 20% or more of the voting power, in each case outstanding before the issuance, in connection with the business combination, the Private Placement and the incentive award proposal.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. The issuances to CSL Energy and Fidelity Investors in connection with the Private Placement, in case as described in this proxy statement, may result in CSL Energy and Fidelity Investors owning more than 20% of our outstanding common stock, or more than 20% of the voting power, in each case outstanding before the issuance.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, in each case outstanding before the issuance.

Effect of the Proposal on Current Stockholders

In the event that this proposal is not approved by Sentinel stockholders, the business combination may not be consummated. In the event that this proposal is approved by Sentinel stockholders, but the Transaction Agreement is terminated (without the business combination being consummated) prior to the issuance of shares of common stock pursuant to the Transaction Agreement, StrikeCo will not issue the shares of common stock.

Vote Required for Approval

The approval of the stock issuance proposal requires the affirmative vote of holders of a majority of shares of Sentinel common stock present and entitled to vote at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the stock issuance proposal.

The stock issuance proposal is conditioned on the approval of the charter proposals, and, therefore, also conditioned on approval of the business combination proposal. Therefore, if the business combination proposal and the charter proposals are not approved, the stock issuance proposal will have no effect, even if approved by our public stockholders.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SENTINEL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

THE DIRECTOR ELECTION PROPOSAL

Overview

Sentinel’s board of directors is currently divided into three classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of our Class I director, Jon A. Marshall, will expire at the special meeting.

If charter proposal B is approved, the Proposed Charter will provide for the declassification of StrikeCo’s board of directors and StrikeCo’s board of directors will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of StrikeCo stockholders. If charter proposal B is not approved, our board of directors will remain classified.

Director Nominee

Our board of directors has nominated Jon A. Marshall for election as a Class I director. Assuming charter proposal B is not approved and our board of directors remains classified, Mr. Marshall, if elected, will serve on our board of directors for a term of three years expiring at the 2022 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal. Assuming charter proposal B is approved and StrikeCo’s board of directors is declassified, Mr. Marshall, if elected, will serve on StrikeCo’s board of directors for a term expiring at the 2020 annual meeting of stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation, retirement or removal. Please see “Other Information Related to Sentinel” for more information on Mr. Marshall’s experience.

Vote Required for Approval

The director election proposal is not conditioned on the approval of any other proposal at the special meeting.

Pursuant to our Existing Charter, until the closing of our business combination, only holders of shares of Sentinel Class B common stock have a right to vote on the election of directors. Therefore, only holders of shares of Sentinel Class B common stock will vote on the director election proposal. The election of the director nominee pursuant to the director election proposal, assuming a quorum is present, requires the affirmative vote of the holders of a plurality of the outstanding shares of Sentinel Class B common stock who, being present in person or represented by proxy and entitled to vote at the special meeting to vote on the election of directors, vote at the special meeting. This means that the director nominee will be elected if he receives more affirmative votes than any other nominee for the same position. Votes marked “FOR” the nominee will be counted in favor of the nominee. Failure to vote by proxy or to vote in person at the special meeting and abstentions will have no effect on the vote since a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SENTINEL STOCKHOLDERS VOTE “FOR” THE DIRECTOR NOMINEE.

THE INCENTIVE AWARD PLAN PROPOSAL

Overview

On                 , 2019, our board of directors unanimously adopted and approved the Strike Inc. 2019 Equity and Incentive Compensation Plan (the “Incentive Plan”), and is submitting the Incentive Plan to our stockholders for their adoption and approval. Our board of directors believes StrikeCo’s interests will be best advanced by stimulating the efforts of employees, officers, non-employee directors, and certain other service providers of StrikeCo and its subsidiaries, in each case, who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of StrikeCo The Incentive Plan allows for the grant of stock options (including options intended to qualify as incentive stock options (“incentive stock options”) under Section 422 of the Code and options not intended to qualify as incentive stock options (“nonqualified stock options” and together with incentive stock options, “options”), appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units and other stock-based awards (collectively, “awards”), any of which may have vesting or other restrictions contingent on the achievement of management objectives (as described below). Our board of directors has adopted and approved the Incentive Plan to permit StrikeCo to use stock-based compensation to further align the interests of Incentive Plan participants with those of our stockholders.

This proposal is conditioned on the approval of the business combination proposal, the charter proposals and the stock issuance proposal. Therefore, if any of those proposals are not approved, this proposal will have no effect, even if approved by our public stockholders.

Purpose of the Incentive Plan

Our board of directors recommends that our stockholders approve the Incentive Plan because it believes StrikeCo’s ability to grant stock-based awards is crucial in allowing StrikeCo to effectively compete for, retain and appropriately motivate and reward key talent. We believe that it is in the long-term interest of both StrikeCo and our stockholders to strengthen StrikeCo’s ability to attract, motivate and retain employees, officers, non-employee directors and other service providers and to provide additional incentive for those persons through stock ownership to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and our stockholders. We believe that grants of stock-based awards are necessary to enable us to attract and retain top talent; if the Incentive Plan is not approved, we believe our recruitment and retention capabilities will be adversely affected.

Promotion of Good Corporate Governance Practices

Our board of directors believes the use of stock-based awards promotes best practices in corporate governance by incentivizing the creation of stockholder value. By providing participants in the Incentive Plan with a stake in StrikeCo’s success, the interests of the participants are further aligned with those of our stockholders. Specific features of the Incentive Plan that are consistent with commonly viewed good corporate governance practices include, but are not limited to:

•	The Incentive Plan will be administered by a committee of the board of directors of StrikeCo (the “Strike Board”), consisting entirely of independent directors;

•

except in connection with a corporate transaction, options and SARs under the Incentive Plan may not be granted with exercise or base prices lower than the fair market value of the underlying shares on the grant date;

•

except in connection with a corporate transaction, the Incentive Plan prohibits the repricing of options and SARs without stockholder approval, including no cancellation and replacement of any outstanding option or SAR with a new option, SAR, other award or cash or amendment or modification that reduces the exercise price of an option or base price of a SAR;

•

the Incentive Plan prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to other awards to the same vesting conditions as the underlying shares subject to the awards;

•

the Incentive Plan prohibits “liberal share recycling” — meaning that shares used to pay the exercise price or withholding taxes relating to an outstanding award will not be recycled back into the Incentive Plan for future grants;

•	the Incentive Plan does not contain a liberal change in control definition; and

•

non-employee directors may not be awarded compensation for their service as a director having an aggregate maximum value on the grant date that exceeds $         during any calendar year and such limit may not be amended by us without first seeking stockholder approval.

Plan Summary

The following summary of the material terms of the Incentive Plan are qualified in their entirety by reference to a copy of the Incentive Plan, which is set forth in Annex D to this proxy statement. The Incentive Plan will become effective on the date that it is approved by our stockholders (the “Effective Date”).

Purpose. The purpose of the Incentive Plan is to provide a means through which StrikeCo may attract and retain key service providers of StrikeCo and its subsidiaries and to provide to such persons incentives and rewards for service and/or performance.

Eligibility. Non-employee directors, officers, employees, and other service providers of StrikeCo and its subsidiaries will be eligible for awards, as selected by the Committee (as defined below); provided, that, incentive stock options may be granted only to employees. As of                 , 2019, we had approximately         non-employee directors,         consultants and         employees who would be eligible to participate in the Incentive Plan, if selected by the compensation committee of the Strike Board or such other committee designated by the Strike Board (the “Committee”) or its delegate. A written agreement between StrikeCo and each participant will evidence the terms of each award granted under the Incentive Plan.

Number of Shares Authorized and Award Limit. Pursuant to the Incentive Plan, StrikeCo has reserved an aggregate of         shares of common stock for issuance of awards to be granted under the Incentive Plan (all of which may be issued as incentive stock options). Non-employee directors may not be granted compensation having an aggregate maximum value at the date of grant that exceeds $            . The closing sale price of a share of our common stock as reported on the Nasdaq on             , 2019 was $            .

If any award granted under the Incentive Plan expires unexercised, is canceled, forfeited, settled in cash or unearned (in whole or in part), shares of our common stock subject to such award will again be made available for future grants under the Incentive Plan. Use of shares of our common stock to pay the required exercise price or tax obligations, or shares not issued in connection with settlement of an option or SAR, reacquired by StrikeCo on the open market or otherwise using cash proceeds from the exercise of an option will not be available again for other awards under the Incentive Plan. If a participant elects to give up the right to receive compensation in exchange for shares of common stock based on fair market value, such shares of common stock will not count against the aggregate limit of shares authorized under the Incentive Plan to the extent permitted by applicable laws and regulations.

Administration. The Committee will administer the Incentive Plan. Among other responsibilities, the Committee will select participants and determine the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards, interpret the Incentive Plan and awards granted thereunder, and make any other determination and take any other action that it deems necessary or desirable to administer the Incentive Plan. The Committee may delegate some or all of its power and authority under the Incentive Plan to the Strike Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Strike Board, and member of the Strike Board, the Chief Executive Officer or other executive officer of StrikeCo as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Strike Board, the Chief Executive Officer or other executive officer of StrikeCo with regard to the selection for participation in the Incentive Plan of an officer, director, or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

Amendment or Termination. Unless earlier terminated, the expiration date of the Incentive Plan will be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration will not affect awards then outstanding, and the terms and conditions of the Incentive Plan shall continue to apply to such awards. The Strike Board may amend or terminate the Incentive Plan at any time; provided, that, no such amendment or termination will be effective without stockholder approval if such approval is required by applicable law, rule or regulation, or such amendment seeks to modify the non-employee director compensation limit as described above. Any such amendment or termination that would materially impair the rights of any participant or any holder or beneficiary of any award granted under the Incentive Plan will not to that extent be effective without the consent of the affected participant, holder or beneficiary. None of the following actions can be taken under the Incentive Plan without approval of our stockholders: (1) amendment or modification to reduce the exercise price of any option or the base price of any SAR; (2) cancel any outstanding option or SAR and replace it with a new option or SAR, other award or cash; or (3) any other action that is considered a “repricing” for purposes of the stockholder approval rules of Nasdaq.

Options. The Committee may, in its discretion, grant incentive stock options and nonqualified stock options to participants. All options granted under the Incentive Plan will be nonqualified stock options unless the award agreement states that the option is an incentive stock option. Non-employee directors, officers, employees, and other service providers of StrikeCo and its subsidiaries may be granted nonqualified stock options, but only employees of StrikeCo and its subsidiaries may be granted incentive stock options. The Committee will determine the exercise price of options granted under the Incentive Plan. Subject to certain exceptions in connection with a corporate transaction, the exercise price of an incentive or nonqualified stock option will be at least 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of the common stock subject to the option on the date the option is granted. The Committee will determine, in its sole discretion, the terms of each option. Options may not be exercisable for more than ten years from the date they are granted and will not provide for any dividends or dividend equivalents thereon. Acceptable consideration for the purchase of the common stock issued upon the exercise of an option will be specified in the award agreement and may include cash, check, cash equivalents and/or shares of common stock, a reduction in the number of shares deliverable upon exercise and such other forms of consideration that the Committee may accept.

SARs. The Committee may, in its discretion, grant SARs to participants in the Incentive Plan. Generally, SARs permit a participant to exercise the right and receive a payment equal to the value of the common stock’s appreciation over a period of time in excess of the fair market value (the “base price”) of a share of common stock on the date of grant of the SAR. StrikeCo may settle such amount in cash, in shares of our common stock valued at fair market value, or any combination thereof, as determined by the Committee and specified in the award agreement. SARs granted under the Incentive Plan will become exercisable and will expire in such manner and on such date(s) as determined by the Committee, with the term of the SAR not to exceed ten years from the grant date. The Committee will determine, in its sole discretion, the terms of each SAR. SARs granted under the Incentive Plan will not provide for any dividends or dividend equivalents thereon.

Restricted Stock. The Committee may, in its discretion, grant restricted stock to participants in the Incentive Plan. The Committee will determine, in its sole discretion, the terms of each grant of restricted stock. Subject to the terms of the award, the recipients of restricted stock generally will have the rights and privileges of a stockholder with respect to the restricted stock, including the right to vote the stock, on the grant date. Dividends, if any, paid by StrikeCo with respect to awards of restricted stock prior to the time all restrictions and vesting conditions on the restricted stock have lapsed will be withheld by the Committee and distributed to the participant in cash or shares of common stock upon the release of the restrictions applicable to the underlying shares of restricted stock.

RSUs. The Committee may, in its discretion, grant RSUs to participants. An RSU is the right to receive shares of our common stock (or to the extent provided in the award agreement, cash or a combination of cash and common stock) following achievement of all vesting conditions and the lapse of all restrictions. The Committee will determine, in its sole discretion, the terms of each award of RSUs. Recipients of RSUs will not have the rights and privileges of a stockholder with respect to the common stock underlying such RSUs, including the right to vote the stock, until common stock in respect of the RSUs is actually issued to the participant following satisfaction of all vesting conditions. Dividends, if any, paid by StrikeCo with respect to common stock underlying an award of RSUs prior to the time all restrictions and vesting conditions on the RSU have lapsed will be withheld by the Committee and distributed to the participant in cash or shares of common stock upon the release of the restrictions and vesting conditions applicable to the shares subject to the award. RSUs may be settled in shares of our common stock, cash or a combination thereof in the discretion of the Committee.

Other Stock-Based Awards. The Committee, in its discretion, may award unrestricted shares of our common stock, or other awards denominated in share of our common stock, to participants either alone or in tandem with other awards granted under the Incentive Plan. The Committee will determine, in its sole discretion, the terms of each other stock-based award.

Cash Incentive Awards, Performance Shares, and Performance Units. The Committee may, in its discretion, also grant performance shares, performance units and cash incentive awards to participants under the Incentive Plan. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, which number or amount may be subject to adjustment to reflect changes in compensation or other factors. These awards, when granted under the Incentive Plan, become payable to participants upon of the achievement of specified management objectives and upon such terms and conditions as the Committee determines at the time of grant. Each grant may specify with respect to the management objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of performance shares or performance units, or the amount payable with respect to cash incentive awards, that will be earned if performance is at or above the minimum or threshold level, or is at or above the target level but falls short of maximum achievement. Each grant will specify the time and manner of payment of cash incentive awards, performance shares or performance units that have been earned, and any grant may further specify that any such amount may be paid or settled in cash, shares of common stock, restricted stock, restricted stock units or any combination thereof. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid. Each grant of performance shares, performance units or cash incentive awards will be evidenced by an award agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions. The performance period with respect to a cash incentive award, performance share, or performance unit will be a period of time determined by the Committee on the grant date. The performance period may be subject to earlier lapse or modification, including in the event of retirement, death or disability of the participant or in the event of a change in control of StrikeCo

Management Objectives. Any award granted under the Incentive Plan may specify management objectives that must be satisfied or met (1) as a condition to the grant or exercisability of all or a portion of an award or (2) as a condition to the vesting of the holder’s interest in the shares of common stock subject to an award or of payment with respect to an award, which objectives will include, but not be limited to, the following performance objectives measured on a company, subsidiary, business, operating unit or individual basis: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency;

customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures or the formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or other performance measures determined by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of StrikeCo, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate.

Adjustments in Capitalization and Change in Control. In general, in the event of (1) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of StrikeCo, (2) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (3) any other corporate transaction or event having an effect similar to any of the forgoing, necessary or appropriate equitable adjustments (as determined by the Committee) will be made, including to the number of shares of common stock or other securities of StrikeCo (or number and kind of other securities, consideration or other property) that may be delivered in respect of awards or with respect to which awards may be granted under the Incentive Plan. In addition, in the event of a change in control, the Committee may provide in substitution for any or all awards outstanding under the Incentive Plan such alternative consideration (including cash), if any, it in good faith may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced. In connection with any of the foregoing events, the Committee may in its sole discretion elect to cancel outstanding options or SARs with an exercise price or base price that is equal to or less than the then current fair market value of our common stock without any consideration to the participant therefor.

Change in Control is generally defined in the Incentive Plan as any of the following events: (1) the date any one person, or more than one “person” acting as a group, acquires ownership of common stock possessing 35% or more of the then-outstanding shares of common stock or total voting power of StrikeCo; (2) individuals who as of the effective date of the Incentive Plan constitute the Strike Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided, that any person becoming a director subsequent to the effective date whose election or nomination for election was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this provision, considered as though such person were a member of the Incumbent Board; (3) consummation of a reorganization, merger or consolidation or other disposition of all or substantially all of the assets of StrikeCo unless, following such event, (a) stockholders of StrikeCo immediately prior to such event beneficially own securities representing more than 50% of the then-outstanding common stock and the combined voting power of the then-outstanding voting securities of the surviving or continuing corporation, (b) no person (excluding any entity resulting from such event or any employee benefit plan sponsored or maintained by StrikeCo or an affiliate) beneficially owns 35% or more of the then-outstanding common stock or combined voting power of the then-outstanding voting securities of the surviving or continuing corporation and (c) at least a majority of the members of the board of directors of the entity resulting from such event were members of the Incumbent Board; or (4) approval by the stockholders of a complete dissolution or liquidation of StrikeCo. Notwithstanding the foregoing, in no event will issuance of shares of common stock to investors to that certain Exchange Agreement entered between StrikeCo, Strike and the Strike Unitholders, dated as of the Closing.

Clawback/Repayment. All awards granted under the Incentive Plan may be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (1) any clawback, forfeiture or other similar policy adopted by the Strike Board or the Committee and as in effect from time to time or (2) applicable law.

Transferability. Awards under the Incentive Plan will generally not be transferable except by will or the laws of descent and distribution.

No Right to Continued Employment. The Incentive Plan does not give any participant any right to be retained in the employ or service of StrikeCo or any of its subsidiaries. StrikeCo and its subsidiaries (as applicable) may at any time dismiss a participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Incentive Plan.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Incentive Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Incentive Stock Options. A participant who is granted an incentive stock option will not have federal income tax liability upon the grant of an incentive stock option and will not recognize regular taxable income when the incentive stock option is exercised. However, the participant will recognize alternative minimum taxable income equal to the excess of the fair market value of the purchased shares at the time of exercise over the exercise price paid for those shares, if the participant is subject to the alternative minimum tax in the taxable year of the exercise. A participant generally will recognize income in the year in which the participant disposes of the shares purchased under such incentive stock option. If the participant makes a “qualifying disposition,” the participant will recognize a long-term capital gain equal to the excess of (1) the amount realized upon the sale or disposition over (2) the exercise price paid for the shares and StrikeCo cannot take an income tax deduction with respect to those shares. A qualifying disposition occurs when the participant’s sale or other disposition of the shares takes place (a) more than two (2) years after the grant date of the incentive stock option and (b) more than one (1) year after the date the option was exercised for the particular shares involved in the disposition. In contrast, a disqualifying disposition is any sale or other disposition made before both of these minimum holding periods are satisfied. Normally, when shares purchased under an incentive stock option are subject to a disqualifying disposition, the participant will recognize ordinary income at the time of the disposition in an amount equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of the shares on the exercise date over the exercise price paid for those shares and StrikeCo is entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes in connection with the disposition, subject to any applicable limitations under Section 162(m) of the Code.

Nonqualified Stock Options. A participant who is granted a nonqualified stock option will not have federal income tax liability upon the grant of the nonqualified stock option, but will recognize ordinary income in the year in which the participant exercises the option in an amount equal to the excess of (1) the fair market value of the purchased shares on the exercise date over (2) the exercise price paid for those shares and StrikeCo will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code. A participant will later also recognize a capital gain to the extent that the amount realized from the subsequent sale of the shares exceeds the participant’s basis in the shares.

Appreciation Rights (SARs). A participant who is granted a SAR will not have federal income tax liability upon the grant of the SAR, but will recognize ordinary income in the year in which the participant exercises the SAR in an amount equal to the amount of the cash or the value of the stock that is transferred to the participant upon exercise of the SAR and StrikeCo will be entitled to a corresponding tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock. A participant who is granted an award of restricted stock will recognize taxable income when the substantial risk of forfeiture of the shares lapses, i.e., at the time of “vesting,” unless the participant makes an election to be taxed at the time of the grant. Assuming such an election is not made, the taxable income will be equal to the fair market value of the shares of restricted stock when they vest over the amount, if any, paid for those shares and StrikeCo will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code. The participant may elect under Section 83(b) of the Code to include as ordinary income in the year of the award an amount equal to the fair market value of the shares on the transfer date less the amount, if any, paid for those shares. If the participant makes a Section 83(b) election, the participant will not recognize any additional income when the shares vest. If a Section 83(b) election is made, any appreciation in the value of the shares of restricted stock after the award is granted is not taxed as compensation but instead is taxed as a capital gain when the restricted shares are later sold or transferred. If the participant makes a Section 83(b) election and the restricted stock is later forfeited, the participant is not entitled to a tax deduction or a refund of the tax already paid. The Section 83(b) election must be filed with the IRS within thirty (30) days after the shares are awarded to the participant.

Restricted Stock Units (RSUs). A participant who is granted a RSU generally will not recognize income when the RSU is granted or vested, but only when the RSU is settled. The participant will recognize ordinary income equal to the amount of the cash or the fair market value of the stock that the participant receives on settlement and StrikeCo will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code.

Cash Incentive Awards, Performance Shares and Performance Units. No income generally will be recognized upon the grant of cash incentive awards, performance shares or performance units. Upon payment or settlement of cash incentive awards, performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock received and StrikeCo will be entitled to an income tax deduction equal to the amount of ordinary income that the participant recognizes, subject to any applicable limitations under Section 162(m) of the Code.

Section 162(m) of the Code. Section 162(m) generally limits a public company’s ability to deduct compensation paid in excess of $1 million during any taxable year to certain “covered employees”, which includes a company’s chief executive officer, chief financial officer and each of its other named executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Withholding Taxes. To the extent StrikeCo is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the Incentive Plan, and the amounts available to StrikeCo for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to StrikeCo for payment of the balance of such taxes required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit.

New Plan Benefits

As a general matter, it is not possible to determine specific amounts and types of benefits that will be awarded or paid under the Incentive Plan because the grant and actual payout of awards under the Incentive Plan are discretionary. However, it is currently anticipated that Messrs. S. Pate, R. Jessen, and C. Pate will receive equity grants under the Incentive Plan as set forth below. In addition, the Transaction Agreement provides that, as a condition to the Closing of the business combination, Sentinel’s board of directors shall have recommended equity awards to be granted to certain individuals (including Mr. C. Pate), provided that such awards will not be issued until approved by Sentinel’s compensation committee and a registration statement on Form S-8 has been filed with the SEC covering the shares of capital stock subject to such awards. The following table shows, as to each named executive officer and the various indicated groups, the planned restricted stock unit and performance unit grants:

Strike Inc. 2019 Equity and Incentive Compensation Plan

Name and Position	Aggregate Number of Units(1)
Stephen V. Pate, Chief Executive Officer	400,000
Robert J. Jessen, Executive Vice President and Chief Financial Officer	125,000
A. Cole Pate, President and Chief Operating Officer	470,000
Jason Heckt, Executive Vice President, Marketing and Business Development	—
Kacey Smart, Executive Vice President	—
Mark Gandy, Former Chief Financial Officer	—
All current executive officers as a group	1,270,000
All current directors who are not executive officers as a group	—
All current employees as a group (excluding executive officers)	685,000

(1)

It is currently anticipated that the awards granted to Messrs. S. Pate, R. Jessen, and C. Pate would be structured as follows: the awards granted to S. Pate and R. Jessen would be 50% restricted stock units and 50% performance units. C. Pate would receive two separate grants: a grant of 270,000 units, which would be 50% restricted stock units and 50% performance units, and a separate grant of 200,000 units, all of which would be restricted stock units. Each restricted stock unit or performance unit award granted to Messrs. S. Pate, Jessen and C. Pate would vest ratably over a three-year period. The remainder of the grants listed here would be solely in the form of restricted stock units, vesting ratably over a three-year period. Note that this is an estimate based on a per share price of $10.00. Because these amounts of the aggregate units are based on an aggregate grant date dollar value per award, the actual number of restricted stock units and/or performance units that may be awarded is subject to change based on the actual underlying share price.

Equity Compensation Plan Information

No equity awards of StrikeCo were outstanding as of December 31, 2017 or are currently outstanding.

Recommendation

Our board of directors believes that the Incentive Plan will provide us with the continued ability to link participants’ pay to stockholder returns, is a critical compensation component in our ability to attract, retain and motivate employees by aligning their interests with the interests of our stockholders.

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SENTINEL STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE AWARD PLAN PROPOSAL.

THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Sentinel’s board of directors to submit a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the condition precedent proposals or we determine that one or more of the closing conditions under the Transaction Agreement has not been satisfied.

Consequences if the Adjournment Proposal is Not Approved

If the adjournment proposal is presented to the special meeting and is not approved by the stockholders, Sentinel’s board of directors may not be able to adjourn the special meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the condition precedent proposals or we determine that one or more of the closing conditions under the Transaction Agreement has not been satisfied. In such events, the business combination would not be completed.

Vote Required for Approval

The approval of the adjournment proposal requires the affirmative vote of holders of a majority of shares of Sentinel common stock present and entitled to vote at the special meeting. Failure to vote by proxy or to vote in person at the special meeting or an abstention from voting will have no effect on the outcome of the vote on the adjournment proposal.

The adjournment proposal is not conditioned upon any other proposal.

Recommendation of the Sentinel Board of Directors

THE SENTINEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of Sentinel’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Sentinel and its stockholders and what he or they may believe is best for himself or themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “The Business Combination Proposal — Interests of Sentinel’s Directors and Officers in the Business Combination” for a further discussion.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction and Basis of Presentation

The following unaudited pro forma condensed combined financial statements of Sentinel Energy Services, Inc. (“Sentinel” or the “Company”) present the combination of the financial information of Sentinel and Strike Capital, LLC (“Strike”) adjusted to give effect to the business combination and related transactions.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2018 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 are based on the historical financial statements of Sentinel and Strike after giving effect to the business combination and related transactions. Sentinel and Strike shall collectively be referred to in this section as the “Companies.” Subsequent to the business combination and related transactions, the Companies are referred to herein as “StrikeCo.”

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2018 were derived from Sentinel’s and Strike’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2018, included elsewhere in this proxy statement. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Sentinel’s and Strike’s audited consolidated statements of operations for the year ended December 31, 2017, included elsewhere in this proxy statement. This information should be read together with the Company’s and Strike’s unaudited and audited financial statements and related notes, the sections titled “Strike’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Sentinel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information included elsewhere in this proxy statement.

In connection with the Business Combination, assuming no redemptions by public stockholders, Sentinel will acquire a majority, expected to be approximately 65%, of the issued and outstanding equity interests of Strike from the Unit Sellers, with those Unit Sellers who elected to retain certain of their Company Units instead of receiving all cash consideration (the “Continuing Members”) expected to retain the remaining approximately 35% of the issued and outstanding equity interests of Strike (such retained equity interests, the “Retained Company Units”). Prior to the Closing, the equity interests in Strike (referred to as “Company Units”) will be held by the Unit Sellers and indirectly by the Blocker Seller.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017 give pro forma effect to the business combination and related transactions as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of September 30, 2018 assumes that the business combination and related transactions were completed on September 30, 2018. The unaudited pro forma adjustments for the business combination and related transactions give effect to the following proposed and contemplated transactions:

(1)

the contemplated deregistration of Sentinel under Article 206 of the Cayman Islands Companies Law (2018 Revision) and the subsequent domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Sentinel’s jurisdiction of incorporation is changed from the Cayman Islands to the State of Delaware (the “domestication”)

(2)

completion of transactions provided for by the transaction agreement dated as of October 18, 2018, by and among Sentinel, Strike, Blocker, Blocker Seller, the other equityholders of Strike party thereto, the Seller Representative, and the Blocker Merger Sub Transaction Agreement, (the “Transaction Agreement”) (these transactions collectively, the “business combination”) including:

a.

the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into Sentinel, with Sentinel continuing as the surviving entity

b.

the purchase by Sentinel from the Unit Sellers of a certain number of issued and outstanding equity interests of Strike, with the Unit Sellers retaining the remaining issued and outstanding equity interests of Strike, and

c.	the contribution by Sentinel to Strike of all remaining cash held by Sentinel

(3)	the proceeds from a private placement of 13,200,000 shares of StrikeCo Class A common stock at $10.00 per share, pursuant to the Subscription Agreements (the “Equity Offering”)

(4)	the entry into a tax receivable agreement by StrikeCo, Strike, certain Strike Unitholders parties thereto, and the Seller Representative (the “Tax Receivable Agreement”)

(5)

the transfer of all issued and outstanding membership interests (the “Pipelogic Interests”) in Pipelogic Services, L.L.C. (“Pipelogic”) to Sentinel in exchange for 1,800,000 shares of Sentinel Class A common stock and the contribution of Pipelogic Interests from Sentinel to Strike LLC in exchange for 1,800,000 units of Strike (the “Pipelogic Business Combination”).

(6)

the amendment of Sentinel’s current certificate of incorporation, with an amended and restated certificate of incorporation of StrikeCo for the three charter proposals, including the proposal to increase the authorized share capital stock to 451,000,000 shares, consisting of (i) 450,000,000 shares of common stock, including 400,000,000 shares of StrikeCo Class A common stock, 50,000,000 shares of StrikeCo Class B common stock, and (ii) 1,000,000 shares of preferred stock (the “Charter Proposals”).

The pro forma information contained herein assumes Sentinel’s stockholders approve the proposed business combination. Sentinel initial stockholders may elect to redeem their shares even if they approve the proposed acquisition of Strike. Sentinel cannot predict how many of its public stockholders will elect to convert their stock to cash. As a result, pro forma financial statements are provided under two different assumptions, as described below. However, there can be no assurance regarding which scenario will be closest to the actual results.

If the business combination is consummated, the consideration for the transaction will be provided by (1) the funds remaining in Sentinel’s trust account, totaling $349.0 million as of September 30, 2018, assuming no Sentinel stockholder redemption, and (2) the $132.0 million provided by the proceeds from the private placement of 13.2 million of StrikeCo’s Class A common stock at a price of $10.00 per share.

The final determination of the accounting acquirer will depend on an assessment of factors at the time that the merger is consummated because the amount of redemptions will affect the extent to which Sentinel or Strike will be able to exercise control of the combined company. Depending on the ultimate number of redemptions as of the closing date, the merger will be accounted for as follows:

•

In the no redemption scenario, Sentinel is deemed to be the accounting acquirer, and the merger will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, Sentinel is considered the accounting acquirer based on the following indicators:

•	Sentinel pays cash and equity consideration for a majority of the members’ equity in Strike;

•	The board of directors will consist of seven directors. Sentinel has control of the chairmanship and the ability to appoint five of the seven board members; and

•	The existing stockholders of Sentinel will retain relatively more voting rights in the combined company than the historical Strike unitholders.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by Sentinel to affect the business combination will be allocated to the assets acquired and the liabilities assumed based on their estimated fair values. Any excess purchase price after this allocation will be assigned to goodwill.

•

In the maximum redemption scenario, Strike is deemed to be the accounting acquirer, and the merger will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Consequently, Strike’s consolidated financial statements will become the historical financial statements of the registrant following consummation of the merger. Pursuant to ASC 805, Strike is considered the accounting acquirer based on the following indicators:

•	Strike management will hold key senior management positions;

•	The historical Strike unitholders will hold the majority voting interest in the combined company; and

•	The board of directors are subject to annual election by majority vote, and Strike would have the ability to control the combined company through its voting interests and management.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and related financing transactions and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the business combination and related financing transactions taken place on the date indicated, nor is it indicative of the future consolidated results of operations of StrikeCo. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the business combination and related financing transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of StrikeCo. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the business combination.

The following redemption scenarios are presented in the pro forma information:

•	Assuming No Redemption: This presentation assumes that no stockholders of Sentinel exercise redemption rights with respect to their public shares for a pro rata portion of the trust account;

•

Assuming Maximum Redemption: This presentation assumes that the maximum number of stockholders holding Sentinel’s public shares exercise their redemption rights, to the extent that cash is available to complete the transaction, and that such shares are redeemed for their pro rata share of the funds in the trust account less cash needed to pay remaining transaction costs. Therefore, this presentation assumes maximum redemption of the common stock subject to possible redemption of 29,632,948 shares redeemed to shareholders at $10.12 per share.

For pro forma purposes, the fair value of consideration given and thus the estimated purchase price was determined based upon the $10.00 per share closing price of Sentinel’s common stock. The final purchase consideration could significantly differ from the amounts presented in the unaudited pro forma condensed combined financial information due to movements in Sentinel’s common stock price as of the closing date of the business combination. A sensitivity analysis related to the fluctuation in Sentinel’s common stock price was performed to assess the impact a hypothetical change of 10% on the closing price of Sentinel’s common stock would have on the estimated purchase price and goodwill as of the closing date.

The following table reflects estimated purchase price and goodwill based on a hypothetical change in stock price (in thousands):

	Assuming No Redemption
	Purchase Price	Estimated Goodwill
As presented in the pro forma combined results	$783,014	$112,087
10% increase in common stock price	$813,578	$142,652
10% decrease in common stock price	$752,449	$81,523

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. As such, the unaudited pro forma condensed combined financial information should not be relied on as indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. There was no historical relationship between Sentinel and Strike prior to the business combination. Therefore, no pro forma adjustments were required to eliminate activities between the companies.

Below are the pro forma financial information and related notes thereto which give effect to the business combination and related transactions under no redemption scenario assuming Sentinel is an accounting acquirer and maximum redemption scenario assuming transaction is accounted for as a reverse merger with Strike being the accounting acquirer of Sentinel.

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

NO REDEMPTION

AS OF SEPTEMBER 30, 2018

(dollars in thousands, except share and per share amounts)

	Sentinel Energy Services, Inc.	Strike Capital, LLC	Business Combination Pro Forma Adjustments			Transaction Pro Forma Adjustments(t)	Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$555	$948	$—	(a	)	$91	$1,594
Accounts receivable, net	—	241,693	—			2,081	243,774
Contract assets	—	153,122	—			—	153,122
Inventories	—	3,239	—			—	3,239
Prepaid expenses and other current assets	129	8,302	—			838	9,269

Total current assets	684	407,304	—			3,010	410,998
Property and equipment, net	—	98,264	43,605	(b	)	2,150	144,019
Goodwill	—	71,130	40,957	(d	)	8,326	120,413
Intangible assets, net	—	233,801	149,599	(c	)	6,150	389,550
Deferred loan costs, net	—	1,416	(1,416)	(i	)	—	—
Investment held in trust account	348,957	—	(348,957)	(e	)	—	—
Other long-term assets	—	1,691	—			27	1,718

Total assets	$349,641	$813,606	$(116,212)			$19,663	$1,066,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$901	$131,850	$—			$1,663	$134,414
Accrued expenses	—	32,283	(877)	(h	)	—	31,406
Contract liabilities	—	29,718	—			—	29,718
Current portion of long-term debt	—	18,627	(18,627)	(h	)	—	—

Total current liabilities	901	212,478	(19,504)			1,663	195,538
Long-term debt, net of current portion	—	333,119	(268,501)	(h	)	—	64,618
Tax receivable liability	—	—	22,910	(g	)	—	22,910
Deferred income tax liability	—	64	5,681	(f	)	—	5,745
Deferred rent	—	3,696	(3,696)	(j	)	—	—
Deferred underwriting compensation	12,075	—	(12,075)	(k	)	—	—

Total liabilities	12,976	549,357	(275,185)			1,663	288,811
Class A ordinary shares subject to possible redemption	331,665	—	(331,665)	(o	)	—	—
Stockholders’/members’ equity:
Members’ equity	—	264,249	(264,249)	(l	)	—	—
Preferred shares, $.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—	—			—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 1,333,524 shares issued and outstanding (actual)	0.13	—	(0.13)	(m	)	—	—
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 8,625,000 shares issued and outstanding (actual)	0.86	—	(0.86)	(m	)	—	—
Class A common stock, $0.0001 par value, 400,000,000 shares authorized, 64,140,404 shares issued and outstanding (pro forma)	—	—	1.00	(m	)	0.18	6.41
			3.32	(n	)
			1.32	(o	)
			0.60	(p	)
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 24,550,760 shares issued and outstanding (pro forma)	—	—	2.46	(p	)	—	2.46
Additional paid-in capital	2,401	—	523,799	(q	)	13,016	539,216
Retained earnings	2,598	—	(14,425)	(r	)	—	(11,827)
Noncontrolling interests	—	—	245,505	(s	)	4,984	250,489

Total stockholders’/members’ equity	$5,000	$264,249	$490,638			$18,000	$777,887

Total liabilities and stockholders’ equity	$349,641	$813,606	$(116,212)			$19,663	$1,066,698

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

NO REDEMPTION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(dollars in thousands, except share and per share amounts)

	Sentinel Energy Services, Inc.	Strike Capital, LLC	Pro Forma Adjustments			Combined Pro Forma
Revenue	$—	$1,279,194	$—			$1,279,194
Cost of revenues (including depreciation)	—	1,159,485	1,500	(u	)	1,160,985

Gross profit	—	119,709	(1,500)			118,209
Payroll and payroll related costs	—	25,067	—			25,067
Depreciation and amortization	—	18,046	1,990	(u	)	40,788
			20,752	(v	)
General and administrative	1,273	28,272	—			29,545
Gain on sale of property and equipment	—	(1,773)	—			(1,773)
Equity-based compensation	—	2,373	—			2,373
Transaction expenses	—	2,815	(2,815)	(w	)	—

Income from operations	(1,273)	44,909	(21,426)			22,210
Interest expense	—	(31,286)	21,821	(x	)	(9,465)
Investment income on trust account	3,957	—	(3,957)	(y	)	—
Other expense	—	(2)	—			(2)

Income (loss) before taxes	2,684	13,621	(3,562)			12,743
Provision for income taxes	—	874	2,067	(z	)	2,941

Net income (loss)	$2,684	$12,747	$(5,629)			$9,802
Net (loss) income attributable to non-controlling interests				(zy	)	3,292

Net (loss) income attributable to StrikeCo						$6,510

Per Share Data:
Weighted average shares of Class A ordinary shares/common stock outstanding — basic and diluted	34,500,000					64,113,928
Net income available to Class A ordinary shares/common stock per share — basic and diluted	$0.11			(zz	)	$0.10
Weighted average shares of Class B common stock — basic and diluted	8,625,000
Net income available to Class B common stock — basic and diluted	$(0.11)
Weighted average units outstanding:
Founder units — basic and diluted		635,352
Common units basic and diluted		28,537
Earnings (loss) per unit attributable to founder and common units:
Founder units — basic and diluted		$19.30
Common units basic and diluted		$16.93

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

NO REDEMPTION

FOR THE YEAR ENDED DECEMBER 31, 2017

(dollars in thousands, except share and per share amounts)

	Sentinel Energy Services, Inc.	Strike Capital, LLC	Pro Forma Adjustments			Combined Pro Forma
Revenue	$—	$1,402,524	$—			$1,402,524
Cost of revenues (including depreciation)	—	1,261,251	2,167	(u	)	1,263,418

Gross profit	—	141,273	(2,167)			139,106
Payroll and payroll related costs	—	40,168	—			40,168
Depreciation and amortization	—	21,119	1,202	(u	)	48,920
			26,599	(v	)
General and administrative	86	31,248	—			31,334
(Gain) loss on sale of property and equipment	—	(6,179)	—			(6,179)
Equity-based compensation	—	2,850	—			2,850

Income from operations	(86)	52,067	(29,968)	(w	)	22,013
Interest expense	—	(37,474)	25,088	(x	)	(12,386)
Other income (expense)	—	41	—			41

Income (loss) before taxes	(86)	14,634	(4,880)			9,668
Provision for income taxes	—	1,114	2,159	(z	)	3,273
Earnings from investment in affiliate	—	100	—			100

Net income (loss)	$(86)	$13,620	$(7,039)			$6,495

Net (loss) income attributable to non-controlling interests				(zy	)	2,500

Net (loss) income attributable to StrikeCo						$3,995

Per Share Data:
Weighted average shares of Class A ordinary shares/common stock outstanding — basic and diluted	33,723,214					64,113,928
Net income available to Class A ordinary shares/common stock per share — basic and diluted	$—			(zz	)	$0.06
Weighted average shares of Class B common stock — basic and diluted	8,625,000
Net income available to Class B common stock — basic and diluted	$(0.01)
Weighted average units outstanding:
Founder units — basic and diluted		635,352
Common units basic and diluted		28,537
Earnings (loss) per unit attributable to founder and common units:
Founder units — basic and diluted		$20.65
Common units basic and diluted		$17.49

Notes to Unaudited Condensed Combined Pro Forma Balance Sheet – No Redemption

Preliminary Allocation of Purchase Price

The business combination, under no redemption, has been accounted for using the acquisition method of accounting in accordance with the ASC 805. ASC 805 requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values, as determined in accordance with ASC 820, Fair Value Measurements, as of the business combination date. Under the acquisition method of accounting, the assets acquired and liabilities assumed will be recorded at the effective time of the business combination at their respective fair values and added to those of Sentinel.

The following is a preliminary estimate of the purchase consideration to be paid to effect the business combination (in thousands):

Investment in trust account, less transaction costs	$322,457
Cash proceeds from private placement	132,000

Total cash and equity consideration	$454,457
Unit Seller shares at fair value	305,647
Tax Receivable Agreement to Strike Unitholders	22,910

Total	$783,014

Cash and cash equivalents	$300,833
Contract assets	153,122
Accounts receivable, net	241,693
Inventories	3,239
Prepaid expenses and other current assets	8,302
Property and equipment, net	141,869
Intangible assets, net	383,400
Other long-term assets	1,691
Accounts payable	(131,850)
Accrued expenses	(32,283)
Contract liabilities	(29,718)
Deferred income tax liability	(5,745)
Current portion of long-term debt	(18,627)
Long-term debt, net of current portion	(344,999)

Total assets acquired and liabilities assumed	$670,927

Goodwill	$112,087

Sentinel has made preliminary purchase price allocations based on currently available information. The final determination of the fair value of assets acquired and liabilities assumed is expected to be completed as soon as practicable after completion of the business combination.

At the closing of the business combination, StrikeCo, Strike, the Continuing Members and the Seller Representative will enter into the Tax Receivable Agreement, substantially in the form attached as Annex H to this proxy statement. The Tax Receivable Agreement will be treated as contingent consideration for accounting purposes and included as part of the consideration transferred in the business combination. The Tax Receivable Agreement obligation will be recorded at fair value at the acquisition date and classified as a liability. The Tax Receivable Agreement will generally provide for the payment by StrikeCo to the Continuing Members for certain U.S. federal, state, and local income tax benefits deemed realized as described in more detail in “The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.”

The amounts allocated to assets acquired and liabilities assumed in the business combination could differ materially from the preliminary amounts presented in these unaudited pro forma financial statements. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the business combination from those valuations presented in these unaudited pro forma financial statements would result in a corresponding increase in the amount of goodwill that will result from the business combination. In addition, if the value of the acquired assets is higher than indicated, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma financial statements.

Approximately $112.1 million (excluding goodwill of $8.3 million related to Pipelogic as discussed below) has been allocated to goodwill under no redemption. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired.

Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets apart from goodwill. Intangible assets not recognized apart from goodwill consist primarily of the strong market position and the assembled workforce of Strike.

In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management of StrikeCo determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2018 are as follows:

(a) Represents the preliminary net adjustment to cash in connection with the business combination assuming no redemption (in thousands):

Investment held in trust account	$348,957
Cash proceeds from private placement	132,000
Cash consideration paid to Sellers	(154,572)
Transaction costs (estimated); including underwriter fees	(26,500)
Repayment of existing term loan, including accrued interest	(299,885)

Pro forma adjustment	—

(b) Represents the adjustment to property and equipment to reflect the preliminary fair market value and the depreciation expense (in thousands):

	Preliminary Fair Value	Remaining Useful Life in Years	Year Ended December 31, 2017 Depreciation Expense	Nine Months Ended September 30, 2018 Depreciation Expense
Furniture, fixtures, data processing equipment and software	$10,769	1 - 5	$2,991	$2,243
Leasehold improvements	9,758	4 - 25	1,856	1,392
Machinery and equipment	79,510	5 - 10	15,902	11,927
Vehicles	32,700	2 - 5	8,175	6,131
Construction-in-process	9,132	—	—	—

Total	$141,869		$28,924	$21,693
Less: Strike historical property, equipment and depreciation expense	98,264		25,555	18,203

Pro forma adjustment	$43,605		$3,369	$3,490

Adjustment allocated to cost of revenues			$2,167	$1,500
Adjustment allocated to operating expenses			$1,202	$1,990

The preliminary fair market value of fixed assets was derived using a combination of cost approach and market approach.

(c) Represents the adjustment to intangible assets to reflect the preliminary fair market value and the amortization expense (in thousands):

	Preliminary Fair Value	Remaining Useful Life in Years	Year Ended December 31, 2017 Amortization Expense	Nine Months Ended September 30, 2018 Amortization Expense
Trade name	$191,200	10 - 15	$2,244	$1,683
Backlog	26,300	1	24,277	18,208
Customer relationships	165,900	13	12,521	9,391

Total	$383,400		$39,042	$29,282
Less: Strike historical intangible assets and amortization expense	233,801		12,443	8,530

Pro forma adjustment	$149,599		$26,599	$20,752

The preliminary fair market value for customer relationships and backlog was determined using income approach while tradenames were valued using the relief-from-royalty method.

(d) Represents the estimated adjustment to goodwill as a result of the business combination.

Preliminary purchase price	$783,014
Less: fair value of net assets acquired	670,927

Total estimated goodwill	112,087
Less: Strike historical goodwill	71,130

Pro forma adjustment	$40,957

(e) Represents the adjustment related to the reclassification of the $349.0 million of investment held in the trust account to cash to reflect the fact that this investment is available for use in connection with the business combination.

(f) Represents adjustment to reflect the deferred tax impact of fair value adjustments related to the business combination.

(g) At the closing of the business combination, StrikeCo, Strike, the Continuing Members and the Seller Representatives will enter into the Tax Receivable Agreement. For a description of the Tax Receivable Agreement, refer to “The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.” A liability related to the Tax Receivable Agreement equal to $22.9 million. If the Tax Receivable Agreement was not entered into, StrikeCo would generally be entitled to realize and retain the full economic benefit of the tax attributes covered by the Tax Receivable Agreement. However, the Tax Receivable Agreement generally will cause StrikeCo’s annual cash costs attributable to income taxes (together with the amounts payable under the Tax Receivable Agreement) to be not less than the amount that would have been paid if such tax attributes were not available to StrikeCo’s taxable income. As a result, stockholders of StrikeCo will not be entitled to economic benefit of the tax attributes covered by the Tax Receivable Agreement.

(h) Represents the adjustment of debt to fair value and partial repayment of term loan totaling $287.1 million as well as $0.9 million in related accrued interest.

(i) Represents adjustment to remove $1.4 million in deferred loan costs.

(j) Represents adjustment to remove $3.7 million in deferred rent.

(k) Reflects transaction costs including (1) underwriter fees of $12.1 million that were deferred until closing of the business combination, and (2) $14.4 million in professional fees related to legal and advisory services performed in conjunction with the business combination.

(l) Reflects the elimination of Strike historical members’ equity of $264.2 million.

(m) Represents the conversion of Sentinel Class A ordinary shares and Class B ordinary shares to StrikeCo Class A common stock as a result of the domestication.

(n) Represents 33.2 million shares of Class A common stock subject to redemption reclassified to Class A common stock at the closing of the business combination, as a result of no redemption of shares by shareholders of Sentinel.

(o) Represents 13.2 million shares issued in conjunction with private placement.

(p) Represents Blocker Seller receiving 6.0 million shares of StrikeCo Class A common stock and the Continuing Members receiving 24.6 million shares of StrikeCo Class B common stock reflective to the number of Retained Company Units held by them. Holders of Class B common stock will have the right to vote on all matters properly submitted to a vote of the StrikeCo shareholders, but will not be entitled to any dividends or any distributions in liquidation from StrikeCo. Each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at Sentinel’s election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement. Upon redemption or exchange of Retained Company Units held by a Continuing Member, a corresponding number of shares of Class B common stock will be cancelled.

(q) Represents the pro forma adjustments to additional paid-in capital (APIC). A reconciliation to pro forma combined APIC is as follows (in thousands):

APIC — Sentinel historic	$2,401
Conversion of redeemable shares held by Sentinel’s public investors to permanent equity	$331,661
Issuance of Class A common stock in private placement	131,999
Conversion of Blocker Seller historical units to Class A common stock	60,139

Pro forma adjustment — business combination	523,799
Issuance of Class A common stock in exchange for business contribution of Pipelogic	13,016

APIC — pro forma combined	$539,216

(r) Represents the estimated adjustment to retained earnings related to $14.4 million of transaction costs.

(s) Upon completion of the transaction, Sentinel will become the managing member of Strike. These pro forma results under no redemption reflect a non-controlling interest related to the Retained Company Units held by the Continuing Members on the consolidated balance sheet. The computation of the non-controlling interest following the consummation of business combination as follows (in thousands):

Equity consideration to Sellers	$245,505
Issuance of Class A common stock in exchange for business contribution of Pipelogic	4,984

Non controlling interest — pro forma combined	$250,489

Upon completion of the Transactions, each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at Sentinel’s election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement.

(t) Represents the contribution of Pipelogic by the Invacor Sellers in exchange for 1.8 million shares of Class A common stock at $10.00 per share. A summary of assets acquired and liabilities assumed follows (in thousands):

Equity consideration (1.8 million shares @ $10 per share)	$18,000

Cash and cash equivalents	$91
Accounts receivable, net	2,081
Prepaid expenses and other current assets	838
Property and equipment, net	2,150
Other long-term assets	27
Intangible assets, net	6,150
Accounts payable	(1,663)

Net assets acquired	$9,674

Goodwill pro forma adjustment	$8,326

Attributable to StrikeCo	$13,016
Attributable to noncontrolling interest	$4,984

Adjustments to Unaudited Pro Forma Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for nine months ended September 30, 2018 and the year ended December 31, 2017 are as follows:

(u) Represents adjustment to eliminate historical depreciation expense and recognize new depreciation expense based on the fair value of property and equipment on a straight-line basis from January 1, 2017. The depreciation of property and equipment is based on the estimated useful lives of the assets. The net adjustment to depreciation is as follows (in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Calculation of depreciation adjustment
Depreciation — historical Strike	25,555	18,203
Depreciation after fair value	28,924	21,693

Depreciation expense adjustment for the period	3,369	3,490
Depreciation allocated to cost of revenues	2,167	1,500
Depreciation allocated to operating expenses	1,202	1,990

(v) Represents adjustment to eliminate historical amortization expense and recognize new amortization expense based on the fair value of intangible assets on a straight-line basis from January 1, 2017. The amortization of intangible assets is based on the estimated useful lives of the assets. The net adjustment to amortization is as follows (in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Calculation of amortization adjustment
Amortization — historical Strike	12,443	8,530
Amortization after fair value	39,042	29,282

Amortization expense adjustment for the period	26,599	20,752

(w) Represents adjustment to eliminate previously recorded transaction costs totaling $2.8 million.

(x) Represents the reversal of historical interest expense related to term loan paydown.

(y) Represents reversal of investment income on trust account.

(z) Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing and purchase price allocation adjustments attributable to StrikeCo using the statutory tax rate to compute the income tax expense as follows (in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
StrikeCo income (loss) before tax	9,668	12,743
Statutory federal and state rate	26.3%	16.4%
Texas margin tax rate	7.56%	6.70%

Pro forma adjustment to income tax	3,273	2,941

(zy) Upon completion of the transaction, Sentinel will become the managing member of Strike. These pro forma results under no redemption reflect a non-controlling interest related to the Retained Company Units held by the Continuing Members on the consolidated statement of operations.

(zz) Represents the net earnings per share calculated using the historical weighted average shares of Sentinel and the issuance of additional shares in connection with the business combination and related transactions, assuming the shares were outstanding since January 1, 2017. As the business combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. The shares of Class B common stock are not included in the weighted average shares outstanding as they do not share in earnings. For the purposes of applying the as-if converted method for calculating diluted earnings per share, it was assumed that all 24.6 million units are exchanged (with automatic cancellation of all outstanding shares of Class B common stock) for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share.

	For the year ended December 31, 2017	For the nine months ended September 30, 2018
	(in thousands, except per share data)
Pro forma basic and diluted net income per share
Pro forma net income attributable to StrikeCo — basic and diluted	$3,995	$6,510

Pro forma shares outstanding
Sentinel Class A shares	34,500,000	34,500,000
Founder shares	8,600,000	8,600,000
Shares issued in connection with private placement	13,200,000	13,200,000
Shares issued related to Contribution Agreement	1,800,000	1,800,000
Blocker Seller rollover shares	6,013,928	6,013,928

Pro forma shares outstanding — basic and diluted	64,113,928	64,113,928

Net income per share — basic and diluted	$0.06	$0.10

PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)

MAXIMUM REDEMPTION

AS OF SEPTEMBER 30, 2018

(dollars in thousands, except share and per share amounts)

	Sentinel Energy Services, Inc.	Strike Capital, LLC	Recapitalization Pro Forma Adjustments			PipeLogic Contribution(al)	Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$555	$948	$—	(aa	)	$91	$1,594
Accounts receivable, net	—	241,693	—			2,081	243,774
Contract assets	—	153,122	—			—	153,122
Inventories	—	3,239	—			—	3,239
Prepaid expenses and other current assets	129	8,302	—			838	9,269

Total current assets	684	407,304	—			3,010	410,998
Property and equipment, net	—	98,264	—			2,150	100,414
Goodwill	—	71,130	—			8,326	79,456
Intangible assets, net	—	233,801	—			6,150	239,951
Deferred loan costs, net	—	1,416	—			—	1,416
Investment held in trust account	348,957	—	(348,957)	(ab	)	—	—
Deferred tax asset		—	13,239	(am	)	—	13,239
Other long-term assets	—	1,691	—			27	1,718

Total assets	$349,641	$813,606	$(335,718)			$19,663	$847,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$901	$131,850	$—			$1,663	$134,414
Accrued expenses	—	32,283	—			—	32,283
Contract liabilities	—	29,718	—			—	29,718
Current portion of long-term debt	—	18,627	—			—	18,627

Total current liabilities	901	212,478	—			1,663	215,042
Long-term debt, net of current portion	—	333,119	—			—	333,119
Tax receivable liability	—	—	22,910	(ac	)	—	22,910
Deferred income tax liability	—	64	—			—	64
Deferred rent	—	3,696	—			—	3,696
Deferred underwriting compensation	12,075	—	(12,075)	(ad	)	—	—

Total liabilities	12,976	549,357	10,835			1,663	574,831
Class A ordinary shares subject to possible redemption	331,665	—	(331,665)	(ab	)	—	—
Stockholders’/members’ equity:
Members’ equity	—	264,249	(264,249)	(an	)	—	—
Preferred shares, $.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—	—			—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 1,333,524 shares issued and outstanding (actual)	0.13	—	(0.13)	(ae	)	—	—
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 8,625,000 shares issued and outstanding (actual)	0.86	—	(0.86)	(ae	)	—	—
Class A common stock, $0.0001 par value, 400,000,000 shares authorized, 34,507,456 shares issued and outstanding (pro forma)	—	—	1.00	(ae	)	0.18	3.45
			1.32	(af	)
			0.60	(ag	)
			0.35	(ah	)
Class B common stock, $0.0001 par value, 50,000,000 shares authorized, 24,550,760 shares issued and outstanding (pro forma)	—	—	2.46	(ag	)	—	2.46
Additional paid-in capital	2,401	—	163,029	(ai	)	10,514	175,944
Retained earnings	2,598	—	(21,401)	(aj	)	—	(18,803)
Noncontrolling interests	—	—	107,728	(ak	)	7,486	115,214

Total stockholders’/members’ equity	$5,000	$264,249	$(14,888)			$18,000	$272,361

Total liabilities and stockholders’ equity	$349,641	$813,606	$(335,718)			$19,663	$847,192

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

MAXIMUM REDEMPTION

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018

(dollars in thousands, except share and per share amounts)

	Sentinel Energy Services, Inc.	Strike Capital, LLC	Pro Forma Adjustments			Combined Pro Forma
Revenue	$—	$1,279,194	$—			$1,279,194
Cost of revenues (including depreciation)	—	1,159,485	—			1,159,485

Gross profit	—	119,709	—			119,709
Payroll and payroll related costs	—	25,067	—			25,067
Depreciation and amortization	—	18,046	—			18,046
General and administrative	1,273	28,272	—			29,544
Gain on sale of property and equipment	—	(1,773)	—			(1,773)
Equity-based compensation	—	2,373	—			2,373
Transaction expenses	—	2,815	(2,815)	(ao	)	—

Income (loss) from operations	(1,273)	44,909	2,815			46,451
Interest expense	—	(31,286)	—			(31,286)
Investment income on trust account	3,957	—	(3,957)	(ap	)	—
Other expense	—	(2)	—			(2)

Income (loss) before taxes	2,684	13,621	(1,142)			15,163
Provision for income taxes	—	874	2,148	(aq	)	3,022

Net income (loss)	$2,684	$12,747	$(3,290)			$12,141
Net income attributable to non-controlling interests				(ar	)	5,884

Net income attributable to StrikeCo						$6,257

Per Share Data:
Weighted average shares of Class A ordinary shares/common stock outstanding—basic and diluted	34,500,000					34,480,980
Net income available to Class A ordinary shares/common stock per share—basic and diluted	$0.11			(as	)	$0.18
Weighted average shares of Class B common stock—basic and diluted	8,625,000
Net income available to Class B common stock—basic and diluted	$(0.11)
Weighted average units outstanding:
Founder units—basic and diluted		635,352
Common units basic and diluted		28,537
Earnings per unit attributable to founder and common units:
Founder units—basic and diluted		$19.30
Common units basic and diluted		$16.93

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

MAXIMUM REDEMPTION

FOR THE YEAR ENDED DECEMBER 31, 2017

(dollars in thousands, except share and per share amounts)

	Sentinel Energy Services, Inc.	Strike Capital, LLC	Pro Forma Adjustments (assuming no redemption)			Combined Pro Forma (assuming no redemption)
Revenue	$—	$1,402,524	$—			$1,402,524
Cost of revenues (including depreciation)	—	1,261,251	—			1,261,251

Gross profit	—	141,273	—			141,273
Payroll and payroll related costs	—	40,168	—			40,168
Depreciation and amortization	—	21,119	—			21,119
General and administrative	86	31,248	—			31,334
Gain on sale of property and equipment	—	(6,179)	—			(6,179)
Equity-based compensation	—	2,850	—			2,850

Income (loss) from operations	(86)	52,067	—			51,980
Interest expense	—	(37,474)	—			(37,474)
Other income	—	41	—			41

Income (loss) before taxes	(86)	14,634	—			14,548
Provision for income taxes	—	1,114	3,075	(aq	)	4,189
Earnings from investment in affiliate	—	100	—			100

Net income (loss)	$(86)	$13,620	$(3,075)			$10,459

Net income attributable to non-controlling interests				(ar	)	5,631

Net income attributable to StrikeCo						$4,828

Per Share Data:
Weighted average shares of Class A ordinary shares/common stock outstanding—basic and diluted	34,500,000					34,480,980
Net income available to Class A ordinary shares/common stock per share—basic and diluted	$—			(as	)	$0.14
Weighted average shares of Class B common stock—basic and diluted	8,625,000
Net income available to Class B common stock—basic and diluted	$(0.01)
Weighted average units outstanding:
Founder units—basic and diluted		635,352
Common units basic and diluted		28,537
Earnings per unit attributable to founder and common units:
Founder units—basic and diluted		$20.65
Common units basic and diluted		$17.49

Notes to Unaudited Condensed Combined Pro Financial Information – Maximum Redemption

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2018 are as follows (in thousands):

(aa) Represents the preliminary net adjustment to cash in connection with the business combination. A reconciliation of the pro forma cash adjustment maximum redemption (in thousands):

Investment from Trust Account	$49,072
Cash proceeds from private placement	132,000
Cash consideration paid to Sellers	(154,572)
Transaction costs (estimated); including underwriter fees	(26,500)

Pro forma adjustment	—

(ab) Adjustment to trust account under maximum redemption by shareholders to reflect payment of transaction costs and maximum redemption of redeemable shares at $10.12 per share totaling 29,632,948 shares.

(ac) At the closing of the business combination, StrikeCo, Strike, the Continuing Members and the Seller Representatives will enter into the Tax Receivable Agreement. For a description of the Tax Receivable Agreement, refer to “The Business Combination Proposal — Related Agreements — Tax Receivable Agreement.” A liability related to the Tax Receivable Agreement equal to $24.9 million. If the Tax Receivable Agreement was not entered into, StrikeCo would generally be entitled to realize and retain the full economic benefit of the tax attributes covered by the Tax Receivable Agreement. However, the Tax Receivable Agreement generally will cause StrikeCo’s annual cash costs attributable to income taxes (together with the amounts payable under the Tax Receivable Agreement) to be not less than the amount that would have been paid if such tax attributes were not available to StrikeCo’s taxable income. As a result, stockholder of StrikeCo will not be entitled to economic benefit of the tax attributes covered by the Tax Receivable Agreement.

(ad) Represents adjustment of $12.1 million in underwriter compensation deferred until closing of the transaction.

(ae) Represents the conversion of Sentinel Class A ordinary shares and Class B ordinary shares to StrikeCo Class A common stock as a result of the domestication.

(af) Represents 13.2 million shares issued in conjunction with private placement.

(ag) Represents Blocker Seller receiving 6.0 million shares of StrikeCo Class A common stock and the Continuing Members receiving 24.6 million shares of StrikeCo Class B common stock reflective to the number of Retained Company Units held by them. Holders of Class B common stock will have the right to vote on all matters properly submitted to a vote of the StrikeCo shareholders, but will not be entitled to any dividends or any distributions in liquidation from StrikeCo. Each Retained Company Unit, together with one share of StrikeCo Class B common stock, will be exchangeable in the future, subject to certain conditions, for either one share of StrikeCo Class A common stock or, at Sentinel’s election, the cash equivalent to the market value of one share of StrikeCo Class A common stock, subject to adjustment as provided in the Exchange Agreement. Upon redemption or exchange of Retained Company Units held by a Continuing Member, a corresponding number of shares of Class B common stock will be cancelled.

(ah) Represents 3.5 million shares Class A ordinary shares subject to possible redemption converted to Class A common stock under maximum redemption scenario of 29,632,948 shares redeemed.

(ai) Represents the pro forma adjustments to additional paid-in capital (APIC). A reconciliation to pro forma combined APIC is as follows (in thousands):

APIC — Sentinel historic	$2,401
Issuance of Class A common stock in private placement	77,102
Cash and equity consideration to Blocker Seller	77,036
Class A ordinary shares subject to redemption reedemed for Class A common stock	18,562
Tax receivable agreement	(9,671)

Pro forma adjustment — recapitalization	163,029
Issuance of Class A common stock in exchange for business contribution of Pipelogic	10,514

APIC — pro forma combined	$175,944

(aj) Represents the estimated adjustment to retained earnings related to transaction costs and compensation expense related to the payout for units issued as part of Delta Directional, LLC and vesting of junior and phantom units, which vest upon the consummation of the business combination, related to Strike Co totaling $8.4 million and $13.0 million, respectively.

(ak) Upon completion of the Transactions, Sentinel will become the managing member of Strike. These pro forma results under maximum redemption reflect a non-controlling interest related to the Retained Company Units held by the Continuing Members on the consolidated balance sheet. The computation of the non-controlling interest following the consummation of business combination as follows (in thousands):

Cash and equity consideration to Continuing Members	$45,614
Issuance of Class A common stock in private placement	54,897
Transaction costs (estimated)	(5,999)
Class A ordinary shares subject to redemption reedemed for Class A common stock	$13,217
Issuance of Class A common stock in exchange for business contribution of Pipelogic	7,486

Non controlling interest — pro forma combined	$115,214

(al) Represents the contribution of Pipelogic by Invacor Sellers in exchange for 1.8 million Class A common stock at $10 per share. A summary of assets acquired and liabilities assumed follows (in thousands):

Equity consideration (1.8 million shares @ $10 per share)	$18,000

Cash and cash equivalents	$91
Accounts receivable, net	2,081
Prepaid expenses and other current assets	838
Property and equipment, net	2,150
Other long-term assets	27
Intangible assets, net	6,150
Accounts payable	(1,663)

Net assets acquired	$9,674

Goodwill pro forma adjustment	$8,326

Attributable to StrikeCo	$10,514
Attributable to noncontrolling interest	$7,486

(am) Represents deferred tax assets recorded in connection with reverse recapitalization.

(an) Reflects the elimination of Strike historical members’ equity of $264.2 million.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

(ao) Represents adjustment to eliminate previously recorded transaction costs totaling $2.8 million.

(ap) Represents reversal of investment income on trust account.

(aq) Represents adjustment to income tax expense as a result of the tax impact on the pro forma adjustments related to financing and purchase price allocation adjustments attributable to StrikeCo using the statutory tax rate (adjusted for controlling interest) to compute the income tax expense as follows (in thousands):

	Year Ended December 31, 2017	Nine Months Ended September 30, 2018
Total pro forma adjustment impact attributable to StrikeCo	14,548	15,163
Statutory federal and state rate	21.2%	13.2%
Texas margin tax rate	7.6%	6.7%

Pro forma adjustment to income tax	4,189	3,022

(ar) Upon completion of the transaction, Sentinel will become the managing member of Strike. These pro forma results under maximum redemption reflect a non-controlling interest related to the Retained Company Units held by the Continuing Members on the consolidated statement of operations.

(as) Represents the net earnings per share calculated using the historical weighted average shares of Sentinel and the issuance of additional shares in connection with the business combination and related transactions, assuming the shares were outstanding since January 1, 2017. As the business combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the business combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods. The shares of Class B common stock are not included in the weighted average shares outstanding as they do not share in earnings. For the purposes of applying the as-if converted method for calculating diluted earnings per share, it was assumed that all 24.6 million units are exchanged (with automatic cancellation of all outstanding shares of Class B common stock) for Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted earnings per share.

	For the year ended December 31, 2017	For the nine months ended September 30, 2018
	(in thousands, except per share data)
Pro forma basic and diluted net income per share
Pro forma net income attributable to StrikeCo — basic and diluted	$4,828	$6,257

Pro forma shares outstanding
Sentinel Class A shares	4,867,052	4,867,052
Founder shares	8,600,000	8,600,000
Shares issued in connection with private placement	13,200,000	13,200,000
Shares issued related to Contribution Agreement	1,800,000	1,800,000
Blocker Seller rollover shares	6,013,928	6,013,928

Pro forma shares outstanding — basic and diluted	34,480,980	34,480,980

Net income per share — basic and diluted	$0.14	$0.18

OTHER INFORMATION RELATED TO SENTINEL

Introduction

Sentinel was incorporated on June 5, 2017 as a Cayman Islands exempted company in order to serve as a vehicle for the acquisition of a target business. Although Sentinel’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, its management focused on identifying opportunities in the oil and gas services industry sector. Prior to executing the Transaction Agreement with Strike, Sentinel’s efforts were limited to organizational activities, completion of its initial public offering and the identification and evaluation of possible acquisition targets for business combinations.

Initial Public Offering

Sentinel is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, Sentinel is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

On November 7, 2017, we consummated the initial public offering (the “IPO”) of 34,500,000 units, including the issuance of 4,500,000 units as a result of the underwriters’ exercise of their over-allotment option. Each unit consists of one share of Class A common stock and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per whole share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds, before expenses, of $345,000,000. Prior to the consummation of the initial public offering, in June 2017, the Sponsor purchased 14,375,000 shares of Sentinel Class B common stock for an aggregate purchase price of $25,000, or approximately $0.002 per share. The number of founder shares issued was determined based on the expectation that the initial public offering would be 57,500,000 units and therefore that such founder shares would represent, on an as-converted basis, 20% of the outstanding shares of Sentinel Class A common stock under the initial public offering. In August 2017, the Sponsor surrendered 5,750,000 of its shares of Sentinel Class B common stock for no consideration, resulting in the Sponsor holding an aggregate of 8,625,000 shares of Sentinel Class B common stock. In October 2017 and January 2018, the Sponsor transferred 37,500 founder shares to Marc Zenner and Jon A. Marshall, respectively, for the same per-share purchase price initially paid by the Sponsor.

Simultaneously with the consummation of the initial public offering, we consummated the private sale of an aggregate of 5,933,333 warrants, each exercisable to purchase one share of Class A common stock at $11.50 per share, to the Sponsor at a price of $1.50 per warrant, generating gross proceeds, before expenses, of $8,900,000 (the “private placement warrants”). The warrants sold in the private placement, or the private placement warrants, are identical to the warrants included in the units sold in the initial public offering, except that, so long as they are held by their initial purchasers or their permitted transferees, (1) they will not be redeemable by Sentinel, (2) they (including the shares of Sentinel Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the Sentinel completes its initial business combination and (3) they may be exercised by the holders on a cashless basis.

Upon the closing of the initial public offering and the private placement warrants, approximately $345,000,000 was placed in a trust account with Continental Stock Transfer & Trust Company acting as trustee (the “trust account”). Except for the withdrawal of interest to pay income taxes, if any, our Existing Charter provides that none of the funds held in trust will be released from the trust account until the earlier of (1) the completion of our initial business combination or (2) the redemption of Sentinel’s public shares if Sentinel is unable to complete an initial business combination by November 7, 2019, subject to applicable law. The proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations.

After the payment of underwriting discounts and commissions (excluding the deferred portion of $12,075,000 in underwriting discounts and commissions, which amount will be payable upon consummation of our initial business combination if consummated) and approximately $1,000,000 in expenses relating to the initial public offering, approximately $1,000,000 of the net proceeds of the initial public offering and private placement was not deposited into the trust account and was retained by us for working capital purposes. The net proceeds deposited into the trust account remain on deposit in the trust account earning interest. As of September 30, 2018, there was $348,956,985 in investments and cash held in the trust account and $555,272 of cash held outside the trust account available for working capital purposes.

Fair Market Value of Target Business

Sentinel’s initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the business combination. Sentinel will not complete a business combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Investment Company Act. Sentinel’s board of directors determined that this test was met in connection with the proposed business combination.

Stockholder Approval of Business Combination

Under Sentinel’s Existing Charter, in connection with any proposed business combination, Sentinel must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares, subject to the limitations described in the prospectus for Sentinel’s initial public offering. Accordingly, in connection with the business combination, the public stockholders may seek to redeem their public shares in accordance with the procedures set forth in this proxy statement.

Voting Restrictions in Connection with Stockholder Meeting

Our initial stockholders and our other officers and directors at the time of the IPO entered into letter agreements to vote their founder shares, as well as any public shares purchased during or after the IPO, in favor of the business combination proposal and for all other proposals presented to Sentinel’s stockholders in this proxy statement. As of the date hereof, our initial stockholders own 20.0% of the total outstanding shares of Sentinel common stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Sentinel or its securities, the Sentinel initial stockholders, Strike and/or its affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Sentinel common stock or vote their shares in favor of the business combination proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that (1) the proposals presented to stockholders for approval at the special meeting are approved and/or (2) Sentinel has sufficient cash available to pay the Minimum Cash Amount. Any such share purchases and other transactions may thereby increase the likelihood of obtaining stockholder approval of the business combination. This may result in the completion of our business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Liquidation if No Business Combination

We have until November 7, 2019 to complete our initial business combination. If we are unable to complete our business combination by that date (or such later date as our stockholders may approve in accordance with our Existing Charter), we will: (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our business combination by November 7, 2019.

Our initial stockholders and our officers and directors at the time of our IPO have entered into letter agreements with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination by November 7, 2019. However, if our initial stockholders or our directors and officers at the time of our IPO acquire public shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination by November 7, 2019.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of the IPO, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent accountants), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent public accountants) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked our Sponsor to reserve for such indemnification obligations, nor have we independently verified whether our Sponsor has sufficient funds to satisfy its indemnity obligations, and we believe that our Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our Sponsor to reserve for such indemnification obligations and we cannot assure you that our Sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our Sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our Sponsor will also not be liable as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

If we file a winding up petition or a winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and a liquidator may determine that such funds should be included in our insolvency estate and subject to the claims of third party creditors with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a winding up petition or a winding up petition is filed against us that is not dismissed, any distributions received by stockholders could be subject to challenge under applicable debtor/creditor and/or insolvency laws as a “voidable preference”. As a result, a liquidator could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Properties

We currently lease executive offices at 700 Louisiana Street, Suite 2700, Houston, Texas 77002 from our Sponsor. We consider our current office space adequate for our current operations. We have agreed to pay our Sponsor up to $10,000 per month for office space, utilities, secretarial support and administrative services. We believe, based on rents and fees for similar services, that this amount is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

Sentinel has three executive officers. These individuals are not obligated to devote any specific number of hours to Sentinel’s matters and intend to devote only as much time as they deem necessary to its affairs. Sentinel does not intend to have any full time employees prior to the consummation of a business combination.

Directors and Executive Officers

Our directors and executive officers are as follows:

Name	Age	Position
Krishna Shivram	56	Chief Executive Officer and Director
Gerald Cimador	46	Chief Financial Officer and Chief Accounting Officer
Kent Jamison	59	General Counsel and Secretary
Andrew Gould	71	Chairman of the Board of Directors
Charles S. Leykum	41	Director
Jon A. Marshall	67	Director
Marc Zenner	55	Director
Ronald Steger	64	Director
Craig Levering	61	Director

Krishna Shivram — Chief Executive Officer and Director. Krishna Shivram has served as our Chief Executive Officer since June 16, 2017. He was most recently interim Chief Executive Officer and Chief Financial Officer of Weatherford International plc, a provider of oil and gas services. He was previously appointed Executive Vice President and Chief Financial Officer of Weatherford International plc in November 2013. He has over 29 years of financial and operational management experience in the oilfield service industry and previously worked for Schlumberger Ltd. in a variety of roles across the globe. Immediately prior to joining Weatherford, Mr. Shivram served as Vice President and Treasurer of Schlumberger Ltd. since January 2011. During his tenures with Weatherford and Schlumberger, Mr. Shivram either directly or as part of a team effected M&A transactions valued at over $15 billion, creating significant stockholder value in the process. Mr. Shivram currently also serves on the board of directors of Ranger Energy Services, Inc. We believe that Mr. Shivram’s expertise as a Chartered Accountant with extensive experience in financial accounting, income taxes and treasury operations, and a strong background in operations, corporate finance and mergers and acquisitions, will enable him to contribute significantly to our management team and board of directors.

Gerald Cimador — Chief Financial Officer and Chief Accounting Officer. Gerald Cimador has served as our Chief Financial Officer and Chief Accounting officer since June 16, 2017. He is currently serving as the Chief Financial Officer of CSL. From 1999 to 2008 Mr. Cimador was Controller of Moore Capital Management LP, a private investment management firm. Prior to that, from 1997 to 1999, Mr. Cimador served as Audit Manager of Ernst & Young LLP. Mr. Cimador started his career as Audit Senior for Goldstein Golub Kessler & Co. from 1994-1997. He has a BBA in Accounting from Hofstra University. Mr. Cimador’s extensive experience working for our Sponsor and investing in the energy industry makes him a valuable addition to our management team.

Kent Jamison — General Counsel and Secretary. Kent Jamison has served as our General Counsel and Secretary since June 16, 2017 and served as a member of our board of directors from January 2, 2018 until November 7, 2018. Mr. Jamison joined CSL in May 2015 as General Counsel. His responsibilities included overseeing legal and related compliance matters for the Investment Manager and the Portfolio Companies. Before joining the Investment Manager, Mr. Jamison was a senior partner at Locke Lord LLP, focusing primarily on private equity and merger and acquisition transactions and securities compliance matters. Mr. Jamison holds a B.A. cum laude from Davidson College and a J.D. cum laude from Wake Forest University. We believe that Mr. Jamison’s extensive experience as an attorney representing public and private corporations, as well as his detailed knowledge of corporate governance matters, will enable him to provide useful insight to our management team and board of directors.

Andrew F. J. Gould — Director. Andrew Gould has served as Chairman of our board of directors since June 30, 2017. Mr. Gould served as the Chairman of the Board of Directors and Chief Executive Officer of Schlumberger Limited from 2003 until his retirement in 2011. Mr. Gould started his career at Schlumberger in 1975 and held various leadership roles throughout the world before his appointment as the Chief Executive Officer. Mr. Gould currently serves as an independent director of Saudi Aramco and as a director of BJS LLC. He previously served as a non-executive director of Rio Tinto, a resources and mining corporation, from 2002 until 2012, and a non-executive director and Chairman of BG Group, an international exploration and production company, from 2011 until 2016. Mr. Gould has a Bachelor’s degree in Economic History from Cardiff University and qualified as a chartered accountant in the United Kingdom. We believe Mr. Gould’s extensive background in the oilfield services business and executive experience make him well qualified to serve on our board of directors.

Charles S. Leykum — Director. Charles S. Leykum has served as a member of our board of directors since June 16, 2017. Mr. Leykum founded CSL, an energy services-focused private equity firm in 2008. Prior to founding CSL, Mr. Leykum was a Portfolio Manager at Soros Fund Management LLC. Before his time at Soros, he worked in the Principal Investment Area and the Investment Banking Division of Goldman Sachs & Co. LLC. Mr. Leykum currently also serves on the board of directors of Ranger Energy Services, Inc. Mr. Leykum graduated with a Bachelor of Arts in Economics from Columbia University and a Master of Business Administration from Harvard Business School. We believe that Mr. Leykum’s extensive experience investing in the energy industry and serving as a director for several energy companies brings important and valuable skills to our board of directors.

Jon A. Marshall — Director. Jon A. Marshall has served as a member of our board of directors since January 31, 2018. Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008 and as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when GlobalSantaFe Corporation merged with Transocean Inc. Mr. Marshall currently serves as a director for Noble Corporation plc, Cobalt International Energy, Inc., Southwestern Energy Company and various other private companies and non-profit organizations. Mr. Marshall has a Bachelor of Science in Engineering from the United States Military Academy of West Point. We believe that Mr. Marshall’s extensive experience in executive positions and experience as a director of public offshore energy focused companies brings important and valuable skills to our board of directors.

Marc Zenner — Director. Marc Zenner has served as a member of our board of directors since November 2017. Mr. Zenner recently retired as Global co-head of Corporate Finance Advisory within J.P. Morgan’s Investment Bank where he was a managing director from 2007 to 2017. Before joining J.P. Morgan in 2007, Mr. Zenner was managing director and Global Head of the Financial Strategy Group (FSG), a corporate finance advisory group within the Investment Banking Division of Citi’s Global Markets. From 2000 to 2003, Mr. Zenner was a Director in the Financial Strategy Group at Citi. Prior to his career in investment banking, Mr. Zenner was the Chairman of the Finance and Economics Area and a Professor of Finance at The University of North Carolina’s Kenan-Flagler Business School (in Chapel Hill). We believe that Mr. Zenner’s background in corporate finance and in the energy industry, including his experience with strategic combinations and capital raises, make him well qualified to serve on our board of directors.

Ronald Steger — Director. Ronald Steger has served as a member of our board of directors since November 7, 2018. Mr. Steger has served as a director of Global Eagle Entertainment Inc. (Nasdaq: GEE) since April 2017 and has served as its Audit Committee Chair since June 2017. Mr. Steger has also served on the board of directors of Overseas Shipholding Group, Inc. (NYSE: OSG) since August 2014 and currently serves on that board’s Audit Committee (as chair) and its Corporate Governance & Risk Committee. Mr. Steger has also served as a member of the board of directors of Great Lakes Dredge & Dock Corporation (Nasdaq: GLDD) since May 2018. Mr. Steger previously served on the board of directors of International Seaways Inc. (NYSE: INSW) from November 2016 to June 2017, where he served on that board’s Audit Committee and its Corporate Governance & Risk Assessment Committee. Since September 2015, Mr. Steger has served as the Senior Technical Advisor to the Effectus Group, an accounting advisory firm based in Silicon Valley, and since February 2014, he has served on the Advisory Board of ATREG, Inc., a global advisory firm specializing in the semiconductor and related advanced technology verticals. Mr. Steger began his career with KPMG in 1976 and was admitted into its partnership in 1986. He served as an SEC Reviewing Partner at KPMG from 2003 to 2013 and retired from KPMG in December 2013. Mr. Steger has a BS in Accounting from Villanova University.

Craig Levering — Director. Craig Levering has served as a member of our Board of Directors since November 7, 2018. Mr. Levering served as a Chief Executive Officer and Owner of Crawford Electric Supply from July, 1990 to March, 2008. Mr. Levering has served on the board of directors of 1155 Distributor Partners, LLC and House of Forgings, LLC since March, 2015, and Clean Emissions Technologies, Inc. since December, 2009, respectively. Mr. Levering has served on the Board of Trustees of St. Mark’s School of Texas since June, 2011. In each of these directorships, he has served on the compensation committee and the audit committee. He has a BBA in Marketing & Finance from Southern Methodist University. We believe that Mr. Levering’s extensive experience as a member of both the compensation committee and the audit committee of several boards of directors brings important and valuable skills to our Board.

Number and Terms of Office of Officers and Directors

Sentinel’s board of directors is divided into three classes with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The term of office of the first class of directors, consisting of Messrs. Marshall, Steger and Levering, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Messrs. Zenner and Shivram, will expire at the second annual meeting of stockholders. The term of office for the third class of directors, consisting of Messrs. Leykum and Gould, will expire at the third annual meeting of stockholders.

Sentinel’s officers are appointed by Sentinel’s board of directors and serve at the discretion of Sentinel’s board of directors, rather than for specific terms of office. Sentinel’s board of directors is authorized to appoint persons to the offices set forth in Sentinel’s bylaws as it deems appropriate. Sentinel’s bylaws provide that its officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of Sentinel or its subsidiaries or any other individual having a relationship which in the opinion of Sentinel’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Zenner, Marshall, Steger and Levering are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Sentinel directors, officers and persons owning more than 10% of shares of common stock to file reports of ownership and changes of ownership with the SEC. Based on our review of the copies of such reports furnished to Sentinel and representations from certain reporting persons that CSL Sentinel Holdings, LLC filed a late Form 3 due to clerical error during the year ended December 31, 2017, we believe that all applicable filing requirements were complied with for the nine months ended September 30, 2018.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this proxy statement.

Periodic Reporting and Audited Financial Statements

Sentinel has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, Sentinel’s annual reports contain financial statements audited and reported on by Sentinel’s independent registered public accounting firm. Sentinel has filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.

SENTINEL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” appearing elsewhere in this proxy statement.

Prior to the date of this proxy statement, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “domestication”). As a result, on the effective date of the domestication, each of Sentinel’s issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted by operation of law into one share of Sentinel Class A common stock and one share of Sentinel Class B common stock (as defined below), respectively, and each of Sentinel’s outstanding warrants became warrants to acquire the corresponding number of shares of Sentinel Class A common stock. Accordingly, all references to Sentinel in this proxy statement refer to the post-domestication company.

Overview

We are a blank check company incorporated on June 5, 2017 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“business combination”). We intend to consummate the business combination using cash from the proceeds of the IPO that closed on November 7, 2017 (the “initial public offering”) and the simultaneous private placement of warrants to purchase our shares of Sentinel Class A common stock (“private placement warrants”), and from additional issuances of, if any, our equity, or a combination of cash and equity.

The issuance of additional shares of common stock in a business combination:

•

may significantly dilute the equity interest of investors in the initial public offering, which dilution would increase if the anti-dilution provisions in the shares of Sentinel Class B common stock resulted in the issuance of shares of Sentinel Class A common stock on a greater than one-to-one basis upon conversion of the shares of Sentinel Class B common stock;

•	may subordinate the rights of holders of shares of common stock if preferred stock are issued with rights senior to those afforded our shares of common stock;

•

could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and could result in the resignation or removal of our present executive officers and directors;

•	may have the effect of delaying or preventing a change in control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our shares of Sentinel Class A common stock and/or warrants to purchase our shares of Sentinel Class A common stock.

On September 30, 2018, we held cash and cash equivalents of $555,272, current liabilities of $901,136 and deferred underwriting compensation of $12,075,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

Results of Operations

We have not generated any revenues to date, and we will not be generating any operating revenues until the closing and completion of our initial business combination. Our entire activity up to September 30, 2018 was related to our company’s formation, the initial public offering, and since the closing of the initial public offering, a search for a business combination candidate. We have and expect to continue to generate non-operating income in the form of interest income on investments held in Trust Account. We expect to continue to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with the search for an initial business combination target.

For the three months ended September 30, 2018, we had net income of $606,551, which consisted of interest income of $1,562,392 held in the Trust Account, net of general and administrative costs of $957,741. For the three months ended September 30, 2017, we had net loss of $12,966, which consisted of general and administrative costs of $12,966. For the nine months ended September 30, 2018, we had net income of $2,684,370, which consisted of interest income of $3,956,985 held in the Trust Account, net of general and administrative costs of $1,272,615. For the period from June 5, 2017 (date of inception) to September 30, 2017, we had net loss of $16,356, which consisted of general and administrative costs of $16,356.

Liquidity and Capital Resources

Until the consummation of the initial public offering, our only source of liquidity was an initial sale of the founder shares to our Sponsor, and the proceeds of loans and advances from the Sponsor in the amount of $115,236. Upon the closing of the initial public offering, we repaid our Sponsor $115,236 in settlement of the outstanding loans and advances.

On November 7, 2017, we consummated the IPO of 30,000,000 units at a price of $10.00 per unit generating gross proceeds of $300,000,000 before underwriting discounts and expenses. On November 7, 2017, simultaneously with the consummation of the IPO, we completed the private sale of 5,333,333 private placement warrants at a purchase price of $1.50 per private placement warrant to our Sponsor, generating gross proceeds to Sentinel of approximately $8,000,000. In connection with the initial public offering, the underwriters were granted an option to purchase up to 4,500,000 over-allotment units. On November 9, 2017, we consummated the closing of the sale of 4,500,000 additional units upon receiving notice of the underwriters’ election to fully exercise their over-allotment option, generating additional gross proceeds of approximately $45,000,000. Simultaneously with the exercise of the over-allotment option, we consummated the private sale of an additional 600,000 private placement warrants to our Sponsor, generating gross proceeds of approximately $900,000.

Approximately $345,000,000 of the net proceeds from the initial public offering (including the over-allotment units) and the private placements with the Sponsor has been deposited in the trust account. The $345,000,000 of net proceeds held in the trust account includes $12,075,000 of deferred underwriting discounts and commissions that will be released to the underwriters of the initial public offering upon completion of our initial business combination. Of the gross proceeds from the initial public offering that were not deposited in the trust account, $6,900,000 was used to pay underwriting discounts and commissions in the initial public offering, $115,236 was used to repay loans and advances from the Sponsor, and the balance was reserved to pay accrued offering and formation costs, business, legal and accounting due diligence expenses on prospective acquisitions and continuing general and administrative expenses.

We presently have no operating revenue; our net income was $2,684,370 for the nine months ended September 30, 2018, and consists primarily of administrative fees, professional fees and costs related to our search for a business combination totaling $1,272,615 offset by investment income of $3,956,985. Through September 30, 2018, our liquidity needs were satisfied through receipt of approximately $1,000,000 held outside of the trust account from the sale of units upon the closing of the IPO. In the future, a portion of interest income on the funds held in the trust account may be released to us to pay tax obligations.

At September 30, 2018, we had cash and cash equivalents of $555,272 and working capital deficit of $217,220.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We may also need to obtain additional financing either to complete an initial business combination or because we become obligated to redeem a significant number of our shares of Sentinel Class A common stock upon completion of a business combination, in which case we may issue additional securities in connection with such business combination.

Liquidation and Going Concern

The Company only has 24 months from the closing date of the IPO (or until November 7, 2019) to complete an initial business combination. If the Company does not complete an initial business combination within 24 months from the closing date of the IPO, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands’ law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the initial business combination within 24 months of the closing of the IPO. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire shares of Sentinel Class A ordinary shares in or after the IPO, they will be entitled to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the initial business combination within the prescribed time period.

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial IPO price per unit in the IPO.

This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 7, 2019. As of September 30, 2018, the Company may not have sufficient liquidity to meet its future obligations. Management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the initial business combination or November 7, 2019.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the condensed financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Ordinary shares subject to possible redemption

We account for our ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that is considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2018 and December 31, 2017, the Class A ordinary shares that are subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity section of our balance sheets. Net Income (Loss) Per Share of Common Stock

Net Income (Loss) Per Ordinary Share

Net income per ordinary share is computed by dividing net income applicable to ordinary shares by the weighted average number of shares outstanding for the period. Sentinel has not considered the effect of the warrants sold in the initial public offering and the private placement to purchase an aggregate of 17,433,333 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the Treasury Stock method. As a result, diluted net income per ordinary share is the same as basic net income per share of common stock for the period.

Sentinel’s statement of operations includes a presentation of net income (loss) per ordinary share subject to redemption in a manner similar to the two-class method. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the Trust Account, less applicable income tax expense, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing net income, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the period.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The Company anticipates its first presentation of changes in shareholders’ equity, in accordance with the new guidance, will be included in its Form 10-Q for the quarter ended March 31, 2019.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” and under the JOBS Act are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if as an “emerging growth company” we choose to rely on such exemptions, we may not be required to, among other things, (1) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent registered public accounting firm’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions are applicable to us for a period of five years from the date of completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of September 30, 2018 and December 31, 2017.

BUSINESS OF STRIKE

References in this section to “Strike” refer to the Strike Capital, LLC business and its consolidated subsidiaries subject to the business combination and giving effect to the “Up-C” structure as described in the section entitled “— General; Structure of the Business Combination.” The following description applies to the business of Strike, and will apply to the business of StrikeCo assuming the consummation of the business combination. The information set forth below includes certain non-GAAP financial measures, including Adjusted EBITDA and Further Adjusted EBITDA. These measures are not calculated in accordance with U.S. GAAP. They are included in the discussion of Strike’s business because they are key metrics used by management. For additional information and a reconciliation of these non-GAAP measures to the nearest comparable GAAP measures, see the section titled “Strike’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”

Strike’s Business Overview

Strike, a Texas limited liability company established in 2003, is a nationwide provider of end-to-end pipeline, and facilities infrastructure solutions. Strike offers a full complement of integrated maintenance, integrity, repair, construction and technical services to its highly diversified, long-standing client base, which includes some of the largest midstream and upstream companies in North America. Strike’s broad range of services includes installation and maintenance of pipelines and associated facilities, integrity testing, instrumentation, electrical fabrication, and technical services for the management and operation of midstream assets. In addition, Strike offers engineering support and other professional services. With more than 30 local service locations across key U.S. energy markets, Strike offers nationwide asset maintenance and service coverage to its clients to provide a single, unified solution for maintaining and servicing their entire asset footprint. Strike also provides large-scale pipeline and facilities construction services, with a particular focus on highly technical and complex installation techniques. Strike’s installation capabilities provide its clients with a single service provider for the full scope of their infrastructure needs from initial construction through an asset’s full life cycle.

Strike operates through two business segments: (1) Infrastructure and Integrity Services (“IIS”) and (2) Major Projects. Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance, engineering, design, program management and operations. Strike’s Major Projects segment provides construction services for large-scale pipeline and facility construction projects across the United States.

Strike’s “safety first” culture is at the core of its operations and service offerings. Coupled with its high standards of quality and environmental stewardship, the leadership team’s commitment to safety ensures quick, safe and reliable service. For clients, Strike’s investment in safety education and enforcement translates to a decreased risk of financial, legal, and reputational repercussions.

For the year ended December 31, 2017, and the nine months ended September 30, 2018, Strike’s operating revenue was $1.4 billion and $1.3 billion, respectively, net income (loss) was $13.6 million and $12.7 million, respectively, and Adjusted EBITDA was $96.7 million and $79.6 million, respectively. Adjusted EBITDA is not a financial measure calculated in accordance with GAAP. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to historical combined net income (loss), see “Strike’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures”.

Strike’s History

Headquartered in The Woodlands, Texas, Strike has grown rapidly since its inception, ranking among Inc. 5000’s 2018 list of the fastest-growing private companies in the United States. Strike was founded as Strike, LLC in 2003 by Stephen Pate, who continues to serve as Strike’s Chief Executive Officer, and a few others. In August

2013, Strike, LLC became a portfolio company of OEP, a middle market private equity firm focused on the industrial, healthcare and technology sectors in North America and Europe. In November 2016, Strike, LLC created a holding company, Strike, and became a wholly-owned subsidiary of Strike.

Since its inception in the Eagle Ford and South Texas region, Strike has expanded to over 6,000 employees with more than 30 local service locations across the United States as of September 30, 2018. Strike has primarily grown organically, with organic growth representing over 75% of Strike’s overall growth since inception.

Strike’s growth has also been supported by its selective acquisition strategy. In May 2008, Strike acquired Pickett Measurement Systems, Inc. (“Pickett”), a measurement and fabrication services company specializing in skid-mounted measurement equipment. In June 2014, Strike acquired Delta Directional Drilling, LLC (“Delta Directional”), a horizontal directional drilling service provider that performs directional drilling and fiber optic installations. In June 2015, Strike acquired substantially all of the net assets of Circle K of Arkansas, Inc., a pipeline service provider with its primary operations in the Northeastern region of the United States. In December 2016, Strike acquired Crossfire, LLC (“Crossfire”), a pipeline and facilities service provider offering a full suite of infrastructure services operating primarily in the Western region of the United States. The Crossfire acquisition cemented Strike as one of the largest service providers in the Permian Basin and bolstered its presence in the Rockies and Bakken regions. In January 2018, Strike acquired substantially all of the assets of Capstone Energy Services, LLC (“Capstone”), a pipeline and facility service provider primarily servicing the Northeastern region of the United States. The Capstone acquisition solidified Strike’s presence in the Utica and Marcellus shale plays.

Strike’s Operations

Strike operates through two business segments: (1) Infrastructure and Integrity Services and (2) Major Projects.

Infrastructure and Integrity Services

Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance and operations. The IIS segment’s comprehensive service offering includes, among other services:

•	Integrity Programs. Ongoing asset integrity and maintenance programs, often traversing the entirety of client assets.

•	Local Call-Out Programs. Routine operations and maintenance and emergency call out services, often performed by embedded local teams working closely with clients.

•	Upgrade Programs. Enhancements and upgrades to existing assets, often driven by federal and state regulatory requirements.

•

Technical Services. Technical and specialty services, including in-line inspection support, hydrostatic testing, engineering and design, fabrication, instrumentation and electrical, and directional drilling.

As of September 30, 2018, the IIS segment operates across the United States, including in the Eagle Ford, Rockies, Permian, Bakken, Marcellus and Utica shale plays, and across thousands of miles of transport pipeline assets and associate facilities across the country. Strike’s local presence allows it to be highly responsive to clients’ needs and to deliver the regional terrain expertise, quick mobilization, and specialized service required for projects. Strike’s locally-based and experienced operational leaders provide clients with a consistent level of high-quality service while also helping Strike develop and maintain long-term relationships with its clients. Recurring work for repeat clients produces embedded Strike crews with high familiarity with clients’ assets.

Strike’s clients engage the IIS segment for routine services, including high-frequency, often non-discretionary, small-ticket projects such as integrity testing programs, periodic maintenance, emergency call out response, and upgrades or enhancements to existing assets. These routine services generate a highly visible, recurring revenue stream. High customer retention and a recurring client base provide further visibility into Strike’s revenue streams. 88 percent of the IIS segment’s top 50 clients recur year over year. The IIS segment generates revenue through more than 400 master services agreements with its customers. Additionally, Strike has entered into strategic alliance agreements with many of its top clients, which provide for multi-year, multi-region services and benefit Strike through long-term revenue. These agreements often provide for ongoing integrity and maintenance services, and enable Strike to maintain a broad base of recurring clients.

For the twelve months ended December 31, 2015, 2016, and 2017 and the nine months ended September 30, 2018, the IIS segment earned approximately $320.4 million, $269.0 million, $630.5 million and $795.8 million, respectively, in revenue before intercompany eliminations.

Major Projects

Strike’s Major Projects segment provides construction services for large-scale pipeline and facility construction projects across the United States, including:

•	Major Pipeline Installations. Specialized in highly technical installations, such as in congested or urban areas, often as part of a large-scale project or programmatic solution.

•	Major Facilities Development. Compressor, meter, and regulatory stations, storage and tank terminals, and civil site preparation.

Strike entered the large-scale midstream infrastructure projects market in 2012 and has quickly developed a strong reputation completing projects across the country. The Major Projects segment focuses in highly technical projects involving complex installation or development methods, congested urban locations or difficult terrain, and requiring specialized equipment, broad geographic reach or multi-project coordination. In addition, Strike’s management team believes that it is one of only a small, select group of companies who are able to complete projects of significant size, such as large diameter pipeline installation and major facilities projects.

Strike has made significant investments to develop in-house execution capabilities to execute client projects from start to finish. Strike’s integrated engineering, procurement and construction (“EPC”) offering is unique to the midstream infrastructure market in providing a fully-integrated, in-house delivery platform with the capability to design, engineer, procure and build midstream infrastructure assets. Comprised of qualified project managers and professional engineers, as well as procurement and environmental, health and safety (“EH&S”) specialists, Strike’s unified EPC approach allows Strike to schedule and budget for projects as a whole, manage critical interdependencies, minimize project costs, involve project managers at the forefront of the engineering phase, identify and resolve issues across projects and disciplines, and improve performance and reporting across projects. Strike’s management team believes it is one of only a few companies in the United States that is able to provide an integrated EPC solution to the infrastructure market without the need to outsource engineering or design services to a sister company or other third party.

Strike is a trusted provider to some of the largest midstream and upstream operators in North America on the development of their most complex and mission critical infrastructure assets. Strike’s Major Projects segment can generally make accurate assessments of its upcoming projects due its backlog system and generally longer project lead times. In addition, Strike has been relied on by newer and non-traditional private equity backed customers who rely on Strike’s experience and full-service offerings.

For the twelve months ended December 31, 2015, 2016, and 2017 and the nine months ended September 30, 2018, the Major Project segment earned approximately $399.3 million, $483.0 million, $799.3 million and $508.4 million, respectively, in revenue before intercompany eliminations.

Industry Overview

Demand for maintenance, integrity, and project development services in the midstream sector has grown significantly in recent years, and Strike believes the following key dynamics have driven, and will continue to drive, this growth.

Ongoing focus by operators on the maintenance and integrity of their assets

Increasing regulation and public scrutiny has heightened operator focus on both the safety and integrity of their existing assets. According to the U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration (“PHMSA”), over half of the pipelines in the United States were built before 1970, driving increased spending on maintenance and integrity services.

Continued infrastructure development

Demand for pipeline infrastructure and the related level of oil and natural gas pipeline construction activity in North America has grown significantly in recent years as technological advances have significantly increased producible North American oil and natural gas reserves and changed the geographic sources of North American energy production. This has generated increased demand for new pipeline infrastructure for long-distance transportation of oil and gas production to refining centers, distribution hubs and industrial users throughout North America. In October 2017, the Federal Energy Regulatory Commission (“FERC”) reported over 2,700 miles of pending natural gas pipeline projects, each with a project length in excess of 100 miles. These long-distance transport projects are likely to further necessitate the build-out of laterals and “last-mile” connection projects through highly congested areas, especially along the Texas Gulf Coast, and across difficult terrains, where Strike management believes it maintains a unique advantage in the market.

Increasing regulation and public scrutiny

Growing focus on corporate responsibility and reputational risk drives businesses to proactively address potential EH&S issues in response to intense public scrutiny due to recent high-profile environmental disasters. Regulatory scrutiny and oversight continue to be stringent, with tighter regulations passed in many U.S. states and more major pipeline regulatory acts enacted in the last 20 years than in the prior 100.

Client market consolidation and asset aggregation

Operators continue to consolidate the markets they operate in and aggregate assets in order to drive synergies. The fragmented nature of the midstream industry results in inefficiencies, which may lead to industry consolidation as larger companies acquire smaller, local operators. Clients with larger geographic asset footprints are more likely to value a national single service provider, like Strike, which can provide maintenance and service coverage to their entire asset base. Larger clients that have greater access to capital also are generally more capable of investing in new construction and making mandated and other necessary infrastructure upgrades. As clients expand their market share, service providers may leverage existing client relationships to grow with their clients into new regions.

Client consolidation of vendor spend

As clients continue to combine and expand their asset footprint, they will likely consolidate their vendor relationships away from smaller regional providers and turn to full-service providers, like Strike, with an established presence across key U.S. energy markets and an ability to provide nationwide asset service coverage. Operators are increasingly seeking to shift their spending to larger providers with excellent reputations, a demonstrated track record of safely performing best-in-class services, and the ability to provide a full complement of services across their entire asset footprint.

New investor-backed entrants and non-traditional owners continue to enter the market

According to data from Mergermarket, more than 100 private-equity backed management teams are at work in the North American midstream industry. Many of these new investor-backed companies lack internal capabilities and are increasingly turning to full-service providers such as Strike to assist them in planning and developing projects. New market entrants with in-house personnel may still find that in-house handling of these operational responsibilities may not be an effective solution without adequate knowledge, experience, resources, and staff support. These clients are increasingly turning to one-stop providers like Strike for a full suite of services, integrated EPC capabilities and strong project execution.

Strike’s Competitive Strengths

Leading U.S. provider of full life cycle infrastructure services

Since its founding in 2003, Strike has developed into a national provider of critical infrastructure related services to the U.S. midstream and upstream sectors. Unlike many of its competitors, Strike provides its clients with a single point of contact to handle the full scope of their infrastructure service needs throughout an asset’s life cycle, from project development to installation to ongoing integrity, maintenance, and expansion. Strike offers a full complement of services through its (1) IIS segment, which is focused on providing a comprehensive portfolio of services primarily for existing infrastructure assets and (2) Major Projects segment, which provides differentiated technical expertise and execution capabilities to assist in the development of new, large-scale infrastructure assets across the U.S.

Established and diversified blue-chip client base which is focused on safety and project certainty

Over the last 15 years Strike has developed strong relationships with its customers, which include some of the largest midstream and upstream companies in North America. As a testament to these strong relationships,

Strike has entered into strategic alliance agreements with many of its top clients which provide for multi-region services, typically spanning multiple years. Increasing regulation and public scrutiny has heightened Strike’s clients’ focus on the safety and integrity of their assets, and by extension, the safety and execution track record of their service providers. Strike has an industry-leading safety record, as evidenced by its experience modification rate (“EMR”) of 0.48 for the year ended December 31, 2017, compared to the industry benchmark average of 1.0. EMR measures a company’s claims history and safety record as compared to other businesses in its industry. A lower EMR indicates that a business is less risky than the industry average. Safety remains a core principle of Strike, and for the year ended December 31, 2017, Strike had a total recordable incident rate (“TRIR”) of 0.44 and a lost time injury rate (“LTIR”) of 0.00, compared to the 2017 oil and gas industry average of 0.8 and 0.2, respectively. TRIR and LTIR are measures of an organizations safety performance. TRIR gives Strike, its customers, contractors and investors a look into Strike’s safety performance by calculating the number of recordable incidents per 100 people. A higher TRIR can result in more frequent OSHA inspections, greater OSHA oversight and increased fines. LTIR gives Strike and investors a clearer picture of how these incidents impact the business by calculating the number of incidents that result in time away from work. A higher LTIR may result in higher insurance premiums.

Nationwide footprint with a presence in most major energy markets and a clear path to continue expansion

Strike is able to provide its clients with an integrated service offering across their asset footprint nationwide. Strike has an established presence in most key energy markets with more than 30 local service locations throughout 14 U.S. states, including major energy markets in the South, Rockies and Northeast regions. Strike’s roots are in the heart of major pipeline corridors in Texas, Louisiana and Oklahoma. Strike has primarily grown its nationwide presence organically, with select acquisitions in strategic markets, such as its acquisitions of Crossfire and Capstone. The Crossfire acquisition cemented Strike as one of the largest service providers in the Permian Basin and bolstered its presence in the Rockies and Bakken energy markets in the Western region of the United States. The Capstone acquisition solidified Strike’s presence in the Utica and Marcellus shale plays in the Northeastern region of the United States.

Strike’s local presence allows it to be highly responsive to clients’ needs and to deliver the regional terrain expertise, quick mobilization, and specialized service required for projects. Strike’s locally-based and experienced operational leaders provide clients with a consistent level of high-quality service while also helping Strike develop and maintain long-term relationships with its clients. Recurring work for repeat clients produces embedded Strike crews with high familiarity with clients’ assets.

Strike expects to continue to grow its geographic footprint by opening additional locations across the country and expanding its service offerings both organically and through targeted acquisitions. Strike is well-positioned to take advantage of promising adjacent market opportunities, including gas distribution and downstream infrastructure and facilities. Key technical service markets also present opportunities to bring adjacent services in-house, including corrosion surveys and cathodic protection. As Strike expands, its headquarters in The Woodlands, Texas provides centralized corporate and administrative support services to its local offices, including legal, accounting and risk management, creating efficiencies of scale and allowing employees in the field to focus on delivering first-class, consistent services to their clients.

Client-focused solutions supported by long-term client partnerships and differentiated technical expertise and execution capabilities

While maintaining its core focus on maintenance and integrity work, Strike has expanded its capabilities to meet the needs of its clients. Strike specializes in highly technical solutions and various complex installation techniques to meet its clients’ needs. Strike’s Major Projects segment grew from its technical work on live line maintenance and repairs projects, compared to many competitors with origins in more commoditized construction projects. Given this foundation, Strike maintains a competitive advantage on projects in congested locations or difficult terrains requiring use of complex installation or construction techniques.

Strike has made significant investments to develop in-house execution capabilities to execute client projects from start to finish. Strike’s integrated EPC offering is unique to the midstream infrastructure market in providing a fully-integrated, in-house delivery platform with the capability to design, engineer, procure and build midstream infrastructure assets. Comprised of qualified project managers and professional engineers, as well as procurement and EH&S specialists, Strike’s unified EPC approach allows Strike to schedule and budget for projects as a whole, manage critical interdependencies, minimize project costs, involve project managers at the forefront of the engineering phase, identify and resolve issues across projects and disciplines, and improve performance and reporting across projects. This EPC capability also allows Strike to work closely with clients as they develop, expand or replace their infrastructure assets. In addition, the EPC offering often enables Strike to become involved with projects at an earlier stage, enabling Strike to identify significant cost savings for its clients and implement more efficient engineering and design solutions. This early involvement can improve project economics and mitigate project execution risk for the client.

Strike’s management team believes it is one of only a few companies in the United States that is able to provide an integrated EPC solution to the infrastructure market without the need to outsource engineering or design services to a sister company or other third party. Customer demand for this unique capability contributes to the high volume of work secured by the Major Projects segment. The following chart shows the percentage of Major Projects revenues during the twelve months ended September 30, 2018 generated by jobs that have either an EPC Master Job or are assigned to an EPC program.

Proven scalable platform with a track record of consistent growth across oil and gas cycles

Strike has a demonstrated history of growth through economic and commodity cycles and a proven ability to scale its platform organically. Strike grew its revenue during the Great Recession from 2008 to 2011 and from 2012 to 2017 when oil prices were highly volatile. Irrespective of commodity prices, there is always a need to maintain the existing aging midstream infrastructure and support the movement of commodities to the global marketplace.

The following charts show Strike’s steady increase in revenues and number of customers, respectively, through volatile economic and commodity cycles.

Strike’s revenues are supported by its principled growth strategy, which includes both organic expansion and targeted acquisitions. Strike’s growth has historically been primarily organic, with Strike executing select acquisitions in strategic markets. Strike’s organic expansion of service lines and geographic presence has been driven by deep relationships with its clients. As Strike’s clients continue to grow their asset footprints, Strike is well positioned to continue to grow alongside them. The chart below shows the percentage of Strike’s revenues during the twelve months ended September 30, 2018 attributable to acquired businesses as compared to home-grown service lines.

Experienced and innovative management team supported by a highly experienced board with prior industry leadership

Strike continues to be managed by one of its founding partners and chief executive officer, Stephen Pate, and its named executive officers have an average of over 23 years of experience in the oil and gas sector. Strike’s leadership is supported by an experienced group of entrepreneurial operational leaders overseeing a skilled and dedicated workforce of over 6,000 employees. Strike’s founders and management team will retain a sizable ownership position in the post-combination company. Strike believes that management’s deep industry expertise and in-depth understanding of the needs of Strike’s clients will enhance Strike’s ability to deliver innovative, client-driven solutions. Management has continually invested in the next generation of leaders and has historically promoted primarily from within, creating a strong and consistent company culture that is critical to Strike’s success.

Business Strategy

Capitalize on current market dynamics and client relationships to increase market and wallet share through continued geographic expansion

Strike has a local presence in most key energy markets with a stable, non-union workforce. Strike’s nationwide platform and local expertise allows it to seamlessly and consistently provide its clients with high-quality service across their asset footprints. Strike plans to leverage its long-standing client relationships and geographic reach to transition regional clients into national relationships. As Strike’s existing customers consolidate the markets they operate in and aggregate assets, Strike expects to grow alongside them and increase its market share by extending its service cover to client’s new and growing operations.

Additionally, market and vendor consolidation at the client level provides an opportunity for Strike to increase its wallet share, or Strike’s percentage of a specific customer’s total spending on a product or service. As operators continue to consolidate the markets they operate in and aggregate assets, they will continue to consolidate their vendor relationships away from smaller regional providers and turn to full-service providers like Strike with an established presence across key U.S. energy markets and the ability to offer nationwide coverage. Strike has an industry leading position in its ability to service an operator’s needs nationwide and across their asset footprint as the majority of the industry consists of smaller local and regional firms.

Use growing geographic distribution network to increase market and wallet share through further addition of service offerings

Strike was founded in South Texas to provide reliable and innovative maintenance and integrity services. Since its inception, Strike has developed to be a nationwide provider of full life cycle infrastructure services. Meaningful opportunities exist for Strike to continue to increase the breadth of its service offerings to its clients. In particular, Strike believes that numerous technical services lines present attractive opportunities for Strike to bring additional services, such as corrosion surveys and cathodic protection, in-house and across its distribution network. Strike has a track-record of successfully adding complementary service offerings and implementing them across Strike’s existing geographic distribution network.

The chart below provides examples of two select service lines, Hydro-testing and In-Line Inspection (“ILI”) support services and Instrumentation and Electrical (“I&E”), that Strike has successfully added and distributed across its geographic footprint as such geographic footprint has also continued to expand.

Strike has a history of service line addition and distribution

Leverage existing client relationship to continue growth into adjacent markets

Many of Strike’s clients also own and maintain assets in markets adjacent to Strike’s core upstream and midstream asset markets. Strike is well-positioned to take advantage of long-term adjacent market opportunities, including in the gas distribution and downstream infrastructure markets, through continued growth and expansion of these client relationships. Strike believes significant operational alignment and synergies exist in expanding the scope of pipeline and related assets it services to cover the full breadth of pipeline assets in the distribution and downstream pipeline infrastructure space. Given its ability to leverage its existing national platform, Strike also sees an opportunity to grow and expand in such adjacent markets at attractive growth rates upon establishing itself as a larger presence in these markets.

Continued dedication to best-in-class safety culture

Strike’s “safety first” culture stems from its leadership team and is at the core of its operations and service offerings. Strike’s commitment to safety allows it to consistently achieve a safety record above industry standards. Strike’s strong safety record is a key differentiator for clients and an important barrier to entry for other service providers. Coupled with its high standards of quality and environmental stewardship, the leadership team’s commitment to safety ensures quality, safe and reliable service.

Strike continues to invest in comprehensive safety and training programs to further strengthen its safety performance. The “Strike Zero” program aims to reduce the number of safety incidents to zero through continuous process improvement, ongoing training and the adoption of new technology. For clients, Strike’s investment in safety education and enforcement translates to a decreased risk of financial, legal and reputational repercussions.

For Strike, the emphasis on safety reduces the risk of workplace injuries and improves productivity. Strike’s “Strike Zero” safety platform and technology have historically shown the ability to grow and maintain effectiveness at scale. The charts below illustrate how Strike has continued to decrease its injury rate and number of automobile accidents as the company has continued to work more hours and drive more miles, respectively.

Continued management and mitigation of operational risk through robust, data-driven, internal and estimating controls

Since its founding, Strike has been focused on assessing and minimizing project risk. While Strike serves its clients through its offices nationwide, Strike’s corporate office maintains a centralized control of the review and risk assessment of all new master service agreements and other client agreements, vendor and other third party agreements, and project bids. As part of this review process, Strike utilizes an extensive proprietary project database that assists in assessing project risk and contracting projects appropriately. This centralized control model allows Strike to apply standardized project controls and risk metrics uniformly across its platform creating efficiencies of scale and improving operational efficiency by allowing local operational leaders to focus on delivering first-class consistent service to clients nationwide. These established centralized controls and processes also increase the ease and efficiency at which Strike is able to integrate acquired companies and standardize the risk profiles of acquired companies in a streamlined manner.

Continue development of management and operational leadership

Strike’s ability to attract and retain top talent is critical to its continued success and Strike’s strong safety and service culture. Strike has attracted, and expects to continue to attract, some of the industry’s most experienced and well-regarded operational leaders and skilled employees. Strike has continually invested in the next generation of leaders and has historically promoted primarily from within, creating a single, cohesive culture of entrepreneurship and community leadership across Strike.

Strike relies on its strong foundational IIS segment and the technical capabilities often employed in its Major Projects segment to offer employees long-term careers in which they can grow and develop over time to become leaders within the business. Strike’s ability to utilize both segments to provide long-term career employment provides a competitive advantage over competitors with higher turnover rates. Developing key leadership within the organization maintains the core culture of Strike during times of growth. The chart below shows the percentage of employees who have worked in both segments of the business.

Pursue a highly selective approach to capital efficient acquisitions

Strike maintains a rigorous and highly disciplined approach to pursuing acquisitions. Strike believes that acquisitions are an attractive method of increasing its presence in existing markets, expanding into new markets, gaining new clients and service offerings and improving operating efficiencies through economies of scale.

Private equity sponsors and many of Strike’s peers are modelled to acquire companies for continued operation on a standalone basis with separate management and administration functions. This limits these peers to target companies with more robust capital management and administrative capabilities, which often trade at a premium. Strike’s platform of centralized control processes and administrative systems enables it to acquire smaller service providers that excel at client service and operational performance, but could benefit from more sophisticated capital and administrative management. This advantage gives Strike the ability to acquire target companies with less sophisticated corporate management controls at a discount and generate greater returns on investment. Strike’s management team has a track record of successfully identifying targets, executing acquisitions, and integrating acquired businesses, such as its acquisitions of Crossfire and Capstone.

Maintain a strong balance sheet to create operational and strategic flexibility

Strike intends to maintain a conservative approach to managing its balance sheet to allow operational and strategic flexibility. Strike carefully manages its liquidity and debt position through monitoring its cash flows and spending levels. On a pro forma basis giving effect to the business combination, as of September 30, 2018, Strike had $0.9 million of cash on hand and $65.3 million of availability under its Amended ABL Credit Agreement (as defined below) and no availability under its Term Loan Credit Agreement (as defined below), providing it with the flexibility to pursue organic and acquisitive opportunities to grow the business.

Customers

For the twelve months ended September 30, 2018, Strike’s IIS segment had approximately 300 customers, and its Major Projects segment had approximately 30 customers. In fiscal 2015, Sunoco Logistics Partners L.P. (“Sunoco”), accounted for approximately 13% of Strike’s total revenues. In fiscal 2016, Plains All American Pipeline, L.P. (“Plains All American”) and Energy Transfer Partners, LP (“Energy Transfer Partners”), accounted for approximately 25% and 15%, respectively, of Strike’s total revenues. In fiscal 2017, Valley Crossing Pipeline, LLC (“Valley Crossing Pipeline”) and Plains All American, accounted for approximately 35% and 14%, respectively, of Strike’s total revenues. In the nine months ended September 30, 2018, Valley Crossing Pipeline, accounted for approximately 15% of Strike’s total revenues. While the loss of these customers could have a material adverse effect on Strike, Strike’s management believes that its relationship with each customer is good.

Backlog

Strike had a backlog of signed contracts, agreements, and recurring master service agreements of $1.51 billion at December 31, 2017 and $1.30 billion at September 30, 2018. Backlog is the amount of revenue expected to be realized by Strike on its uncompleted contracts, consisting of the portion of revenue relating to work to be performed on contracts, including new contractual agreements on which work has not begun. Backlog also includes eighteen months of projected revenue related to master service agreements or other service contracts, none of which require Strike’s customers to purchase a minimum amount of services and are cancelable on short notice or no advance notice.

Suppliers, Materials and Working Capital

Under many of Strike’s contracts, the customers provide the necessary materials and supplies for projects and Strike is responsible for the installation of, but not the cost or warranty of those materials. Under certain other contracts, Strike is required to purchase the necessary materials and supplies on behalf of its customers from third-party providers. The price and availability of raw materials may vary from year to year due to market conditions and production capacities. Strike is not dependent on any one vendor and has not experienced significant difficulty in obtaining project-related materials or supplies.

For more information, see “Strike’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Working Capital.”

Seasonality

Seasonal patterns can have an adverse impact on project margins. Strike’s operations are typically affected more by weather conditions during the first and fourth quarter of its fiscal year, when adverse weather conditions can impact project margins, alter construction schedules, and create variability in the required number of employees. In addition, the mix of business conducted in different geographic areas can affect project margins due to the particular characteristics associated with the physical locations where the work is being performed, such as mountainous or rocky terrain versus open terrain. Site conditions, including unforeseen underground conditions, can also impact project margins.

Competition

Strike’s industry is highly competitive and highly fragmented. Strike competes with several large corporations and numerous small, privately owned companies. The national or large regional firms that compete with Strike’s IIS segment include Aegion, Emcor, Mistras, Shawcor and Team. The national or large regional firms that compete with Strike’s Major Projects segment include MasTec, Quanta Services, Primoria and SNC Lavalin.

Certain barriers to entry exist in the markets in which Strike operates, including adequate financial resources, technical expertise, high safety ratings and a proven track record of operational success. Strike competes based upon its industry experience, technical expertise, financial and operational resources, geographic presence, industry reputation, safety record and reputation for customer service. The principal competitive factors for our services include geographic presence, breadth of service offerings, worker and general public safety, price, quality of service, and industry reputation.

Intellectual Property

Strike’s business and operations are not substantially dependent upon patents, trademarks or licenses.

Regulation

Strike’s operations are subject to evolving and often increasingly stringent federal, state and local law and regulations administered by federal, state and local health and safety and environmental agencies and authorities, including OSHA of the U.S. Department of Labor, the U.S. Department of Transportation, and the U.S. Environmental Protection Agency (the “EPA”). Strike is subject to laws that apply to businesses generally, including laws and regulations related to labor relations, equal employment opportunities and wages. For example, Strike is subject to the requirements of the federal Occupational Safety and Health Act, and comparable state statutes that regulate the protection of the health and safety of workers. In addition, the OSHA hazard communication standard requires that information be maintained about hazardous materials used or produced in operations and that this information be provided to employees, state and local government authorities and the public. OSHA continues to evaluate worker safety and to propose new regulations, such as but not limited to, the recent rules regarding respirable silica sand. As a service provider Strike may also be subject to contractor licensing requirements, permitting and inspection requirements, and construction codes. Although it is not possible to estimate the financial and compliance impact of any proposed rules, the imposition of more stringent requirements could have a material adverse effect on our business, financial condition and results of operations. Strike believes it has all material licenses and permits needed to conduct operations and that Strike is in material compliance with applicable regulatory requirements. However, Strike could incur significant liabilities if it fails to comply with applicable regulatory requirements.

Environmental Matters

Strike is subject either directly or indirectly to laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Numerous federal, state and local governmental agencies, such as the EPA issue regulations that often require compliance measures that carry substantial administrative, civil and criminal penalties and may result in injunctive obligations for non-compliance or revocation of Strike’s licenses or permits. See “Risk Factors — Strike’s failure to comply with laws and regulations regarding health, safety and protection of the environment could result in significant liabilities or harm its reputation.” In addition, some laws and regulations relating to protection of the environment may, in certain circumstances, impose strict liability for environmental contamination, rendering a person liable for environmental damages and cleanup costs without regard to negligence or fault on the part of that person. Strict adherence with these regulatory requirements increases our cost of doing business and consequently affects our profitability.

Historically, the costs to comply with environmental laws have not been material to Strike’s financial position, results of operations or cash flows. Strike is not aware of any pending environmental compliance or remediation matters that, in the opinion of management, are reasonably likely to have a material effect on Strike’s business, financial position or results of operations or cash flows. However, environmental laws and regulations have been subject to frequent changes over the years, and the imposition of more stringent requirements or more stringent enforcement could have a material adverse effect on our business, financial condition, reputation and results of operations.

Directional Drilling Activities

Some of the work that Strike performs is in underground environments. If the field location maps are not accurate or do not indicated objects present in the soil, Strike’s underground work could hit objects in the soil containing pollutants. Upon such events, Strike may be liable for fines and damages, incur significant costs and may be unable to obtain reimbursement from the parties providing the incorrect information. Additionally, Strike may perform drilling operations below certain environmentally sensitive terrains and water bodies. It is possible that such directional drilling could cause a surface fracture, resulting in the release of subsurface materials, which may contain contaminants in excess of amounts permitted by law, potentially exposing Strike to remediation costs and fines.

Hazardous Material Handling and Remediation

Certain of Strike’s current and historical construction operations have used hazardous materials. To extent that such materials are not properly stored, contained, recycled or disposed of, this could trigger additional obligations or liability under environmental laws. Additionally, previously unknown contamination or leaks could be discovered. Strike and it customers may be subject to claims under various environmental laws and regulations, and/or common law doctrines for toxic torts and other damages, as well as for natural resource damages and the investigation and clean-up of soil, surface water, groundwater, and other media under laws such as the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”). Such claims may arise, for example, out of current or former conditions at project sites, current or former properties owned, operated or leased by Strike, or contaminated sites owned or operated by third parties. Liability may be imposed without regard to fault and may be strict and joint and several, such that Strike may be held responsible for more than its share of any contamination or other damages, and it may be unable to obtain reimbursement from the parties that caused the contamination. Furthermore, the presence of contamination from such substances or wastes could interfere with ongoing operations or adversely affect Strike’s ability to sell, lease or use its properties as collateral for financing.

Climate Change

There has been an increased focus on environmental legislation and regulation focused on climate change. Potential new regulations, regulatory actions or requirements, if enacted or implemented, could result in additional charges to Strike’s operations and to Strike’s customers. For example, if new regulations are adopted regulating greenhouse gas emissions from mobile sources such as cars and trucks, Strike could experience a significant increase in environmental compliance costs in light of its large rolling-stock fleet. Additionally, Strike has a substantial investment in construction equipment that utilizes diesel fuel. Any changes in laws requiring Strike to use equipment that runs on alternative fuels could require a significant investment, which could adversely impact its financial performance.

Employees

As of September 30, 2018, Strike had over 6,000 employees, none of whom were represented by unions or were subject to collective bargaining agreements. Strike believes it has good employee relations.

Properties

Facilities

Strike’s executive offices are located at 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380. The telephone number of its executive office is (888) 353-1444.

Strike leases 62 locations as of September 30, 2018 with leased properties located throughout the United States and the Netherlands. The leases have terms ranging from month-to-month to 13 years, expiring through December 31, 2027. Under these leases, Strike is obligated to make lease payments in the amount of $2.1 million for the remainder of 2018 (which includes amounts covered under month-to-month leases), $6.5 million for 2019, $4.9 million for 2020 and $16.3 million beyond 2020. Strike believes that its facilities are adequate to meet its current and foreseeable requirements for the next several years.

Property, Plant and Equipment

Strike expects to continue making capital expenditures to meet anticipated needs for its services. In fiscal 2017, capital expenditures were approximately $22.5 million. Total construction equipment purchases in fiscal 2017 were $7.6 million. For additional detail of property and equipment, net, as of December 31, 2016 and 2017, see Note 10, “Property and Equipment, Net,” to Strike’s consolidated financial statements.

Strike believes that ownership of equipment is often preferable to leasing to ensure the equipment is available as needed. In addition, ownership has historically resulted in lower overall equipment costs. Strike attempts to obtain projects that will keep its equipment fully utilized in order to increase profit. All equipment is subject to scheduled maintenance to ensure reliability. Maintenance facilities exist at most of Strike’s regional offices as well as on-site on major jobs to properly service and repair equipment. Major equipment not currently utilized is rented to third parties whenever possible.

Legal Proceedings

Strike is subject to a variety of legal cases, claims and other disputes that arise from time to time in the ordinary course of its business. The outcome of such cases, claims and disputes cannot be predicted with certainty and an unfavorable resolution of one or more of them could have a material adverse effect on Strike’s business, financial condition, results of operations and cash flows. Strike assesses these matters on a case-by-case basis as they arise. Strike is not currently a party to any legal proceedings, and it is not aware of any pending or potential legal actions. See Note 2, “Litigation and Contingencies,” to Strike’s consolidated financial statements for additional detail.

Executive Officers

Our executive officers are as follows:

Name	Age	Position
Stephen V. Pate	59	Chief Executive Officer
Robert J. Jessen	60	Executive Vice President and Chief Financial Officer
A. Cole Pate	36	President and Chief Operating Officer
Jason Heckt	48	Executive Vice President, Marketing and Business Development
Frank Victor-McCawley	37	Executive Vice President, Strategic Planning and Development
Kacey Smart	46	Executive Vice President
Rhonda Sigman	36	Senior Vice President, General Counsel and Corporate Secretary

Stephen V. Pate — Chief Executive Officer and Director. Stephen Pate co-founded Strike in 2003 and has served as Chief Executive Officer of Strike, LLC since 2009 and as Director of Strike, LLC since 2013. Strike believes that Mr. Pate’s 15 years of experience leading Strike and extensive executive expertise bring important and valuable skills to StrikeCo’s board of directors.

Robert J. Jessen — Executive Vice President and Chief Financial Officer. Rob Jessen has served as Executive Vice President and Chief Financial Officer of Strike, LLC since October 2017 and as a Director of Strike, LLC since September 2013. Prior to joining Strike, Mr. Jessen served as a Senior Partner at Oliver Wyman, a global management consulting firm, from 2011 to 2016. Previously, Mr. Jessen served at Ernst & Young as a Partner and Global Oil and Gas Sector Leader from 2005 to 2010, as a Partner from 1990 to 2000 and in various other roles from 1981 to 2000. Mr. Jessen has worked in the midstream business segment for more than 20 years. In addition to his strategy consulting work, Mr. Jessen has appeared as an expert accounting, financial and ratemaking witness on a wide variety of oil pipeline matters before the Federal Energy Regulatory Commission and various state, regulatory and judicial bodies. He was also an instrumental industry adviser to oil pipelines adopting the Master Limited Partnership (MLP) model. Mr. Jessen holds a Bachelor of Science in Business Administration from the University of California in Berkeley.

A. Cole Pate — President and Chief Operating Officer. A. Cole Pate has served as President and Chief Operating Officer of Strike, LLC since February 2013, and in various other roles at Strike since December 2004. As President and Chief Operating Officer, Mr. Pate leads Strike’s integrated network of operations and directional planning, evaluates and executes strategic opportunities, such as key acquisitions and market expansions, and regularly interfaces with clients and front-line employees. Mr. Pate holds a Bachelor of Science from Vanderbilt University.

Jason Heckt — Executive Vice President, Marketing and Business Development. Jason Heckt has served as Executive Vice President, Marketing and Business Development of Strike, LLC since February 2013. Mr. Heckt holds a Bachelor of Business Administration from The University of Texas at Austin.

Frank Victor-McCawley — Executive Vice President, Strategic Planning and Development. Frank Victor-McCawley has served as Executive Vice President, Strategic Planning and Development of Strike, LLC since 2016 and as Senior Vice President, General Counsel and Corporate Secretary from 2011 to 2016. Mr. Victor-McCawley holds a J.D. from The University of Texas School of Law and a Bachelor of Engineering from Vanderbilt University.

Kacey Smart — Executive Vice President. Kacey Smart has served as Executive Vice President of Strike, LLC since February 2013. Mr. Smart holds a Bachelor of Science in Kinesiology from Lamar University.

Rhonda Sigman — Senior Vice President, General Counsel and Corporate Secretary. Rhonda Sigman has served as Senior Vice President, General Counsel and Corporate Secretary of Strike, LLC since 2016 and as Vice President, Ethics & Compliance and Deputy General Counsel since 2012. Prior to joining Strike, Ms. Sigman worked for a large multinational law firm in its Houston office. She holds a J.D., with high honors, from The University of Texas School of Law and a Bachelor of Arts in Managerial Studies, Economics, and Art History from Rice University.

Family Relationships

Mr. Stephen Pate and Mr. A. Cole Pate are father and son. There are no other family relationships between any of our directors or executive officers.

STRIKE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Strike should be read in conjunction with the “Selected Historical Consolidated Financial Information of Strike,” “Unaudited Pro Forma Condensed Combined Financial Information,” Strike’s audited consolidated financial statements and related notes and Strike’s unaudited condensed consolidated financial statements and related notes, each included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting Strike management’s current expectations, estimates and assumptions concerning events and financial trends that may affect Strike’s future operating results or financial position. Actual results and the timing of events may differ materially from those contained herein due to a number of factors, including those described in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Further, the results of operations below are consistent with how Strike views and manages its business as of the date of this filing. Strike’s accompanying consolidated financial statements at beginning on page F-32, are consistent with how it viewed and managed its business as of September 30, 2018.

Lastly, the following discussion and results of operations are not impacted by Strike’s contemplated Up-C structure to be established in connection with the business combination.

For purposes of this section, the terms “we,” “us,” “our,” “the Company,” and “Strike” refer to Strike Capital, LLC and its subsidiaries as they currently exist.

Introduction

Strike, a Texas limited liability company established in 2003, is a nationwide provider of end-to-end pipeline and facilities infrastructure solutions. Strike offers a full complement of integrated maintenance, integrity, repair, construction, and technical services to its highly diversified, long-standing client base, which includes some of the largest midstream and upstream companies in North America. Strike’s broad range of services includes installation and maintenance of pipelines and associated facilities, integrity testing, instrumentation, electrical, fabrication, and technical services for the management and operation of midstream assets. In addition, Strike offers engineering support and other professional services. With more than 30 local service locations across key U.S. energy markets, Strike offers nationwide asset maintenance and service coverage to its clients to provide a single, unified solution for maintaining and servicing their entire asset footprint. Strike also provides large-scale pipeline and facilities construction services, with a particular focus on highly technical and complex installation techniques. Strike’s installation capabilities provide its clients with a single service provider for the full scope of their infrastructure needs from initial construction through an asset’s full life cycle.

Strike operates through two business segments: (1) Infrastructure and Integrity Services and (2) Major Projects. Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance, engineering, design, program management and operations. Strike’s Major Projects segment provides construction services for large-scale pipeline and facility construction projects across the United States.

Economic, Industry and Market Factors

We closely monitor the effects that changes in economic and market conditions may have on our customers. General economic and market conditions can negatively affect demand for our customers’ products and services, which can lead to rationalization of our customers’ capital and maintenance budgets in certain end-markets. Fluctuations in market prices for oil, gas and other fuel sources can affect demand for our services. These fluctuations, as well as the highly competitive nature of our industry, can result, and in the past, have resulted, in lower bids and lower profit on the services we provide. In the face of increased pricing pressure, we strive to maintain our profit margins through productivity improvements and cost reduction programs. Other market, regulatory and industry factors, such as (1) changes to our customers’ capital spending plans; (2) mergers and acquisitions among the customers we serve; (3) access to capital for customers in the industries we serve; (4) new or changing regulatory requirements or other governmental policy uncertainty; (5) economic, market or political developments; and (6) changes in technology, tax and other incentives could also affect demand for our services. While we actively monitor economic, industry and market factors that could affect our business, we cannot predict the effect that changes in such factors may have on our future results of operations, liquidity and cash flows, and we may be unable to fully mitigate, or benefit from, such changes.

Infrastructure and Integrity Services. IIS results are primarily driven by the following factors:

•

Ongoing maintenance and operations activity. Demand for IIS services is driven by the ongoing maintenance and operational needs of infrastructure asset owners. These needs are largely recurring and nondiscretionary. Aging infrastructure increases the demand for maintenance and spending on compliance.

•

State and federal regulatory requirements. IIS provides its customers with services to assist in their compliance with state and federal regulations for testing, monitoring, and remediation of existing infrastructure assets. These regulations are driven largely by public environmental and safety concerns.

•

Old and aging infrastructure. IIS provides its customers with services to test, repair, and enhance the efficiency of asset infrastructure. Old and aging infrastructure increases client needs for such services to keep their assets in service and operating at an efficient or optimized level.

•

Investment in infrastructure rehabilitation, enhancement, or construction. IIS revenues are positively impacted by increased capital expenditures in new assets and enhancements to existing assets by major asset owners in the energy industry. Capital expenditures are impacted by market activity, product transportation needs, energy commodity prices and business activity in the energy industry.

Major Projects. Major Projects results are primarily driven by the following factors:

•

Large capital investments. Demand for Major Projects services is driven by large capital investments by asset owners in building new major infrastructure to meet product transport needs in the energy and petrochemical markets.

Impact of Seasonality and Cyclical Nature of Business

Our revenue and results of operations can be subject to seasonal and other variations. These variations are influenced by weather, customer spending patterns, bidding seasons, project schedules and timing, in particular, for large non-recurring projects and holidays. Typically, our revenue is lowest in the first quarter of the year because cold, snowy or wet conditions cause project delays. Revenue in the second quarter is typically higher than in the first quarter, as some projects begin, but continued cold and wet weather can often impact second quarter productivity. The third and fourth quarters are typically the most productive quarters of the year, as a greater number of projects are underway and weather is normally more accommodating to construction projects. In the fourth quarter, many projects tend to be completed by customers seeking to spend their capital budgets before the end of the year, which generally has a positive impact on our revenue. However, the holiday season and inclement weather can cause delays, which can reduce revenue and increase costs on affected projects. Any quarter may be positively or negatively affected by adverse or unusual weather patterns, including warm winter weather, excessive rainfall or natural catastrophes such as hurricanes or other severe weather, making it difficult to predict quarterly revenue and margin variations.

Additionally, parts of our industry can be highly cyclical. Fluctuations in end-user demand within the industries we serve, or in the supply of services within those industries, can impact demand for our services. As a result, our business may be adversely affected by industry declines or by delays in new projects. Variations in project schedules or unanticipated changes in project schedules, in particular, in connection with large construction and installation projects, can create fluctuations in revenue, which may adversely affect us in a given period, even if not in total. In addition, revenue from master service and other service agreements, while generally predictable, can be subject to volatility. The financial condition of our customers and their access to capital; variations in project margins; regional, national and global economic, political and market conditions; regulatory or environmental influences; and acquisitions, dispositions or strategic investments/other arrangements can also materially affect quarterly results in a given period. Accordingly, our operating results in any particular period may not be indicative of the results that can be expected for any other period.

Components and Factors Affecting our Operating Results

Revenue

We provide integrated maintenance, integrity, repair, construction, and technical services to our customers. We primarily derive revenue from projects performed under time and materials arrangements, cost-plus contracts, fixed price contracts, and unit price contracts.

Costs of Revenue

Costs of revenue consist principally of salaries, employee incentives and benefits, subcontracted services, equipment rentals and repairs, fuel and other equipment expenses, material costs, parts and supplies, insurance and facilities expenses. Project profit is calculated by subtracting a project’s costs of revenue, including project-related depreciation, from project revenue. Project profitability and corresponding project margins will be reduced if actual costs to complete a project exceed our estimates on fixed price and installation/construction service agreements. Estimated losses on contracts are recognized immediately when estimated costs to complete a project exceed the remaining revenue to be received over the remainder of the contract. Factors impacting our costs of revenue include:

Revenue Mix. The mix of revenue derived from the projects we perform impacts overall project margins, as margin opportunities can vary by project. For example, installation work is often performed on a unit price or fixed price basis, and has a higher level of margin risk than maintenance or upgrade work, which is often performed under pre-established or time and materials pricing arrangements, and may vary from project to project. As a result, changes in project mix between installation work and maintenance or upgrade services can impact our project margins in a given period.

Seasonality, Weather and Geographic Mix. Seasonal patterns can have a significant impact on project margins. Generally, business is slower at the beginning of the year. Adverse or favorable weather conditions can impact project margins in a given period. For example, extended periods of rain or snowfall can negatively impact revenue and project margins as a result of reduced productivity from projects being delayed or temporarily halted. Conversely, in periods when weather remains dry and temperatures are accommodating, more work can be done, sometimes with less cost, which can favorably impact project margins. In addition, the mix of business conducted in different geographic areas can affect project margins due to the particular characteristics associated with the physical locations where the work is being performed, such as mountainous or rocky terrain versus open terrain. Site conditions, including unforeseen underground conditions, can also impact project margins.

Performance Risk. Overall project margins may fluctuate due to project pricing, job productivity and work volume. Job productivity can be affected by quality of the work crew and equipment, availability of skilled labor, environmental or regulatory factors, customer decisions and crew productivity. Crew productivity can be influenced by weather conditions and job terrain, such as whether project work is in a right of way that is open or one that has physical obstructions or legal encumbrances.

Subcontracted Resources. Our use of subcontracted resources in a given period is dependent upon activity levels and the amount and location of existing in-house resources and capacity. Project margins on subcontracted work can vary from those on self-perform work. As a result, changes in the mix of subcontracted resources versus self-perform work can impact our overall project margins.

Material versus Labor Costs. In many cases, our customers are responsible for supplying their own materials on projects; however, under certain contracts, we may agree to provide all or part of the required materials. Project margins are typically lower on projects where we furnish a significant amount of materials due to the fact that mark-ups on materials are generally lower than project margins on labor costs. Therefore, increases in the percentage of work with significant materials requirements could decrease our overall project margins.

General and Administrative Expense

General and administrative expenses consist principally of compensation and benefit expenses, travel expenses and related costs for our finance, benefits and risk management, legal, facilities, information services and executive functions. General and administrative expenses also include non-cash stock-based compensation expense, outside professional and accounting fees, acquisition costs, including those related to acquisition integration, expenses associated with information technology used in administration of the business and various forms of insurance.

Interest Expense, Net

Interest expense, net, consists of contractual interest expense on outstanding debt obligations, amortization of deferred financing costs and other interest expense, including interest expense related to financing arrangements. Gross interest expense is offset, in part, by interest earned on cash and fixed income investments.

Financial Performance Metrics

Our senior management team regularly reviews certain key financial performance metrics within our business, including:

•	revenue and profitability; and

•

earnings before interest, taxes, depreciation and amortization, as adjusted, (“Adjusted EBITDA”), and Adjusted EBITDA margin, which excludes certain items that may not be indicative of our core operating results, as well as items that can vary widely across different industries or among companies within the same industry. See discussion of our non-U.S. GAAP financial measures in the section entitled “— Non-GAAP Financial Measures” below.

Results of Operations

The following tables set forth selected statements of operations data for the periods indicated:

Consolidated Results of Operations for the Nine Months Ended September 30, 2018 and 2017

	Nine months ended September 30,		Percentage change
	2018	2017
Revenues	$1,279,194	$925,032	38.3%
Cost of revenues (including depreciation)	1,159,485	838,773	38.2%

Gross profit	119,709	86,259	38.8%
Gross profit as a percentage of revenues	9.4%	9.3%

Operating expenses:
Payroll and payroll related costs	25,067	28,096	(10.8)%
Depreciation and amortization	18,046	16,914	6.7%
General and administrative	28,272	23,926	18.2%
(Gain) loss on sale of property and equipment	(1,773)	(2,629)	(32.6)%
Transaction expenses	2,815	—	100.0%
Equity-based compensation	2,373	2,102	12.9%

Total operating expenses	74,800	68,409	9.3%

Income (loss) from operations	44,909	17,850	151.6%
Other income (expenses):
Interest expense	(31,286)	(26,622)	17.5%
Other income (expense)	(2)	29	(106.9)%

Total other expenses	(31,288)	(26,593)	17.7%

Income (loss) before income taxes	13,621	(8,743)	(255.8)%
Income tax (benefit) expense	874	637	37.2%
Earnings from investment in affiliate	—	450	(100.0)%

Net income (loss)	$12,747	$(8,930)	(242.7)%

Other Financial Data:
Adjusted EBITDA(1)	$79,557	$47,541	67.3%
Adjusted EBITDA margin(1)	6.2%	5.1%

(1)	For a definition of Adjusted EBITDA and Adjusted EBITDA margin, as well as a reconciliation to the most directly comparable GAAP measure, please see — “Non-GAAP Financial Measures”.

Segment Revenues and Gross Profit for the Nine Months Ended September 30, 2018 and 2017.

	Nine months ended September 30,		Percentage change
	2018	2017
Major projects revenues	$508,412	$547,761	(7.2)%
Infrastructure and integrity services revenues	795,792	397,186	100.4%

Subtotal	1,304,204	944,947
Intercompany eliminations	(25,010)	(19,915)

Total consolidated revenues	$1,279,194	$925,032	38.3%

Major projects gross profit	$40,127	$93,300	(57.0)%
Infrastructure and integrity services gross profit	79,582	(7,041)	(1,230.3)%

Total consolidated gross profit	$119,709	$86,259	38.8%
Gross profit as a percentage of revenues	9.4%	9.3%

Nine Months Ended September 30, 2018 Compared to Nine Months Ended September 30, 2017

Revenues. Revenues increased $354.2 million, or 38.3%, to $1,279.2 million for the nine months ended September 30, 2018. Contributing to the increase was a $39.3 million decrease in revenue from our Major Projects Segment and a $398.6 million increase in revenue from our IIS Segment.

Major Projects Segment. Major Projects revenue decreased $39.3 million, or 7.2%, to $508.4 million for the nine months ended September 30, 2018. Contributing to the decrease in revenue was (i) the decline in activity of major project work for two major pipeline projects as they neared completion in 2018 and (ii) approximately $17.9 million decrease in revenue related to a commercial contract settlement.

Infrastructure and Integrity Services Segment. IIS revenue increased $398.6 million, or 100.4%, to $795.8 million for the nine months ended September 30, 2018. Contributing to the increase was $85.2 million of additional revenue from the Capstone acquisition that took place in January of 2018 coupled with increased levels of activity during the period.

Gross profit. Gross profit increased $33.5 million, or 38.8%, to $119.7 million for the nine months ended September 30, 2018. Gross profit as a percentage of revenues increased to 9.4% for the nine months ended September 30, 2018 from 9.3% for the nine months ended September 30, 2017. Contributing to the increase was $53.2 million decrease, or 57.0%, in gross profit from our Major Projects Segment and a $86.6 million increase, or 1,230.3%, in gross profit from our IIS Segment.

Major Projects Segment. Major Projects gross profit decreased $53.2 million, or 57.0%, to $40.1 million for the nine months ended September 30, 2018. Contributing to the decrease was $24.2 million decline in gross profit due to a claims settlement on a large pipeline project coupled with losses on two facility projects due, in part, to sustained inclement weather and negative impacts of Hurricane Florence.

Infrastructure and Integrity Services Segment. IIS gross profit increased $86.6 million, or 1,230.3%, to $86.6 million for the nine months ended September 30, 2018. Contributing to the increase was (i) $6.1 million of additional gross profit related to activity from the Capstone acquisition, (ii) increased gross profit levels following the integration of Crossfire operations, and (iii) overall gross profit increase as a function of revenue increases period over period.

Payroll and payroll related costs. Payroll and payroll related costs decreased $3.0 million, or 10.8%, to $25.1 million for the nine months ended September 30, 2018. Contributing to the decrease period over period was $9.5 million decrease in bonus accruals, $5.5 million decrease in insurance expenses, offset by a $9.0 million increase in payroll expenses due to headcount adds and $3.0 million increase in payments to unit holders.

Depreciation and amortization. Depreciation and amortization increased $1.1 million, or 6.7%, to $18.0 million for the nine months ended September 30, 2018. Contributing to the increase was an additional $0.9 million in depreciation from the Capstone acquisition in 2018 coupled with additional depreciation from property and equipment purchased over the nine-month period ended September 30, 2018.

General and Administrative. General and administrative increased $4.3 million, or 18.2%, to $28.3 million for the nine months ended September 30, 2018. Contributing to the increase was an additional $1.7 million increase in company-sponsored events expense, $1.0 million increase in insurance-related expenses, $0.5 million increase in vehicle rentals, $0.3 million decrease in professional fees and $1.4 million of additional other general and administrative expenses to support Strike’s growth.

Gain (loss) on sale of property and equipment. Gain on sale of property and equipment decreased $0.9 million, or 32.6%, to a gain of $1.8 million for the nine months ended September 30, 2018 compared to a gain of $2.6 million for the nine months ended September 30, 2017. The gain for the nine months ended September 30, 2018 was primarily related to sales of machinery and automobiles.

Transaction expenses. Transaction expenses increased $2.8 million, or 100%, to $2.8 million for the nine months ended September 30, 2018. The increase relates to professional fees in 2018 in connection with the contemplated business combination.

Equity-based compensation. Equity-based compensation increased $0.3 million, or 12.9%, to $2.4 million for the nine months ended September 30, 2018. The increase was due to equity compensation arrangement in connection with the acquisition of Delta Directional. As part of the arrangement, the Company accrued equity-based compensation (the “Delta Units”) for certain individuals over a five-year service period along with any unpaid priority return multiplied by an applicable annual rate.

Interest expense. Interest expense increased $4.7 million, or 17.5%, to $31.3 million for the nine months ended September 30, 2018. The increase in interest expense was due to increased borrowing base and higher interest rates in 2018.

Other income. Other income decreased $31,000, or 106.9%, to expense of $2,000 for the nine months ended September 30, 2018. The decrease was related to small miscellaneous income and expense items.

Income tax expense (benefit). Income tax position increased $0.2 million, or 37.2%, to $874,000 tax expense for the nine months ended September 30, 2018. As a limited liability company in 2018 and 2017, the Company was not subject to federal income taxes, as components of its income and expenses flowed through directly to the members. However, the Company was subject to state income taxes and the increase in income tax expense relates to increased state tax obligations in Texas.

Adjusted EBITDA. Adjusted EBITDA increased $32.0 million, or 67.3%, to $79.6 million for the nine months ended September 30, 2018. The increase in Adjusted EBITDA primarily reflects a $21.7 million in additional net income for the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017 driven by higher consolidated revenues and gross profit. This decrease in net loss for the period was coupled with increased interest expense of $4.7 million due to increased borrowing base and higher interest rates in 2018, increased depreciation and amortization expense of $2.4 million period over period primarily from the Capstone acquisition, and transaction expenses of $2.8 million in connection with the business combination. For a definition of Adjusted EBITDA as well as a reconciliation to the most directly comparable GAAP measure, please see “ — Non-GAAP Financial Measures.”

Consolidated Results of Operations for the Years Ended December 31, 2017, 2016 and the period ended December 31, 2015.

	Year Ended December 31,		For the period ended December 31, 2015(1)	Percentage Change
	2017	2016		2017 vs. 2016	2016 vs. 2015
Revenues	$1,402,524	$748,501	$713,924	87.4%	4.8%
Cost of revenues (including depreciation)	1,261,251	670,035	637,324	88.2%	5.1%

Gross profit	141,273	78,466	76,600	80.0%	2.4%
Gross profit as a percentage of revenues	10.1%	10.5%	10.7%
Operating expenses:
Payroll and payroll related costs	40,168	24,908	24,728	61.3%	0.7%
Depreciation and amortization	21,119	19,241	20,027	9.8%	(3.9)%
General and administrative	31,248	23,640	24,337	32.2%	(2.9)%
(Gain) loss on sale of property and equipment	(6,179)	4,268	(1,749)	(244.8%)	(344.0)%
Equity-based compensation	2,850	2,494	2,092	14.3%	19.2%

Total operating expenses	89,206	74,550	69,435	19.7%	7.4%

Income from operations	52,067	3,915	7,165	1,229.6%	(45.3)%

Other income (expenses):
Interest expense	(37,474)	(13,052)	(11,575)	187.1%	12.8%
Loss on extinguishment of debt	—	(2,993)	—	(100.0)%	100.0%
Other income	41	562	5	(92.7)%	11,140%

Total other income (expenses)	(37,433)	(15,483)	(11,570)	141.8%	33.8%

Income (loss) before income taxes	14,634	(11,568)	(4,405)	(226.5)%	162.6%
Income tax expense	1,114	714	747	56.0%	(4.4)%
Earnings from investment in affiliate	100	—	—	100.0%	0.0%

Net income (loss)	$13,620	$(12,282)	$(5,152)	(210.9%)	138.4%

Other Financial Data:
Adjusted EBITDA(2)	$96,695	$51,222	$46,718	88.8%	9.6%
Adjusted EBITDA margin(2)	6.9%	6.8%	6.5%

(1)	The statement of operations for the period ended December 31, 2015 represents the audited statements of operations for the 356-day period ended December 31, 2015.
(2)	For a definition of Adjusted EBITDA and Adjusted EBITDA margin, as well as a reconciliation to the most directly comparable GAAP measure, please see – “Non-GAAP Financial Measures.”

Segment revenues and gross profit for the Years Ended December 31, 2017, 2016 and the period ended December 31, 2015.

	Year Ended December 31,		For the period ended December 31, 2015(1)	Percentage Change
	2017	2016		2017 vs. 2016	2016 vs. 2015
Major projects revenues	$799,331	$482,995	$399,257	65.5%	21.0%
Infrastructure and integrity services revenues	630,495	268,998	320,377	134.4%	(16.0)%

Subtotal	$1,429,826	$751,993	$719,634
Intercompany eliminations	(27,302)	(3,492)	(5,710)

Total consolidated revenues	$1,402,524	$748,501	$713,924	87.4%	4.8%

Major projects gross profit	$141,450	$66,585	$53,380	112.4%	24.7%
Infrastructure and integrity services gross profit	(177)	11,881	23,220	(101.5)%	(48.8)%

Total consolidated gross profit	141,273	78,466	76,600	80.0%	2.4%
Gross profit as a percentage of revenues	10.1%	10.5%	10.7%

Fiscal Year Ended December 31, 2017 Compared to Fiscal Year Ended December 31, 2016

Revenues. Revenues increased $654.0 million, or 87.4%, to $1,402.5 million for the year ended December 31, 2017. The increase was primarily due to a $316.3 million increase in revenue from our Major Projects Segment and a $361.5 million increase in revenue from our IIS Segment. Increased intersegment revenue of $23.8 million is eliminated in consolidation and relates mostly to work performed by Delta Directional and Pickett for Strike in connection with the Valley Crossing Project.

Major Projects Segment. Major Projects revenue increased $316.3 million, or 65.5%, to $799.3 million for the year ended December 31, 2017. The increase was primarily due to $437.1 million in additional project volume related to the Valley Crossing Project, partially offset by projects completed in 2016 that did not carry over into 2017.

Infrastructure and Integrity Services Segment. IIS revenue increased $361.5 million, or 134.4%, to $630.5 million for the year ended December 31, 2017. Contributing to the increase was $205.8 million in additional revenue related to the acquisition of Crossfire coupled with increased segment activity.

Gross profit. Gross profit increased $62.8 million, or 80.0%, to $141.3 million for the year ended December 31, 2017. Gross profit as a percentage of revenues decreased to 10.1% for the year ended December 31, 2017 from 10.5% for the year ended December 31, 2016. Contributing to the increase was a $74.9 million increase, or 112.4%, in gross profit from our Major Projects Segment and a $12.1 million decrease, or 101.5%, in gross profit from our IIS Segment.

Major Projects Segment. Major Projects gross profit increased $74.9 million, or 112.4%, to $141.5 million for the year ended December 31, 2017. Contributing to the increase in gross profit were cost efficiencies on higher levels of production.

Infrastructure and Integrity Services Segment. IIS gross profit decreased $12.1 million, or 101.5%, to $(0.2) million for the year ended December 31, 2017. Contributing to the decrease in gross profit was higher cost of revenues due to integration costs from the Crossfire acquisition and lower gross profit levels of newly acquired Crossfire operating units.

Payroll and payroll related costs. Payroll and payroll related costs increased $15.3 million, or 61.3%, to $40.2 million for the year ended December 31, 2017. The increase was primarily due to an $7.8 million increase related to increased headcount in connection with the acquisition of Crossfire and to support the Company’s continued growth, $5.3 million increase in employee bonuses paid in 2017 due to the Company’s strong growth in the year ended December 31, 2017 and a $2.2 million increase in payments to certain equity holders reflecting higher bonus payments made in 2017.

Depreciation and amortization. Depreciation and amortization expense increased $1.9 million, or 9.8%, to $21.1 million for the year ended December 31, 2017. The increase was primarily due to $1.8 million in additional amortization related to negative backlog from the Crossfire acquisition offset by decreased depreciation expense in 2017 for property and equipment that became fully depreciated during the year.

General and Administrative. General and administrative expenses increased $7.6 million, or 32.2%, to $31.2 million for the year ended December 31, 2017. The increase was primarily due to $5.3 million in additional general and administrative expenses that relate to the Crossfire acquisition in 2017, $1.8 million in additional property taxes on leased equipment, $0.7 million increase in rent expense for real estate, offset by $0.2 million in decreased insurance and other various general and administrative expenses.

(Gain) loss on sale of property and equipment. (Gain) loss on sale of property and equipment increased $10.4 million, or 244.8%, to a gain of $6.2 million in 2017 compared to a loss of $4.3 million in 2016. The gain in 2017 was a result of $3.8 million in sales of vehicles and $1.3 million in amortization of a deferred gain on a sales-leaseback transaction from Crossfire.

Equity-based compensation. Equity-based compensation increased $0.4 million, or 14.3%, to $2.9 million for year ended December 31, 2017. The increase was due to equity compensation arrangement in connection with the acquisition of Delta Directional. As part of the arrangement, the Company accrued equity-based compensation (the “Delta Units”) for certain individuals over a five-year service period along with any unpaid priority return multiplied by an applicable annual rate.

Interest expense. Interest expense increased $24.4 million, or 187.1%, to $37.5 million for the year ended December 31, 2017. The increase in interest expense was due to increased borrowing base, higher interest rates and the addition of a letter of credit in connection with the Valley Crossing Pipeline project.

Other income. Other income decreased $0.5 million, or 92.7%, to $41,000 for the year ended December 31, 2017 due to the absence of a one-time up-front fee paid by Crossfire to Strike for a shared services agreement in 2016 that was not part of the shared service fees charged in 2017.

Income tax expense. Income tax expense increased $0.4 million, or 56.0%, to $1.1 million for the year ended December 31, 2017. As a limited liability company in 2017 and 2016, the Company was not subject to federal income taxes, as components of its income and expenses flowed through directly to the members. However, the Company was subject to state income taxes and the increase in income tax expense relates to state tax obligations in Texas.

Earnings from investment in affiliate. Earnings from investment in affiliate was $0.1 million for the year ended December 31, 2017. The increase represented the Company’s 44% share in earnings from the investment in Capstone Energy Services, LLC.

Adjusted EBITDA. Adjusted EBITDA increased $45.5 million, or 88.8%, to $96.7 million for the year ended December 31, 2017. The increase in Adjusted EBITDA reflects increased revenues and cost efficiencies on higher levels of production in 2017 contributing to increased net income of $25.9 million period over period coupled with increased interest expense of $24.4 million due to increased borrowing base and higher interest rates period over period. For a definition of Adjusted EBITDA as well as a reconciliation to the most directly comparable GAAP measure, please see — “Non-GAAP Financial Measures.”

Fiscal Year Ended December 31, 2016 Compared to the Period Ended December 31, 2015

Revenues. Revenues increased $34.6 million, or 4.8%, to $748.5 million for the year ended December 31, 2016. The increase was primarily due to an $83.7 million increase in revenue from our Major Projects Segment offset by a $51.4 million decrease in revenue from our IIS Segment. The slight decrease of $2.2 million in intersegment revenues is eliminated in consolidation.

Major Projects Segment. Major Projects revenue increased $83.7 million, or 21.0%, to $483.0 million for the year ended December 31, 2016. The increase was primarily due to increased levels of activity related to pipeline projects.

Infrastructure and Integrity Services Segment. IIS revenue decreased $51.4 million, or 16.0%, to $269.0 million for the year ended December 31, 2016 due to activities completed in 2015 that did not carry over into 2016.

Gross profit. Gross profit increased $1.9 million, or 2.4%, to $78.5 million for the year ended December 31, 2016. Gross profit as a percentage of revenues decreased to 10.5% for the year ended December 31, 2016 from 10.7% for the year ended December 31, 2015. Contributing to the increase was a $13.2 million increase, or 24.7%, in gross profit from our Major Projects Segment and a $11.3 million decrease, or 48.8%, in gross profit from our IIS Segment.

Major Projects Segment. Major Projects gross profit increased $13.2 million, or 24.7%, to $66.6 million for the year ended December 31, 2016. Contributing to the increase was increased levels of segment activity in 2016.

Infrastructure and Integrity Services Segment. IIS gross profit decreased $11.3 million, or 48.8%, to $11.9 million for the year ended December 31, 2016. Contributing to the decrease was lower levels of segment activity in 2016.

Payroll and payroll related costs. Payroll and payroll related costs increased $0.2 million, or 0.7%, to $24.9 million for the year ended December 31, 2016. The increase was primarily due to an increase of $3.3 million in payroll related costs due to headcount adds, increase of $0.4 million in other various payroll related costs offset by a decrease of $1.7 million in payments to unit holders and decrease of $1.8 million in insurance costs.

Depreciation and amortization. Depreciation and amortization expense decreased $0.8 million, or 3.9%, to $19.2 million for the year ended December 31, 2016 primarily due to additions of property and equipment during the year.

General and Administrative. General and administrative expense decreased $0.7 million, or 2.9%, to $23.6 million for the year ended December 31, 2016. The increase was primarily driven by a slight increases in general and administrative expenses period over period in line with the growth of the Company.

(Gain) loss on sale of property and equipment. (Gain) loss on sale of property and equipment decreased $6.0 million, or 344.0%, to a $4.3 million loss in 2016, as compared to a $1.7 million gain in 2015. The loss in 2016 was a result of disposal of equipment for less than book value. The gain in 2015 was primarily related to the amortization of a deferred gain from an equipment sales-leaseback transaction.

Equity-based compensation. Equity-based compensation increased $0.4 million, or 19.2%, to $2.5 million for year ended December 31, 2016. The increase was due to equity compensation arrangement in connection with the acquisition of Delta Directional. As part of the arrangement, the Company accrued equity-based compensation (the “Delta Units”) for certain individuals over a five-year service period along with any unpaid priority return multiplied by an applicable annual rate.

Interest expense. Interest expense increased $1.5 million, or 12.8%, to $13.1 million for the year ended December 31, 2016. The increase in interest expense was due to entering into the new term loan.

Loss on extinguishment of debt. Loss on extinguishment of debt was $3.0 million for the year ended December 31, 2016. The loss on extinguishment of debt in 2016 was due to terminating the existing credit agreement on November 30, 2016, which was repaid in full including all interest owed, before entering into the new term loan with Bank of America, N.A. on November 30, 2016.

Other income. Other income was $0.6 million for the year ended December 31, 2016 due to income from a shared services agreement with Crossfire during the year before it was fully acquired in December of 2016.

Income tax expense. Income tax expense decreased $33,000, or 4.4%, to $0.7 million for the year ended December 31, 2016. As a limited liability company in 2016 and 2015, the Company was not subject to federal income taxes, as components of its income and expenses flowed through directly to the members. However, the Company was subject to state income taxes in Texas and the income tax expense represents the Company’s state tax obligation.

Adjusted EBITDA. Adjusted EBITDA increased $4.5 million, or 9.6%, to $51.2 million for the year ended December 31, 2016. The increase in Adjusted EBITDA primarily reflects $8.5 million in increased depreciation and amortization expense in 2016 due to additions of property, equipment and intangibles, $0.5 million increase in acquisition related costs from the Crossfire acquisition and $0.4 million in increased equity-based compensation period over period, offset by $7.1 million in lower net income period over period. For a definition of Adjusted EBITDA as well as a reconciliation to the most directly comparable GAAP measure, please see — “Non-GAAP Financial Measures.”

Liquidity and Capital Resources

Capital Requirements and Sources of Liquidity

Our primary sources of liquidity are cash on hand, cash flows from operations, and funds available under our Amended ABL Credit Agreement and Amended Term Loan Credit Agreement (each as defined below). Our primary liquidity needs are for working capital, capital expenditures, insurance, income taxes and debt service. We regularly evaluate opportunities for strategic acquisitions and investments. We may consider opportunities to borrow additional funds, repurchase, refinance or retire outstanding debt or repurchase additional shares of our outstanding common stock, any of which may impact our cash. We believe that our current cash position, cash generated through operations, and financing arrangements will be sufficient to satisfy the anticipated cash requirements associated with our existing operations for the next twelve months.

Amended ABL Credit Agreement

On November 30, 2016, Strike, Strike, LLC, Delta Directional and Strike Global Holdings, LLC (“Global”; and together with Strike, Delta Directional and any other person that becomes a borrower thereunder, the “ABL Borrowers”) entered into an ABL Loan and Security Agreement with Bank of America, N.A. (in such capacity, the “ABL Agent”) and the lenders party thereto (such agreement, as amended by Amendment No. 1 to ABL Loan and Security Agreement, dated March 23, 2018 (“Amendment No. 1”), and amended by Amendment No. 2 to ABL Loan and Security Agreement, dated November 14, 2018, the “Amended ABL Credit Agreement”). The Amended ABL Credit Agreement provides for a $100.0 million senior secured asset-based revolving credit facility. The Amended ABL Credit Agreement matures on November 30, 2021. The ABL Borrowers will use the loans to finance their mutual and collective business enterprise.

Effective as of March 23, 2018 pursuant to Amendment No. 1, outstanding loans under the Amended ABL Credit Agreement bear interest at our option at either the base rate plus a margin ranging from 1.00% to 1.50% or the LIBOR rate plus a margin ranging from 2.00% to 2.50%. The applicable margin for loans set forth above will vary based on the average excess availability under the Amended ABL Credit Agreement for the immediately preceding month. Effective as of March 23, 2018 pursuant to Amendment No. 1, the ABL Borrowers will be charged an unused line fee rate ranging from 0.375% to 0.500% on a per annum basis payable quarterly in arrears.

The borrowing base thereunder equals the sum of the accounts formula amount, plus the unbilled accounts formula amount, minus the availability reserve. The accounts formula account is equal to the sum of (i) 85% of the value of eligible accounts (other than eligible long dated accounts) and (ii) 75% of the eligible long dated account amount, minus the dilution reserve. The unbilled accounts formula amount is equal to the lesser of 70% of the value of eligible unbilled accounts and $25,000,000.

The loans under the Amended ABL Credit Agreement may be voluntarily prepaid from time to time, without penalty or payment. Mandatory prepayments of the loans under the Amended ABL Credit Agreement are required if an overadvance exists.

The Amended ABL Credit Agreement requires that Holdings and its restricted subsidiaries maintain a fixed charge coverage ratio of at least 1.0 to 1.0 as of each fiscal quarter end while a trigger period is in effect. A trigger period is the period (a) commencing on the day that excess availability is less than the greater of (i) $12,500,000 or (ii) 12.5% of availability, and (b) continuing until, during the preceding 30 consecutive days, excess availability has been at all times more than the greater of (i) $12,500,000 and (ii) 12.5% of availability.

The Amended ABL Credit Agreement is secured by liens on substantially all assets of the ABL Borrowers and the other guarantors, including without limitation, equity interests in domestic subsidiaries and 65% of the voting interests in first-tier foreign subsidiaries (subject to limitations as regards foreign subsidiary holding companies).

The Amended ABL Credit Agreement contains, subject to certain carveouts, exceptions and thresholds, representations and warranties, affirmative and negative covenants and events of default that the ABL Borrowers consider customary for an agreement of this type. If an event of default occurs and continues, the lenders will be permitted to terminate their commitments under the Amended ABL Credit Agreement, accelerate all obligations under the Amended ABL Credit Agreement and exercise other rights and remedies.

Amended Term Loan Credit Agreement

On November 30, 2016, Strike, LLC (the “Term Loan Borrower”) entered into a Term Loan and LC Loan and Security Agreement with Bank of America, N.A. (in such capacity, the “Term Loan Agent”) and the lenders party thereto (such agreement, as amended by the Incremental Joinder dated March 27, 2018, and Amendment No. 1 to Term Loan and LC Loan and Security Agreement dated November 14, 2018, the “Amended Term Loan Credit Agreement”). The Amended Term Loan Credit Agreement provides for $325.0 million of term loans (the “Term Loans”) and a $100.0 million letter of credit commitment, which letter of credit commitment expired on August 31, 2018. The Amended Term Loan Credit Agreement matures on November 30, 2022 (the “Term Loan Maturity Date”).

Outstanding Loans under the Amended Term Loan Credit Agreement bear interest at our option at either the base rate, plus 7.00%, or the LIBOR rate, plus 8.00%, each per annum. The Term Loan Borrower is required to make quarterly amortization payments. As of March 31, 2018, the quarterly amortization payments are $4,111,842.11, with the balance due at the Term Loan Maturity Date. If the Term Loan Borrower prepays any Term Loans prior to November 30, 2017, such prepayment will be at a premium of 2.00% of the aggregate principal amount of the Terms Loans so prepaid, and if the Term Loan Borrower prepays any Term Loans between November 30, 2017 and November 30, 2018, such prepayment will be at a premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid.

Subject to certain thresholds, the Term Loan Borrower is required to prepay the loans under the Amended Term Loan Agreement upon receipt of net cash proceeds from certain dispositions and casualty/condemnation events and the incurrence of indebtedness, other than indebtedness permitted to be incurred under the Amended Term Loan Credit Agreement. In addition, commencing with the fiscal year ending December 31, 2017, the Term Loan Borrower is required to make an annual prepayment of the loans under the Amended Term Loan Credit Agreement equal to a percentage of excess cash flow.

The Term Loan Credit Agreement is secured by liens on substantially all assets of the Term Loan Borrower and the other guarantors, including without limitation, equity interests in domestic subsidiaries and 65% of the voting interests in first-tier foreign subsidiaries (subject to limitations as regards foreign subsidiary holding companies).

The Amended Term Loan Credit Agreement contains, subject to certain carveouts, exceptions and thresholds, representations and warranties, affirmative and negative covenants and events of default that the Term Loan Borrower considers customary for an agreement of this type. If an event of default occurs and continues, the lenders will be permitted to terminate their commitments under the Amended Term Loan Credit Agreement, accelerate all obligations under the Amended Term Loan Credit Agreement and exercise other rights and remedies.

Capital Expenditures.

For the year ended December 31, 2017, we spent approximately $22.5 million on capital expenditures and incurred approximately $7.6 million of equipment purchases under capital lease and other financing arrangements. Actual capital expenditures may increase or decrease in the future depending upon business activity levels.

Working Capital.

We need working capital to support seasonal variations in our business, primarily due to the effect of weather conditions on external construction and maintenance work which depends on the spending patterns of our customers. Working capital needs are generally higher during the summer and fall months due to increased demand for our services when favorable weather conditions exist in many of the regions in which we operate. Conversely, working capital needs are typically converted to cash during the winter months. These seasonal trends, however, can be impacted by changes in the timing of projects, affected by project delays or accelerations and/or other factors that may affect customer spending. Working capital requirements typically increase when we commence multiple projects or large projects due to certain costs, including subcontractor costs and inventory becoming payable before the receivables resulting from work performed are collected. In addition, fluctuations in working capital period over period are impacted by the timing of billing milestones and payments made by customers during the reported period.

The following table sets forth general information derived from Strike’s statement of cash flows for the nine months ended September 30, 2018 and nine months ended September 30, 2017:

	Nine months ended September 30,
	2018	2017
Net cash provided by (used in) operating activities	$(31,647)	$18,992
Net cash used in investing activities	$(15,781)	$(27,619)
Net cash provided by (used in) financing activities	$36,688	$(7,705)

Nine Months Ended September 30, 2018 Compared to Nine Months Ended September 30, 2017

Cash and Cash Equivalents.

At September 30, 2018 and December 31, 2017, we had $0.9 million and $11.7 million of cash and cash equivalents, respectively.

Operating Activities.

Net cash used in operating activities was $31.6 million during the nine months ended September 30, 2018 was attributed to a net income of $12.7 million primarily adjusted for: $18.2 million in depreciation of property and equipment, $8.5 million in amortization of intangible assets, $2.7 million in amortization of deferred loan costs, $2.4 million in equity-based compensation, offset by $1.8 million gain on sales of property and equipment. Our operating cash flows were negatively impacted by a net $74.2 million decrease from our working capital components primarily driven by an increase in contract assets due to work performed but not yet billed, a decrease in accounts payable due to timing of payment to our vendors, and a decrease in contract liabilities where the Company incurred less to billings up-front for procured materials. The decrease in working capital components was partially offset by an increase in accrued expenses due to the timing in payment of our vendors, and a decrease in accounts receivable due to payments by customers made during the period.

Net cash provided by operating activities was $19.0 million during the nine months ended September 30, 2017 was attributed to a net loss of $9.0 million primarily adjusted for: $23.6 million in depreciation of property and equipment, $3.7 million in amortization of intangible assets, $2.5 million in amortization of deferred loan costs, $2.1 million in equity-based compensation and partially offset by $0.5 million in earnings from equity method investment related to Crossfire, and a $2.6 million gain on sale of property and equipment. Our operating cash flows were positively impacted by a $1.0 million increase from our working capital components primarily driven by an increase in accounts payable and accrued expenses due to the timing of payments to our vendors during the period, and an increase in contract liabilities where the Company was able to bill up-front for procured materials. This increase was partially offset by an increase in accounts receivable due to timing of payments of our customers.

Investing Activities.

Net cash used in investing activities was $15.8 million during the nine months ended September 30, 2018 was attributed to $14.4 million in purchases of property and equipment, $4.2 million in cash paid for acquisition, net of cash acquired offset by $2.8 million in proceeds from disposal of property and equipment.

Net cash used in investing activities was $27.6 million during the nine months ended September 30, 2017 was attributed to $28.3 million in purchases of property and equipment offset by $0.6 million in proceeds from disposal of property and equipment.

Financing Activities.

Net cash provided by financing activities of $36.7 million during the nine months ended September 30, 2018 was primarily due to $75.0 million in proceeds from long-term debt from the incremental borrowing from term loan in March of 2018, offset by $20.8 million in principal payments on long-term debt, $6.0 million in net payments on the revolving line of credit, $1.2 million in payments for deferred loan costs and $10.3 million in distributions to members.

Net cash used by financing activities of $7.7 million during the nine months ended September 30, 2017 was primarily due to $16.2 million in principal payments on long-term debt, $1.3 million in distributions to members offset by $10.0 million in payments on the revolving line of credit.

The following table sets forth general information derived from Strike’s statement of cash flows for the two years ended December 31, 2017, 2016 and the period ended December 31, 2015:

	Years ended December 31,		For the period ended December 31, 2015(1)
	2017	2016
Net cash provided by operating activities	$15,749	$11,996	$44,636
Net cash used in investing activities	$(17,081)	$(7,530)	$(19,332)
Net cash provided by (used in) financing activities	$(5,867)	$12,859	$(29,729)

(1)	The statement of cash flows for the period ended December 31, 2015 represents the audited statements of cash flows for the 356-day period ended December 31, 2015.

Fiscal Year Ended December 31, 2017 Compared to Fiscal Year Ended December 31, 2016 and the period ended December 31, 2015

Cash and Cash Equivalents.

At December 31, 2017, 2016, and 2015 we had $11.7 million, $18.9 million, and $1.6 million of cash and cash equivalents, respectively.

Operating Activities.

Net cash provided by operating activities of $15.7 million for the year ended December 31, 2017 was attributed to net income of $13.6 million primarily adjusted for: $25.6 million in depreciation and amortization of property and equipment, $12.4 million in amortization of intangible assets, $3.5 million in amortization of deferred loan costs, $2.9 million in equity-based compensation, $1.3 million in provision for bad debts and partially offset by a $6.2 million gain on sale of property and equipment. Our operating cash flows were also negatively impacted by a net $37.3 million decrease in our working capital components primarily driven by an increase in accounts receivable, largely due to the timing of payments on large contracts and an increase in prepaid expenses and other assets which relates to prepaid materials for a project to commence in early 2018. The decrease in cash flows from working capital components was partially offset by increased accounts payable and accrued expenses due to timing in payment of our vendors, and billings in excess of cost and earnings, which increased due to a major project where the Company was able to bill up-front for procured materials.

Net cash provided by operating activities of $12.0 million for the year ended December 31, 2016 was attributed to a loss of $12.3 million primarily adjusted for: $30.1 million in depreciation and amortization of property and equipment, $14.3 million in amortization of intangible assets, $2.4 million in amortization of deferred loan costs, $3.0 million loss on extinguishment of debt, $2.5 million in equity-based compensation and a $4.3 million loss on sale of property plant and equipment. In addition, operating cash flows were negatively impacted by a net $32.2 million decrease in our working capital components. The net decrease in cash flows from working capital components was primarily driven by a decrease in accounts payable due to the timing in payment of our vendors coupled with an increase in accounts receivable.

Net cash provided by operating activities of $44.6 million for the year ended December 31, 2015 was attributed to a loss of $5.2 million primarily adjusted for: $19.8 million in depreciation and amortization of property and equipment, $16.1 million in amortization of intangible assets, $1.6 million in amortization of deferred loan costs, $2.1 million in equity-based compensation offset slightly by a $1.7 million gain on sale of property and equipment. In addition, operating cash flows were positively impacted by a net $12.5 million increase in our working capital components. The net increase in cash flows from working capital components was primarily driven by an increase in accounts payable due to the timing of payments to our vendors, an increase in billings in excess of costs and earnings where the Company is able to bill up-front for procured materials and a decrease in accounts receivable due to timing of payments from our customers. This increase was offset by an increase in costs in excess of billings and prepaid expenses and other current assets and a decrease in accrued expenses.

Investing Activities.

Net cash used in investing activities of $17.1 million during the year ended December 31, 2017 was attributed to $22.5 million in purchases of property and equipment offset by $5.4 million in proceeds from the sale of property and equipment which relates primarily to the sale of vehicles from the Crossfire acquisition.

Net cash used in investing activities of $7.5 million during the year ended December 31, 2016 was attributed to $14.3 million in purchases of property and equipment offset by $6.7 million in proceeds from the sale of property and equipment.

Net cash used in investing activities of $19.3 million during the year ended December 31, 2015 was attributed to $12.1 million in cash paid for acquisition, net of cash acquired, $21.2 million in purchases of property and equipment offset by $14.0 million in proceeds from the sale of property and equipment.

Financing Activities.

Net cash used in financing activities of $5.9 million during the year ended December 31, 2017 was primarily due to $27.3 million of principal payments on long-term debt and $3.4 million in distribution payments to members. This was offset by $25.0 million in net repayments on the revolving line of credit.

Net cash provided by financing activities of $12.9 million during the year ended December 31, 2016 was primarily due $242.5 million in proceeds from long-term debt. This was offset by $206.4 million in principal payments on long-term debt, $11.5 million in distribution payments to members, $10.8 million in payments for deferred loan costs and $1.0 million in net repayments on the revolving line of credit.

Net cash used in financing activities of $29.7 million during the year ended December 31, 2015 was primarily due to $22.4 million in principal payments on long-term debt, $15.5 million in net repayments on the revolving line of credit, $4.9 million in distribution payments to members and $1.0 million in payments for deferred loan costs. This was offset by $14.1 million from the issuance of member units.

Indebtedness

Off-balance sheet arrangements

As of September 30, 2018, we have no material off-balance sheet arrangements.

Contractual Obligations

The table below presents Strike’s significant contractual obligations as of December 31, 2017. Since December 31, 2017, there have been no material changes to our contractual obligations, other than an additional $75.0 million incremental term loan borrowing pursuant to the Term Loan Agreement entered into on May 30, 2018 with the maturity date of May 30, 2022. We expect to fund these contractual obligations with cash generated from operating activities.

Contractual Obligations	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
Long-Term Debt(1)	$237,500	$12,500	$25,000	$200,000	$—
Future Minimum Lease Payments(2)	116,281	61,161	45,795	5,035	4,290

Total	$353,781	$73,661	$70,795	$205,035	$4,290

(1)	Long-term debt consists of our Term Loan with Bank of America due November 30, 2022. The values above reflect principal payments plus interest.
(2)

Future minimum annual lease payments reflects capital (finance) leases for equipment leased under capital lease agreements and operating leases for rental properties for buildings under operating lease payments, including some related party leases.

Non-GAAP Financial Measures

The Company’s audited condensed consolidated financial statement and unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United

States (“GAAP”). To supplement Strike’s financials presented in accordance with GAAP, additional non-GAAP financial measures are provided and reconciled in the following tables.

Strike provides supplemental non-GAAP financial information that Strike’s management utilizes to evaluate its ongoing financial performance and provide additional insight to investors as supplemental information to its GAAP results. Strike uses Adjusted EBITDA and Adjusted EBITDA margin to provide a baseline for analyzing trends in its business and to exclude certain items that may not be indicative of its core operating results. The use of non-GAAP financial information should not be considered as alternative to, or more meaningful than, the comparable GAAP measures. In addition, because these non-GAAP measures are not determined in accordance with GAAP, such measures are susceptible to differing calculations, and not all comparable or peer companies calculate their non-GAAP measures in the same manner as Strike. As a result, the non-GAAP financial measures presented in this proxy statement may not be directly comparable to similarly titled measures presented by other companies.

These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income determined in accordance with GAAP.

Adjusted EBITDA, Adjusted EBITDA Margin and Further Adjusted EBITDA.

Adjusted EBITDA, Adjusted EBITDA margin and Further Adjusted EBITDA are financial measures not determined in accordance with GAAP. We define Adjusted EBITDA as net income before interest expense, income tax benefit (expense), depreciation and amortization, equity-based compensation and other certain items that we do not view as indicative of our ongoing performance. We define Adjusted EBITDA margin as the ratio of Adjusted EBITDA to revenue, net. We define Further Adjusted EBITDA as Adjusted EBITDA plus, solely for the nine months ended September 30, 2018, a $17.9 million adjustment related to a one-time commercial contract settlement entered into in the third quarter of 2018 in anticipation of the business combination, based on management’s estimates.

We exclude the items listed below from net income when arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending on accounting methods, values of assets, capital structures and the methods by which assets were acquired. Certain items that we exclude from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure, equity-based compensation as well as historical costs of depreciable and amortizable assets, none of which are reflected in Adjusted EBITDA. We include a $17.9 million adjustment in calculating Further Adjusted EBITDA because Sentinel and Strike believe the commercial contract settlement to which this amount relates to be attributable to Strike’s anticipation of the business combination and therefore not indicative of Strike’s normal operating results. As such, Sentinel and Strike considered this settlement amount to be relevant in evaluating Strike’s financial results in connection with the business combination. However, Strike does not intend to present Further Adjusted EBITDA as part of its historical financial results following the consummation of the business combination. Our presentation of Adjusted EBITDA and Further Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA.

	Nine months ended September 30,		Year ended December 31,		For the period ended December 31, 2015(1)
	2018	2017	2017	2016
Net income (loss)	$12,747	$(8,930)	$13,620	$(12,282)	$(5,152)
Interest expense	31,286	26,622	37,474	13,052	11,575
Provision for income taxes	874	637	1,114	714	747
Depreciation and amortization	29,462	27,057	41,528	46,750	37,456

EBITDA	74,396	45,386	93,736	48,234	44,626
Equity-based compensation(2)	2,373	2,102	2,850	2,494	2,092
Acquisition-related costs(3)	94	53	109	494	—
Business combination-related costs(4)	2,721	—	—	—	—

Adjusted EBITDA	$79,557	$47,541	$96,695	$51,222	$46,718

Adjusted EBITDA margin	6.2%	5.1%	6.9%	6.8%	6.5%
One-time commercial settlement	$17,903	—	—	—	—

Further Adjusted EBITDA	$97,460	—	—	—	—

(1)	The statement of operations for the period ended December 31, 2015 represents the audited statements of operations for the 356-day period ended December 31, 2015.
(2)	Represents non-cash equity-based compensation expense.
(3)	Represents non-recurring costs related to the acquisition of Crossfire and Capstone.
(4)	Represents non-recurring costs related to professional fees incurred in connection with the business combination.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with GAAP. In connection with preparing our consolidated financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expense and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time we prepare our consolidated financial statements. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our consolidated financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ materially from our assumptions and estimates.

Our significant accounting policies are discussed in our audited historical consolidated financial statements included elsewhere in this proxy statement. Management believes that the following accounting estimates are those most critical to fully understanding and evaluating our reported financial results, and they require management’s most difficult, subjective or complex judgments, resulting from the need to make estimates about the effect of matters that are inherently uncertain.

Revenue Recognition

We provide services pursuant to master service agreements, repair and maintenance contracts and fixed price and non-fixed price installation contracts. Pricing under these contracts may be competitive unit price, cost-plus, time and materials basis or fixed price (or lump sum basis), and the final terms and prices of these contracts are frequently negotiated with the customer. Under our time and materials type contracts, we recognize revenue as services are performed.

Revenues from construction contracts are generally recognized using the percentage of completion method. The extent of progress toward completion is measured based on the cost to cost method. Contract costs include all direct materials, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and depreciation costs. The cost estimation process is based on professional knowledge and experience of our engineers, project managers and financial professionals. Changes in job performance, job conditions and management’s assessment of expected contract settlements are factors that influence estimates of total contract value and total costs to complete those contracts and, therefore, the Company’s profit recognition.

Management reviews estimates of contract revenue and costs on an ongoing basis. Changes in these factors may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined, which could materially affect the Company’s results of operations in the period in which such changes are recognized. Provisions for losses on uncompleted contracts are made in the period in which such losses are determined to be probable and the amount can be reasonably estimated.

As discussed in Note 2, “—Revenue Recognition,” of the Notes to Strike’s Consolidated Financial Statements, effective for the year ended December 31, 2017, we adopted the new revenue recognition guidance using the modified retrospective transition method. The new guidance will be applied to contracts with customers that were not substantially complete as of January 1, 2018. Our financial results for reporting periods after January 1, 2018 will be presented under the new guidance, while our financial results for prior periods will continue to be reported in accordance with the prior guidance and our historical accounting policy. We have completed our evaluation of the impact of the new guidance on our contracts with customers, including identification of differences that will result from the new requirements. Based on this evaluation, we recorded a cumulative adjustment to retained earnings from adoption as of January 1, 2018 will be approximately $1.5 million. Our disclosures related to revenue recognition will expand to address new quantitative and qualitative requirements regarding the nature, amount and timing of revenue from contracts with customers and additional information related to contract assets and liabilities.

The current asset (historically referred to as “Costs and estimated earnings in excess of billings on uncompleted contracts” and called “Contract assets” following the adoption of ASC Topic 606) represents revenues recognized in excess of amounts billed for contracts accounted for under the cost-to-cost method. The liability (historically referred to as “Billings in excess of costs incurred and estimated earnings of uncompleted contracts” and called “Contract liabilities” following the adoption of ASC Topic 606) represents billings in excess of revenues recognized.

We may incur costs subject to change orders, whether approved or unapproved by the customer, and/or claims related to certain contracts. We determine the probability that such costs will be recovered based upon evidence such as past practices with the customer, specific discussions or preliminary negotiations with the customer or verbal approvals. We treat items as costs of contract performance in the period incurred if it is not probable that the costs will be recovered or will recognize additional revenue if it is probable that the contract price will be adjusted and can be reliably estimated.

Change orders are modifications of an original contract, which effectively change deliverables under a contract. Either the Company or its customers and suppliers may initiate change orders. Change orders may include, among other things, changes in specifications or design, manner of performance, equipment, materials, scope of work, and/or the period of completion of the project. Change orders occur when changes are experienced after the original contract has been executed.

Change orders are included in the total estimated contract revenue when it is probable that the change order will result in additional value that can be reliably estimated and realized. The Company defers recognition of the entire amount of revenue or a portion thereof associated with unapproved change orders if there is substantial uncertainty as to amounts involved or ultimate realization. The Company recognizes revenues from claims to the extent the related costs have been incurred, the value can be reliably estimated and recovery is probable. As of September 30, 2018, the Company included approximately $39.6 million of change orders and/or claims in the transaction price for certain contracts that were in the process of being resolved in the normal course of business. There were no such change orders or claims outstanding as of December 31, 2017.

The Company considers subcontractor claims to be amounts in excess of the agreed contract price that subcontractors at times seek to collect from the Company for alleged Company-caused delays, errors in specifications and designs, unapproved change orders, or other causes of unanticipated costs. The Company periodically evaluates outstanding claims against the Company and estimates the monetary exposure of those claims based on contract provisions, prior experience with the subcontractor, and other known and available information and data. The Company provides for any material known claims believed to be measurable and probable of settlement with a claimant in their cost estimates. Actual settlement of claims may be significantly different than the Company’s estimate, which may result in additional direct contract costs or reduction to direct contract costs recognized in the period when settlement occurs. There were no such claims as of September 30, 2018 or December 31, 2017.

Valuation of Goodwill

We have recorded goodwill in connection with our historical acquisitions of companies and acquisition of Strike by OEP in 2013. Goodwill is not amortized, but instead is tested for impairment on an annual basis. The Company performs its annual impairment tests of goodwill during the fourth quarter of each year. Further, goodwill is monitored by management for potential impairment triggers. Goodwill is required to be tested for impairment at the reporting unit level. A reporting unit is an operating segment or one level below the operating segment level, which is referred to as a component. Management identifies its reporting units by assessing whether components (1) have discrete financial information available; (2) engage in business activities; and (3) have a segment manager regularly review the component’s operating results. Net assets and goodwill of acquired businesses are allocated to the reporting unit associated with the acquired business based on the organizational structure of the combined entities. If two or more components are deemed economically similar, those components are aggregated into one reporting unit when performing the annual goodwill impairment review. Under this methodology, we have identified six reporting units within the Company.

In January 2017, the FASB issued an update intended to simplify the subsequent measurement of goodwill by eliminating the second step in the two-step goodwill impairment test. The update requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and to recognize an impairment charge for the amount by which the carrying amount exceeds the fair value. The income tax effect associated with an impairment of tax deductible goodwill is also considered in the measurement of the goodwill impairment.

Our annual goodwill impairment assessment is performed in the fourth quarter of our fiscal year, or more frequently if events or circumstances arise which indicate that goodwill may be impaired. For instance, a significant change in business climate or loss of a significant customer may trigger the need for interim impairment testing of goodwill for our reporting units. The quantitative impairment test involves comparing the fair value of our reporting unit with its carrying amount, including goodwill. If the carrying amount exceeds its fair value, an impairment loss is recorded as a reduction to goodwill with a corresponding charge to “Asset impairment charges.”

Valuation of Other Intangible Assets

Assets acquired and liabilities assumed in connection with business acquisitions are recorded at their fair values determined by management as of the date of acquisition. The excess of the transaction consideration over the fair value of the net assets acquired is recorded as goodwill. We amortize intangible assets acquired as part of business combinations over their estimated useful lives unless their useful lives are determined to be indefinite. For certain business combinations, we utilize independent valuations to assist us in estimating the fair value of purchased intangibles. Our intangible assets include trade names, backlog, customer relationships, and software, all of which are subject to amortization with the exception of one trade name with an indefinite life.

The value of these identifiable intangible assets are determined using a combination of the income approach through the application of discounted cash flow projections, relief from royalty methods, or contractual nature of the future benefits. The useful lives of these assets are determined by estimating the period of economic benefit of the intangible asset and are amortized on a straight-line basis over the that estimated useful life or term of related agreements as indicated above.

Identifiable intangible assets with indefinite useful lives are tested for impairment annually. As of December 31, 2017, the Company prepared an analysis to determine if there was any impairment. The analysis did not result in an impairment charge as the fair value of the trade name exceeded its carrying amount. The impairment analysis assumed earnings growth for the Company over the next five years. Should this growth not occur or if there were changes to any other key assumptions used in the analysis, a potential impairment charge in a future period may occur.

Valuation of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets, such as property and equipment, when events or changes in circumstances occur that indicate the carrying value of the asset or asset group may not be recoverable. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected future pre-tax cash flows (undiscounted) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The Company concluded there were no indicators evident or other circumstances present that these assets were not recoverable and accordingly, no impairment losses have been recognized for the periods presented.

Income Taxes

We follow the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits.

We regularly evaluate valuation allowances established for deferred tax assets for which future realization is uncertain, including in connection with changes in tax laws affecting these assets. The estimation of required valuation allowances includes estimates of future taxable income. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider projected future taxable income and tax planning strategies in making this assessment. If actual future taxable income differs from our estimates, we may not realize deferred tax assets to the extent estimated.

We record reserves for income taxes related to certain tax positions in those instances where we consider it more likely than not that additional taxes may be due in excess of amounts reflected on income tax returns filed. When recording reserves for expected tax consequences of uncertain positions, we assume that taxing authorities have full knowledge of the position and all relevant facts. We continually review exposure to additional tax obligations, and as further information is known or events occur, changes in tax reserves may be recorded. To the extent interest and penalties may be assessed by taxing authorities on any underpayment of income tax, such amounts have been accrued and included in the provision for income taxes.

The Company follows guidance issued by the FASB which clarifies accounting for uncertainty in income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

In accordance with this guidance, the Company has elected to record income tax related interest and penalties, if any, as a component in the provision of income tax expense. For the years ended December 31, 2017 and 2016, the Company incurred no material income tax related interest or penalties. The Company completed its analysis of its tax positions and believes there are no uncertain tax positions that would require recognition in the financial statements as of December 31, 2017 and 2016. The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within the next twelve months.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. Currently, our market risks relate to potential changes in the fair value of our long-term debt due to fluctuations in applicable market interest rates. Going forward our market risk exposure generally will be limited to those risks that arise in the normal course of business, as we do not engage in speculative, non-operating transactions, nor do we utilize financial instruments or derivative instruments for trading purposes.

Credit Risk

Financial instruments that potentially subject the Company to credit risk are cash and cash equivalents and trade accounts receivable. Cash balances are maintained in financial institutions which at times exceed federally insured limits. The Company monitors the financial condition of the financial institutions in which accounts are maintained and has not experienced any losses in such accounts. The Company performs ongoing credit evaluations as to the financial condition of its customers with respect to trade receivables. Generally, no collateral is required as a condition of sale. The Company’s consideration of allowance for doubtful accounts is based upon current market conditions and other factors.

MANAGEMENT OF STRIKECO FOLLOWING THE BUSINESS COMBINATION

Management and Board of Directors

The current executives of Strike are expected to become executive officers of StrikeCo following the business combination. For biographical information concerning the current executive officers of Strike, who are anticipated to become the executive officers of StrikeCo, see the section entitled “Business of Strike —Executive Officers.”

The board of directors of StrikeCo following the consummation of the business combination is expected to be comprised of seven directors, of which Andrew Gould, Krishna Shivram, Charles S. Leykum, Jon A. Marshall and Marc Zenner have been designated by Sentinel and Stephen V. Pate and Lee Gardner have been designated by the Investors (as defined in the Investor Rights Agreement), in each case, to serve as directors.

The following persons with ages as of September 30, 2018 are anticipated to be the executive officers and directors of StrikeCo following the consummation of the business combination:

Name	Age	Position
Stephen V. Pate	59	Chief Executive Officer and Director
Robert J. Jessen	60	Executive Vice President and Chief Financial Officer
A. Cole Pate	36	President and Chief Operating Officer
Jason Heckt	48	Executive Vice President, Marketing and Business Development
Frank Victor-McCawley	37	Executive Vice President, Strategic Planning and Development
Kacey Smart	46	Executive Vice President
Rhonda Sigman	36	Senior Vice President, General Counsel and Corporate Secretary
Andrew Gould	71	Chairman of the Board of Directors
Krishna Shivram	56	Director
Charles S. Leykum	41	Director
Jon A. Marshall	67	Director
Marc Zenner	55	Director
Lee Gardner	71	Director

For biographical information concerning Andrew Gould, Krishna Shivram, Charles S. Leykum, Jon A. Marshall, and Marc Zenner, see the section entitled “Other Information Related to Sentinel — Directors and Executive Officers.”

For biographical information concerning Stephen V. Pate, Robert J. Jessen, A. Cole Pate, Jason Heckt, Frank Victor-McCawley, Kacey Smart and Rhonda Sigman, see the section entitled “Business of Strike — Executive Officers.”

Lee Gardner. Lee Gardner has served as Managing Director of OEP since its founding in 2001. From 2007 to 2009, Mr. Gardner served as Chairman and Chief Executive Officer of Emcon, an OEP portfolio company, until its sale to Faurecia SA. From 2009 to 2018, Mr. Gardner served on the board of directors of Faurecia SA, a public French company. Prior to joining OEP, from 1987 to 2001 Mr. Gardner was President and Chief Operating Officer at MascoTech, a diversified manufacturing company. From 1973 to 1987, he served in various roles including division operating and corporate executive positions at Borg-Warner Corporation, an automotive industry components supplier. Mr. Gardner holds an M.B.A. from the University of Utah and a B.S. in Business from Missouri State University. Mr. Gardner has served on the boards of numerous companies and is currently a member of the board of directors of the following private companies: Smartrac and Anvil. We believe Mr. Gardner’s more than 40 years of senior corporate leadership and operations experience make him well qualified to serve on our board of directors.

Board Composition

StrikeCo’s business affairs will be managed under the direction of its board of directors. StrikeCo’s board of directors will consist of seven members.

StrikeCo’s Proposed Charter provides, subject to the terms of the Investor Rights Agreement, that the number of directors, which will be fixed at seven members, may be increased or decreased from time to time by a resolution of StrikeCo’s board of directors. In addition, each director shall be elected annually at each annual meeting of stockholders (or special meeting in lieu thereof). The directors shall hold their office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Director Independence

Upon the Closing, we anticipate that the size of the post-combination company’s board of directors will be seven directors, six of whom will qualify as independent within the meaning of the independent director guidelines of the NYSE. We anticipate that Messrs. Gould, Shivram, Leykum, Marshall, Zenner and Gardner will be “independent directors” as defined in the rules of the NYSE and applicable SEC rules.

The rules of the NYSE require that a majority of StrikeCo’s board of directors be independent. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company).

Committees of the Board of Directors

Effective upon completion of the business combination, StrikeCo’s board of directors will establish the following committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. The proposed composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by StrikeCo’s board of directors.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mr. Zenner *	Mr. Shivram *	Mr. Gardner *
Mr. Shivram	Mr. Leykum	Mr. Gould
Mr. Marshall	Mr. Gould	Mr. Zenner
Mr. Leykum	Mr. Gardner	Mr. Marshall
Mr. Gardner

*	Denotes chairman

Audit Committee

StrikeCo’s audit committee will oversee StrikeCo’s corporate accounting and financial reporting process. Among other matters, the audit committee will:

•	appoint our independent registered public accounting firm;

•	evaluate the independent registered public accounting firm’s qualifications, independence and performance;

•	determine the engagement of the independent registered public accounting firm;

•	review and approve the scope of the annual audit and the audit fee;

•	discuss with management and the independent registered public accounting firm the results of the annual audit and the review of StrikeCo’s quarterly financial statements;

•	approve the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitor the rotation of partners of the independent registered public accounting firm on StrikeCo’s engagement team in accordance with requirements established by the SEC;

•

be responsible for reviewing StrikeCo’s financial statements and StrikeCo’s management’s discussion and analysis of financial condition and results of operations to be included in StrikeCo’s annual and quarterly reports to be filed with the SEC;

•	review StrikeCo’s critical accounting policies and estimates; and

•	review the audit committee charter and the committee’s performance at least annually.

The initial members of the audit committee will be Marc Zenner, Krishna Shivram, Jon A. Marshall, Charles S. Leykum and Lee Gardner, with Mr. Zenner serving as the chair of the committee. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. We anticipate that our board of directors has determined that all of the members of the audit committee will be independent directors as defined under the applicable rules and regulations of the SEC and the NYSE with respect to audit committee membership. We also believe that Mr. Zenner qualifies as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our board of directors will adopt a written charter for the audit committee, which will be available on our corporate website at www.             .com upon the completion of the business combination. The information on our website is not part of this proxy statement.

Compensation Committee

Our compensation committee will review and recommend policies relating to compensation and benefits of our officers and employees. Among other matters, the compensation committee will:

•	review and recommend corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

•	evaluate the performance of these officers in light of those goals and objectives and recommend to our board of directors the compensation of these officers based on such evaluations;

•	recommend to our board of directors the issuance of stock options and other awards under our stock plans; and

•	review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The initial members of StrikeCo’s compensation committee will be Krishna Shivram, Charles S. Leykum, Andrew Gould and Lee Gardner, with Mr. Shivram serving as the chair of the committee. We anticipate that three of the members of our compensation committee will be independent under the applicable rules of the NYSE, and each will be “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors will adopt a written charter for the compensation committee, which will be available on our corporate website at www.             .com upon the completion of the business combination. The information on our website is not part of this proxy statement.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be responsible for making recommendations to StrikeCo’s board of directors regarding candidates for directorships and the size and composition of StrikeCo’s board of directors. In addition, the nominating and corporate governance committee will be responsible for overseeing StrikeCo’s corporate governance policies and reporting and making recommendations to StrikeCo’s board of directors concerning governance matters.

The initial members of StrikeCo’s nominating and corporate governance committee will be Lee Gardner, Andrew Gould, Marc Zenner and Jon A. Marshall, with Mr. Gardner serving as the chair of the committee. We anticipate that each of the members of StrikeCo’s nominating and corporate governance committee will be an independent director under the applicable rules of the NYSE relating to nominating and corporate governance committee independence. Our board of directors plans to adopt a written charter for the nominating and corporate governance committee, which will be available on our corporate website at www.                 .com upon the completion of the business combination. The information on our website is not part of this proxy statement.

Code of Business Conduct and Ethics

Effective upon the consummation of the business combination, StrikeCo will adopt a code of business conduct and ethics that will apply to all of its employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics will be available after the Closing on StrikeCo’s website at www.             .com. StrikeCo expects that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on its website.

Limitation on Liability and Indemnification Matters

StrikeCo’s Proposed Charter that will become effective immediately following the business combination contains provisions that limit the liability of StrikeCo’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, StrikeCo’s directors will not be personally liable to StrikeCo or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to StrikeCo or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

StrikeCo’s Proposed Charter that will become effective immediately following the business combination and its bylaws provide that StrikeCo is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. StrikeCo’s bylaws also provide that StrikeCo is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit StrikeCo to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether StrikeCo would otherwise be permitted to indemnify him or her under Delaware law. StrikeCo expects to enter into agreements to indemnify its directors, executive officers and other employees as determined by its board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. StrikeCo believes that these bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. StrikeCo will also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in StrikeCo’s Proposed Charter and bylaws may discourage stockholders from bringing a lawsuit against StrikeCo’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against StrikeCo’s directors and officers, even though an action, if successful, might benefit StrikeCo and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that StrikeCo pays the costs of settlement and damage.

Post-Combination Company Executive Compensation

Following the Closing, the combined company intends to develop an executive compensation program that is designed to align compensation with the combined company’s business objectives and the creation of stockholder value, while enabling the combined company to attract, motivate and retain individuals who contribute to the long-term success of the combined company. Decisions on the executive compensation program will be made by the compensation committee of the board of directors.

Director Compensation

Following the completion of the business combination, StrikeCo’s compensation committee will determine the annual compensation to be paid to the members of StrikeCo’s board of directors.

Strike, Inc. 2019 Equity and Incentive Compensation Plan

The combined company intends to establish the Strike, Inc. 2019 Equity and Incentive Compensation Plan. For more information on the Incentive Plan, please see the section titled “The Incentive Award Plan Proposal” included elsewhere in this proxy statement.

EXECUTIVE COMPENSATION

Sentinel

The following disclosure concerns the compensation of Sentinel’s officers and directors for the fiscal year ended December 31, 2017 (i.e., pre-business combination).

Prior to the consummation of the business combination, none of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on November 3, 2017, through the earlier of the consummation of an initial business combination or our liquidation, we pay monthly recurring expenses of up to $10,000 to the Sponsor for office space, utilities and secretarial and administrative support. Our Sponsor, executive officers, directors, and their respective affiliates, are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to our Sponsor, executive officers, directors and our or their affiliates. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the business combination, please see the section entitled “The Business Combination Proposal —Interests of Certain Persons in the Business Combination.”

After the completion of the business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “Management of StrikeCo Following the Business Combination.”

Strike, LLC

The following discussion and analysis of compensation arrangements of Strike, LLC’s named executive officers for the fiscal year ended December 31, 2017 (i.e., pre-business combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Strike, LLC’s financial statements and related notes appearing elsewhere in this proxy statement, along with the section entitled, “Certain Relationships and Related Party Transactions.” Compensation information included in the following discussion is presented in actual dollar amounts.

Introduction

This section provides an overview of Strike, LLC’s executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

For the year ended December 31, 2017, Strike, LLC’s named executive officers were:

•	Stephen V. Pate, who has served as Chairman and Chief Executive Officer since 2009;

•	Robert J. Jessen, who has served as Executive Vice President and Chief Financial Officer since October 2017;

•	A. Cole Pate, who has served as President and Chief Operating Officer since February 2013;

•	Jason Heckt, who has served as Executive Vice President, Marketing and Business Development since February 2013;

•	Kacey Smart, who has served as Executive Vice President since February 2013; and

•	Mark Gandy, who served as Chief Financial Officer until October 2017.

Compensation Philosophy and Objectives

The primary objectives of Strike, LLC’s executive compensation program are to attract and retain talented executives and motivate its named executive officers to support Strike, LLC’s business objectives by paying for performance with annual bonus opportunities. Strike, LLC did not specifically benchmark the compensation of its named executive officers against that paid by other peer group companies for its fiscal year 2017, but its Board of Directors and Compensation Committee generally take such information into account in making compensation related decisions. However, Strike, LLC engaged FW Cook and Sentinel engaged Longnecker & Associates, both compensation consultants, to assist with benchmarking and to provide guidance with respect to Messrs. S. Pate’s, R. Jessen’s and C. Pate’s new employment agreements to become effective upon consummation of the business combination and as described below under “Employment Agreements.”

Overview

Strike, LLC’s Board of Directors and Compensation Committee administer Strike, LLC’s executive compensation program. The Compensation Committee is responsible for reviewing and approving base salaries and bonuses for named executive officers. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to executive compensation and may make individual decisions regarding discretionary bonus awards.

Compensation Components

Strike, LLC’s compensation program has historically had two primary components consisting of base salary and annual cash bonuses. Strike, LLC also offers its named executive officers retirement savings opportunities, health and welfare benefits and perquisites that supplement the two primary components of compensation.

Base Salaries

The base salaries for Strike, LLC’s named executive officers are subject to minimum amounts established in accordance with their respective employment agreements, which are described below in “Employment Agreements.” With the exception of the base salaries for Mr. Smart and Mr. Heckt (which increased from $450,000 to $550,000 on September 11, 2015), the base salaries paid to each of Strike, LLC’s named executive officers have not changed since the named executive officers entered into their current employment agreements with Strike, LLC. For 2017, the base salaries for the named executive officers are as provided in the “Salary” column of the “2017 Summary Compensation Table” below. For 2017, base salary was approximately 47.6%, 33%, 46.4%, 48.5%, 48.5% and 78.5% of total compensation in the “2017 Summary Compensation Table” for Messrs. S. Pate, Jessen, C. Pate, Heckt, Smart, and Gandy, respectively.

Annual Bonuses

Annual bonus awards are used to reward and motivate Strike, LLC’s named executive officers for achieving key financial and operational business objectives. The annual bonus awards are generally payable based on Strike, LLC’s performance. Strike, LLC believes that a significant portion of the compensation paid to Strike, LLC’s named executive officers should be based on its annual performance so that the executives are appropriately motivated to maximize Strike, LLC’s operating performance each year.

Pursuant to their employment agreements, the named executive officers’ annual bonuses are performance-based opportunities and are intended to reward the executives for achieving pre-determined revenue and earnings before interest, taxes, depreciation and amortization goals (“EBITDA”) of Strike, LLC, as reflected in the following table:

Name	Percentage of EBITDA Target Achieved	Bonus Amount Paid (as Percentage of Base Salary)
Stephen V. Pate	80%	50%
	100%	100%
	120%	125%

Robert J. Jessen	80%	25%
	100%	50%
	120%	75%

A. Cole Pate	80%	50%
	100%	100%
	120%	125%

Jason Heckt	80%	50%
	100%	75%
	120%	125%

Kacey Smart	80%	50%
	100%	75%
	120%	125%

Mark Gandy	80%	25%
	100%	50%
	120%	75%

If the actual EBITDA achieved is between two target levels, the executive’s performance bonus percentage is interpolated on a straight-line basis between the target levels. The named executive officers must be employed on January 1 following the applicable bonus year in order to be entitled to receive payment of the annual bonus. The bonus is paid promptly following the issuance of Strike, LLC’s audited financial statements with respect to the applicable bonus year, but in no event later than March 15th following the taxable year with respect to which the bonus is no longer subject to a substantial risk of forfeiture.

For 2017, the EBITDA target was $116,497,812. 109% of the EBITDA target was achieved in 2017. Accordingly, the named executive officers were paid the following bonus amounts in accordance with the table above: S. Pate — $1,390,625 (111.25% of base salary); R. Jessen — $160,781 (61.25% of prorated base salary); C. Pate — $1,112,500 (111.25% of base salary); J. Heckt — $536,250 (97.5% of base salary); K. Smart — $536,250 (97.5% of base salary). Mr. Gandy was no longer employed by Strike, LLC on January 1, 2018 and thus was ineligible to receive a bonus in respect of fiscal year 2017. Mr. Jessen’s annual bonus payment for fiscal year 2017 was prorated based upon the length of time in his position.

Strike, LLC’s named executive officers are also eligible for discretionary annual bonuses from time to time, which are determined based on both individual performance and the performance of Strike, LLC. There is no formal bonus program and no set formula or specific performance measure for determining discretionary annual bonuses. Discretionary annual bonus awards for these named executive officers are based on the Chief Executive Officer’s subjective judgment. In 2017, Mr. Jessen was awarded a discretionary bonus of $50,000 based on his contributions to Strike, LLC’s positive performance and his leadership role within the finance department.

Further information about bonuses paid to Strike, LLC’s named executive officers are contained in the “2017 Summary Compensation Table” below.

Equity Compensation

Strike, LLC has not historically granted equity compensation to its named executive officers. However, following the closing of the business combination, Strike, LLC anticipates making long-term incentive awards under the Incentive Plan to Messrs. S. Pate, R. Jessen, and C. Pate. It is currently anticipated that each of these awards will be structured as follows: 50% in the form of restricted stock units and 50% in the form of performance units, each vesting ratably over a three-year period, with the following aggregate grant date dollar values: S. Pate — $4,000,000; R. Jessen — $1,250,000; and C. Pate — $2,700,000. In addition, Strike, LLC anticipates making an additional grant of restricted stock units with a grant date value equal to $2,000,000 to Mr. C. Pate in accordance with the terms of the Transaction Agreement and Disclosure Letter. For more information regarding the Incentive Plan, see Proposal No. 7 “The Incentive Award Plan Proposal” on page 113.

Retirement Benefits

Strike, LLC sponsors the Strike, LLC 401(k) Plan (the “401(k) Plan”), which is a tax-qualified retirement savings plan that permits Strike, LLC’s eligible employees, including the named executive officers, to defer a portion of their annual salary to the 401(k) Plan on a pre-tax basis. Strike, LLC makes safe harbor matching contributions equal to 100% of the first 3% of employee eligible compensation and 50% of the next 2% of employee eligible compensation, contributed to the plan as a deferral. Strike, LLC may also make qualified nonelective contributions to the 401(k) Plan. Employees are 100% immediately vested in safe harbor matching contributions and qualified non-elective contributions.

Perquisites

Strike, LLC’s named executive officers are also eligible to receive other benefits, which Strike, LLC believes are commensurate with the types of benefits and perquisites provided to similarly situated executives of other similar companies. These benefits consist of car allowances, country club dues, payment of roadway tolls, and payment of the full cost of medical insurance premiums for the executives and their families (which is not offered to employees of Strike, LLC in positions below certain management levels).

Employment Agreements

Current Employment Agreements

Strike, LLC entered into employment agreements with each of Messrs. S. Pate, C. Pate, Smart, and Heckt on August 30, 2013, which agreements provide that they will serve as the Chief Executive Officer, President and Chief Operating Officer, Executive Vice President and Executive Vice President of Strike, LLC respectively and will receive base salaries of $1,250,000, $1,000,000, $450,000, and $450,000 respectively, which base salaries will be reviewed annually but may not be decreased. Such employment agreements provide that Messrs. S. Pate, C. Pate, Smart, and Heckt will be eligible for annual cash bonuses as described above under the heading “Annual Bonus.” Messrs. S. Pate, C. Pate, Smart, and Heckt are also entitled to monthly car allowances in the amounts of $5,000, $2,500, $2,500, and $2,500 respectively and reimbursements of regular automobile maintenance expenses, fuel and insurance. Pursuant to the employment agreements, Strike, LLC covers the costs for such executives’ and their beneficiaries’ participation in the company’s major medical, dental, and vision employee benefit plans and the executives are eligible to participate in the 401(k) Plan and other welfare employee benefit plans. Messrs. S. Pate, C. Pate, Smart, and Heckt are each entitled to two years of salary continuation in the event of an involuntarily termination without cause, a voluntarily termination for good reason, or in the event the agreements’ terms expire by Strike, LLC providing notice of non-renewal of the employment agreement, provided that such executives execute and not revoke a general release of claims against the company and not breach any of the restrictive covenants contained in the employment agreements. Such executives (or their estate if applicable) are entitled to payment of compensation and benefits accrued before termination of employment in the event of an involuntary termination for cause, voluntary termination without good reason, or termination due to death or disability.

Messrs. S. Pate, C. Pate, Smart, and Heckt’s employment agreements include obligations to not disclose Strike, LLC’s confidential information or trade secrets at any time, disparage the company at any time, or solicit the company’s customers or employees or compete with the company within the United States for two years following termination of employment. The employment agreements also provide that any incentive-based compensation or other compensation paid to such executives pursuant to the employment agreements or any other arrangement by Strike, LLC or any related entity that is subject to recovery under any applicable law, government regulation, stock exchange listing requirement, or any policy adopted by Strike, LLC or any related entity will be subject to such deductions and clawback as may be required.

Mr. Jessen is party to an employment offer letter with Strike, LLC, dated October 3, 2017, that provides he will serve as the Chief Financial Officer of Strike, LLC and will have an annual base salary of $450,000 and an annual bonus as described above under the heading “Annual Bonus.” His offer of employment includes a transaction bonus upon completion of a sale of Strike, LLC in an amount that is determined based on the amount realized per unit of Strike, LLC by its unitholders in such transaction. This amount is not determinable at this time, but is estimated to be in the range of $550,000 to $750,000, depending on net debt at the time of the closing of the business combination, net working capital adjustments, and other items that may affect equity value per unit. Mr. Jessen’s offer letter also provides that Strike, LLC will pay $2,121.77 per month for three months of Mr. Jessen’s and his family’s continued participation in his prior employer’s medical plan (through COBRA) upon his start date with Strike, LLC and will be eligible to participate in the 401(k) Plan as described above. Mr. Jessen’s offer letter also provides that he will have unlimited paid time off and will continue to serve on the Board of Directors of Strike, LLC. Payment of Mr. Jessen’s Board of Director fees will discontinue upon his hire date, and he will resign from Strike, LLC’s Compensation Committee effective January 1, 2018.

Prior to his termination of employment, Mr. Gandy was a party to an employment offer letter with Strike, LLC, dated December 4, 2015, that provided he would serve as the Chief Financial Officer of Strike, LLC and would have an annual base salary of $320,000 and an annual bonus based on EBITDA targets as described above under the heading “Annual Bonus.” Mr. Gandy’s offer letter also provided that Strike, LLC would pay three months, up to $5,000, of Mr. Gandy’s and his family’s continued participation in his prior employer’s medical plan (through COBRA) upon his start date with Strike, LLC and would be eligible to participate in the 401(k) Plan as described above. Mr. Gandy’s offer letter also provided that he would have unlimited paid time off.

New Employment Agreements

Strike, LLC anticipates that new employment agreements will be entered into by and between each of Messrs. S. Pate, Jessen, and C. Pate and Strike, LLC effective upon the closing of the business combination.

The new employment agreements for Messrs S. Pate, Jessen and C. Pate will supersede each named executive officer’s current employment agreement or offer letter (as applicable) and provide that such individual will serve as the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer respectively with base salaries of $950,000, $575,000, and $750,000 respectively. The new employment agreements also provide that beginning with the 2019 fiscal year, Messrs. S. Pate, Jessen and C. Pate will be eligible for annual cash target bonus opportunities of 125%, 80% and 100% of base salary respectively, with maximum bonus payable equaling 250%, 160% and 200% of base salary respectively. Messrs. S. Pate, Jessen and C. Pate will also be entitled to monthly car allowances pursuant to their new employment agreements in the amounts of $1,500, $1,000, and $1,000 respectively, reimbursements of fuel and/or mileage, and up to $15,000 each in annual club membership dues or fees. The new employment agreements also provide that Messrs. S. Pate, Jessen and C. Pate will be entitled to receive, subject to the terms of the Incentive Plan and any corresponding award agreements, an equity award opportunity with a grant date value of $4,000,000, $1,250,000 and $2,700,000, respectively. Half of such equity compensation awards will be in the form restricted stock units vesting in three annual tranches, and half of such equity compensation awards will be in the form of performance units subject to performance-based vesting over a three-year period. Such awards are contingent upon approval of such grants by our compensation committee, registration of the underlying shares of our stock on a Form S-8 and listing of such shares on a national securities exchange. The new employment agreements also provide that Messrs. S. Pate, Jessen and C. Pate will be entitled to unlimited paid vacation days and full company-paid medical insurance premiums and other group insurance plans for the named executive officers and their spouses and dependents.

The new employment agreements may be terminated by either party for any reason upon 30 days’ written notice to the other party. If Strike, LLC terminates the employment of Messrs. S. Pate, Jessen or C. Pate without cause or if one of such named executive officers terminates his employment for good reason, in each case, other than in connection with a change in control of Strike, LLC, such named executive officer will be entitled to receive severance compensation in the form of a lump sum payment equal to the sum of: 300% of his then current base salary and 100% of his then applicable target annual bonus for Mr. S. Pate, and 200% of his then current base salary and 100% of his then applicable target annual bonus for each of Messrs. Jessen and C. Pate. In the event that Strike, LLC terminates the employment of Messrs. S. Pate, Jessen or C. Pate without cause or one of such named executive officers terminates his employment for good reason within twenty-four (24) months following a change in control, such named executive officers will instead be entitled to receive severance compensation in a lump sum payment equal to the sum of: 300% of his then current base salary and 200% of his then applicable target annual bonus for Mr. S. Pate, and 250% of his then current base salary and 200% of his then applicable target annual bonus for Messrs. Jessen and C. Pate. Upon any termination by Strike, LLC without cause or by Messrs. S. Pate, Jessen and C. Pate for good reason, such named executive officers will be entitled to full vesting of any awards outstanding under the Incentive Plan (or any such successor plan). Upon the termination of the executive’s employment with Strike, LLC for any reason, including for cause or the executive’s voluntary termination of his own employment, such executive shall be entitled to payment of any base salary earned but unpaid through the date of termination, earned but unpaid annual bonus and prorated portions thereof for fiscal years completed prior to termination, vested benefits, and any unreimbursed expenses; provided, however, that if any of an executive’s employment is terminated by Strike, LLC for good cause, then any annual bonus in respect of a prior fiscal year, but not yet paid or due to be paid, shall be forfeited by such executive.

Pursuant to the new employment agreements, in the event of Messrs. S. Pate’s, Jessen’s or C. Pate’s termination of employment by Strike, LLC without cause or one of them voluntary terminates his employment for good reason, such named executive officer will be entitled to reimbursement for the costs of COBRA medical insurance premiums for continued participation by such named executive officer, his spouse, and his eligible dependents in Strike, LLC’s group healthcare plan for an eighteen (18) month period for Mr. S. Pate and for a twelve (12) month period for Messrs. Jessen and C. Pate. Following the expiration of such COBRA continuation period, such named executive officers will be entitled to receive a monthly cash payment equal to the total monthly COBRA premium for a period of six (6) months. However, if the named executive officer is receiving severance compensation in connection with a change in control as provided above, then following the expiration of the COBRA continuation period, he will instead be entitled to receive monthly cash payments for a period of eighteen (18) months for Mr. S. Pate and twelve (12) months for Messrs. Jessen and C. Pate.

Messrs. S. Pate’s, Jessen’s and C Pate’s new employment agreements require execution and non-revocation of a general release of all current and past claims against Strike, LLC and all of its present and past agents, officers, employees, directors, executives, shareholders, and benefit plans in exchange for payment of the severance compensation and benefits described above. Such employment agreements also include restrictive covenant obligations to not disclose Strike, LLC’s confidential information or trade secrets at any time, disparage Strike, LLC at any time, solicit the customers or employees of Strike, LLC, interfere with Strike, LLC’s business relationships, or compete with Strike, LLC during the individual’s employment and for two years following termination of employment. The employment agreements provide that any breach of such restrictive covenants by Messrs. S. Pate, Jessen or C. Pate will require such named executive officer to forfeit and return any and all severance compensation.

Finally, the new employment agreements provide that if any amounts payable to Messrs. S. Pate, Jessen or C. Pate would be subject to an excise tax under Section 4999 of the Internal Revenue Code, or similar state or local law, or any interest or penalties with respect to such tax, then such payment shall be reduced if, and only to the extent that, such reduction will allow such named executive officer to receive a greater net after tax amount than he would receive absent such reduction.

Termination-Related Payments

Mr. Gandy’s employment with Strike, LLC terminated on October 20, 2017. Strike, LLC and Mr. Gandy entered into a severance agreement in connection with his termination of employment on October 26, 2017. In exchange for entering into a general release of claims and restrictive covenants obligations, including non-disclosure, non-disparagement, two-year post-employment non-solicit of customers and employees and two year post-employment non-competition provisions, Mr. Gandy became entitled to receive from Strike, LLC $346,739 payable in fifty-two weekly installments, which includes fifty-two weeks of salary continuation and Mr. Gandy’s portion of COBRA premiums for fifty-two weeks.

Messrs. S. Pate, C. Pate, Heckt, and Smart are party to employment agreements with Strike, LLC that obligate Strike, LLC to provide post-employment compensation and benefits. For further information on these payments, see “Employment Agreements” above.

2017 Summary Compensation Table

The table below sets forth the annual compensation earned by Strike, LLC’s named executive officers during the 2017 fiscal year.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total($)
Stephen V. Pate, Chief Executive Officer	2017	$1,250,000	$—	$—	$1,390,625	$97,716	$2,738,341
Robert J. Jessen, Chief Financial Officer	2017	$450,000	$50,000	$—	$160,781	$201,250	$862,031
A. Cole Pate, President and Chief Operating Officer	2017	$1,000,000	$—	$—	$1,112,500	$59,211	$2,171,711
Jason Heckt, EVP, Marketing and BD	2017	$550,000	$—	$—	$536,250	$79,290	$1,165,540
Kacey Smart, EVP	2017	$550,000	$—	$—	$536,250	$46,445	$1,132,695
Mark Gandy, Former Chief Financial Officer	2017	$264,615	$—	$—	$0	$365,694	$630,309

(1)	The amounts in this column represent salary actually paid for the year indicated.
(2)

The amount in this column represents a discretionary bonus paid to Mr. Jessen. None of Strike, LLC’s other named executive officers received discretionary bonuses in respect of fiscal year 2017. For more information regarding Mr. Jessen’s bonus, see “Executive Compensation – Strike, LLC – Annual Bonuses.”

(3)	No equity compensation was granted to Strike, LLC’s named executive officers in fiscal year 2017.
(4)

The amounts in this column represent annual bonuses earned by each named executive officer in fiscal year 2017 pursuant to the named executive officers’ employment agreements. For more information on these bonuses, see “Executive Compensation – Strike, LLC – Annual Bonuses.”

(5)

The amounts listed in this column for 2017 consist of vehicle allowances for Messrs. S. Pate ($60,000), C. Pate ($30,000), Heckt ($30,000) and Smart ($30,000); company-paid excess medical insurance premiums for Messrs. S. Pate ($3,549), C. Pate ($4,515), Heckt ($4,515), Smart ($4,515) and Gandy ($7,242), company 401(k) matching contributions for Messrs. S. Pate ($10,800), C. Pate ($7,558), Heckt ($10,800), Smart ($10,800) and Gandy ($10,800); company-paid life insurance premiums for Messrs. S. Pate ($3,431), C. Pate ($450), Heckt ($1,130), Smart ($1,130) and Gandy ($913); country club dues for Messrs. S. Pate

($19,568), C. Pate ($16,671) and Heckt ($32,845); and company-paid tolls for Messrs. S. Pate ($368) and C. Pate ($17) and severance compensation for Mr. Gandy as more fully described the heading “Termination Related Payments” below ($346,739, $320,000 of which represents fifty-two weeks of salary continuation and $26,739 of which represents fifty-two weeks of Mr. Gandy’s portion of COBRA premiums). The amount disclosed for Mr. Jessen includes his director annual compensation fee ($33,750) and committee fees for service on the Compensation Committee ($7,500) and fees paid in respect of consulting services provided to Strike, LLC by Mr. Jessen before he became the Chief Financial Officer in the amount of $40,000 per month for a period of four months. The director annual compensation fee and committee fees were discontinued in October 2017 after Mr. Jessen was hired as Chief Financial Officer.

Grants of Plan Based Awards

The table below includes information regarding annual cash incentive awards granted to our named executive officers during fiscal year 2017 pursuant to the terms of their employment agreements. The amounts actually earned under the non-equity incentive plan awards are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2017.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold($)	Target($)	Max($)
Stephen V. Pate	$625,000	$1,250,000	$1,562,500
Robert J. Jessen	$112,500	$225,000	$337,500
A. Cole Pate	$500,000	$1,000,000	$1,250,000
Jason Heckt	$275,000	$412,500	$687,500
Kacey Smart	$275,000	$412,500	$687,500

Strike, LLC does not maintain an equity compensation plan for its executive officers and did not grant any equity compensation awards in fiscal year 2017. However, our compensation committee intends to grant equity compensation awards to our executive officers in fiscal year 2019 under the Strike Inc. 2019 Equity and Incentive Compensation Plan. See Proposal No. 7 “The Incentive Award Plan Proposal” on page 113.

Potential Payments Upon Termination or a Change in Control

The following table includes information regarding cash compensation payable to Strike, LLC’s named executive officers in connection with a termination of employment without cause or for good reason. Strike, LLC’s named executive officers are only entitled to compensation and benefits earned prior to their termination for all other terminations of employment. The following table also includes information regarding cash compensation payable to Mr. Jessen in connection with a change of control. None of Strike, LLC’s other named executive officers are entitled to payments in connection with a change of control. Strike, LLC’s named executive officers are entitled to such payments pursuant to their employment agreements and, with respect to Mr. Gandy, his separation agreement, each entered with Strike, LLC and more fully described above. Each of Messrs. S. Pate, R. Jessen, and C. Pate are expected to enter into new employment agreements with Strike, LLC upon consummation of the business combination which provide for different payments upon terminations of employment and a change of control. See the description of such agreements under the heading “New Employment Agreements” above for more information.

Name	Cash Compensation(1)
Stephen V. Pate
Without Cause or for Good Reason	$2,500,000
Change of Control	—
Robert J. Jessen
Without Cause or for Good Reason	—
Change of Control	$650,000
A. Cole Pate
Without Cause or for Good Reason	$2,000,000
Change of Control	—
Jason Heckt
Without Cause or for Good Reason	$1,100,000
Change of Control	—
Kacey Smart
Without Cause or for Good Reason	$1,100,000
Change of Control	—
Mark Gandy
Without Cause or for Good Reason	$346,739
Change of Control	—

(1)

This column includes the cash compensation that would be payable to Messrs. S. Pate, C. Pate, Heckt, and Smart upon an involuntary termination of employment without cause or a voluntary termination of employment for good reason pursuant to their employment agreements and the amount that was paid to Mr. Gandy pursuant to his separation agreement, which represents fifty-two weeks of salary continuation ($320,000) and fifty-two weeks of Mr. Gandy’s portion of COBRA premiums ($26,739). For Mr. Jessen, the amount in this column is an estimate of a “single-trigger” transaction bonus payable upon a change in control pursuant to Mr. Jessen’s employment offer letter. The amount of this transaction bonus is not determinable at this time, but is estimated to be in the range of $550,000 to $750,000, depending on net debt at the time of the closing of the business combination, net working capital adjustments, and other items that may affect equity value per unit. The $650,000 figure included above represents the midpoint of this estimated range. Mr. Jessen’s transaction bonus will become payable upon the closing of the business combination.

Director Compensation

The following table summarizes compensation paid to Strike, LLC’s Directors in 2017.

Director Compensation Table

Name	Fees earned or paid in cash($)	Stock Awards($)(1)	Total($)
Lee M. Gardner	—	$0	$0
Robert Jessen	$41,250	—	$41,250
Joe Michels	$55,000	—	$55,000

(1)

The amount in this column represents the aggregate grant date fair value of the 972.9754 junior equity units in Strike Capital, LLC granted to Mr. Gardner as compensation for his service on the Board of Directors of Strike. Mr. Gardner’s junior equity is subject to a distribution hurdle under Strike Capital, LLC’s operating agreement which had not been achieved as of the date his junior equity was granted. Therefore, his junior equity grant had an aggregate grant date fair value of $0.

Messrs. Gardner, S. Pate, Jessen, Michels and C. Pate served as directors of Strike, LLC in 2017. Messrs. S. Pate and C. Pate did not receive any compensation for their service on the Board of Directors of Strike, LLC in 2017. Mr. Gardner serves as Chairman of the Board of Directors of Strike, LLC and also serves on the compensation committee. As compensation for his Board of Directors service, Mr. Gardner was issued 972.9754 fully vested junior equity units in Strike, LLC on January 1, 2017.

Compensation earned by Mr. Jessen in connection with his Board of Directors service is also disclosed in the “2017 Summary Compensation Table” and the accompanying footnotes. The amounts set forth in the Summary Compensation Table for Mr. Jessen include, and are not in addition, to the amounts set forth in the Director Compensation Table. Mr. Jessen received $33,750 for his service as a director and $7,500 for his service on the Compensation Committee of the Board of Directors in fiscal year 2017. Mr. Jessen’s payment for services as a director on the Board of Directors ceased once he was hired as Strike, LLC’s Chief Financial Officer on October 23, 2017.

Mr. Michels received $55,000 for his service as a director on the Board of Directors and on the compensation committee in fiscal year 2017.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (1) the actual beneficial ownership of Sentinel’s common shares as of November 21, 2018 and (2) expected beneficial ownership of StrikeCo common stock immediately following consummation of the business combination, assuming that no public shares are redeemed, and alternatively the maximum number of public shares are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our current executive officers and directors;

•	each person who will become a named executive officer or director of StrikeCo post-business combination; and

•	all executive officers and directors of Sentinel as a group pre-business combination and all executive officers and directors of StrikeCo post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Notwithstanding the foregoing, the beneficial ownership percentages set forth below do not take into account (a) public warrants that will remain outstanding immediately following the business combination and may be exercised thereafter (commencing 30 days after the Closing) or (b) the issuance of any shares upon completion of the business combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex D.

The beneficial ownership of shares of Sentinel common stock pre-business combination is based on 43,125,000 shares of Sentinel common stock issued and outstanding (of which 34,500,000 are shares of Sentinel Class A common stock and 8,625,000 are shares of Sentinel Class B common stock) as of November 21, 2018.

The expected beneficial ownership of shares of StrikeCo common stock post-business combination assuming no public shares are redeemed has been determined based upon the following assumptions: (i) no Sentinel stockholder has exercised its redemption rights to receive cash from the trust account in exchange for their shares of Sentinel Class A common stock; (ii) none of the investors set forth in the table below has purchased or purchases shares of Sentinel Class A common stock in the open market; (iii) 6,013,928 shares of Sentinel Class A common stock are issued to the Blocker Seller pursuant to the Transaction Agreement, (iv) 2,200,000 shares of Sentinel Class A common stock are issued to CSL Energy pursuant to the CSL Subscription Agreement; (v) 11,000,000 shares of Sentinel Class A common stock are issued to the Fidelity Investors pursuant to the Fidelity Subscription Agreement, (vi) 1,800,000 shares of Sentinel Class A common stock are issued to the Invacor Sellers to the Contribution Agreement; (vii) 24,550,760 shares of StrikeCo Class B common stock are issued to the Continuing Members pursuant to the Transaction Agreement; (vi) the founder shares convert on a one-for-one basis into an aggregate of 8,625,000 shares of StrikeCo Class A common stock; and (ix) there will be an aggregate of 88,689,688 shares of StrikeCo common stock issued and outstanding (consisting of 64,138,928 shares of StrikeCo Class A common stock and 24,550,760 shares of StrikeCo Class B common stock) at Closing.

The expected beneficial ownership of shares of StrikeCo common stock post-business combination assuming the maximum number of public shares have been redeemed has been determined based on the following assumptions: (i) holders of 32,632,412 shares of Sentinel Class A common stock have exercised their redemption rights to receive cash from the trust account in exchange for their shares of Sentinel Class A common stock; (ii) none of the investors set forth in the table below has purchased or purchases shares of Sentinel Class A common stock in the open market; (iii) 6,013,928 shares of Sentinel Class A common stock are issued to the Blocker Seller pursuant to the Transaction Agreement, (iv) 2,200,000 shares of Sentinel Class A common stock are issued to CSL Energy pursuant to the CSL Subscription Agreement; (v) 11,000,000 shares of Sentinel Class A common stock are issued to the Fidelity Investors pursuant to the Fidelity Subscription Agreement, (vi) 1,800,000 shares of Sentinel Class A common stock are issued to the Invacor Sellers to the Contribution Agreement; (vii) 24,550,760 shares of StrikeCo Class B common stock are issued to the Unit Sellers who retain a certain number of equity interests in Strike following the Closing pursuant to the Transaction Agreement; (vi) the founder shares convert on a one-for-one basis into an aggregate of 8,625,000 shares of StrikeCo Class A common stock; and (ix) there will be an aggregate of 56,057,276 shares of StrikeCo common stock issued and outstanding (consisting of 31,506,516 shares of StrikeCo Class A common stock and 24,550,760 shares of StrikeCo Class B common stock) at Closing.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Sentinel or StrikeCo securities, as applicable, beneficially owned by them.

	Before the Business Combination			After the Business Combination
Name and Address of Beneficial Owner(1)	Number of shares		%	Assuming No Redemption				Assuming Maximum Redemption
				Number of shares of StrikeCo Class A common stock		Number of shares of StrikeCo Class B common stock	%	Number of shares of StrikeCo Class A common stock		Number of shares of StrikeCo Class B common stock	%
Current Directors, Executive Officers and Founders
Sentinel Management Holdings, LLC(3)	14,483,333	(2)	29.5%	14,483,333	(2)	—	15.3%	14,483,333	(2)	—	23.4%
CSL Sentinel Holdings, LLC(3)	14,483,333	(2)	29.5%	14,483,333	(2)	—	15.3%	14,483,333	(2)	—	23.4%
Charles S. Leykum(3)	14,483,333	(2)	29.5%	14,483,333	(2)	—	15.3%	14,483,333	(2)	—	23.4%
Krishna Shivram	—		—	—		—	—	—		—	—
Gerald Cimador	—		—	—		—	—	—		—	—
Andrew Gould	—		—	—		—	—	—		—	—
Kent Jamison	—		—	—		—	—	—		—	—
Ronald Steger	—		—	—		—	—	—		—	—
Craig Levering	—		—	—		—	—	—		—	—
Jon A. Marshall	37,500	(4)	*	37,500	(4)	—	*	37,500	(4)	—	*
Marc Zenner	37,500	(4)	*	37,500	(4)	—	*	37,500	(4)	—	*
All Directors and Executive Officers as a Group (Nine Individuals)	14,558,333		29.7%	14,558,333		—	15.4%	14,558,333		—	23.5%
Directors and Executive Officers of StrikeCo After Consummation of the Business Combination
Stephen V. Pate(6)	—		—	—		7,193,583	8.1%	—		7,193,583	12.8%
Robert J. Jessen	—		—	—		—	*	—		—	*
A. Cole Pate(7)	—		—			592,747	*	—		592,747	*
Jason Heckt	—		—	—		167,702	*	—		167,702	*
Frank Victor-McCawley.	—		—	—		6,205	*	—		6,205	*
Kacey Smart	—		—	—		1,211,175	*	—		1,211,175	*
Rhonda Sigman	—		—	—			*	—			*
Andrew Gould	—		—	—			*	—			*
Krishna Shivram	—		—	—			*	—			*
Charles S. Leykum	14,483,333	(2)	29.5%	14,483,333	(2)	—	15.3%	14,483,333	(2)	—	23.4%
Jon A. Marshall	37,500	(4)	*	37,500	(4)	—	*	37,500	(4)	—	*
Marc Zenner	37,500	(4)	*	37,500	(4)	—	*	37,500	(4)	—	*
Lee Gardner	—		—	—			*	—			*

	Before the Business Combination		After the Business Combination
Name and Address of Beneficial Owner(1)	Number of shares	%	Assuming No Redemption			Assuming Maximum Redemption
			Number of shares of StrikeCo Class A common stock	Number of shares of StrikeCo Class B common stock	%	Number of shares of StrikeCo Class A common stock	Number of shares of StrikeCo Class B common stock	%
All Directors and Executive Officers as a Group (Thirteen Individuals)
Five Percent Holders:
BlackRock, Inc.	3,421,092	7.9%	3,421,092	—	3.9%	3,421,092	—	6.1%
Governors Lane LP(5)	2,220,000	5.2%	2,220,000	—	2.5%	2,220,000	—	3.9%
Pate Holding Company LP(6)	—	—	—	7,193,583	8.1%	—	7,193,583	12..8%
Entities affiliated with OEP(7)	—	—	6,013,928	12,667,665	21.1%	6,013,928	12,667,665	33.3%
Entities affiliated with Fidelity Management & Research Company(9)	—	—	11,000,000	—	12.4%	11,000,000	—	19.6%

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the stockholders listed is 700 Louisiana Street, Suite 2700, Houston, Texas 77002.
(2)

Interests shown consist of (i) 8,550,000 founder shares and (ii) 5,933,333 shares of Sentinel Class A common stock underlying the private placement warrants held of record by the Sponsor. The founder shares are classified as shares of Sentinel Class B common stock. Upon the effectiveness of the business combination, each currently issued and outstanding share of Sentinel Class B common stock will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter.

(3)

Sentinel Management Holdings, LLC is the record holder of the shares reported herein. Mr. Leykum is the managing member of CSL Sentinel Holdings, LLC and CSL Sentinel Holdings, LLC is the managing member of Sentinel Management Holdings, LLC. As such, Mr. Leykum and CSL Sentinel Holdings, LLC may be deemed to have or share beneficial ownership of the shares of Sentinel common stock held directly by Sentinel Management Holdings, LLC. Mr. Leykum and CSL Sentinel Holdings, LLC disclaim beneficial ownership of these shares in excess of their pecuniary interest, if any, therein.

(4)

Interests shown consist solely of founder shares, which are classified as shares of Sentinel Class B common stock. Upon the effectiveness of the business combination, each currently issued and outstanding share of Sentinel Class B common stock will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter.

(5)

Governors Lane LP serves as discretionary investment manager to Governors Lane Master Fund LP and Governors Lane SIF LP. Governors Lane Fund General Partner LLC is the general partner of Governors Lane Master Fund LP and Governors Lane SIF LP. Isaac Corre is the chief executive officer of Governors Lane LP and the managing member of Governors Lane Fund General Partner LLC and may be deemed to beneficially own the shares. The address of the principal business office of Governors Lane LP is 510 Madison Avenue, 11th Floor, New York, NY 10022. The address of the principal business office of Governors Lane Master Fund LP is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022. The address of the principal business office of Governors Lane Fund General Partner LLC is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022. The address of the principal business office of Isaac Corre is c/o Governors Lane LP, 510 Madison Avenue, 11th Floor, New York, NY 10022.

(6)

Pate Holding Company LP will be the record holder of the StrikeCo Class B common stock reported herein. Mr. Pate is the sole manager of Pate Holding Company GP LLC and Pate Holding Company GP LLC is the general partner of Pate Holding Company LP. As such, Mr. Pate and Pate Holding Company GP LLC may be deemed to have or share beneficial ownership of the StrikeCo Class B common stock held directly by Pate Holding Company LP. Mr. Pate and Pate Holding Company GP LLC disclaim beneficial ownership of these shares in excess of their pecuniary interest, if any, therein. The principal business address is 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380.

(7)

Includes (a) 6,013,928 shares of StrikeCo Class A common stock held of record by One Equity Partners Secondary Fund, L.P. (“OEP Secondary Fund”), (b) 11,913,053 shares of StrikeCo Class B common stock held of record by OEP Secondary Fund and (c) 754,612 shares of StrikeCo Class B common stock held of record by OEP II Partners Co-Invest, L.P. (“Co-Invest”) an affiliate of OEP Secondary Fund. OEP Secondary Fund is managed by its sole general partner OEP Secondary Fund General Partner, L.P. (“Secondary Fund General Partner”), of which the sole general partner is

OEP Secondary Fund GP, Ltd (“Secondary Fund GP”). Each of OEP Secondary Fund, Secondary Fund General Partner, Secondary Fund GP and Co-Invest disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The principal business address is 510 Madison Avenue, 19th Floor, New York, NY 10022.
(8)

Includes StrikeCo Class B common stock to be held of record by the Aaron Cole Pate 2012 Trust. Aaron Cole Pate is the trustee of a family trust for the benefit of his children, unless Mr. Pate designates alternative beneficiaries. The principal business address is 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380.

(9)

Consists of (a) 5,885,600 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Contrafund: Fidelity Contrafund, (b) 1,150,700 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Contrafund Commingled Pool, (c) 239,400 shares of StrikeCo Class A common stock held by Booth & Co FBO Fidelity Contrafund: Fidelity Contrafund K6, (d) 970,112 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Contrafund: Fidelity Advisor New Insights Fund - Sub A, (e) 156,500 shares of StrikeCo Class A common stock held by Thisbe & Co fbo Fidelity Insights Investment Trust, (f) 1,200 shares of StrikeCo Class A common stock held by Booth & Co fbo Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund, (g) 336,800 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund, (h) 648,795 shares of StrikeCo Class A common stock held by Mag & Co fbo Variable Insurance Products Fund II: Contrafund Portfolio, (i) 132,902 shares of StrikeCo Class A common stock held by M Gardiner & Co fbo Variable Insurance Products Fund III: Balanced Portfolio, (j) 105,600 shares of StrikeCo Class A common stock held by M Gardiner & Co fbo Fidelity Advisor Series I: Fidelity Advisor Balanced Fund, (k) 1,041,300 shares of StrikeCo Class A common stock held by Booth & Co fbo Fidelity Puritan Trust: Fidelity Balanced Fund, (l) 11,700 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Select Portfolios: Natural Gas Portfolio, (m) 48,900 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Select Portfolios: Natural Resources Portfolio, (n) 55,600 shares of StrikeCo Class A common stock held by M Gardiner & Co fbo Fidelity Central Investment Portfolios LLC: Fidelity Energy Central Fund, (o) 77,000 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Select Portfolios: Energy Portfolio, (p) 38,561 shares of StrikeCo Class A common stock held by Powhatan & Co., LLC fbo Strategic Advisers Core Fund FIAM Sector Managed Energy Sub, (q) 42,300 shares of StrikeCo Class A common stock held by Mag & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Energy Fund, (r) 43,230 shares of StrikeCo Class A common stock held by WAVECHART CO LLC fbo Strategic Advisers Fidelity U.S. Total Stock Fund - FIAM Sector Managed - Energy Sub and (s) 13,800 shares of StrikeCo Class A common stock held by BANGLE & CO. fbo Variable Insurance Products Fund IV: Energy Portfolio.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Sentinel Energy Services Inc.

Sentinel Related Person Transactions

Founder Shares

In June 2017, the Sponsor entered into an Amended and Restated Securities Purchase Agreement, for the purchase of 14,375,000 shares of Sentinel Class B common stock (the “founder shares”) for $25,000, or $0.002 per share. As used herein, unless the context otherwise requires, “shares of Sentinel Class A common stock” shall be deemed to include the shares of Sentinel Class A common stock issuable upon conversion thereof.

The founder shares are designated as shares of Sentinel Class B common stock and are identical to the shares of Sentinel Class A common stock included in the units, and holders of founder shares have the same stockholder rights as public stockholders, except that (1) holders of the founder shares have the right to vote on the election of directors prior to the initial business combination, (2) the founder shares are subject to certain transfer restrictions, as described in more detail below, (3) the initial stockholders, and the Company’s other officers and directors at the time of the IPO have entered into letter agreements with Sentinel, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of the business combination, (4) the founder shares are shares of Sentinel Class B common stock that will convert into shares of StrikeCo Class A common stock at the time of the initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (5) the founder shares are subject to registration rights. Furthermore, Sentinel’s initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after the IPO in favor of the initial business combination.

In August 2017, the Sponsor surrendered 5,750,000 of its shares of Sentinel Class B common stock for no consideration, resulting in the Sponsor holding an aggregate of 8,625,000 shares of Sentinel Class B common stock. The shares of Sentinel Class B common stock represent 20.0% of Sentinel’s issued and outstanding shares. As described above, the underwriters exercised their overallotment option in connection with the initial public offering in full, and therefore none of the shares of Sentinel Class A common stock were forfeited.

Sentinel’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their shares of Sentinel Class A common stock until the earlier to occur of: (A) one year after the completion of the business combination or (B) subsequent to the business combination, (x) if the last sale price of Shares of Sentinel Class A common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination, or (y) the date on which Sentinel completes a liquidation, merger, share exchange or other similar transaction that results in all of Sentinel’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

The Sponsor and Sentinel’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the business combination.

In October 2017 and April 2018, the Sponsor transferred 37,500 founder shares to Marc Zenner and Jon A. Marshall, respectively, both of whom are independent directors of Sentinel, at the original purchase price.

Private Placement Warrants

Upon the closing of the initial public offering on November 7, 2017 and November 9, 2017, the Sponsor purchased an aggregate of 5,933,333 private placement warrants at a price of $1.50 per whole warrant

(approximately $8,900,000 in the aggregate) in a private placement that occurred simultaneously with the closing of the initial public offering. Each whole private placement warrant is exercisable for one whole share of Sentinel’s share of Class A common stock at a price of $11.50 per share. A portion of the purchase price of the private placement warrants was added to the proceeds from the initial public offering held in the trust account. If the business combination is not completed within 24 months from the closing of the initial public offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the private placement warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Registration Rights

The holders of shares of Sentinel Class A common stock, private placement warrants and warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the shares of Sentinel Class A common stock, only after conversion of such shares to shares of Sentinel Class A common stock) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the initial public offering. These holders will be entitled to certain demand and “piggyback” registration rights.

However, the registration rights agreement provides that Sentinel will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. Sentinel will bear the expenses incurred in connection with the filing of any such registration statements.

Advances from Related Parties

On June 12, 2017, the Sponsor agreed to loan us an aggregate of up to $200,000 to cover expenses related to our initial public offering pursuant to an unsecured promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2017 or the completion of our initial public offering. During the period June 5, 2017 (date of inception) through December 31, 2017, we utilized advances from the Note to pay expenses and offering costs incurred totaling $115,236. Upon the closing of our initial public offering, we paid $115,236 in full settlement of the Note.

The Sponsor or an affiliate of the Sponsor paid certain administrative expenses on behalf of Sentinel. These advances were due on demand and were non-interest bearing. During the three and nine months ended September 30, 2018, these related parties paid certain administrative expenses on behalf of Sentinel in the amount of $4,793 and $94,168, respectively. The outstanding balance on the advances was repaid in full as of September 30, 2018.

Administrative Support Agreement

Commencing on the date the units were first listed on the Nasdaq, Sentinel agreed to pay the Sponsor up to $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or Sentinel’s liquidation, Sentinel will cease paying these monthly fees. Sentinel paid $3,642 and $16,005 for such expenses under the administrative service agreement for the three and nine months ended September 30, 2018, respectively.

Option Agreement

On November 2, 2017, Sentinel entered into an option agreement (“Option Agreement”) pursuant to which CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC (“Option Holders”) agreed to purchase an aggregate of up to 10,000,000 units (the “Co-Investment Units”), consisting of one share of Class A common stock (the “Co-Investment Shares”) and one-third of one warrant to purchase one share of Class A common stock (the “Co-Investment Warrants,” and together with the Co-Investment Shares, the “Co-Investment Securities”), for $10.00 per unit (the “Exercise Price”), or an aggregate maximum amount of $100,000,000, immediately prior to the closing of Sentinel’s initial business combination.

The Co-Investment Warrants will have the same terms as the private placement warrants so long as they are held by the Option Holders or its permitted transferees, and the Co-Investment Shares will be identical to the shares of Sentinel Class A common stock included in the units being sold in Sentinel’s initial public offering, except that the Co-Investment Shares will be subject to transfer restrictions and certain registration rights, as described herein. Any Co-Investment Warrant held by a holder other than the Option Holders or their permitted transferees will have the same terms as the public warrants.

The Option Holders will have the right to transfer a portion of its option to purchase the Co-Investment Securities to third parties (the “Co-Investment Transferees”), subject to compliance with applicable securities laws. The Option Agreement also provides that the Option Holders and any Co-Investment Transferee will be entitled to certain registration rights with respect to their Co-Investment Securities, including the shares of Sentinel Class A common stock underlying their Co-Investment Warrants.

Existing Sentinel Related Party Policy

Prior to the consummation of Sentinel’s initial public offering, we adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by Sentinel’s board of directors (or the appropriate committee of Sentinel’s board of directors) or as disclosed in Sentinel’s public filings with the SEC. Under Sentinel code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving Sentinel. A form of the code of ethics that was adopted prior to the consummation of Sentinel’s initial public offering was filed as an exhibit to the registration statement relating to Sentinel’s initial public offering.

In addition, Sentinel’s audit committee, pursuant to a written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of Sentinel’s initial public offering is filed as an exhibit to the registration statement relating to Sentinel’s initial public offering. We also require each of Sentinel’s directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of Sentinel’s Sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA that Sentinel’s initial business combination is fair to Sentinel company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to Sentinel’s Sponsor, officers or directors, or Sentinel or their affiliates, for services rendered to us prior to or in connection with the completion of Sentinel’s initial business combination, other than the following payments, none of which will be made from the proceeds of Sentinel offering held in the trust account prior to the completion of Sentinel’s initial business combination:

•	payment to our Sponsor for office space, utilities and secretarial support of up to $10,000 per month; and

•

reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating and consummating an initial business combination, and repayment of loans, if any, and on such terms as to be determined by Sentinel from time to time, made by our Sponsor or certain of Sentinel’s officers and directors to finance transaction costs in connection with an intended initial business combination, provided, that, if Sentinel does not consummate an initial business combination, a portion of the working capital held outside the trust account may be used by Sentinel to repay such loaned amounts so long as no proceeds from the trust account are used for such repayment.

Sentinel Agreements

Amended and Restated Registration Rights Agreement

At the Closing, StrikeCo, the Blocker Seller, the Continuing Members, the Sponsor and Marc Zenner and Jon A. Marshall, will enter into the A&R Registration Rights Agreement, substantially in the form attached as Annex G to this proxy statement. The A&R Registration Rights Agreement will amend, restate and replace in its entirety the registration rights agreement, entered into by Sentinel, the Sponsor and Mr. Zenner in connection with Sentinel’s initial public offering, in order to provide substantially similar registration rights to each of the signatories to the A&R Registration Rights Agreement, pursuant to which StrikeCo will be required to register for resale all of the (1) founder shares; (2) private placement warrants; (3) shares of StrikeCo Class A common stock issued or issuable upon exercise of the private placement warrants; (4) shares of StrikeCo Class A common stock into which the Retained Company Units and StrikeCo Class B common stock may be exchanged pursuant to the Exchange Agreement; (5) any outstanding shares of StrikeCo Class A common stock or any other equity securities (including shares of StrikeCo Class A common stock issued or issuable upon the exercise or exchange of any equity security) of StrikeCo held by a party to the A&R Registration Rights Agreement or their affiliates as of the date of the A&R Registration Rights Agreement; and (6) other equity securities issued or issuable with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (including upon exercise of the private placement warrants) (collectively, the “Registrable Securities”) held by each of the parties thereto.

The Registrable Securities will consist of an aggregate of approximately 39,109,093 shares of StrikeCo Class A common stock and 5,933,333 private placement warrants. In addition, as described under “CSL Subscription Agreement” and “Fidelity Subscription Agreement” below, StrikeCo will also be required to register 13,200,000 shares of StrikeCo Class A common stock issuable pursuant to the Subscription Agreements.

StrikeCo will be required, within 45 days after the consummation of the business combination, to file a registration statement registering the resale of all of the Registrable Securities. In addition, if an underwritten offering is reasonably expected to result in gross proceeds of at least $10 million, the holders of Registrable Securities will be entitled to demand no more than either (1) one underwritten offering during one 180-day period; (2) a total of three underwritten offerings initiated by the Sponsor; or (3) a total of three underwritten offerings initiated by Pate Holding. The holders of Registrable Securities will also have certain “piggy-back” rights with respect to the underwritten offerings initiated by StrikeCo or other StrikeCo stockholders.

StrikeCo will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The A&R Registration Rights Agreement also will include customary provisions regarding indemnification and contribution.

Subscription Agreements

In order to finance a portion of the Cash Consideration payable in the business combination and the costs and expenses incurred in connection therewith, Sentinel entered into the Subscription Agreements, copies of which are attached as Annexes J and K hereto, each dated as of October 18, 2018, with certain investors, including (1) one or more investment funds controlled by CSL Capital Management L.P. (“CSL Energy”), an energy services-focused private equity fund (the “CSL Subscription Agreement”) and (2) certain funds and accounts managed by Fidelity Management & Research Company (the “Fidelity Investors” and, collectively with CSL Energy, the “Subscribed Investors”) (the “Fidelity Subscription Agreement”), pursuant to which, among other things, Sentinel agreed to issue and sell in a private placement an aggregate of 13,200,000 shares of Sentinel Class A common stock to the Subscribed Investors for $10.00 per share, or an aggregate cash purchase price of $132.0 million (the “Private Placement”). The Private Placement is expected to close concurrently with the Closing.

Pursuant to the Subscription Agreements, the Subscribed Investors will be entitled to certain registration rights, subject to customary black-out periods and other limitations as set forth therein. In addition, the Fidelity Investors will be entitled to liquidated damages payable by Sentinel in certain circumstances, including in the event that (a) a resale registration statement for the Fidelity Investor’s shares of Class A common stock issued in the Private Placement has not been filed with the SEC within 45 calendar days following the Closing (the “Filing Deadline”), (b) the registration statement has not been declared effective by the SEC by the 75th calendar day (or 105th calendar day if the SEC notifies Sentinel that it will “review” the registration statement) following the Filing Deadline, (c) following the effectiveness of the registration statement, the registration statement ceases to remain continuously effective or the Fidelity Investors are not permitted to utilize the registration statement to resell their acquired shares of Class A common stock, subject to a special grace period for post-effective amendments or (d) after six months following the Closing, the Fidelity Investors who are not affiliates of Sentinel are unable to sell their acquired shares of Class A common stock without restriction under Rule 144 of the Securities Act as a result of Sentinel failing to file with the SEC required reports under Section 13 or Section 15(d) of the Exchange Act such that Sentinel is not in compliance with Rule 144(e)(1) (or Rule 144(i)(2), if applicable) (each such event referred to in clauses (a) through (d), a “Registration Default”). The Fidelity Subscription Agreement provides that liquidated damages will be payable monthly by Sentinel during the time of a Registration Default in the amount of 0.5% of the purchase price paid by the applicable Fidelity Investor for its acquired shares of Class A common stock, subject to a cap of 5.0%.

Contribution Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, Sentinel entered into a purchase and contribution agreement (the “Contribution Agreement”) with Strike, LLC, a wholly owned subsidiary of Strike (“Strike LLC”), CSL Energy Holdings III Corp, LLC (“CSL Holdings”) and Invacor Pipeline and Process Solutions, LLC, an entity under common control with CSL Holdings (“Invacor” and, together with CSL Holdings, the “Invacor Sellers”), pursuant to which (1) immediately prior to the Closing, the Invacor Sellers have agreed to transfer all of the issued and outstanding membership interests (the “Pipelogic Interests”) in Pipelogic Services, L.L.C. (“Pipelogic”) to Sentinel in exchange for 1,800,000 shares of Sentinel Class A common stock and (2) immediately following the Closing, Sentinel has agreed to contribute the Pipelogic Interests to Strike LLC in exchange for 1,800,000 units of Strike.

Voting and Support Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, Sentinel’s initial stockholders, including the Sponsor, and Charles S. Leykum entered into the Voting and Support Agreement with Strike, a copy of which is attached as Annex M hereto. Pursuant to the Voting and Support Agreement, the initial stockholders and Mr. Leykum agreed to vote: (1) in favor of the adoption of the Transaction Agreement and approval of the business combination and other transactions contemplated by the Transaction Agreement; (2) against any actions that would result in a breach by Sentinel of any representations, warranties, covenants, obligations or agreements contained in the Transaction Agreement; (3) in favor of the proposals set forth in Sentinel’s proxy statements/prospectus on Form S-4 related to the domestication and this proxy statement (including in favor of the election of designees of the board of directors of Sentinel as set forth in the Voting and Support Agreement); (4) for any proposal to adjourn or postpone the applicable special meeting of stockholders to approve matters related to Sentinel’s domestication and the business combination to a later date if there are not sufficient votes for approval of such matters, (5) against any alternative proposals or transactions to the domestication and the business combination; and (6) in favor of any proposal submitted to shareholder for approval in connection with the domestication.

The Voting and Support Agreement generally prohibits the initial stockholders and Mr. Leykum from transferring, or permitting to exist any liens on, any shares held by such party prior to the termination of such agreement. The Voting and Support Agreement will automatically terminate, as to the initial stockholders and Mr. Leykum, upon the first to occur of (1) the mutual written consent of Strike and such party thereto, (2) the Closing or (3) the date of termination of the Transaction Agreement in accordance with its terms.

Under the Voting and Support Agreement, the initial stockholders and Mr. Leykum agreed to waive any and all rights such party has or may have (including pursuant to any side letters between the initial stockholders and Sentinel or otherwise) to receive any additional warrants or any equity securities of Sentinel or any of its subsidiaries, whether in connection with the repayment of any loans to Sentinel or otherwise.

Strike’s Related Party Transactions

Strike has adopted informal policies and procedures for the review, approval, or ratification of related person transactions and reviews them on a case-by-case basis. Certain related party transactions involving members of the Pate family have been approved or ratified by OEP in accordance with Strike’s organizational documents. Related party transactions are negotiated at arms-length and follow standard internal processes.

Familial Relationships

From time to time, Strike or its subsidiaries may have employees who are immediate family members (as defined in Item 404 of Regulation S-K) of its executive officers, 5% or greater equityholders, or directors. Certain of these related parties are eligible to participate in Strike’s medical insurance plan and 401(k) plan, which includes an employer matching component. In addition, these related parties may receive, among other things, electronics, use of company automobiles, and entertainment opportunities, as well as compensation in the amounts set forth below:

Kevin Pate, an employee of Strike, LLC, is the brother of Stephen Pate, the Chief Executive Officer and Director of Strike. Kevin Pate received compensation, including bonuses, during the years ended December 31, 2015, 2016 and 2017, and the nine months ended September 30, 2018 of approximately $350,000, $150,000, $150,000 and $112,500, respectively.

Richmond Pate, an employee of Strike, LLC, is the brother of Stephen Pate. Richmond Pate received compensation, including bonuses, during the years ended December 31, 2015, 2016 and 2017, and the nine months ended September 30, 2018 of approximately $350,000, $150,000, $150,000 and $112,500, respectively.

Megan Pate, an employee of Strike, LLC, is the wife of A. Cole Pate, the Chief Operating Officer, President, and Director of Strike. Megan Pate received compensation, including bonuses, during the years ended December 31, 2015, 2016 and 2017, and the nine months ended September 30, 2018 of approximately $125,000, $175,000, $200,000 and $225,000, respectively.

Justin Heckt, an employee of Strike, LLC, is the brother of Jason Heckt, the Executive Vice President, Marketing and Business Development of Strike. Justin Heckt received compensation, including bonuses, during the years ended December 31, 2015, 2016 and 2017, and the year ending December 31, 2018, of approximately $275,000, annually.

Mervin Smart, an employee of Strike, LLC, is the father of Kacey Smart, the Executive Vice President of Strike. Mervin Smart received compensation, including bonuses, during the years ended December 31, 2015, 2016 and 2017, and the year ending December 31, 2018, of approximately $240,000, annually.

Troy Smart, an employee of Strike, LLC, is the brother of Kacey Smart. Troy Smart received compensation, including bonuses, during the years ended December 31, 2015, 2016 and 2017, and the year ending December 31, 2018, of approximately $120,000, annually.

Transaction Agreements

The disclosure included elsewhere in this proxy statement under the sections entitled “Related Agreements—Investor Rights Agreement” and “Related Agreements—Amended and Restated Registration Rights Agreement” is incorporated herein by reference.

Leases with Related Parties

Strike, LLC leases the premises set forth in the table below from Crossbridge, LLC (“Crossbridge”) for office, warehouse, and industrial use in connection with Strike’s business operations. Crossbridge is owned by Stephen Pate and his brothers, Kevin Pate and Richmond Pate. Each lease agreement is through August 30, 2023.

	Years ended December 31,							Nine months ended September 30, 2018
	2015	2016			2017
10919 Interstate 10 E., Baytown, Texas 77520	$266,754		$287,806			$285,855			$257,540
7619 Up River Rd., Corpus Christi, Texas 78409	$339,436		$369,445			$356,609			$291,885
1500 South Interstate 35, Dilley, Texas 78017	$409,356		$434,825			$425,663			$343,295
831 Crossbridge Dr., Spring, Texas 77373	$237,299	$		*	$		*	$		*

*	Indicates transaction value of less than $120,000.

Strike, LLC leases the premise set forth in the table below from Pate Lodge, LLC (“Pate Lodge”) for recreational, office, warehouse, and industrial use in connection with Strike’s business operations. Pate Lodge is owned by Kevin Pate, who is a brother of Stephen Pate. The lease agreement automatically renewed for a one-year period beginning August 30, 2018.

	Years ended December 31,			Nine months ended September 30, 2018
	2015	2016	2017
170 Private Rd. 387, Freestone County, Texas	$133,291	$158,980	$178,321	$140,702

Other Transactions

Strike, LLC purchases goods and services from certain entities that are partially owned by its directors, executive officers, and certain beneficial owners. The following table summarizes these transactions for the years ended December 31, 2015, 2016 and 2017, and the nine months ended September 30, 2018.

			Years ended December 31,								Nine months ended September 30,
Entity	Relationship	Nature	2015		2016			2017			2018
Pate Aviation, LLC	Owned by Stephen Pate, A. Cole Pate, Kevin Pate, and Richmond Pate	Aircraft Rental	$	*		$162,518			$365,596		$	*
Heavyquip	One Equity Partners, majority owner of Strike, owns 39% of Heavyquip.	Repair services and part supplier	$	*	$		*	$		*	$296,554
Pate Holding Company LP	Controlled by its general partner, Pate Holding Company GP LLC; Pate Holding Company GP LLC’s sole manager is Stephen Pate	Management and consulting services	$	*		$524,526			$524,526		$	*
One Equity Partners	Majority owner of Strike; Lee Gardner, current director of Strike and nominee of StrikeCo, is a managing director of OEP	Management and consulting services	$	*		$1,215,588			$1,215,579		$	*

*	Indicates transaction value of less than $120,000.

Policies and Procedures for Related Person Transactions

Upon consummation of the business combination, the StrikeCo board will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which StrikeCo or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of StrikeCo’s officers or one of StrikeCo’s directors;

•	any person who is known by StrikeCo to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

StrikeCo will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee Charter, the Audit Committee will have the responsibility to review related party transactions.

DESCRIPTION OF SECURITIES

The following description of the StrikeCo capital stock reflects StrikeCo’s capital stock as it will exist as of the effective time of the business combination. The StrikeCo capital stock will be governed by StrikeCo’s Proposed Charter, its bylaws and the DGCL. This description is a summary and is not complete. We urge you to read StrikeCo’s Proposed Charter, which will be in effect as of the effective time of the business combination and a form of which is included as Annex C to this proxy statement and is incorporated herein by reference, in its entirety.

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of 451,000,000 shares of capital stock, consisting of (x) 450,000,000 shares of common stock, including (1) 400,000,000 shares of StrikeCo Class A common stock, $0.0001 par value per share, (2) 50,000,000 shares of StrikeCo Class B common stock, $0.0001 par value per share and (y) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of StrikeCo common stock will be, and the shares of common stock issuable in connection with the business combination pursuant to the Transaction Agreement and the private placement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the special meeting, there were outstanding 43,125,000 shares of Sentinel common stock, of which 34,500,000 were public shares, held of record by approximately one holder, 8,625,000 were shares of Sentinel Class B common stock, held by our initial stockholders, and there were no shares of preferred stock outstanding, and 17,433,333 warrants outstanding held of record by approximately four holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

StrikeCo Class A Common Stock

The StrikeCo Class A common stock will have all the rights, powers and privileges provided for in the Proposed Charter.

StrikeCo Class B Common Stock

The Proposed Charter provides that the StrikeCo Class B common stock will not be entitled to receive dividends, if declared by StrikeCo’s board of directors, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the post-combination company.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of StrikeCo common stock will possess all voting power for the election of StrikeCo’s directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of StrikeCo. Holders of StrikeCo common stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of StrikeCo Class A common stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by StrikeCo’s board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of StrikeCo Class B common stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of StrikeCo, the holders of StrikeCo Class A common stock will be entitled to receive an equal amount per share of all of StrikeCo’s assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied and after payment or provision for payment of the debts and other liabilities of StrikeCo. Holders of StrikeCo Class B common stock are not entitled to receive any portion of any such assets in respect of their shares of StrikeCo Class B common stock.

Preemptive or Other Rights

StrikeCo’s stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to StrikeCo common stock.

Election of Directors

There will be no cumulative voting with respect to the election of directors. StrikeCo’s Proposed Charter establishes a declassified board of directors with each member of the board of directors being elected annually. Each director will be subject to election by a plurality of votes cast at each annual meeting of StrikeCo stockholders.

Preferred Stock

StrikeCo’s Proposed Charter provides that shares of preferred stock may be issued from time to time in one or more series. StrikeCo’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. StrikeCo’s board of directors will be able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of StrikeCo’s board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of StrikeCo or the removal of existing management. Sentinel has no preferred stock outstanding at the date hereof. Although StrikeCo does not currently intend to issue any shares of preferred stock, StrikeCo cannot assure you that it will not do so in the future.

Capital Structure Prior to the Business Combination

Prior to the date of this proxy statement, we changed our jurisdiction of incorporation from the Cayman Islands to the State of Delaware (the “domestication”). As a result, on the effective date of the domestication, each of Sentinel’s issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted by operation of law into one share of Sentinel Class A common stock and one share of Sentinel Class B common stock (as defined below), respectively, and each of Sentinel’s outstanding warrants became warrants to acquire the corresponding number of shares of Sentinel Class A common stock. Accordingly, all references to Sentinel in this proxy statement refer to the post-domestication company.

The following is a summary of Sentinel’s authorized share capital after the domestication and prior to the business combination. On the effective date of the business combination, each currently issued and outstanding shares of Sentinel Class A common stock and Sentinel Class B common stock will convert into one share of StrikeCo Class A common stock in accordance with the terms of the Existing Charter. StrikeCo will also issue shares of StrikeCo Class B common stock. In addition, each of Sentinel’s outstanding whole warrants will entitle the holder thereof to purchase one share of StrikeCo Class A common stock in accordance with its terms.

We are providing stockholders with the opportunity to redeem, upon the Closing, their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The Sponsor, directors and officers have agreed to waive their redemption rights with respect to the founder shares and any public shares they may hold in connection with the consummation of the business combination.

We will consummate the business combination only if a majority of our outstanding shares of common stock entitled to vote thereon at the special meeting are voted in favor of the business combination proposal at the special meeting. However, the participation of our sponsors, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the business combination even if a majority of the stockholders vote, or indicate their intention to vote, against the business combination.

Our initial stockholders and our other officers and directors at the time of the IPO have entered into letter agreements with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of the business combination. Public stockholders may elect to redeem their public shares whether they vote for or against the business combination.

Pursuant to Existing Charter, if we are unable to consummate an initial business combination by November 7, 2019, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders and our other officers and directors at the time of the IPO have entered into letter agreements with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination by November 7, 2019. However, if our Sponsor, officers or directors acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of StrikeCo after our initial business combination, holders of StrikeCo common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our common stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their public shares for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the business combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

Founder Shares

The founder shares are designated as shares of Sentinel Class B common stock and are identical to the shares of Sentinel Class A common stock included in the units, and holders of founder shares have the same stockholder rights as public stockholders, except that (1) holders of the founder shares have the right to vote on the election of directors prior to the initial business combination, (2) the founder shares are subject to certain transfer restrictions, as described in more detail below, (3) the initial stockholders and Sentinel’s other officers and directors at the time of the IPO have entered into letter agreements with Sentinel, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of the business combination, (4) the founder shares are shares of Sentinel Class B common stock that will convert into shares of StrikeCo Class A common stock at the time of the initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (5) the founder shares are subject to registration rights. Furthermore, Sentinel’s initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after the IPO in favor of the initial business combination.

In the case that additional shares of Sentinel Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the initial public offering and related to the Closing, the ratio at which the shares of Sentinel Class B common stock shall convert into shares of StrikeCo Class B common stock will be adjusted (unless the holders of a majority of the outstanding shares of Sentinel Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of StrikeCo Class B common stock issuable upon conversion of all shares of Sentinel Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of StrikeCo common stock outstanding upon completion of this offering plus all shares of Sentinel Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination).

Our initial stockholders have agreed not to transfer, assign or sell any founder shares held by them until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our business combination, (1) the last sale price of our shares of common stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (2) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred stock

Our Existing Charter provides that preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the shares of common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Sentinel has no preferred stock outstanding at the date hereof. Although StrikeCo does not currently intend to issue any preferred stock, StrikeCo cannot assure you that it will not do so in the future.

Warrants

Public Warrants

Upon the Closing, each whole warrant will entitle the registered holder to purchase one share of StrikeCo Class A common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the business combination. A warrant holder may exercise its warrants only for a whole number of shares of StrikeCo Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

StrikeCo will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and StrikeCo will not be obligated to issue a share of common stock upon exercise of a warrant unless the share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will StrikeCo be required to net cash settle any warrant.

StrikeCo will be obligated to file as soon as practicable, but in no event later than 15 business days, after the closing of its initial business combination, and to use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of common stock issuable upon exercise of the warrants, and to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if its common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that the shares of common stock satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, StrikeCo may, at its option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event it so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, StrikeCo may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported closing price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before StrikeCo sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable, StrikeCo may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

StrikeCo has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and StrikeCo issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If StrikeCo calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” StrikeCo’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares issuable upon the exercise of our warrants. If StrikeCo’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If StrikeCo’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If StrikeCo calls the warrants for redemption and its management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify StrikeCo in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as specified by the holder) of the common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a share dividend payable in common stock, or by a split-up of common stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. A rights offering to holders of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (1) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of common stock) multiplied by (2) one (1) minus the quotient of (x) the price per share of common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of shares of common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if StrikeCo, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of common stock on account of such common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of common stock in connection with a proposed initial business combination, or (d) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.

If the number of outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Whenever the number of shares of common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares), or in the case of any merger or consolidation of StrikeCo with or into another corporation (other than a consolidation or merger in which StrikeCo is the continuing corporation and that does not result in any reclassification or reorganization of StrikeCo’s outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of StrikeCo as an entirety or substantially as an entirety in connection with which StrikeCo is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of common stock in such a transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Sentinel. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this proxy statement is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to StrikeCo, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, StrikeCo will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the business combination, subject to certain exceptions, and they will not be redeemable by StrikeCo so long as they are held by our Sponsor or its permitted transferees. Our Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than our Sponsor or its permitted transferees, the private placement warrants will be redeemable by StrikeCo and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. In order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Sentinel’s officers and directors may, but are not obligated to, loan Sentinel funds as may be required.

Subject to certain limited exceptions, our Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the shares of Sentinel Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination. Under the Voting and Support Agreement, the right to convert such loans into warrants was waived by the initial stockholders and Mr. Leykum.

Dividends

The payment of cash dividends in the future will be dependent upon StrikeCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of StrikeCo’s board of directors at such time. Further, if StrikeCo incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants StrikeCo may agree to in connection therewith.

Amended and Restated Registration Rights Agreement

At the Closing, StrikeCo, the Blocker Seller, the Continuing Members, the Sponsor and Marc Zenner and Jon A. Marshall, will enter into the A&R Registration Rights Agreement, substantially in the form attached as

Annex G to this proxy statement. The A&R Registration Rights Agreement will amend, restate and replace in its entirety the registration rights agreement, entered into by Sentinel, the Sponsor and Mr. Zenner in connection with Sentinel’s initial public offering, in order to provide substantially similar registration rights to each of the signatories to the A&R Registration Rights Agreement, pursuant to which StrikeCo will be required to register for resale all of the (1) founder shares; (2) private placement warrants; (3) shares of StrikeCo Class A common stock issued or issuable upon exercise of the private placement warrants; (4) shares of StrikeCo Class A common stock into which the Retained Company Units and StrikeCo Class B common stock may be exchanged pursuant to the Exchange Agreement; (5) any outstanding shares of StrikeCo Class A common stock or any other equity securities (including shares of StrikeCo Class A common stock issued or issuable upon the exercise or exchange of any equity security) of StrikeCo held by a party to the A&R Registration Rights Agreement or their affiliates as of the date of the A&R Registration Rights Agreement; and (6) other equity securities issued or issuable with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (including upon exercise of the private placement warrants) (collectively, the “Registrable Securities”) held by each of the parties thereto.

The Registrable Securities will consist of an aggregate of approximately 39,109,093 shares of StrikeCo Class A common stock and 5,933,333 private placement warrants. In addition, as described under “CSL Subscription Agreement” and “Fidelity Subscription Agreement” below, StrikeCo will also be required to register 13,200,000 shares of StrikeCo Class A common stock issuable pursuant to the Subscription Agreements.

StrikeCo will be required, within 45 days after the consummation of the business combination, to file a registration statement registering the resale of all of the Registrable Securities. In addition, if an underwritten offering is reasonably expected to result in gross proceeds of at least $10 million, the holders of Registrable Securities will be entitled to demand no more than either (1) one underwritten offering during one 180-day period; (2) a total of three underwritten offerings initiated by the Sponsor; or (3) a total of three underwritten offerings initiated by Pate Holding. The holders of Registrable Securities will also have certain “piggy-back” rights with respect to the underwritten offerings initiated by StrikeCo or other StrikeCo stockholders.

StrikeCo will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The A&R Registration Rights Agreement also will include customary provisions regarding indemnification and contribution.

Certain Anti-Takeover Provisions of Delaware Law, StrikeCo’s Proposed Charter and Bylaws

Sentinel is currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	A stockholder who owns fifteen percent or more of StrikeCo’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of StrikeCo’s assets. However, the above provisions of Section 203 do not apply if:

•	StrikeCo’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of StrikeCo’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by StrikeCo’s board of directors and authorized at a meeting of StrikeCo’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

StrikeCo’s Proposed Charter, bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by StrikeCo’s board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of StrikeCo’s board of directors or taking other corporate actions, including effecting changes in our management. For instance, StrikeCo’s Proposed Charter will not provide for cumulative voting in the election of directors and will provide for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the StrikeCo board of directors. StrikeCo’s board of directors will be empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and StrikeCo’s advance notice provisions in its bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to StrikeCo’s board of directors or to propose matters to be acted upon at a stockholders’ meeting.

StrikeCo’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of StrikeCo by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of StrikeCo for at least six months would be entitled to sell their securities, provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted common stock or warrants of StrikeCo for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of StrikeCo common stock then outstanding (as of the date of this proxy statement, there were shares of Sentinel common stock outstanding); or

•	the average weekly reported trading volume of StrikeCo Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

We anticipate that following the consummation of the business combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

APPRAISAL RIGHTS

Neither Sentinel stockholders nor Sentinel warrant holders have appraisal rights in connection with the business combination under the DGCL.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Sentinel Energy Services Inc., 700 Louisiana Street, Suite 2700, Houston, Texas 77002 or by telephone at (281) 407-0686, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Sentinel’s board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

We currently anticipate that the 2020 annual meeting of stockholders will be held no later than         , 2020. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at StrikeCo’s 2020 annual meeting of stockholders, assuming consummation of the business combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and StrikeCo’s bylaws. Such proposals must be received by StrikeCo at its offices at 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380, Attention: Secretary, a reasonable time before StrikeCo begins to print and mail its 2020 annual meeting proxy materials in order to be considered for inclusion in our proxy materials for the 2020 annual meeting.

In addition, StrikeCo’s bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to StrikeCo at its offices at 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, which we anticipate will be the case for the 2020 annual meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by StrikeCo. Nominations and proposals also must satisfy other requirements set forth in the StrikeCo bylaws. The chairman of our board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

INDEPENDENT AUDITOR

Strike is controlled by an investment fund managed by OEP Capital Advisors L.P. (“One Equity Partners” or “OEP”). Prior to this filing, the historical consolidated financial statements of Strike were not audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and, therefore, were not subject to the independence rules of the U.S. Securities and Exchange Commission (“SEC”) and PCAOB. The historical consolidated financial statements of Strike, the target for purposes of the business combination, were previously audited in accordance with U.S. generally accepted auditing standards and subject to the American Institute of Certified Public Accountants (“AICPA”) independence rules.

In 2015, an Ernst & Young Global (“EYG”) member firm in Italy (“EYFBA”), an unrelated entity based in Italy (“Italian Company”) and an unaffiliated third party (the “Third party”) (together, “the Service Providers”) executed a joint agreement to provide IT security services to a local Italian regional government agency (the “Government Customer”). The public tender issued by the Government Customer required distinct services that are generally not provided by a single service provider. As such, the Service Providers entered into the joint agreement to respond collectively to the public tender, which they were awarded. The joint agreement sets forth, among other things, specific scopes of work to be provided by each party, with responsibility specifically attributed to each party based on their respective elements of scope. In the event of non-performance by a Service Provider, the Service Providers are jointly and severally liable to the Government Customer. Under the joint agreement, EYFBA and the Italian Company remain independent and autonomous in the performance of their distinct obligations. The Service Providers are individually responsible for their own work that is performed, issue their own invoices and receives payments directly from the Government Customer; there is no sharing of resources, finances, profits or activities among the Service Providers.

In July 2017, a fund controlled by OEP acquired a controlling interest in the Italian Company resulting in the Italian Company becoming an affiliate of Strike under the SEC and PCAOB independence rules by virtue of Strike and the Italian Company being under the common control of OEP.

The joint agreement to which EYFBA and the Italian Company are parties represents a business relationship between EY and Strike that is inconsistent with the SEC and PCAOB auditor independence rules. This business relationship is not prohibited by the AICPA independence standards applicable to EY’s prior audits of Strike’s consolidated financial statements in accordance with U.S. generally accepted auditing standards. The services under this joint agreement between EYFBA and the Italian Company are expected to conclude in early to mid-2019. The completion of activities is subject to formal approval by the Government Customer, which is expected to be obtained by mid-2019; however, the Government Customer controls the ultimate timing of their approval. The release of EYFBA from its obligations under the joint agreement will not occur until approval has been obtained from the Government Customer and therefore, the business relationship will not terminate until that time. The Italian Company has no relationship or business activity with Strike outside of the common control by OEP. The fees from this business relationship are not material to EYFBA or the Italian Company. None of the professionals who provided or were involved with the business relationship were or are a member of the EY audit engagement team with respect to the audits of Strike’s consolidated financial statements or are otherwise a covered person as defined by the SEC independence rules. EYFBA’s services and the services of any other Service Provider have no impact on the operations or consolidated financial statements of Strike.

Beginning in December 2017, the European arm of OEP (“OEP-Europe”) and the EYG member firm in France (“EY France”) performed legal services related to due diligence around employment and labor law, as well as other corporate legal matters. These services were completed in January 2018 and July 2018, respectively. OEP-Europe is an affiliate of Strike under the SEC independence rules by virtue of being under common control. These legal services are inconsistent with the auditor independence rules of the SEC and the PCAOB relative to EY’s audits of the consolidated financial statements of Strike under PCAOB standards. These services were not prohibited by the AICPA independence standards applicable to EY’s prior audits of the consolidated financial statements of Strike. None of the professionals who provided the services was or are a member of the EY audit engagement team or otherwise a covered person with respect to the audits of Strike’s consolidated financial statements. The services were not related to, and did not affect, the operations or consolidated financial statements of Strike or EY’s audits. Total fees for the legal services were not material to EY France or OEP-Europe.

Beginning in January 2018, a wholly-owned subsidiary of EY (“EYCA”) provided an OEP portfolio company (“OEP-PC”) with buy-side investment banking services pursuant to a contingent fee arrangement. OEP-PC is an affiliate of Strike under the SEC independence rules by virtue of being under common control. The service and fee arrangement are inconsistent with the SEC and PCAOB independence rules. These services and fee arrangement were not prohibited by the AICPA independence standards applicable to EY’s prior audits of the consolidated financial statements of Strike. No fees were collected by EYCA under the contingent fee arrangement and the service was terminated in June 2018. None of the professionals who provided or were involved with this engagement was or are a member of the EY audit engagement team or otherwise a covered person with respect to the audits of Strike’s consolidated financial statements. The operations and related financial results of OEP-PC are unrelated to Strike’s operations or its consolidated financial statements.

After careful consideration of the facts and circumstances and the applicable independence rules, EY has concluded that (i) the aforementioned matters do not and will not impair EY’s ability to exercise objective and impartial judgment in connection with its audits of Strike’s consolidated financial statements and (ii) a reasonable investor with knowledge of all relevant facts and circumstances would conclude that EY has been and is capable of exercising objective and impartial judgment on all issues encompassed within its audit engagements. After considering these matters, Strike’s management and the Strike Audit Committee concur with EY’s conclusions.

WHERE YOU CAN FIND MORE INFORMATION

Sentinel files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Sentinel at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

If you would like additional copies of this proxy statement or any document incorporated by reference herein, or if you have questions about the business combination, you should contact via phone or in writing:

Morrow Sodali LLC 470 West Avenue, Suite 3000 Stamford CT 06902 Tel: (800) 662-5200 Banks and brokers call collect: (203) 658-9400 E-mail: STNL.info@morrowsodali.com

If you are a Sentinel stockholder and would like to request documents, please do so by         , 2019 in order to receive them before the special meeting. If you request any documents from Morrow, Morrow will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to Sentinel has been supplied by Sentinel, and all such information relating to Strike has been supplied by Strike. Information provided by either Sentinel or Strike does not constitute any representation, estimate or projection of the other.

This document is a proxy statement of Sentinel for the special meeting. Sentinel has not authorized anyone to give any information or make any representation about the business combination, Sentinel or Strike that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Financial Statements and Supplementary Data

SENTINEL ENERGY SERVICES INC.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

Sentinel Energy Services Inc.

CONDENSED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$555,272	$891,952
Prepaid expenses	128,644	183,333

Total current assets	683,916	1,075,285
Investments held in Trust Account	348,956,985	345,000,000

Total assets	$349,640,901	$346,075,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$901,136	$19,890

Total current liabilities	901,136	19,890
Deferred underwriting compensation	12,075,000	12,075,000

Total liabilities	12,976,136	12,094,890
Class A ordinary shares subject to possible redemption (33,166,476 and 32,898,039 shares at approximately $10.00 per share as of September 30, 2018 and December 31, 2017, respectively)	331,664,760	328,980,390
Shareholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 1,333,524 and 1,601,961 shares issued and outstanding (excluding 33,166,476 and 32,898,039 shares subject to possible redemption) at September 30, 2018 and December 31, 2017, respectively	133	160
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 8,625,000 shares issued and outstanding	863	863
Additional paid-in capital	2,401,023	5,085,366
Retained earnings (accumulated deficit)	2,597,986	(86,384)

Total shareholders’ equity	5,000,005	5,000,005

Total liabilities and shareholders’ equity	$349,640,901	$346,075,285

See accompanying notes to unaudited condensed interim financial statements

Sentinel Energy Services Inc.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

(unaudited)

	For the Three Months Ended September 30,		For the nine Months Ended September 30,	For the Period from June 5, 2017 (date of inception) to September 30,
	2018	2017	2018	2017
Revenue	$—	$—	$—	$—
EXPENSES
General and administrative	957,741	12,966	1,272,615	16,356

TOTAL EXPENSES	957,741	12,966	1,272,615	16,356

OTHER INCOME
Investment income on Trust Account	1,562,392	—	3,956,985	—

TOTAL OTHER INCOME	1,562,392	—	3,956,985	—

Net income (loss)	$604,651	$(12,966)	$2,684,370	$(16,356)

Two Class Method:
Weighted average number of Class A ordinary shares outstanding — basic and diluted	34,500,000	—	34,500,000	—

Basic and diluted net income per Class A ordinary share	$0.05	$—	$0.11	$—

Weighted average number of Class B ordinary shares outstanding — basic and diluted	8,625,000	6,375,000	$8,625,000	6,375,000

Basic and diluted net income (loss) per Class B ordinary share	$(0.11)	$0.00	$(0.15)	$0.00

See accompanying notes to unaudited condensed interim financial statements

Sentinel Energy Services Inc.

CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the Nine Months Ended September 30, 2018

(unaudited)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balances as of December 31, 2017	1,601,961	$160	8,625,000	$863	$5,085,366	$(86,384)	$5,000,005
Change in ordinary shares subject to possible redemption	(268,437)	(27)	—	—	(2,684,343)	—	(2,684,370)
Net income	—	—	—	—	—	2,684,370	2,684,370

Balances as of September 30, 2018	1,333,524	$133	8,625,000	$863	$2,401,023	$2,597,986	$5,000,005

See accompanying notes to unaudited condensed interim financial statements

Sentinel Energy Services Inc.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(unaudited)

	For the Nine Months Ended September 30, 2018	For the Period from June 5, 2017 (date of inception) through September 30, 2017
Cash Flows From Operating Activities:
Net income (loss)	$2,684,370	$(16,356)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Investment income earned on marketable securities held in Trust Account	(3,956,985)	—
Changes in operating assets and liabilities:
Prepaid expenses	54,689	—
Accounts payable and accrued expenses	881,246	16,356

Net Cash Used In Operating Activities	(336,680)	—

Cash Flows From Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	—	25,000
Proceeds from note payable — Sponsor	—	110,236
Payment of deferred offering costs	—	(132,736)

Net Cash Provided By Financing Activities	—	2,500

Net increase (decrease) in cash	(336,680)	2,500
Cash at beginning of period	891,952	—

Cash at end of period	$555,272	$2,500

Supplemental disclosure of non-cash financing activities:
Change in ordinary shares subject to possible redemption	$2,684,370	$—

Deferred offering costs included in accrued formation and offering costs	$—	$417,500

Payment of offering costs by related party	$—	$63,419

See accompanying notes to unaudited condensed interim financial statements

SENTINEL ENERGY SERVICES INC.

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

(unaudited)

1. Description of Organization and Business Operations

Organization and General

Sentinel Energy Services Inc. (the “Company”) was incorporated in the Cayman Islands on June 5, 2017. The Company was formed for the purpose of effecting a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At September 30, 2018, the Company had not yet commenced operations. All activity through September 30, 2018 relates to the Company’s formation and the initial public offering (the “Public Offering”) described below and since the closing of the Public Offering, a search for a business combination candidate. The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering. The Company has selected December 31st as its fiscal year end.

The Company intends to finance its initial business combination with proceeds from the Public Offering (Note 3) and sale of the Private Placement Warrants (as defined in Note 3), the Company’s capital stock, debt or a combination of the foregoing. Upon the closings of the Public Offering and the sale of the Private Placement Warrants, approximately $345,000,000 was placed in a trust account (the “Trust Account”) (discussed below).

The registration statement for the Company’s Public Offering (Note 3) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 2, 2017.

Trust Account

The proceeds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of an initial business combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated Memorandum and Articles of Association provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of an initial business combination; (ii) the redemption of any Class A ordinary shares included in the Units (as defined in Note 3) sold in the Public Offering (the “Public Shares”) that have been properly tendered in connection with a shareholder vote to amend the Company’s amended and restated Memorandum and Articles of Association to modify the substance or timing of its obligation to redeem 100% of such Class A ordinary shares if it does not complete an initial business combination within 24 months from the closing of the Public Offering; and (iii) the redemption of 100% of the Class A ordinary shares included in the Units sold in the Public Offering if the Company is unable to complete an initial business combination within 24 months from the closing of the Public Offering, (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an initial business combination. The initial business combination must occur with one or more target businesses that together have an aggregate fair value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial business combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial business combination.

The Company, after signing a definitive agreement for an initial business combination, will either (i) seek shareholder approval of an initial business combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against an initial business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of an initial business combination, including interest but less taxes payable, or (ii) provide shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of an initial business combination, including interest but less taxes payable. The decision as to whether the Company will seek shareholder approval of an initial business combination or will allow shareholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under Nasdaq rules. If the Company seeks shareholder approval, it will complete its initial business combination only if a majority of the outstanding ordinary shares of the Company, voted are voted in favor of an initial business combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its Public Shares and the related initial business combination, and instead may search for an alternate initial business combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an initial business combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of an initial business combination, including interest but less taxes payable. As a result, such Class A ordinary shares are recorded at redemption amount and classified as temporary equity upon the completion of the Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated Memorandum and Articles of Association, if the Company is unable to complete an initial business combination within 24 months from the closing of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands’ law to provide for claims of creditors and the requirements of other applicable law. The Sponsor (as defined in Note 3) and the Company’s officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined in Note 4) held by them if the Company fails to complete an initial business combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquires Class A ordinary shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an initial business combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of ordinary shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of an initial business combination, subject to the limitations described herein.

Liquidation and Going Concern:

The Company only has 24 months from the closing date of the Public Offering (until November 7, 2019) to complete an Initial Business Combination. If the Company does not complete an Initial Business Combination within 24 months from the closing date of the Public Offering, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands’ law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the Initial Business Combination within 24 months of the closing of the Public Offering. However, if the Sponsor or any of the Company’s directors, officers or affiliates acquire shares of Class A ordinary shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the Initial Business Combination within the prescribed time period.

In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

This mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after November 7, 2019. As of September 30, 2018, the Company may not have sufficient liquidity to meet its future obligations. Management has determined that the Company has access to funds from the Sponsor entity that are sufficient to fund the working capital needs of the Company until the Initial Business Combination or November 7, 2019.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed interim financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC, and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2018 and the results of operations and cash flows for the periods presented. Certain information and disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. Interim results are not necessarily indicative of results for a full year.

The accompanying unaudited condensed interim financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form 10-K filed by the Company with the SEC on March 27, 2018.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At September 30, 2018 and December 31, 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Redeemable Ordinary Shares

As discussed in Note 1, all of the 34,500,000 Public Shares contain a redemption feature which allows for the redemption of such shares under the Company’s amended and restated memorandum and articles of association. In accordance with FASB ASC Topic 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC Topic 480. Although the Company has not specified a maximum redemption threshold, its amended and restated memorandum and articles of association provides that in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares shall be affected by charges against additional paid in capital.

At September 30, 2018 and December 31, 2017, 33,166,476 and 32,898,039, respectively, of 34,500,000 Class A ordinary shares were classified outside of permanent equity.

Net Income (Loss) Per Ordinary Share

Net income (loss) per ordinary share is computed by dividing net income applicable to ordinary shares by the weighted average number of shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering and private placement to purchase an aggregate of 17,433,333 Class A ordinary shares in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the Treasury Stock method. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the period as presented.

The Company’s statement of operations includes a presentation of net income (loss) per share for ordinary shares subject to redemption in a manner similar to the two-class method. Net income per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the Trust Account, less applicable income tax expense, by the weighted average number of Class A ordinary shares outstanding for the period. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing net income, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the periods.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2018 and December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Related Parties

The Company follows Financial Accounting Standards Board (FASB) subtopic Accounting Standards Codification (ASC) 850-10 for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850-10-20, the Company’s related parties include: (a) affiliates of the Company (“Affiliate” means, with respect to any specified person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Securities Act); (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the Company; (e) management of the Company; (f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of shareholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of shareholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The Company anticipates its first presentation of changes in shareholders’ equity, in accordance with the new guidance, will be included in its Form 10-Q for the quarter ended March 31, 2019.

The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

3. Public Offering

In November 2017, the Company closed its Public Offering of 34,500,000 units at a price of $10.00 per unit (the “Units”), with gross proceeds of $345,000,000 from the sale of Units. The closings occurred on November 7, 2017 with respect to 30,000,000 Units and on November 9, 2017 with respect to 4,500,000 Units related to the exercise of the underwriters’ overallotment option.

Each Unit consists of one of the Company’s Class A ordinary shares, $0.0001 par value, and one-third of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial business combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

Simultaneous with the closing of the Public Offering on November 7, 2017, Sentinel Management Holdings, LLC (the “Sponsor”) purchased an aggregate of 5,333,333 private placement warrants at a price of $1.50 per whole warrant (approximately $8,000,000 in the aggregate) in a private placement (the “Private Placement Warrants”). Simultaneously with the closing of the overallotment, the Company consummated the private placement of an additional 600,000 Private Placement Warrants to the Sponsor, generating gross proceeds of approximately $900,000.

The Company paid an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds payable upon the Company’s completion of an initial business combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial business combination.

4. Related Party Transactions

Founder Shares

In June 2017, the Sponsor entered into an Amended and Restated Securities Purchase Agreement, for the purchase of 14,375,000 shares of Class B ordinary shares (the “Founder Shares”) for $25,000, or $0.002 per share. As used herein, unless the context otherwise requires, “Founder Shares” shall be deemed to include the shares of Class A ordinary shares issuable upon conversion thereof. The Sponsor is a portfolio company of CSL Capital Management, L.P., an energy services-focused private equity fund.

The Founder Shares are identical to the Class A ordinary shares included in the Units sold in the Public Offering except that the Founder Shares are shares of Class B ordinary shares which automatically convert into shares of Class A ordinary shares at the time of the Company’s initial business combination and are subject to certain transfer restrictions, as described in more detail below.

In August 2017, the Sponsor surrendered 5,750,000 of its Class B ordinary shares for no consideration, resulting in the Sponsor holding an aggregate of 8,625,000 Class B ordinary shares. This forfeiture also adjusted the shares subject to forfeiture from 1,875,000 to 1,125,000, to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Public Offering. As described above, the underwriters exercised their overallotment option in connection with the Public Offering in full, and therefore none of the Founder Shares were forfeited.

The Company’s initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of an initial business combination or (B) subsequent to an initial business combination, (x) if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after an initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of an initial business combination.

In October 2017 and April 2018, the Sponsor transferred 37,500 founder shares to Marc Zenner and Jon A. Marshall, respectively, both of whom are independent directors of the Company, at the original purchase price.

Private Placement Warrants

Upon the closing of the Public Offering on November 7, 2017 and November 9, 2017, the Sponsor purchased an aggregate of 5,933,333 Private Placement Warrants at a price of $1.50 per whole warrant (approximately $8,900,000 in the aggregate) in a private placement that occurred simultaneously with the closing of the Public Offering. Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A ordinary share at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering held in the Trust Account. The remaining portion of the purchase price was held outside the Trust Account for transaction and working capital expenses. If an initial business combination is not completed within 24 months from the closing of the Public Offering, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A ordinary shares) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights.

However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Advances from Related Parties

The Sponsor or an affiliate of the Sponsor paid certain administrative expenses on behalf of the Company. These advances were due on demand and were non-interest bearing. During the three and nine months ended

September 30, 2018, these related parties paid certain administrative expenses on behalf of the Company in the amount of $4,793 and $94,168, respectively. The outstanding balance on the advances was repaid in full as of September 30, 2018.

Administrative Support Agreement

Commencing on the date the Units were first listed on the Nasdaq, the Company agreed to pay an affiliate of the Sponsor up to $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company paid $3,642 and $16,005 for such expenses under the administrative service agreement for the three and nine months ended September 30, 2018, respectively.

5. Shareholders’ Equity

Ordinary Shares

The authorized ordinary shares of the Company include up to 200,000,000 shares of Class A ordinary shares and 20,000,000 shares of Class B ordinary shares. If the Company enters into an initial business combination, it may (depending on the terms of such an initial business combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on an initial business combination to the extent the Company seeks shareholder approval in connection with an initial business combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share.

At September 30, 2018 and December 31, 2017, there were 34,500,000 shares of Class A, of which 33,166,476 and 32,898,039, respectively were classified outside of permanent equity, and 8,625,000 shares of Class B ordinary shares issued and outstanding.

Preferred Shares

The Company is authorized to issue 1,000,000 shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2018 and December 31, 2017, there were no preferred shares issued or outstanding.

6. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of September 30, 2018 and December 31, 2017 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable, such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

Description	Fair Value	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments held in Trust Account
September 30, 2018	$348,956,985	$348,956,985	$—	$—

December 31, 2017	$345,000,000	$345,000,000	$—	$—

7. Subsequent Events

Entry into a Material Definitive Agreement

Transaction Agreement

On October 18, 2018, the Company entered into a Transaction Agreement and Plan of Merger (the “Transaction Agreement”) with OEP Secondary Fund (Strike), LLC (“Blocker”), One Equity Partners Secondary Fund, L.P. (“Blocker Seller”), Strike Capital, LLC (“Strike”), the other equityholders of Strike party thereto (collectively, the “Unit Sellers” and together with the Blocker Seller, the “Sellers”), OEP-Strike Seller Representative, LLC and a wholly-owned subsidiary of the Company (“Blocker Merger Sub”), which provides for, among other things, (i) the merger of Blocker Merger Sub with and into Blocker, with Blocker continuing as the surviving entity, immediately followed by the merger of Blocker with and into the Company, with the Company continuing as the surviving entity, (ii) the purchase by the Company from the Unit Sellers of a certain number of issued and outstanding equity interests of Strike, with the Unit Sellers retaining the remaining issued and outstanding equity interests of Strike (the “Retained Company Units”), and (iii) the contribution by the Company to Strike of all remaining cash held by the Company. In addition, prior to the closing (“Closing”) of the transactions contemplated by the Transaction Agreement (the “Proposed Business Combination”), the Company expects to domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2018 Revision) (the “Domestication”) on or prior to December 31, 2018.

Following the Closing, the combined company will be organized in an “Up-C” structure whereby the Company’s only assets will consist of equity interests of Strike. The Company will own a majority of the outstanding equity interests of Strike and will be the sole manager of Strike. Upon the Closing, the Company will change its name to “Strike, Inc.”

Consideration

Subject to the terms and conditions set forth in the Transaction Agreement, the Company has agreed to pay to the Sellers approximately $124.4 million in cash and issue to the Sellers an aggregate of approximately 30.6 million shares of common stock of the Company, with Blocker Seller receiving a portion of such cash and shares of Class A common stock of the Company (the “Class A Common Stock”)and the Unit Sellers receiving a portion of such cash and a number of shares of Class B common stock of the Company (the “Class B Common Stock”) equal to the number of Retained Company Units held by them, in each case as calculated pursuant to the terms of the Transaction Agreement. Pursuant to an Exchange Agreement to be entered into at the Closing between the Company, Strike and the Unit Sellers (the “Exchange Agreement”), each Retained Company Unit, together with one share of Class B Common Stock, will be exchangeable in the future, subject to certain conditions, for either one share Class A Common Stock, or, at the Company’s election, the cash equivalent to the market value of one share of Class A Common Stock, subject to adjustment as provided in the Exchange Agreement.

Subscription Agreements

In connection with its entry into the Transaction Agreement, the Company entered into subscription agreements (the “Subscription Agreements”), each dated as of October 18, 2018, with certain investors, including one or more investment funds controlled by CSL Capital Management L.P., an energy services-focused private equity fund (“CSL Energy”), and certain funds and accounts managed by Fidelity Management & Research Company (collectively, the “Investors”), pursuant to which, among other things, the Company agreed to issue and sell in a private placement an aggregate of 13,200,000 shares of Class A Common Stock to the Investors for $10.00 per share, or an aggregate cash purchase price of $132.0 million (the “Private Placement”). The Private Placement is expected to close concurrently with the Closing.

Pursuant to the Subscription Agreements, the Investors will be entitled to certain registration rights, subject to customary black-out periods and other limitations as set forth therein. In addition, the Investors, other than

CSL Energy, will be entitled to liquidated damages payable by the Company in certain circumstances, including in the event that (a) a resale registration statement for the Investor’s shares of Class A Common Stock issued in the Private Placement has not been filed with the SEC within 45 calendar days following the Closing (the “Filing Deadline”), (b) the registration statement has not been declared effective by the SEC by the 75th calendar day (or 105th calendar day if the SEC notifies the Company that it will “review” the registration statement) following the Filing Deadline, (c) following the effectiveness of the registration statement, the registration statement ceases to remain continuously effective or the Investors are not permitted to utilize the registration statement to resell their acquired shares of Class A Common Stock, subject to a special grace period for post-effective amendments or (d) after six months following the Closing, the Investors who are not affiliates of the Company are unable to sell their acquired shares of Class A Common Stock without restriction under Rule 144 of the Securities Act as a result of the Company failing to file with the SEC required reports under Section 13 or Section 15(d) of the Exchange Act such that the Company is not in compliance with Rule 144(e)(1) (or Rule 144(i)(2), if applicable) (each such event referred to in clauses (a) through (d), a “Registration Default”). The Subscription Agreements provide that liquidated damages will be payable monthly by the Company during the time of a Registration Default in the amount of 0.5% of the purchase price paid by the applicable Investor for its acquired shares of Class A Common Stock, subject to a cap of 5.0%.

Contribution Agreement

In connection with its entry into the Transaction Agreement, on October 18, 2018, the Company entered into a purchase and contribution agreement (the “Contribution Agreement”) with Strike, LLC, a wholly owned subsidiary of Strike, CSL Energy Holdings III Corp, LLC (“CSL Holdings”) and Invacor Pipeline and Process Solutions, LLC, an entity under common control with CSL Holdings (“Invacor” and, together with CSL Holdings, the “Invacor Sellers”), pursuant to which (i) immediately prior to the Closing, the Invacor Sellers have agreed to transfer all of the issued and outstanding membership interests (the “Pipelogic Interests”) in Pipelogic Services, L.L.C. (“Pipelogic”) to the Company in exchange for 1,800,000 shares of Class A Common Stock and (ii) immediately following the Closing, the Company has agreed to contribute the Pipelogic Interests to Strike, LLC in exchange for 1,800,000 Units of Strike.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Sentinel Energy Services Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Sentinel Energy Services Inc. (the “Company”) as of December 31, 2017, the related statements of operations, changes in shareholders’ equity and cash flows, for the period from June 5, 2017 (date of inception) to December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from June 5, 2017 (date of inception) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

Whippany, New Jersey

March 23, 2018

Sentinel Energy Services Inc.

BALANCE SHEET

December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$891,952
Prepaid expenses	183,333

Total current assets	1,075,285
Cash held in trust account	345,000,000

Total assets	$346,075,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accrued expenses	$19,890

Total current liabilities	19,890
Deferred underwriting compensation	12,075,000

Total liabilities	12,094,890
Class A ordinary shares subject to possible redemption; 32,898,039 shares (at redemption value of approximately $10.00 per share)	328,980,390
Shareholders’ equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value, 200,000,000 shares authorized, 1,601,961 shares issued and outstanding (excluding 32,898,039 shares subject to possible redemption)	160
Class B ordinary shares, $0.0001 par value, 20,000,000 shares authorized, 8,625,000 shares issued and outstanding	863
Additional paid-in capital	5,085,366
Accumulated deficit	(86,384)

Total shareholders’ equity	5,000,005

Total liabilities and shareholders’ equity	$346,075,285

See accompanying notes to financial statements.

Sentinel Energy Services Inc.

STATEMENT OF OPERATIONS

For the period from June 5, 2017 (date of inception) to December 31, 2017

General and administrative expenses	$86,384

Net loss	$(86,384)

Two Class Method:
Weighted average number of Class A ordinary shares outstanding — basic and diluted(1)	33,723,214

Net loss per ordinary share, Class A — basic and diluted	$0.00

Weighted average number of Class B ordinary shares outstanding — basic and diluted(1)	8,625,000

Net loss per ordinary share, Class B — basic and diluted	$(0.01)

(1)	Share amounts have been retroactively restated to reflect the forfeiture of 5,750,000 shares in August 2017 (see Note 4).

See accompanying notes to financial statements.

Sentinel Energy Services Inc.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from June 5, 2017 (date of inception) to December 31, 2017

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Shareholders’ Equity
	Shares	Amount	Shares	Amount
Sale of Class B ordinary shares to sponsor at approximately $0.003 per share(1)	—	$—	8,625,000	$863	$24,137	$—	$25,000
Sale of Units in Initial Public Offering	34,500,000	3,450	—	—	344,996,550		345,000,000
Underwriters’ discount and offering expenses	—	—	—	—	(19,858,221)	—	(19,858,221)
Sale of 5,933,333 private placement warrants at $1.50 per warrant	—	—	—	—	8,900,000	—	8,900,000
Shares subject to possible redemption	(32,898,039)	(3,290)	—	—	(328,977,100)	—	(328,980,390)
Net loss	—	—	—	—	—	(86,384)	(86,384)

Balances as of December 31, 2017	1,601,961	$160	8,625,000	$863	$5,085,366	$(86,384)	$5,000,005

(1)	Share amounts have been retroactively restated to reflect the forfeiture of 5,750,000 shares in August 2017 (see Note 4).

See accompanying notes to financial statements.

Sentinel Energy Services Inc.

STATEMENT OF CASH FLOWS

For the period from June 5, 2017 (date of inception) to December 31, 2017

Cash Flows From Operating Activities:
Net loss	$(86,384)
Changes in operating assets and liabilities:
Prepaid expenses	(183,333)
Accrued expenses	19,890

Net Cash Used In Operating Activities	(249,827)

Cash Flows From Investing Activities:
Cash deposited into trust account	(345,000,000)

Net Cash Used In Investing Activities	(345,000,000)

Cash Flows From Financing Activities:
Proceeds from issuance of Class A ordinary shares	345,000,000
Proceeds from sale of private placement warrants	8,900,000
Payment of underwriter discounts and commissions	(6,900,000)
Payment of offering costs	(883,221)
Proceeds from sponsor note	115,236
Payment of sponsor note	(115,236)
Proceeds from issuance of Class B ordinary shares to sponsor	25,000

Net Cash Provided By Financing Activities	346,141,779

Net change in cash	891,952
Cash at beginning of period	—

Cash at end of period	$891,952

Supplemental disclosure of non-cash financing activities:
Payment of offering costs by related party	$133,619

Deferred underwriters’ discounts and commissions	$12,075,000

Ordinary shares subject to possible redemption	$328,980,390

See accompanying notes to financial statements.

SENTINEL ENERGY SERVICES INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

1. Description of Organization and Business Operations

Organization and General

Sentinel Energy Services Inc. (the “Company”) was incorporated in the Cayman Islands on June 5, 2017. The Company was formed for the purpose of effecting a merger, amalgamation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “initial business combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2017, the Company had not commenced any operations. All activity for the period from June 5, 2017 (date of inception) through December 31, 2017 relates to the Company’s formation and the initial public offering (“initial public offering”) described below and since our initial public offering a search for a business combination. On November 7, 2017, the Company closed its initial public offering of 30,000,000 units at a price of $10.00 per Unit (See Note 3). On November 7, 2017, simultaneously with the consummation of the initial public offering, the Company completed the private sale of 5,333,333 private placement warrants (the “private placement warrants”) at a purchase price of $1.50 per warrant to the Company’s sponsor, Sentinel Management Holdings, LLC, a Delaware limited liability company (the “sponsor”). On November 9, 2017, the underwriters of the initial public offering exercised their overallotment option in connection with the initial public offering in full and, on November 9, 2017, the underwriters purchased 4,500,000 Units (“overallotment units”) at an offering price of $10.00 per Unit, generating gross proceeds of $45,000,000. Simultaneously with the closing of the overallotment, the Company consummated the private placement of an additional 600,000 private placement warrants to the sponsor, generating gross proceeds of approximately $900,000.

The Company will not generate any operating revenues until after completion of its initial business combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the net proceeds from the initial public offering. The Company has selected December 31st as its fiscal year end.

The Company intends to finance its initial business combination with proceeds from the initial public offering (Note 3) and the private placements of the private placement warrants (Note 4), the Company’s capital stock, debt or a combination of the foregoing. Upon the closings of the initial public offering, the sale of the overallotment units and the private placement warrants, approximately $345,000,000 was placed in a trust account (the “trust account”) (discussed below).

The registration statement for the Company’s initial public offering (as described in Note 3) was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 2, 2017.

Trust Account

The proceeds held in the trust account will be invested only in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the trust account until the earlier of (i) the consummation of the initial business combination or (ii) the distribution of the trust account proceeds as described below. The remaining proceeds outside the trust account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. As of December 31, 2017 the trust account funds are being held in a non-interest bearing account.

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The Company’s amended and restated Memorandum and Articles of Association provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in the trust account will be released until the earlier of: (i) the completion of the initial business combination; (ii) the redemption of any Class A ordinary shares included in the Units (the “public shares”) sold in the initial public offering that have been properly tendered in connection with a shareholder vote to amend the Company’s amended and restated Memorandum and Articles of Association to modify the substance or timing of its obligation to redeem 100% of such Class A ordinary shares if it does not complete the initial business combination within 24 months from the closing of the initial public offering; and (iii) the redemption of 100% of the Class A ordinary shares included in the Units sold in the initial public offering if the Company is unable to complete an initial business combination within 24 months from the closing of the initial public offering, (subject to the requirements of law). The proceeds deposited in the trust account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the initial public offering, although substantially all of the net proceeds of the initial public offering are intended to be generally applied toward consummating an initial business combination. The initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on income earned on the trust account) at the time of the agreement to enter into the initial business combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial business combination.

The Company, after signing a definitive agreement for an initial business combination, will either (i) seek shareholder approval of the initial business combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the initial business combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable, or (ii) provide shareholders with the opportunity to sell their public shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable. The decision as to whether the Company will seek shareholder approval of the initial business combination or will allow shareholders to sell their public shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks shareholder approval, it will complete its initial business combination only if a majority of the outstanding ordinary shares of the Company, voted are voted in favor of the initial business combination. However, in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares and the related initial business combination, and instead may search for an alternate initial business combination.

If the Company holds a shareholder vote or there is a tender offer for shares in connection with an initial business combination, a public shareholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, including interest but less taxes payable. As a result, such

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Class A ordinary shares are recorded at redemption amount and classified as temporary equity upon the completion of the initial public offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated Memorandum and Articles of Association, if the Company is unable to complete the initial business combination within 24 months from the closing of the initial public offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands’ law to provide for claims of creditors and the requirements of other applicable law. The sponsor and the Company’s officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to waive their rights to liquidating distributions from the trust account with respect to any founder shares (as defined below) held by them if the Company fails to complete the initial business combination within 24 months of the closing of the initial public offering. However, if the sponsor or any of the Company’s directors, officers or affiliates acquires Class A ordinary shares in or after the initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such shares if the Company fails to complete the initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the Company after an initial business combination, the Company’s shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of ordinary shares, if any, having preference over the ordinary shares. The Company’s shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that the Company will provide its shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of the initial business combination, subject to the limitations described herein.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements

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that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Offering costs of $19,858,221, consisting principally of underwriting discounts and commissions of $18,975,000 (including approximately $12,075,000 of which payment is deferred) and $883,221 of professional, printing, filing, regulatory and other costs were charged to additional paid-in capital upon the closing of the initial public offering in November 2017.

Redeemable Ordinary Shares

As discussed in Note 1, all of the 34,500,000 Class A ordinary shares sold as parts of the Units in the initial public offering contain a redemption feature which allows for the redemption of such shares under the Company’s amended and restated certificate of incorporation. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company has not specified a maximum redemption threshold, its amended and restated certificate of incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001.

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The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Class A ordinary shares shall be affected by charges against additional paid in capital.

Accordingly, at December 31, 2017, 32,898,039 of 34,500,000 Class A ordinary shares included in the Units were classified outside of permanent equity.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss applicable to ordinary shares by the weighted average number of shares outstanding for the period. The Company has not considered the effect of the warrants sold in the initial public offering (including the consummation of the Over-allotment) and Private Placement to purchase an aggregate of 17,433,333 Class A ordinary shares in the calculation of diluted loss per share, since their inclusion would be anti-dilutive. As a result, diluted loss per common share is the same as basic loss per ordinary share for the period.

The Company’s statement of operations include a presentation of net loss per share for ordinary shares subject to redemption in a manner similar to the two-class method. Net loss per ordinary share, basic and diluted for Class A ordinary shares is calculated by dividing the interest income earned on the trust account, net of any applicable income tax expense, by the weighted average number of Class A ordinary shares outstanding for the period from the issuance of such shares through December 31, 2017. Net loss per ordinary share, basic and diluted for Class B ordinary shares is calculated by dividing the net loss, less income attributable to Class A ordinary shares, by the weighted average number of Class B ordinary shares outstanding for the period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

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Related Parties

The Company follows subtopic ASC 850-10 for the identification of related parties and disclosure of related party transactions.

Subsequent Events

The Company evaluates subsequent events and transactions that occur after the balance sheet date for potential recognition or disclosure. Any material events that occur between the balance sheet date and the date that the financial statements were issued are disclosed as subsequent events, while the financial statements are adjusted to reflect any conditions that existed at the balance sheet date.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

3. Initial Public Offering

In November 2017, the Company closed its initial public offering of 34,500,000 Units at a price of $10.00 per Unit, with gross proceeds of $345,000,000 from the sale of Units. The closings occurred on November 7, 2017 with respect to 30,000,000 Units and on November 9, 2017 with respect to 4,500,000 Units related to the exercise of the underwriters’ overallotment option.

Each Unit consists of one of the Company’s Class A ordinary shares, $0.0001 par value, and one-third of one warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial business combination or 12 months from the closing of the initial public offering and will expire five years after the completion of the Company’s initial business combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

Simultaneous with the closing of the initial public offering on November 7, 2017, the sponsor purchased an aggregate of 5,333,333 private placement warrants at a price of $1.50 per whole warrant (approximately $8,000,000 in the aggregate) in a private placement. Simultaneously with the closing of the overallotment, the Company consummated the private placement of an additional 600,000 private placement warrants to the sponsor, generating gross proceeds of approximately $900,000.

The Company paid an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the initial public offering, with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds payable upon the Company’s completion of an initial business combination. The Deferred Discount will become payable to the underwriters from the amounts held in the trust account solely in the event the Company completes its initial business combination.

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4. Related Party Transactions

Founder Shares

In June 2017, the sponsor entered into an Amended and Restated Securities Purchase Agreement, for the purchase of 14,375,000 founder shares for $25,000, or approximately $0.002 per share. As used herein, unless the context otherwise requires, “founder shares” shall be deemed to include the shares of Class A ordinary shares issuable upon conversion thereof.

The founder shares are identical to the Class A ordinary shares included in the Units sold in the initial public offering except that the founder shares are shares of Class B ordinary shares which automatically convert into shares of Class A ordinary shares at the time of the Company’s initial business combination and are subject to certain transfer restrictions, as described in more detail below.

In August 2017, the sponsor surrendered 5,750,000 of its Class B ordinary shares for no consideration, resulting in the sponsor holding an aggregate of 8,625,000 Class B ordinary shares. This forfeiture also adjusted the shares subject to forfeiture from 1,875,000 to 1,125,000, to the extent that the over-allotment option was is not exercised in full by the underwriters so that the founder shares will represent 20.0% of the Company’s issued and outstanding shares after the initial public offering. As described above, the underwriters exercised their overallotment option in connection with the initial public offering in full, and therefore none of the founder shares were forfeited.

The Company’s initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of the initial business combination or (B) subsequent to the initial business combination, (x) if the last sale price of the Company’s Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

The sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their private placement warrants until 30 days after the completion of the initial business combination.

The sponsor transferred 37,500 founder shares to Marc Zenner in October 2017 and, in January 2018, to Jon Marshall, its independent directors, at the original purchase price.

Private Placement Warrants

Upon the closing of the initial public offering on November 7, 2017 and November 9, 2017, the sponsor purchased an aggregate of 5,933,333 private placement warrants at a price of $1.50 per whole warrant (approximately $8,900,000 in the aggregate) in a private placement that occurred simultaneously with the closing of the initial public offering. Each whole private placement warrant is exercisable for one whole share of the Company’s Class A ordinary shares at a price of $11.50 per share. A portion of the purchase price of the private placement warrants was added to the proceeds from the initial public offering held in the trust account. If the initial business combination is not completed within 24 months from the closing of the initial public offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the private placement

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warrants will expire worthless. The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees.

Registration Rights

The holders of founder shares, private placement warrants and Warrants that may be issued upon conversion of working capital loans, if any, will be entitled to registration rights (in the case of the founder shares, only after conversion of such shares to shares of Class A ordinary shares) pursuant to a registration rights agreement to be signed on or before the date of the prospectus for the initial public offering. These holders will be entitled to certain demand and “piggyback” registration rights.

However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

On June 12, 2017, the sponsor agreed to loan the Company an aggregate of up to $200,000 to cover expenses related to the initial public offering pursuant to an unsecured promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of December 31, 2017 or the completion of the initial public offering. During the period June 5, 2017 (date of inception) through December 31, 2017, the Company utilized advances from the Note to pay expenses and offering costs incurred totaling $115,236. Upon closing of the Offering, the Company paid $115,236 in full settlement of the Note.

Advances from Related Party

During the period June 5, 2017 (date of inception) through December 31, 2017, a related party paid expenses and offering costs incurred on behalf of the Company totaling $133,619. As of December 31, 2017, the amount due to the related party was repaid in full.

Administrative Support Agreement

Commencing on the date the Units were first listed on the NASDAQ, the Company agreed to pay an affiliate of the sponsor up to $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of the initial business combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Company recorded $12,163 for such expenses under the administrative service agreement for the period June 5, 2017 (date of inception) to December 31, 2017.

Option Agreement

On November 2, 2017, the Company entered into an option agreement (“Option Agreement”) pursuant to which CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC (“Option Holders”) agreed to purchase an aggregate of up to 10,000,000 units (the “Co-Investment Units”), consisting of one Class A Share (the “Co-Investment Shares”) and one-third of one warrant to purchase one Class A ordinary share (the “Co-Investment Warrants,” and together with the Co-Investment Shares, the “Co-Investment Securities”), for $10.00 per unit (the “Exercise Price”), or an aggregate maximum amount of $100,000,000, immediately prior to the closing of the Company’s initial business combination.

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NOTES TO FINANCIAL STATEMENTS — CONTINUED

DECEMBER 31, 2017

The Co-Investment Warrants will have the same terms as the private placement warrants so long as they are held by the Option Holders or its permitted transferees, and the Co-Investment Shares will be identical to the Class A ordinary shares included in the units being sold in this offering, except that the Co-Investment Shares will be subject to transfer restrictions and certain registration rights, as described herein. Any Co-Investment Warrant held by a holder other than the Option Holders or their permitted transferees will have the same terms as the warrants included in the units being sold in this offering.

The Option Holders will have the right to transfer a portion of its option to purchase the Co-Investment Securities to third parties (which we refer to throughout this prospectus as the “Co-Investment Transferees”), subject to compliance with applicable securities laws. The Option Agreement also provides that the Option Holders and any Co-Investment Transferee will be entitled to certain registration rights with respect to their Co-Investment Securities, including the Class A ordinary shares underlying their Co-Investment Warrants.

5. Shareholders’ Equity

Ordinary Shares

The authorized ordinary shares of the Company include up to 200,000,000 shares of Class A ordinary shares and 20,000,000 shares of Class B ordinary shares. If the Company enters into an initial business combination, it may (depending on the terms of such an initial business combination) be required to increase the number of Class A ordinary shares which the Company is authorized to issue at the same time as the Company’s shareholders vote on the initial business combination to the extent the Company seeks shareholder approval in connection with the initial business combination. Holders of the Company’s ordinary shares are entitled to one vote for each ordinary share. At December 31, 2017, there were 34,500,000 shares of Class A, of which 32,898,039 was classified outside of permanent equity, and 8,625,000 shares of Class B ordinary shares issued and outstanding.

Preferred Shares

The Company is authorized to issue 1,000,000 shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2017, there were no shares of preferred shares issued or outstanding.

Strike Capital, LLC and Subsidiaries

Consolidated Financial Statements as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016, and the period from January 10, 2015 to December 31, 2015

STRIKE CAPITAL, LLC AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Members of Strike Capital, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Strike Capital, LLC and subsidiaries (the Company) as of December 31, 2017 and 2016, the related statements of operations, changes in Members’ equity and cash flows for the years ended December 31, 2017 and 2016, the period from January 10, 2015 to December 31, 2015, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2017, and the period from January 10, 2015 to December 31, 2015, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2014.

Houston, Texas

November 26, 2018

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands)	2017	2016
Assets
Cash and cash equivalents	$11,688	$18,887
Accounts receivable, net	253,116	127,639
Costs and estimated earnings in excess of billings	106,407	61,070
Inventory	2,633	1,649
Prepaid expenses and other current assets	11,286	7,867

Total current assets	385,130	217,112
Property and equipment, net	72,165	68,632
Goodwill	63,216	64,584
Intangible assets, net	237,730	241,884
Deferred loan costs, net	1,752	2,199
Investment in affiliate	7,936	7,836
Other long-term assets	2,211	793

Total assets	$770,140	$603,040

Liabilities and members’ equity
Accounts payable	$165,302	$59,165
Accrued expenses	24,534	13,907
Billings in excess of costs and earnings	44,260	9,919
Current portion of long-term debt	20,281	23,664

Total current liabilities	254,377	106,655
Long-term debt, net of current portion	253,407	245,690
Deferred income tax liability	64	37
Deferred rent	4,244	4,728

Total noncurrent liabilities	257,715	250,455
Commitments and Contingencies (See Note 14)
Members’ equity	258,048	245,930

Total liabilities and members’ equity	$770,140	$603,040

The accompanying notes are an integral part of these consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,		Period from January 10 to December 31, 2015
(in thousands, except units and per unit data)	2017	2016
Revenue	$1,402,524	$748,501	$713,924
Cost of revenues (including depreciation)	1,261,251	670,035	637,324

Gross profit	141,273	78,466	76,600
Payroll and payroll related costs	40,168	24,908	24,728
Depreciation and amortization	21,119	19,241	20,027
General and administrative	31,248	23,640	24,337
(Gain) loss on sale of property and equipment	(6,179)	4,268	(1,749)
Equity-based compensation	2,850	2,494	2,092

Income from operations	52,067	3,915	7,165
Interest expense	(37,474)	(13,052)	(11,575)
Loss on extinguishment of debt	—	(2,993)	—
Other income	41	562	5

Income (loss) before taxes	14,634	(11,568)	(4,405)
Provision for income taxes	1,114	714	747
Earnings from investment in affiliate	100	—	—

Net income (loss)	$13,620	$(12,282)	$(5,152)

Earnings (Loss) per Unit
Net income (loss)	$13,620	$(12,282)	$(5,152)
Founder units	13,121	(12,027)	(5,023)
Common units	499	(255)	(129)
Weighted average units outstanding:
Founder units — basic and diluted	635,352	611,519	591,769
Common units — basic and diluted	28,537	11,104	10,938

Total weighted average units outstanding	663,889	622,623	602,708
Earnings (loss) per unit attributable to founder and common units:
Founder units — basic and diluted	$20.65	$(19.67)	$(8.49)

Common units — basic and diluted	$17.49	$(22.96)	$(11.79)

The accompanying notes are an integral part of these consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

(in thousands)	Member Units	Members’ Capital	Additional Paid-in Capital	Retained Earnings	Total Members’ Equity
Balance at January 10, 2015	581,407	$112,619	$936	$127,530	$241,085
Net loss	—	—	—	(5,152)	(5,152)
Distributions	—	(4,871)	—	—	(4,871)
Issuance of member units	40,989	14,100	—	—	14,100
Equity-based compensation	—	—	2,092	—	2,092

Balance at December 31, 2015	622,396	$121,848	$3,028	$122,378	$247,254
Net loss	—	—	—	(12,282)	(12,282)
Distributions	—	(11,485)	—	—	(11,485)
Issuance of member units	41,493	19,949	—	—	19,949
Equity-based compensation	—	—	2,494	—	2,494

Balance at December 31, 2016	663,889	130,312	5,522	110,096	245,930
Net income	—	—	—	13,620	13,620
Distributions	—	(3,392)	—	—	(3,392)
Revaluation of member units	—	(960)	—	—	(960)
Equity-based compensation	—	—	2,850	—	2,850

Balance at December 31, 2017	663,889	$125,960	$8,372	$123,716	$258,048

The accompanying notes are an integral part of these consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,		Period from January 10 to December 31, 2015
(in thousands)	2017	2016
Operating activities
Net income (loss)	$13,620	$(12,282)	$(5,152)
Adjustments to reconcile net income (loss) provided by operating activities:
Non-cash items:
Depreciation and amortization of property and equipment	25,555	30,072	19,812
Amortization of intangible assets	12,443	14,303	16,072
Amortization of deferred loan costs	3,530	2,375	1,572
(Gain) loss on sales of property and equipment	(6,179)	4,268	(1,749)
Earnings from equity method investment	(100)	—	—
Unrealized loss on derivative instruments	—	64	195
Loss on extinguishment of debt	—	2,993	—
Deferred income tax (benefit) expense	26	(89)	(29)
Provision for bad debt	1,257	—	—
Equity-based compensation	2,850	2,494	2,092
Changes in operating accounts:
Accounts receivable	(135,870)	21,822	18,395
Costs and earnings in excess of billings	(47,080)	(7,516)	(27,005)
Inventory	(987)	48	650
Prepaid expenses and other assets	(3,706)	923	(1,981)
Accounts payable	105,738	(39,982)	19,979
Accrued expenses	11,336	(2,756)	(2,522)
Billings in excess of costs and earnings	33,801	(4,154)	4,792
Deferred rent	(485)	(586)	(442)

Cash provided by operating activities	$15,749	$11,996	$44,636

Investing activities
Purchases of property and equipment	(22,497)	(14,256)	(21,167)
Proceeds from disposal of property and equipment	5,416	6,726	13,955
Cash paid for acquisition, net of cash acquired	—	—	(12,120)

Cash used in investing activities	$(17,081)	$(7,530)	$(19,332)

Financing activities
Payments for deferred loan costs	(149)	(10,800)	(1,027)
Payments on revolving line of credit	25,000	(998)	(15,500)
Principal payments on long-term debt	(27,326)	(206,358)	(22,431)
Proceeds from long-term debt	—	242,500	—
Distributions to members	(3,392)	(11,485)	(4,871)
Issuance of member units	—	—	14,100

Cash (used) provided by financial activities	$(5,867)	$12,859	$(29,729)

Net increase (decrease) in cash and cash equivalents	$(7,199)	$17,325	$(4,428)
Cash and cash equivalents at beginning of period	$18,887	$1,562	$5,990

Cash and cash equivalents at end of period	$11,688	$18,887	$1,562

Supplemental information
Interest paid	$33,173	$8,809	$10,016
Income taxes paid	1,069	688	1,219
Purchases of property and equipment through issuance of debt	—	122	712
Purchases of property and equipment in accounts payable	—	—	18,865
Revaluation of units issued through acquisition	(960)	—	—
Equity issued for the Crossfire acquisition	—	19,949	—
Purchase price adjustment related to Delta acquisition	—	—	371

The accompanying notes are an integral part of these consolidated financial statements.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Company

Strike Capital, LLC (“Strike”, or the “Company”) is a Texas limited liability company whose only asset is the 100% member units of Strike, LLC. In August 2013, Strike, LLC became a portfolio company of One Equity Partners (“OEP”), a middle market private equity firm focused on the industrial, healthcare and technology sectors in North America and Europe. In November 2016, Strike, LLC created a holding company, Strike Capital, LLC, and became a wholly-owned subsidiary of the holding company. There are no restrictions of cash flows between Strike Capital, LLC and Strike, LLC.

Strike is a nationwide provider of end-to-end pipeline, facilities, energy and civil infrastructure solutions. Strike offers a full complement of integrated engineering, construction, maintenance, integrity, and specialty services to its diversified, long-standing client base, which includes some of the largest midstream and upstream companies in North America. Strike operates through two business segments: (1) Infrastructure and Integrity Services (“IIS”) and (2) Major Projects. Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance, engineering, design, program management and operations. Strike’s Major Projects segment provides construction services for large-scale pipeline and facility construction projects across the United States. With more than 30 locations across key U.S. energy markets, Strike is able to leverage local crews to deliver the regional terrain expertise, quick mobilization, and specialized service required for any project. Strike provides its clients with a single point of contact for the full scope of their infrastructure needs across the nation and throughout an asset’s life cycle, from initial project engineering to ongoing support.

In May 2008, Strike, LLC acquired Pickett Measurement Systems, Inc. (“Pickett”), a measurement and fabrication services company specializing in skid-mounted measurement equipment. In June 2014, Strike acquired Delta Directional, LLC (“Delta”), a horizontal directional drilling contractor with rigs strategically located across the country. In June 2015, Strike LLC acquired substantially all of the net assets of Circle K of Arkansas, Inc., an oil and gas construction company. In December 2016, Strike acquired Crossfire, LLC (“Crossfire”), a pipeline and facilities construction company offering a full suite of construction and infrastructure services operating in the Western region of the United States. The Crossfire acquisition cemented Strike as one of the largest service providers in the Permian Basin and bolstered its presence in the Rockies and Bakken regions. In January 2018, Strike acquired substantially all of the assets of Capstone Energy Services, LLC (“Capstone”), a pipeline and facility construction service company within the Northeastern region of the United States. The Capstone acquisition solidified Strike’s presence in the Utica and Marcellus shale plays.

The Company operates through multiple service and fabrication facilities principally located in Texas, New Mexico, Oklahoma, Pennsylvania, Mississippi, Colorado and Louisiana, and has approximately 6,400 employees, with its corporate headquarters located in The Woodlands, Texas.

Note 2. Basis of Presentation and Significant Accounting Policies

Common Control Transaction. As noted above, Strike, LLC created a holding company, Strike Capital, LLC, and became a wholly-owned subsidiary of the holding company in November 2016. This transaction was among entities under common control and did not result in a change in control. Therefore, it did not meet the definition of a business combination in accordance with Accounting Standard Codification (ASC) 805, Business Combinations. Accordingly, the net assets have been recorded at historical cost basis. The historical operations of Strike, LLC are deemed to be those of the Company. Thus, the financial statements included in this report reflect (i) the historical operating results of Strike, LLC prior to the common control transaction and (ii) the combined results of Strike, LLC and Strike following the common control transaction.

Reporting Period. The audited period ended December 31, 2015 consists of the financial position as of December 31, 2015 and results of operations, cash flows and changes in members’ equity from January 10, 2015 to December 31, 2015.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Segments. The Company reports its results under two reportable segments: Major Projects and Infrastructure Integrity Services. See Note 19 for additional information regarding the Company’s segments.

Basis of Consolidation. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include Strike and its subsidiaries after elimination of intercompany balances and transactions. The Company’s investments in other entities for which the Company does not have a controlling interest, but for which it has the ability to exert significant influence, are accounted for using the equity method of accounting. Equity method investments are recorded as other long-term assets. Income or loss from these investments is recorded as a separate line item in the statements of operations. Intercompany profits or losses associated with the Company’s equity method investments are eliminated until realized by the investee in transactions with third parties.

Use of Estimates. The presentation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts in the consolidated financial statements and accompanying notes. Such estimates include but are not limited to estimated cost to complete construction-type contracts using the percentage-of-completion method, net realizable value of inventory, estimated lives of depreciable assets, estimates related to fair value of reporting units for purposes of assessing goodwill and other indefinite-lived intangible assets for impairment, estimates related to deferred tax assets and liabilities including any related valuation allowances, and allocation of purchase price in business combinations. While management believes that such estimates are reasonable when considered in conjunction with the Company’s consolidated financial position and results of operations taken as a whole, actual results could differ materially from those estimates.

Limitation of Members’ Liability. Under the terms of the limited liability agreement, as amended, the members are not obligated for debt, obligations, or other liabilities of the Company. Profits and losses are allocated to members based on their ownership interests.

Significant Accounting Policies

The following is a summary of significant accounting policies followed in the preparation of the accompanying consolidated financial statements.

Revenue Recognition. Revenue is derived from construction projects performed under master and other service agreements as well as from contracts for specific projects or jobs requiring the construction and installation of an entire infrastructure system or specified units within an entire infrastructure system. Revenue derived from projects performed under master service agreements and other longer term contracts approximates 44.5%, 56.1%, and 66.8% of consolidated revenue for the years ended December 31, 2017 and 2016 and period ended December 31, 2015, respectively.

The Company frequently provides services under time and materials agreements, unit price agreements, cost-plus agreements, and lump-sum agreements. Revenue and related costs for master and other service agreements billed on a time and materials basis are recognized as the services are rendered. Revenue from fixed price contracts provides for a fixed amount of revenue for the entire project, subject to certain additions for changed scope or specifications. Under unit-based contracts, Strike is compensated based on pricing established with the customer for each delivered unit. The Company also performs services under master service agreements on a cost-plus basis, under which Strike is compensated for all of its allowed expenses plus an agreed percentage of profit. Revenue from these contracts is generally recognized using the percentage-of-completion method, under which the percentage of revenue to be recognized for a given project is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. Such contracts provide that the customer accept

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

completion of progress to date and compensate the Company for services rendered. Contract costs include all direct materials, labor and subcontracted costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and the operational costs of capital equipment.

The estimation process for revenue recognized under the percentage-of-completion method is based on the professional knowledge and experience of the Company’s project managers, engineers and financial professionals. Management reviews estimates of contract revenue and costs on an ongoing basis. Changes in job performance, job conditions and management’s assessment of expected contract settlements are factors that influence estimates of total contract value and total costs to complete those contracts and, therefore, the Company’s profit recognition. Changes in these factors may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined, which could materially affect the Company’s results of operations in the period in which such changes are recognized. Provisions for losses on uncompleted contracts are made in the period in which such losses are determined to be probable and the amount can be reasonably estimated. The majority of fixed price contracts are completed within one year.

Change Orders and Customer Claims. The Company may incur costs subject to change orders, whether approved or unapproved by the customer, and/or claims related to its in-process contracts. Change orders are modifications of an original contract, which effectively change deliverables under a contract. Either the Company or its customers and suppliers may initiate change orders. Change orders may include, among other things, changes in specifications or design, manner of performance, equipment, materials, scope of work, and/or the period of completion of the project. Change orders occur when changes are experienced after the original contract has been executed. Management determines the probability that such costs will be recovered based upon engineering studies and legal opinions, past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer. The Company treats such costs as a cost of contract performance in the period incurred if it is not probable that the costs will be recovered or recognizes revenue up to the amount of the related cost if it is probable that the contract price will be adjusted and can be reliably estimated. Change orders are included in the total estimated contract revenue when it is probable that the change order will result in additional value that can be reliably estimated and realized.

Subcontractor Claims. The Company from time to time receives claims for amounts in excess of the agreed contract price that subcontractors may seek to collect from the Company for alleged Company-caused delays, errors in specifications and designs, unapproved change orders, or other causes of unanticipated costs. The Company periodically evaluates outstanding claims against the Company and estimates the monetary exposure of those claims based on contract provisions, prior experience with the subcontractor, and other known and available information and data. The Company provides for any material known claims believed to be measurable and probable of settlement with a claimant in their cost estimates. Actual settlement of claims may be significantly different from the Company’s estimate, which may result in additional direct contract costs or reduction to direct contract costs recognized in the period when settlement occurs.

As of December 31, 2017 and 2016, the Company had no claims outstanding and no claims included in estimated costs. The Company actively engages in substantive meetings with its customers to complete the final approval process, and generally expects these processes to be completed within one year.

The asset, “Costs incurred and estimated earnings in excess of billings on uncompleted contracts”, represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts”, represents billings in excess of revenues recognized.

Accounts Receivable and Credit Policies. Accounts receivable include third party obligations primarily under contracts described in the aforementioned “Revenue Recognition” policy due under terms specified in the

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

contract, and generally subject to lien rights on the underlying construction projects. Typically, contract terms require payment within 30 days from the invoice date. Certain contracts provide for retainage provision which are generally due upon completion of the contracts and acceptance by the customer. As of December 31, 2017 and 2016, the Company had retainage receivables of approximately $59.4 million and $22.3 million, respectively, included in accounts receivable on the accompanying consolidated balance sheets.

Allowance for Doubtful Accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments and establishes an allowance for doubtful accounts for anticipated losses of its business units when a business unit has historical experience of losses in the ordinary course of business. In addition, an allowance is established when it is probable that a specific receivable is not collectible and the loss can be reasonably estimated. Amounts are written off against the allowance when they are considered to be uncollectible.

Management actively monitors the economic environment and its impact on the Company’s customers and their creditworthiness in connection with its evaluation of the Company’s accounts receivable portfolio and the adequacy of its allowance for doubtful accounts. The Company’s billings are pursuant to contract provisions and contracts are with established companies; however, accounts receivable may be exposed to potential credit risk if the customers should encounter financial difficulties. The Company recorded an allowance for doubtful accounts of approximately $0.8 million as of December 31, 2017. No allowance was recorded as of December 31, 2016.

Cash and Cash Equivalents. All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents, which are carried at fair value. As of December 31, 2017 and 2016, the Company did not hold any cash equivalents.

Inventories. Inventories, including materials consumed in the construction process, are stated at the lower of cost or market value. On January 1, 2017, the Company adopted the new inventory standard, Accounting Standards Update 2015-11, Simplifying the Measurement of Inventory (“ASU 2015-11”). Under this ASU, inventory is measured at the lower of cost or net realizable value, which is defined as the estimated selling price in the ordinary course of business, less reasonable predictable costs of completion, disposal, and transportation. Prior to adoption of this ASU, inventories were stated at the lower of cost or market, with cost determined by using either the first-in, first-out or the weighted-average methods. The adoption of this ASU did not have a material impact on the consolidated financial statements.

Inventories consist primarily of parts and supplies held for use in the ordinary course of business, which are valued by the Company at the lower of cost or net realizable value. Technological or market changes can render certain materials obsolete. Allowances for inventory obsolescence are determined based upon specific facts and circumstances and market conditions. Management determined no allowance for slow-moving and obsolete items was necessary as of December 31, 2017 and 2016.

Property and Equipment. Property and equipment are stated at cost, or, if acquired in a business combination, at the acquisition date fair value. Depreciation is computed over the estimated useful lives of the related assets using the straight-line method. Leasehold improvements are depreciated over the shorter of the term of the lease or the estimated useful lives of the improvements. Property and equipment under capital leases are depreciated over their estimated useful lives. The cost and related accumulated depreciation of assets retired or otherwise disposed of are eliminated from the accounts, and any resulting gain or losses are recognized in operations in the year of disposal. The cost of routine repairs and maintenance are charged to expense as incurred; and significant renewals and improvements are capitalized. Identifiable intangible assets with estimated useful lives are amortized on a straight-line basis over the shorter of the estimated useful life or term of related agreements.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Impairment of Long-Lived Assets. The Company periodically evaluates the appropriateness of remaining depreciable lives assigned to long-lived assets. The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset or asset group from the expected undiscounted future pre-tax cash flows of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Fair values take into consideration management’s estimates of risk-adjusted discount rates, which are believed to be consistent with assumptions that market participants would use in their estimates of fair value. The Company concluded there were no indicators evident or other circumstances present that these assets were not recoverable and accordingly, no impairment losses have been recognized for the periods presented.

Goodwill and Indefinite-Lived Intangible Assets. The Company has goodwill and certain indefinite-lived intangible assets that have been recorded in connection with its acquisitions of businesses. Goodwill represents the excess of acquisition consideration paid over the fair value of identifiable net tangible and identifiable intangible assets acquired. Goodwill and identifiable intangible assets with indefinite useful lives are tested for impairment annually. The Company performs its annual impairment tests of goodwill and indefinite-lived intangible assets during the fourth quarter of each year, and on a quarterly basis, management monitors these assets for potential impairment triggers. Goodwill is required to be tested for impairment at the reporting unit level. The Company tests goodwill at the reporting unit level which is the level for which there are distinct cash flows, products, capabilities and available financial information. The Company performs a qualitative assessment of the fair value of its reporting units before calculating the fair value of the reporting unit in step one of the two-step goodwill impairment model. If, through the qualitative assessment, the Company determines that it is more likely than not that the reporting unit’s fair value is greater than its carrying value, the remaining impairment steps would be unnecessary.

In January 2017, the Financial Accounting Standards Board (FASB) issued an update intended to simplify the subsequent measurement of goodwill by eliminating the second step in the two-step goodwill impairment test. The update requires an entity to perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and to recognize an impairment charge for the amount by which the carrying amount exceeds the fair value. The income tax effect associated with an impairment of tax deductible goodwill is also considered in the measurement of the goodwill impairment. The Company elected to adopt the provisions of the update in connection with its annual impairment test performed in the fourth quarter of 2017.

Management has determined there are six reporting units for goodwill impairment analysis purposes. For each of the years ended December 31, 2017 and 2016, and the period ended December 31, 2015, management performed an annual impairment test of its goodwill and indefinite-lived intangible assets by examining relevant events and circumstances that could have an effect on their fair values, such as: macroeconomic conditions, industry and market conditions, entity-specific events, financial performance and other relevant factors or events that could affect earnings and cash flows.

The Company’s analysis indicated that the fair value of each of the Company’s reporting units was in excess of its carrying amount.

Deferred Loan Costs. Debt issuance costs, net of amortization, are recorded as a reduction from the debt’s carrying value on the balance sheet. For line of credit arrangements, debt issuance costs are stated net of amortization as an asset on the balance sheet. Debt issuance costs are amortized over the term of the arrangements. Amortization of deferred loan costs of $3.5 million and $2.4 million were recorded for the years ended December 31, 2017 and 2016, respectively. Amortization of deferred loan costs of $1.6 were recorded for the period ended December 31, 2015. Deferred loan costs, net of accumulated amortization, totaled $1.8 million and $2.2 million as of December 31, 2017 and 2016, respectively.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Concentration of Credit Risk. Financial instruments that potentially subject the Company to credit risk are cash and cash equivalents and accounts receivable. Cash balances are maintained in financial institutions which at times exceed federally insured limits. The Company monitors the financial condition of the financial institutions in which accounts are maintained and has not experienced any losses in such accounts. The Company performs ongoing credit evaluations as to the financial condition of its customers with respect to receivables. Generally, no collateral is required as a condition of sale. The Company’s consideration of allowance for doubtful accounts is based upon current market conditions and other factors.

Product Warranties. The Company provides a warranty for a period of time based on the terms of each contract. Historically, the Company has incurred little or no cost associated with these warranties during the years ended December 31, 2017 and 2016, or the period ended December 31, 2015. The Company determined no accrual for warranty was necessary.

Fair Value Measurements. From time to time, the Company may record financial assets and financial liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. These fair value measurements incorporate nonperformance risk (i.e., the risk that an obligation will not be fulfilled). In measuring fair value, the Company reflects the impact of credit risk on liabilities, as well as any collateral. The Company also considers the credit standing of counterparties in measuring the fair value of assets.

The Company uses any of three valuation techniques to measure fair value: the market approach, the income approach, and the cost approach in determining the appropriate valuation technique based on the nature of the asset or liability being measured and the reliability of the inputs used in arriving at fair value.

The inputs used in applying valuation techniques include assumptions that market participants would use in pricing the asset or liability (i.e., assumptions about risk). Inputs may be observable or unobservable. The Company uses observable inputs in their valuation techniques, and classifies those inputs in accordance with the fair value hierarchy establish by applicable accounting guidance, which prioritizes those inputs. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The three levels are defined as follows:

Level 1 – Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level – Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Fair Value of Financial Instruments. The Company’s financial instruments consist primarily of cash, accounts receivable, equity investments, accounts payable and other current liabilities, and debt obligations.

Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

participants on the measurement date. The fair value guidance establishes a valuation hierarchy, which requires maximizing the use of observable inputs when measuring fair value. In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement classification is determined based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset or liability.

Fair values of financial instruments are estimated using public market prices, quotes from financial institutions and other available information. The fair value of the Company’s short-term financial assets and liabilities approximates their carrying value represented in the balance sheets principally due to the short-term nature of these instruments. The fair value of the Company’s long-term equipment notes approximate carrying value based on their effective interest rates compared to current market rates. The carrying amounts of the revolving loan and term loan debt approximate fair value because those financial instruments bear interest at variable rates that approximate current market rates for loans with similar maturities and credit quality.

Derivative Instruments. Derivatives are recognized in the consolidated balance sheets at fair value, with classification as current or noncurrent based upon the maturity of the derivative instruments. Changes in the fair value of derivative instruments are recorded in current earnings. Cash flows from derivative contracts are reported in the consolidated statement of cash flows in the same categories as the cash flows from the underlying transactions. The primary risk associated with interest rate swaps is the ability of third parties to meet their obligations under the terms of the contracts. The Company does not anticipate nonperformance by third parties. There are no derivatives currently outstanding as of December 31, 2017.

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis. Assets and liabilities recognized or disclosed at fair value on a non-recurring basis, for which remeasurement occurs in the event of an impairment or other measurement event, if applicable, may include items such as equity investments, long-lived assets, goodwill, and other intangible assets.

Valuation of Net Assets Acquired. The determination of the fair value of net assets acquired in a business combination requires estimates and judgments of future cash flow expectations for the acquired business and the related identifiable tangible and intangible assets. Fair values are calculated using expected cash flows and industry-standard valuation techniques. For current assets and current liabilities, book value is generally assumed to equal fair value. Goodwill is the amount by which consideration paid exceeds the fair value of acquired net assets. Acquisition costs, including acquisition integration costs, are expensed as incurred and are included within general and administrative expenses in the consolidated statements of operations.

Due to the time required to gather and analyze the necessary data for each acquisition, U.S. GAAP provides a “measurement period” of up to one year in which to finalize these fair value determinations. During the measurement period, preliminary fair value estimates may be revised if new information is obtained about the facts and circumstances existing as of the date of acquisition based on the final net assets and net working capital of the acquired business, as prescribed in the applicable purchase agreements. Such adjustments may result in the recognition of, or adjust the fair values of, acquisition-related assets and liabilities and/or consideration paid. For the year ended December 31, 2017, measurement period adjustments included certain adjustments to the preliminary estimates of intangible assets and acquisition-related contingent consideration, and resulted in approximately $1.0 million reduction in the final valuation of the equity issued and approximately $1.4 million allocated from goodwill to specifically identifiable intangible assets for businesses acquired in 2016. For the period ended December 31, 2015, measurement period adjustments included certain adjustments to the preliminary estimates of goodwill and specifically identifiable intangible assets, and resulted in approximately $3.3 million allocated from goodwill to specifically identifiable intangible assets. There were no such

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

adjustments recorded in the year ended December 31, 2016. Fair value adjustments resulting from circumstances that developed after the date of acquisition are reflected as income or expense, as appropriate, in the period the adjustment is considered probable.

Investments in Affiliates. Investments in entities of which the Company is not the primary beneficiary, but over which the Company has the ability to exercise significant influence, are accounted for using the equity method of accounting. The Company’s share of net income or losses from unconsolidated equity investments is included in equity in earnings (losses) of unconsolidated affiliates in the consolidated statements of operations when applicable. Equity investments are reviewed for impairment by assessing whether any decline in the fair value of the investment below the carrying value is other than temporary. In making this determination, factors such as the ability to recover the carrying amount of the investment and the inability of the investee to sustain an earnings capacity are evaluated in determining whether a loss in value should be recognized. Any impairment losses related to investments would be recognized in other expense. Equity method investments are carried at original cost and are included in Investment in Affiliate in the consolidated balance sheet and are adjusted for the Company’s proportionate share of the investees’ income, losses and distributions.

Income Taxes. As a limited liability company, the Company is not subject to federal income taxes as components of its income and expenses flow through directly to the members. Accordingly, no provision for federal income taxes has been reflected in the financial statements. However, the Company is subject to state income taxes in various states in which it operates.

The liability method is used in accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits.

The Company follows guidance for uncertainty in income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

In accordance with this guidance, the Company has elected to record income tax related interest and penalties, if any, as a component in the provision of income tax expense. For the years ended December 31, 2017 and 2016 and period ended December 31, 2015, the Company incurred no material income tax related interest or penalties. The Company completed its analysis of its tax positions and believes there are no uncertain tax positions that would require recognition in the financial statements as of December 31, 2017 and 2016. The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within the next twelve months. The Company is subject to federal tax examinations for 2014 and later years. The Company is also subject to state tax examinations for the fiscal years 2013 and later. There are no income tax examinations currently in process.

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“TCJA”). The provisions of the 2017 Tax Act will require significant judgments and estimates to be made, and management’s interpretations of these provisions could differ from those of the U.S. Treasury Department or the IRS, which has yet to promulgate all of the regulations implementing the 2017 Tax Act. Management completed

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

its analysis of the TCJA and determined there was no material effect on the Company’s provision for income taxes.

Equity-Based Compensation. As of December 31, 2017 and 2016, the Company had certain member units issued and outstanding related to an acquisition completed in 2014. As and when approved by the Board of Directors, the Company shall distribute to the holder of the units a preferred distribution, plus any unpaid return calculated at the remaining unpaid balance, multiplied by an applicable rate of 8% per annum. The units require the holder to remain employed by the Company for a period of five years from the date of acquisition; otherwise, the distribution will be reduced pro-rata based on the number of calendar quarters remaining in the five-year period. The preferred distribution is recorded as equity-based compensation expense in the accompanying consolidated statement of operations. Refer to Note 11. Members’ Equity for additional information.

Earnings per Unit. Basic and diluted earnings per unit is computed by dividing net income attributable to members of Strike Capital by the weighted average number of Founder and Common units during the reporting period. Our basic and diluted EPU are computed using the two-class method, whereby earnings are allocated to the Founder and Common units that are participating securities based on their respective ownership. Per unit amounts are computed by dividing net income available to members by the weighted average units outstanding during each period.

Self-Insurance. The Company is insured for employer’s liability, workers’ compensation, auto liability and general liability claims. Under these programs, the deductible for workers’ compensation is $5,000 per occurrence. The Company has no deductibles for auto liability and general liability. The Company also has employee health care benefit plans for most employees, of which the primary plan is subject to a deductible of $1,000 per claimant per year. The Company is also required to post letters of credit and provide cash collateral to certain of its insurance carriers. Cash collateral deposited with insurance carriers is included in other long-term assets in the consolidated balance sheets.

The Company’s self-insurance liability is reflected in the consolidated balance sheets within current liabilities. The determination of such claims and expenses and the appropriateness of the related liability is reviewed and updated quarterly, however, these insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the determination of the Company’s liability in proportion to other parties and the number of incidents not reported. Accruals are based upon known facts and historical trends. Although management believes its accruals are adequate, a change in experience or actuarial assumptions could materially affect the Company’s results of operations in a particular period.

Litigation and Contingencies. Accruals for litigation and contingencies are reflected in the consolidated financial statements based on management’s assessment, including advice from legal counsel, of the expected outcome of litigation or other dispute resolution proceedings and/or the expected resolution of contingencies. Liabilities for estimated losses are accrued if the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated. Significant judgment is required in both the determination of probability of loss and the determination as to whether the amount is reasonably estimable. Accruals are based only on information available at the time of the assessment due to the uncertain nature of such matters. As additional information becomes available, management reassesses potential liabilities related to pending claims and litigation and may revise its previous estimates, which could materially affect the Company’s results of operations in a given period.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 3. New Accounting Pronouncements

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The core principle of this ASU is that a company will recognize revenue when it transfers goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. In doing so, companies will need to use judgment and make estimates when evaluating contract terms and other relevant facts and circumstances. Additionally, ASU 2014-09 requires enhanced disclosures about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delayed the effective date of ASU 2014-09 by one year. In 2016 and 2017, the FASB issued several accounting standards updates to clarify certain topics within ASU 2014-09, and to update certain other topics within the Accounting Standards Codification (“ASC”) to conform with the new guidance in Topic 606.

The Company adopted the requirements of Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which is also referred to as Accounting Standards Codification (“ASC”) Topic 606 (“Topic 606”), under the modified retrospective transition approach effective January 1, 2018, with application to all existing contracts that were not substantially completed as of January 1, 2018. A cumulative effect adjustment of $1.5 million was made to the opening balance of retained earnings as of January 1, 2018 based on the difference between the recognition criteria under Topic 606 and the Company’s previous revenue recognition practices under the previous revenue recognition guidance, ASC Topic 605-35. Consistent with the modified retrospective transition approach, the 2017 prior period was not adjusted to conform to the new standard.

The Company’s assessment of the effects of Topic 606 on its consolidated financial statements, financial statement disclosures, business processes, systems and controls included a detailed review of representative contracts at each of the Company’s business units and a comparison of its historical accounting policies and practices to Topic 606 and related disclosures under the new standard. Based on the Company’s review of its revenue arrangements, the Company expects to recognize revenue and earnings over time utilizing the cost-to-cost measure of progress for its fixed price, unit price and cost-plus contracts as well as certain master service and other service agreements, consistent with current practice. For these contracts, the cost-to-cost measure of progress best depicts the transfer of control of goods or services to the customer under Topic 606. Contracts recognized over time are typically comprised of a single performance obligation as the promise to transfer the individual goods or services is not distinct from other promises in the contract due to the significant integration services provided by the Company in connection with its contracts.

Contract modifications are routine in the performance of the Company’s contracts and are typically evidenced by a change order. In most instances, change orders relate to adjustments to prices and the scope of services provided, which are not distinct from the scope of services in the original contract. Therefore, change orders will typically be accounted for on a cumulative catch-up basis under Topic 606, consistent with the Company’s current practice.

The Company’s future disclosures related to revenue recognition will include information about unsatisfied performance obligations and expectations of the timing of recognition for those obligations. Additionally, in the future, the Company’s disclosures will reflect the amount of contract assets and contract liabilities, as calculated on a by-contract basis. The Company has implemented targeted changes to its internal reporting processes to facilitate gathering the data needed for the reporting and disclosure requirements.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other Accounting Pronouncements to Be Adopted

In May 2017, FASB issued guidance which provided clarification as to when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. Limited and administrative modifications that do not change the value, vesting conditions, or classification of the award are exempt from following the modification guidance in the related topic. This standard, which the Company adopted as of January 1, 2018, is not expected to have a material effect on the consolidated financial statements.

In January 2017, the FASB issued guidance, which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. Strike is required to adopt the guidance in the first quarter of fiscal year 2021 using a prospective approach. Earlier adoption is permitted. Strike early adopted this guidance as of January 1, 2018 and the implementation of this guidance did not have a material impact on its consolidated financial statements.

In August 2016, the FASB issued guidance, which amends the existing accounting standards for the classification of certain cash flows and is intended to reduce diversity in practice by providing guidance on the classification of certain cash receipts and payments in the statement of cash flows. The Company adopted this standard as of January 1, 2018, on a retrospective basis. The adoption did not have a material effect on the Company’s consolidated financial statements.

In February 2016, the FASB issued guidance, which amends the existing accounting standards for leases. Consistent with current guidance, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification. Under the new guidance, a lessee will be required to recognize assets and liabilities for all leases with lease terms of more than twelve months. Strike is required to adopt the guidance in the first quarter of fiscal year 2019 using a modified retrospective approach. Earlier adoption is permitted. Strike is currently evaluating the timing and the impact of this guidance on the Company’s consolidated financial statements.

In January 2016, the FASB issued guidance, which amends the existing accounting standards for the recognition and measurement of financial assets and financial liabilities. The guidance primarily addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. The new standard is effective for interim and annual periods beginning after December 15, 2017, and the Company adopted the new standard effective January 1, 2018. The amendments should be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, with other amendments related specifically to equity securities without readily determinable fair values applied prospectively. The adoption did not have a material effect on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued an update that amends certain disclosure requirements related to fair value measurements. Certain disclosure requirements will be removed, such as the valuation processes for Level 3 fair value measurements, and other disclosure requirements will be modified or added, including a new requirement to disclose the range and weighted average (or a more reasonable and rational method to reflect the distribution) of significant unobservable inputs used to develop Level 3 fair value measurements. This update is effective for interim and annual periods beginning after December 15, 2019. Certain amendments, including the disclosure of the range and weighted average of significant observable inputs used to develop Level 3 fair value measurements, should be applied prospectively, while other amendments should be applied retrospectively. The Company evaluating the impact of this new standard on its consolidated financial statements and will adopt the new standard effective January 1, 2020.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Also in August 2018, the FASB issued an update that aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). Entities can choose to adopt the new guidance prospectively or retrospectively. This update is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. The Company does not expect this update to materially impact its consolidated financial statements and will adopt the new standard by January 1, 2020.

In June 2018, the FASB issued guidance, which expands the guidance in Topic 718 to include share-based payments for goods and services to non-employees and generally aligns it with the guidance for share-based payments to employees. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect of this ASU on its consolidated financial statements.

Note 4. Earnings per Unit

The Company has not historically presented earnings per unit (“EPU”) as its member units did not trade on a public market. Accordingly, the Company was permitted under accounting guidance to omit such disclosure. However, based on the subsequent event as described in Note 18 below, the Company is presenting basic and diluted EPU for the periods included in the statement of operations.

Basic and diluted EPU are computed using the two-class method, whereby earnings (losses) are allocated to each participating class based on the respective ownership and their respective contractual rights. Per unit amounts are computed by dividing net income available to members by the weighted average units outstanding during each period. The unvested Phantom and Junior units are antidilutive and therefore, have not been included in diluted EPU.

In accordance with the Company’s existing Amended and Restated Operating Agreement, Founder units are entitled to receive a cumulative minimum annual distributions amount of $2 million.

All units issued in connection with the Delta acquisition (see further discussion Note 13) have been included in common units outstanding and have been allocated their respective share of unallocated earnings as participating units in accordance with the two- class method. Additionally, Delta units are entitled to a preferred distribution of $9 million which has been accounted for as equity-based compensation which is reflected in net income (loss). Refer to Note 13 for further discussion.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table provides details underlying the Company’s earnings (loss) per unit calculations for the periods indicated:

Earnings (Loss) per Unit

	Year ended December 31,		Period from January 10 to December 31, 2015
(in thousands, except units and per unit data)	2017	2016
Net income (loss)	$13,620	$(12,282)	$(5,152)
Founder units	13,121	(12,027)	(5,023)
Common units	499	(255)	(129)
Weighted average units outstanding:
Founder units — basic and diluted	635,352	611,519	591,769
Common units — basic and diluted	28,537	11,104	10,938

Total weighted average units outstanding	663,889	622,623	602,708
Earnings (loss) per unit attributable to founder and common units:
Founder units — basic and diluted	$20.65	$(19.67)	$(8.49)

Common units — basic and diluted	$17.49	$(22.96)	$(11.79)

Note 5. Goodwill and Other Intangible Assets

The following table provides a reconciliation of changes in goodwill by reportable segment for the periods indicated:

(in thousands)	Major Projects	Infrastructure and Integrity Services	Total
Balance, January 10, 2015	$19,228	$32,160	$51,388
Acquisitions	—	—	—

Balance at December 31, 2015	19,228	32,160	51,388
Acquisitions	—	13,196	13,196

Balance at December 31, 2016	19,228	45,356	64,584
Purchase price allocation adjustments	—	(1,368)	(1,368)

Balance at December 31, 2017	$19,228	$43,988	$63,216

The purchase price allocation adjustments recorded in the year ended December 31, 2017 resulted from the completion of the Company’s valuation of the consideration paid, assets acquired and liabilities assumed.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table provides a reconciliation of changes in other intangible assets for the periods indicated:

Other Intangible Assets	As of December 31, 2017			As of December 31, 2016			As of December 31, 2017
(in thousands)	Intangible Assets	Accumulated Depreciation	Intangible Assets, Net	Intangible Assets	Accumulated Depreciation	Intangible Assets, Net	Remaining weighted average amortization in years
Amortizing
Trade Names	$8,450	$(1,170)	$7,280	$1,300	$(325)	$975	8.71
Backlog	(1,760)	1,760	—	—	—	—	—
Customer Relationships	184,690	(52,960)	131,730	181,790	(40,467)	141,323	10.58
Software	4,330	(3,753)	577	4,330	(2,887)	1,443	0.67
Non-amortizing
Trade names	98,143	—	98,143	98,143	—	98,143

Total identifiable intangible assets	$293,853	$(56,123)	$237,730	$285,563	$(43,679)	$241,884

All definite-lived intangibles are amortized using the straight-line method of amortization based upon the estimated useful life of the asset. The expense is included in depreciation and amortization expense.

The Company did not have any impairment of amortizable long-lived assets for the years ending December 31, 2017 or 2016 or for the period ending December 31, 2015.

Amortization expense associated with intangible assets for the years ended December 31, 2017, December 31, 2016 and the period ended December 31, 2015, totaled $14.2 million, $14.3 million, and $16.1 million, respectively. In addition, the assumed backlog from the Crossfire acquisition (Note 6) of $1.8 million was fully amortized to revenue during the year ended December 31, 2017. Expected future amortization expense as of December 31, 2017 is summarized in the following table:

(in thousands)	Amortization expense
2018	$13,915
2019	13,338
2020	13,338
2021	13,338
2022	13,338
Thereafter	72,320

Total	$139,587

Note 6. Business Combinations

Crossfire Acquisition. During 2016, the Company completed the acquisition of Crossfire LLC (“Crossfire”) which is included in the IIS segment. Crossfire provides maintenance and construction activities in the oil and natural gas industry primarily in the Western and Mid-Western regions of the United States. The aggregate consideration for this acquisition consisted of 41,493.0892 Member Units valued at $19.0 million as of the acquisition settlement date. There were no contingent consideration payments as part of the acquisition. The purchase price allocation was finalized during the year ended December 31, 2017, and resulted in approximately $1.0 million reduction in the final valuation of the equity issued and approximately $1.4 million allocated from

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

goodwill to specifically identifiable intangible assets. The results of the acquired business have been included in the Company’s consolidated financial statements since the acquisition date of December 30, 2016.

Fair value of assets acquired and liabilities assumed:
(in thousands)
Accounts receivable	$20,396
Cost incurred and estimated in excess of billings	4,832
Other current assets	4,226
Property and equipment	16,754
Goodwill	11,828
Other assets	8,290

Total assets acquired	66,326

Accounts payable	14,007
Accrued expenses and other liabilities	5,640
Billings in excess of costs incurred and estimated billings	1,434
Long-term debt	26,256

Total Liabilities assumed	47,337

Total net assets acquired, including goodwill	18,989

In connection with the Crossfire acquisition, the Company incurred $0.5 million of transaction expenses, which is reflected in selling, general and administrative expenses in the accompanying statement of operations.

The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Goodwill attributable to the acquisition has been recorded as a non-current asset and is not amortized, but is subject to review at least on an annual basis for impairment. Goodwill recognized was primarily attributable to expected operating efficiencies and expansion opportunities in the businesses acquired. Goodwill and intangible assets recognized from the acquisition is not expected to be tax deductible as it was treated as a stock acquisition for tax purposes.

Circle K Acquisition. On June 30, 2015, the Company acquired substantially all the net assets of Circle K of Arkansas Inc. (“Circle K”), which provides pipeline and facility construction and maintenance services to the oil, natural gas and utility industries. The acquisition was completed for a purchase price of approximately $12.1 million, net of cash received. Included in the purchase agreement is an earn-out feature for the seller that is based on continued employment by the seller and annual earnings targets by the acquired entity through the year ended December 31, 2017. This earn-out terminated in 2016 as the seller terminated his employment with the Company. The results of the acquired business have been included in the Company’s consolidated financial statements since the acquisition date.

In connection with the Circle K acquisition, the Company incurred $0.3 of transaction expenses, which was reflected in selling, general and administrative expenses in the accompanying statement of operations.

For the year ended December 31, 2016, unaudited pro forma revenue totaled approximately $901.2 million and unaudited pro forma net loss totaled approximately $27.5 million, respectively. For the period ended December 31, 2015, unaudited pro forma revenue totaled approximately $957.1 million and unaudited pro forma net loss totaled approximately $21.0 million.

The above indicated unaudited pro forma financial results, which represent the results of operations of the companies acquired as if the acquired companies had been consolidated as of January 10, 2015, are provided for

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved by the combined companies for the periods indicated, or of the results that may be achieved by the combined companies in the future. The unaudited supplemental pro forma financial results have been prepared by adjusting the historical results of Strike to include the historical results of the acquired businesses described above, and then adjusted (i) to remove acquisition costs; (ii) to increase amortization expense resulting from the acquired intangible assets; (iii) to increase interest expense as a result of the cash consideration paid; (iv) to reduce interest expense from debt repaid upon acquisition; and (v) to eliminate the effects of intercompany transactions. These unaudited supplemental pro forma financial results do not include adjustments to reflect other cost savings or synergies that may have resulted from this acquisition. Future results may vary significantly due to future events and transactions, as well as other factors, many of which are beyond the Company’s control.

Note 7. Equity Method Investment

On December 31, 2016, the Company contributed a business consisting of machinery and equipment, vehicles, certain contracts and cash to Capstone Energy Services, LLC (“Capstone”) in exchange for a 44% membership interest in Capstone. Capstone provides maintenance and construction activities for the oil and natural gas industry primarily in Pennsylvania and Ohio. As a result of the contribution, the Company’s ownership interest in the business decreased to 44% which resulted in the de-recognition of these assets as of December 31, 2016. There was no gain or loss recognized on this transaction.

The Company accounted for its investment in Capstone as an equity method investment. The basis difference between the amount at which the investment is carried and the amount of the underlying equity in net assets of Capstone, referred to as equity method goodwill was approximately $5.8 million and $5.3 million as of December 31, 2017 and 2016, respectively.

The fair value of the Company’s equity investment is not readily observable. Equity investments are reviewed for impairment by assessing whether there has been a decline in the fair value of the investment below the carrying value, and whether that decline is considered to be other than temporary. In making this determination, factors such as the ability to recover the carrying amount of the investment and the inability of the investee to sustain future earnings capacity are considered. The Company is not aware of events or changes in circumstances that would have a significant adverse effect on the carrying values of its equity method investments as of December 31, 2017 and 2016.

In January 2018, the Company entered into an exchange and redemption agreement with the majority owner of the affiliate, whereby the Company exchanged its 44% ownership and paid approximately $4.2 million in consideration and received substantially all of the assets from the affiliate.

Note 8. Accounts Receivable, Net of Allowance

The following table provides details of accounts receivable, net of allowance, as of the dates indicated:

Accounts receivable, net of allowance	December 31,
(in thousands)	2017	2016
Contract billings	$194,512	$105,362
Retainage	59,439	22,277

Total accounts receivable	$253,951	$127,639
Less allowance for doubtful accounts	(835)	—

Total accounts receivable, net	$253,116	$127,639

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Retainage, which has been billed, but is not due until completion of performance and acceptance by customers, is expected to be collected within one year.

The Company’s billings are pursuant to contract provisions and contracts are with established companies; however, accounts receivable may be exposed to potential credit risk if our customers should encounter financial difficulties. The Company recorded an allowance for doubtful accounts of approximately $0.8 million and $0 as of December 31, 2017 and 2016, respectively. Bad debt expense for the years ended December 31, 2017 and 2016 and period ended December 31, 2015 was approximately $1.3 million, $0 million and $0 million.

Note 9. Inventories

The following table provides details of inventory by major class as of the dates indicated:

Inventory by Major Class	As of December 31,
(in thousands)	2017	2016
Raw materials	1,598	998
Finished goods	996	640
Other	39	11

Total inventories	2,633	$1,649

Note 10. Costs and Estimated Profit on Uncompleted Contracts

Costs and Estimated Profit on Uncompleted Contracts	December 31,
(in thousands)	2017	2016
Costs incurred on uncompleted contracts to date	$1,074,407	$707,988
Estimated earnings to date	92,079	46,588

Contract revenues earned to date	$1,166,486	$754,576
Less: billings to date	1,104,339	703,425

Total costs and estimated profit on uncompleted contracts	$62,147	$51,151

Included in the accompanying consolidated balance sheets under the following captions:

	December 31,
(in thousands)	2017	2016
Costs incurred and estimated earnings in excess of billings	$106,407	$61,070
Billings in excess of costs and earnings	(44,260)	(9,919)

Contract revenues earned to date	$62,147	$51,151

The Company had total contract values of approximately $1,619.9 million and $1,152.2 million related to uncompleted contracts, including approved change orders at December 31, 2017 and 2016, respectively. The contracts were in various stages of completion at these respective dates.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 11. Property and Equipment, Net

The following table provides details of property and equipment, net, including property and equipment held under capital leases as of the dates indicated:

Property and equipment, net	Estimated Useful Lives	December 31,
(cost in thousands)		2017	2016
Furniture, fixtures and data processing equipment	1 – 7	$18,963	$11,531
Leasehold improvement	Lesser of useful life or lease term	22,346	21,913
Machinery and equipment	5 – 10	53,348	44,252
Construction mats	2	16,574	16,935
Vehicles	2 – 7	18,073	11,721
Construction-in-process		4,782	5,300

Total property and equipment		134,086	111,652
Less accumulated depreciation and amortization		(61,921)	(43,020)

Total property and equipment, net		$72,165	$68,632

For the years ended December 31, 2017 and 2016 and the period ended December 31, 2015, total depreciation and amortization expense, including amortization of assets recorded under capital leases, totaled approximately $25.5 million, $30.1 million, and $19.6 million, respectively. This amount is inclusive of depreciation and amortization expense reported in “Costs of revenues earned” in the accompanying consolidated statements of operations of approximately $18.6 million, $25.1 million, and $15.9 million, respectively.

Note 12. Long-Term Debt

The following table provides details of debt as of the dates indicated:

Long-term debt	Rate	December 31,
(in thousands)		2017	2016
ABL loan		$40,000	$15,000
Term loan: $250 million		237,500	250,000
Capital leases	2.15% – 7.99%	4,904	—
Equipment notes payable*	3.4% – 4.75%	4,314	20,318
Debt issuance costs and unamortized discount on debt		(13,030)	(15,964)

Total debt		273,688	269,354
Less current portion		(20,281)	(23,664)

Total long-term debt		$253,407	$245,690

*	Payable to various financial institutions secured by certain equipment, with monthly principal and interest payments ranging from $1,732 to $91,607.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Required principal payments on long-term debt and capital leases as of December 31, 2017 are as follows:

(in thousands)
2018	$20,281
2019	13,900
2020	12,524
2021	52,513
2022	187,500
Thereafter	—

Total	$286,718

Under the amended and restated terms of the credit agreement outstanding in 2015, the Company received a $230 million term loan in addition to its existing borrowing capacity of $45 million (Revolving Loan) which were secured by all assets of the Company. Interest on the term loan and the revolving loan was payable monthly at the federal funds rate, prime, or LIBOR, at the Company’s election, plus a margin. The unused borrowing capacity was subject to a commitment fee rate between 0.35% and 0.70%, based on the Company’s Leverage Ratio, as defined in the credit agreement. The credit agreement required the Company to comply with certain administrative and financial covenants, including a fixed charge coverage ratio, leverage ratio, and a limit on capital expenditures. On November 30, 2016, the term loan and revolving loan were repaid in full, including all interest owed, and the credit agreement was terminated.

On November 30, 2016, the Company entered into a $250 million term loan and $100 million letter of credit facility agreement (Term Loan Agreement) with Bank of America, N.A., as administrative agent, and certain financial institutions as lenders. The term loan bears interest at LIBOR plus an applicable margin, which was 9.50% (inclusive of the applicable margin) as of December 31, 2017, and is due quarterly. Principal payments of $3.1 million are due quarterly with all unpaid principal and interest due on November 30, 2022, the term loan maturity date. In addition to interest on any borrowings on the letter of credit facility, the Company is also assessed an unused line fee and a facility fee. The term loan and letter of credit facility agreement is secured by all assets of the Company. On December 30, 2016, the letter of credit facility was increased to $110 million. The letter of credit commitment expired on August 31, 2018. Thereafter, all letters of credit are drawn from the ABL loan discussed below.

On March 27, 2018, the Company entered into an incremental term loan of $75 million in accordance with the Term Loan Agreement. As a result of the incremental term loan, principal payments of $4.1 million are due quarterly with all unpaid principal and interest due on November 30, 2022, the term loan maturity date.

On November 30, 2016, the Company entered into its ABL Loan and Security Agreement (ABL) with Bank of America, N.A., as administrative agent, and certain financial institutions as lenders. The ABL provides a revolver commitment up to $100 million and bears interest at LIBOR plus a floating applicable margin, which was 4.62% (inclusive of the applicable margin) as of December 31, 2017. The ABL termination date is November 30, 2021. The ABL includes customary restrictive covenants regarding indebtedness, sales of assets, liens, and investments, among other restrictions. In addition to interest, the ABL also includes an unused line fee and letter of credit facility fees. As of December 31, 2017 and 2016, the Company had approximately $17.2 million and $0.5 million of letters of credit outstanding under the ABL, respectively.

The credit agreement has certain restrictive and financial covenants including a net leverage ratio. The Company was in compliance with these covenants as of December 31, 2017.

As of December 31, 2017 and 2016, accrued interest payable, which is recorded within other accrued expenses in the consolidated balance sheets, totaled $3.0 million and $2.3 million, respectively.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 13. Member’s Equity and Unit-Based Compensation

Member Units. In accordance with the Company’s limited liability agreement, as amended, the Company has 1,000,000 member units authorized, 663,889.4270 member units issued and outstanding as of December 31, 2017. Additionally, under the terms of the agreement, within 90 days following the year end, a minimum annual distribution of $2.0 million is to be paid to certain members of the Company pro rata based on the number of member units held by each. Following payment of the annual minimum distribution amount, all other distributions, including upon any dissolution, liquidation or termination of the Company, are to be paid out in accordance with the terms of the agreement.

Delta Units. In connection with the acquisition of Delta Directional, LLC in 2014, the Company issued 4,108.0283 member units to the seller. As and when approved by its Board of Directors, the Company shall distribute to the holder of these units a preferred distribution of $9.0 million, plus any unpaid priority return calculated at the remaining unpaid balance multiplied by an applicable rate of 8% per annum. The Delta units also require the holder to remain employed by the Company for a period of five years from the date of the acquisition; otherwise the distribution will be reduced pro rata based on number of calendar quarters remaining in the five-year period. Since the $9.0 million payment is contingent on the holder remaining employed by the Company, the preferred distribution will be recorded as share-based compensation expense ratably over the five-year period. During the years ended December 31, 2017 and 2016 and period ended December 31, 2015, the Company recognized equity-based compensation expense of approximately $2.8 million, $2.5 million, and $2.1 million, respectively.

Phantom and Junior Units. Effective August 30, 2013, the Company adopted the Strike LLC Phantom Unit Plan. The combined aggregate number of Junior Units and Phantom Units available to be issued will not exceed 100,000. As of December 31, 2017, and 2016, the Company has 46,900.95 and 39,952.98 Junior Units issued and outstanding, respectively. Of the Junior Units issued, 32,355 were immediately vested. The remaining Junior Units will vest 20% annually. The Phantom Units under this plan represent a hypothetical Junior Units and will vest only upon the consummation of the sale of the Company. As of December 31, 2017, and 2016, 22,650 and 15,025 Phantom Units under this plan were issued and outstanding, respectively. Holders of Junior Units and Phantom Units do not have voting rights on any matters. No value has been reflected in the financial statements for these Phantom Units as the units will not vest until the occurrence of a sale of the Company. In connection with the transaction with Sentinel Energy Services Inc. discussed in Note 20, the Company anticipates recording compensation expense of $3.0 million associated with these Phantom Units.

Note 14. Income Taxes

The provision for (benefit from) income taxes consists of the following:

Income Taxes	Year ended December 31,		Period from January 10 to December 31, 2015
(in thousands)	2017	2016
Current:
State	$1,088	$803	$776
Deferred:
State	26	(89)	(29)

Total provision for income taxes	$1,114	$714	$747

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Deferred income taxes result primarily from the following:

Deferred Income Taxes	Year ended December 31,
(in thousands)	2017	2016
Deferred income tax liabilities (long-term):
Property and equipment	$64	$37

Total deferred income tax liabilities	$64	$37

Note 15. Related Party Transactions

The Company leases office, aircraft, shop and yard space from related parties under lease agreements that extend through August 31, 2021, with optional renewal terms through 2033. Rent expense incurred with related parties totaled approximately $1.6 million and $1.4 million for the years ended December 31, 2017 and December 31, 2016, respectively. Rent expense incurred with related parties totaled approximately $1.4 million for the period ended December 31, 2015. See Note 16 for future minimum annual lease payments.

Effective July 1, 2016, the Company entered into a Shared Services Agreement with Crossfire, LLC. Under the terms of the agreement, prior to the acquisition the Company provided various management and administrative services for a monthly fee of $40,000. Under the agreement, the Company received an additional $0.4 million payment for other services previously provided. The Company recognized $0.6 million of income under the shared services agreement during the year ended December 31, 2016, which is reflected in “Other income” in the accompanying consolidated statements of operations.

As of December 31, 2017 and 2016, the Company has approximately $2.2 million and $0.9 million due from related parties and is recorded in prepaid and other current assets on the consolidated balance sheets.

Note 16. Commitments and Contingencies

The Company is involved in various disputes arising from the normal course of business. Management does not believe the outcome of these disputes will have a material adverse effect on the Company’s consolidated financial position or results of operations.

Capital Leases. The Company entered into agreements that provide lease financing for machinery and equipment in the current year. Leases meeting certain criteria are capitalized, with the related asset recorded in property and equipment and a corresponding amount recorded within the Company’s debt obligations. Capital lease additions are reflected in the consolidated statements of cash flows within the supplemental disclosures of non-cash information.

Operating Leases. The Company entered into multiple office leases which include escalation features, where the rates increase over the terms of the leases. The amount of rent expensed is based on a straight-line calculation of the amount owed over the entire lease term. The difference between the straight-line amount and the contractual amount owed is classified as deferred rent and is amortized to rent expense over the lease term. In addition, two of the office leases contained an allowance for leasehold improvements. These amounts were capitalized as leasehold improvements, with the deferred rent being ratably allocated to rent expense over the lease terms. The Company entered into sublease agreements for certain office leases. These subleases extend through 2019. Sublease income for the years ended December 31, 2017 and 2016 and period ended December 31, 2015 was

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

approximately $0.8 million, $0.9 million, and $1.0 million, respectively. The Company also leases certain equipment and vehicles under non-cancelable operating leases which expire at various dates through June 2021. During the years ended December 31, 2017 and 2016, total rent expense for these leases and other short-term leases amounted to approximately $58.2 million and $33.0 million, respectively. Total rent expense for these leases and other short-term leases approximated $24.8 million for the period ended December 31, 2015.

Future minimum annual lease payments for the years subsequent to December 31, 2017, including rental payments due to related parties, are approximately as follows:

Commitments and contingencies (in thousands)	Non-Affiliates	Related Party	Total
Year ending December 31, 2018	$60,107	$1,054	$61,161
2019	33,102	240	33,342
2020	12,375	78	12,453
2021	2,633	—	2,633
2022	2,402	—	2,402
Thereafter	4,290	—	4,290

Total commitments and contingencies	$114,909	$1,372	$116,281

The total minimum rentals remaining to be received in the future under noncancelable subleases are approximately $1.4 million as of December 31, 2017.

In March 2018, the Company exercised certain rental purchase options (“RPO”) under certain operating leases effectively converting them into capital leases. The capital lease obligations of approximately $25 million will be repaid over a forty-eight month period.

Concentrations of Risk. The Company is subject to certain risk factors, including, but not limited to: risks related to customer consolidation, rapid technological and regulatory changes; changes in customers’ capital spending plans; risks related to market conditions and/or economic downturns; competition; the ability to manage projects effectively and in accordance with management’s estimates; customer disputes related to the performance of services; the nature of its contracts, which do not obligate the Company’s customers to undertake any infrastructure projects and may be canceled on short notice; seasonality, adverse weather conditions and fluctuations in operational factors; risks related to the Company’s acquisitions and investment arrangements, including acquisition integration and financing; recoverability of goodwill; governmental and/or regulatory changes or other factors affecting the industries in which the Company operates; potential exposure to environmental liabilities; collectability of receivables; exposure from system or information technology interruptions; availability of qualified employees; the adequacy of our reserves; exposure to litigation; exposure related to foreign operations; and exposure to multiemployer pension plan liabilities. The Company grants credit, generally without collateral, to its customers. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors. However, the Company generally has certain lien rights on that work and maintains a diverse customer base. The Company believes its billing and collection policies are adequate to minimize potential credit risk. Strike’s customers include public and private energy providers and the primary industry served by the Company’s customers is utilities (including petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; heavy civil and industrial infrastructure). See Note 18 below for information on the Company’s significant customers.

Self-Insurance. As discussed in Note 2, the Company maintains insurance policies for workers’ compensation, general liability and automobile liability, which are subject to per claim deductibles. The Company is self-insured up to the amount of the deductible. As of December 31, 2017 and 2016, the amount accrued for insurance

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

claims totaled $1.3 million and $0.3 million, respectively. The Company considers all insurance claims to be short-term in nature and includes them in current liabilities. The Company had no related insurance recoveries/receivables as of December 31, 2017 and 2016.

Surety Bonds. The Company is required to obtain surety bonds related to certain contracts with customers. Surety bonds totaled approximately $15.5 million as of December 31, 2017 which primarily related to performance on certain of the Company’s contracts.

Indemnities. The Company generally indemnifies its customers for the services it provides under its contracts, as well as other specified liabilities, which may subject the Company to indemnity claims, liabilities and related litigation. As of December 31, 2017 and 2016, the Company was not aware of any material asserted or unasserted claims in connection with these indemnity obligations.

Other Guarantees. In the ordinary course of its business, the Company generally warrants the work it performs for a one to two-year period following substantial completion of a project. Much of the work performed by the Company is evaluated for defects shortly after the work is completed. Accrued warranty claims are not, and have historically not been, material. However, if warranty claims occur, the Company could be required to repair or replace warrantied items, or, if customers elect to repair or replace the warrantied item using the services of another provider, the Company could be required to pay for the cost of the repair or replacement.

Note 17. Employee Benefit Agreement

The employees of the Company are eligible to participate in a 401(k) plan (the “Plan”) sponsored by the Company. The Plan covers substantially all of the Company’s employees subject to certain length of service requirements. All eligible employees may contribute a percent of their compensation subject to a maximum imposed by the Internal Revenue Code. The Plan also permits the Company to make matching contributions at a discretionary percentage determined by the Company each year. For the years ended December 31, 2017 and 2016, the Company made contributions of approximately $2.6 million and $1.4 million, respectively. For the period ended December 31, 2015, the Company made contributions of approximately $1.4 million.

Note 18. Significant Customers

During the year ended December 31, 2017, the Company recognized contract revenue from two customers totaling approximately $701.6 million, or 50% of total contract revenues. Amounts due from these customers included in accounts receivable in the accompanying consolidated balance sheets was approximately $111.1 million as of December 31, 2017. No other customer accounted for 10% or more of the Company’s contract revenues during 2017.

During the year ended December 31, 2016, the Company recognized contract revenue from two customers totaling approximately $302.6 million, or 40% of total contract revenues. Amounts due from these customers included in accounts receivable in the accompanying consolidated balance sheets was approximately $44.6 million as of December 31, 2016. No other customer accounted for 10% or more of the Company’s contract revenues during 2016.

During the year ended December 31, 2015, the Company recognized contract revenue from three customers totaling approximately $281.2 million, or 39% of total contract revenues. No other customer accounted for 10% or more of the Company’s contract revenues during 2015.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 19. Segments

The “management approach” has been used to present the following segment information. This approach is based upon the way the management of the Company organizes segments for making operating decisions and assessing performance. Financial information is reported on the basis that it is used internally by the chief operating decision maker (“CODM”) for evaluating segment performance and deciding how to allocate resources to segments. The Company’s chief executive officer (“CEO”) has been identified as the CODM. The CODM evaluates operating results and financial data on a two-segment basis, and uses revenue, and gross profit, as key performance measures.

The Company’s two reportable segments are:

•

Major Projects – The Major Projects segment provides scheduling, management, and construction of pipelines up to 48” across various terrains and challenging environments, and constructs single-source facilities solutions with end-to-end construction capabilities ranging from compressor and meter stations to large gas treating and processing facilities.

•

Infrastructure and Integrity Services – The infrastructure and integrity services segment provides comprehensive services from initial construction to ongoing integrity, maintenance and operations, as well as ancillary services that include hydrostatic testing, horizontal directional drilling, fabrication, instrumentation and electrical and other services.

The Company manages its business primarily on the segment basis, with the CODM evaluating the Company’s performance based upon gross profit, which is defined as net revenue less cost of revenues that are directly attributable to each segment. Segment gross profit does not include certain operating cost directly or indirectly associated with the operations of each business segment, such as depreciation and amortization recorded as operating expense, selling, general and administrative expenses and other costs. Segment gross profit is the key metric that is used by the CODM in evaluating business performance and is one of the bases of comparing operating performance with competitors. Segment gross profit is useful to measure and evaluate operating performance; however, other companies within this industry may define Segment gross profit differently than the Company, and as a result it may be difficult to use for comparison. The Company records certain intersegment transactions, which are eliminated in consolidation.

STRIKE CAPITAL, LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Summarized financial information for the Company’s reportable segments is presented and reconciled to consolidated financial information in the following tables.

	Year ended December 31,		Period from January 10 to December 31, 2015
(in thousands)	2017	2016
Revenues by segment, net:
Major Projects	$799,331	$482,995	$399,257
Infrastructure and Integrity Services	630,495	268,998	320,377
Intersegment	(27,302)	(3,492)	(5,710)

Total consolidated revenue, net	1,402,524	748,501	713,924
Gross profit (loss) by segment:
Major Projects	141,450	66,585	53,380
Infrastructure and Integrity Services	(177)	11,881	23,220

Total segment gross profit	141,273	78,466	76,600
Payroll and payroll related costs	40,168	24,908	24,728
Depreciation and amortization	21,119	19,241	20,027
General and administrative	31,248	23,640	24,337
(Gain) loss on property, plant and equipment	(6,179)	4,268	(1,749)
Equity-based compensation	2,850	2,494	2,092

Income (loss) from operations	$52,067	$3,915	$7,165
Interest expense	(37,474)	(13,052)	(11,575)
Loss on extinguishment of debt	—	(2,993)	—
Other income	41	562	5

Income (loss) before taxes	$14,634	$(11,568)	$(4,405)

All of the Company’s operations are conducted in the United States and all revenues are derived from customers located in that region.

For years ended December 31, 2017 and 2016 and for the period ended December 31, 2015, all property, plant and equipment is located in the United States.

Note 20. Subsequent Events

The Company has evaluated all events subsequent to the consolidated balance sheet date through November 26, 2018, the date the financial statements were issued.

In January 2018, the Company entered into an exchange and redemption agreement with the majority owner of Capstone, its equity method investment, whereby the Company exchanged its 44% ownership and paid approximately $4.2 million in consideration and received substantially all of the assets from the affiliate. Determination of the estimated fair values of the net assets for this acquisition was preliminary as of the date these financial statements were available to be issued; as a result, further adjustments to these estimates may occur.

On October 19, 2018, it was announced the Company will be acquired by Sentinel Energy Services, Inc. This transaction is expected to close in the first quarter of fiscal year 2019. Upon consummation of the merger, the Company’s Phantom Units will vest. The awards will be classified as a liability and the corresponding compensation cost will be recognized in the statement of operations. As of the date these financial statements were issued, the Company anticipates recording compensation expense of approximately $3.0 million.

Strike Capital, LLC and Subsidiaries

Condensed Consolidated Financial Statements as of September 30, 2018 and December 31, 2017 and for the nine months ended September 30, 2018 and 2017

STRIKE CAPITAL, LLC AND SUBSIDIARIES

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
(in thousands)	2018	2017
Assets
Cash and cash equivalents	$948	$11,688
Accounts receivable, net	241,693	253,116
Contract assets	153,122	106,407
Inventory	3,239	2,633
Prepaid expenses and other current assets	8,302	11,286

Total current assets	407,304	385,130
Property and equipment, net	98,264	72,165
Goodwill	71,130	63,216
Intangible assets, net	233,801	237,730
Deferred loan costs, net	1,416	1,752
Investment in affiliate	—	7,936
Other long-term assets	1,691	2,211

Total assets	$813,606	$770,140

Liabilities and members’ equity
Accounts payable	$131,850	$165,302
Accrued expenses	32,283	24,534
Contract liabilities	29,718	44,260
Current portion of long-term debt	18,627	20,281

Total current liabilities	212,478	254,377
Long-term debt, net of current portion	333,119	253,407
Deferred income tax liability	64	64
Deferred rent	3,696	4,244

Total noncurrent liabilities	336,879	257,715
Commitments and Contingencies (Note 14)
Members’ equity	264,249	258,048

Total liabilities and members’ equity	$813,606	$770,140

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
(in thousands, except units and per unit data)	2018	2017
Revenues	$1,279,194	$925,032
Cost of revenues (including depreciation)	1,159,485	838,773

Gross profit	119,709	86,259
Payroll and payroll related costs	25,067	28,096
Depreciation and amortization	18,046	16,914
General and administrative	28,272	23,926
Gain on sale of property and equipment	(1,773)	(2,629)
Equity-based compensation	2,373	2,102
Transaction expenses	2,815	—

Income from operations	44,909	17,850
Interest expense	(31,286)	(26,622)
Other income (expense)	(2)	29

Income (loss) before taxes	13,621	(8,743)
Provision for income taxes	874	637
Earnings from equity method investment	—	450

Net income (loss)	$12,747	$(8,930)

Earnings per Unit
Net income	$12,747	$(8,930)
Founder units	12,264	(8,482)
Common units	483	(448)
Weighted average units outstanding:
Founder units — basic and diluted	635,352	635,352
Common units — basic and diluted	28,537	28,537

Total weighted average units outstanding	663,889	663,889
Earnings (loss) per unit attributable to founder and common units:
Founder units — basic and diluted	$19.30	$(13.35)

Common units — basic and diluted	$16.93	$(15.70)

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
(in thousands)	2018	2017
Operating activities
Net income (loss)	$12,747	$(8,930)
Adjustments to reconcile net (income) loss provided by operating activities:
Non-cash items:
Depreciation and amortization of property and equipment	18,203	23,585
Amortization of intangible assets	8,530	3,683
Amortization of deferred loan costs	2,729	2,487
(Gain) loss on sales of property and equipment	(1,773)	(2,629)
Earnings from equity method investment	—	(450)
Equity-based compensation	2,373	2,102
Changes in operating accounts:
Accounts receivable	11,424	(144,459)
Contract assets	(45,215)	3,282
Inventory	(605)	(37)
Prepaid expenses and other assets	3,504	(6,725)
Accounts payable	(33,451)	77,268
Accrued expenses	8,249	19,155
Taxes payable	(237)	(600)
Contract Liabilities	(17,578)	51,747
Deferred rent	(547)	(487)

Cash provided by (used in) operating activities	$(31,647)	$18,992

Investing activities
Purchases of property and equipment	(14,379)	(28,254)
Proceeds from disposal of property and equipment	2,755	635
Cash paid for acquisition, net of cash acquired	(4,157)	—

Cash provided by (used in) investing activities	$(15,781)	$(27,619)

Financial activities
Payments for deferred loan costs	(1,241)	(150)
Payments on revolving line of credit	(6,000)	—
Proceeds from long-term debt	75,000	10,000
Principal payments on long-term debt	(20,761)	(16,169)
Distributions to members	(10,310)	(1,386)

Cash provided by (used in) financing activities	$36,688	$(7,705)

Net increase (decrease) in cash and cash equivalents	$(10,740)	$(16,332)
Cash and cash equivalents at beginning of period	11,688	18,887

Cash and cash equivalents at end of period	$948	$2,555

Supplemental information
Interest paid	$28,557	$23,985
Purchases of property and equipment through capital leases	28,666	—
Crossfire purchase price remeasurement	—	(960)
Exchange of equity interest for acquisition	7,939	—

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

STRIKE CAPITAL, LLC AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Company

Strike Capital, LLC (“Strike”, or the “Company”) is a Texas limited liability company and was formed in 2016. In November 2016, Strike, LLC created a holding company, Strike Capital, LLC, and became a wholly-owned subsidiary of the holding company. There are no restrictions of cash flows between Strike Capital, LLC and Strike, LLC. Strike is a nationwide provider of end-to-end pipeline, facilities, energy and civil infrastructure solutions. Strike offers a full complement of integrated engineering, construction, maintenance, integrity, and specialty services to its diversified, long-standing client base, which includes some of the largest midstream and upstream companies in North America. Strike operates through two business segments: (1) Infrastructure and Integrity Services (“IIS”) and (2) Major Projects. Strike’s IIS segment provides end-to-end support from initial construction to ongoing integrity, maintenance and operations. Strike’s Major Projects segment provides engineering, design, program management and construction services for large scale pipeline and facility construction projects across the United States. With more than 30 locations across key U.S. energy markets, Strike is able to leverage local crews to deliver the regional terrain expertise, quick mobilization, and specialized service required for any project. Strike provides its clients with a single point of contact for the full scope of their infrastructure needs across the nation and throughout an asset’s life cycle, from initial project engineering to ongoing support.

In May 2008, Strike acquired Pickett Measurement Systems, Inc. (“Pickett”), a measurement and fabrication services company specializing in skid-mounted measurement equipment. In June 2014, Strike acquired Delta Directional, LLC (“Delta”), a horizontal directional drilling contractor with rigs strategically located across the country. In June 2015, Strike LLC acquired substantially all of the net assets of Circle K of Arkansas, Inc., an oil and gas construction company. In December 2016, Strike acquired Crossfire, LLC (“Crossfire”), a pipeline and facilities construction company offering a full suite of construction and infrastructure services operating in the Western region of the United States. The Crossfire acquisition cemented Strike as one of the largest service providers in the Permian Basin and bolstered its presence in the Rockies and Bakken regions. In January 2018, Strike acquired substantially all of the assets of Capstone Energy Services, LLC (“Capstone”), a pipeline and facility construction service company within the Northeastern region of the United States. The Capstone acquisition solidified Strike’s presence in the Utica and Marcellus shale plays.

The Company operates through multiple service and fabrication facilities principally located in Texas, New Mexico, Oklahoma, Pennsylvania, Mississippi, Colorado and Louisiana, and has approximately 6,400 employees, with its corporate headquarters located in The Woodlands, Texas.

Note 2. Basis of Presentation and Significant Accounting Policies

Segments. The Company reports its results under two reportable segments: Major Projects and Infrastructure Integrity Services. See Note 14 for additional information regarding the Company’s segments.

Basis of Consolidation. The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and include Strike and its subsidiaries after elimination of intercompany balances and transactions. The Company’s investments in other entities for which the Company does not have a controlling interest, but for which it has the ability to exert significant influence, are accounted for using the equity method of accounting. Equity method investments are recorded as investment in affiliate. Income or loss from these investments is recorded as a separate line item in the statements of operations. Intercompany profits or losses associated with the Company’s equity method investments are eliminated until realized by the investee in transactions with third parties.

Unaudited Condensed Consolidated Financial Information. These unaudited condensed consolidated financial statements have been prepared pursuant to the rules of the U.S. Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted pursuant to those rules and regulations. The Company believes that the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly state the financial position, results of operations, and cash flows with respect to the interim condensed consolidated financial statements have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year. The results of the Company have historically been subject to significant seasonal fluctuations.

These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto of the Company and its subsidiaries incorporated in Sentinel Energy Service Inc.’s Proxy Statement on Form S-4.

Reclassification of Prior Year Presentation. Certain prior year amounts have been reclassified for consistency with the current year presentation. See the Revenue Recognition policy included below for further details regarding these updates. Certain reclassifications have also been made to the Company’s condensed consolidated statements of operations for 2017 to conform to classifications for 2018. Specifically, the amounts previously reported as “Costs and estimated earnings in excess of billings on uncompleted contracts” and “Billings in excess of costs and estimated earnings on uncompleted contracts” on the Company’s condensed consolidated balance sheets have been included in the newly titled “Contract assets” and “Contract liabilities” in accordance with the newly adopted revenue recognition guidance discussed below.

Use of Estimates. The presentation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions affecting the reported amounts in the consolidated financial statements and accompanying notes. Such estimates include but are not limited to estimated cost to complete construction-type contracts using the percentage-of-completion method, net realizable value of inventory, estimated lives of depreciable assets, estimates related to fair value of reporting units for purposes of assessing goodwill and other indefinite-lived intangible assets for impairment, estimates related to deferred tax assets and liabilities including any related valuation allowances, and allocation of purchase price in business combinations. While management believes that such estimates are reasonable when considered in conjunction with the Company’s consolidated financial position and results of operations taken as a whole, actual results could differ materially from those estimates.

Earnings per Unit. Basic and diluted earnings per unit is computed by dividing net income attributable to members of Strike by the weighted average number of Founder and Common units during the reporting period. Our basic and diluted EPU are computed using the two-class method, whereby earnings are allocated to the Founder and Common units that are participating securities based on their respective ownership. Per unit amounts are computed by dividing net income available to members by the weighted average units outstanding during each period.

Limitation of Members’ Liability. Under the terms of the limited liability agreement, as amended, the members are not obligated for debt, obligations, or other liabilities of the Company. Profits and losses are allocated to members based on their ownership interests.

Significant Accounting Policies

Revenue Recognition. Revenue is derived from construction projects performed under master service agreements as well as from contracts for specific projects or jobs requiring the construction and installation of an entire infrastructure system or specified units within an entire infrastructure system.

The Company adopted the requirements of Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which is also referred to as Accounting Standards Codification (“ASC”) Topic 606 (“606”), under the modified retrospective transition approach effective January 1, 2018, with application to all existing contracts that were not substantially completed as of January 1, 2018. A cumulative effect adjustment of $1.5 million was made to the opening balance of retained earnings as of January 1, 2018 based on the difference between the recognition criteria under Topic 606 and the Company’s previous revenue recognition practices under the previous revenue recognition guidance, ASC Topic 605-35. Consistent with the modified retrospective transition approach, the comparative 2017 prior period was not adjusted to conform to the current period presentation.

Under Topic 606, revenue is recognized when, or as, control of promised goods and services is transferred to customers, and the amount of revenue recognized reflects the consideration to which an entity expects to be entitled in exchange for the goods and services transferred. Revenue is recognized by the Company primarily over time utilizing the cost-to-cost measure of progress for fixed price contracts and certain master service and other service agreements, consistent with the Company’s previous revenue recognition practices. The Company concluded the cost-to-cost measure of progress best depicts the transfer of control of goods or services to the customer for these contracts.

Revenue derived from projects performed under master service agreements and other longer term contracts approximated 49.4% and 46.4% of consolidated revenue for nine months ended September 30, 2018 and 2017, respectively. Revenue defined from projects performed under fixed price and lump sum agreements totaled 4.7% and 8.2% of consolidated revenue for the nine months ended September 30, 2018 and 2017, respectively.

There was no material adjustment as of and for the nine months ended September 30, 2018 based on the difference between the recognition criteria under Topic 606 and the Company’s previous revenue recognition practice under the previous revenue recognition guidance, ASC Topic 605-35.

Contracts. Revenue is derived from construction projects performed under master and other service agreements as well as from contracts for specific projects or jobs requiring the construction and installation of an entire infrastructure system or specified units within an entire infrastructure system. The Company frequently provides services under time and materials, unit price, cost-plus, or fixed price master service or other service agreements. Revenue and related costs for master and other service agreements billed on a time and materials basis are recognized as the services are rendered. The Company performs services under master and other service agreements on a fixed fee basis, under which Strike furnishes specified units of service for a fixed price per unit of service and revenue is recognized as the services are rendered.

Revenue from fixed price contracts provides for a fixed amount of revenue for the entire project, subject to certain additions for changed scope or specifications. Under unit-based contracts, Strike is compensated as units are completed based on pricing established with the customer for each delivered unit. The Company also performs services under master and service agreements on a cost-plus basis, under which Strike is paid for all of its allowed expenses plus an agreed percentage of profit. Revenue from these contracts, as well as for certain projects pursuant to master and other service agreements, is recognized over time using the percentage-of-completion method, under which the percentage of revenue to be recognized for a given project is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. Such contracts provide that the customer accept completion of progress to date and compensate the Company for services rendered, which may be measured in terms of costs incurred, units installed, hours expended or some other measure of progress.

Contract costs include all direct materials, labor and subcontracted costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs and the operational costs of capital equipment. The estimation process for revenue recognized under the percentage-of-completion method is based on the professional knowledge and experience of the Company’s project managers, engineers and financial professionals. Management reviews estimates of contract revenue and costs on an ongoing basis. Changes in job performance, job conditions and management’s assessment of expected contract settlements are factors that influence estimates of total contract value and total costs to complete those contracts and, therefore, the Company’s profit recognition. Changes in these factors may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined, which could materially affect the Company’s results of operations in the period in which such changes are recognized.

The timing of customer billings is generally dependent upon advance billing terms, milestone billings based on the completion of certain phases of the work, or when services are provided. Under the typical payment terms of master and other service agreements and fixed price contracts, the customer makes progress payments based on quantifiable measures of performance by the Company as defined by each specific agreement. Progress payments, generally net of amounts retained, are paid by the customer over the duration of the contract. Amounts billed and due from customers are classified within accounts receivable, net, in the consolidated balance sheets. Provisions for losses on uncompleted contracts are made in the period in which such losses are determined to be probable and the amount can be reasonably estimated.

Performance Obligations. A performance obligation is a contractual promise to transfer a distinct good or service to a customer, and is the unit of account under Topic 606. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as the performance obligation is satisfied. The Company’s contracts often require significant integration services, and even when delivering multiple distinct services, are generally accounted for as a single performance obligation. Contract amendments and change orders are generally not distinct from the existing contract and are accounted for as a modification of the existing contract and performance obligation. The majority of the Company’s performance obligations are completed within one year.

When more than one contract is entered into with a customer on or close to the same date, the Company evaluates whether those contracts should be combined and accounted for as a single contract as well as whether those contracts should be accounted for as one, or more than one, performance obligation. This evaluation requires significant judgment and is based on the facts and circumstances of the various contracts.

Remaining performance obligations represent the amount of unearned transaction prices under contracts for which work is wholly or partially unperformed. As of September 30, 2018, the amount of the Company’s remaining performance obligations was $800.8 million, which the company expects to recognize in the subsequent twelve months.

Additionally, Strike may incur incremental costs to obtain certain contracts, such as sales commissions and legal fees or initial set-up or mobilization costs, certain of which can be capitalized under the newly adopted revenue recognition guidance. Such costs were not material during the nine months ended September 30, 2018.

Variable Consideration. Transaction prices for the Company’s contracts may include variable consideration, which comprises items such as change orders, claims, incentives and liquidated damages. Change orders are modifications of an original contract, which effectively change deliverables under a contract. Either the Company or its customers and suppliers may initiate change orders. Change orders may include, among other things, changes in specifications or design, manner of performance, equipment, materials, scope of work, and/or the period of completion of the project. Management estimates variable consideration for a performance obligation utilizing estimation methods that best predict the amount of consideration to which the Company will be entitled. Variable consideration is included in the estimated transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is resolved. Management’s estimates of variable consideration and determination of whether to include estimated amounts in transaction price are based largely on, past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer legal opinions and all other relevant information that is reasonably available. The effect of variable consideration on the transaction price of a performance obligation is typically recognized as an adjustment to revenue on a cumulative catch-up basis. To the extent unapproved change orders, claims and liquidated damages reflected in transaction price are not resolved in the Company’s favor, or to the extent incentives reflected in transaction price are not earned, there could be reductions in, or reversals of, previously recognized revenue.

As of September 30, 2018, the Company included approximately $39.6 million of change orders and/or claims in the transaction price for certain contracts that were in the process of being resolved in the normal course of business. These transaction price adjustments are included within contract assets, as appropriate. As of September 30, 2018, these change orders and/or claims were primarily related to certain large projects within the Infrastructure and Integrity Services segment that have either recently been completed, or are expected to reach substantial completion in the coming months. The Company actively engages with its customers to complete the final approval process, and generally expects these processes to be completed within one year. Amounts ultimately realized upon final acceptance by customers could be higher or lower than such estimated amounts. There were no such change orders or claims outstanding as of December 31, 2017.

Revenues by Category. The following tables present Strike’s revenue disaggregated by contract type for the nine months ended September 30, 2018:

Revenues by contract type (in thousands)	September 30, 2018	December 31, 2017
Unit-price contracts	$839,384	$655,364
Fixed price contracts	59,946	65,320
Cost-plus contracts	238,561	511,806
Time and materials contracts	141,303	170,034

Total revenues	1,279,194	1,402,524

Contract Assets and Liabilities. With respect to the Company’s contracts, interim payments are typically received as work progresses in accordance with agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. As a result, under fixed price contracts the timing of revenue recognition and contract billings results in contract assets and contract liabilities. Contract assets represent revenues recognized in excess of amounts billed for fixed price contracts and are current assets that are transferred to accounts receivable when billed or the billing rights become unconditional. Contract assets are not considered a significant financing component as the intent is to protect the customer in the event the Company does not perform on its obligations under the contract.

Conversely, contract liabilities represent billings in excess of revenues recognized for fixed price contracts. These arise under certain contracts that allow for upfront payments from the customer or contain contractual billing milestones, which result in billings that exceed the amount of revenues recognized for certain periods. Contract liabilities are current liabilities and are not considered a significant financing component, as they are used to meet working capital requirements that are generally higher in the early stages of a contract and protect the Company from the other party failing to meet its obligations under the contract. Contract assets and liabilities are recorded on a performance obligation basis at the end of each reporting period.

Contract assets and liabilities consisted of the following:

	September 30,	December 31,
(in thousands)	2018	2017
Contract assets	$153,122	$106,407
Contract liabilities	29,718	44,260

The increase in contract assets was primarily due to an increase in revenues for the nine months ended September 30, 2018 as compared to the nine months ended September 30, 2017. The decrease in contract liabilities was primarily due to normal fluctuations in the mix of projects and billing terms.

During the nine months ended September 30, 2018, the Company recognized revenue of approximately $38.2 million related to contract liabilities outstanding at December 31, 2017.

The Company recognizes unbilled receivables for non-fixed price contracts within “Accounts receivable” in certain circumstances, such as when revenues have been earned and recorded but the amount cannot be billed until a later date, costs have been incurred but are yet to be billed or if amounts arise from routine lags in billing.

During the nine months ended September 30, 2018, there was a $17.9 million impact to gross profit due to a commercial settlement on a large pipeline project.

Practical Expedients and Exemptions. The Company utilizes certain practical expedients and exemptions associated with the new revenue recognition guidance. For example, the Company elected the modified retrospective transition method, which allowed the guidance to be applied only to contracts that were not considered substantially complete as of January 1, 2018. Additionally, in cases where the Company has a right to consideration from a customer in an amount that corresponds directly with the value of the Company’s performance completed to date, the Company recognizes revenue in the amount to which it has a right to invoice and does not disclose such performance as a remaining performance obligation. Also, contract consideration is not adjusted for the effects of a significant financing component if payment is expected to be collected less than one year from when the services are performed.

Recently Issued Accounting Standards

See the revenue recognition discussion within Significant Accounting Policies above, and the recently issued accounting standards discussion below, for information pertaining to the effects of recently adopted and other recently issued accounting standards, as updated from the discussion in the Company’s 2017 audited financial statements.

In August 2018, the FASB issued an update that amends certain disclosure requirements related to fair value measurements. Certain disclosure requirements will be removed, such as the valuation processes for Level 3 fair value measurements, and other disclosure requirements will be modified or added, including a new requirement to disclose the range and weighted average (or a more reasonable and rational method to reflect the distribution) of significant unobservable inputs used to develop Level 3 fair value measurements. This update is effective for interim and annual periods beginning after December 15, 2019. Certain amendments, including the disclosure of the range and weighted average of significant observable inputs used to develop Level 3 fair value measurements, should be applied prospectively, while other amendments should be applied retrospectively. The Company is evaluating the impact of this new standard on its consolidated financial statements and will adopt the new standard effective January 1, 2020.

Also in August 2018, the FASB issued an update that aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). Entities can choose to adopt the new guidance prospectively or retrospectively. This update is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. The Company does not expect this update to materially impact its consolidated financial statements and will adopt the new standard by January 1, 2020.

In June 2018, the FASB issued guidance, which expands the guidance in Topic 718 to include share-based payments for goods and services to non-employees and generally aligns it with the guidance for share-based payments to employees. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect of this ASU on its consolidated financial statements.

In May 2017, the FASB issued guidance which provided clarification as to when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. Limited and administrative modifications that do not change the value, vesting conditions, or classification of the award are exempt from following the modification guidance in the related topic. This standard, which the Company adopted as of January 1, 2018, did not have a material effect on the consolidated financial statements.

In January 2017, the FASB issued guidance, which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value. Strike is required to adopt the guidance in the first quarter of fiscal year 2021 using a prospective approach. Earlier adoption is permitted. Strike early adopted this guidance as of January 1, 2018 and the implementation of this guidance did not have a material impact on its consolidated financial statements.

In August 2016, the FASB issued guidance which reduces diversity in practice by providing guidance on the classification of certain cash receipts and payments in the statement of cash flows. These transactions include contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies and distributions received from equity method investments. This ASU, which the Company adopted as of January 1, 2018, is effective on a retrospective basis, and the changes did not have an impact on its consolidated financial statements.

In February 2016, the FASB issued guidance which requires the recognition of operating lease right-of-use assets and the corresponding lease liabilities on the balance sheet. The new standard is effective for interim and annual periods beginning after December 15, 2018. In July 2018, the FASB issued an update that provides entities a choice between the previously required modified retrospective transition method and another transition method that allows entities to initially apply the new standard at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. While Strike continues to evaluate the effect of this standard on its consolidated financial statements, it is anticipated that adoption will result in a significant amount of lease right-of-use assets and corresponding lease liabilities being recorded on its consolidated balance sheets. The Company’s assessment, which it expects to substantially complete in the fourth quarter of 2018, includes an evaluation of its existing lease portfolio, a comparison of its historical accounting policies and practices to the new standard, and an evaluation of the effect of certain accounting policy elections. In addition, the Company is evaluating certain changes to its current business processes and internal controls to meet the reporting and disclosure requirements of the new standard. The standard is not expected to have a material impact on the Company’s compliance with the financial covenants under its current credit facility. The Company will adopt this guidance effective January 1, 2019 and will apply the transition method that allows for the recognition of a cumulative-effect adjustment to retained earnings on such date. The Company’s expectations may change as its assessment progresses. For information about the Company’s future lease commitments as of December 31, 2017, see Note 16. Commitments and Contingencies, in the Company’s 2017 audited financial statements.

Note 3. Earnings Per Unit

Basic and diluted EPU are computed using the two-class method, whereby earnings (losses) are allocated to each participating class based on the respective ownership. Per unit amounts are computed by dividing net income available to members by the weighted average units outstanding during each period. The unvested Phantom and Junior units are antidilutive and therefore, have not been included in diluted EPU.

In accordance with the Company’s existing Amended and Restated Operating Agreement, Founder units are entitled to receive a cumulative minimum annual distributions amount of $2 million.

All units issued in connection with the Delta acquisition (see further discussion Note 11) have been included in common units outstanding and have been allocated their respective share of unallocated earnings as participating units in accordance with the two- class method. Additionally, Delta units are entitled to a preferred distribution of $9 million which has been accounted for as equity-based compensation which is reflected in net income (loss). Refer to Note 11 for further discussion.

The following table provides details underlying the Company’s earnings (loss) per unit calculations for the periods indicated:

Earnings per Unit	Nine months ended September 30,
(in thousands, except units and per unit data)	2018	2017
Net income	$12,747	$(8,930)
Founder units	12,264	(8,482)
Common units	483	(448)
Weighted average units outstanding:
Founder units — basic and diluted	635,352	635,352
Common units — basic and diluted	28,537	28,537

Total weighted average units outstanding	663,889	663,889
Earnings (loss) per unit attributable to founder and common units:
Founder units — basic and diluted	$19.30	$(13.35)

Common units — basic and diluted	$16.93	$(15.70)

Note 4. Acquisition

During 2016, the Company completed the acquisition of Crossfire LLC (“Crossfire”). Crossfire provides maintenance and construction activities in the oil and natural gas industry primarily in the Western and Mid-Western regions of the United States. The aggregate consideration for this acquisition consisted of 41,493.0892 Member Units valued at $19.0 million as of the acquisition settlement date. There were no contingent consideration payments as part of the acquisition. The purchase price allocation was finalized during the year ended December 31, 2017, and resulted in approximately $1.0 million reduction in the final valuation of the equity issued and approximately $8.3 million allocated from goodwill to specifically identifiable intangible assets. The results of the acquired business have been included in the Company’s consolidated financial statements since the acquisition date.

Note 5. Equity Method Investment

On December 31, 2016, the Company contributed a business consisting of machinery and equipment, vehicles, certain contracts and cash to Capstone Energy Services, LLC (“Capstone”) in exchange for a 44% membership interest in Capstone. Capstone provides maintenance and construction activities for the oil and natural gas industry primarily in Pennsylvania and Ohio. As a result of the contribution, the Company’s ownership interest in the business was 44% which resulted in the de-recognition of these assets as of December 31, 2016. There was no gain or loss recognized on this transaction.

The Company accounted for its investment in Capstone as an equity method investment. The basis difference between the amount at which the investment is carried and the amount of the underlying equity in net assets of Capstone, referred to as equity method goodwill was approximately $5.8 million as of December 31, 2017.

On January 1, 2018, the Company entered into an exchange and redemption agreement with the majority owner of the affiliate whereby the Company exchanged its 44% ownership and paid approximately $4.2 million cash and acquired the assets of Capstone for an aggregate purchase consideration of approximately $12.1 million. This asset acquisition was accounted for as a business combination and the results of the acquired business have been included in the Company’s Infrastructure and Integrity Services segment and consolidated financial statements since the acquisition date. The Company is in the process of finalizing its assessments of the fair values of the acquired assets and assumed liabilities related to the acquired business, and further adjustments to the purchase price allocations may occur.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the acquisition date:

(in thousands)	Capstone
Property and equipment	$3,116
Identifiable intangible assets	4,600
Current liabilities	(3,536)

Total identifiable net assets	4,180
Goodwill	7,914

Total purchase consideration	$12,094

In connection with the Capstone acquisition, the Company incurred $0.1 million of transaction expenses, which is reflected in transaction expenses in the accompanying statement of operations.

The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents the goodwill amount resulting from the acquisition. Goodwill attributable to the acquisition has been recorded as a non-current asset and is not amortized, but is subject to review at least on an annual basis for impairment. Goodwill recognized was primarily attributable to expected operating efficiencies and expansion opportunities in the businesses acquired. Goodwill and intangible assets recognized from the acquisition are expected to be tax deductible.

The following table summarizes the estimated fair values of identifiable intangible assets for the Capstone acquisition as of the acquisition date and the related weighted average amortization periods by type (in thousands, except for weighted average amortization periods, which are in years).

(in thousands)	Estimated Fair Value	Weighted Average Amortization Period in Years
Customer relationships	$6,500	10
Backlog	(3,550)	1
Trade name	1,650	10

Total identifiable intangible assets	$4,600

Note 6. Property and Equipment, Net

The following table provides details of property and equipment, net, including property and equipment held under capital leases as of the dates indicated:

Property and equipment, net (in thousands)	Estimated Useful Lives	September 30, 2018	December 31, 2017
Furniture, fixtures and data processing equipment	1 – 7	$20,484	$18,963
Leasehold improvement	Lesser of useful life or lease term	22,505	22,346
Machinery and equipment	5 – 10	84,705	53,348
Construction mats	2	2,880	16,574
Vehicles	2 – 7	19,865	18,073
Construction-in-process		9,132	4,782

Total property and equipment		159,570	134,086
Less accumulated depreciation and amortization		(61,306)	(61,921)

Total property and equipment, net		$98,264	$72,165

For the nine months ended September 30, 2018 and 2017, total depreciation and amortization expense, including amortization of assets recorded under capital leases, totaled approximately $18.2 million and $23.6 million, respectively. This amount is inclusive of depreciation and amortization expense reported in “Costs of revenues earned” in the accompanying consolidated statements of operations of approximately $11.3 million and $17.3 million, respectively.

Note 7. Goodwill and Other Intangible Assets

The following table provides balances for goodwill as of September 30, 2018:

(in thousands)	Major Projects	Infrastructure and Integrity Services	Total
Balance, December 31, 2017	$19,228	$43,988	$63,216
Acquisitions	—	7,914	7,914

Balance, September 30, 2018	$19,228	$51,902	$71,130

As described in Note 2, Strike reports at the consolidated level with two identified reportable segments and six reporting units for goodwill impairment testing purposes.

The following table provides a reconciliation of changes in other intangible assets, net, for the period indicated:

Identifiable Intangible Assets	As of September 30, 2018			As of December 31, 2017			As of September 30, 2018
(in thousands)	Intangible Assets	Accumulated Amortization	Intangible Assets, Net	Intangible Assets	Accumulated Amortization	Intangible Assets, Net	Remaining weighted average amortization in years
Amortizing
Trade Names	$10,100	$(1,928)	$8,172	$8,450	$(1,170)	$7,280	6.38
Backlog	(3,550)	2,663	(887)	(1,760)	1,760	—	0.25
Customer Relationships	191,190	(62,817)	128,373	184,690	(52,960)	131,730	9.34
Software	4,330	(4,330)	—	4,330	(3,753)	577	N/A
Non-amortizing
Trade Names	98,143	—	98,143	98,143	—	98,143	N/A
Total identifiable intangible assets	$300,213	$(66,412)	$233,801	$293,853	$(56,123)	$237,730

Net amortization expense for intangible assets and liabilities was $8.5 million and $3.7 million for the nine months ended September 30, 2018 and 2017.

Note 8. Fair Value Measurement

The fair value hierarchy included in GAAP gives the highest priority to Level 1 inputs, which consist of unadjusted quoted prices for identical instruments in active markets. Level 2 inputs consist of quoted prices for similar instruments. Level 3 valuations are derived from inputs that are significant and unobservable, and these valuations have the lowest priority.

Fair value of financial instruments

Cash, cash equivalents, and short-term assets and liabilities. The carrying amounts for these instruments approximated fair value due to the short-term nature or maturity of the instruments.

Debt. The fair value of the Company’s long-term equipment notes approximate carrying value based on their effective interest rates compared to current market rates. The carrying amounts of the revolving loan and term loan debt approximate fair value because those financial instruments bear interest at variable rates that approximate current market rates for loans with similar maturities and credit quality.

Assets and liabilities measured at fair value on a nonrecurring basis

Acquisitions. The determination of the fair value of net assets acquired in a business combination requires estimates and judgments of future cash flow expectations for the acquired business and the related identifiable tangible and intangible assets. Fair values are calculated using expected cash flows and industry-standard valuation techniques. For current assets and current liabilities, book value is generally assumed to equal fair value. Goodwill is the amount by which consideration paid exceeds the fair value of acquired net assets.

Goodwill and Other Intangible Assets. In connection with the Company’s acquisitions, identifiable intangible assets acquired typically include goodwill, trade names, backlog, customer relationships, and software. The Company utilizes the fair value premise as the primary basis for its valuation procedures, which is a market-based approach to determine the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. Strike periodically engages the services of an independent valuation firm when a new business is acquired to assist management with this valuation process, including assistance with the selection of appropriate valuation methodologies and the development of market-

based valuation assumptions. Based on these considerations, management utilizes various valuation methods, including an income approach, a market approach and a cost approach, to determine the fair value of intangible assets acquired based on the appropriateness of each method in relation to the type of asset being valued. The assumptions used in these valuation methods are analyzed and compared, where possible, to available market data, such as industry-based weighted average costs of capital and discount rates, trade name royalty rates, public company valuation multiples and recent market acquisition multiples. The level of inputs used for these fair value measurements is the lowest level (Level 3). The Company believes that these valuation methods appropriately represent the methods that would be used by other market participants in determining fair value.

Note 9. Accounts Receivable, Net of Allowance

The following table provides details of accounts receivable, net of allowance (together, “accounts receivable, net”) as of the dates indicated:

Accounts receivable, net of allowance (in thousands)	September 30, 2018	December 31, 2017
Contract billings	$190,157	$194,512
Retainage	52,423	59,439

Total accounts receivable	$242,580	$253,951
Less allowance for doubtful accounts	(887)	(835)

Total accounts receivable, net	$241,693	$253,116

Retainage, which has been billed, but is not due until completion of performance and acceptance by customers, is expected to be collected within one year. Receivables expected to be collected beyond one year are recorded within other long-term assets.

The Company’s billings are pursuant to contract provisions and contracts are with established companies; however, accounts receivable may be exposed to potential credit risk if our customers should encounter financial difficulties. The Company recorded an allowance for doubtful accounts of approximately $0.9 million and $0.8 million at September 30, 2018 and December 31, 2017, respectively.

The Company had total contract values of approximately $1,578 million and $1,620 million related to uncompleted contracts, including approved change orders at September 30, 2018 and December 31, 2017, respectively. The contracts were in various stages of completion at these respective dates.

Note 10. Long-Term Debt

Long-term debt obligations consisted of the following:

Long-term debt (in thousands)	Rate	September 30, 2018	December 31, 2017
ABL loan		$34,000	$40,000
Term loan: $325 million		300,164	237,500
Capital leases	2.15% – 7.99%	29,138	4,904
Notes payable*	3.4% – 4.75%	323	4,315
Debt issuance costs and unamortized discount on debt		(11,879)	(13,031)

Total debt		351,746	273,688
Less current portion		(18,627)	(20,281)

Total long-term debt		$333,119	$253,407

*	Payable to various financial institutions secured by certain equipment, with monthly principal interest payments ranging from $1,732 to $91,607.

On November 30, 2016, the Company entered into a $250 million term loan and $100 million letter of credit facility agreement (Term Loan Agreement) with Bank of America, N.A., as administrative agent, and certain financial institutions as lenders. The term loan bears interest at LIBOR plus an applicable margin, which was 10.45% and 9.50% (inclusive of the applicable margin) as of September 30, 2018 and December 31, 2017, respectively, and is due quarterly. Principal payments of $3.125 million are due quarterly with all unpaid principal and interest due on November 30, 2022, the term loan maturity date. In addition to interest on any borrowings on the letter of credit facility, the Company is also assessed an unused line fee and a facility fee. The term loan and letter of credit facility agreement is secured by all assets of the Company. On December 30, 2016, the letter of credit facility was increased to $110 million. The letter of credit commitment expired on August 31, 2018. There after, any letters of credit are drawn from the ABL Loan discussed below.

On March 27, 2018, the Company entered into an incremental term loan of $75 million in accordance with the Term Loan Agreement. As a result of the incremental term loan, principal payments of $4.1 million are due quarterly with all unpaid principal and interest due on November 30, 2022, the term loan maturity date.

On November 30, 2016, the Company entered into its ABL Loan and Security Agreement (“ABL”) with Bank of America, N.A., as administrative agent, and certain financial institutions as lenders. The ABL provides a revolver commitment up to $100 million and bears interest at LIBOR plus a floating applicable margin, which was 6.5% and 4.62% (inclusive of the applicable margin) as of September 30, 2018 and December 31, 2017, respectively. The ABL termination date is November 30, 2021. The ABL includes customary restrictive covenants regarding indebtedness, sales of assets, liens, and investments, among other restrictions. In addition to interest, the ABL also includes an unused line fee and letter of credit facility fees. As of September 30, 2018, the Company had approximately $34.0 million of letters of credit outstanding under the ABL.

The credit agreement has certain restrictive and financial covenants including a net leverage ratio. The Company was in compliance with these covenants as of September 30, 2018.

Debt issuance costs associated with line of credit arrangements are classified as an asset and all other debt issuance costs are recorded as a reduction to the long-term debt balance on the consolidated balance sheets. Debt issuance costs are amortized over the term of the arrangements.

As of September 30, 2018 and December 31, 2017, accrued interest payable, which is recorded within other accrued expenses in the consolidated balance sheets, totaled $0.9 million and $3.0 million, respectively. For additional information pertaining to the Company’s debt instruments, see Note 12. Long-Term Debt in the Company’s 2017 audited annual financial statements.

Note 11. Member’s Equity and Unit-Based Compensation

Member Units. In accordance with the Company’s limited liability agreement, as amended, the Company has 1,000,000 member units authorized, 663,889 member units issued and outstanding as of September 30, 2018. Additionally, under the terms of the agreement, within 90 days following the year end, a minimum annual distribution of $2.0 million is to be paid to certain members of the Company pro rata based on the number of member units held by each. Following payment of the annual minimum distribution amount, all other distributions, including upon any dissolution, liquidation or termination of the Company, are to be paid out in accordance with the terms of the agreement.

Delta Units. In connection with the acquisition of Delta Directional, LLC, the Company issued 4,108.0283 member units to the seller. As and when approved by its Board of Directors, the Company shall distribute to the holder of these units a preferred distribution of $9.0 million plus any unpaid priority return as calculated as the remaining unpaid balance multiplied by an applicable rate of 8% per annum. The Delta units also require the holder to remain employed by the Company for a period of five years from the date of the acquisition; otherwise the distribution will be reduced pro rata based on number of calendar quarters remaining in the five-year period. Since the $9.0 million payment is contingent on the holder remaining employed by the Company, the preferred distribution will be recorded as share-based compensation expense ratably over the five-year period. During the nine-month period ended September 30, 2018 and 2017, the Company recognized equity-based compensation expense of approximately $2.4 million and $2.1 million, respectively.

Phantom and Junior Units. Effective August 30, 2013, the Company adopted the Strike LLC Phantom Unit Plan. The combined aggregate number of Phantom Units and Junior Units available to be issued will not exceed 100,000. The Company has 47,950.96 issued and outstanding as of September 30, 2018 and December 31, 2017. Of the Junior Units issued, 32,355 were immediately vested. The remaining Junior Units that were issued will vest 20% annually for five years. The Phantom Units under this plan represent a hypothetical Junior Unit and vest only upon the consummation of a sale of the Company. As of September 30, 2018 and December 31, 2017, 22,650 Phantom Units under this plan were issued and outstanding. Holders of Junior Units and Phantom Units do not have voting rights on any matters. No value has been reflected in the financial statements for these Phantom Units as the units will not vest until the occurrence of a sale of the Company. In connection with the transaction with Sentinel Energy Services, Inc. discussed in Note 15, the Company anticipates recording compensation expense of $3.0 million associated with these Phantom Units.

Note 12. Income Taxes

As a limited liability company, the Company is not subject to federal income taxes as components of its income and expenses flow through directly to the members. Accordingly, no provision for federal income taxes has been reflected in these financial statements. However, the Company is subject to state income taxes in various states in which it operates.

The liability method is used in accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when these differences are expected to reverse. The realizability of deferred tax assets are evaluated annually and a valuation allowance is provided if it is more likely than not that the deferred tax assets will not give rise to future benefits.

In determining the quarterly provision for income taxes, management uses an estimated annual effective tax rate based on forecasted annual pre-tax income, permanent tax differences, statutory tax rates and tax planning opportunities in the various jurisdictions in which the Company operates. The effect of significant discrete items is separately recognized in the quarter(s) in which they occur. There were no discrete items during the year to date period.

Note 13. Commitments and Contingencies

The Company is involved in various disputes arising from the normal course of business. Management does not believe the outcome of these disputes will have a material adverse effect on the Company’s consolidated financial position or results of operations.

Leases. The Company leases certain land, buildings and equipment under non-cancelable lease agreements, including related party leases. The terms of these agreements vary from lease to lease, and certain leases include renewal options and escalation clauses.

Rent and related expense for operating leases that have non-cancelable terms in excess of one year totaled approximately $60.2 million and $40.3 million for the nine months ended September 30, 2018 and 2017, respectively. The Company also incurred rent and related expense for facilities, vehicles and equipment having original terms of one year or less totaling approximately $109.4 million and $57.6 million for the nine months ended September 30, 2018 and 2017, respectively.

In March 2018, the Company exercised options on certain rental purchase option (RPO) operating leases effectively converting them into capital leases. The capital lease obligations of approximately $25 million will be repaid over a forty-eight-month period.

Self-Insurance. The Company maintains insurance policies for workers’ compensation, general liability and automobile liability, which are subject to per claim deductibles. The Company is self-insured up to the amount of the deductible. As of September 30, 2018, and December 31, 2017, the amount accrued for insurance claims totaled $1.8 million and $1.3 million, respectively. The Company considers all insurance claims to be short-term in nature and includes them in current liabilities. The Company had no insurance recoveries/receivables as of September 30, 2018 and December 31, 2017.

Indemnities. The Company generally indemnifies its customers for the services it provides under its contracts, as well as other specified liabilities, which may subject the Company to indemnity claims, liabilities and related litigation. As of September 30, 2018, and December 31, 2017, the Company was not aware of any material asserted or unasserted claims in connection with these indemnity obligations.

Note 14. Segments

The “management approach” has been used to present the following segment information. This approach is based upon the way the management of the Company organizes segments for making operating decisions and assessing performance. Financial information is reported on the basis that it is used internally by the chief operating decision maker (“CODM”) for evaluating segment performance and deciding how to allocate resources to segments. The Company’s chief executive officer (“CEO”) has been identified as the CODM. The CODM evaluates operating results and financial data on a two-segment basis, and uses revenue and gross profit as key performance measures.

The Company’s two reportable segments are:

•

Major Projects — The Major Projects segment provides scheduling, management, and construction of pipelines up to 48” across various terrains and challenging environments, and constructs single-source facilities solutions with end-to-end construction capabilities ranging from compressor and meter stations to large gas treating and processing facilities.

•

Infrastructure and Integrity Services — The infrastructure and integrity services segment provides comprehensive services from initial construction to ongoing integrity, maintenance and operations, as well as ancillary services that include hydrostatic testing, horizontal directional drilling, fabrication, instrumentation and electrical and other services.

The Company manages its business primarily on the segment basis, with the CODM evaluating the Company’s performance based upon gross profit, which is defined as net revenue less cost of revenues that are directly attributable to each segment. Segment gross profit does not include certain operating cost directly or indirectly associated with the operations of each business segment, such as depreciation and amortization recorded as operating expense, selling, general and administrative expenses and other costs. Segment gross profit is the key metric that is used by the CODM in evaluating business performance and is one of the bases of comparing operating performance with competitors. Segment gross profit is useful to measure and evaluate operating performance; however, other companies within this industry may define Segment gross profit differently than the Company, and as a result it may be difficult to use. Segment gross profit, or similarly-named financial measures, that other companies may use to compare the performance of these companies to the Company’s performance. The Company records certain intersegment transactions, which are eliminated in consolidation.

Summarized financial information for the Company’s reportable segments is presented and reconciled to consolidated financial information in the following tables.

	Nine months ended September 30,
(in thousands)	2018	2017
Revenues by segment, net:
Major Projects	$508,412	$547,761
Infrastructure and Integrity Services	795,792	397,186
Intersegment	(25,010)	(19,915)

Total consolidated revenue, net	1,279,194	925,032
Gross profit (loss) by segment:
Major Projects	40,127	93,300
Infrastructure and Integrity Services	79,582	(7,041)

Total segment gross profit	119,709	86,259
Payroll and payroll related costs	25,067	28,096
Depreciation and amortization	18,046	16,914
General and administrative	28,272	23,926
(Gain) loss on property, plant and equipment	(1,773)	(2,629)
Equity-based compensation	2,373	2,102
Transaction expenses	2,815	—

Income (loss) from operations	$44,909	$17,850
Interest expense	(31,286)	(26,622)
Other income	(2)	29

Income (loss) before taxes	$13,621	$(8,743)

Note 15. Subsequent Events

The Company has evaluated all events subsequent to the consolidated balance sheet date through November 26, 2018, the date the financial statements were issued.

On October 19, 2018, it was announced the Company will be acquired by Sentinel Energy Services, Inc. This transaction is expected to close in the first quarter of fiscal year 2019. Upon consummation of the merger, the Company’s phantom awards will vest. The awards will be classified as a liability and the corresponding compensation cost will be recognized in the statement of operations. As of the date these financial statements were issued, the Company anticipates recording compensation expense of approximately $3.0 million.

Annex A

Execution Version

TRANSACTION AGREEMENT AND PLAN OF MERGER

by and among

OEP SECONDARY FUND (STRIKE), LLC,

ONE EQUITY PARTNERS SECONDARY FUND, L.P.,

STRIKE CAPITAL, LLC,

THE MEMBERS OF STRIKE CAPITAL, LLC,

OEP-STRIKE SELLER REPRESENTATIVE, LLC,

SES BLOCKER MERGER SUB, LLC

and

SENTINEL ENERGY SERVICES INC.

Dated as of October 18, 2018

A-i

(continued)

A-ii

(continued)

A-iii

(continued)

ANNEX I	Board of Directors and Committee Members of Buyer

Exhibits
Exhibit A-1	Form of Buyer Initial Certificate of Incorporation
Exhibit A-2	Form of Buyer A&R Certificate of Incorporation
Exhibit B	Form of Buyer Bylaws
Exhibit C	Form of Company A&R Regulations
Exhibit D	Form of Exchange Agreement
Exhibit E	Form of Tax Receivable Agreement
Exhibit F	Form of Investor Rights Agreement
Exhibit G	Form of Registration Rights Agreement
Exhibit H	Form of Lock-Up Agreement
Exhibit I	Accounting Methodology
Exhibit J	Form of Restrictive Covenant Agreement
Exhibit K	Form of Management Incentive Plan
Exhibit L	Form of Indemnification Agreement

Disclosure Letter

A-iv

TRANSACTION AGREEMENT AND PLAN OF MERGER

This TRANSACTION AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 18, 2018 (the “Effective Date”), is by and among OEP Secondary Fund (Strike), LLC, a Delaware limited liability company (the “Blocker”), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (the “Blocker Seller”), Strike Capital, LLC, a Texas limited liability company (the “Company”), all of the other equityholders of the Company signatories to this Agreement (collectively, the “Unit Sellers” and together with the Blocker Seller, the “Sellers”), OEP-Strike Seller Representative, LLC, a Delaware limited liability company (the “Sellers Representative”), SES Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Buyer (the “Blocker Merger Sub”), and Sentinel Energy Services Inc., a Cayman Islands exempted company (the “Buyer”). Each of the Buyer, the Blocker Merger Sub, the Blocker, the Company, the Sellers and the Sellers Representative may be referred to herein individually as a “Party” and collectively as the “Parties.” Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.

RECITALS

A. As of the Effective Date, (1) the Blocker Seller is the record and beneficial owner of all of the membership interests of the Blocker (the “Blocker Interests”), and (2) the Unit Sellers are the record and beneficial owner of all remaining equity interests of the Company (such equity interests, the “Company Interests”).

B. Prior to the Closing, (1) the Buyer will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Sections 206 to 209 of the Cayman Islands Companies Law (2018 Revision) (the “Domestication”), and (2) in connection with such Domestication, (a) the Buyer Initial Certificate of Incorporation in the form attached hereto as Exhibit A-1 will be adopted, which Buyer Initial Certificate of Incorporation will be amended and restated as of the Closing by the duly adopted Buyer A&R Certificate of Incorporation in the form attached hereto as Exhibit A-2, and (b) the Buyer Bylaws in the form attached hereto as Exhibit B will be adopted by the Buyer Board.

C. Prior to the Closing, the Sellers shall amend and restate the Company’s Regulations in the form attached hereto as Exhibit C (the “Company A&R Regulations”) to, among other things, (1) revise the capitalization of the Company to provide for a single class of equity interests (such equity interests, the “Company Units”), and (2) convert the Company Interests held by the Unit Sellers and the Blocker into Company Units.

D. Upon the terms and subject to the conditions set forth herein, (1) the Buyer, the Blocker Seller, the Blocker Merger Sub and the Blocker wish to effect a merger (the “First Blocker Merger”) of Blocker Merger Sub with and into the Blocker in accordance with the Delaware Limited Liability Company Act (the “DLLCA”) and the Blocker Operating Agreement, with the Blocker being the surviving limited liability company of the First Blocker Merger, (2) immediately after the First Blocker Merger, the Buyer and the Blocker wish to effect a merger (the “Second Blocker Merger”) of Blocker with and into the Buyer in accordance with the DLLCA and the Delaware General Corporation Law (the “DGCL”), with the Buyer being the surviving corporation of the Second Blocker Merger, (3) the Buyer wishes to pay and acquire for cash the Acquired Company Units not held by the Blocker, and the Unit Sellers wish to sell to the Buyer such Acquired Company Units in exchange for such cash payment, (4) the Buyer wishes to issue shares of Buyer Class B Common Stock to the Continuing Members, with one share of Buyer Class B Common Stock being issued for each Retained Company Unit, (5) the Buyer wishes to contribute, and the Company wishes to accept, all remaining cash held by the Buyer at the time of Closing, and (6) the Buyer wishes to sell to Strike, LLC, a Texas limited liability company and a Company Subsidiary (“Strike”), all of the outstanding equity interests of Pipelogic Services, L.L.C. in exchange for Company Units at the Closing, in each case, pursuant to the terms and conditions of the Invacor Agreement.

E. The board of directors (or the equivalent governing body) of the Buyer, the Blocker Merger Sub, the Blocker and the Blocker Seller have each approved the First Blocker Merger and deemed it advisable and in the best interests of their respective stockholders and equityholders and have directed that this Agreement be submitted to their respective equityholders for adoption.

F. The Parties intend for the First Blocker Merger and the Second Blocker Merger, taken together as an integrated transaction, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and for this Agreement to qualify as, and hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

G. Simultaneously with the Closing, the Continuing Members and the Buyer shall enter into an Exchange Agreement (the “Exchange Agreement”) in the form attached hereto as Exhibit D, pursuant to which the Continuing Members will be entitled to exchange their respective Retained Company Units for, at the option of the Buyer, the number of shares of Buyer Class A Common Stock specified in the Exchange Agreement or the cash equivalent of such shares of Buyer Class A Common Stock, on the terms and subject to the conditions set forth therein.

H. Simultaneously with the Closing, (1) the Continuing Members and the Buyer will enter into a Tax Receivable Agreement (the “Tax Receivable Agreement”) in the form attached hereto as Exhibit E, (2) the Blocker Seller, the Continuing Members, the Sellers Representative and the Buyer will enter into the Investor Rights Agreement (the “Investor Rights Agreement”) in the form attached hereto as Exhibit F, (3) the Blocker Seller, the Continuing Members and the Buyer will enter into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit G, and (4) the Blocker Seller, the Continuing Members and the Buyer will enter into a Lock-Up Agreement (the “Lock-Up Agreement”) in the form attached hereto as Exhibit H.

I. Concurrently with the execution of this Agreement, the Buyer and Sentinel Management Holdings, LLC (the “Sponsor”) have delivered to the Sellers two Subscription Agreements (the “Subscription Agreements”), dated as of the Effective Date, pursuant to which, among other things, the subscribers named therein have agreed to subscribe for, and purchase from the Buyer, an aggregate of 13,200,000 newly issued shares of Buyer Class A Common Stock concurrently with the consummation of the Transaction.

J. Concurrently with the execution of this Agreement, the Buyer, Sponsor and other parties to the letter agreement, dated November 2, 2017, amended such letter agreement pursuant to that certain Voting and Support Agreement (such letter agreement, as amended by the Voting and Support Agreement, the “Amended Founder Letter Agreement”), pursuant to which (1) the Sponsor and other holders of Buyer Capital Stock signatory thereto have agreed to vote their shares of Buyer Capital Stock in favor of the Domestication, the Buyer Stockholder Approval and all of the other matters contemplated to be included in the Proxy Statement and (2) the Sponsor shall have irrevocably waived any right to have any additional warrants for any equity securities of the Buyer or any of its Subsidiaries issued to it, whether in connection with the repayment of any loans to the Buyer or otherwise.

K. As a condition to the consummation of the Transactions, the Buyer shall provide an opportunity to its stockholders to have their Offering Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement and the applicable Buyer Governing Documents in conjunction with, inter alia, obtaining approval from the stockholders of the Buyer for the Transactions (collectively with the other transactions, authorization and approvals set forth in the Proxy Statement, the “Offer”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“Accounting Firm” means PricewaterhouseCoopers LLP, or, if such firm is unable or unwilling to act, such other independent public accounting firm as shall be agreed upon by the Sellers Representative and the Buyer Representative in writing.

“Accounting Methodology” means GAAP, applied on a basis consistent with the policies, procedures, practices, judgments and methodologies used in preparing the Audited Financial Statements, as modified by the principles set forth in Exhibit I. Exhibit I also contains a sample calculation of Net Working Capital for illustrative purposes only.

“Acquired Company Units” means a number of Company Units equal to the number of shares of Buyer Class A Common Stock outstanding as of the Closing, after giving effect to the Transactions.

“Action” means any judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any Governmental Authority.

“Additional Buyer SEC Reports” has the meaning set forth in Section 6.7(a).

“Adjustment Amount” means (a)(i) if the Net Working Capital exceeds the Collar Maximum, the amount by which Net Working Capital exceeds the Collar Maximum (which may be a negative number), or (ii) if the Net Working Capital is less than the Collar Minimum, the amount by which Net Working Capital is less than the Collar Minimum, plus (b) Cash as of 12:01 a.m. Central Time on the Closing Date minus (c) the aggregate amount of the Company Debt outstanding as of 12:01 a.m. Central Time on the Closing Date, minus (d) the portion of any unpaid Company Transaction Expenses (provided that for purposes of calculating the Adjustment Amount, any Company Transaction Expenses to be accrued as a current liability as of the Closing in accordance with the definition of Net Working Capital shall not be included pursuant to this clause (d) nor, for the avoidance of doubt, shall such Company Transaction Expenses be included in the calculation of Net Working Capital for purposes of this Adjustment Amount), plus (e) to the extent any Company Transaction Expenses have been paid prior to the Closing and less than $10,000,000 of unpaid Company Transaction Expenses have been included as liabilities in the Net Working Capital, then an amount equal to the lesser of the amount of such paid Company Transaction Expenses and the excess between $10,000,000 and the amount of Company Transaction Expenses included as liabilities in the Net Working Capital.

“Administrative Agent” means Bank of America, N.A., as the Administrative Agent under the Credit Facility.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 2.6(b).

“Amended Founder Letter Agreement” has the meaning set forth in the recitals.

“Ancillary Agreement” means each agreement, document, instrument or certificate contemplated by this Agreement to be executed by the Buyer, the Company or any of the Sellers in connection with the consummation of the Transactions, including the Subscription Agreements, the Amended Founder Letter Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Restrictive Covenant Agreements, the Investor Rights Agreement, the Registration Rights Agreement, Lock-Up Agreements and the documents entered in connection therewith, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Audited Financial Statements” has the meaning set forth in Section 4.5(a).

“Balance Sheet Date” has the meaning set forth in Section 4.5(a).

“Base Purchase Price” means $750,000,000.

“Blocker” has the meaning set forth in the preamble.

“Blocker Cash Payment” means an amount in cash equal to (a) the Cash Purchase Price multiplied by (b) the number of Company Units held by the Blocker as of immediately prior to the Closing divided by the number of Company Units outstanding as of immediately prior to the Closing multiplied by (c) the percentage of Company Units held by the Blocker to be acquired for cash in accordance with Schedule 2.2(a).

“Blocker Company Interests” has the meaning set forth in the recitals.

“Blocker Income Returns” has the meaning set forth in Section 10.2.

“Blocker Interests” has the meaning set forth in the recitals.

“Blocker Merger Sub” has the meaning set forth in the preamble.

“Blocker Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of the Blocker, dated as of January 9, 2015, entered into by the Blocker Seller.

“Blocker Seller” has the meaning set forth in the preamble.

“Blocker Seller Tax Adjustment Amount” has the meaning set forth in Section 2.3(g).

“Blocker Seller Tax Adjustment Shares” has the meaning set forth in Section 2.3(g).

“Blocker Stock Payment” means a number of shares equal to (a)(i) the Estimated Purchase Price multiplied by (ii) the number of Company Units held by the Blocker as of immediately prior to the Closing divided by the number of Company Units outstanding as of immediately prior to the Closing, less (iii) the Blocker Cash Payment, multiplied by (b) $10.00.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Acquisition Transaction” has the meaning set forth in Section 7.12(b).

“Buyer A&R Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Buyer in the form attached hereto as Exhibit A-2.

“Buyer Balance Sheet” has the meaning set forth in Section 6.7(c).

“Buyer Board” means the Board of Directors of the Buyer.

“Buyer Bylaws” means the Bylaws of the Buyer in the form attached hereto as Exhibit B.

“Buyer Capital Stock” means (a) as of the Effective Date, the Buyer Class A Shares and the Buyer Class B Shares, (b) following the Domestication, the Buyer Class A Common Stock and the Buyer Initial Class B Common Stock, and (c) as of the Closing, the Buyer Class A Common Stock and the Buyer Class B Common Stock.

“Buyer Class A Common Stock” means the Class A common stock of the Buyer, par value $0.0001 per share, to be authorized pursuant to the Buyer Initial Certificate of Incorporation and the Buyer A&R Certificate of Incorporation.

“Buyer Class B Common Stock” means the Class B common stock of the Buyer, par value $0.0001 per share, to be authorized pursuant to the Buyer A&R Certificate of Incorporation, which Buyer Class B Common Stock will represent a voting, non-economic, ownership interest in the Buyer.

“Buyer Class A Shares” means the Class A ordinary shares of the Buyer, par value $0.0001 per share.

“Buyer Class B Shares” means the Class B ordinary shares of the Buyer, par value $0.0001 per share.

“Buyer Closing Cash” means an amount equal to (a) the Final Buyer Trust Amount, plus (b) the proceeds received by the Buyer pursuant to the Equity Financing, minus (c) unpaid Buyer Transaction Expenses, minus (d) the Buyer Working Capital Holdback.

“Buyer Governing Documents” has the meaning set forth in Section 7.14(a).

“Buyer Initial Certificate of Incorporation” means the Certificate of Incorporation of the Buyer in the form attached hereto as Exhibit A-1.

“Buyer Initial Class B Common Stock” means the Class B common stock of the Buyer, par value $0.0001 per share, to be authorized pursuant to the Buyer Initial Certificate of Incorporation.

“Buyer Parties” has the meaning set forth in Section 11.4(a).

“Buyer Plan” has the meaning set forth in Section 7.11(b).

“Buyer Released Claims” has the meaning set forth in Section 11.17(a).

“Buyer Representative” means the directors of the Buyer Board as of immediately following the Closing (other than any directors nominated or designated pursuant to the Investor Rights Agreement). Any action of the Buyer Representative shall require the approval of a majority of such directors.

“Buyer SEC Reports” has the meaning set forth in Section 6.7(a).

“Buyer Stockholder Approval” means the affirmative vote of a majority of the votes cast by the Buyer stockholders present in person or represented by proxy at a special meeting of the Buyer’s stockholders held to consider and approve this Agreement, including the issuance of shares of Buyer Class A Common Stock pursuant to the Exchange Agreement.

“Buyer Tax Losses” has the meaning set forth in Section 10.1.

“Buyer Transaction Expenses” means all out-of-pocket (a) fees and expenses incurred or payable by the Buyer or the Blocker Merger Sub incident to the negotiation and preparation of this Agreement and the other Ancillary Agreements or otherwise in connection with the Transactions or in connection with the Buyer’s pursuit of a “business combination” as described in the Prospectus, and the performance and compliance with all agreements and conditions contained herein or therein to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants, due diligence expenses, advisory and consulting fees and any commitment or other fees or expenses required in connection with entry into the Subscription Agreements and the consummation of the transactions contemplated thereby, (b) fees and expense incurred or payable by the Sellers, the Company or the Company Subsidiaries incident to the negotiation and preparation of the Equity Financing or debt financing and the performance and compliance with all agreements and conditions contained therein, (c) 50% of the fees and expenses incident to obtaining the D&O Tail, (d) fees and expenses incident to the Domestication, (e) 50% of all Transfer Taxes, (f) filing fees incurred in connection with the filing required to be made under the HSR Act and (g) all fees and expenses incurred by the Buyer in connection with the Invacor Transaction.

“Buyer Trust” means that certain trust account of the Buyer with Continental Stock Transfer & Trust Company, acting as trustee, established under the Buyer Trust Agreement.

“Buyer Trust Agreement” means that certain Investment Management Trust Agreement, dated as of November 2, 2017, by and between the Buyer and Continental Stock Transfer & Trust Company.

“Buyer Trust Amount” means, as the date of determination, the aggregate amount of funds held in the Buyer Trust (including any amounts contributed to the Buyer Trust in connection with the underwriter’s over-allotment option (as described in the Prospectus)).

“Cash” means all cash and cash equivalents of the Company and the Company Subsidiaries on a consolidated basis, including marketable securities, cash in bank or other accounts and all checks and drafts deposited for the account of the Company or the Company Subsidiaries, minus the aggregate amount of uncleared checks, drafts and wires but only to the extent that the applicable account payable has been appropriately reduced, in each case determined in accordance with GAAP. Cash shall be calculated as of 12:01 a.m. Central Time on the Closing Date.

“Cash Purchase Price” means the positive amount equal to (a) the Estimated Purchase Price minus (b) (i) the aggregate amount of Retained Company Units multiplied by (ii) $10.00.

“Closing” has the meaning set forth in Section 2.7.

“Closing Date” has the meaning set forth in Section 2.7.

“Closing Statement” has the meaning set forth in Section 2.3(d).

“Code” means the Internal Revenue Code of 1986.

“Collar Maximum” means the Target Net Working Capital plus $5,000,000.

“Collar Minimum” means the Target Net Working Capital minus $5,000,000.

“Commercial Tax Agreement” means customary commercial agreements not primarily related to Taxes that contain agreements or arrangements relating to the apportionment, sharing, assignment or allocation of Taxes (such as financing agreements with Tax gross-up obligations or leases with Tax escalation provisions).

“Company” has the meaning set forth in the preamble.

“Company A&R Regulations” has the meaning set forth in the recitals.

“Company Debt” means, without duplication, with respect to the Company and the Company Subsidiaries: (a) the outstanding principal, accrued and unpaid interest and other payment obligations (including any premiums, penalties, termination fees, expenses or breakage costs due upon prepayment of or payment in connection with this Agreement or the consummation of the Transactions) in respect of (i) borrowed money, or with respect to advances of any kind under a credit facility or other debt instrument (including the Credit Facility), and (ii) bonds, debentures, notes or other similar debt securities; (b) the amount drawn under performance bonds or letters of credit issued for the benefit of the Company or the Company Subsidiaries; (c) all obligations for the deferred purchase price of property or services or the acquisition of a business or portion thereof, whether contingent or otherwise, including any “earn out” or similar payments or obligations (other than trade payables); (d) any lease obligation required to be classified as a capitalized lease obligation under GAAP; (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property; (f) all obligations with respect to swaps, collars, hedges and other derivative instruments or agreements; (g) all indebtedness secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of the property subject to such mortgage or Lien; and (h) guarantees of the liabilities described in clauses (a) through (g) above of any other Person; except that “Company Debt” will not include (i) any liabilities or obligations owed among the Company or the Company Subsidiaries to one another, (ii) any indebtedness incurred by the Buyer or its Affiliates (and subsequently assumed by the Company or the Company Subsidiaries) on or after the Closing, (iii) any amount reflected in the calculation of the Company Transaction Expenses or Net Working Capital, or (iv) the Delta Distribution.

“Company Income Returns” has the meaning set forth in Section 10.2.

“Company Intellectual Property” has the meaning set forth in Section 4.10(a).

“Company Interests” has the meaning set forth in the recitals.

“Company Marks” has the meaning set forth in Section 7.24.

“Company Owned Software” has the meaning set forth in Section 4.10(d).

“Company Transaction Expenses” means all costs and expenses (including legal, accounting, investment banking, advisory and other fees and expenses) of the Blocker, the Company, the Company Subsidiaries, the Sellers or any of their respective Affiliates, in each case, to the extent the Company or any of the Company Subsidiaries is liable therefor and that is incurred prior to the Closing in connection with the Transactions, this Agreement, the Ancillary Agreements or otherwise in connection with the Sellers’ exploration of strategic alternatives, engagement in sales process or any other exit strategy undertaken by the Sellers, the Company or the Company Subsidiaries, including (a) the fees and disbursements of any of the Sellers’, the Blocker, the Company’s or the Company Subsidiaries’ independent accountants, non-audit financial services providers, legal counsel, investment bankers (including any fees payable to J.P. Morgan Securities LLC) or other advisors in connection with this Agreement, the Ancillary Agreements and the Transactions, (b) the fees and expenses incurred or payable by the Sellers, the Company or the Company Subsidiaries incident to the preparation and filing of the Proxy Statement and any ancillary documents related thereto, including all legal, accounting and other consulting fees, (c) any success bonus, sale bonus, severance, change of control, transaction, retention, termination or similar amounts that become due and payable to any employees of the Company or the Company Subsidiaries as a result of the consummation of the Transactions, together with the employer portion of all payroll and other employment Taxes thereon, (c) 50% of the fees and expenses incident to obtaining the D&O Tail, and (d) 50% of all Transfer Taxes. The calculation of Company Transaction Expenses will exclude all Phantom Payments and the Delta Distribution.

“Company Subsidiaries” has the meaning set forth in Section 4.1(b).

“Company Units” has the meaning set forth in the recitals.

“Company’s Knowledge” or words of similar import, when used in connection with any representation, warranty, covenant or agreement contained in this Agreement, means the actual knowledge (after reasonable inquiry), of the Knowledge Group.

“Company’s Regulations” means the Second Amended and Restated Regulations of the Company, dated as of December 31, 2016.

“Confidential Information” means any information (oral or written) concerning the Company, the Company Subsidiaries, the Buyer and each of their respective Affiliates, the businesses and affairs of the Company, the Company Subsidiaries, the Buyer and each of their respective Affiliates, including each of their assets, liabilities, financial statements, operations or activities, information relating to Trade Secrets, plans, promotion and pricing techniques, procurement and sales activities and procedures, business methods and strategies (including acquisition strategies), Software, software code, advertising, sales, marketing and other materials, customers and supplier lists, data processing reports, customer sales analyses, invoice, price lists or information, and information pertaining to any Action, but excluding (a) any information that is or becomes generally available to the public other than as a result of disclosure by the Sellers of such information in breach of their obligations under Section 7.13, (b) any information that is or becomes available to any of the Sellers on a non-confidential basis from a source (other than the Company or the Company Subsidiaries) that is not actually known to be bound by any confidentiality obligations, (c) any information that is developed by or on behalf of any of the Sellers without the benefit or use of information provided by the Company or the Company Subsidiaries, or (d) the existence or terms of this Agreement or any Ancillary Agreement.

“Confidentiality Agreement” has the meaning set forth in Section 7.3(b).

“Consent” means any consent, approval, order, authorization, license, franchise, waiver or permit of or by, or notice to, or filing or registration required to be obtained from, filed with or delivered to any Person in connection with the consummation of the Transactions.

“Continuing Members” means those Unit Sellers who will hold Retained Company Units and continue to be members of the Company immediately following the Closing, which Unit Sellers are designated as such in Schedule 2.2(a).

“Contracts” means all legally binding contracts, leases, licenses, indentures, notes, bonds, purchase orders, documents, arrangements, understandings, commitments or other instruments, whether written or oral, to which the Company or the Company Subsidiaries are bound.

“Controlled Group” means any trade or business (whether or not incorporated) (a) under common control within the meaning of Section 4001(b)(1) of ERISA with the Company or (b) which together with the Company is treated as a single employer under Section 414(t) of the Code.

“Copyrights” means all copyrights and mask works, whether in published or unpublished works, including: (a) literary works, and any other original works of authorship fixed in any tangible medium of expression; (b) databases, data collections and rights therein, Software, and website content; (c) rights to compilations, collective works and derivative works of any of the foregoing; and (d) registrations and applications for registration for any of the foregoing and any renewals or extensions thereof and moral rights associated therewith.

“Covered Employees” has the meaning set forth in Section 7.11(a).

“Credit Facility” means (a) the Term Loan and LC Loan and Security Agreement, dated as of November 30, 2016, among the Company, the Company Subsidiaries party thereto, the financial institutions party thereto from time to time as lenders and the Administrative Agent, and (b) the ABL Loan and Security Agreement, dated as of November 30, 2016, among the Company, the Company Subsidiaries party thereto, the financial institutions party thereto from time to time as lenders and the Administrative Agent, in each case as amended and supplemented.

“Delta Distribution” means the distributions payable to the holders of the Delta Units (as that term is defined in the Company’s Regulations), provided that pursuant to the terms of the Company A&R Regulations such distribution and all rights related thereunder will be exchanged for Company Units pursuant to the Delta Letter and Schedule 2.2(a).

“Delta Letter” means the certain letter agreement, dated as of the Effective Date, between the Company and Delta Directional, LLC.

“DGCL” has the meaning set forth in the recitals.

“Disclosure Letter” means (a) the disclosure schedules delivered by or on behalf of the Blocker, the Company and the Sellers to the Buyer prior to or concurrently with the execution and delivery of this Agreement and (b) the disclosure schedules delivered by or on behalf the Buyer and the Blocker Merger Sub to the Blocker, the Sellers and the Company prior to or concurrently with the execution and delivery of this Agreement.

“Disputed Matters” has the meaning set forth in Section 2.3(e).

“DLLCA” has the meaning set forth in the recitals.

“DOJ” means the United States Department of Justice.

“Domain Names” means Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the Internet and all applications for any of the foregoing.

“Domestication” has the meaning set forth in the recitals.

“D&O Tail” has the meaning set forth in Section 7.9(c).

“Effective Date” has the meaning set forth in the preamble.

“Employee Plans” has the meaning set forth in Section 4.17(a).

“Employee Representative” has the meaning set forth in Section 4.16(b).

“Environment” means soil, surface water, groundwater, sediments, and ambient air.

“Environmental Law” means any Law in effect on the Effective Date concerning protection of the Environment or worker health and safety, or the regulation of a Hazardous Material.

“Equity Financing” means the equity financing contemplated pursuant to the Subscription Agreements.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Estimated Closing Statement” has the meaning set forth in Section 2.3(c).

“Estimated Purchase Price” means an amount equal to (a) the Base Purchase Price plus (b) the Adjustment Amount (if positive) as set forth in the Estimated Closing Statement, minus (c) the sum of (i) the Phantom Payments and (ii) the absolute value of the Adjustment Amount as set forth in the Estimated Closing Statement (if negative).

“Exchange Act” means The Securities Exchange Act of 1934.

“Exchange Agreement” has the meaning set forth in the recitals.

“Federal Securities Laws” has the meaning set forth in Section 7.14(c).

“Final Buyer Trust Amount” has the meaning set forth in Section 2.3(a).

“Financial Statements” has the meaning set forth in Section 4.5(a).

“Financing Sources” means the entities that have committed to provide (a) the Equity Financing or (b) arrange or otherwise entered into agreements in connection with all or any part of the debt financings in connection with the Transactions, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto.

“First Blocker Merger” has the meaning set forth in the recitals.

“First Blocker Merger Effective Time” has the meaning set forth in in Section 2.1(a)(ii).

“Flow-Thru Entity” means (a) any entity, plan or arrangement that is treated for income Tax purposes as a partnership, (b) a “controlled foreign corporation” within the meaning of Code Section 957, or (c) a “passive foreign investment corporation” within the meaning of Code Section 1297.

“FLSA” has the meaning set forth in Section 4.16(a).

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time; provided, that for purposes of clause (d) of the definition of Company Debt, GAAP means United States generally accepted accounting principles, consistently applied, as in effect as of the Effective Date.

“General Enforceability Exceptions” has the meaning set forth in Section 3.1.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

“Hazardous Material” means any material that is listed, defined or regulated as a “hazardous substance”, “hazardous waste”, “toxic substance” or any other term of similar import under any Environmental Law, including petroleum, and any byproduct or derivative thereof, friable asbestos and polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnified Taxes” means, without duplication, any of the following Taxes for any Pre-Closing Tax Period, or portion of any Straddle Period ending on the Closing Date (whether imposed, assessed, due or otherwise payable directly, as a successor or transferee with respect to a transaction or event occurring prior to the Closing, severally pursuant to Treasury Regulations Section 1.1502-6 (or any analogous provision of state, local or non-U.S. Law) with respect to a consolidated, affiliated, combined, unitary or other similar Tax group of which the Blocker, the Company or any Company Subsidiary was a member prior to the Closing, or pursuant to a Tax agreement entered (or assumed) by the Blocker, the Company or any Company Subsidiary prior to the Closing (other than any commercial contract, agreement or arrangement not primarily related to Taxes):

(a) all income Taxes of any Unit Seller (the “Indemnified Seller Taxes”);

(b) all income Taxes of the Blocker (the “Indemnified Blocker Taxes”);

(c) 50% of the Transfer Taxes; and

(d) all income Taxes of the Company and the Company Subsidiaries (the “Indemnified Company Taxes”).

Indemnified Taxes shall exclude Taxes to the extent actually included as a liability in the computation of the Net Working Capital (as finally determined), Company Debt or Company Transaction Expenses.

“Indemnitees” has the meaning set forth in Section 7.9(a).

“Insurance Policies” has the meaning set forth in Section 4.12.

“Intellectual Property” means Copyrights, Domain Names, Patents, Trademarks and Trade Secrets, including the right to sue for past, present and future infringement, misappropriation or other violation thereof.

“Intended Tax Treatment” has the meaning set forth in Section 2.6(a).

“Interim Financial Statements” has the meaning set forth in Section 4.5(a).

“Invacor Agreement” means the Purchase and Contribution Agreement, dated as of the Effective Date, among Invacor Pipeline and Process Solutions, LLC, the Buyer and the Company.

“Invacor Transaction” means (a) the transfer of all of the outstanding equity interests of Pipelogic Services, L.L.C. from Invacor Pipeline and Process Solutions, LLC to the Buyer in exchange for shares of Class A Common Stock and (b) the subsequent contribution of such equity interests to the Company (for subsequent contribution to Strike, LLC), in each case pursuant to the Invacor Agreement.

“Investor Rights Agreement” has the meaning set forth in the recitals.

“IRS” means the Internal Revenue Service.

“IT Assets” means Software, systems, servers, computers, hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and all other information technology equipment, and all associated documentation, in each case, used or held for use in the operation of the businesses of the Company and the Company Subsidiaries.

“Knowledge Group” means Steve Pate, Aaron Cole Pate, Robert Jessen, Frank Victor-McCawley and Rhonda Sigman.

“Law” means any law, statute, code, ordinance, regulation, rule or Order of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 4.8.

“Liens” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance or security interest.

“Lock-Up Agreement” has the meaning set forth in the recitals.

“Management Incentive Plan” has the meaning set forth in Section 7.14(c).

“Material Adverse Effect” means any effect, change, development, circumstance, occurrence or event that with all other effects, changes, developments, circumstances, occurrences or events has had a material adverse effect on the business, properties, assets, liabilities, results of operations or condition (financial or otherwise but not prospects) of the Company and the Company Subsidiaries, taken as a whole, or the Blocker, as applicable; except that “Material Adverse Effect” will not include any change, occurrence or event, directly or indirectly, arising out of or attributable to (a) general business or economic conditions, market events, occurrences, developments or circumstances affecting the industries in which the Company or the Company Subsidiaries conduct their respective businesses, (b) conditions generally affecting the industries in which the Company, the Company Subsidiaries or the Blocker conduct their businesses, (c) the announcement or performance of, or the public or industry knowledge of, this Agreement or the Transactions, including the impact thereof on relationships with customers, suppliers or employees (d) changes in the U.S. or global financial, banking or securities markets generally, including changes in currency exchange rates or interest rates, (e) changes in applicable Laws or accounting rules (including GAAP), (f) acts or omissions of the Seller or any of the Company or the Company Subsidiaries expressly contemplated to be taken pursuant to this Agreement or at the written request of the Buyer, (g) natural disasters, acts of terrorism or war (whether or not declared), or (h) the failure, in and of itself, of the financial or operating performance of the Company, the Company Subsidiaries or the Blocker to meet projections, forecasts or budgets for any period; provided, however, that with respect to each of clauses (a), (d), (e) and (g), any effect, change, development, circumstance, occurrence or event referred to above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such effect, change, development, circumstance, occurrence or event has a disproportionate effect on the Company and the Company Subsidiaries compared to other participants in the industries in which the Company and the Company Subsidiaries primarily conduct their businesses (in which case only such disproportionate effect may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur).

“Material Contracts” has the meaning set forth in Section 4.11(a).

“Material Customers” has the meaning set forth in Section 4.19(a).

“Material Suppliers” has the meaning set forth in Section 4.19(b).

“Minimum Cash Amount” means an amount sufficient to pay the Cash Purchase Price, repay any Company Debt to the extent that such Company Debt is required to be repaid pursuant to its terms as a result of consummation of the Transactions and make all other payments required to be made pursuant to Section 2.2.

“Net Working Capital” means, for the Company and the Company Subsidiaries on a consolidated basis, an amount equal to the value of (a) the current assets minus the value of (b) the current liabilities of and, in each case, as determined in accordance with the Accounting Methodology. The calculation of Net Working Capital will exclude all income Tax assets, income Tax liabilities, retainage and amounts reflected in Cash or Company Debt. The Parties acknowledge that the current liabilities of the Company as of the Closing will include up to $10,000,000 of accrued (as determined in accordance with GAAP) Company Transaction Expenses, which such amount of Company Transaction Expenses will not be included in any respect for purposes of determining the Adjustment Amount, including as a Company Transaction Expense or as a current liability for purposes of Net Working Capital.

“Notice of Disagreement” has the meaning set forth in Section 2.3(e).

“Non-Trust Expense Account” means funds held by the Buyer for payment of expenses in an account outside of the Buyer Trust.

“Offer” has the meaning set forth in the recitals.

“Offering Shares” has the meaning set forth in Section 7.14(a).

“Operating Company” means Strike, LLC, a Texas limited liability company and a wholly-owned Subsidiary of the Company.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

“Ordinary Course of Business” means any action taken by the Company or the Company Subsidiaries that is consistent in nature, scope and magnitude with the past practices of the Company and the Company Subsidiaries in the operation of their respective businesses.

“Organizational Documents” means, with respect to a Person that is not an individual, its articles of incorporation, certificate of incorporation, certificate of formation, bylaws, memorandum and/or articles of incorporation, operating agreement, certificate of limited partnership, partnership agreement and/or similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto.

“Party” and “Parties” have the meanings set forth in the preamble.

“Patents” means all patents, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention and any other indicia of invention ownership issued or granted by any Governmental Authority, including all provisional applications, priority and other applications, divisionals, continuations (in whole or in part), extensions, reissues, re-examinations or equivalents, counterparts, renewals or extensions of any of the foregoing.

“Payoff Letters” means the letters provided by the lenders or other holders of the Company Debt in connection with the repayment of the Company Debt as contemplated by this Agreement, in form and substance reasonably satisfactory to the Buyer.

“Permits” means any license, permit, authorization, certificate of authority, qualification or similar document or authority that has been issued or granted by any Governmental Authority.

“Permitted Liens” means: (a) Liens arising under or related to the Company Debt (other than Liens that are related to the Company Debt that is to be repaid in accordance with Estimated Closing Statement); (b) Liens for Taxes, assessments, reassessments and other charges of Governmental Authorities not yet due and payable or not yet delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP on the books of the Company or the applicable Company Subsidiaries; (c) mechanics’, workmens’, repairmen’s, warehousemen’s, carriers’ or other like Liens arising or incurred in the Ordinary Course of Business or by operation of Law if the underlying obligations are not delinquent; (d) with respect to the Leased Real Property that are: (i) conditions that are disclosed on a current, accurate survey; (ii) easements, encroachments, restrictions, rights-of-way and any other non-monetary title defects reflected in the public records; and (iii) zoning, building and other similar restrictions; provided, however, that none of the foregoing described in this clause (d) materially impair, and would not reasonably be expected to materially impair, the continued use and operation of the Leased Real Property to which they relate in the conduct of the business of the Company or the Company Subsidiaries as currently conducted; (e) Liens that relate to the transferability of securities under any applicable securities Laws; (f) Liens securing rental payments under capitalized leases with third parties and arising in the Ordinary Course of Business; (h) as to any Leased Real Property, Liens created by the fee owner thereof; (g) Liens granted to any lender at the Closing in connection with any new financing by the Buyer or its Affiliates of the Transactions; (h) with respect to Company Intellectual Property, non-exclusive licenses granted to customers in the Ordinary Course of Business; and (i) Liens set forth in Schedule 1.1(a).

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Phantom Bonus Payments” means the bonuses to be paid in connection with the Transaction as set forth in Schedule 1.1(b).

“Phantom Payments” means the Phantom Bonus Payments and the Phantom Unit Payments.

“Phantom Unit Agreement” means the Phantom Unit Award Agreement between each holder of Phantom Units and the Company.

“Phantom Unit Payments” means the amounts payable to holders of Phantom Units in connection with the Closing, in accordance with the terms of the Phantom Unit Plan and each such holder’s Phantom Unit Agreement, including the employer portion of any employment, payroll, social security, unemployment or other similar Taxes payable in connection with such payments that remain unpaid by the Company as of the Closing.

“Phantom Unit Plan” means the Phantom Unit Plan adopted by the Board of Directors of the Company as of August 30, 2013.

“Phantom Units” means the securities having the rights and subject to the terms and conditions as set forth in the Phantom Unit Plan and the Phantom Unit Agreements.

“Pre-Closing Reorganization” has the meaning set forth in Section 2.5.

“Pre-Closing Tax Matter” has the meaning set forth in Section 10.5(a).

“Pre-Closing Tax Periods” means all Tax periods ending on or before the Closing Date.

“Privileged Communications” has the meaning set forth in Section 11.22.

“Prospectus” means that certain final prospectus of the Buyer, filed September 22, 2017, prepared, filed and made available to the public in accordance with applicable Federal Securities Law.

“Proxy Statement” has the meaning set forth in Section 7.14(a).

“Public Warrants” means the warrants outstanding as of the Effective Date to purchase Buyer Class A Shares at an issue price of $11.50 per share, which warrants will convert as of the Closing to warrants to purchase Buyer Class A Common Stock at an issue price of $11.50 per share.

“Publicly Available Software” means any Software that is distributed as free software or open source software (for example, Software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models, including any Software that requires as a condition of use, modification and/or distribution of such Software that such Software or other Software incorporated into, derived from or distributed with such Software (a) be disclosed or distributed in source code form, (b) be licensed for the purpose of making derivative works or (c) be redistributable at no or minimal charge.

“Purchase Price” means an amount equal to (a) the Base Purchase Price plus (b) the Adjustment Amount (if positive) as finally determined pursuant to Section 2.3, minus (c) the sum of (i) the Phantom Payments and (ii) the absolute value of the Adjustment Amount as finally determined pursuant to Section 2.3 (if negative).

“Real Property” means all of the Company’s and the Company Subsidiaries’ real (immovable) property and interests in real (immovable) property, real (immovable) property leaseholds and real (immovable) property subleaseholds, all buildings and other improvements thereon and other real (immovable) property interests currently used in the business or operations of the Company and the Company Subsidiaries.

“Real Property Leases” has the meaning set forth in Section 4.8.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Related Persons” has the meaning set forth in Section 4.22.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping of a Hazardous Material into the Environment.

“Representatives” means the officers, directors, managers, employees, equityholders, attorneys, accountants, financial advisors, representatives, consultants and agents of a Person.

“Restrictive Covenant Agreements” means the Restrictive Covenant Agreements, the form of which is attached as Exhibit J.

“Retained Company Units” means, with respect to any Continuing Member, the number of Company Units to be retained by the Continuing Members, which number shall equal (a) (i) the portion of the Estimated Purchase Price allocated to such Continuing Member in respect of the Delta Distribution and the Company Interests held by such Continuing Member that are designated as Units (as defined in the Company’s Regulations) on Schedule 2.2(a) multiplied by (ii) the percentage of such value to be “rolled” as set forth on Schedule 2.2(a), divided by (b) $10.00.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Blocker Merger” has the meaning set forth in the recitals.

“Second Blocker Merger Effective Time” has the meaning set forth in in Section 2.1(b)(ii).

“Securities Act” means the Securities Act of 1933.

“Seller Parties” has the meaning set forth in Section 11.4(a).

“Sellers” has the meaning set forth in the preamble.

“Sellers Representative” has the meaning set forth in the preamble.

“Sellers Released Claims” has the meaning set forth in Section 11.17(b).

“Sellers Tax Matter” has the meaning set forth in Section 10.5(a)

“Software” means all computer software and databases, including source code and object code, development tools, user interfaces, menus, buttons and icons and application programming interfaces; manuals, design notes, programmers’ notes, architecture, algorithms and other documentation and materials related thereto or associated therewith; any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases of any of the foregoing; and all media and other tangible property necessary for the delivery or transfer thereof.

“Sponsor” has the meaning set forth in the recitals.

“Sponsor Warrants” means the 5,933,333 warrants outstanding as of the Effective Date that are held by the Sponsor to purchase 5,933,333 shares of the Buyer Class A Shares at an issue price of $11.50 per share, which warrants will convert as of the Closing to 5,933,333 warrants to purchase 5,933,333 shares of the Buyer Class A Common Stock at an issue price of $11.50 per share.

“Stock Exchange” means the Nasdaq Capital Market or, if prior to the Closing the shares of Buyer Class A Common Stock are listed and traded on the New York Stock Exchange, the New York Stock Exchange.

“Straddle Period” means a Tax period that includes, but does not end on, the Closing Date.

“Strike” has the meaning set forth in the recitals.

“Subscription Agreements” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to a Person, any other Person of which (a) a majority of the outstanding voting securities are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable governing body of such other Person.

“Surviving Company” has the meaning set forth in in Section 2.1(a)(i).

“Surviving Corporation” has the meaning set forth in in Section 2.1(b)(i).

“Target Net Working Capital” means $110,000,000.

“Tax” means any net income, alternative or add on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, similar governmental fee or other similar assessment or similar charge in the nature of a tax, together with any interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority, in each case, whether disputed or not.

“Tax Indemnified Parties” has the meaning set forth in Section 10.1.

“Tax Matter” means any inquiries, assessments, proceedings or similar events with respect to Taxes of the Blocker, the Company or the Company Subsidiaries.

“Tax Receivable Agreement” has the meaning set forth in the recitals.

“Tax Returns” means all Tax returns, statements, reports and forms required to be filed with any Taxing Authority.

“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any Tax.

“Termination Date” has the meaning set forth in Section 9.1(b).

“Trade Secrets” means anything that would constitute a “trade secret” under applicable Law and other confidential and proprietary information, including confidential and proprietary inventions, invention disclosures, source code, algorithms, methods and processes.

“Trademarks” means all (a) trademarks, service marks, trade dress, fictional business names, trade names, commercial names, certification marks, collective marks and other proprietary rights to any words, names, slogans, symbols, logos, devices or combinations thereof used to identify, distinguish and indicate the source or origin of goods or services, (b) registrations, renewals, applications for registration, equivalents and counterparts and extensions of the foregoing and (c) the goodwill of the business associated with each of the foregoing.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements, including (a) the sale and transfer of Acquired Company Units by the Unit Sellers to the Buyer, (b) the acquisition of Blocker Interests pursuant to the First Blocker Merger, (c) the issuance of shares of the Buyer Class B Common Stock to the Unit Sellers, (d) the Equity Financing and the issuance of shares of the Buyer Class A Common Stock pursuant thereto and (e) the Invacor Transaction.

“Transfer Taxes” has the meaning set forth in Section 10.7.

“Unit Sellers” has the meaning set forth in the preamble.

“VWAP” means the daily per share volume-weighted average price of Buyer Class A Common Stock on the principal United States securities exchange or automated or electronic quotation system on which Buyer Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for Buyer Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Buyer Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Buyer Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by Holdings).

ARTICLE II

BLOCKER MERGERS; PURCHASE AND SALE

2.1 Blocker Mergers; Purchase and Sale of Acquired Company Units.

(a) First Blocker Merger.

(i) Upon the terms and subject to the conditions set forth in this Agreement, at the First Blocker Merger Effective Time, the Blocker Merger Sub shall be merged with and into the Blocker, whereupon the separate existence of the Blocker Merger Sub shall cease and the Blocker shall continue as the surviving limited liability company. The Blocker, as the surviving limited liability company in the First Blocker Merger, is hereinafter sometimes referred to as the “Surviving Company.”

(ii) Subject to the provisions of this Agreement, at the Closing, the Blocker shall file a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA and shall make all other filings or recordings required under the DLLCA in connection with the First Blocker Merger. The First Blocker Merger shall become effective upon the filing of such certificate of merger (such time, the “First Blocker Merger Effective Time”).

(iii) At the First Blocker Merger Effective Time, the effect of the First Blocker Merger shall be as provided in this Agreement and the applicable provisions of DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the First Blocker Effective Time, all of the assets, property, rights, privileges, powers and franchises of the Blocker and the Blocker Merger Sub shall vest in the Surviving Company, and all debts, liabilities and duties of the Blocker and the Blocker Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

(iv) The certificate of formation of the Blocker Merger Sub in effect at the First Blocker Merger Effective Time shall be the certificate of formation of the Surviving Company until amended in accordance with applicable Law. The limited liability company agreement of the Blocker Merger Sub in effect at the First Blocker Merger Effective Time shall be the limited liability company agreement of the Surviving Company until amended in accordance with applicable Law. From and after the First Blocker Merger Effective Time until successors are duly elected or appointed in accordance with applicable Law, the managers and officers of the Blocker Merger Sub at the First Blocker Merger Effective Time shall be the managers and officers, as applicable, of the Surviving Company.

(v) On the terms and subject to the conditions of this Agreement, at the First Blocker Merger Effective Time, by virtue of the First Blocker Merger and without any action on the part of the Parties, the following shall occur: (A) the Blocker Interests held by the Blocker Seller shall be cancelled and extinguished and shall be converted into the right to receive (1) an amount in cash equal to the Blocker Cash Payment, which cash shall be paid to the Blocker Seller, by wire transfer of immediately available funds to the account or accounts designated in Schedule 2.2(a) (or as such accounts may be updated in writing by the Blocker Seller no later than two Business Days prior to the Closing) and (2) a number of shares of Buyer Class A Common Stock equal to the Blocker Stock Payment, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law); and (B) each unit or limited liability company interest of the Blocker Merger Sub issued and outstanding immediately prior to the First Blocker Merger Effective Time shall be converted into and exchanged for units or limited liability company interests of the Surviving Company.

(b) Second Blocker Merger.

(i) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Blocker Merger Effective Time, the Surviving Company shall be merged with and into the Buyer, whereupon the separate existence of the Surviving Company shall cease and the Buyer shall continue as the surviving corporation. The Buyer, as the surviving corporation in the Second Blocker Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

(ii) Subject to the provisions of this Agreement, immediately following the First Blocker Merger Effective Time, the Buyer shall file a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DLLCA and DGCL and shall make all other filings or recordings required under the DLLCA and DGCL in connection with the Second Blocker Merger. The Second Blocker Merger shall become effective upon the filing of such certificate of merger (such time, the “Second Blocker Merger Effective Time”).

(iii) At the Second Blocker Merger Effective Time, the effect of the Second Blocker Merger shall be as provided in this Agreement and the applicable provisions of DLLCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Second Blocker Effective Time, all of the assets, property, rights, privileges, powers and franchises of the Surviving Company and the Buyer shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Surviving Company and the Buyer shall become the debts, liabilities and duties of the Surviving Corporation.

(iv) The Buyer A&R Certificate of Incorporation and the Buyer Bylaws shall be the certificate of incorporation and bylaws, respectively, of the Surviving Corporation until amended in accordance with applicable Law. From and after the Second Blocker Merger Effective Time, until successors are duly elected or appointed in accordance with applicable Law, the directors and officers of the Buyer at the Second Blocker Merger Effective Time shall be the directors and officers, as applicable, of the Surviving Corporation.

(v) On the terms and subject to the conditions of this Agreement, at the Second Blocker Merger Effective Time, by virtue of the Second Blocker Merger and without any action on the part of the Parties or any of their equityholders, the following shall occur: (A) any shares of Buyer Capital Stock outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of Buyer Capital Stock of the Surviving Corporation, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of Buyer Capital Stock of the Surviving Corporation; and (B) all units or limited liability company interests in the Surviving Company shall be cancelled and extinguished and shall be converted for no consideration.

(c) Purchase and Sale of Acquired Company Units. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) the Buyer agrees to pay and transfer to the Unit Sellers the consideration described in Section 2.2 and Section 2.4 in exchange for the Acquired Company Units held by such Unit Sellers free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law), (ii) each Unit Seller agrees to sell, assign and transfer to the Buyer the Acquired Company Units held by such Unit Seller, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law) and (iii) the Buyer shall be admitted as the manager of the Company pursuant to the terms of the Company A&R Regulations.

2.2 Purchase Price and Closing Date Payments. Subject to the fulfillment or waiver (where permissible) of the conditions set forth in Article VIII, at the Closing and in consideration for the transfer of the Acquired Company Units, the Buyer shall:

(a) pay (or cause to be paid) to the Unit Sellers, by wire transfer of immediately available funds to the account or accounts designated in Schedule 2.2(a) (or as such accounts may be updated in writing by the applicable Unit Seller no later than two Business Days prior to the Closing), an aggregate amount in cash equal to the Cash Purchase Price less the Blocker Cash Payment, which amount shall be allocated among the Unit Sellers in accordance with Schedule 2.2(a);

(b) on behalf of the Sellers, the Blocker or the Company or any of its Subsidiaries, as applicable, pay, or cause to be paid, the unpaid Company Transaction Expenses, to the applicable recipients thereof, by wire transfer of immediately available funds in accordance with the instructions and amounts set forth in Estimated Closing Statement;

(c) on behalf of the Blocker, the Company and the Company Subsidiaries, as applicable, pay, or cause to be paid, the Company Debt designated on the Estimated Closing Statement as Company Debt to be repaid in connection with the Closing, to the applicable recipients thereof, by wire transfer of immediately available funds in accordance with the Payoff Letters delivered to the Buyer pursuant to Article VIII or as otherwise set forth in the Estimated Closing Statement;

(d) pay the Buyer Transaction Expenses, in the amounts and to the accounts set forth in the schedule delivered pursuant to Section 2.3(b), by wire transfer of immediately available funds, which Buyer Transaction Expenses shall first be paid from the Non-Trust Expense Account;

(e) (i) on behalf of the Company, cause an amount in cash equal to the Phantom Payments to be paid to the Company, which shall be further distributed (less applicable Taxes required to be withheld in respect of the Phantom Payments) by the Company to the individuals entitled to such Phantom Payments in the amounts set forth in the Estimated Closing Statement, as promptly thereafter as practicable but in no event later than three Business Days following the Closing Date or, with respect to the Phantom Unit Payment, as required by the applicable Phantom Unit Award Agreement, in each case through the payroll of the Company, and (ii) the Company shall to pay to the proper Taxing Authority the aggregate amount of Taxes required to be withheld by the Company with respect to the Phantom Payments; and

(f) contribute to the Company (i) an amount in cash equal to the amount by which the Buyer Closing Cash exceeds the Cash Purchase Price, if any, by wire transfer of immediately available funds and (ii) to the extent the Invacor Transaction has been consummated, the outstanding equity interests of Pipelogic Services, L.L.C.

2.3 Closing Statement and Purchase Price Calculation.

(a) No later than 6:00 pm local time in Houston, Texas on the date on which the Offer has concluded, the Buyer shall notify the Company in writing of the Buyer Trust Amount upon conclusion of the Offer, as may have been reduced by reasonable withdrawals of interest thereon to pay Taxes in connection therewith (the “Final Buyer Trust Amount”).

(b) At least five Business Days prior to the Closing, the Buyer shall deliver to the Company a written schedule setting forth the Buyer’s good faith estimate, together with reasonable supporting detail, of (i) the Buyer Transaction Expenses and (ii) the proceeds to be received by the Buyer pursuant to the Equity Financing.

(c) Following receipt of the Final Buyer Trust Amount and the estimates referenced in Section 2.3(b), and at least three Business Days prior to the Closing, the Company shall prepare and deliver to the Buyer a written schedule (the “Estimated Closing Statement”) setting forth the Company’s good faith estimate, together with reasonable supporting detail, of the (i) Estimated Purchase Price, (ii) the Adjustment Amount and the components thereof, including (A) the Net Working Capital, (B) the Cash, (C) the Company Debt and (D) the Company Transaction Expenses, (iii) the Phantom Bonus Payments and Phantom Unit Payments, (iv) the Cash Purchase Price, (v) the number of Acquired Company Units, Retained Company Units and Company Units and (vi) the number of shares of Buyer Class B Common Stock to be issued. The Buyer shall be entitled to review and make reasonable comments and revisions to the Estimated Closing Statement. The Company will reasonably cooperate with the Buyer in the review of the Estimated Closing Statement, including providing the Buyer and its Representatives with reasonable access to the relevant books, records and employees of the Company and the Company Subsidiaries in order for the Buyer to review the Estimated Closing Statement. The Company will consider in good faith the Buyer’s comments and revisions and will revise the Estimated Closing Statement to reflect any of the Buyer’s reasonable comments and revisions.

(d) On the later of (x) 90 days after the Closing Date and (y) 30 days after the audited financial statements for the fiscal year ended December 31, 2018 have been issued, the Buyer Representative shall prepare and deliver to the Sellers Representative a written schedule (the “Closing Statement”), setting forth, together with reasonable supporting detail, the Buyer’s calculation of the Purchase Price and the Adjustment Amount and the components thereof, including: (i) the Net Working Capital; (ii) the Cash; (iii) the Company Debt; and (iv) the Company Transaction Expenses. The Closing Statement and each component thereof shall be calculated in good faith and, with respect to the Net Working Capital, the Accounting Methodology. The Adjustment Amount shall be calculated based on the Closing Statement and the components thereof, in each case as modified pursuant to Section 2.3(e).

(e) During the 45-day period following the Sellers Representative’s receipt of the Closing Statement, the Sellers Representative shall be permitted to review the Buyer Representative’s work papers relating to the Closing Statement to the extent necessary for the Sellers Representative to complete its review of the Closing Statement and the calculation of the Purchase Price and the Adjustment Amount, including the Net Working Capital, the Cash, the Company Debt and the Company Transaction Expenses. During the review by the Sellers Representative of, and the resolution of any objections with respect to, the Closing Statement, Buyer shall and shall cause the Company and the Company Subsidiaries to (i) permit the Sellers Representative and its Representatives to have reasonable access to the Buyer’s and the Company’s and the Company Subsidiaries’ premises, employees, Representatives, books and records and (ii) furnish to the Sellers Representative and its Representatives such financial and operating data and other information as such Persons may reasonably request. Without limiting the foregoing, the Sellers Representative and its Representatives shall be entitled within such period to submit questions to the Buyer Representative concerning its calculation of the Purchase Price and Adjustment Amount and the Buyer Representative and the Sellers Representative shall and shall use their commercially reasonable efforts to cause, if necessary, their respective accountants to meet together at a mutually convenient time and place prior to the expiration of the review period in a bona fide attempt to resolve any questions or disputes which may have arisen. The

Closing Statement shall become final and binding upon the Parties on the 45th day following delivery thereof, unless the Sellers Representative gives written notice of its disagreement with the Closing Statement (a “Notice of Disagreement”) to the Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the specific items and matters in dispute (the “Disputed Matters”). If a Notice of Disagreement is received by the Buyer Representative in a timely manner, then the Closing Statement (as revised in accordance with this sentence) shall become final and binding upon the Parties on the earlier of (i) the date the Sellers Representative and the Buyer Representative resolve in writing the Disputed Matters or (ii) the date any Disputed Matters are finally resolved in writing by the Accounting Firm in accordance with this Section 2.3(e). During the 20-day period following the delivery of a Notice of Disagreement, the Sellers Representative and the Buyer Representative shall seek in good faith to resolve in writing the Disputed Matters. During such period the Buyer Representative shall have access to the work papers of the Sellers Representative prepared in connection with the Notice of Disagreement. If the Sellers Representative and the Buyer Representative are unable to resolve all Disputed Matters during such 20-day period, then within ten days following the expiration of such 20-day period, the Sellers Representative and the Buyer Representative shall submit in writing to the Accounting Firm for review any remaining Disputed Matters. The Sellers Representative and the Buyer Representative shall jointly request that the Accounting Firm render its reasoned written decision with respect to such remaining Disputed Matters for the purpose of calculating the Adjustment Amount within the 30-day period following submission of such Disputed Matters to the Accounting Firm (it being understood that in conducting such review and rendering such decision, the Accounting Firm shall be functioning as an expert and not as an arbitrator). The determination of the Disputed Matters by the Accounting Firm will be based on whether such Disputed Matters have been calculated in accordance with the provisions set forth in this Agreement. The Accounting Firm will make its determination solely on presentations and supporting material provided by the Parties and not pursuant to any independent review. The Accounting Firm’s determination as to any Disputed Matter shall not be more beneficial to the Buyer Representative than the determination of that item or amount by the Buyer Representative in the Closing Statement or more beneficial to the Sellers than the determination of that item or amount in the Notice of Disagreement. Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the Party against which such determination is to be enforced. The cost of any such review and determination by the Accounting Firm (including the fees and expenses of the Accounting Firm) pursuant to this Section 2.3(e) shall be allocated between the Buyer, on one hand, and the Sellers, on the other hand, based upon the extent to which each Party prevailed, as determined by the Accounting Firm. The fees (including attorneys’ fees) and disbursements of the Sellers’ independent auditors incurred in connection with their review of the Closing Statement and preparation of any Notice of Disagreement shall be borne by the Sellers, and the fees (including attorneys’ fees) and disbursements of the Buyer’s auditors incurred in connection with their preparation of the Closing Statement and review of any Notice of Disagreement shall be borne by the Buyer. The Buyer Representative shall revise the Closing Statement and the Adjustment Amount to the extent necessary to reflect the resolution of any Disputed Matters pursuant to the provisions of this Section 2.3(e).

(f) If the difference between the Adjustment Amount (as finally determined pursuant to Section 2.3(e)) and the Adjustment Amount set forth in the Estimated Closing Statement is greater than zero, then the Company shall, and the Buyer shall cause the Company to, promptly (but in any event within ten days after such final determination) deliver to the Sellers Representative, to be further distributed to the Sellers, an amount equal to such excess, to be distributed to the Sellers in proportion to the number of Company Units held by such Sellers as of immediately prior to the Closing, in each case by wire transfer of immediately available funds to the account or accounts designated by the Sellers Representative. If the difference between the Adjustment Amount (as finally determined pursuant to Section 2.3(e)) and the Adjustment Amount set forth in the Estimated Closing Statement is negative, then the Sellers Representative shall promptly (but in any event within ten days after such final determination) deliver to the Company an amount equal to the absolute value of such deficiency by wire transfer of immediately available funds to the account designated by the Company.

(g) Notwithstanding anything to the contrary in this Agreement, in the event that any payment of cash under this Agreement to the Blocker Seller or its successors or assignees would cause the cumulative amount treated as paid in cash for U.S. federal income tax purposes to the Blocker Seller pursuant to this Agreement to exceed 60% of an amount equal to (i) the fair market value of shares of Buyer Class A Common Stock to be issued to the Blocker Seller hereunder (determined by using the average of the high and low trading price on the date that the Blocker Seller became entitled to such payment), plus (ii) the cumulative amount of cash paid to the Blocker Seller pursuant to this Agreement (or that would be so paid but for this Section 2.3(g)), then such excess cash amount (the “Blocker Seller Tax Adjustment Amount”) shall instead be paid to the Blocker Seller or its successors or assignees in the form of a number of shares of Buyer Class A Common Stock (the “Blocker Seller Tax Adjustment Shares”) equal to the first round number exceeding (A) the Blocker Seller Tax Adjustment Amount divided by (B) the lesser of (I) the average of the daily VWAP of a share of Buyer Class A Common Stock for the 10 trading days immediately prior to the date of issuance of any Blocker Seller Tax Adjustment Shares and (II) the average of the high and low trading price of the Blocker Seller Tax Adjustment Shares on the date that the Blocker Seller or its successors or assignees became entitled to such Blocker Seller Tax Adjustment Shares.

2.4 Issuance of Buyer Class B Common Stock. At the Closing, the Buyer shall (a) issue to the Continuing Members, one share of Buyer Class B Common Stock for each Retained Company Unit, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law), and (b) make appropriate book entries (to the accounts designated by the Unit Sellers in writing prior to Closing) evidencing the issuance to the Unit Sellers of such shares of Buyer Class B Common Stock.

2.5 Pre-Closing Reorganization. Prior to the First Blocker Merger, the Blocker will cause (a) any cash held by the Blocker to be distributed to the Blocker Seller or used to repay any indebtedness of the Blocker, (b) any indebtedness of the Blocker to be capitalized or repaid and (c) the equity interests of the Company held indirectly by the Blocker to be distributed to the Blocker (such actions in clauses (a), (b) and (c) are referred to as the “Pre-Closing Reorganization”). Effective prior to the First Blocker Merger Effective Time, the only asset of the Blocker will be the Acquired Company Units held by the Blocker, and the Blocker will have no liabilities other than accrued but unpaid Taxes, if any.

2.6 Tax Treatment; Purchase Price Allocation.

(a) The Parties agree that (i) the sale and purchase of the Acquired Company Units is intended for all applicable income Tax purposes to be treated as a taxable sale and purchase of partnership interests (and (ii) the First Blocker Merger and the Second Blocker Merger, taken together as an integrated transaction, are intended for all applicable income Tax purposes to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement is intended to qualify as, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) (clauses (i) and (ii), the “Intended Tax Treatment).

(b) Within 60 days of the final determination of Net Working Capital, the Buyer Representative shall provide to the Sellers Representative a schedule allocating the Purchase Price, and all other amounts constituting consideration for federal income Tax purposes, allocable to the Acquired Company Units among the assets of the Company (the “Allocation Schedule”), which such schedule shall be prepared in a manner consistent with Sections 755 and 1060 of the Code and the Treasury Regulations promulgated thereunder. If the Sellers Representative does not object to such Allocation Schedule provided by the Buyer Representative within 45 days of receipt of such Allocation Schedule, then such Allocation Schedule shall be final and binding on the Parties. If the Sellers Representative objects to such Allocation Schedule provided by the Buyer Representative within 45 days of receipt of such Allocation Schedule, then the Parties shall work together in good faith to resolve all disputed items and agree upon the Allocation Schedule; provided, that, if the Parties are not able to resolve all disputed items within 30 days of the Sellers Representative’s objection, then the Parties shall submit all unresolved disputed items to the Accounting

Firm for resolution and the Parties will instruct the Accounting Firm to render a final determination as soon as reasonably practicable, and the Allocation Schedule as mutually agreed upon by the Parties or as finally determined by the Accounting Firm, as applicable, shall be final and binding on the Parties. The fees, costs and expense of the Accounting Firm shall be borne by Buyer, on the one hand, and the Sellers, on the other hand, based upon the percentage which the portion of the contested amount not determined in a Party’s favor bears to the total amount at issue as finally determined by the Accounting Firm. The Parties shall make appropriate adjustments to the Allocation Schedule to reflect changes in the Purchase Price.

(c) The Parties shall, and shall cause their respective Affiliates to, report, act and file all Tax Returns in all respects and for all purposes consistent with the Intended Tax Treatment and the Allocation Schedule, as finally determined and as adjusted pursuant to Section 2.6(b), including for purposes of (i) Treasury Regulation Section 1.743-1(d)(2) in determining the applicable adjustment to the U.S. federal income Tax basis of the Company’s assets and (ii) Treasury Regulation Section 1.751-1(a)(2) in determining the character of each Seller’s gain or loss, as the case may be, for U.S. federal income Tax purposes in respect of the transactions contemplated by this Agreement. From and after the date hereof, (x) the Parties shall not take, or knowingly fail to take, any action that could reasonably be expected to prevent such Intended Tax Treatment and (y) the Parties shall cooperate to provide each other with Tax representation letters containing normal and customary representations, warranties and covenants for purposes of any Tax opinion with respect to the Intended Tax Treatment described in clause (ii) of Section 2.6(a) to be rendered in connection with the transactions contemplated by this Agreement, including any such Tax opinion required to be provided in connection with any filings with the SEC. The Parties agree to notify each other with respect to the initiation of any Action by any Taxing Authority relating to the Intended Tax Treatment or the Allocation Schedule, to consult with each other with respect to any such Action by such Taxing Authority, and to not take any position during the course of any such Action by such Taxing Authority that is inconsistent with the Intended Tax Treatment or with the Allocation Schedule, unless required by a determination within the meaning of Section 1313 of the Code (or any analogous provision of state, local or non-U.S. Law).

2.7 Closing. Unless another date, location or time is mutually agreed upon by the Buyer and the Company, the closing of the transactions contemplated hereby (the “Closing”) will take place remotely via the electronic exchange of documents and executed signature pages on the third Business Day following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), or on such other date or at such other time and place as the Buyer and the Company agree in writing (the date upon which the Closing occurs is referred to as the “Closing Date”). All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

2.8 Withholding. The Buyer and the Company will be entitled to deduct and withhold from any amount payable pursuant to this Agreement such amounts as the Buyer or the Company (or any Affiliate thereof) shall determine in good faith it is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of applicable Law; provided, that in the event that the Buyer or the Company determines that any such deduction or withholding is required, other than with respect to payments to any current or former employee or service provider in the nature of compensation that are processed and paid through payroll, the Buyer will notify the Sellers Representative in writing as soon as practicable (and, in no event less, than 10 days prior to the expected date of payment), setting forth in reasonable detail the basis for such deduction or withholding, and the Buyer and the Company will cooperate with the Sellers Representative to eliminate or reduce such deduction or withholding and consider in good faith any Tax forms or other information or document submitted by the Sellers Representative. To the extent that amounts are so withheld by the Buyer or the Company (or any Affiliate thereof), the Buyer or the Company (or applicable Affiliate) shall pay over such amount to the applicable Governmental Authority (together with any applicable Tax Returns) and such amounts so withheld and paid over will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding were made.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the Disclosure Letter, each Seller represents and warrants, solely with respect to itself, himself or herself, as the case may be, to the Buyer as of the Effective Date and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date) as follows:

3.1 Existence and Good Standing, Capacity, Authority, Validity and Enforceability. To the extent a Seller is an entity, such Seller is duly organized, validly existing and to the extent applicable in the respective jurisdiction, in good standing under the Laws of the jurisdiction in which it is organized or formed and has full corporate, limited liability or other applicable business entity power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted. Each Seller has the requisite power and authority or capacity, as applicable, to execute, deliver and perform this Agreement and the Ancillary Agreements to which such Seller is or will become a party and to consummate the Transactions. Other than the adoption of this Agreement by the Blocker Seller as the sole equityholder of the Blocker in connection with the First Blocker Merger (which will be effected promptly following execution of this Agreement), the execution and delivery of this Agreement and the Ancillary Agreements to which such Seller is or will become a party and the consummation of the Transactions has been duly and validly authorized by all necessary action on the part of such Seller, and no other action is necessary on the part of such Seller to authorize this Agreement and the Ancillary Agreements to which such Seller is or will become a party and to consummate the Transactions. Seller has duly executed and delivered this Agreement and at or prior to the Closing will duly execute and deliver the Ancillary Agreements to which such Seller will become a party and, assuming due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes and upon execution and delivery of the Ancillary Agreements to which such Seller is or will become a party, each such Ancillary Agreement will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity) (the immediately preceding clauses (a) and (b) are collectively referred to as the “General Enforceability Exceptions”).

3.2 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by such Seller, nor the execution and delivery of the Ancillary Agreements to which such Seller is or will become a party, nor the consummation by such Seller of the Transactions, nor compliance by such Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Organizational Documents of such Seller, (ii) conflict with, constitute or result in a material breach (with or without the lapse of time, the giving of notice or both) of any term, condition or provision of, or constitute a material default (with or without the lapse of time, the giving of notice or both) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any Company Interests held by such Seller or, pursuant to any Contract to which such Seller is a party or by which any of the Company Interests (or Company Units following adoption of the Company A&R Regulations) held by such Seller may be subject, or (ii) assuming receipt of the Consents listed in Schedule 3.2(b), conflict with, violate, or result in a breach (with or without the lapse of time, the giving of notice or both) of any material Order or Law applicable to such Seller or any of the Company Interests (or Company Units following adoption of the Company A&R Regulations) held by such Seller.

(b) Other than the adoption of this Agreement by the Blocker Seller as the sole equityholder of the Blocker in connection with the First Blocker Merger (which will be effected promptly following execution of this Agreement), no Consent is required to be obtained by such Seller for the execution, delivery or performance of this Agreement and the Ancillary Agreements to which such Seller is or will become a party and the consummation of the Transactions, except (i) as set forth in Schedule 3.2(b), (ii) as required under the HSR Act and the foreign antitrust or competition Laws set forth on Schedule 3.2(b), or (iii) those the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Seller’s ability to perform its obligations hereunder.

3.3 Title. As of the Effective Date, such Unit Seller has good and valid title to the Company Interests held by such Unit Seller (which Company Interests are set forth opposite such Unit Seller’s name on Schedule 3.3), free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law). Following the Pre-Closing Reorganization and the adoption of the Company A&R Regulations, (a) the Blocker Seller will have good and valid title to the Blocker Interests, (b) the Blocker will have good and valid title to the Company Units identified as held by it in the Company A&R Regulations and (c) each Unit Seller will have good and valid title to the Company Units held by such Unit Seller, in each case, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law). The sale of Acquired Company Units by such Unit Seller as provided herein shall, upon delivery to the Buyer at Closing, vest the Buyer with good and valid title to such Acquired Company Units, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law). Other than this Agreement, such Seller is a not a party to (or has irrevocably terminated) any option, warrant, right, stockholder, operating agreement, voting trust, proxy or other agreement, commitment or understanding with respect to the transfer, disposition or acquisition of the Company Interests (or Company Units following adoption of the Company A&R Regulations) or any other equity interests of any of the Company Subsidiaries or the voting of any of the Company Interests (or the Company Units following the adoption of the Company A&R Regulations), and has not and will not enter into the foregoing with respect to the Company Units.

3.4 Brokers. Except for J.P. Morgan Securities LLC, no broker, finder or similar agent has been employed by or on behalf of the Sellers, and no Person with which the Sellers has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee or similar fee in connection with this Agreement or the Transactions for which the Company or the Company Subsidiaries are liable for.

3.5 Seller Information. None of the information supplied or to be supplied by such Seller or any of such Seller’s Affiliates or Representative relating to such Seller or any of such Seller’s or Seller’s Affiliates’ equityholders, members, managers, directors, control Persons and Representatives expressly for inclusion in the filings with the SEC contemplated by this Agreement, mailings to the Buyer’s stockholders with respect to the Offer, or the redemption of the Offering Shares, any supplements thereto and/or in any other document filed with any Governmental Authority in connection herewith (including the Proxy Statement), will, at the date of filing or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by such Seller or that are included in such filings and/or mailings). No representation or warranty is made by such Seller or any of such Seller’s Affiliates or Representative with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by, or on behalf of, the Buyer or any of its Affiliates or Representatives or any other Person.

3.6 No Other Representations and Warranties. EACH SELLER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS, EACH SELLER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES HEREBY DISCLAIMS ANY OTHER EXPRESS

OR IMPLIED REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY INCLUDED IN THIS AGREEMENT WHETHER OR NOT MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO SUCH SELLER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES OR ANY OTHER PERSON, INCLUDING ANY WARRANTY REGARDING ANY PRO FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS PROVIDED BY OR ON BEHALF OF THE BUYER, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO THE BUYER AND ANY OF ITS ASSETS OR PROPERTIES, INCLUDING ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES. NO SELLER NOR ANY OTHER PERSON ACTING ON ANY SELLER’S BEHALF HAS RELIED ON ANY INFORMATION OR ANY REPRESENTATION OR WARRANTY NOT SET FORTH IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Letter, the Company represents and warrants to the Buyer as of the Effective Date and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date) as follows:

4.1 Existence and Good Standing; Books and Records.

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas. The Company is qualified or otherwise authorized to act as a foreign company and, to the extent such concept is recognized, is in good standing under the Laws of every other jurisdiction in which such qualification or authorization is necessary under applicable Law, except where the failure to be so qualified or otherwise authorized or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has the requisite limited liability company power and authority necessary to carry on its business as currently conducted. The Company is not in default under or in violation of any material provision of its Organizational Documents.

(b) Schedule 4.1(b) sets forth, as of the Effective Date, each Subsidiary of the Company (collectively, the “Company Subsidiaries”) and its jurisdiction of organization or formation. Each of the Company Subsidiaries is duly organized or formed, validly existing and, to the extent such concept is recognized, in good standing under the Laws of the jurisdiction of its organization or formation. Each of the Company Subsidiaries is qualified or otherwise authorized to act as a foreign entity and, to the extent such concept is recognized, is in good standing under the Laws of every other jurisdiction in which such qualification or authorization is necessary under applicable Law, except where the failure to be so qualified or otherwise authorized or in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company Subsidiaries has the requisite power and authority to carry on its business as currently conducted. None of the Company Subsidiaries is in default under or in violation of any material provision of their respective Organizational Documents. None of the foreign Company Subsidiaries (i) have conducted any operations since the date of their respective organizations or formations and do not currently conduct any operations and (ii) have not had at any time and do not currently have any assets other than the equity interests of those certain other foreign Company Subsidiaries set forth on Schedule 4.1(b).

(c) The Company has made available to the Buyer true and complete copies of all Organizational Documents of the Company and the Company Subsidiaries, each as amended as of the Effective Date.

4.2 Authority, Validity and Enforceability. The Company has the requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is or will become a party and to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is or will become a party and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of the Company, and no other action is necessary on the part of the Company to authorize this Agreement and the Ancillary Agreements to which the Company is or will become a party and to consummate the Transactions. The Company has duly executed and delivered this Agreement and at or prior to the Closing will duly execute and deliver the Ancillary Agreements to which the Company will become a party and, assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes and upon execution and delivery of the Ancillary Agreements to which the Company is or will become a party, each such Ancillary Agreement will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as limited by the General Enforceability Exceptions.

4.3 Capitalization.

(a) As of the Effective Date, the Unit Sellers and Blocker are the record and beneficial owner of all of the Company Interests, which Company Interests constitute all of the issued and outstanding equity interests of the Company. Schedule 4.3(a) sets forth the ownership of the Company Interests of each Unit Seller and the Blocker as of the Effective Date. All issued and outstanding Company Interests have been duly authorized and validly issued and are fully paid and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under which the Company is a party or otherwise bound. Except as set forth on Schedule 4.3(a) or, upon adoption of the Company A&R Regulations, the Company Units, there are no (i) outstanding securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, (ii) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of the Company, (iii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for equity securities of the Company, and (iv) voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting, transfer or other disposition of its equity securities. Prior to the Closing, all Company Interests will be converted into Company Units as contemplated by the Company A&R Regulations such that as of the Closing, the Company Units will represent the only issued and outstanding equity interests of the Company, which Company Units will be held, collectively, by the Unit Sellers and Blocker. The Company Units when issued, shall have been duly authorized and validly issued, will be fully paid and will be issued in compliance with all applicable Laws and will not be subject to and will not be issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under which the Company is a party or otherwise bound.

(b) Schedule 4.3(b) sets forth, for each of the Company Subsidiaries as of the Effective Date, (i) the number and kind of its authorized equity securities, (ii) the number and kind of its issued and outstanding equity securities and (iii) the names of all owners of its equity securities and the number and kind of equity securities held by each such owner. All issued and outstanding equity securities of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and, where applicable, non-assessable and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under which any of the Company Subsidiaries is a party or otherwise bound. The Company Subsidiaries are the only Subsidiaries of the Company. Neither the Company nor the Company Subsidiaries own, of record or beneficially, any direct or indirect interest or any right (contingent or otherwise) to acquire the equity interests of any other Person, except the Company Subsidiaries. As of the Effective Date, the Company directly or indirectly owns all outstanding equity securities of the Company Subsidiaries, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law). With respect to each of the

Company Subsidiaries, there are no (A) outstanding securities convertible or exchangeable into equity of such Company Subsidiary, (B) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating such Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities or securities convertible or exercisable for or exchange into any equity securities of such Company Subsidiary, (C) outstanding contractual obligations of such Company Subsidiary to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for equity securities of such Company Subsidiary, or (D) voting trusts or other agreements or understandings to which such Company Subsidiary is a party or by which such Company Subsidiary is bound with respect to the voting, transfer or other disposition of its equity securities.

(c) Schedule 4.3(c) sets forth, with respect to each grant of Phantom Units remaining in effect as of the Effective Date, the holder of such grant and the number of Phantom Units subject to such grant.

4.4 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by the Company or the Sellers nor the execution and delivery of the Ancillary Agreements to which the Company is or will become a party, nor the consummation by the Company or the Sellers of the Transactions, nor compliance by the Company or the Sellers with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the Organizational Documents of the Company or the Company Subsidiaries, (ii) except as set forth in Schedule 4.4(a), conflict with, constitute or result in a material breach (with or without the lapse of time, the giving of notice or both) of any term, condition or provision of, or constitute a material default (with or without the lapse of time, the giving of notice or both) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of the Company or the Company Subsidiaries, pursuant to any Material Contract or Real Property Leases to which any of them is a party, or (iii) subject to receipt of the Consents listed in Schedule 4.4(b), conflict with, violate, or result in a breach (with or without the lapse of time, the giving of notice or both) of any material Order or Law applicable to the Company or the Company Subsidiaries or any of their respective properties or assets.

(b) No Consent is required to be obtained by the Company or the Company Subsidiaries for the execution, delivery or performance of this Agreement or the Ancillary Agreement to which it is or will become a party and the consummation of the Transactions, except (i) as set forth in Schedule 4.4(b), (ii) as required under the HSR Act and the foreign antitrust or competition Laws set forth on Schedule 4.4(b), or (iii) those the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.5 Financial Statements.

(a) Copies of the following financial statements have been made available to the Buyer (i) the audited consolidated balance sheets of the Operating Company and its Subsidiaries as at December 31, 2015, December 31, 2016 and December 31, 2017 and the related consolidated statements of operations, changes in members’ equity and cash flows for the years then ended, together with the notes thereto (the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of the Operating Company and its Subsidiaries as of August 31, 2018 (the “Balance Sheet Date”), and the related unaudited consolidated statement of operations for the eight-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).

(b) The Audited Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis, and fairly and accurately present, in all material respects, the financial position, results of operations, members’ equity, and cash flows of the Operating Company and its Subsidiaries, on a consolidated basis, as of the dates and for the periods indicated. The Interim Financial Statements have been prepared by management in accordance with GAAP (except for the absence of footnote disclosure and any customary year-end adjustments (the effect of which will not, individually or in the aggregate, be material)), and on that basis fairly and accurately present, in all material respects, the financial position, results of operations, members’ equity and cash flows of the Operating Company and its Subsidiaries, on a consolidated basis, as of the dates and for the periods indicated. The Financial Statements were derived from the books and records of the Operating Company and its Subsidiaries.

(c) The Operating Company and its Subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances that transactions are (i) executed in accordance with management’s general or specific authorizations and (ii) recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

(d) Schedule 4.5(d) sets forth the Company Debt as of the Effective Date.

(e) The Company and the Company Subsidiaries do not have any Liabilities of a nature required to be disclosed in a balance sheet prepared in accordance with GAAP arising out of transactions or events entered into prior to the Effective Date, except for Liabilities (i) set forth in Schedule 4.5(d), (ii) adequately accrued or reserved against in the Financial Statements, (iii) that have arisen after the date of the Financial Statements in the Ordinary Course of Business, (iv) that are Company Transaction Expenses or (v) would not be material to the Company or the Company Subsidiaries, taken as a whole.

4.6 Conduct of Business. Except for the transactions contemplated hereby or as set forth in Schedule 4.6: (a) since December 31, 2017, the Company and the Company Subsidiaries have conducted their businesses and operations in the Ordinary Course of Business; (b) since December 31, 2017, through the Effective Date, there has not been any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect; and (c) since December 31, 2017, the Company and the Company Subsidiaries have not taken any action of the type described in Section 7.1(a) through (u).

4.7 Taxes. Except as set forth in Schedule 4.7:

(a) Each of the Company and the Company Subsidiaries has filed all income and other material Tax Returns that such Person was required to file and has paid all Taxes due and payable (whether or not shown on any Tax Return). All such Tax Returns were correct and complete in all material respects.

(b) All Taxes of the Company and the Company Subsidiaries not yet due and payable have been accrued on the books of the Company or the applicable Company Subsidiary to the extent required by the GAAP.

(c) Each of the Company and the Company Subsidiaries has timely and properly withheld (i) all required amounts from payments to its employees, agents, contractors, nonresidents, members, lenders and other Persons, and (ii) all sales, use, ad valorem, and value added Taxes. Each of the Company and the Company Subsidiaries has remitted all such withheld Taxes to the proper Taxing Authority in accordance with all applicable Laws.

(d) None of the Sellers, the Company, nor any Company Subsidiary has a request for a private letter ruling, a request for administrative relief, a request for technical advice, a request for a change of any method of accounting or other request pending with any Taxing Authority that relates to the Taxes or Tax Returns of the Company or the Company Subsidiaries. No power of attorney granted by the Company or any Company Subsidiary with respect to any Taxes is currently in force.

(e) Neither the Company nor any Company Subsidiary has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, in each case other than any extension of time granted for filing a Tax Return.

(f) Neither the Company nor any Company Subsidiary is a party to any Tax allocation or sharing agreement other than any Commercial Tax Agreement. All amounts payable with respect to (or by reference to) Taxes pursuant to any Commercial Tax Agreement have been timely paid in accordance with the terms of such Commercial Tax Agreement.

(g) There are no Liens (other than Permitted Liens) for unpaid Taxes on the assets of the Company or the Company Subsidiaries.

(h) As of the Effective Date, there is no audit or other Action currently in progress, pending or, to the Company’s Knowledge, threatened with respect to the Company or the Company Subsidiaries in respect of any Tax. Neither the Company nor any Company Subsidiary nor any Seller as a result of its ownership of the Company or the Company Subsidiaries has ever received a written notice from a Taxing Authority that the Company or any Company Subsidiary is required to pay Taxes or file Tax Returns in a jurisdiction where the Company or such Company Subsidiary does not file Tax Returns or pay Taxes. Neither the Company nor any Company Subsidiary has commenced a voluntary disclosure proceeding in any state, local or non-U.S. jurisdiction that has not been fully resolved or settled.

(i) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is the Company) or (ii) has any liability for Taxes of any Person (other than the Company and the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract other than any Commercial Tax Agreement.

(j) Neither the Company nor any Company Subsidiary has engaged in any transaction that could affect its income Tax liability for any period not closed by the applicable statute of limitations which is a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the effective dates).

(k) Neither the Company nor any Company Subsidiary is party to any material Tax incentive agreement with any Taxing Authority.

(l) The Company is (and has been for its entire existence) classified as a partnership for all income Tax purposes and no election has been made (or is pending) to change such treatment. Each Company Subsidiary that is incorporated or organized under the laws of a State within the United States of America or the District of Columbia is (and has been for its entire existence) classified as a partnership or “disregarded entity” for all income Tax purposes and no election has been made (or is pending) to change such treatment. Schedule 4.7(l) sets forth the current U.S. federal income Tax classification of each other Company Subsidiary.

(m) The Company has not made an election pursuant to Treasury Regulations Section 301.9100-22T.

(n) Neither the Company nor any Company Subsidiary has a permanent establishment or otherwise has an office or fixed place of business (within the meaning of any applicable Tax treaty or Tax Law) in a country other than the country in which such Acquired Entity is incorporated or otherwise organized. Neither the Company nor any Company Subsidiary engages in (or has engaged in) a trade or business in a country other than the country in which such entity is incorporated or otherwise organized to the extent any such activities would require the Company or any Subsidiary to file Tax Returns or pay Taxes in any such country.

(o) No Company Subsidiary organized under the laws of a non-U.S. jurisdiction owns any interest in “United States real property” within the meaning of Section 897 of the Code or “United States property” for purposes of Section 956 of the Code.

(p) Neither the Company nor any of Company Subsidiary has included, or will be required to include, in income any amount by reason of Section 965 of the Code.

(q) The Company made an election under Section 754 of the Code for its tax year ended December 31, 2015 (or such an election had been made previously).

(r) The Company and each Company Subsidiary have each complied in all respects with all transfer pricing rules (including retaining appropriate documents for all transfer pricing arrangements for purposes of Section 482 or any similar provision of non-U.S. Law.

(s) Neither the Company nor any Company Subsidiary is required to include any material item of income, or exclude any material item of deduction, for any period after the Closing Date as a result of: (i) an installment sale transaction occurring on or before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Laws); (ii) a transaction occurring on or before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar doctrine under state, local, or non-U.S. Laws); (iii) any prepaid amounts or deferred revenue received prior to the Closing; (iv) a change in method of accounting with respect to a Pre-Closing Tax Period requested prior to the Closing; or (v) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed on or prior to the Closing. Neither the Company nor any Company Subsidiary has made an election (including a protective election) pursuant to Section 108(i) of the Code.

(t) Neither the Company nor any Company Subsidiary owns an interest in any (i) entity, plan or arrangement that is treated for income Tax purposes as a partnership, (ii) “controlled foreign corporation” within the meaning of Section 957 of the Code, or (iii) “passive foreign investment corporation” within the meaning of Section 1297 of the Code.

(u) No asset of the Company or any Company Subsidiary is tax-exempt use property under Section 168(h) of the Code. No portion of the cost of any asset of the Company or any Company Subsidiary has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Section 103(a) of the Code. None of the assets of the Company or any Company Subsidiary is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provision of former Section 168(f)(8) of the Code.

4.8 Real Property. As of the Effective Date, the Company and the Company Subsidiaries do not own any real property. Schedule 4.8(a) contains a true, correct and complete description of the real property leased, subleased, licensed or otherwise occupied by the Company or the Company Subsidiaries (the “Leased Real Property”). The Leased Real Property listed in Schedule 4.8(a) comprises all material real property interests used in the conduct of the business and operations of the Company and the Company Subsidiaries as currently conducted. All Leased Real Property is held under leases or subleases (collectively, the “Real Property Leases”) that are, in all material respects, valid instruments enforceable in accordance with their respective terms, except as limited by the General Enforceability Exceptions. The Company has delivered to the Buyer true, correct and complete copies of the Real Property Leases. As of the Effective Date, each of the Real Property Leases is in full force and effect and there is no material default or material breach by the Company or the Company Subsidiaries, or to the Company’s Knowledge, any other party, in the performance of any obligation thereunder or any material provision thereof. Except as set forth in Schedule 4.8(b), neither the Company nor any of the Company Subsidiaries has subleased, assigned or otherwise granted to any Person the right to use or occupy such Leased Real Property or any portion thereof. There is no pending or, to the Company’s Knowledge, threatened zoning application or proceeding or condemnation, eminent domain, or taking proceeding with respect to any of the Leased Real Property.

4.9 Personal Property. Except as described in Schedule 4.9, the Company or the Company Subsidiaries has good and valid title to (or, in the case of leased tangible personal property, a valid and subsisting leasehold interest in), free and clear of all Liens (other than Permitted Liens), all of the tangible personal property used by the Company and the Company Subsidiaries as presently conducted, including, all reflected in the Interim Financial Statements and all tangible personal property acquired by the Company or the Company Subsidiaries since the Balance Sheet Date in the Ordinary Course of Business, in each case free and clear of all Liens (other than Permitted Liens), except for (a) sales or other dispositions of personal property in the Ordinary Course of Business that are replaced by similar assets or properties, (b) personal property sold, consumed, used or otherwise disposed in the Ordinary Course of Business since the Balance Sheet, Date, or (c) dispositions of used, worn out, obsolete or surplus assets or properties since the Balance Sheet, Date. All such items of tangible personal property that are material to the operations of the business of the Company and the Company Subsidiaries are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. The tangible assets owned or leased by the Company and the Company Subsidiaries constitute all of the tangible assets reasonably necessary for the continued conduct of the business of the Company and the Company Subsidiaries after the Closing, in each case, in the same manner and in all respects as conducted as of the Effective Date.

4.10 Intellectual Property.

(a) Schedule 4.10(a) sets forth a list of all patented, registered and applied-for Intellectual Property, and material unregistered Trademarks, in each case which is owned or purported to be owned by the Company or any of the Company Subsidiaries (together with all other Intellectual Property owned or purported to be owned by the Company or any of the Company Subsidiaries, collectively, the “Company Intellectual Property”). The Company or one of the Company Subsidiaries has good and valid title to and is the exclusive owner of the Company Intellectual Property, free and clear of all Liens (other than Permitted Liens). The Company Intellectual Property set forth on Schedule 4.10(a) is valid, subsisting and, to the Company’s Knowledge, enforceable.

(b) Except as set forth in Schedule 4.10(b), the Company and the Company Subsidiaries own or, if not owned, have the right to use, all of the Intellectual Property that is used by them and that is material to the operations of their businesses (as currently conducted). The former and current products, services and conduct of the businesses of the Company and the Company Subsidiaries and the manufacture, importation, distribution, sale and use of such products and services does not infringe or otherwise violate any Person’s Intellectual Property rights, and there is no, and since December 31, 2015 there has been no written claim of any such infringement or violation, or challenge to the ownership, registration, validity or enforceability of any Company Intellectual Property, pending or threatened against the Company or the Company Subsidiaries. To the Company’s Knowledge, no Person is infringing or otherwise violating any Company Intellectual Property, and no claim of any such infringement or violation is pending or threatened against any Person by the Company or the Company Subsidiaries or has been threatened against any Person since December 31, 2015.

(c) The Company and the Company Subsidiaries have taken all commercially reasonable measures to preserve and maintain the confidentiality of all material Trade Secrets and other material confidential Intellectual Property that is owned by the Company or any of the Company Subsidiaries. No current or former employee, contractor or consultant of the Company or any of the Company Subsidiaries has any right, title or interest in any Company Intellectual Property that is material to the operations of the business of the Company and the Company Subsidiaries. Each Person that has developed any such Company Intellectual Property has assigned such Company Intellectual Property to the Company or one of the Company Subsidiaries by a written assignment agreement or by operation of law. To the Company’s Knowledge, no Person is in violation of any such confidentiality or assignment agreements.

(d) All Software that is Company Intellectual Property and that is material to the operations of the business of the Company and the Company Subsidiaries (“Company Owned Software”) (i) conforms in all material respects with all specifications, representations and warranties established by the Company and the Company Subsidiaries or conveyed thereby to its or their customers, (ii) is operative for its intended purpose free of any material defects or deficiencies and, to the Company’s Knowledge, does not contain any virus, Trojan horse, worm, back door, time bomb, drop dead device or other malware or similar programs designed to disable, permit unauthorized access to, erase or otherwise harm Software, hardware or data, and (iii) have been maintained and supported by the Company and the Company Subsidiaries in accordance with their contractual obligations in all material respects and industry standards.

(e) All source code for the Company Owned Software has been maintained strictly confidential and has not been disclosed to any Person other than employees and contractors with a need to know to perform services for the Company or the Company Subsidiaries and who are subject to a written confidentiality obligation. Neither the Company nor any of the Company Subsidiaries has any obligation to afford any Person access to any such source code. The Company is in possession of all documentation and other material relating to the Company Owned Software and third party Software that is used in and material to the businesses of the Company and the Company Subsidiaries, including (to the extent made available to Company and the Company Subsidiaries with respect to such third party Software) installation and user documentation, engineering specifications, flow charts and know-how, necessary for the use, maintenance, enhancement, development and other exploitation of such Company Owned Software as used in, or currently under development for, and the use of such third party Software as used in, the businesses of the Company and the Company Subsidiaries.

(f) No Publicly Available Software has been used, in whole or in part, in the former or current development, delivery or distribution of any Company Owned Software, nor licensed or distributed to any third party in combination with any such Company Owned Software in a manner that may (i) require, or condition the use or distribution of any such Company Owned Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Owned Software or (ii) otherwise impose any material limitation, restriction or condition on the right or ability of the Company or any of the Company Subsidiaries to use, distribute or enforce any Company Intellectual Property.

(g) The IT Assets are operational, fulfill the purposes for which they were acquired or developed in all material respects, and the Company and the Company Subsidiaries have implemented commercially reasonable security, back-ups and disaster recovery arrangements and hardware and Software support. To the Company’s Knowledge, the IT Assets have not suffered any material failure since December 31, 2015.

4.11 Material Contracts.

(a) Set forth in Schedule 4.11(a) is a true and correct list of Contracts in effect as of the Effective Date to which the Company or the Company Subsidiaries are parties which are in the categories listed below (other the Real Property Leases and any Contract that is, or relates to, any Employee Plan) (the “Material Contracts”):

(i) each Contract under which the Company or the Company Subsidiaries have borrowed any money or issued any note, bond, debenture or similar instrument, or have directly or indirectly guaranteed any borrowed money of any other Person or any note, bond, debenture or similar instrument issued by any other Person, in any such case involving unpaid principal amounts in excess of $2,500,000, other than the Credit Facility and intercompany loans, advances or receivables (or guarantees thereof) (it being understood that “borrowed any money” does not include any accounts payable);

(ii) (A) each material license agreement (including any covenant not to sue) (other than for commercially available off-the-shelf software having an aggregate replacement cost of less than $50,000), where the Company or the Company Subsidiaries are licensors or licensees of Intellectual Property and (B) each Contract relating to the development, ownership, registration or enforcement of any material Intellectual Property (other than non-disclosure agreements and employee agreements entered into in the Ordinary course of Business);

(iii) each Contract for capital expenditures or the acquisition or construction of fixed assets for the benefit and use of the Company or the Company Subsidiaries, the performance of which involves unpaid commitments in excess of $2,500,000;

(iv) each Contract requiring the Company or the Company Subsidiaries perform services or sell products after the Closing, but only to the extent the total amount of payments to the Company or the Company Subsidiaries remaining under such Contract (A) in the case of a master service agreement or other program agreement, exceeds $5,000,000 in the aggregate for all work orders under such Contract and (B) in the case of an individual project agreement, exceeds $5,000,000 for all work performed under such Contract;

(v) each Contract with any vendor, subcontractor or independent contractor for the provision of goods or services and for which the Company or the Company Subsidiaries has any current or ongoing commitments or obligations and which obligate the Company or the Company Subsidiaries, individually or in the aggregate, to make payments in excess of $2,500,000 in the 12-month period after October 15, 2018, except for Contracts that are terminable on less than 90 days’ notice without material penalty or (B) requiring the Company or any of the Company Subsidiaries to purchase all or substantially all of its requirements for a particular product from a supplier;

(vi) each Contract relating to the lease, sublease or similar arrangement with any Person under which the Company or the Company Subsidiaries are lessors or lessees of any tangible personal property, in any such case, with aggregate annual payments in excess of $250,000;

(vii) each Contract limiting the right of the Company or the Company Subsidiaries to engage in or compete in any material respect with any Person in any business or in any geographical area (excluding any confidentiality, nondisclosure and non-solicit agreements or arrangements which are entered into by the Company or the Company Subsidiaries in the Ordinary Course of Business or in connection with a potential sale of the Company, in each case, other than any such agreements or arrangements with a competitor of the Company or the Company Subsidiaries);

(viii) each Contract that provides for a partnership or joint venture (excluding any sub-contractor arrangements entered into in the Ordinary Course of Business in which the Company or the Company Subsidiaries is subcontracting services from others) or similar Contract involving a sharing of profits, losses, costs or liabilities with any other Person;

(ix) each Contract that is (A) surety bond (including performance bond or bid bond) or (B) escrow arrangement;

(x) each Contract that (A) is an employment or consulting Contract that provides for annualized compensation equal to or greater than $150,000, (B) is a severance, change of control, retention, bonus, deferred compensation or similar Contract, or (C) provides for the indemnification or holding harmless of any officer, manager, director or employee;

(xi) each Contract that is a collective bargain agreement, project labor agreement or other similar Contract with any labor organization, union or association;

(xii) each Contract that is a management, service, advertising, marketing, reseller, or sales representative agreement, in any such case which has an actual or anticipated aggregate future liability to any Person in excess of $150,000;

(xiii) any Contract with any Material Customer or Material Supplier;

(xiv) each Contract involving the acquisition by the Company or the Company Subsidiaries of any material business enterprise whether by merger, purchase, sale of stock or assets and which contains an ongoing obligation on the Company or the Company Subsidiaries; and

(xv) any Contract that is otherwise material to the Company and the Company Subsidiaries or their respective businesses other than Contracts entered into in the Ordinary Course of Business.

(b) A copy of each Material Contract has been made available to the Buyer. Each of the Material Contracts is in full force and effect (except to the extent such Material Contract terminates or expires after the Effective Date in accordance with its terms) and is a legal, valid and binding agreement of the Company or the Company Subsidiaries, as applicable, and is enforceable against the Company or the Company Subsidiaries, as applicable, in accordance with its terms, subject only to the General Enforceability Exceptions. None of the Company nor the Company Subsidiaries has received written notice of any material default or material breach of any Material Contract that has not been cured. There is no material default or material breach (including any condition that with the passage of time or the giving of notice would cause such a default or breach) of any Material Contract by the Company or the Company Subsidiaries, as applicable, or, to the Company’s Knowledge, any other party, in the timely performance of any obligation to be performed or paid thereunder or any other material provision thereof. None of the Company nor any

Company Subsidiaries has received any written notice of (i) the intention of any party to terminate any Material Contract for cause or (ii) any stop work order or suspension of work order with respect to any Material Contract that is a Contract with a customer of the Company or the Company Subsidiaries.

4.12 Insurance. Schedule 4.12(a) sets forth, as of the Effective Date, a true and complete list of policies of insurance covering the Company or the Company Subsidiaries and their respective businesses (other than with respect to any Employee Plan) and assets (the “Insurance Policies”), and, with respect to each such Insurance Policy, (a) the Insurance Policy is in full force and effect, (b) all premiums owed prior to the Effective Date have been paid and (c) there is no material breach or default by the Company or the Company Subsidiaries. To the Company’s Knowledge, the Company and the Company Subsidiaries have not received any notice of cancellation or termination or non-renewal with respect to any such Insurance Policy. Except as set forth in Schedule 4.12(b), since December 31, 2015, no claim submitted under any Insurance Policy has been denied in whole or in part by the insurer thereunder.

4.13 Litigation. Except as set forth in Schedule 4.13(a), since December 31, 2015, there have not been, and there are no Actions pending, or, to the Company’s Knowledge, threatened against the Company or the Company Subsidiaries or their respective assets, properties or business, in each case that, (a) would challenge or seek to enjoin, alter or materially delay the Transactions or (b) if adversely decided, would reasonably be expected to be material to the Company or the Company Subsidiaries, taken as a whole. Except as set forth in Schedule 4.13(b), to the Company’s Knowledge, there are no Actions pending or threatened in writing against any current or former employee, officer, manager or director of the Company or the Company Subsidiaries with respect to their business activities on behalf of the Company or the Company Subsidiaries.

4.14 Compliance with Laws; Orders. Except as set forth in Schedule 4.14, since December 31, 2015, the Company and each of the Company Subsidiaries has complied in all material respects with Laws and Orders applicable to them or their respective assets, properties or business. Except as set forth in Schedule 4.14, since December 31, 2015, neither the Company nor the Company Subsidiaries have received written notification from any Governmental Authority that has not yet been fully resolved (a) that claims or alleges that the Company or the Company Subsidiaries are not in material compliance with any Law or Order applicable to any of them or their respective assets, properties or businesses, or (b) that threatens to revoke, rescind or modify any material Permit held by the Company or the Company Subsidiaries. Neither the Company nor the Company Subsidiaries is subject to any unsatisfied Order.

4.15 Permits. Except as set forth in Schedule 4.15, all Permits required to own, lease, maintain, operate and conduct the businesses of the Company and the Company Subsidiaries as currently conducted are (a) in the possession of the Company or the Company Subsidiaries, (b) in full force and effect and (c) being complied with, except for such Permits the failure of which to possess, to be in full force and effect or to be in compliance with have not had and would not reasonably be expected to have a Material Adverse Effect.

4.16 Labor Matters.

(a) Set forth on Schedule 4.16(a)(i) is a true, correct and complete: (i) list, as of October 12, 2018, of all employees of the Company and the Company Subsidiaries, as well as any individuals who are anticipated to be employees of the Company or the Company Subsidiaries prior to the Closing, and the title or position held; (ii) list, as of October 12, 2018, of the current annual base compensation (including base compensation for the fiscal year ended December 31, 2017), current bonus compensation (including for the fiscal year ended December 31, 2017) and a description of fringe benefits (other than those generally available to employees of the Company and the Company Subsidiaries); (iii) status of each such employee as “exempt” or “non-exempt” under the Fair Labor Standards Act of 1938 and any similar foreign, state or local law (“FLSA”); and (iv) employer and location of employment for all employees of each Company. Set forth on Schedule 4.16(a)(ii) is a true, correct and complete: (i) list, as of October 12, 2018, of all independent contractors providing services to the Company as of the Effective Date, (ii) list, as of October 12, 2018, of the fee for each such independent contractors and (iii) description of the services provided by each independent contractor.

(b) Except as set forth on Schedule 4.16(b): (i) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement, works council agreement, letters of understanding, or similar agreement; (ii) no labor union, works council or other employee representative body (or any representative thereof) (“Employee Representative”) represents or, the Company’s Knowledge, has made any attempt to organize or represent, any employees of the Company or any Company Subsidiary; (ii) there is not, and there have not been since December 31, 2015, any strike, lockout, work stoppage, or slowdown pending or, to the Company’s Knowledge, threatened, against the Company or any Company Subsidiary; (iii) neither the Company nor any Company Subsidiary is currently engaged in any negotiations with any Employee Representative; and (iv) to Company’s Knowledge, there is no Employee Representative that, pursuant to applicable Law or any agreement or understanding with the Company or any Company Subsidiary, must be notified, consulted or with which negotiations need to be conducted in connection with the Transactions.

(c) Except as set forth on Schedule 4.16(c), there are no Actions or Orders against the Company or any Company Subsidiary involving their respective current or former employees or current or former independent contractors pending or, to the Company’s Knowledge, threatened, with any Governmental Authority based on, arising out of, in connection with or otherwise relating in any way to any labor or employment matters, the employment or termination of employment of any employee or the failure to employ any Person.

(d) There has been no “mass layoff” or “plant closing” (as defined by WARN Act or similar state or local laws) with respect to the Company and the Company Subsidiaries. Neither the Company nor any Company Subsidiary has classified any Person as an independent contractor who should have been properly classified as an employee under applicable law. Each employee of the Company and each Company Subsidiary classified as “exempt” from overtime compensation under the FLSA has been properly classified as such.

4.17 Employee Benefit Plans.

(a) Schedule 4.17(a) sets forth a list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other severance pay, salary continuation, bonus, incentive, stock option, equity-based compensation, or stock purchase program, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements, fringe benefit, retention, change of control, employment or deferred compensation, individual consulting, health, paid-time off, retiree or post-termination welfare, unemployment insurance, workers’ compensation, paid and unpaid time off, tuition assistance program, employment-related finder’s fee and referral bonus program, sick pay (income protection), disability benefits, commission plans, and any other benefit or compensation plans, Contracts, programs, funds or arrangements whether or not subject to ERISA, that is maintained, sponsored or contributed to by the Company or the Company Subsidiaries or members of the Company’s Controlled Group for the benefit of any current or former employee of the Company or the Company Subsidiaries (all of the above is collectively, the “Employee Plans”).

(b) As applicable with respect to each material Employee Plan, the Company has delivered to the Buyer, true and complete copies of (i) each Employee Plan, and in the case of an unwritten Employee Plan, a written description thereof, (ii) all trust documents, investment management contracts, custodial agreements, insurance contracts and administrative and service provider agreements, (iii) the current summary plan description and each summary of material modifications thereto, as applicable, (iv) the three most recently filed annual reports (Form 5500 and all schedules thereto), as applicable, (v) the most recent IRS determination, opinion, or advisory letter and each currently pending application to the IRS for a determination letter, as applicable, (vi) the three most recent compliance and nondiscrimination tests performed under the Code, as applicable, and (vii) any material correspondence with or from the IRS, Department of Labor or any other Governmental Authority with respect to any matter that remains unresolved as of the date hereof.

(c) Each Employee Plan has been maintained, operated and administered in compliance with its terms and applicable Laws, in all material respects. There have been no prohibited transactions or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Employee Plans that could result in any material liability or excise tax under ERISA or the Code being imposed on the Company or the Company Subsidiaries. With respect to each Employee Plan all premiums, contributions, payments, reimbursements, accruals and distributions for all periods have been timely made, or if not yet due, properly accrued on the Financial Statements.

(d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Employee Plan is so qualified or is operated under the terms of a pre-approved plan for which the provider of the plan has received an IRS opinion or advisory letter that the Employee Plan is so qualified and no events have occurred that would be reasonably likely to adversely affect the qualified status of any such Employee Plan.

(e) Neither the Company nor any member of its Controlled Group has within the last six years maintained or had an obligation to contribute to, and no Employee Plan is, (i) a “single employer plan” (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Section 302 of Title I of ERISA or Title IV of ERISA, (ii) a “multiple employer plan” (meaning a plan sponsored by more than one employer within the meaning of ERISA Sections 4063 or 4064), or (iii) a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

(f) No Employee Plan is, (i) a “multiple employer welfare arrangement” (as such term is defined Section 3(40) of ERISA), or (ii) a funded welfare benefit plan (as such term is defined in Section 419 of the Code).

(g) Except as set forth on Schedule 4.17(g), no Employee Plan provides for, and neither the Company nor any Company Subsidiary has any liability or potential liability with respect to, any post-termination health or life insurance or other welfare-type benefits for any former or current employees, consultants, independent contractors, directors or other service providers (or any spouse or dependent thereof) of the Company or any of the Company Subsidiaries, other than in accordance with the requirements of Part 6 of Subtitle B of Title I of ERISA, Code Section 4980B and any similar state continuation coverage Law (and for which the beneficiary pays the full cost of coverage).

(h) With respect to each group health plan benefiting any current or former employee of the Company or any member of the Controlled Group that is subject to Section 4980B of the Code, the Company and each member of the Controlled Group have complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(i) No Action is pending or, to the Company’s Knowledge, threatened with respect to any Employee Plan (other than routine claims for benefits) and to the Company’s Knowledge, no facts or circumstances exist that would reasonably be expected to give rise to any such material Action. Schedule 4.17(i) sets forth a list of the Employee Plans that are the subject of any current audit, controversy or claim initiated by a Governmental Authority.

(j) Except as set forth on Schedule 4.17(j) and for severance obligations triggered solely as a result of a termination of employment with respect to Employee Plans disclosed on Schedule 4.17(a), neither the execution of this Agreement nor the consummation of any of the Transactions (either alone in connection with the occurrence of a subsequent event) will: (i) entitle any current or former officer, director, employee, independent contractor or consultant of the Company or its Subsidiaries to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, result in the exercisability or delivery of, or increase the amount or value of any compensation, payment, right, or other benefit due to any such individual; or (iii) increase the amount payable under or result in any other obligation pursuant to any Employee Plan.

(k) No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the Transactions contemplated by this Agreement by any employee, officer or director of the

Company or the Company Subsidiaries who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Employee Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(l) The Company is not a party to any plan, program, agreement or arrangement that provides for the gross-up or reimbursement of any employment or income Tax, including Taxes imposed under Section 4999 or Section 409A of the Code.

(m) Each Employee Plan that is a “nonqualified deferred compensation plans” within the meaning of Section 409A of the Code has been maintained in operational and documentary compliance with Section 409A of the Code and the Treasury Regulations promulgated thereunder and no such “nonqualified deferred compensation plan” has or will result in any participant incurring income acceleration or Taxes under Section 409A of the Code.

4.18 Environmental. Except with respect to matters that (x) either have been fully resolved, provided, in each case, the Company and each Company Subsidiary has no outstanding liability or obligation pending and no liability is reasonably likely to arise in the future related to any resolved matter, (y) would not reasonably be expected to result in a material liability to the Company or the Company Subsidiaries, taken as a whole, or (z) as set forth in Schedule 4.18:

(a) the Company and the Company Subsidiaries are in, and since December 31, 2015, have been in material compliance with all Environmental Laws applicable to the Company or their respective use or operation of the Real Property;

(b) there has been no Release by the Company or the Company Subsidiaries at the Real Property or, to the Company’s Knowledge, at any previously owned, leased or operated real property, in each case, that requires cleanup or remediation by the Company or the Company Subsidiaries or has resulted in material liability to the Company pursuant to any Environmental Law;

(c) neither the Company nor the Company Subsidiaries have (i) received written notice under the citizen suit provisions of any Environmental Law, (ii) received any written notice of violation, demand letter, complaint, citation, information request, notice of “potentially responsible party” liability, or claim under any Environmental Law or (iii) been subject to or, to the Company’s Knowledge, threatened with any enforcement action by a Governmental Authority with respect to any Environmental Law;

(d) there is no Action relating to Environmental Laws or the Release of Hazardous Materials that is pending or, to the Company’s Knowledge, threatened against the Company or the Company Subsidiaries with respect to their respective businesses, the Company, or the Real Property;

(e) the Company has provided all Phase I environmental site assessment reports, Phase II reports, environmental or health or safety audits conducted in the three years preceding the Effective Date, any material documents related to any pending or threatened Action under Environmental Law and any other material documents related to the Company or any Company Subsidiary’s compliance or liability under Environmental Laws, in the Company’s or any Company Subsidiary’s possession or control.

4.19 Customers; Suppliers.

(a) Schedule 4.19(a) sets forth a true and correct list of the top 20 customers (the “Material Customers”) of the Company and the Company Subsidiaries on a consolidated basis (based on the dollar amount of sales to such customers) for the year ended December 31, 2017 and for the period beginning on January 1, 2018 and ending on the Balance Sheet Date. None of the Company nor any of the Company Subsidiaries is engaged in any material dispute with any Material Customer and no Material Customer (i) has terminated its relationship with the Company or any of the Company Subsidiaries since the Balance Sheet Date or (ii) has indicated in writing its intent to terminate, materially limit, reduce or modify, or, to the Company’s Knowledge, threatened to terminate, materially limit, reduce or modify, its business relationship with the Company or the Company Subsidiaries.

(b) Schedule 4.19(b) sets forth the top 20 suppliers of goods (the “Material Suppliers”) to the Company and the Company Subsidiaries on a consolidated basis (based on the dollar amount of purchases of goods from such suppliers) for the year ended December 31, 2017 and for the period beginning on January 1, 2018 and ending on the Balance Sheet Date. None of the Company nor any of the Company Subsidiaries is engaged in any material dispute with any Material Supplier and no Material Supplier (i) has terminated its relationship with the Company or any of the Company Subsidiaries since the Balance Sheet Date or (ii) has indicated in writing its intent to terminate, materially limit, reduce or modify, or, to the Company’s Knowledge, threatened to terminate, materially limit, reduce or modify, its business relationship with the Company or the Company Subsidiaries.

4.20 Accounts Receivable. All accounts receivable reflected in the Interim Financial Statements and accounts receivable that are reflected on the books of the Company and the Company Subsidiaries since the Balance Sheet Date (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) (a) are obligations arising from bona fide sales actually made or services actually performed in the Ordinary Course of Business and (b) are not subject to any known refunds or adjustments or any defenses, rights of set off, assignment, restrictions, security interests or other Liens. Except as set forth in Schedule 4.20(a), as expressly set forth on the face of the Interim Financial Statements or, following the Effective Date, the books of the Company and the Company Subsidiaries, neither the Company nor the Company Subsidiaries has received written notice from or on behalf of any obligor of any such accounts receivable that such obligor is unwilling or unable to pay a material portion of such accounts receivable, except for any accounts receivable the failure of which to be paid would not reasonably be expected to have a Material Adverse Effect. Since the date of the Balance Sheet Date, there have not been any write-offs as uncollectible of any customer accounts receivable and there are no disputes regarding the collectability of any such accounts receivable. The Company and the Company Subsidiaries has not factored any of its accounts receivable. Except as set forth in Schedule 4.20(b), to the Company’s Knowledge, (i) the obligors in respect of the Company’s and the Company Subsidiaries’ accounts receivables are not in or subject to a bankruptcy or insolvency proceeding and (ii) none of the Company’s and the Company Subsidiaries’ accounts receivables have been made subject to an assignment for the benefit of creditors.

4.21 Retainage. Schedule 4.21 sets forth, as of the Effective Date, the retainage amounts held by customers of the Company and the Company Subsidiaries pending completion of the applicable project, which has been calculated in accordance with GAAP, together with a description of the Contracts relating thereto.

4.22 Related Party Transactions. Except as set forth in Schedule 4.22, the Company and the Company Subsidiaries are not party to any material Contract with any of their officers, directors, stockholders, partners or members or any of the Sellers or Blocker Seller other than (i) transactions whereby a Seller has acquired or sold any Company Interests or other equity securities of the Company and (ii) employment and similar arrangements (including any Employee Plan). Except with respect to as set forth on Schedule 4.22, no Seller, nor any officer, director, stockholder, partner or member of any Seller (“Related Persons”) (a) owes any amount to the Company or the Company Subsidiaries, (b) is involved in any business arrangement or other relationship with the Company or the Company Subsidiaries, (c) owns any property or right, tangible or intangible, that is used by the Company or the Company Subsidiaries or (d) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, stockholder, partner or member of, or consultant to, or lender to or borrower from, or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company or the Company Subsidiaries (other than in connection with ownership of stock of a publicly traded company). None of the Company nor any of the Company Subsidiaries owes any amount to, or has committed to make any loan or extend or guarantee credit to or for the benefit of, any Related Person.

4.23 Brokers. Except for J.P. Morgan Securities LLC, no broker, finder or similar agent has been employed by or on behalf of the Company and the Company Subsidiaries, and no Person with which the Company and the Company Subsidiaries have had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or similar fee in connection with this Agreement or the Transactions.

4.24 Company Information. None of the information supplied or to be supplied by the Company or any of its Affiliates relating to the Company or the Company Subsidiaries or any of their respective equityholders, members, control Persons and Representatives expressly for inclusion in the filings with the SEC contemplated by this Agreement, mailings to the Buyer’s stockholders with respect to the Offer, or the redemption of the Offering Shares, any supplements thereto and/or in any other document filed with any Governmental Authority in connection herewith (including the Proxy Statement), will, at the date of filing or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or that are included in such filings and/or mailings). No representation or warranty is made by the Company or the Company Subsidiaries or any of their respective Affiliates or Representatives with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by, or on behalf of, the Buyer or any of its Affiliates or Representatives or any other Person.

4.25 Bank Accounts. Schedule 4.25 sets forth a true and complete list showing the names of all banks in which the Company and each of the Company Subsidiaries has an account or safe deposit box and the names of all Persons authorized to draw thereon.

4.26 Ethical Practices. No member, partner, shareholder, officer, manager or director of the Company or any of the Company Subsidiaries has offered or given, and to the Company’s Knowledge, none of the Company or any of the Company Subsidiaries or any Person on their behalf has offered or given any money or anything of value to any Person: (a) for the purpose of influencing any action or decision of any official of a Governmental Authority, in his or her official capacity, including a decision to fail to perform his or her official function; (b) for the purpose of inducing such Person to use his or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist the Company or any of the Company Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person; or (c) where such offering, gift or payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of the Company Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person.

4.27 Service Warranties. To the Company’s Knowledge, Schedule 4.27 sets forth an accurate description of any material warranty claims made in writing since December 31, 2015, alleging a material breach of any service warranty provided by the Company or any of the Company Subsidiaries.

4.28 No Other Representations and Warranties. THE COMPANY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS, THE COMPANY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY INCLUDED IN THIS AGREEMENT WHETHER OR NOT MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE COMPANY, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES OR ANY OTHER PERSON, INCLUDING ANY WARRANTY REGARDING ANY PRO FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS PROVIDED BY OR ON BEHALF OF THE BUYER, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO THE BUYER, ITS BUSINESS AND ANY OF ITS ASSETS OR PROPERTIES, INCLUDING ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES. NEITHER THE COMPANY NOR ANY OTHER PERSON ACTING ON ITS BEHALF HAS RELIED ON ANY INFORMATION OR ANY REPRESENTATION OR WARRANTY NOT SET FORTH IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BLOCKER

Except as set forth in the Disclosure Letter, the Blocker represents and warrants to the Buyer on the Effective Date and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date) as follows:

5.1 Existence and Good Standing. The Blocker is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full limited liability power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted.

5.2 Authority, Validity and Enforceability. Other than the adoption of this Agreement by the Blocker Seller as the sole equityholder of the Blocker in connection with the First Blocker Merger (which will be effected promptly following execution of this Agreement), (a) the Blocker has full limited liability company power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted. The Blocker has the requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which the Blocker is or will become a party and to consummate the Transactions, (b) the execution and delivery of this Agreement and the Ancillary Agreements to which the Blocker is or will become a party and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of the Blocker, and (c) no other action is necessary on the part of the Blocker to authorize this Agreement and the Ancillary Agreements to which the Blocker is or will become a party and to consummate the Transactions. The Blocker has duly executed and delivered this Agreement and at or prior to the Closing will duly execute and deliver the Ancillary Agreements to which the Blocker will become a party and assuming due authorization, execution and delivery by each other party hereto or thereto, this Agreement constitutes and upon execution and delivery of the Ancillary Agreements to which the Blocker is or will become a party, each such Ancillary Agreement will constitute, a legal, valid and binding obligation of the Blocker, enforceable against the Blocker in accordance with their respective terms, except as limited by the General Enforceability Exceptions.

5.3 Title. Following the Pre-Closing Reorganization and as of immediately prior to the Closing, the Blocker will have good title to the Company Units denoted as held by the Blocker in the Company A&R Regulations, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable Federal Securities Laws or state securities Law).

5.4 Capitalization. As of the Effective Date, the Blocker Interests are duly authorized and validly issued and fully paid. The Blocker Interests represent the only outstanding equity interests of the Blocker and are held by the Blocker Seller. Other than the Blocker Interests, there are no (a) outstanding securities of the Blocker having the right to vote on any matters on which the holders of equity securities of the Blocker may vote or which are convertible into or exchangeable for, at any time, equity securities of the Blocker, (b) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating the Blocker to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of the Blocker, (c) outstanding contractual obligations of the Blocker to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for equity securities of the Blocker, and (d) voting trusts or other agreements or understandings to which the Blocker is a party or by which the Blocker is bound with respect to the voting, transfer or other disposition of its equity securities.

5.5 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by the Blocker or the Blocker Seller, nor the execution and delivery of the Ancillary Agreements to which the Blocker or Blocker Seller is or will become a party, nor consummation by the Blocker or the Blocker Seller of the Transactions, nor compliance by the Blocker or the Blocker Seller with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the Organizational Documents of the Blocker, (ii) conflict with, constitute or result in a material breach (with or without the lapse of time, the giving of notice or both) of any term, condition or provision of, or constitute a material default (with or without the lapse of time, the giving of notice or both) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of the Blocker (including the Company Units following adoption of the Company A&R Regulations) pursuant to any Contract to which the Blocker is a party or by which any of the Company Units held by the Blocker following the adoption of the Company A&R Regulations may be subject, or (iii) assuming receipt of the Consents listed in Schedule 5.5(b), conflict with, violate, or result in a breach (with or without the lapse of time, the giving of notice or both) of any material Order or Law applicable to the Blocker or any of its properties or assets (including the Company Units following adoption of the Company A&R Regulations).

(b) Other than the adoption of this Agreement by the Blocker Seller as the sole equityholder of the Blocker in connection with the First Blocker Merger (which will be effected promptly following execution of this Agreement), no consent is required to be obtained by the Blocker for the execution, delivery or performance of this Agreement and the Ancillary Agreements to which the Blocker is or will become a party and the consummation of the Transactions except (i) as set forth in Schedule 5.5(b), (ii) as required under the HSR Act and the foreign antitrust or competition Laws set forth on Schedule 5.5(b), or (iii) those the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect.

5.6 Taxes. Notwithstanding anything to the contrary contained in this Agreement (including any other representations and warranties contained in this Agreement), the representations and warranties contained in this Section 5.6 are the sole and exclusive representations and warranties made by the Blocker relating to tax matters, including compliance with and liabilities arising under Tax Laws. Except as set forth in Schedule 5.6:

(a) The Blocker has filed all income and other material Tax Returns that the Blocker was required to file and has paid all Taxes due and payable (whether or not shown on any Tax Return). All such Tax Returns were correct and complete in all material respects.

(b) The Blocker has not agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired, in each case other than any extension of time granted for filing a Tax Return.

(c) The Blocker is not a party to any Tax allocation or sharing agreement other than any Commercial Tax Agreement. All amounts payable with respect to (or by reference to) Taxes pursuant to any Commercial Tax Agreement have been timely paid in accordance with the terms of such Commercial Tax Agreement.

(d) There are no Liens (other than Permitted Liens) for unpaid Taxes on the assets of the Blocker.

(e) As of the Effective Date, there is no Action currently pending or, to the actual knowledge of the Blocker, threatened with respect to the Blocker in respect of any Tax.

(f) The Blocker (i) has not been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code and (ii) has no liability for Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by contract other than any Commercial Tax Agreement.

(g) The Blocker’s only asset has been a direct or indirect interest in the Company.

5.7 No Prior Activates. The Blocker was formed on December 3, 2014 as an investment vehicle and, as of the Effective Date, has not engaged in any business activities or conducted any operations other than those arising from or relating to its ownership of a direct or indirect equity interest in the Company.

5.8 Litigation and Orders. There are no Actions pending or, to the knowledge of the Blocker, threatened against the Blocker or its assets, properties or business, in each case that, (a) challenge or seek to enjoin, alter or materially delay the Transactions or (b) if adversely decided, would reasonably be expected to be material to the Blocker. The Blocker is not subject to any unsatisfied Order.

5.9 Blocker Information. None of the information supplied or to be supplied by the Blocker or any of its Affiliates relating to the Blocker or any its equityholders, members, control Persons and Representatives expressly for inclusion in the filings with the SEC contemplated by this Agreement, mailings to the Buyer’s stockholders with respect to the Offer, or the redemption of the Offering Shares, any supplements thereto and/or in any other document filed with any Governmental Authority in connection herewith (including the Proxy Statement), will, at the date of filing or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Blocker or that are included in such filings and/or mailings). No representation or warranty is made by the Blocker or any of its Affiliates or Representatives with respect to statements made or incorporated by reference therein based on information supplied or to be supplied by, or on behalf of, the Buyer or any of its Affiliates or Representatives or any other Person.

5.10 Brokers. Except for J.P. Morgan Securities LLC, no broker, finder or similar agent has been employed by or on behalf of the Blocker, and no Person with which the Blocker has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s or similar fee in connection with this Agreement or the Transactions for which the Blocker, the Company or the Company Subsidiaries are liable for.

5.11 No Other Representations and Warranties. THE BLOCKER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES ACKNOWLEDGES AND AGREES THAT THE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS ARE THE EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY THE BUYER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS, THE BLOCKER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES HEREBY DISCLAIMS ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES NOT EXPRESSLY INCLUDED IN THIS AGREEMENT WHETHER OR NOT MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE BLOCKER, ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES OR ANY OTHER PERSON, INCLUDING ANY WARRANTY REGARDING ANY PRO FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS PROVIDED BY OR ON BEHALF OF THE BUYER, WARRANTY OF MERCHANTABILITY, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED OR STATUTORY WARRANTY WHATSOEVER WITH RESPECT TO THE BUYER AND ANY OF ITS ASSETS OR PROPERTIES, INCLUDING ANY REAL OR PERSONAL PROPERTY OR ANY FIXTURES. NEITHER THE BLOCKER NOR ANY OTHER PERSON ACTING ON ITS BEHALF HAS RELIED ON ANY INFORMATION OR ANY REPRESENTATION OR WARRANTY NOT SET FORTH IN ARTICLE VI (AS MODIFIED BY THE DISCLOSURE LETTER) AND THE ANCILLARY AGREEMENTS.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BUYER

AND THE BLOCKER MERGER SUB

Except as set forth or incorporated by reference in the Buyer SEC Reports (excluding disclosures referred to in any “Risk Factors” or any forward looking statements contained therein) or set forth in the Disclosure Letter, the Buyer and the Blocker Merger Sub jointly and severally represent and warrant to the Sellers on the Effective

Date and as of the Closing Date (except for representations and warranties that are made as of a specific date, which are made only as of such date) as follows:

6.1 Investor Representations. The Acquired Company Units and Blocker Interests are being acquired solely for investment for the Buyer’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling, granting a participation in, or otherwise distributing the same. The Buyer understands that neither the Acquired Company Units nor the Blocker Interests have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Acquired Company Units are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these laws, the Buyer must hold the Acquired Company Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Buyer understands that no public market now exists for the Acquired Company Units and neither the Blocker nor the Company has not made any assurances that a public market will ever exist for the Acquired Company Units. The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.2 Existence and Good Standing. As of the Effective Date, the Buyer is a Cayman Islands exempted company duly organized, validly existing and in good standing under the Laws of the Cayman Islands. The Buyer is duly qualified to do business, and is in good standing, in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified. At the Closing, the Buyer will be a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Blocker Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

6.3 Validity and Enforceability. Other than the adoption of this Agreement by the Buyer as the sole member of the Blocker Merger Sub in connection with the First Blocker Merger (which will be effected promptly following execution of this Agreement), each of the Buyer and the Blocker Merger Sub has the requisite power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which such Party is or will become a party and to consummate the Transactions and (b) the execution and delivery of this Agreement and the Ancillary Agreements to which the Buyer and the Blocker Merger Sub is or will become a party and the consummation of the Transactions have been duly and validly authorized by all necessary action on the part of such Party. This Agreement and the Ancillary Agreements to which the Buyer or the Blocker Merger Sub is or will become a party have been duly executed and delivered by such Party and, assuming due authorization, execution and delivery by the Sellers and the Blocker, represent the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their respective terms, except as limited by the General Enforceability Exceptions.

6.4 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement or the Ancillary Agreements to which it is or will become a party by the Buyer or the Blocker Merger Sub, nor the consummation by the Buyer or the Blocker Merger Sub of the Transactions, nor compliance by the Buyer or the Blocker Merger Sub with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the Buyer Governing Documents or the governing documents of the Blocker Merger Sub, (ii) conflict with, constitute or result in a material breach (with or without the lapse of time, the giving of notice or both) of any term, condition or provision of, or constitute a material default (with or without the lapse of time, the giving of notice or both) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of the Buyer, the Surviving Company, the Company or the Company Subsidiaries, pursuant to any Contract to which Buyer or the Blocker Merger Sub is a party or by which it or any of its properties or assets may be subject, or (iii) subject to receipt of the requisite approvals referred to in Schedule 6.4(b), violate any Order or Law applicable to the Buyer or the Blocker Merger Sub or any of their respective properties or assets.

(b) Other than the adoption of this Agreement by the Blocker Seller as the sole equityholder of the Blocker in connection with the First Blocker Merger (which will be effected promptly following execution of this Agreement), and as set forth in Schedule 6.4(b) and as required under the HSR Act, no Consent is necessary for the consummation by the Buyer of the transactions contemplated in this Agreement.

6.5 Capitalization. As of the Effective Date, (a) the authorized capital stock of the Buyer consists of (i) 200,000,000 Buyer Class A Shares (of which 34,500,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable) and (ii) 20,000,000 Buyer Class B Shares (of which 8,625,000 shares are issued and outstanding, and all of which are validly issued, fully paid and non-assessable), and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (of which none are issued or outstanding) and (b) 17,433,333 Buyer Class A Shares are issuable in respect of Public Warrants and Sponsor Warrants. Upon the effectiveness of the Domestication, (a) the authorized capital stock of the Buyer will consist of (i) 200,000,000 shares of Buyer Class A Common Stock (of which 34,500,000 shares will be issued and outstanding), (ii) 20,000,000 shares of Buyer Initial Class B Common Stock (of which 8,625,000 shares will be issued and outstanding upon Domestication, and all of which will be converted into Buyer Class A Common Stock as of the Closing) and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share (of which none will be issued or outstanding), and (b) 17,433,333 shares of Buyer Class A Common Stock will be issuable in respect of Public Warrants and Sponsor Warrants. As of the Closing, (a) the authorized capital stock of the Buyer will consist of (i) 400,000,000 shares of Buyer Class A Common Stock, (ii) a number of shares of Buyer Class B Common Stock equal to not less than the number of Retained Company Units, of which the only shares outstanding shall be those issued to the Continuing Members in accordance with the Transactions, and (iii) 1,000,000 shares of preferred stock, par value $0.0001, (b) up to 18,933,333 shares of Buyer Class A Common Stock will be issuable in respect of Public Warrants and Sponsor Warrants and (c) all outstanding shares of Buyer Initial Class B Common Stock shall have been converted into shares of Buyer Class A Common Stock. No shares of the Buyer Capital Stock are held in the treasury of the Buyer. Except for the Offer and the Transactions and except for the Sponsor Warrants and the Public Warrants noted above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Buyer or obligating the Buyer to issue or sell any shares of capital stock of, or other equity interests in, the Buyer. All Buyer Capital Stock subject to issuance, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Buyer to repurchase, redeem or otherwise acquire any shares of Buyer Capital Stock (except for the Offer and as disclosed in the Buyer SEC Reports). There are no outstanding contractual obligations of the Buyer to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person. To the Buyer’s knowledge, except for the Amended Founder Letter Agreement, there are no outstanding proxies, voting agreements or other agreements or arrangements relating to any equity securities of the Buyer. There are no outstanding securities of the Buyer having the right to vote on any matters on which the holders of equity securities of the Buyer may vote or which are convertible into or exchangeable for, at any time, equity securities of the Buyer.

6.6 Litigation. There are no Actions currently pending or, to the knowledge of Buyer, threatened against the Buyer or the Blocker Merger Sub or any of their respective assets, properties or business, in each case that, (a) challenge or seek to enjoin, alter or materially delay the Transactions or (b) if adversely decided, would reasonably be expected to be material to the Buyer or the Blocker Merger Sub.

6.7 SEC Filings and Financial Statements.

(a) The Buyer has timely filed all forms, reports and documents required to be filed by it with the SEC since November 2, 2017, together with any amendments, restatements or supplements thereto, and all such forms, reports and documents required to be filed subsequent to the Effective Date will be timely filed (the “Additional Buyer SEC Reports”). The Buyer has provided to the Sellers, in the form filed with the SEC, except to the extent available in full without redaction on the SEC’s EDGAR website, (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 2017 and (ii) the Prospectus, all registration statements and other forms, reports and documents filed by the Buyer with the SEC since its inception (the forms, reports and other documents referred to in clauses (i) through (ii) above being, collectively, the “Buyer SEC Reports”). The Buyer SEC Reports were, and the Additional Buyer SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Buyer SEC Reports did not, and the Additional Buyer SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained (i) in any Buyer SEC Report has been superseded by a later timely filed the Buyer SEC Report or (ii) in any Additional Buyer SEC Report is superseded by a later timely filed Additional Buyer SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Buyer SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Buyer as at the respective dates thereof and for the respective periods indicated therein.

(c) Except as and to the extent set forth on the balance sheet of the Buyer as at December 31, 2017, including the notes thereto (the “Buyer Balance Sheet”), the Buyer has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for: (i) liabilities and obligations incurred since the date of the Buyer Balance Sheet in the Ordinary Course of Business which are not, individually or in the aggregate, material to the Buyer; (ii) liabilities and obligations incurred in connection with the Transactions; and (iii) liabilities and obligations which are not, individually or in the aggregate, material to the Buyer.

(d) All comment letters received by the Buyer from the SEC or the staff thereof since its inception and all responses to such comment letters filed by or on behalf of the Buyer are publicly available on the SEC’s EDGAR website.

(e) To the Buyer’s knowledge, since November 2, 2017, each director and executive officer of the Buyer has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

(f) Since November 2, 2017, the Buyer has timely filed and made available to the Company all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Buyer SEC Report. Each such certification is true and correct. The Buyer maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning the Buyer is made known on a timely basis to the individuals responsible for the preparation of the Buyer’s SEC filings and other public disclosure documents. Buyer has made available to the Seller, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. As used in this Section 6.7, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(g) The Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Buyer has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Buyer maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (iii) access to assets is permitted only in accordance with management’s general or specific authorization.

(h) All non-audit services were approved by the audit committee of the Buyer Board. The Buyer has no off-balance sheet arrangements.

(i) Neither the Buyer nor, to the Buyer’s knowledge, any of its Representatives has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Buyer or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Buyer has engaged in questionable accounting or auditing practices. No attorney representing the Buyer, whether or not employed by the Buyer, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Buyer or any of its officers, directors, employees or agents to the Buyer Board (or any committee thereof) or to any director or officer of the Buyer. Since the Buyer’s inception, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel and the Buyer Board or any committee thereof.

(j) To the Buyer’s knowledge, no employee of the Buyer has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Law. Neither the Buyer nor any officer, employee, contractor, subcontractor or agent of the Buyer has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Buyer in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

(k) All accounts payable of the Buyer reflected on the Buyer Balance Sheet or arising thereafter are the result of bona fide transactions in the Ordinary Course of Business. Since the date of the Buyer Balance Sheet, the Buyer has not altered in any material respects its practices for the payment of such accounts payable, including the timing of such payment.

6.8 No Prior Activities; Ownership of the Blocker Merger Sub.

(a) Blocker Merger Sub was formed solely for the purpose of engaging in the First Blocker Merger, has not engaged in any business activities or conducted any operations other than in connection with the Transactions and will have no assets, liabilities or obligations other than those contemplated by this Agreement.

(b) All the issued and outstanding equity interests of the Blocker Merger Sub are, and as of the First Blocker Merger Effective Time will be, owned of record and beneficially by the Buyer.

6.9 Buyer Trust Amount. As of the Effective Date, the Buyer Trust Amount is $349,273,100.59.

6.10 Subscription Agreements. The Buyer has delivered to the Sellers true and complete copies of the Subscription Agreements as in effect as of the Effective Date. As of the Effective Date, assuming the representations and warranties of the parties thereto (other than the Buyer) are true and correct, each Subscription Agreement is in full force and effect and is a legal, valid and binding obligation of the Buyer, and to the Buyer’s knowledge, the other parties thereto, except as such enforcement may be limited by the General Enforceability Exceptions. Except as set forth in the Subscription Agreements, there are no (a) conditions precedent to the respective obligations of the subscribers therein specified in the Subscription Agreements to consummate the transactions contemplated by the Subscription Agreements or (b) contractual contingencies under any agreements, side letters or arrangements relating to the Equity Financing to which the Buyer or any of its Affiliates is a party that would (i) permit the subscribers specified in the Subscription Agreements to reduce the total amount of shares of Buyer Class A Common Stock to be acquired by such Person, (ii) that would require the Buyer, the Company or the Company Subsidiaries to incur any additional liability or obligation in respect of the Equity Financing or (iii) materially and adversely affect the ability to consummate the Equity Financing or change any other material terms.

6.11 Brokers. No broker, finder or similar agent has been employed by or on behalf of the Buyer or the Blocker Merger Sub, and no Person with which the Sponsor, the Buyer or the Blocker Merger Sub has had any dealings or communications of any kind is entitled to any brokerage commission, or finder’s fee or similar fee in connection with this Agreement or the Transactions for which a Party or any of its Subsidiaries or Affiliates shall be liable for.

6.12 Independent Investigation; No Reliance. In connection with its investment decision, the Buyer and the Blocker Merger Sub and their respective Representatives have inspected and conducted such reasonable independent review, investigation and analysis (financial and otherwise) of the Blocker, the Company and the Company Subsidiaries as desired by the Buyer and the Blocker Merger Sub. The Each of the Buyer and the Blocker Merger Sub acknowledges and agrees that the acquisition of the Acquired Company Units and Blocker Interests by the Buyer and the consummation of the transactions contemplated hereby by the Buyer and the Blocker Merger Sub are not done in reliance upon any representation or warranty by, or information from, the Sellers, the Company, the Blocker or any other Person, whether oral or written, express or implied, except for the representations and warranties by the Sellers, the Company and the Blocker, as applicable, specifically and expressly set forth in Article III, Article IV and Article V (in each case, as modified by the Disclosure Letter) and the Ancillary Agreements, and each of the Buyer and the Blocker Merger Sub acknowledges and agrees that the Sellers, the Company and the Blocker expressly disclaim any other representation and warranties. Each of the Buyer and the Blocker Merger Sub acknowledges and agrees that none of the Sellers, the Company or the Blocker has made, and neither the Buyer nor the Blocker Merger Sub is relying on, any representations or warranties to the Sponsor, the Buyer, the Blocker Merger Sub or any of their respective Representatives or Affiliates regarding the pro forma financial information, cost estimates, financial or other projections, forecasts, estimates, budgets, plans or any other forward-looking statements of, or the probable future success or profitability of the Blocker, the Company, the Company Subsidiaries or their respective businesses after the Closing. Each of the Buyer and the Blocker Merger Sub further acknowledges that none of the Sellers, the Company or the Blocker has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, the Company Subsidiaries or their respective businesses or the transactions contemplated by this Agreement, except for the representations and warranties by the Sellers, the Company and the Blocker, as applicable, specifically and expressly set forth in Article III, Article IV, and Article V (in each case, as modified by the Disclosure Letter) and the Ancillary Agreements, and none of the Sellers, the Company, the Blocker or any other Person will have or be subject to any liability to the Buyer or any other Person resulting from the distribution to the Sponsor, the Buyer or the Blocker Merger Sub or their respective Representatives or the Sponsor’s, the Buyer’s or the Blocker Merger Sub’s use of any such other information, including any confidential information memoranda distributed on behalf of the Blocker or the Company relating to their respective businesses or other publications or data room (including any electronic or “virtual” data room) information provided or made available to the Sponsor, the Buyer or the Blocker Merger Sub and their respective Representatives, or any other document or information in any form provided or made available to the Sponsor, the Buyer and the Blocker Merger Sub or their respective Representatives, including management presentations, confidential information memorandums, teasers or “break-out” discussions, in response to diligence or other questions submitted by or on behalf of the Buyer and the Blocker Merger Sub (whether orally or in writing), or in any other form in expectation of the transactions contemplated hereby. Each of the Buyer and the Blocker Merger Sub acknowledges that, should the Closing occur, the Buyer will acquire the Acquired Company Units, the Blocker, the Company and the Company Subsidiaries without any representation or warranty as to merchantability or fitness for any particular purpose of their respective assets, in an “as is” condition and on a “where is” basis, except for the representations and warranties by the Sellers, the Company and the Blocker, as applicable, specifically and expressly set forth in Article III, Article IV and Article V (in each case, as modified by the Disclosure Letter) and the Ancillary Agreements.

ARTICLE VII

COVENANTS AND AGREEMENTS

7.1 Interim Operations of the Company. From the Effective Date until the Closing Date or the earlier valid termination of this Agreement pursuant to Article IX, the Company will, and will cause the Company Subsidiaries to, operate and carry on the Company’s and the Company Subsidiaries’ operations in the Ordinary Course of Business and use commercially reasonable efforts to (1) preserve the present business operations, organization and goodwill of the Company and the Company Subsidiaries, and (2) preserve the present relationships with those Persons having material business relationships with the Company or any such Company Subsidiaries. Without limiting the generality of the foregoing, except (x) as set forth in Schedule 7.1, (y) as expressly contemplated by this Agreement or any Ancillary Agreement, or (z) with the prior consent of the Buyer (which consent, other than in the case of Sections 7.1(b), (h), (i), (j), (s), (t) and, solely with respect to the foregoing clauses, Section 7.1(u), shall not be unreasonably withheld, conditioned or delayed), the Company will not and will not permit any Company Subsidiary to take any of the following actions:

(a) (i) acquire, or dispose of, any property or assets having a fair market value in excess of $2,000,000 individually or $5,000,000 in the aggregate, except in the Ordinary Course of Business and for fair value, (ii) mortgage or encumber any property or assets (other than Permitted Liens), except in the Ordinary Course of Business, or (iii) cancel any debts owed to or claims held by the Company or the Company Subsidiaries, except in the Ordinary Course of Business;

(b) borrow any amount or incur any liability or obligation in excess of $2,500,000 other than borrowings under lines of credit existing on such date, obligations under customer contracts or other liabilities incurred in the Ordinary Course of Business that do not exceed $10,000,000 in the aggregate;

(c) enter into any agreement that would constitute a Material Contract, except agreements made in the Ordinary Course of Business;

(d) terminate or amend in a manner adverse to the Company any Material Contract except as required by the terms of such Material Contract;

(e) acquire any real estate or enter into any new lease with an annual cost greater than $1,000,000 per year;

(f) engage in any transactions or enter into any agreement (or amend or modify any existing agreement) with any Affiliates of the Company (excluding any intercompany agreements or Employee Plans), except to the extent required by Law or any existing agreement as of the Effective Date;

(g) make any material change to its accounting methods, principles or practices, except as may be required by GAAP or other applicable Law;

(h) make any amendment to, waive or, to the extent the Company is aware of a breach or threatened breach of a material provision of its Organizational Documents or fail to seek to enforce such material provision pursuant to the terms of its Organizational Documents;

(i) make any distributions of assets (other than cash) to the Sellers or any of their Affiliates;

(j) issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of the Company or the Company Subsidiaries or split, combine or subdivide the equity interests of the Company or the Company Subsidiaries;

(k) make any new commitments for capital expenditure (other than capitalized software in the Ordinary Course of Business) in excess of $2,000,000 individually or $5,000,000 in the aggregate;

(l) (i) enter into any agreement with any Taxing Authority with respect to any Tax or Tax Returns of the Company or the Company Subsidiaries, (ii) surrender a right of the Company or any Company Subsidiary to a Tax refund, (iii) change an accounting period of the Company or any Company Subsidiary with respect to any Tax except as required by Law, (iv) file an amended Tax Return for the Company or any

Company Subsidiary, (v) make (other than in the Ordinary Course of Business) any election with respect to Taxes or Tax Returns of the Company or any Company Subsidiary, (vi) change or revoke any election with respect to Taxes or Tax Returns of the Company or any Company Subsidiary except as required by Law, or (vii) extend the applicable statute of limitations with respect to any Tax of the Company or any Company Subsidiary other than in the Ordinary Course of Business, in the case of each of clauses (i)-(vii), if such action could reasonably be expected to have an adverse Tax impact on the Buyer or any of its Affiliates;

(m) waive, release, compromise, settle or make any payments in respect of any pending or threatened Actions except for Actions (i) with respect to which an insurer has the right to control the decision or settle or (ii) as to which the settlement does not materially restrict the operations of the Company or the Company Subsidiaries and involves the monetary payment, prior to the Closing, of less than $2,000,000;

(n) write down the value of any tangible asset or assets in excess of $1,000,000 individually or $5,000,000 in the aggregate other than in the Ordinary Course of Business;

(o) except as required by Law or required by any existing Contract or Employee Plan, (i) increase the salary or other compensation (including any bonuses paid, other than any bonuses paid in connection with this Transaction or bonus amounts paid in the Ordinary Course of Business based on 2018 year-end performance) of any corporate officer, manager, consultant or employee who was paid or is expected to be paid more than $175,000 annually, in each case other than any field employees, operational personnel, project managers or operational managers, (ii) make or grant any increase in any Employee Plan, or amend or terminate any existing material Employee Plan, or adopt any new material Employee Plan or (iv) make any commitment or incur any liability to any labor organization;

(p) amend or terminate any collective bargaining agreement or adopt any new Employee Plan or collective bargaining agreement or, in either case, otherwise agree to do so in the future;

(q) hire any corporate officer, manager or other employee with an annual base salary greater than $200,000, in each case other than any field employees, operational personnel, project managers, or operational managers;

(r) terminate the employment of any executive officer for any reason other than for cause;

(s) make, or commit to make, any acquisition (including, by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or entity or division thereof or otherwise enter into a new line of business or abandon or discontinue an existing line of business;

(t) adopt a plan of complete or partial liquidation; or

(u) enter into any agreement or commitment to do any of the foregoing, or knowingly take any action or fail to take any action that would result in any of the foregoing.

7.2 Interim Operations of the Blocker. From the Effective Date until the Closing Date or the earlier valid termination of this Agreement pursuant to Article IX, except (w) as set forth in Schedule 7.2, (x) as expressly contemplated by this Agreement or any Ancillary Agreement, or (z) with the prior consent of the Buyer, the Blocker Seller will not permit the Blocker to take any of the following actions:

(a) (i) acquire, or dispose of, any material property or assets or (ii) mortgage or encumber any property or assets (other than Permitted Liens);

(b) enter into any Contract;

(c) engage in any transactions with, or enter into any agreement (or amend or modify any existing agreement) with, any Affiliates of the Blocker (excluding any intercompany agreements), except to the extent required by Law or any agreement that will terminate at or before the Closing;

(d) make any amendment to, waive or, to the extent the Blocker is aware of a breach or threatened breach of a material provision of its Organizational Documents or fail to seek to enforce such material provision pursuant to the terms of its Organizational Documents;

(e) issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of the Blocker or split, combine or subdivide the equity interests of the Blocker;

(f) make any material change to its accounting methods, principles or practices, except as may be required by GAAP or other applicable Law;

(g) make, or commit to make, any acquisition (including by merger, consolidation or acquisition of stock or assets) of any corporation, partnership or other business organization or entity or division thereof or otherwise enter into a new line of business or abandon or discontinue an existing line of business;

(h) undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the Transactions; or

(i) enter into any agreement to do any of the foregoing, or take any action or fail to take any action that would result in any of the foregoing.

7.3 Reasonable Access; Confidentiality Agreement.

(a) From the Effective Date until the Closing or the earlier termination of this Agreement pursuant to Article IX, subject to applicable Law, the Company shall give, and shall cause the Company Subsidiaries to give, the Buyer and its Representatives upon reasonable advance written notice to the Company or its Representatives access during reasonable times to the assets, facilities, properties, books, records, agreements and financial, operating and other data of the Company and the Company Subsidiaries and such other relevant information and materials as may be reasonably requested (including the ability to make copies and abstracts thereof, at the Buyer’s sole cost and expense) so that the Buyer may make such inspections (but excluding sampling or testing of the Environment without the Company’s prior written consent) thereof as the Buyer may reasonably require.

(b) Any information provided to or obtained by the Buyer or its Representatives pursuant to Section 7.3(a) will be subject to the letter agreement, dated April 3, 2018, entered into by the Buyer or an Affiliate of the Buyer for the benefit of the Company (the “Confidentiality Agreement”), and must be held by the Buyer in accordance with and be subject to the terms of the Confidentiality Agreement.

(c) The Buyer agrees to be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

7.4 HSR and Other Regulatory Filings. The Blocker Seller, the Blocker, the Company, the Blocker Merger Sub and the Buyer shall, as promptly as practicable, but in no event later than two Business Days following the execution and delivery of this Agreement, submit all filings required by the HSR Act to the DOJ and the Federal Trade Commission, as appropriate, and thereafter provide any supplemental information requested in connection therewith pursuant to the HSR Act and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other Governmental Authority for which such filing is required. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable competition Laws. The Blocker Seller, the Blocker, the Company, the Blocker Merger Sub and the Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act or other applicable competition Laws. The Blocker Seller, the Blocker, the Company, the Blocker Merger Sub and the Buyer shall (a) request early termination of the applicable waiting period under the HSR Act and any other applicable competition Laws, (b) respond with reasonable diligence to any request for additional information made in response to such filings or in information requests made by any other Governmental Authority, (c) keep each other apprised of any communications with, and inquiries or requests for additional information from, the DOJ, the Federal Trade Commission or any other Governmental Authority, (d) comply with any inquiry or request made thereby and (e) cooperate to the extent reasonable under the circumstances in complying with any inquiry or request made thereby. The Buyer shall take any and all steps necessary to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Authority or any other Person so as to enable the Parties to expeditiously close the Transactions, including, after consultation with the Company and the Sellers Representative, (i) withdrawing and re-filing any filing with the DOJ and Federal Trade Commission, and (ii) consenting to and consummating any divestiture or other structural or conduct relief in order to obtain clearance from any Governmental Authority. The Buyer and the Company shall contest, administratively or in court, any Action by any Governmental Authority or any other Person preventing the Transactions. The Buyer shall bear the costs and expenses in connection with the preparation or the making of any filing under the HSR Act or other applicable competition Laws, or resolving any Action by any Governmental Authority under the HSR Act or other applicable competition Laws with respect to the Transactions.

7.5 Publicity.

(a) Except as may be required to comply with (i) the requirements of applicable Law, (ii) applicable rules and regulations of any stock exchange upon which the securities of a Party are listed or (iii) the requirements of this Section 7.5 and Section 7.10, the Parties shall not issue any press release or other public statement relating to the subject matter of this Agreement or the Transactions without the prior written approval (which approval will not be unreasonably withheld, conditioned or delayed) of, in the case of a press release or other public announcement by the Buyer or the Blocker Merger Sub, the Sellers, and in the case of a press release or other public announcement by the Blocker, the Company or the Sellers, the Buyer.

(b) Other than press releases and public announcements undertaken in accordance with Section 7.5(a), no Party shall make any statement to any third party with respect to this Agreement, the existence of this Agreement or the Transactions (including the Proxy Statement) or, disclose to any third party any confidential information of the other Party (or in the case of the Buyer, of the Company or the Company Subsidiaries) without the prior written consent of the other Party, which statement or disclosure, in the event consent is obtained, shall be subject to the terms of the Confidentiality Agreement; provided, however, that (notwithstanding the limitations regarding such disclosures under the Confidentiality Agreement) this provision shall not apply to disclosures (i) of publicly-available information or to disclosures by either Party to its respective legal and financial advisors (including those providing valuation analysis), (ii) to Financing Sources, or (iii) in connection with seeking any consent with respect to the Transactions, in each case, so long as the same are obligated to maintain the confidentiality of any nonpublic information so provided.

7.6 Records.

(a) In addition to the covenants in Article VII, with respect to the financial books and records and minute books of the Company and the Company Subsidiaries in existence at the Closing that are required to be retained under current retention policies: (i) for a period of six years after the Closing Date, the Buyer shall not cause or permit their destruction or disposal without first offering to surrender them to the Sellers; and (ii) where there is legitimate purpose, including an audit of any of the Sellers by the IRS or any other Taxing Authority or an Action involving any of the Sellers or a claim or dispute relating to this Agreement, the Buyer shall allow the Sellers and their respective Representatives access to such books and records during regular business hours. After such six-year period, the Buyer may dispose of any such books and records; provided, that the Buyer shall give at least 30 days’ prior written notice of such intention to dispose to the Sellers Representative, and the Sellers Representative shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such books and records as it may elect.

(b) As soon as reasonably practicable after the Effective Date the Company shall deliver to the Buyer true and complete electronic copies of the data room onto CD-ROM.

7.7 Financing Cooperation.

(a) The Company agrees to use commercially reasonable efforts to provide such assistance (and to cause the Company Subsidiaries’ and its and their respective Representatives to provide such assistance) at the Buyer’s sole cost and expense, with any Financing Sources in connection with the Transactions as is reasonably requested by the Buyer and in connection with the arrangement and consummation of the Equity Financing. Such assistance shall include the following: (i) as promptly as reasonably practicable, furnishing the Buyer and the Financing Sources with financial and other pertinent information that are in the possession or control of the Company or the Company Subsidiaries, regarding the Company and the Company Subsidiaries that are deemed necessary in the Buyer’s reasonable judgment, (ii) reasonably assisting with the preparation of lender and investor presentations, rating agency presentations, and similar documents and materials, in connection with the proposed financing and otherwise reasonably cooperating with the marketing efforts of the Buyer and the Financing Sources for any portion of such financing, as applicable, including providing the business description to be contained therein and providing and executing customary authorization letters with respect thereto, (iii) participating in a reasonable number of meetings, drafting sessions, due diligence meetings and presentations with prospective lenders, and sessions with ratings agencies, in each case upon reasonable notice and at mutually agreeable dates and times in connection with the Equity Financing, (iv) delivering to the Buyer, within the time period specified in any debt commitment letter, all documentation and other information relating to the Company and the Company Subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, to the extent such documentation and other information is deemed necessary by any Financing Source, (v) cooperating with the Financing Sources’ reasonable due diligence investigation and evaluation of the assets and properties of the Company and the Company Subsidiaries for the purpose of establishing collateral arrangements and otherwise reasonably facilitating the pledging of collateral (it being understood that no such pledging of collateral will be effective until at or after the Closing) (including obtaining for delivery at or immediately following the Closing the certificates representing equity interests constituting collateral) and (vi) executing and delivering as of (but not before) the Closing definitive debt financing documents (which will not be effective before the Closing), including credit agreements, intercreditor agreements, guarantee agreements, pledge and security documents (including intellectual property filings with respect to intellectual property constituting collateral), corporate authorizations, secretary’s certificates (attaching such corporate authorizations, organizational documents and evidence of incumbency) or other certificates or documents, to the extent deemed necessary by the Buyer and otherwise using commercially reasonable efforts to facilitate the granting or perfection of collateral to secure any portion of the financings contemplated by the any debt commitment letters (or any permitted replacement thereof). The Company will consent to the use of all of its and the Company’s Subsidiaries’ logos in connection with the Financing Sources; provided, that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries.

(b) Notwithstanding anything to the contrary, this Section 7.7 shall not be deemed to obligate any Seller, the Company, the Company Subsidiaries or any of their respective Affiliates to (i) agree to Equity Financing that is not conditioned upon the Closing and that does not terminate without liability to the Sellers, the Company, or the Company Subsidiaries or any of their respective Affiliates upon the termination of this Agreement, (ii) pay any commitment or other similar fee, or (iii) be required to incur any other Liability in connection with the Equity Financing unless reimbursed and indemnified in full by the Buyer to the satisfaction of the Sellers Representative.

(c) The Company’s and the Company Subsidiaries’ cooperation pursuant to this Section 7.7 shall be at the Buyer’s written request with reasonable prior notice. The Company will consent to the use of all of its and the Company’s Subsidiaries’ logos in connection with the Financing Sources; provided, that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company or the Company Subsidiaries or the reputation or goodwill of the Company or any of the Company Subsidiaries. The Buyer shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Equity Financing.

7.8 Notice of Events. Prior to the Closing, the Buyer, on the one hand, and the Company, on the other hand, shall reasonably promptly notify the other Party in writing of (a) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause any condition set forth in Section 8.1, Section 8.2 or Section 8.3 as applicable, to not be satisfied, (b) any material Actions in connection with the Transactions commenced or, to the actual knowledge of the Buyer or to the Company’s Knowledge, threatened against the Buyer, the Blocker Merger Sub, the Company or any of the Company Subsidiaries, as the case may be, or (c) any written notice or other written material communication from any Governmental Authority in connection with the Transactions; provided, that a Party’s good-faith failure to comply with this Section 7.8 shall not provide the other Party the right to terminate this Agreement or to abandon the Transactions.

7.9 D&O Indemnification Matters.

(a) For a period of six years after the Closing Date, the Buyer shall, and shall cause the Surviving Corporation, the Company and the Company Subsidiaries, as applicable, to, indemnify and hold harmless, and provide advancement of expenses to, all of the respective past and present directors, officers and employees of the Blocker, the Company and the Company Subsidiaries (collectively, the “Indemnitees”) to the same extent the Indemnitees are entitled to be indemnified or have the right to advancement of expenses pursuant to the certificates of incorporation, certificate of formation, bylaws, limited liability company agreement or similar organizational or governing documents of the Blocker, the Company and the Company Subsidiaries, as applicable, and indemnification agreements with any of the Blocker, the Company or the Company Subsidiaries, as applicable, in existence on the Effective Date with, or for the benefit of, any Indemnitee for acts or omissions occurring on or prior to the Closing Date.

(b) Except as required by applicable Law, for a period of six years after the Closing Date, the Buyer shall not, and shall not permit the Surviving Corporation, the Company and the Company Subsidiaries to, amend, repeal or modify any provision providing for rights to indemnification and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of the Indemnitees contained in the certificates of incorporation, certificate of formation, bylaws, limited liability company agreement or similar organizational or governing documents of the Blocker, Company and the Company Subsidiaries, as applicable, and indemnification agreements with any of the Blocker, the Company or the Company Subsidiaries, as applicable, in existence on the Effective Date with, or for the benefit of, any Indemnitee for acts or omissions occurring on or prior to the Closing Date; provided, that if any claims are made or asserted within such six-year period, all rights in respect of any such claims will continue until the full disposition of all such claims.

(c) At or prior to the Closing, the Company and the Company Subsidiaries shall, obtain an irrevocable “tail” officers’ and directors’ liability insurance policy (the “D&O Tail”) naming the Indemnitees as direct beneficiaries with a claims period of at least six years from the Closing Date in respect of acts or omissions occurring on or prior to the Closing Date, and such policy must contain terms with respect to coverage and be in an amount not less favorable than the officers’ and directors’ liability insurance policy maintained by the Blocker, the Company and the Company Subsidiaries in existence on the Effective Date. The Buyer shall cause the Blocker, the Company and the Company Subsidiaries to maintain the D&O Tail in full force and effect, for its full term.

(d) If the Surviving Corporation, the Company or any Company Subsidiary or any of their successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, in each such case, to the extent necessary, the Buyer shall cause proper provision to be made so that the successors and assigns of, as the case may be, assume the obligations set forth in this Section 7.9.

(e) The rights of all of the respective past and present directors, officers and employees of the Blocker, the Company and the Company Subsidiaries under this Section 7.9 are in addition to any rights such Persons may have under such Peron’s certificates of incorporation, certificate of formation, bylaws, limited liability company agreement or similar organizational or governing documents and indemnification agreements, if any, in existence on the Effective Date, or under applicable Law. Notwithstanding

Section 11.5, the provisions of this Section 7.9 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her Representatives and are in addition to, and not in substitution for, any other right to indemnification or contribution that any such Person may have by contract or otherwise.

7.10 Further Action. Subject to the terms and conditions herein provided, during the period from the Effective Date through the Closing or the earlier valid termination of this Agreement pursuant to Article IX, each of the Parties shall execute and deliver such documents and take such further actions as may be reasonably necessary or desirable to carry out the provisions hereof and the Transactions. Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts under the circumstances including by taking, or causing to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, including using commercially reasonable efforts to (i) obtain all necessary Consents from any Person, including Governmental Authorities, and making of all filings and the taking of all steps as may be necessary to obtain such Consents or to avoid an Action by any Governmental Authority, (ii) defend any Actions, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iii) fulfill all conditions to the consummation of the Transactions. Without limiting the generality of the foregoing, the Company shall, and shall cause the Company Subsidiaries and each of their respective officers and employees to, use commercially reasonable efforts to provide to the Buyer such customary cooperation reasonably requested by the Buyer in connection with the solicitation of proxies to obtain the Buyer Stockholder Approval, including attending and participating in such presentations, meetings and roadshows reasonably requested by the Buyer and providing such information, financial or otherwise, reasonably requested by the Buyer in connection therewith.

7.11 Employee Benefit Matters.

(a) For a period of one year following the Closing Date, the Buyer shall (or shall cause its Affiliates to) provide the employees of the Company and the Company Subsidiaries who remain employed by the Company, the Company Subsidiaries or the Buyer (collectively, the “Covered Employees”) with (i) base salary or wages, as applicable, that is no less favorable in the aggregate than each such Covered Employee’s total cash compensation immediately prior to the Closing Date, and (ii) employee benefits (excluding any equity-based compensation, synthetic equity, and defined benefit plan benefits) that are no less favorable in the aggregate than those provided to the Covered Employees immediately prior to the Closing Date.

(b) With respect to any employee benefit plan, program or arrangement of the Buyer and its Affiliates in which any Covered Employee first becomes eligible to participate on or after the Closing Date (a “Buyer Plan”), the Buyer shall (or shall cause its Affiliates to) use commercially reasonable efforts to: (i) waive all pre-existing condition exclusions or limitations and waiting periods with respect to participation and coverage requirements applicable to each such Covered Employee and his or her eligible dependents under any such Buyer Plan providing health or welfare benefits, except to the extent such pre-existing condition exclusions or limitations or waiting periods applied immediately prior to the Closing Date under an analogous Employee Plan; (ii) provide such Covered Employee and his or her eligible dependents with credit for any co-payments, co-insurance and deductibles paid prior to becoming eligible to participate in any such Buyer Plan providing group health and welfare benefits under the analogous Employee Plan (to the same extent that such credit was given under such Employee Plan) in satisfying any applicable deductible requirements under such Buyer Plan during the plan year in which such participation begins; and (iii) recognize all service of such Covered Employees with the Company, the Company Subsidiaries and their predecessors (including recognition of all prior service with any entity that was recognized by the Company or the Company Subsidiaries prior to the Closing Date), for purposes of eligibility and vesting under any Buyer Plan (other than for purposes of benefit accruals under a defined benefit plan, equity based or other incentive compensation plans, or any retiree health or welfare plan or arrangement and except to the extent such service recognition would result in a duplication of benefits), to the extent that such service was recognized for such purpose under an analogous Employee Plan.

(c) No provision in this Section 7.11 will (i) create any third-party beneficiary or other rights in any current or former employee (including any beneficiary or dependent thereof) of the Company, the Company Subsidiaries or any other Person other than the Parties and their respective successors and permitted assigns, (ii) constitute or create or be deemed to constitute or create an employment agreement or (iii) constitute or be deemed to constitute an amendment to any employee benefit plan sponsored or maintained by the Buyer, the Company or the Company Subsidiaries. The provisions set forth in this Section 7.11 shall not apply to any Covered Employee who: (i) has an existing employment agreement with the Company or Company Subsidiaries to the extent the terms of this Section 7.11 conflict with such employment agreement or (ii) enters into an employment agreement with the Company, the Company Subsidiaries or the Buyer at or following the Closing.

7.12 Exclusivity.

(a) From the Effective Date until the Closing or the earlier valid termination of this Agreement pursuant to Article IX, except for the transactions contemplated by this Agreement, the Blocker, the Sellers and the Company shall not, and shall not permit the Company Subsidiaries, or their respective Affiliates and Representatives to, directly or indirectly, solicit, initiate, respond to, encourage the submission of or enter into any negotiation, discussion, contract, agreement, instrument, arrangement, communication or understanding with any Person, or provide information or documentation to any other Person, with respect to any business combination transaction, including any acquisition of, or investment in the Blocker, the Company and the Company Subsidiaries, whether by way of sale or exchange of capital stock or other equity interests, sale of assets, merger, consolidation, business combination, recapitalization or otherwise.

(b) From the Effective Date until the Closing or the earlier valid termination of this Agreement in accordance with Article IX, the Buyer shall not take, nor permit any of its Affiliates or its or their respective Representatives to take, any action to initiate, respond to, encourage the submission of, solicit or engage in discussions or negotiations with, or provide any information to or enter into any agreement with, any Person (other than the Sellers, as applicable) concerning, in the case of the Buyer, any alternative business combination transaction involving the Buyer, including any purchase or sale of all or any material part of the equity or assets of the Buyer or any other Person, whether by merger, combination or recapitalization of the Buyer or any Subsidiary thereof (each such transaction, a “Buyer Acquisition Transaction”).

7.13 Confidentiality. Each of the Sellers agrees that, from and after the Closing, without the prior written consent of the Buyer, such Sellers will not disclose to any other Person any Confidential Information, except to the extent such disclosure is (a) required by Law or Order (in which event such Sellers will, to the extent permitted by Law or the applicable Order, promptly inform the Buyer in advance of any such required disclosure, will cooperate, at the Buyer’s sole expense, with the Buyer in all reasonable ways in obtaining a protective order or other protection in respect of such required disclosure, and will limit such disclosure to only the portion of such information which it is legally compelled to disclose, and inform the recipient of such disclosure that such information is to be kept confidential), (b) required to defend any Action made or taken against such Sellers or otherwise involving such Seller, (c) required to enforce such Seller’s rights under this Agreement or the Ancillary Agreements, (d) required to comply with reporting obligations pursuant to any securities Laws applicable to such Sellers, (e) to such Seller’s direct and indirect equityholders, members, managers, directors, officers, and professional advisors, in each case with a bona fide need to know or to the extent of a pre-existing contractual right to know or (f) required to comply with Sellers’ obligations to the Company or any Company Subsidiary; provided, that such Persons have agreed to the confidentiality restrictions contained herein or are otherwise obligated to maintain the confidentiality of the Confidential Information under equivalent terms of confidentiality.

7.14 The Proxy.

(a) As promptly as practicable after the Effective Date, the Buyer shall file with the SEC a proxy statement relating to the Offer and the Transactions (as amended or supplemented from time to time, the

“Proxy Statement”) and provide holders of Buyer Class A Shares with the opportunity to redeem their Buyer Class A Shares initially sold in Buyer’s initial public offering (the “Offering Shares”) in conjunction with a stockholder vote on the Transactions, all in accordance with and as required by the applicable Organizational Documents of the Buyer (including the Prospectus) (the “Buyer Governing Documents”), applicable Law, and any applicable rules and regulations of the SEC and the Stock Exchange.

(b) The Buyer shall not terminate or withdraw the Offer other than in connection with the valid termination of this Agreement in accordance with Article IX. The Buyer shall extend the Offer for any period required by any rule, Law, regulation, interpretation or position of the SEC, the Stock Exchange or the respective staff thereof that is applicable to the Offer. Nothing in this Section 7.14(b) shall (i) impose any obligation on the Buyer to extend the Offer beyond the Termination Date (as the same may be extended upon the mutual written consent of the Buyer and the Company), or (ii) be deemed to impair, limit or otherwise restrict in any manner the right of the Buyer to terminate this Agreement in accordance with Article IX.

(c) The Proxy Statement, the Buyer shall (i) seek (A) approval of this Agreement by the holders of shares of Buyer Capital Stock in accordance with applicable Law and the Stock Exchange rules and regulations, including approval of the issuance of shares of Buyer Class A Common Stock pursuant to the First Blocker Merger and the Exchange Agreement, (B) adoption of the Buyer A&R Certificate of Incorporation, (C) approval of the new omnibus equity incentive plan, the form of which is attached as Exhibit K (the “Management Incentive Plan”), that, among other things, provides for a grant of shares of Buyer Class A Common Stock to employees of the Company or the Company Subsidiaries in the form of stock options, restricted stock units, restricted stock or other equity-based awards, (E) to appoint, and designate the classes of, the members of the Buyer Board, in each case as set forth on Annex I hereto, subject to any changes as the Parties may mutually agree from time to time, (F) to the extent necessary, approval of the issuance of Buyer Class A Shares pursuant to any Subscription Agreements by the holders of shares of Buyer Capital Stock in accordance with applicable Law and exchange rules and regulations, and (G) to obtain any and all other approvals necessary or advisable to effect the consummation of the Transactions, and (ii) file with the SEC financial and other information about the Transactions in accordance with applicable proxy solicitation rules set forth in the Buyer’s Bylaws, the Exchange Act or otherwise. Except with respect to the information provided by the Sellers for inclusion in the Proxy Statement, the Buyer shall ensure that, when filed, the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. The Buyer shall cause the Proxy Statement to be disseminated as promptly as practicable to the Buyer’s equityholders after the Proxy Statement is cleared by the SEC for mailing as and to the extent such dissemination is required by United States federal securities laws and the rules and regulations of the SEC and the Stock Exchange promulgated thereunder or otherwise (the “Federal Securities Laws”), and the Buyer shall take all actions necessary in accordance with applicable Law and the Buyer Governing Documents to duly call, give notice of, convene and hold as soon as reasonably practicable (on a date selected by the Buyer and reasonably acceptable to the Sellers a special meeting of the Buyer’s stockholders solely for the purpose of obtaining the Buyer Stockholder Approval and obtaining the approval of the Buyer’s stockholders with respect to the other matters contemplated to be included in the Proxy Statement in accordance with the terms of this Agreement. The Buyer may, without the prior consent of the Sellers, make one or more successive postponements or adjournments of such special meeting (i) if required by applicable Law or a request from the SEC or its staff, (ii) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that the Buyer Board, after consultation with its outside legal counsel, has determined in good faith, is required by applicable Law is provided to the Buyer’s shareholders, or (iii) if, on a date for which such special meeting is scheduled, the Buyer has not received proxies representing a sufficient number of shares of Buyer Capital Stock to obtain the Buyer Stockholder Approval, whether or not a quorum is present; provided, that (A) the duration of any such adjournment or postponement shall be limited to the minimum duration reasonably necessary to remedy the circumstances giving rise to such adjournment or postponement, (B) no single such adjournment or postponement shall be for more than five Business Days except as may be required by Federal Securities Laws, and (C) in the case of clause (iii), such special meeting shall not be postponed to later than the date that is ten Business Days after the date for which such special meeting was originally scheduled without the prior written consent of the Sellers. All other postponements or adjournments shall require the prior written consent of the Sellers. The Buyer shall ensure that such special meeting is called, noticed, convened, held and conducted, and that all Persons solicited in connection with such special meeting are solicited, in compliance with all applicable Laws.

(d) The Sellers shall promptly provide to the Buyer such information concerning the Sellers, the Company and the Company Subsidiaries as is either required by Federal Securities Laws or reasonably requested by the Buyer for inclusion in the Proxy Statement. Subject to the Seller’s compliance with the immediately preceding sentence with respect to the information provided or to be provided by the Sellers for inclusion in the Proxy Statement, the Buyer shall cause the Proxy Statement to comply in all material respects with the Federal Securities Laws. The Buyer shall provide copies of the proposed forms of the Proxy Statement (including any amendments or supplements thereto) to the Sellers such that the Sellers, the Company, the Company Subsidiaries and their respective Representatives are afforded a reasonable amount of time prior to the dissemination or filing thereof to review such material and comment thereon prior to such dissemination or filing, and the Buyer shall reasonably consider in good faith any comments of such Persons. The Buyer and the Sellers shall cooperate to respond promptly to any comments of the SEC or its staff with respect to the Offer or the Proxy Statement and promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by the Federal Securities Laws. The Buyer shall amend or supplement the Proxy Statement and cause the Proxy Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Buyer Capital Stock, in each case as and to the extent required by the Federal Securities Laws and subject to the terms and conditions of this Agreement and the applicable Buyer Governing Documents. The Buyer shall provide the Sellers, the Company, the Company Subsidiaries and their respective Representatives with copies of any written comments, and shall inform them of any material oral comments, that the Buyer or any of its Representatives receive from the SEC or its staff with respect to the Offer or the Proxy Statement promptly after the receipt of such comments and shall give the Sellers, the Company and the Company Subsidiaries a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, and the Buyer shall reasonably consider in good faith any comments of such Persons. The Buyer shall use commercially reasonable efforts to cause the Proxy Statement to “clear” comments from the SEC and its staff and to permit the Seller, the Company, the Company Subsidiaries and their respective Representatives to participate with the Buyer or its Representatives in any discussions or meetings with the SEC and its staff. The Sellers shall, and shall cause the Company and the Company Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Buyer and its Representatives in connection with the drafting of the public filings with respect to the Transactions (including the Proxy Statement) and responding in a timely manner to comments from the SEC.

(e) If at any time prior to the Closing, any information relating to the Buyer, the Company, or any of their respective Subsidiaries, Affiliates, officers or directors, should be discovered by the Buyer or any Seller, as applicable, that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify each other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Buyer.

(f) Subject to the second sentence of this Section 7.14(f), but notwithstanding anything else to the contrary in this Agreement or any Ancillary Agreement, the Buyer shall not make any public filing with respect to the Transactions (including the Proxy Statement) without the prior written consent of the Sellers. The Buyer may make any public filing with respect to the Transactions to the extent required by applicable Law, provided, that the Sellers shall, in any event, be consulted in order to determine the extent to which any such filing is required by applicable Law and to the extent such filing is jointly determined by the Sellers and the Buyer to be not so required, such filing shall not be made.

7.15 Stockholder Vote; Recommendation of the Board of the Buyer. Except as expressly required or permitted by the terms of this Agreement or consented to in writing by the Sellers, from and after the Effective Date, the Buyer shall not directly or indirectly subject this Agreement or the Transactions or any other transaction or matter to any vote, consent or approval of the direct or indirect holders of capital stock of the Buyer. Subject to this Section 7.15, the Buyer Board shall recommend that the Buyer’s stockholders vote in favor of, and shall solicit proxies from the Buyer’s stockholders in favor of, (a) approving this Agreement, including the issuance of shares of Buyer Class A Common Stock pursuant to the First Blocker Merger, the Exchange Agreement and the Invacor Transaction, (b) adopting the Buyer A&R Certificate of Incorporation, (c) approving the Management Incentive Plan, (d) appointing, and designating the classes of, the members of the Buyer Board in accordance with Annex I, (f) to the extent necessary, approving the issuance of shares of Buyer Class A Common Stock pursuant to any Subscription Agreements and in connection with or furtherance of the Invacor Transaction, and (g) consummation of the Transactions, and the Buyer shall include such recommendation in the Proxy Statement. Prior to the valid termination of this Agreement in accordance with Article IX, subject to this Section 7.15, neither the Buyer Board nor any committee or agent or Representative thereof shall (i) withdraw (or modify in any manner adverse to the Sellers), or propose to withdraw (or modify in any manner adverse to the Sellers), the board of director’s recommendation in favor of this Agreement and the Transactions, (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Buyer Acquisition Transaction, (iii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Buyer to execute or enter into, any agreement related to a Buyer Acquisition Transaction, (iv) enter into any agreement, letter of intent, or agreement in principle requiring the Buyer to abandon, terminate or fail to consummate the Transactions or breach, in any material respect, its obligations hereunder, (v) fail to recommend against any Buyer Acquisition Transaction, (vi) fail to re-affirm the aforementioned board of director recommendation at the written request of the Company within five Business Days or (vii) resolve or agree to do any of the foregoing. Notwithstanding the foregoing, if at any time following the Effective Date and prior to obtaining the Buyer Stockholder Approval, the Buyer Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that failure to withdraw or modify its recommendations would reasonably be expected to be inconsistent with the directors’ exercise of their fiduciary duties under applicable Law, then the Buyer Board may withdraw or modify its recommendations so long as the Buyer (to the extent lawful and reasonably practicable) first provides the Sellers with at least 24 hours advance written notice of such withdrawal or modification.

7.16 Listing. From the Effective Date through the Closing, the Buyer shall use commercially reasonable efforts that are necessary for the Buyer to remain listed as a public company on, and for shares of Buyer Class A Shares to be tradable over the Stock Exchange.

7.17 Operations of the Buyer Prior to the Closing. From the Effective Date until the Closing Date or the earlier valid termination of this Agreement pursuant to Article IX, except (x) as necessary to effect the Domestication, (y) as contemplated by this Agreement or set forth on Schedule 7.17, or (z) with the prior consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Buyer nor the Blocker Merger Sub will take any of the following actions:

(a) make any amendment or modification to any of the Buyer Governing Documents or any of the governing documents of the Blocker Merger Sub;

(b) take any action in violation or contravention of any of the Buyer Governing Documents or the governing documents of the Blocker Merger Sub, applicable Law or any applicable rules and regulations of the SEC and the Stock Exchange;

(c) split, combine or reclassify the Buyer Capital Stock;

(d) make any amendment or modification to the Buyer Trust Agreement;

(e) effect any recapitalization, reclassification, equity split or like change in its capitalization;

(f) make or allow to be made any reduction in the Buyer Trust Amount, other than as expressly permitted by the Buyer Governing Documents;

(g) contact (or permit any of its employees, agents, representatives or Affiliates to contact) any customer, supplier, distributor, joint-venture partner, lessor, lender or other material business relation of the Company or the Company Subsidiaries regarding the Company, the Company Subsidiaries, its and their businesses or the Transactions;

(h) (i) incur any indebtedness or (ii) issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of the Buyer, other than pursuant to the Equity Financing or the Invacor Agreement;

(i) undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the Transactions;

(j) hire any employee;

(k) amend, waive or terminate, in whole or in part, any Subscription Agreements or the Amended Founder Letter Agreement;

(l) establish any Subsidiary or acquire any interest in any asset;

(m) commence a public tender offer for the repurchase of the then-outstanding Public Warrants; or

(n) enter into any agreement to do any of the foregoing, or knowingly take any action or fail to take any action that would result in any of the foregoing.

7.18 Subscription Agreements. Without limitation of any provision in any Subscription Agreements, the Buyer hereby acknowledges and agrees that the Sellers have the right to cause the Buyer and the Sponsor to enforce the Buyer’s and the Sponsor’s rights and perform the Buyer’s obligations under each Subscription Agreement. Without the prior written consent of the Sellers, the Buyer shall not and shall not permit its Affiliates or its or their respective Representatives to amend, modify, terminate, assign or agree to any waiver under, in any manner materially adverse to the Sellers, any Subscription Agreement. The Buyer will promptly notify the Sellers if it has any reason to believe that any event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Buyer or to the Buyer’s knowledge, any other party thereto under any Subscription Agreement. The Buyer will also promptly notify the Sellers if it has any reasonable basis to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of any Subscription Agreement.

7.19 Amended Founder Letter Agreement. Prior to the Closing, the Buyer shall enforce to the fullest extent permitted by Law the restrictions on transfer of the 8,625,000 Buyer Class B Shares held by the Sponsor and permitted assignees as well as the waiver of each such Person’s respective rights to redeem such shares, in accordance with the Amended Founder Letter Agreement, and each of the other obligations of the parties to the Amended Founder Letter Agreement, including such parties’ obligation to vote their shares of Buyer Capital Stock in favor of the Buyer Stockholder Approval and all of the other matters contemplated to be included in the Proxy Statement. Without the prior written consent of the Sellers, the Buyer shall not and shall not permit its Affiliates or its or their respective Representatives to amend, modify, terminate or agree to any waiver, in a manner adverse to the Sellers, under the Amended Founder Letter Agreement. The Buyer will promptly notify the Sellers if it has reason to believe that any event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Buyer or to the Buyer’s knowledge, any other party thereto under the Amended Founder Letter Agreement. The Buyer will also promptly notify the Sellers if it has any reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of the Amended Founder Letter Agreement.

7.20 Communications. Without the prior written consent of the Sellers, from the Effective Date until the Closing, the Buyer shall not and shall not permit any of its Representatives or Affiliates to contact or communicate, directly or indirectly, whether in writing or verbally, with any employee, customer, provider or supplier of the Company or the Company Subsidiaries; provided, that with respect to communications with employees in connection with Transactions, such consent shall not be unreasonably withheld, conditioned or delayed.

7.21 Blocker Name Change. The Buyer acknowledges and agrees that the acquisition of the Blocker Interests does not grant or come with any rights in the name “OEP” or “One Equity Partners” or any derivations thereof. The Buyer, the Blocker and their Affiliates shall refrain from using such names or derivations after the Closing (except in reference to historical facts) and shall, within three Business Days after the Closing, change the legal name of the Blocker to a name that does not use such names or derivations.

7.22 Termination of Agreements. Effective upon the Closing, the Company shall, and shall cause the Company Subsidiaries to, terminate the Contracts with Affiliates set forth in Schedule 7.22, and shall, prior to the Closing, provide evidence of such termination to Buyer in form and substance reasonably satisfactory to the Buyer. None of the Buyer, the Company, the Company Subsidiaries or the Blocker will have any liability after the Closing with respect to any such Contracts.

7.23 Company A&R Regulations. Prior to the Closing, the Unit Sellers and the Blocker shall enter into the Company A&R Regulations, which shall convert all of the Company Interests into Company Units such that as of the Closing, the Company Units will represent the only issued and outstanding equity interests of the Company.

7.24 Use of Name. From and after the Closing, none of the Sellers nor any of their respective Affiliates will have any right to use the names “Strike,” “Bolt,” “Capstone Infrastructure,” “Crossfire,” “Delta” or similar names, and any service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems or signs containing or comprising the foregoing, or otherwise used in the Companies’ businesses, including any name or mark confusingly similar thereto (collectively, the “Company Marks”), and the Sellers shall not, and shall not permit any of their respective Affiliates to, use such name or any variation or simulation thereof. In furtherance thereof, as promptly as practicable, but no later than 120 days after the Closing Date, the Sellers shall, and shall cause their Affiliates to remove, strike over or otherwise eliminate all Company Marks from all materials owned by the Sellers or any of their respective Affiliates and used or displayed publicly including any sales and marketing materials, displays, signs, promotional materials and other materials. Further, at, or as promptly as practicable, but in no event later than twenty days after the Closing Date, the Sellers shall, and shall cause their Affiliates to, remove any Company Marks from its legal name by appropriate legal proceedings in the jurisdiction of its organization and in each jurisdiction where such entity has registered to do business.

7.25 Domestication. The Buyer shall, in accordance with applicable Law, any applicable rules and regulations of the SEC or the Stock Exchange and the Buyer Governing Documents, effect the Domestication and in furtherance thereof, shall file, prior to the Closing, a Certificate of Domestication with the Delaware Secretary of State, together with the Buyer Initial Certificate of Incorporation in the form attached hereto as Exhibit A-1.

7.26 Termination of Phantom Unit Plan. Effective upon the Closing and subject to the payment of the Phantom Unit Payments, the Company shall terminate the Phantom Unit Plan, and shall, prior to the Closing, provide evidence of such termination to Buyer in form and substance reasonably satisfactory to the Buyer. Except for the Phantom Unit Payments as set forth in Schedule 2.2(e), none of the Buyer, the Company or the Company Subsidiaries will have any liability after the Closing with respect to Phantom Unit Plan or any Phantom Units.

ARTICLE VIII

CONDITIONS TO CLOSING

8.1 Conditions to Obligations of the Parties. The respective obligations of the Parties to consummate the Transactions are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a) None of the Parties will be subject to any Order of a court of competent jurisdiction or Law that prohibits the consummation of the transactions contemplated by this Agreement. If any such Order has been issued, each Party shall use commercially reasonable efforts to have any such Order overturned or lifted.

(b) The applicable waiting period under the HSR Act will have expired or been terminated.

(c) The Buyer Stockholder Approval shall have been obtained.

(d) The Buyer Closing Cash shall not be less than the Minimum Cash Amount.

8.2 Conditions to Obligations of the Blocker, the Company and the Sellers. The obligations of the Blocker, the Company and the Sellers to consummate the Transactions are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions:

(a) Each of the representations and warranties contained in Article VI of this Agreement (without giving effect to any limitation as to “materiality” qualifiers) shall be true and correct in all respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not materially and adversely affect the ability of the Buyer to consummate the Transactions; provided, that notwithstanding the foregoing, (i) each of the representations and warranties of the Buyer and the Blocker Merger Sub set forth in Sections 6.2 (Existence and Good Standing), 6.3 (Validity and Enforceability), 6.8(b) (No Prior Activities; Ownership of Blocker Merger Sub) and 6.11 (Brokers) (without giving effect to any limitation as to “materiality”) shall be true and correct in all material respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date) and (ii) each of the representations and warranties set forth in Section 6.5 (Capitalization) shall be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date).

(b) The Buyer and the Blocker Merger Sub must have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) The Unit Sellers shall have received the Cash Purchase Price in accordance with Section 2.2(a).

(d) The Blocker Seller shall have received the Blocker Cash Payment and the shares of Buyer Class A Common Stock in accordance with Section 2.1(a).

(e) The Continuing Members shall have been issued the shares of Buyer Class B Common Stock in accordance with Section 2.4.

(f) The Sellers shall have received a counterpart signature page for each Ancillary Agreement to which the Buyer is specified to be a party, duly executed by the Buyer as well as all other documents required to be delivered by the Buyer on or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in order to consummate the Transactions.

(g) The Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Buyer certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the Buyer Board authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the Transactions, that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the Transactions and (ii) that to the knowledge and belief of such officer, the conditions specified in Section 8.2(a) and Section 8.2(b) have been fulfilled.

(h) The Sellers shall have received evidence of the resignations of each director, officer and employee of the Buyer, other than the Persons set forth in Schedule 8.2(h), each in form and substance reasonably satisfactory to the Sellers.

(i) The Buyer and the Continuing Members shall have entered into the Registration Rights Agreement in the form attached as Exhibit G.

(j) After giving effect to the Transactions, the Buyer will be listed as a public company on, and the shares of Buyer Class A Common Stock will be tradable over, the Stock Exchange.

(k) The Buyer A&R Certificate of Incorporation in the form attached as Exhibit A-2 shall have been adopted by the Buyer Board and approved by its stockholders, and the Buyer Bylaws shall have been adopted by the Buyer Board, and each shall be effective as of the Closing.

(l) The members of the Buyer Board, and any committees thereof, in each case as set forth on Annex I (subject to any changes thereto made in accordance with this Agreement), shall have been approved and appointed to their respective position(s) (including any role as chairman indicated thereon), and the Buyer shall have offered each of the same the opportunity to enter an agreement for indemnification (in addition to the indemnification provided for in the Buyer Governing Documents), effective as of the Closing and in the form attached as Exhibit L.

(m) The Management Incentive Plan shall have been approved by the Buyer’s stockholders, and the Buyer Board shall have recommended equity awards to be awarded to each individual set forth in Schedule 8.2(m) in the amount set forth opposite such individual’s name on Schedule 8.2(m); provided, however, that such awards will not be issued until approved by the Compensation Committee of the Buyer Board and a Registration Statement on Form S-8 has been filed with the SEC covering the shares of Buyer Capital Stock subject to such awards.

(n) The Amended Founder Letter Agreement shall remain in full force and effect, and the parties thereto shall be in compliance with the terms and conditions thereof in all material respects, and if the Sellers shall have exercised its rights to enforce the Amended Founder Agreement pursuant to the terms thereof and hereof, the parties thereto shall have complied with and consummated their respective obligations with respect thereto.

(o) Except for (i) the shares of Buyer Class A Common Stock to be issued in respect of the Buyer Class A Shares and Buyer Class B Shares outstanding as of the Effective Date, (ii) the shares of Buyer Class A Common Stock to be issued pursuant to the Subscription Agreements executed in connection with the Equity Financing and (iii) the shares of Buyer Class B Common Stock to be issued to the Continuing Members pursuant to this Agreement, from the Effective Date through the Closing no Buyer Capital Stock shall have been issued to any Person in an amount or on terms other than those approved with the prior written consent of the Sellers Representative (which consent shall not be unreasonably withheld, conditioned or delayed).

(p) The Offer shall have been completed in accordance with the Proxy Statement.

(q) The Continuing Members shall have received a fully-executed Lock-Up Agreement in the form attached hereto as Exhibit H.

(r) The Continuing Members and the Blocker Seller shall have received a fully-executed Investor Rights Agreement in the form attached hereto as Exhibit F.

8.3 Conditions to Obligations of the Buyer and the Blocker Merger Sub. The obligations of the Buyer and the Blocker Merger Sub to consummate the Transactions are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions:

(a) (i) The Company A&R Regulations shall reflect that (A) the number of Common Units outstanding shall be equal to the number of shares of Buyer Class A Common Stock and Buyer Class B Common Stock outstanding as of the Closing and (B) the Buyer is the holder of a number of Common Units equal to the number of shares of Buyer Class A Common Stock outstanding as of the Closing, in each case after giving effect to the Transactions, and (ii) the Buyer shall have received an assignment related to the Blocker Interests, duly executed by the Blocker Seller.

(b) Each of the representations and warranties contained in Article III, IV and V of this Agreement (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” qualifiers) shall be true and correct in all respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect; provided, that notwithstanding the foregoing, (i) each of the representations and warranties set forth in Sections 3.1 (Existence and Good Standing, Capacity, Authority, Validity and Enforceability), 3.4 (Brokers), 4.1(a) and (b) (Existence and Good Standing; Books and Records), 4.2 (Authority, Validity and Enforceability), 4.23 (Brokers), 5.1 (Existence and Good Standing), 5.2 (Authority, Validity and Enforceability), 5.3 (Title) and 5.9 (Brokers) (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” qualifiers) shall be true and correct in all material respects at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date) and (ii) each of the representations and warranties set forth in Sections 3.3 (Title) and 4.3(a) and (b) (Capitalization) shall be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, at and as of the Effective Date and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date).

(c) Each of the Blocker, the Company and the Sellers must have performed in all material respects all obligations required to be performed by such Person under this Agreement at or prior to the Closing.

(d) The Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company, dated as of the Closing Date, certifying (i) as to the resolutions of the board of directors of the Company authorizing the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and (ii) that, to the knowledge and belief of such officer, the conditions specified in Section 8.3(b), Section 8.3(c) and Section 8.3(i) have been fulfilled.

(e) The Buyer shall have received a counterpart signature page for each Ancillary Agreement to which the Sellers or the Company is specified to be a party, duly executed by the Sellers or the Company as well as all other documents required to be delivered by the Sellers, the Company or the Company Subsidiaries on or prior to the Closing Date pursuant to this Agreement or otherwise reasonably required in order to consummate the Transactions.

(f) The Buyer shall have received evidence of the termination of the Contracts with Affiliates pursuant to Section 7.22.

(g) The Buyer shall have received certificates or non-foreign person affidavits sufficient to prevent the obligation of the Buyer to withhold any amounts under Sections 1445 or 1446(f) of the Code executed by Blocker Seller;

(h) The Buyer shall have received certificates or non-foreign person affidavits sufficient to prevent the obligation of the Buyer to withhold any amounts under Sections 1445 or 1446(f) of the Code executed by each Seller;

(i) There shall not have occurred a Material Adverse Effect since the Effective Date that is continuing and no Material Adverse Effect is reasonably expected to occur.

(j) The Buyer shall have received the Payoff Letters reflecting all Company Debt and evidence that all Liens associated with the Company Debt have been or are authorized to be released in full.

(k) The Company A&R Regulations shall have been amended and restated in the form attached hereto as Exhibit C and shall be in effect as of the Closing.

(l) The Buyer shall have received a fully-executed Lock-Up Agreement in the form attached hereto as Exhibit H.

(m) The Buyer shall have received a fully-executed Investor Rights Agreement from the Blocker Seller and the Continuing Members in the form attached hereto as Exhibit F.

(n) The Buyer shall have received fully-executed Restrictive Covenant Agreements from the Persons set forth on Schedule 8.3(n).

(o) The Buyer shall have received fully-executed employment agreements from the Persons set forth on Schedule 8.3(o) and amendments evidencing the termination or revised termination date, as applicable, of all other employment agreements between the Persons set forth on Schedule 8.3(o) and the Company or the Company Subsidiaries, each in form and substance materially agreed at the Effective Date.

8.4 Frustration of Closing Conditions. None of the Parties may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with its respective obligations to consummate the Transactions as required by Section 7.10.

ARTICLE IX

TERMINATION OF AGREEMENT

9.1 Right to Terminate. Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date by:

(a) the mutual written consent of the Buyer and the Company;

(b) the Buyer or the Company, upon written notice to the other Parties, if the transactions contemplated by this Agreement have not been consummated on or prior to February 13, 2019 or such later date, if any, as the Buyer and the Company agree upon in writing (such date is referred to as the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) is not available to (i) the Buyer if the Buyer’s or the Blocker Merger Sub’s failure to comply in all material respects with the covenants and agreements contained in this Agreement results in or causes the failure of the transactions contemplated by this Agreement to be consummated by such time or (ii) the Company if the Blocker’s, the Company’s or the Sellers’ failure to comply in all material respects with the covenants and agreements results in or causes the failure of the transactions contemplated by this Agreement to be consummated by such time;

(c) the Buyer or the Company, upon written notice to the other Parties, if a Governmental Authority has issued an Order permanently making illegal the Transaction, enjoining, restricting or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) is not available to any Party whose breach of any provision of this Agreement results in or causes such Order or such party is not in compliance with its obligations under Section 7.10;

(d) the Company if (i) the Buyer or the Blocker Merger Sub has materially breached or failed to perform any of its covenants or other agreements contained in this Agreement to be complied with by the

Buyer such that the closing condition set forth in Section 8.2(b) would not be satisfied; or (ii) there exists a breach of any representation or warranty of the Buyer or the Blocker Merger Sub contained in this Agreement such that the closing condition set forth in Section 8.2(a) would not be satisfied, and, in the case of clauses (i) and (ii) of this Section 9.1(d), such breach or failure to perform has neither been waived by the Blocker, the Company and the Sellers nor cured within 30 days after receipt of written notice thereof (in which event, the Termination Date shall automatically be extended until the end of such 30-day period); or

(e) the Buyer if: (i) the Blocker, the Company and the Sellers have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement to be complied with by such Party such that the closing condition set forth in Section 8.3(c) would not be satisfied; or (ii) there exists a breach of any representation or warranty of the Blocker, the Company and the Sellers contained in this Agreement such that the closing condition set forth in Section 8.3(b) would not be satisfied, and, in the case of clauses (i) and (ii) of this Section 9.1(e), such breach or failure to perform has neither been waived by Buyer nor is cured within 30 days after receipt of written notice thereof (in which event the Termination Date shall automatically be extended until the end of such 30-day period).

9.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1, the provisions of this Agreement will immediately become void and of no further force and effect (other than Section 7.3 (as such Section relates to confidentiality), Section 7.5, this Section 9.2 and Article IX, which will survive the termination of this Agreement); provided, however, that nothing herein will relieve any Party from any liability for any pre-termination willful breach or intentional fraud by such Party of its covenants or agreements prior to such termination.

ARTICLE X

TAX MATTERS

10.1 Tax Indemnity. Upon prior written demand, setting forth in reasonable detail the basis for the claim and containing reasonable substantiation of the amount of Buyer Tax Losses for which indemnification is claimed: (a) each Unit Seller shall severally (but not jointly and severally) indemnify, hold harmless and promptly pay the Buyer for any Indemnified Seller Taxes of such Unit Seller, (b) the Blocker Seller shall indemnify, hold harmless and promptly pay the Buyer for any Indemnified Blocker Taxes and (c) the Sellers shall severally (but not jointly and severally) indemnity, hold harmless and promptly pay the Buyer for any Indemnified Company Taxes, in each case, to the extent such Taxes are paid by the Buyer, the Company or any Company Subsidiary after the Closing and including reasonable out-of-pocket costs and expenses of contesting any audit or other Tax Matter that could result in the imposition of an Indemnified Tax (such costs and expense, together with Indemnified Taxes, shall be collectively, “Buyer Tax Losses”); provided, however, that, in no event will any Seller be required to pay an aggregate amount pursuant to this Section 10.1 in excess of the cash proceeds actually received by such Seller (in the case of Unit Sellers, in exchange for Acquired Company Units and, in the case of the Blocker Seller, in exchange for the Blocker Interests) under this Agreement.

10.2 Tax Returns. The Sellers Representative shall cause to be prepared (a) all required income Tax Returns of the Blocker for any Pre-Closing Tax Period (the “Blocker Income Returns”) and (b) all required income Tax Returns of the Company and the Company Subsidiaries for any Pre-Closing Tax Period (the “Company Income Returns,” and together with the Blocker Income Returns, the “Seller Income Returns”). The Seller Income Returns will be prepared in a manner consistent with past practices of the Blocker, the Company and the Company Subsidiaries, as applicable, unless otherwise required by applicable Law or change in facts. At least 30 days prior to the due date of any Seller Income Return, or such shorter period as required to timely file any Seller Income Return, the Sellers Representative shall provide to the Buyer for review and comment drafts of all such Seller Income Returns required to be filed by the Blocker, the Company and the Company Subsidiaries, as applicable, after the Closing Date. The Sellers Representative shall make any change reasonably requested by the Buyer to such draft Seller Income Returns that are received in writing not less than 5 days prior to the due date for such Tax Return. The Buyer shall cause the Blocker, the Company and the Company Subsidiaries, as applicable, to timely file such Seller Income Returns as revised to reflect the Buyer’s reasonable comments. The Sellers Representative, on behalf of the Sellers, will pay or cause to be paid (at the time of filing) all income Taxes shown as due and owing on such originally filed Seller Income Tax Returns. The Sellers and the Buyer agree that with respect to any Straddle Period, (a) the Buyer shall cause the Company and the Company Subsidiaries, as applicable, to utilize the “interim closing method” (and the “calendar day convention”) pursuant to Section 706 of the Code (and any similar provision of state, local or foreign law) to account for any varying interests in the Company for such taxable year, (b) the Buyer shall cause any such income Tax Returns with respect to such taxable year to be prepared in a manner consistent with past practices of the Blocker, the Company and the Company Subsidiaries, as applicable, unless otherwise required by applicable Law or change in facts, and (c) at least 30 days prior to the due date of any such income Tax Returns, or such shorter period as required to timely file such income Tax Returns, the Buyer shall provide to the Sellers Representative for review and comment drafts of all such income Tax Returns required to be filed by the Blocker, the Company and the Company Subsidiaries, as applicable, after the Closing Date, and the Buyer shall make any change reasonably requested by the Sellers Representative to such income Tax Returns that are received in writing not less than 5 days prior to the due date for such Tax Return. Notwithstanding any other provision of this Section 10.2, the Sellers, at their sole cost and expense, shall be solely responsible for filing and all of the Tax Returns required to be filed by any Seller and paying all of the Taxes due and owing by any Seller (including to the extent attributable to income of the Company and the Company Subsidiaries that flows up to the Sellers).

10.3 Apportionment of Taxes. For purposes of determining whether the following Taxes are attributable to a Pre-Closing Tax Period (or the portion of any Straddle Period ending on or prior to the Closing Date), the parties agree as follows:

(a) In the case of property Taxes and other similar Taxes imposed on a periodic basis for a Straddle Period, the amounts that are attributable to the portion of the Straddle Period ending on the Closing Date shall be determined by multiplying the Taxes for the entire Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period.

(b) In the case of Taxes in the form of interest or penalties, all such Taxes shall be treated as attributable to a Pre-Closing Tax Period (or the portion of the Straddle Period ending on the Closing Date) to the extent relating to a Tax for a Pre-Closing Tax Period (or portion of a Straddle Period ending on the Closing Date) whether such items are incurred, accrued, assessed or similarly charged on, before or after the Closing Date.

(c) In the case of Taxes imposed on the Blocker, the Company, any Company Subsidiaries, or the Buyer (or its Subsidiaries or any of its Affiliates) as a result of income of any Flow-Thru Entity (including the Company or any Company Subsidiaries) realized prior to the Closing Date (such income being computed assuming the Flow-Thru Entity had a year that ends on the Closing Date and closed its books), such Taxes shall be treated as Taxes of the Blocker, Company or Company Subsidiary for a Pre-Closing Tax Period.

(d) In the case of all other Taxes for a Straddle Period (including income Taxes, employment Taxes, and sales and use Taxes) the amount attributable to the portion of the Straddle Period ending on the Closing Date shall be determined as if the Company or Subsidiary filed a separate Tax Return with respect to such Taxes for the portion of the Straddle Period ending as of the end of the day on the Closing Date using a “closing of the books methodology” For purposes of this clause (c), any item determined on an annual or periodic basis (including amortization and depreciation deductions and the effects of graduated rates) shall be allocated to the portion of the Straddle Period ending on the Closing Date based on the mechanics set forth in clause (a) for periodic Taxes.

10.4 Cooperation; Audits; Ordinary Course.

(a) In connection with the preparation of Tax Returns, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Blocker, the Company or the Company Subsidiaries, as applicable, for all Pre-Closing Tax Periods and Straddle Periods, the Buyer, on the one hand, and the Sellers Representative, on the other hand, shall cooperate on a reasonable basis with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes. The Buyer shall and shall cause the Blocker, the Company and the Company Subsidiaries to (i) retain all books and records with respect to Tax matters pertinent to the Blocker, the Company, and the Company Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by the Sellers Representative, any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) give the Sellers Representative reasonable notice prior to transferring, destroying or discarding any such books and records and shall allow the Sellers Representative to take possession of such books and records.

(b) The Buyer and the Sellers Representative shall, upon the other’s request, use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

10.5 Controversies.

(a) This Section 10.5 will control any Tax Matters. The Buyer shall promptly notify the Sellers Representative upon receipt by the Buyer, the Blocker, the Company or any of their Affiliates of any notice of any Tax Matter from any Taxing Authority for any Pre-Closing Tax Period or Straddle Period (a “Pre-Closing Tax Matter”). The Sellers Representative may, at the Sellers’ expense, and upon notice to the Buyer, assume the defense of any Pre-Closing Tax Matter that relates solely to income Taxes for a Pre-Closing Tax Period (a “Sellers Tax Matter”). If the Sellers Representative assumes the defense of a Sellers Tax Matter, then the Sellers Representative will have the authority to represent the interests of the Company and the Company Subsidiaries before the relevant Taxing Authority and the Sellers Representative will have the right to control the defense, including responding to inquiries and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Sellers Tax Matter; provided, that (i) the Sellers Representative may not enter into any settlement or otherwise compromise any such Sellers Tax Matter without the prior written consent of the Buyer (such consent not to be unreasonably conditioned, withheld or delayed), (ii) the Buyer will have the right (but not the duty) to participate in the defense of such Sellers Tax Matter and to employ counsel, at its own expense, separate from counsel employed by the Sellers Representative, and (iii) the Sellers Representative shall keep the Buyer informed with respect to the commencement, status and nature of any such Sellers Tax Matter and will (in good faith) allow the Buyer to consult with it regarding the conduct of or positions taken in any such proceeding.

(b) With respect to any Pre-Closing Tax Matter that is not a Sellers Tax Matter (including, for the avoidance of doubt, if the Sellers Representative does not assume the defense of such Pre-Closing Tax Matter pursuant to Section 10.5(a)), then the Buyer will have the authority, with respect to any such Pre-Closing Tax Matter, to represent the interests of the Blocker, the Company and the Company Subsidiaries before the relevant Taxing Authority and the Buyer will have the right to control the defense, including responding to inquiries and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Pre-Closing Tax Matter; provided, that (i) the Buyer may not enter into any settlement or otherwise compromise any such Pre-Closing Tax Matter to the extent it adversely affects the Tax liability of any of the Sellers without the prior written consent of the Sellers Representative (such consent not to be unreasonably conditioned, withheld or delayed), (ii) the Sellers Representative will have the right (but not the duty) to participate in the defense of such Pre-Closing Tax Matter and to employ counsel, at its own expense, separate from counsel employed by the Buyer, and (iii) the Buyer shall keep the Sellers Representative informed with respect to the commencement, status and nature of any such Pre-Closing Tax Matter and will (in good faith) allow the Sellers Representative to consult with it regarding the conduct of or positions taken in any such proceeding.

10.6 Amendment of Tax Returns and Other Actions.

(a) None of the Buyer, the Blocker, the Company, the Company Subsidiaries or any of their respective Affiliates amend, refile, revoke or otherwise modify any Tax Return or Tax election of any of the Blocker, the Company or the Company Subsidiaries with respect to a Pre-Closing Tax Period without the prior written consent of the Sellers Representative (such consent not to be unreasonably conditioned, withheld or delayed), if such action could reasonably be expected to adversely affect the Tax liability of any of the Sellers or result in an Indemnified Tax.

(b) None of the Buyer, the Blocker, the Company, the Company Subsidiaries or any of their respective Affiliates shall (i) initiate any voluntary contact with any Taxing Authority relating to Taxes of the Blocker, the Company or the Company Subsidiaries with respect to any Pre-Closing Tax Period, without the prior written consent of the Sellers Representative (such consent not to be unreasonably conditioned, withheld or delayed), except that this clause (i) shall not restrict the Blocker, the Company or the Company Subsidiaries from filing any Tax Return for a tax period ending after the Closing Date, or (ii) permit the Blocker, the Company, the Company Subsidiaries or any of their respective Affiliates to take any action (including making any Tax election) on or after the Closing that is effective for Tax purposes on or before the Closing Date and that is outside the Ordinary Course of Business.

(c) The Parties agree that, for U.S. federal income Tax purposes, the Blocker will become a member of a U.S. federal income Tax consolidated group that includes the Buyer as of the end of the Closing Date pursuant to Treasury Regulations Section 1.1502-76, and the Blocker’s U.S. federal income taxable year shall close on such date. The Parties agree that the books of the Company will be closed on the Closing Date, and the Blocker will be allocated all taxable income or loss through the Closing Date as prescribed in Section 706(c)(2)(A) of the Code. To the maximum extent permitted under applicable Law, any tax deductible amounts related to the Company Transaction Expenses and the Phantom Payments allocable to the Blocker will be included in and allocated to the Unit Sellers and the Blocker.

10.7 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) will be borne equally by the Sellers, on the one hand, and the Buyer, on the other hand, including by way of inclusion of Transfer Taxes in Buyer Transaction Expenses and Company Transaction Expenses, and all necessary Tax Returns and other documentation with respect to Transfer Taxes will be prepared and filed by the party required to file such Tax Returns under applicable Law.

10.8 Tax Distributions. Notwithstanding anything to the contrary in this Agreement, no Seller shall retain any right to any distribution for Taxes pursuant to the terms of the Company’s operating agreement as in effect prior to the adoption of the Company’s A&R Regulations in connection with the transactions contemplated by this Agreement.

10.9 Survival; Limitations. The obligation of the Sellers to pay any Buyer Tax Losses shall survive until 60 days after the expiration of the applicable statute of limitations (after taking into account any waivers, extensions, tolling, or mitigation thereof).

ARTICLE XI

MISCELLANEOUS AND GENERAL

11.1 Sellers Representative.

(a) The Sellers hereby appoint the Sellers Representative as agent and attorney in fact for and on behalf of the Sellers to (i) interpret the terms and provisions of this Agreement and the Ancillary Agreements, (ii) execute, deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with this Agreement, the Ancillary Agreements and the consummation of the Transactions, (iii) receive service of process in connection with any claims under this Agreement, (iv) agree to, negotiate, enter into settlements and compromises of, assume the defense of any Actions, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Actions, and to take all actions necessary or appropriate in the judgment of the Sellers Representative for the accomplishment of the foregoing, (v) give and receive notices and communications, (vi) make any determinations and settle any matters related to any Tax matters pursuant to Article X, the Adjustment Amount pursuant to Section 2.3 and the allocation of Purchase Price pursuant to Section 2.6, (vii) administer, pay out, deduct, hold back or redirect any funds, which may be payable to any Sellers pursuant to the terms of this Agreement or any Ancillary Agreement for, (A) any amount that may be payable by the Sellers pursuant to this Agreement, including Section 2.3, Section 2.6 and Article X or (B) any costs, fees, expenses and other liabilities incurred by the Sellers Representative, acting in such capacity, in connection with this Agreement and the Ancillary Agreements, and (ix) take all actions necessary or appropriate in the judgment of the Sellers Representative on behalf of the Sellers in connection with this Agreement and the Ancillary Agreements.

(b) The Sellers Representative, or any successor hereafter appointed, may resign at any time by written notice to the Buyer. Any change in the Sellers Representative will become effective upon notice to the Buyer in accordance with Section 11.7. The Sellers Representative so designated must be reasonably acceptable to the Buyer, except that the Parties hereby agree that, subject to the Seller providing prior written notice to the Buyer, any Seller will be acceptable to the Buyer as a successor Sellers Representative. All power, authority, rights and privileges conferred in this Agreement to the Sellers Representative will apply to any successor Sellers Representative.

(c) The Sellers Representative will not be liable for any act done or omitted under this Agreement as Sellers Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith. The Buyer agrees that it will not look to the personal assets of the Sellers Representative, acting in such capacity, for the satisfaction of any obligations to be performed by the Blocker (pre-Closing), the Company or the Company Subsidiaries (pre-Closing) or the Sellers, as the case may be. In performing any of its duties under this Agreement or any Ancillary Agreements, the Sellers Representative will not be liable to the Sellers for any losses that any such Person may incur as a result of any act, or failure to act, by the Sellers Representative under this Agreement or any Ancillary Agreements, and the Sellers Representative will be indemnified and held harmless by the Sellers for all losses, except to the extent that the actions or omissions of the Sellers Representative constituted fraud, gross negligence or willful misconduct. The limitation of liability provisions of this Section 11.1(c) will survive the termination of this Agreement and the resignation of the Sellers Representative.

(d) The Buyer shall be entitled to rely exclusively upon any notices and other acts of the Sellers Representative relating to the Sellers’ rights and obligations hereunder as being legally binding acts of each Seller individually and collectively.

(e) The grant of authority providing for in this Section 11.1 (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Seller and (ii) shall survive the Closing.

11.2 Survival. The agreements and obligations of the Parties under Section 9.2 and this Article XI shall survive, as the case may be, (a) the valid termination of this Agreement in accordance with Article IX hereof or (b) the Closing. The agreements and obligations of the Parties under this Article XI, together with any covenant and agreement that by its terms provide for performance fully or in part following the Closing (including but not limited to Section 2.3, Section 2.6 and Section 10.1), shall survive the Closing and shall continue in accordance with their terms. No representations or warranties or other covenants and agreements in this Agreement shall survive the Closing and or the valid termination of this Agreement.

11.3 Expenses. Unless otherwise expressly set forth herein, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such cost or expense. Notwithstanding the foregoing, in the event this Agreement is terminated in accordance with Section 9.1, each Party shall be solely responsible for all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) in connection with this Agreement and the Transactions shall be paid by the Party incurring such cost or expense.

11.4 Waiver of Remedies; Survival of Representations and Warranties.

(a) Except (i) in the case of intentional fraud, (ii) as set forth in Section 9.2, Section 10.1 or Section 11.16 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing, the Seller Parties shall have no liability to the Buyer, the Blocker Merger Sub, the Surviving Company, the Surviving Corporation, the Company, the Company Subsidiaries or its and their respective successors and permitted assigns, officers, directors, managers, employees, Affiliates and Representatives (collectively, the “Buyer Parties”) for any and all losses that are sustained or incurred by any of the Buyer Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Sellers’ representations or warranties contained in this Agreement. Except (i) in the case of intentional fraud, (ii) as set forth in Section 9.2, Section 10.1 or Section 11.16 or (iii) claims to enforce the performance of the covenants required to be performed in whole or in part after the Closing, the Buyer Parties shall have no liability to the Sellers and their respective successors and permitted assigns, officers, directors, managers, employees, Affiliates and Representatives (collectively, the “Seller Parties”) for any and all losses that are sustained or incurred by any of the Seller Parties by reason of, resulting from or arising out of any breach of or inaccuracy in any of the Buyer’s or the Blocker Merger Sub’s representations or warranties contained in this Agreement.

(b) The representations and warranties of the Parties set forth in Article III, IV, V and VI and all covenants of any of the Parties that are to be fully performed prior to Closing, shall not survive the Closing.

11.5 Successors and Assigns; Third-Party Beneficiaries.

(a) This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement to any Person without the prior written consents of the other Parties to this Agreement, and any purported assignment or delegation without such prior written consents will be void and of no effect; provided, however, that (i) the Sellers Representative may assign any of its rights and delegate any of its obligations under this Agreement (on a full or partial basis, permanently or temporarily, or for one or more specific instances or circumstances) to any Person (including any Seller) and (ii) the Buyer may assign any or all of its rights hereunder to its Financing Sources.

(b) Except as contemplated by Sections 3.6, 4.28, 5.11, 7.9, 10.1, 11.17, 11.18 and 11.21, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

11.6 Further Assurances. From time to time after the Closing Date, and without any additional consideration, the Parties will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its Affiliates to execute and deliver, such further instruments, and take

(or cause its Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement and the transactions contemplated herein.

11.7 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Party for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Buyer or the Blocker Merger Sub and, after the Closing, the Buyer Representative:

Sentinel Energy Services Inc.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

Attention: Krishna Shivram

Email: krishna@sentinelenergyservices.com

with a copy (which will not constitute notice) to:

Winston& Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, TX 75201

Attention: David Lange

Email: dlange@winston.com

If to the Sellers Representative, the Sellers, the Blocker or the Company or, after the Closing the Surviving Company or the Surviving Corporation:

Strike Capital, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

One Equity Partners

330 N Wabash, Suite 3750

Chicago, IL 60611

Attention: James B. Cherry

Email: james.b.cherry@oneequity.com

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

Any Party may change the address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other Parties of such change in accordance with this Section 11.7.

11.8 Complete Agreement. This Agreement, the Disclosure Letter and the Exhibits attached hereto and the other documents delivered and contemplated to be delivered by the Parties in connection herewith, together with the Confidentiality Agreement, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings (whether written or oral) between the Parties with respect thereto.

11.9 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

11.10 Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the Sellers Representative (on behalf of the Sellers) and the Buyer; provided, however, that no amendment may be made that alters the terms, substance or meaning of the agreements, rights, liabilities or covenants contained in this Agreement in any material respect without the approval of the affected Party.

11.11 Waiver. At any time, the Sellers Representative and the Buyer may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the covenants, agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the Sellers Representative, on behalf of the Sellers if the Sellers are making the waiver, or the Buyer, if the Buyer or the Blocker Merger Sub is making the waiver. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

11.12 Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such Action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each Party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (b) any claim that any such Action brought in any such court has been brought in an inconvenient forum.

11.13 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 11.13 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

11.14 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

11.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

11.16 Enforcement of Agreement. Each Party’s obligation under this Agreement is unique. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled under this Agreement, at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

11.17 Release.

(a) Each of the Buyer and the Blocker Merger Sub agrees that, effective as of the Closing, the Blocker, Company and the Company Subsidiaries will be deemed to have released and discharged the Sellers Parties (whether in such person’s capacity as a Seller, securityholder, director, officer, employee or otherwise) from any and all Actions, whether known or unknown, liquidated or contingent, to the extent based upon or arising out of the dealings among any of the Sellers Parties, on the one hand, and the Blocker, the Company or the Company Subsidiaries, on the other hand, on or prior to the Closing (collectively, the “Buyer Released Claims”); provided, however, the Buyer Released Claims shall not include any liabilities arising out of or under this Agreement or the Ancillary Agreements. Each of the Buyer and the Blocker Merger Sub acknowledges that the Laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” Each of the Buyer and the Blocker Merger Sub acknowledges that such provisions are designed to protect a party from waiving claims that it does not know exist or may exist. Nonetheless, Each of the Buyer and the Blocker Merger Sub agrees that, effective as of the Closing, the Blocker, the Company and the Company Subsidiaries will be deemed to waive any such provision (subject to the limitations herein). Each of the Buyer and the Blocker Merger Sub further agrees that it will not, directly or indirectly, cause the Blocker, the Company or the Company Subsidiaries to (i) institute an Action to the extent based upon, arising out of, or relating to any of the Buyer Released Claims, or (ii) participate, assist, or cooperate in any such Action except as otherwise required by applicable Law.

(b) The Sellers agree that, effective as of the Closing, the Sellers will be deemed to have released and discharged, on behalf of itself and its equityholders and their Affiliates (other than the Company and the Company Subsidiaries (and the Blocker in the case of the Blocker Seller)), the Buyer Parties (whether in such person’s capacity as a securityholder, director, officer, employee or otherwise) from any and all Actions, whether known or unknown, liquidated or contingent, to the extent based upon or arising out of the dealings among any of the Buyer Parties, on the one hand, and the Sellers, on the other hand, on or prior to the Closing (collectively, the “Sellers Released Claims”); provided, however, the Seller Released Claims shall not include any liabilities arising out of or under this Agreement or the Ancillary Agreements, any rights to indemnification under any Organizational Documents of the Company or any Company Subsidiary or any other Contract (including the Company A&R Regulations), or any rights to accrued and unpaid salary or compensation earned by such the Sellers or their respective Affiliates or employee benefits due to the

Sellers or their respective Affiliates. The Sellers acknowledge that the Laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” The Sellers acknowledge that such provisions are designed to protect a party from waiving claims that it does not know exist or may exist. Nonetheless, the Sellers agree that, effective as of the Closing, the Sellers will be deemed to waive any such provision (subject to the limitations herein). The Sellers further agree that it will not, directly or indirectly, cause any of its equityholders or Affiliates to (i) institute an Action to the extent based upon, arising out of, or relating to any of the Sellers Released Claims, or (ii) participate, assist, or cooperate in any such Action except as otherwise required by applicable Law.

11.18 Non-Recourse. Except in the case of intentional fraud, all Actions that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, (b) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (c) any breach of this Agreement and (d) any failure of the Transactions to be consummated, may be made only against (and, without prejudice to the rights of any express third party beneficiary to whom rights under this Agreement inure pursuant to Section 11.5), are those solely of the Persons that are expressly identified as parties to this Agreement Except in the case of intentional fraud, no other Person, including any director, officer, employee, incorporator, member, partner, manager, stockholder, optionholder, Affiliate, agent, attorney or Representative of, or any financial advisor or lender to, any Party, or any director, officer, employee, incorporator, member, partner, manager, stockholder, Affiliate, agent, attorney or representative of, or any financial advisor or lender to any of the foregoing, shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each Party, on behalf of itself and its Affiliates, hereby irrevocably releases and forever discharges each of such Persons from any such liability or obligation.

11.19 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any Contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such Contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles, Exhibits or Disclosure Letter are to the preamble, recitals, Sections, Articles, Exhibits or Disclosure Letter of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in this Agreement will mean that such documents or other information has been physically or electronically delivered to the relevant parties, including via a virtual data room; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

11.20 Disclosure Letter. For the purposes of the Disclosure Letter, any information, item or other disclosure set forth in any section of the Disclosure Letter will be deemed to have been included in any other sections of the Disclosure Letter as though fully set forth in such section of the Disclosure Letter to the extent the relevance of such matter to such section is reasonably apparent on its face (without inquiry or investigation). Inclusion of information in any part of the Disclosure Letter will not be construed as an admission that such information is material to the business, properties, financial condition or results of operations of the Blocker, the Company, the Company Subsidiaries or the Buyer, as applicable. Matters reflected in the Disclosure Letter are not necessarily limited to matters required by this Agreement to be reflected therein and the inclusion of such matters shall not be deemed an admission that such matters were required to be reflected in the Disclosure Letter.

11.21 Conflict of Interest. If the Sellers so desire, and without the need for any consent or waiver by the Blocker, the Company, the Company Subsidiaries, the Buyer or the Blocker Merger Sub, Jones Day is permitted to represent the Sellers and/or the Sellers Representative after the Closing in connection with any matter, including anything related to the transactions contemplated by this Agreement or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, Jones Day is permitted to represent the Sellers, the Sellers Representative and their respective agents and Affiliates, or any one or more of them, in connection with any negotiation, transaction or dispute (“dispute” includes litigation, arbitration or other adversary proceeding) with the Buyer, the Blocker Merger Sub, the Blocker, the Company, the Company Subsidiaries or any of their respective agents or Affiliates under or relating to this Agreement, any transaction contemplated by this Agreement, and any related matter, such as any claim. Upon and after the Closing, the Blocker, the Company and the Company Subsidiaries will cease to have any attorney-client relationship with Jones Day, unless and to the extent Jones Day is specifically engaged in writing by the Blocker, the Company or the Company Subsidiaries to represent the Blocker, the Company or the Company Subsidiaries after the Closing and either (a) such engagement involves no conflict of interest with respect to the Sellers or the Sellers Representative or (b) the Sellers or the Sellers Representative (as applicable) consent in writing at the time to such engagement. Any such representation of the Blocker, the Company or the Company Subsidiaries by Jones Day after the Closing in accordance herewith will not affect the foregoing provisions hereof. For example, and not by way of limitation, even if Jones Day is representing the Blocker, the Company or the Company Subsidiaries after the Closing, Jones Day is permitted simultaneously to represent the Sellers and/or the Sellers Representative in any matter, including any disagreement or dispute relating hereto. Furthermore, Jones Day is permitted to withdraw from any representation of the Company or the Company Subsidiaries in order to be able to represent or continue so representing the Sellers or the Sellers Representative, even if such withdrawal causes the Company or the Company Subsidiaries or Buyer additional legal expense (such as to bring new counsel “up to speed”), delay or other prejudice

11.22 Privileged Communications. Each of the Buyer and the Blocker Merger Sub agrees that, as to all communications between and among all counsel (including Jones Day) for the Sellers, the Blocker, the Company, the Company Subsidiaries or their respective Affiliates, on the one hand, and the Sellers Representative, the Sellers, the Blocker, the Company, the Company Subsidiaries or their respective Affiliates, on the other hand, that relate in any way to the transactions contemplated by or in connection with this Agreement (collectively, the “Privileged Communications”), the attorney-client privilege and the expectation of client confidence with respect to the Privileged Communications belongs to the Sellers and may be controlled by the Sellers and will not pass to or be claimed by the Buyer, the Blocker Merger Sub or any of its respective subsidiaries (including, following the Closing, the Company and the Company Subsidiaries). The Privileged Communications are the property of the Sellers and, from and after the Closing, none of the Buyer, its Subsidiaries (including, following the Closing, the Blocker, Company and the Company Subsidiaries) or any Person purporting to act on behalf of or through the Buyer or such Subsidiaries will seek to obtain the Privileged Communications, whether by seeking a waiver of the attorney-client privilege or through other means. The Buyer, and its respective Subsidiaries (including, following the Closing, the Company and the Company Subsidiaries), together with any of their respective Affiliates, successors or assigns, further agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the Sellers or any of their respective Affiliates after the Closing. The Privileged Communications may be used by the

Sellers or any of their respective Affiliates in connection with any dispute that relates to the transactions contemplated by or in connection with this Agreement, including in any claim brought by the Buyer. Notwithstanding the foregoing, in the event that a dispute arises between the Buyer or any of its respective Subsidiaries and a third party (other than a party to this Agreement or any of its Affiliates) after the Closing, the Buyer and its Subsidiaries may assert the attorney-client privilege to prevent disclosure of confidential communications by counsel to such third party; provided, that neither the Buyer nor its Subsidiaries (including, following the Closing, the Blocker, the Company and the Company Subsidiaries) may waive such privilege without the prior written consent of the Sellers Representative.

11.23 Trust Account Waiver. The Sellers, the Company and the Company Subsidiaries acknowledge that the Buyer established the Trust Account for the benefit of its public shareholders. The Sellers, the Company and the Company Subsidiaries acknowledge that, prior to the Closing, it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account, including, without limitation, any claim for indemnification and hereby waives any claim for monies in the Trust Account it may have in the future as a result of, or arising out of, this Agreement and the Transactions, and, the Sellers, the Company and the Company Subsidiaries prior to the Closing, will not seek recourse against the Trust Account for any reason whatsoever.

[Remainder of Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement, or have caused this Agreement to be executed, as of the day and year first above written.

UNIT SELLERS:

PATE HOLDING COMPANY LP

By:	Pate Holding Company GP LLC, its general partner

	By:	/s/ Stephen V. Pate
Name: Stephen V. Pate
Title: Manager

PATE HOLDING COMPANY 3, LLC

By:	/s/ Stephen V. Pate
Name:	Stephen V. Pate
Title:	Authorized Manager

OEP STRIKE LLC

By:	OEP Secondary Intermediate Entity (Strike), L.P, its member

	By:	OEP Secondary GP SPV Ltd., its general partner

		By:	/s/ David Han
		Name:	David Han
		Title:	Director

KACEY SMART

/s/ Kacey Smart

SMART 2014 FAMILY INSURANCE TRUST

By:	/s/ Frank Victor-McCawley
Name:	Frank Victor-McCawley
Title:	Trustee

JARVIE ARNOLD

/s/ Jarvie Arnold

JASON HECKT

/s/ Jason Heckt

AARON COLE PATE 2012 TRUST

By:	/s/ Aaron Cole Pate
Name:	Aaron Cole Pate
Title:	Trustee

SAM ANAYA

/s/ Sam Anaya

STEVE BARTON

/s/ Steve Barton

RAUL GARZA

/s/ Raul Garza

ANGELA GOINES

/s/ Angela Goines

ROBERT BOYKIN

/s/ Robert Boykin

DOUG JONES

/s/ Doug Jones

DELTA DIRECTIONAL, LLC

By:	/s/ Billy F. Cleveland
Name:	Billy F. Cleveland
Title:	Manager

EZRA LEE

/s/ Ezra Lee

FRANK VICTOR-MCCAWLEY

/s/ Frank Victor-Mccawley

JUNIOR EQUITY HOLDERS:

DARIO DEFERRARI

/s/ Dario Deferrari

GARY MEURER

/s/ GARY MEURER

MIKE SMITHEY

/s/ Mike Smithey

FRANK VICTOR-MCCAWLEY

/s/ Frank Victor-Mccawley

ANGELA GOINES

/s/ Angela Goines

RHONDA SIGMAN

/s/ Rhonda Sigman

ROBERT JESSEN

/s/ Robert Jessen

LEE GARDNER

/s/ Lee Gardner

AARON COLE PATE 2012 TRUST

By:	/s/ Aaron Cole Pate
Name:	Aaron Cole Pate
Title:	Trustee

BLOCKER:

OEP SECONDARY FUND (STRIKE), LLC

By:	One Equity Partners Secondary Fund, L.P., its member

	By:	OEP Secondary Fund General Partner, L.P., its general partner

		By:	OEP Secondary Fund GP, Ltd., its general partner

			By:	/s/ James B. Cherry
			Name:	James B. Cherry
			Title:	Authorized Signatory

BLOCKER SELLER:

ONE EQUITY PARTNERS SECONDARY FUND, L.P.

By:	OEP Secondary Fund General Partner, L.P., its general partner

	By:	OEP Secondary Fund GP, Ltd., its general partner

		By:	/s/ James B. Cherry
		Name:	James B. Cherry
		Title:	Authorized Signatory

SELLERS REPRESENTATIVE:

OEP-STRIKE SELLER REPRESENTATIVE, LLC

By:	/s/ Frank Victor-McCawley
	Name:	Frank Victor-McCawley
	Title:	President and Chief Executive Officer

BLOCKER MERGER SUB:

SES BLOCKE MERGER SUB, LLC

By:	/s/ Krishna Shivram
Name:	Krishna Shivram
Title:	Chief Executive Officer

BUYER:

SENTINEL ENERGY SERVICES INC.

By:	/s/ Krishna Shivram
Name:	Krishna Shivram
Title:	Chief Executive Officer

COMPANY:

By:	/s/ Stephen V. Pate
Name:	Stephen V. Pate
Title:	Manager

Annex I

Directors:

Jon A. Marshall

Marc Zenner

Krishna Shivram

Steve Pate (IRA Director)

Lee Gardner (IRA Director)

Charles S. Leykum

Andrew Gould*

Committees:

Audit

Marc Zenner*

Krishna Shivram

Jon A. Marshall

Charles S. Leykum

Lee Gardner

Compensation

Krishna Shivram*

Charles S. Leykum

Andrew Gould

Lee Gardner

Nominating

Lee Gardner*

Andrew Gould

Marc Zenner

Jon A. Marshall

*	Denotes Chairman

Exhibit A-1

FORM OF

CERTIFICATE OF INCORPORATION

OF

SENTINEL ENERGY SERVICES INC.

[●], 2018

ARTICLE I.

NAME

The name of the corporation is Sentinel Energy Services Inc. (the “Corporation”).

ARTICLE II.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE III.

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV.

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is [●]1 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). Prior to the filing of this Certificate of Incorporation (this “Certificate”), the Corporation was a Cayman Islands exempted company (at such time, the “Predecessor Corporation”), which had authorized share capital consisting of (i) 200,000,000 Class A Ordinary Shares, par value $0.0001 per share (the “Predecessor Class A Ordinary Shares”), (ii) 20,000,000 Class B Ordinary Shares, par value $0.0001 per share (the “Predecessor Class B Ordinary Shares”), and 1,000,000 Preferred Shares, par value $0.0001 per share. Immediately upon the acceptance of this Certificate for filing by the Secretary of State of the State of Delaware, each Predecessor Class A Ordinary Share

[1]	NTD: Number of authorized shares of each class (other than Class B) to be determined.

automatically, without any further action, converted into an equal number of shares of Class A Common Stock and each Predecessor Class B Ordinary Share automatically, without any further action, converted into an equal number of shares of Class B Common Stock.

Section 4.2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically at the time of the closing of an initial Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

(1) the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding Co-Investment Securities and any securities issued or issuable to any seller in the initial Business Combination) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination; and

(2) the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination.

As used herein, the term Co-Investment Securities means the shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock that may be issued pursuant to that certain Option Agreement, dated as of November 2, 2017, by and between the Corporation, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC, as the same may be amended.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.4(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.4(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.4(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V.

BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to the provisions of the Investor Rights Agreement by and between the Corporation and the other holders of Common Units (the “Investor Rights Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to (a) Section 5.5 hereof and (b) the provisions of the Investor Rights Agreement, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by the majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancies occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of vacancies on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6. No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI.

BYLAWS

Subject to the provisions of the Investor Rights Agreement, in furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII.

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board.

Section 7.2. Advance Notice. Subject to the provisions of the Investor Rights Agreement, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

ARTICLE VIII.

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX.

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X.

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 10.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 10.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XI.

Section 11.1. Severability. If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any sentence of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate.

ARTICLE XII.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Subject to the provisions of the Investor Rights Agreement, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. In addition to any other vote of holders of capital stock that is required by this Certificate or by law, any amendment or repeal of Article V, Article VI, Article VIII, Article IX and this Article XII shall require the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal.

IN WITNESS WHEREOF, Sentinel Energy Services Inc. has caused this Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

Sentinel Energy Services Inc.

By:
Name:
Title:

Signature Page to Certificate of Incorporation

Exhibit A-2

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SENTINEL ENERGY SERVICES INC.

[●], 201[●]

Sentinel Energy Services Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The name under which the Corporation was originally incorporated was Sentinel Energy Services Inc. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on [●], 201[●].

2.

This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), which both restates and amends the provisions of the Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3.	This Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4.	The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

NAME

The name of the corporation is Strike, Inc.

ARTICLE II.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III.

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV.

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 451,000,000 shares, consisting of

(a) 450,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 50,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2. Preferred Stock. The Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended & Restated Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended & Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended & Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Certain Definitions. As used in this Amended & Restated Certificate:

(1) “Common Unit” means a unit representing limited liability company interests in Strike Capital and constituting a “Common Unit” as defined in the LLC Agreement as in effect on the effective date of this Amended & Restated Certificate.

(2) “Exchange Agreement” means the Exchange Agreement, dated [●], 2018, among the Corporation, Strike Capital and the other holders of Common Units party thereto;

(3) “LLC Agreement” means the Third Amended and Restated Regulations of Strike Capital, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time; and

(4) “Strike Capital” means Strike Capital, LLC, a Texas limited liability, or any successor entities thereto.

(ii) Permitted Owners. Shares of Class B Common Stock (1) may be issued only in connection with the issuance by Strike Capital of a corresponding number of Common Units and only to the person or entity to whom such Common Units are issued and (2) may be registered only in the name of (A) a person or entity to whom shares of Class B Common Stock are issued in accordance with clause (1), (B) its successors and assigns, (C) Permitted Transferees (as defined in the LLC Agreement) or (D) any subsequent successors, assigns and permitted transferees.

(iii) Voting. Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Amended & Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(iv) Dividends. Notwithstanding anything to the contrary in this Amended & Restated Certificate, dividends shall not be declared or paid on the Class B Common Stock.

(v) Transfer of Class B Common Stock.

(1) A holder of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.4(b)(v)(1) are referred to as the “Restrictions.”

(2) Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted

Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation or its transfer agent (the “Transfer Agent”).

(3) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation, to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(4) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.4(b)(v) for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.4(b)(v). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(5) The Board shall have all powers necessary to implement the Restrictions, including without limitation, the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

(vi) Exchange of Class B Common Stock. Shares of Class B Common Stock (together with the same number of Common Units) may be exchanged for shares of Class A Common Stock as provided in the Exchange Agreement. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of shares of Class B Common Stock and Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange pursuant to the Exchange Agreement by delivering to the holder of the shares of Class B Common Stock and Common Units being exchanged (A) shares of Class A Common Stock held in treasury by the Corporation or (B) cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the Exchange Agreement. All shares of Class A Common Stock that shall be issued upon any such exchange of shares of Class B Common Stock and Common Units pursuant to the Exchange Agreement will, upon issuance in accordance with the Exchange Agreement, be validly issued, fully paid and nonassessable.

(vii) Restrictive Legend. All book entries representing shares of Class B Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS BOOK ENTRY ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class B Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d) Class A Common Stock. In no event shall the shares of Class A Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V.

BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended & Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended & Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to the provisions of the Investor Rights Agreement by and between the Corporation and the other holders of Common Units (the “Investor Rights Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5, the directors of the Corporation shall be elected annually at each annual meeting of stockholders of the Corporation (or special meeting in lieu thereof). The directors will hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to (a) Section 5.5 hereof and (b) the provisions of the Investor Rights Agreement, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by the majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders (or special meeting in lieu thereof) and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of vacancies on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended & Restated Certificate (including any Preferred Stock Designation).

Section 5.6. No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI.

BYLAWS

Subject to the provisions of the Investor Rights Agreement, in furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended & Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII.

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board.

Section 7.2. Advance Notice. Subject to the provisions of the Investor Rights Agreement, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended & Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

ARTICLE VIII.

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended & Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended & Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX.

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X.

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 10.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended & Restated Certificate or the Bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 10.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XI.

SEVERABILITY

If any provision or provisions of this Amended & Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended & Restated Certificate (including, without limitation, each portion of any sentence of this Amended & Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Amended & Restated Certificate.

ARTICLE XII.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Subject to the provisions of the Investor Rights Agreement, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended & Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended & Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended & Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. In addition to any other vote of holders of capital stock that is required by this Amended & Restated Certificate or by law, any amendment or repeal of Article V, Article VI, Article VIII, Article IX and this Article XII shall require the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal.

IN WITNESS WHEREOF, Sentinel Energy Services Inc. has caused this Amended & Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

Sentinel Energy Services Inc.

By:
Name:
Title:

Signature Page to Amended & Restated Certificate of Incorporation

Exhibit B

BYLAWS

OF

STRIKE, INC.

Adopted [                ], 2018

Article 1

Stockholders

1.1 Place of Meetings. Meetings of stockholders of Strike, Inc., a Delaware corporation (the “Corporation”), shall be held at the place, either within or without the State of Delaware, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) from time to time.

1.2 Annual Meetings. Annual meetings of stockholders shall be held at such time and place as fixed by the Board of Directors for the purpose of electing directors and transacting any other business as may properly come before such meetings.

1.3 Special Meetings. Except as otherwise required by law, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairperson of the Board of Directors, the Lead Director of the Board of Directors or the Chief Executive Officer of the Corporation, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof. Only business within the purposes described in the Corporation’s notice of meeting required by Section 1.4 may be conducted at the special meetings. The ability of the stockholders to call a special meeting is specifically denied.

1.4 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation (as the same may be amended or restated from time to time, the “Certificate of Incorporation”) or these Bylaws, the written notice of any meeting shall be given no fewer than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

1.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

1.6 Quorum. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, at each meeting of stockholders, the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum, and the stockholders present at any duly convened meeting may continue to do business until adjournment notwithstanding any withdrawal from the meeting of holders of shares counted in determining the existence of a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. Shares of its own stock belonging to the Corporation or any direct or indirect subsidiary of the Corporation shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.7 Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairperson of the Board of the Directors, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a chairperson designated by the Board of Directors, or in the absence of such designation, by a chairperson chosen at the meeting. The Board of Directors may appoint a non-executive Lead Director, who shall be a director of the Corporation and shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.8 Voting; Proxies. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot. Directors shall be elected by a plurality of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other elections and questions shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by a majority of the votes entitled to be cast by the stockholders who are present in person or represented by proxy at the meeting and entitled to vote. In the case of a matter submitted for a vote of the stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of The Nasdaq Stock Market or any other exchange or quotation system on which the capital stock of the Corporation is quoted or traded, the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any provision of the Internal Revenue Code of 1986, as amended (the “Code”), in each case for which no higher voting requirement is specified by the Delaware General Corporation Law, as amended (the “DGCL”), the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, Rule 16b-3 or Code provision, as the case may be (or the highest such requirement if more than one is applicable).

1.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date for stockholders entitled to receive notice of the meeting of stockholders, which shall not be more than 60 nor fewer than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board of Directors so fixes a date for the determination of stockholders entitled to receive notice of a meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote.

1.10 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is fewer than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder as of the record date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. An original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

1.11 Notice of Stockholder Business; Nominations.

(a) Annual Meetings of Stockholders. Nominations of one or more individuals to the Board of Directors (each, a “Nomination,” and more than one, “Nominations”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors or (3) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 1.11. Subclause (3) above shall be the exclusive means for a stockholder to make nominations or submit business (other than matters properly brought under Rule 14a-8 (or any successor thereto) under the Exchange Act and indicated in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b) Special Meetings of Stockholders. Only such Business shall be conducted at a special meeting of stockholders of the Corporation as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting; provided, however, that reference in the Corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations. Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.11 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election, and who complies with the notice procedures set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one or more individuals (as the case may be) for election to such positions as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 1.11(c)(1) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation in accordance with Section 1.11(c)(1)(E).

(c) Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(a)(3), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11, and any such proposed Business must constitute a proper matter for stockholder action. For Nominations to be properly brought before a special meeting by a stockholder pursuant to Section 1.11(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in compliance with this Section 1.11.

(1) Stockholder Nominations.

(A) Only individuals subject to a Nomination made in compliance with the procedures set forth in this Section 1.11 shall be eligible for election at an annual or special meeting of stockholders of the Corporation, and any individuals subject to a Nomination not made in compliance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.

(B) For Nominations to be properly brought before an annual or special meeting of stockholders of the Corporation by a stockholder pursuant to Section 1.11(a)(3) or Section 1.11(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation pursuant to this Section 1.11. To be timely, the stockholder’s notice must be delivered to the Secretary of the Corporation as provided in Section 1.11(c)(1)(C) or Section 1.11(c)(1)(D), in the case of an annual meeting of stockholders of the Corporation, and Section 1.11(c)(1)(E), in the case of a special meeting of stockholders of the Corporation, respectively.

(C) In the case of an annual meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(D) Notwithstanding Section 1.11(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders of the Corporation is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, the stockholder’s notice required by this Section 1.11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(E) In the case of a special meeting of stockholders of the Corporation, to be timely, any Nomination made pursuant to Section 1.11(b)(2) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(F) To be in proper form, a stockholder’s notice of Nomination(s) pursuant to Section 1.11(a)(3) or Section 1.11(b)(2) shall set forth: (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 under the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the Nomination or the Corporation and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or beneficial owner or any of its affiliates with respect to any share of stock of the Corporation, (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Nomination and (f) a description of any agreement, arrangement or understanding with respect to the Nomination between or among such stockholder, any of its affiliates or associates and any others acting in concert with any of the foregoing, including the individual subject to the Nomination. The Corporation may require any individual subject to such Nomination to furnish such other information as it may reasonably require to determine the eligibility of such individual to serve as a director of the Corporation.

(2) Stockholder Business.

(A) Only such Business shall be conducted at an annual or special meeting of stockholders of the Corporation as shall have been brought before such meeting in compliance with the procedures set forth in this Section 1.11, and any Business not brought in accordance with this Section 1.11 shall not be considered nor acted upon at such meeting of stockholders.

(B) In the case of an annual meeting of stockholders of the Corporation, to be timely, any such written notice of a proposal of Business pursuant to Section 1.11(a)(3) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders of the Corporation commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) To be in proper form, a stockholder’s notice of a proposal of Business pursuant to Section 1.11(a)(3) shall set forth: (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (a) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, (d) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk of stock price changes for, or to increase the voting power of, such stockholder or beneficial owner or any of its affiliates with respect to any share of stock of the Corporation and (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such Business.

(d) General.

(1) Except as otherwise provided by law, the chairperson of the meeting of stockholders of the Corporation shall have the power and duty (a) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.11, and (b) if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.11, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered or transacted. Notwithstanding the foregoing provisions of this Section 1.11, if a stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 1.11, “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

(3) Nothing in this Section 1.11 shall be deemed to affect (a) the rights or obligations, if any, of stockholders of the Corporation to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereto) under the Exchange Act or (b) the rights, if any, of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(4) This Section 1.11 is subject in all respects to the Investor Rights Agreement (the “Investor Rights Agreement”) dated as of [●], 2019 by and among the Corporation, OEP-Strike Seller Representative, LLC, a Delaware limited liability company (in its capacity as representative of the Investors), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (“Blocker Seller”), and the holders of units of Strike Capital, LLC, a Texas limited liability company, other than the Corporation and its subsidiaries (collectively and together with Blocker Seller, the “Investors”).

Article 2

Board of Directors

2.1 Number; Qualifications. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the terms of the Investor Rights Agreements, the number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Delaware, stockholders of the Corporation or citizens of the United States.

2.2 Resignation; Vacancies. Any director may resign at any time upon written notice to the Corporation. Subject to the rights of the holders of any series of preferred stock to elect directors and the rights granted pursuant to the terms of the Investor Rights Agreements, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor is elected and qualified.

2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined, notices thereof need not be given.

2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board of Directors, the Lead Director, or by a majority of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting. As permitted by law, the Certificate of Incorporation or these Bylaws, any notice to the directors of the Corporation shall be effective if given by a form of electronic transmission consented to by the director to whom the notice is given. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting

2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Lead Director, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence by the Chief Executive Officer, or in their absence or if the Chief Executive Officer is not a director, by a chairperson elected from the directors present. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.8 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if such minutes are maintained in paper form and shall be in electronic form if such minutes are maintained in electronic form.

2.9 Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors, including for service on a committee of the Board of Directors, or may delegate such authority to an appropriate committee. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like compensation and reimbursement of expenses for service on the committee.

Article 3

Committees

3.1 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers. The Board of Directors may designate two or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all pages that may require it; but no committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders any action or matter (other than election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any provision of these Bylaws. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request.

3.2 Committee Rules. Unless the Board of Directors or the charter of any such committee otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

Article 4

Officers

4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Chief Financial Officer and Secretary, and the Board of Directors may, if it so determines, choose a Chairperson of the Board of Directors, a Lead Director (who shall not be an executive officer) and a Vice Chairperson of the Board of Directors from among its members. The Board of Directors may also elect a General Counsel, a President, one or more Vice Presidents, Assistant Secretaries, Controllers, Assistant Controllers and such other officers as the Board of Directors deems necessary. Each such officer shall hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified or until his or her death or until he or she shall resign or until he or she shall have been removed in the manner hereinafter provided. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

4.2 Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors, and to the extent not so prescribed, they shall each have such powers and authority and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. Without limitation of the foregoing:

(a) Chairperson of the Board of Directors. The Chairperson of the Board, if any, shall be a director of the Corporation. The Chairperson of the Board of Directors shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign.

(b) Lead Director of the Board of Directors. The Lead Director of the Board, if any, shall be a director of the Corporation, who is not also an officer of the Corporation. The Lead Director of the Board of Directors shall undertake duties prescribed herein and such other duties or responsibilities as the Board of Directors may assign.

(c) Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general supervision over the business of the Corporation and shall have such other powers and duties as chief executive officers of corporations usually have or as the Board of Directors may assign.

(d) President. The President shall be the chief operations officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general supervision over the business of the Corporation, to the extent not the responsibility of the Chief Executive Officer, and shall have such other powers and duties as presidents of corporations usually have or as the Board of Directors may assign.

(e) Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have custody of all funds and securities of the Corporation and shall sign all instruments and documents as require his or her signature. The Chief Financial Officer shall undertake such other duties or responsibilities as the Board of Directors may assign.

(f) Vice President. Each Vice President shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign.

(g) Secretary. The Secretary shall issue notices of all meetings of the stockholders and the Board of Directors where notices of such meetings are required by law or these Bylaws and shall keep the minutes of such meetings. The Secretary shall sign such instruments and attest such documents as require his or her signature of attestation and affix the corporate seal thereto where appropriate.

(h) Treasurer. The Treasurer shall shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign.

4.3 Compensation. Officers (as defined under Section 16(a) of the Securities Exchange Act of 1934) of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or by a committee of the Board of Directors. The Chief Executive Officer of the Corporation shall have the authority to fix the salaries, compensation or reimbursements of all other officers of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation in any other capacity, including that of director, or from serving any of its stockholders, subsidiaries or affiliated entities in any capacity and receiving proper compensation therefor.

4.4 Representation of Shares of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any other person authorized by the Board of Directors is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Article 5

Capital Stock

5.1 Certificates.

(a) Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of the Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine. The Corporation is authorized to issue shares of capital stock of the Corporation in certificated or uncertificated form. The shares of the capital stock of the Corporation shall be registered on the books of the Corporation in the order in which they shall be issued. Any certificates for shares of the capital stock shall be numbered, shall be signed by (i) the Chairperson of the Board of Directors, the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send, or cause to be sent, to the record owner thereof a written statement setting forth the name of the Corporation, the name of the stockholder, the number and class of shares and such other information as is required by law, including Section 151(f) of the DGCL. Any stock certificates issued and any notices given shall include such other information and legends as shall be required by law or necessary to give effect to any applicable transfer, voting or similar restrictions.

(b) No certificate representing shares of stock shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of certificates or uncertificated shares representing fractions of a share of stock that shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. If shares represented by a stock certificate alleged to have been lost, stolen or destroyed have become uncertificated shares, the Corporation may, in lieu of issuing a new certificate, cause such shares to be reflected on its books as uncertificated shares and may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

5.3 Transfer of Shares.

(a) Transfers of shares shall be made upon the books of the Corporation (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Corporation of the certificate or certificates for such shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

5.4 Transfer Agent; Registrar. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make, or authorize any such agent to make, all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Article 6

Indemnification

6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, member, trustee, partner, manager, representative or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (an “Indemnitee”), whether the basis in such Proceeding is alleged action in an official capacity as director, officer, employee, member, trustee, partner, manager, representative or agent or in any other capacity while serving as such, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid in settlement) incurred or suffered by such Indemnitee in connection therewith, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Corporation shall indemnify an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such Proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.

6.2 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking (an “Undertaking”) by or on behalf of the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

6.3 Claims.

(a) To obtain indemnification under this Article 6, an Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by an Indemnitee for indemnification pursuant to the first sentence of this Section 6.3(a), a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and were not parties to the matter in respect of which indemnification is sought by Indemnitee (“Disinterested Directors”), (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by less than a quorum of the Board of Directors consisting of Disinterested Directors or (3) if a majority of Disinterested Directors so directs, by the stockholders of the Corporation.

(b) If a claim for indemnification or payment of expenses under this Article 6 is not paid in full by the Corporation within 30 days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standard of conduct that makes it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed. Neither the failure of the Corporation (including its Board of Directors or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 6.3(b) that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.3(b). The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.3(b) that the procedures and presumptions of this Article 6 are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article 6.

6.4 Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

6.5 Non-exclusivity of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

6.6 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

6.7 Nature of Indemnification Rights; Amendment or Repeal. Each person who was, is, or becomes a director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article 6. Such rights shall be deemed to have vested at the time such person becomes or became a director or officer of the Corporation, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, modification, alteration or repeal of this Article 6 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an Indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

6.8 Enforceability. If any provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (1) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any Section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

6.9 Insurance for Indemnification. The Corporation may purchase and maintain, at its expense, insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the DGCL. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 6.4, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

6.10 Limitation on Indemnification. Notwithstanding anything contained in this Article 6 to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 6.3), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

Article 7

Miscellaneous

7.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by resolution of the Board of Directors.

7.2 Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

7.3 Notices. Except as may otherwise be required by law, the Certificate of Incorporation or these Bylaws, any notice to the Corporation, any stockholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment that transmits a facsimile of the notice. Notwithstanding the foregoing, and without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

Inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Written notice by the Corporation to its stockholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the stockholder’s address shown in the Corporation’s current record of stockholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee; (d) when directed to the stockholder, if by electronic transmission (other than as set forth in (e) below); or (e) if sent to a stockholder’s address, telephone number or other number appearing on the records of the Corporation, when dispatched by telegraph, teletype or facsimile equipment.

Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

7.5 Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the Disinterested Directors, even though the Disinterested Directors be less than a quorum; (b) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. All directors, including interested directors, may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

7.6 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, hard drives or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

7.7 Amendment of Bylaws.

(a) These Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding a majority in interest of all shares entitled to vote upon such amendment or repeal, voting as a single class; provided, however, that Article 1, Section 2.2, Article 6 and Section 7.7 of these Bylaws may only be amended or repealed by the stockholders at an annual or special meeting of the stockholders, the notice for which designates that an amendment or repeal of one or more of such sections is to be considered, only by an affirmative vote of the stockholders holding at least 66-2/3 percent of the voting power of the stockholders entitled to vote at an election for directors of the Corporation, voting as a single class.

(b) The Board of Directors shall have the power to amend or repeal these Bylaws of, or adopt new bylaws for, the Corporation. Any such bylaws, or any alternation, amendment or repeal of these Bylaws, may be subsequently amended or repealed by the stockholders as provided in Section 7.7(a) of these Bylaws.

* * * * *

Exhibit C

Final Form

FORM OF

THIRD AMENDED AND RESTATED REGULATIONS

OF

STRIKE CAPITAL, LLC

A Texas Limited Liability Company

THE COMPANY INTERESTS REPRESENTED BY THESE THIRD AMENDED AND RESTATED REGULATIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM SUCH REGISTRATION. ACCORDINGLY, THEY MAY NOT BE TRANSFERRED IN ABSENCE OF SUCH REGISTRATION UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE. THESE THIRD AMENDED AND RESTATED REGULATIONS CONTAIN ADDITIONAL RESTRICTIONS ON TRANSFER OF COMPANY INTERESTS.

THIRD AMENDED AND RESTATED REGULATIONS

OF

STRIKE CAPITAL, LLC

(a Texas Limited Liability Company)

These Third Amended and Restated Regulations (these “Regulations”) of Strike Capital, LLC, a Texas limited liability company (the “Company”), dated as of [●], 2019, are adopted, effectuated and agreed to, for good and valuable consideration, by and among the Members (as defined below) pursuant to Article 10 of TBOC (as defined below).

RECITALS

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with TBOC by filing the Articles of Organization with the Texas Secretary of State on November 18, 2016 (as may be amended and/or restated, the “Articles”);

WHEREAS, the parties thereto entered into those certain Regulations of the Company effective as of November 18, 2016, as amended by the Second Amended and Restated Regulations, dated December 31, 2016 (the “Existing Regulations”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement, dated October 18, 2018 (the “Transaction Agreement”), by and among the Company, the members of the Company, Sentinel Energy Services, Inc. (the “Corporation”) and other parties thereto, the Company desires to amend and restate the Existing Regulations in its entirety to, among other things, effect (1) the conversion of the Original Company Securities into Common Units, as set forth herein (the “Recapitalization”), (2) the admission of the Corporation as a Member in the Company, and (3) the Corporation’s designation as sole Manager of the Company; and

WHEREAS, in connection with the Closing (as defined in the Transaction Agreement) of the transactions contemplated by the Transaction Agreement the Corporation’s name shall be changed to Strike, Inc.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, have entered into these Regulations to amend and restate the Existing Regulations in its entirety.

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in these Regulations for all purposes, unless otherwise clearly indicated to the contrary.

“704(c) allocations” has the meaning set forth in Section 6.5(b).

“Additional Member” has the meaning set forth in Section 3.5.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Allocation Period, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be (a) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (b) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 7.6.

“Affiliate” means with respect to a specified Person each other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management of policies, whether through the ownership of voting interests, by contract or otherwise.

“Allocation Period” means the Taxable Year, or any portion thereof, for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss or deduction.

“Applicable Tax Rate” means, for any Fiscal Year, a percentage determined by the Manager to be the sum of the highest marginal U.S. federal, state, and local income tax rate applicable to corporate or individual taxpayers that may apply to any Member (or its direct or indirect equity holders if such Member is a flow-through entity for tax purposes) for such Fiscal Year (including the “Medicare tax” imposed under Section 1411 of the Code), taking into account (a) the character of the relevant tax items (e.g., ordinary or capital), (b) to the extent applicable, the deductibility of state and local taxes for federal income tax purposes (but only to the extent such taxes are deductible under the Code), and (c) in the case of an individual Member, the deduction relating to qualified business income under Code Section 199A, which for purposes of such Code Section 199A deduction (i) each individual Member’s only potential “qualified business income” (within the meaning of Code Section 199A(c)), and the application of the limitations on the deductible amount for each trade or business (including by reason of Code Section 199A(b)(2)), shall be computed solely by reference to such Member’s distributive share of Company items allocable by reason of Units held by such Member, and (ii) the modifications and/or exceptions set forth in Code Sections 199A(b)(3) and 199A(d)(3) shall be deemed not to apply. Except as otherwise set forth herein, the Applicable Tax Rate shall be computed using such other applicable assumptions (including an assumed rate of state and local income tax and whether a trade or business of the Company is a “specified service trade or business” (within the meaning of Code Section 199A(d))) and methodologies as reasonably determined by the Manager. For the avoidance of doubt, the Company shall use the same Applicable Tax Rate for each Member with respect to any particular item of income or gain, regardless of whether the Member is a corporation, individual, partnership, trust, estate or other juridical entity..

“Appraiser” has the meaning set forth in Section 11.2.

“Articles” has the meaning set forth in the recitals to these Regulations.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Section 3.5.

“Book Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that: (a) the initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as reasonably and in good faith determined by the Manager; (b) the Book Value of any asset of the Company distributed to any Member shall be adjusted to equal the gross fair market value of such property on the date of distribution as determined by the Manager; and (c) Book Values of assets of the Company shall be increased (or decreased) to the extent the Manager determines reasonably and in good faith that such adjustment is necessary or appropriate to comply with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv).

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Account” means the capital account maintained for a Member in accordance with Section 6.1.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article IV hereof.

“Class A Common Stock” means the Class A common stock of the Corporation, par value $0.0001 per share.

“Class B Common Stock” means the Class B common stock of the Corporation, par value $0.0001 per share, which Class B Common Stock will represent a voting, non-economic, ownership interest in the Corporation.

“Code” means the Internal Revenue Code of 1986.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members (or a Permitted Transferee) and having the rights and obligations specified with respect to the Common Units in these Regulations.

“Company” has the meaning set forth in the preamble of these Regulations.

“Company Interests” means the interest of a Member (or a Permitted Transferee), including interests in Profits and Losses and Distributions.

“Confidential Information” has the meaning set forth in Section 12.3(b)(i).

“Pre-Transaction Members” means the Members of the Company prior to consummation of the transactions contemplated by the Transaction Agreement, which Pre-Transaction Members are listed on Schedule 1.

“Continuing Members” means the Pre-Transaction Members listed on Schedule 2 and their respective Permitted Transferees.

“Corporation” has the meaning set forth in the recitals of these Regulations

“Credit Agreement” means [                ]1 (as may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation).

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 5.1(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of or resulting in a default (or an event that, with notice or lapse of time or both would constitute a default) under the Credit Agreement.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the

[1]	Note to Draft: To be updated to conform to actual Credit Agreement(s).

Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units; (b) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code; (c) any payments pursuant to Section 3.3 or Section 8.6; or (d) any other payment made to a Member in redemption or repurchase of all or a portion of such Member’s Units pursuant to the terms of the Exchange Agreement.

“Effective Time” means the time of the “Closing” as defined in the Transaction Agreement.

“Equity Plan” means any stock, stock option or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or Corporation, including the Management Incentive Plan.

“Equity Securities” means (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of these Regulations, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Exchange Agreement” means the Exchange Agreement dated the date hereof, by and among the Company, the Corporation and the Holders.

“Existing Regulations” has the meaning set forth in the recitals of these Regulations.

“Fair Market Value” has the meaning set forth in Section 11.1.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 2.8.

“Holder” has the meaning set forth in the Exchange Agreement.

“Indemnified Person” has the meaning set forth in Section 9.4(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“Joinder” means a joinder to these Regulations, in form and substance substantially similar to Exhibit A to these Regulations.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“Liabilities” has the meaning set forth in Section 9.4(a).

“LLC Employee” means an employee of, or other service provider to, the Company or any Subsidiary, in each case acting in such capacity.

“Losses” means items of Company loss or deduction determined according to Section 6.1(b).

“Management Incentive Plan” means the Strike, Inc. 2018 Equity and Incentive Compensation Plan.

“Manager” has the meaning set forth in Section 8.1(a).

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Board of Directors of the Corporation or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Board of Directors of the Corporation.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with the terms of these Regulations, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Membership Interest and Warrant Purchase and Redemption Agreement” means that certain Membership Interest and Warrant Purchase and Redemption Agreement dated as of July 20, 2013, by and among the signatories thereto.

“Member Tax Rep” means OEP-Strike Seller Representative, LLC, a Delaware limited liability company.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Net Loss” means, with respect to an Allocation Period, the excess if any, of Losses for such Allocation Period over Profits for such Allocation Period (excluding Profits and Losses specially allocated pursuant to Section 6.3 and Section 6.4).

“Net Profit” means, with respect to an Allocation Period, the excess if any, of Profits for such Allocation Period over Losses for such Allocation Period (excluding Profits and Losses specially allocated pursuant to Section 6.3 and Section 6.4).

“Officers” has the meaning set forth in Section 6.1(b).

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Company Securities” means the class or series of equity interest in the Company, any options, rights, warrants, phantom securities and appreciation rights relating to an equity interest in the Company.

“Other Agreements” has the meaning defined in Section 7.4.

“Partnership Representative” has the meaning set forth in Section 6.9(a).

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the 4th decimal place.

“Permitted Transfer” has the meaning set forth in Section 7.2.

“Permitted Transferee” means any Person to whom Units are Transferred in a Permitted Transfer pursuant to the terms of these Regulations.

“Person” means any individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity of any kind.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means based upon the Percentage Interest of each Member, unless the context otherwise requires.

“Profits” means items of Company income and gain determined according to Section 6.1(b).

“Recapitalization” has the meaning set forth in the recitals of these Regulations.

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, by and among the Corporation and the other parties thereto, including the Continuing Members.

“Regulations” has the meaning set forth in the preamble to these Regulations.

“Regulatory Allocations” has the meaning set forth in Section 6.3(f).

“Reverse 704(c) allocations” has the meaning set forth in Section 6.5(c).

“Schedule of Members” has the meaning set forth in Section 3.1(c).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Seller Notice” has the meaning set forth in Section 5.4(f).

“Sponsor Person” has the meaning set forth in Section 9.4(d).

“Spouse’s Agreement” has the meaning set forth in Section 7.8.

“Stock Exchange” means the New York Stock Exchange or any other national securities exchange or automated or electronic quotation system on which the Class A Common Stock is then listed or quoted.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” has the meaning set forth in Section 3.4.

“Tax Distribution” has the meaning set forth in Section 5.1(b).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as the date hereof, by and among the Company, the Corporation, the Continuing Members and OEP-Strike Seller Representative, LLC.

“Taxable Year” has the meaning set forth in Section 6.8.

“TBOC” means the Texas Business Organizations Code.

“Transaction Agreement” has the meaning set forth in the recitals to these Regulations.

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) of any interest (legal or beneficial) in any Equity Securities, (b) of any equity or other interest (legal or beneficial) in any Member if a majority of the assets of such Member consist of Units or (c) intended to avoid the intent of the transfer restrictions set forth herein.

“Treasury Regulations” or “Reg.” means the designated Treasury Regulation promulgated under the Code.

“Unit” means a Company Interest of a Member or a Permitted Transferee in the Company representing a fractional part of the Company Interests of all Members and Permitted Transferees as may be established by the Manager from time to time in accordance with Section 4.1; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in these Regulations, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Value” means (a) with respect to any stock option issued under an Equity Plan, the Market Price for the trading day immediately preceding the date of exercise of a stock option under such Equity Plan and (b) with respect to any other award issued under an Equity Plan, the Market Price for the trading day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 4.6(c)(ii).

ARTICLE II

GENERAL PROVISIONS

2.1 Formation; Amendment and Restatement of Existing Regulations. The Company was formed as a Texas limited liability company pursuant to TBOC and the filing of the Articles with the Secretary of State of Texas, and the Members hereby elect to continue the Company and to amend and restate the Existing Regulations, which are replaced and superseded in their entirety by these Regulations.

2.2 Name. The name of the Company is “Strike Capital, LLC” and all Company business shall be conducted in that name or such other names that comply with applicable Law as the Manager may select from time to time. The Manager in its sole discretion may change the name of the Company at any time and from time to time in accordance with TBOC.

2.3 Principal Office. The principal business office of the Company shall be 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380, or such other place as designated from time to time by the Manager. The Company may also have offices at such other places as the Manager may from time to time determine or that the business of the Company may require.

2.4 Registered Office of Company. The Company shall have and maintain a registered office in the State of Texas. The registered office shall be 1800 Hughes Landing Blvd., Suite 500, The Woodlands, TX 77380, or such address within the state of Texas as the Manager shall decide from time to time.

2.5 Registered Agent of Company. The registered agent in the State of Texas for service of process shall be Stephen V. Pate or such other registered agent as the Manager shall decide from time to time.

2.6 Business Purposes. The purpose for which the Company is formed, and the nature of the business to be conducted and promoted by the Company is, engaging in any and all lawful act or activity for which a limited liability company may be formed under TBOC.

2.7 Powers. In furtherance of its purposes, but subject to all the provisions of these Regulations, the Company shall have and may exercise all of the powers now or hereafter conferred by the law of the State of Texas on limited liability companies formed under TBOC, and all powers necessary, convenient or incidental to accomplish the purposes and business described in Section 2.6.

2.8 Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each calendar year or such other date as may be established by the Manager.

2.9 Term of Company. The Company commenced on the date the Articles were filed with the Secretary of State of Texas and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as these Regulations may specify.

2.10 Mergers and Exchanges. The Company may be a party to (a) a merger, or (b) an exchange or acquisition of the type described in Part Ten of TBOC, subject to the requirements of these Regulations.

2.11 Title to Company Assets. Title to assets of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, Manager or Officer, individually or collectively, shall have any ownership interest in such assets or any portion thereof. Title to any or all of the assets of the Company may be held in the name of the Company or one or more nominees, as the Manager may determine.

2.12 No State-Law Partnership. It is the express intent and purpose of the Members of the Company that the Company shall be treated for all purposes as a limited liability company for purposes of TBOC and that, therefore, the Company shall not be treated as a partnership (including a limited partnership) or joint venture. Accordingly, no Member shall be treated as a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and these Regulations shall not be construed to suggest otherwise.

ARTICLE III

MEMBER PROVISIONS

3.1 Members.

(a) No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court. No Member (other than the Corporation as expressly provided for in this Agreement) shall be required to make any additional Capital Contributions to the Company without such Member’s consent.

(b) Each Pre-Transaction Member previously was admitted as a Member and shall remain a Member as of the execution of this Agreement, provided that upon the Effective Time only Pre-Transaction Members that are Continuing Members shall continue to be Members of the Company. At the Effective Time, the Corporation shall be automatically admitted to the Company as a Member.

(c) The Company shall maintain a Schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; (iv) the Percentage Interest of each Member; and (v) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Time is set forth as Schedule 2 to these Regulations. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on the Schedule of Members as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by TBOC.

3.2 Compensation of Member. Except as otherwise provided in these Regulations or as determined by the Manager, no Member shall receive any salary, fee, or draw for services rendered to or on behalf of the Company in such Member’s capacity as a Member, nor shall any Member be reimbursed for any expenses incurred by such Member on behalf of the Company in such Member’s capacity as a Member subject to Section 3.3 below.

3.3 Member Expenses. Upon prior approval of the Manager, which may be provided in its sole discretion, the Company may pay or reimburse a Member for reasonable expenses of the Company incurred and paid for by the Member, which expenses may include (but are not limited to) travel, lodging (if necessary), and other reasonable expenses incurred for the benefit of the Company.

3.4 Admission of Members. Subject to the provisions of Article VII hereof, a Person may be admitted to the Company (a) in connection with the Transfer of any Units to such Person as permitted under the terms of this Agreement (“Substituted Member”) or (b) subject to compliance with Section 4.3, in connection with the issuance of new Units by the Company to an Additional Member, in each case upon executing and delivering, (x) an executed Joinder and executed counterparts or joinders to any applicable Other Agreements and (y) such other documents or instruments as the Manager determines is necessary or appropriate to effect such Person’s admission as a Member and to ensure restraint on alienation consistent with the language and intent of this Agreement. Such admission shall become effective on the date on which the Manager determines in its sole discretion that such conditions have been satisfied and when such admission is shown on the books and records of the Company.

3.5 Additional Members. Subject to the provisions of Article VII hereof, any Person that is not a Continuing Member may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager the documents set forth in Section 3.4. Following admission to the Company in accordance with Section 3.4, each such Additional Member shall thereafter be entitled to all the rights and subject to all the obligations of a Member as set forth herein.

3.6 Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article X. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article X, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article X, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by these Regulations, subject to the provisions of Section 7.6, such Member shall cease to be a Member.

ARTICLE IV

CAPITAL ACCOUNTS AND ISSUANCE OF COMPANY UNITS

4.1 Units. Company Interests shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. Immediately after the Effective Time, the Units will be comprised of a single class of Common Units (with an aggregate of [●]2 Common Units being authorized for issuance by the Company). To the extent required pursuant to Section 4.3(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class or series of common stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided, that as long as there are any Members of the Company (other than the Corporation), then no such new class or series of Units may deprive such Members of, or dilute or reduce, the pro rata share of all Company Interests they would have received or to which they would have been entitled if such new class or series of Units had not been created except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a fair market value in an aggregate amount, equal to the pro rata share allocated to such new class or series of Units and the number thereof issued by the Company. As long as there are any Members of the Company (other than the Corporation), the Company shall only issue and shall only register the transfer of whole numbers of Units of any class or series of Units then authorized (including the Common Units).

4.2 Recapitalization. In connection with the Recapitalization, upon execution of these Regulations and as of immediately prior to the Effective Time, all Original Company Securities that were issued and outstanding and held by the Pre-Transaction Members immediately prior to the Effective Time, which are set forth next to each Pre-Transaction Member on Schedule 1, are hereby converted into the number of Common Units set forth next to each Pre-Transaction Member on the Schedule of Members, and such Common Units are hereby issued and outstanding as of the Effective Time and the holders of such Common Units hereby continue as Members.

4.3 Authorization and Issuance of Additional Units.

(a) The Company shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation, directly or indirectly, and the number of

[2]	Note to Draft: Amount to equal aggregate amount of Class A Common Stock and Class B Common Stock authorized to be issued.

outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) options, rights or securities of the Corporation issued under an Equity Plan that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company), (ii) treasury stock, (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company), (iv) the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan, or (v) Capital Contributions by the Manager from excess cash at the Corporation. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases Class A Common Stock in a transaction not contemplated in these Regulations or the Exchange Agreement, the Manager shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Common Units owned by the Corporation will equal on a one-for-one basis the aggregate number of outstanding shares of Class A Common Stock. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock in a transaction not contemplated in these Regulations, the Manager shall have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the Company which (in the good faith determination by the Manager) are in the aggregate substantially equivalent to the outstanding preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed. The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class A Common Stock to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock as contemplated by the first sentence of this Section 4.3(a).

(b) The Company shall undertake all actions, including an issuance, a reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of outstanding shares of Class B Common Stock held by any Person and the number of Common Units owned by such Person; provided, however, that the Company shall not be required to take any action to maintain a one-to-one ratio of Common Units to outstanding shares of Class B Common Stock following the exchange of Class B Common Stock as set forth in Section 4.4(b)(vi) of the Corporation’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time. In the event the Corporation repurchases Class B Common Stock in a transaction not contemplated in these Regulations or the Exchange Agreement, the Manager shall take all actions such that, after giving effect to all such repurchases, the number of outstanding shares of Class B Common Stock held by any Person will equal on a one-to-one basis the number of Common Units owned by such Person. The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class B Common Stock to the extent necessary to maintain at all times a one-to-one ratio between the number of outstanding shares of Class B Common Stock held by any Person and the number of Common Units owned by such Person as contemplated by the first sentence of this Section 4.3(b).

(c) The Company shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 4.1, this Section 4.3, Section 4.6 and Section 4.7. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under these Regulations at such times and upon such terms as the Manager shall determine and the Manager shall, and is hereby authorized to, promptly amend these Regulations and the Schedule of Members attached hereto as necessary in connection with the issuance of additional Common Units and admission of additional Members under this Section 4.3 without the requirement of any consent or acknowledgement of any other Member.

4.4 Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a) Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company and any officer designated by the Manager. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law.

(b) If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnity it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c) Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of these Regulations, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

4.5 Purchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are purchased or redeemed by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such purchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being purchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being purchased or redeemed by the Corporation.

4.6 Equity Plans.

(a) Options Granted to Persons other than LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted over shares of Class A Common Stock to a Person other than a LLC Employee is duly exercised:

(i) the Corporation shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to the Corporation by such exercising Person in connection with the exercise of such stock option;

(ii) notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.6(a)(i), the Corporation shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being actually issued by the Corporation in connection with the exercise of such stock option (disregarding for purposes of this Section 4.6(a)(ii) any shares withheld for tax withholding or in connection with a cashless exercise). The parties hereto acknowledge and agree that such deemed Capital Contribution will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations; and

(iii) the Corporation shall receive in exchange for such Capital Contributions (as deemed made under Section 4.6(a)(ii)) a corresponding number of Common Units.

(b) Options Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted over shares of Class A Common Stock to a LLC Employee is duly exercised:

(i) the Corporation shall sell to the Optionee, and the Optionee shall purchase from the Corporation, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of exercise, a number of shares of Class A Common Stock equal to the quotient of (A) the aggregate exercise price payable by the Optionee in connection with the exercise of such stock option divided by (B) the Value of a share of Class A Common Stock at the time of such exercise;

(ii) the Corporation shall sell to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation shall sell to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall purchase from the Corporation, a number of shares of Class A Common Stock equal to the excess of (A) the number of shares of Class A Common Stock as to which such stock option is being exercised over (B) the number of shares of Class A Common Stock sold pursuant to Section 4.6(b)(i). The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option;

(iii) the Company shall transfer to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such LLC Employee and as additional compensation to such LLC Employee, the number of shares of Class A Common Stock described in Section 4.6(b)(ii); and

(iv) the Corporation shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to all proceeds received (from whatever source, but excluding any payment by the Corporation in respect of payroll taxes or other withholdings) by the Corporation in connection with the exercise of such stock option. The Corporation shall receive for such Capital Contribution, a number of Common Units equal to the number of shares of Class A Common Stock for which such option was exercised. The parties hereto acknowledge and agree that such Capital Contribution will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

(c) Stock Issued to LLC Employees. If, other than as contemplated by Section 4.6(a) or 4.6(b), at any time or from time to time, in connection with any Equity Plan, any shares of Class A Common Stock are issued to a LLC Employee (or his or her Permitted Transferee, if applicable) (including any shares of Class A Common Stock that are subject to forfeiture in the event such LLC Employee terminates his or her employment with the Company or any Subsidiary) in consideration for services performed for the Company or any Subsidiary:

(i) the Corporation shall issue such number of shares of Class A Common Stock as are to be issued to such LLC Employee (or his or her Permitted Transferee, if applicable) in accordance with the Equity Plan;

(ii) on the date (such date, the “Vesting Date”) that the Value of such shares is included in the taxable income of such LLC Employee, the following events will be deemed to have occurred: (A) the Corporation shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such LLC Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock, (B) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such LLC Employee (or his or her Permitted Transferee, if applicable), (C) the Corporation shall be deemed to have contributed the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution, and (D) in the case where such LLC Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary; and

(iii) the Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 4.6(c)(i) (disregarding for purposes of this Section 4.6(c)(iii) any shares withheld for tax withholding) in consideration for a Capital Contribution that shall be deemed to have been contributed to the Company by the Corporation in an amount equal to the product of (A) the number of such newly issued Common Units multiplied by (B) the Value of a share of Class A Common Stock.

(d) Future Stock Incentive Plans. Nothing in these Regulations shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 4.6 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the Manager without the requirement of any further consent or acknowledgement of any other Member.

(e) Anti-dilution adjustments. For all purposes of this Section 4.6, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Equity Plan and applicable award or grant documentation.

4.7 Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article IV, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE V

DISTRIBUTIONS

5.1 Distributions.

(a) Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each

Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Section 10.2; provided, further, that notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distributions would violate TBOC. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 5.1(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Members pursuant to this Section 5.1(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions made pursuant to Section 5.1(b)).

(b) Tax Distributions. Notwithstanding Section 5.1(a), to the extent funds of the Company may be available for distribution by the Company (as determined by the Manager in its sole discretion), with respect to each Fiscal Year, the Company shall distribute to each Member an amount of cash (a “Tax Distribution”) equal to (i) the aggregate taxable income of the Company for the Fiscal Year allocated under this Agreement with respect to the Units held by such Member (with taxable income reflecting, without limitation, adjustments under Sections 704(c), 734 and 743 of the Code and net of taxable losses of the Company allocated in respect of prior Fiscal Years and not previously taken into account under this clause), multiplied by (ii) the Applicable Tax Rate; provided, however, unless otherwise determined by the Manager in its sole discretion, the amount of the Tax Distribution distributable to the Corporation shall not be less than an amount that will enable the Corporation to satisfy its tax obligations and its obligations pursuant to the Tax Receivable Agreement (in each case as determined by the Manager in its sole discretion) for the relevant Fiscal Year (subject to sufficient funds available for distribution); provided further, that the amount of Tax Distributions made with respect to the Units (which, for the avoidance of doubt, includes the amount that will enable the Corporation to satisfy its obligations pursuant to the Tax Receivable Agreement, if applicable) shall be the same for every Unit and shall be equal to the highest amount that any Member would otherwise be entitled to receive on a per Unit basis under this Section 5.1(b). The Company shall, subject to the availability of cash, make advance distributions to the Members of their respective Tax Distributions on a quarterly basis based upon estimates of the required Tax Distributions in a manner sufficient to permit the Members to apply such advances toward their quarterly estimated tax payment obligations. If the Manager determines there are insufficient funds available to pay the Tax Distributions in full, then Tax Distributions shall be made to each Member on a pro rata basis, with each Unit receiving the same amount on a per Unit basis. To the extent that any holders of Units have not received Tax Distributions in full under this Section 5.1(b), such unpaid amounts shall carryforward and shall be distributed in future periods as Tax Distributions under this Section. Tax Distributions shall be treated as advances of any amounts holders of Units are entitled to receive pursuant to Section 5.1(a) and Article X. For the avoidance of doubt, unless the Manager specifies that a distribution is not a Tax Distribution pursuant to this Section 5.1(b), each Distribution with respect to a Unit shall be treated as a Tax Distribution.

5.2 Restricted Distributions. Notwithstanding any provision to the contrary contained in these Regulations, the Company shall not make any Distribution to any Member on account of any Company Interest to the extent such Distribution would render the Company insolvent, violate any applicable Law or violate the terms of the Credit Agreement or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) thereunder.

ARTICLE VI

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

6.1 Capital Accounts.

(a) The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the

Manager), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b) For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article VI and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

6.2 Allocations. Except as otherwise provided in Section 6.3 and Section 6.4, Net Profits and Net Losses for any Allocation Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

6.3 Regulatory Allocations.

(a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during an Allocation Period in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Allocation Period (and, if necessary, for subsequent Allocation Periods) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b) Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Allocation Period shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 6.3(a), if there is a net decrease in the Minimum Gain during any Allocation Period, each Member shall be allocated Profits for such Allocation Period (and, if necessary, for subsequent Allocation Periods) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 6.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c) If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Allocation Period, computed after the application of Sections 6.3(a) and 6.3(b) but before the application of any other provision of this Article VI, then Profits for such Allocation Period shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 6.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d) If the allocation of Net Loss to a Member as provided in Section 6.2 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 6.3(d).

(e) Profits and Losses described in Section 6.1(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv).

(f) The allocations set forth in Section 6.3(a) through and including Section 6.3(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profits and Losses of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article VI, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations (taking into consideration any future Regulatory Allocations that are reasonably expected to be made to offset prior Regulatory Allocations) and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profits and Losses (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Allocation Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 6.3(a) or Section 6.3(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, these Regulations shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

6.4 Final Allocations. Notwithstanding any contrary provision in these Regulations except Section 6.3, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Allocation Period of the event requiring such adjustments or allocations.

6.5 Tax Allocations.

(a) Except as otherwise provided in the remainder of this Section 6.5, the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the

Members for computing their Capital Accounts; provided, that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value (“704(c) allocations”) using the “traditional method” as described in Treasury Regulations Section 1.704-3(b), or any other reasonable method described in Treasury Regulations Section 1.704-3 so as to minimize to the maximum extent possible the Tax Distributions made pursuant to Section 5.1(b), as determined by the Manager.

(c) If the Book Value of any Company asset is adjusted pursuant to Section 5.1(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) (“reverse 704(c) allocations”) using the “traditional method” as described in Treasury Regulations Section 1.704-3(b), or any other reasonable method described in Treasury Regulations Section 1.704-3 so as to minimize to the maximum extent possible the Tax Distributions made pursuant to Section 5.1(b), as determined by the Manager.

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e) Each Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3) shall be determined under any reasonable method selected by the Manager.

(f) Allocations pursuant to this Section 6.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of these Regulations.

6.6 Combined Reporting. If Texas Law requires any Member (or an Affiliate thereof) and the Company to participate in the filing of a combined group report for Texas franchise tax purposes, such Member (or an Affiliate thereof) shall cause one of the members of the combined group other than the Company to be the reporting entity and pay the Texas franchise tax liability due in connection with such combined report. The Company’s Texas franchise tax liability shall be equal to the amount of the Texas franchise tax that the Company would have paid if it had computed its Texas franchise tax liability for the reporting period on a separate entity basis (rather than as a member of the combined group). The Company shall bear all costs related to such separate entity Texas franchise tax computation. The Members agree that the Company shall no later than five business days prior to the due date of any estimated or final Texas franchise tax report, pay such Member (or an Affiliate thereof) the Texas franchise tax determined as owed under such separate entity Texas franchise tax computation. Except as provided in this Section 6.6 with respect to the amount of such combined group’s Texas franchise tax that the Company is required to pay any such Member (or an Affiliate thereof), such Member (or an Affiliate thereof) shall indemnify and hold the Company harmless from and against any and all Texas franchise tax of such combined group that is imposed on the Company.

6.7 Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. No later than five days before the due date for quarterly federal estimated income tax payments, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of such Member’s state tax apportionment information and allocations to the

Members of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Company’s outside tax accountants. In addition, no later than the earlier of (i) March 15 following the end of the prior Fiscal Year, and (ii) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors, or as soon as commercially practicable thereafter, the Company shall send to each Person who was a Member at any time during such Fiscal Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the Company upon receipt of any notice of tax examination of the Company by federal, state or local authorities. The Manager shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members (provided, however, that, in respect of the acquisition of Corporation’s acquisition of Company Interests on the Effective Date pursuant to the Transaction Agreement, the Company shall use the interim closing method and the calendar day convention pursuant to Treasury Regulation 1.706-4).

6.8 Tax Elections. The taxable year of the Company (the “Taxable Year”) shall be the Fiscal Year set forth in Section 2.8 or such other accounting period as the Company may be required to utilize as its taxable year pursuant to the Code and the Treasury Regulations. The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code and shall not thereafter revoke such election. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections. The Company shall not make any election to be an association taxable as a corporation for U.S. federal income tax purposes (including by filing any US Internal Revenue Service Form 8832 that would cause the Company to be taxed as a corporation for U.S. federal income tax purposes).

6.9 Tax Controversies.

(a) The Manager shall be the “partnership representative” (within the meaning given to such term in Section 6223 of the Code) (the “Partnership Representative”) and, as such, (i) shall be authorized to designate any other Person selected by the Manager as the partnership representative and (ii) shall be authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend the Company’s funds for professional services and reasonably incurred in connection therewith. Each Member agrees to reasonably cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings.

(b) In the event of an audit by the Internal Revenue Service, the Partnership Representative shall be permitted, with the consent of the Manager, to make on a timely basis, to the extent permissible under applicable Law, the election provided by Section 6226(a) of the Code to treat a “partnership adjustment” as an adjustment to be taken into account by each Member in accordance with Section 6226(b) of the Code. If the election under Section 6226(a) of the of the Code is made, the Partnership Representative shall furnish to each Member for the year under audit a statement reflecting the Member’s share of the adjusted items as determined in the notice of final partnership adjustment, and each such Member shall take such adjustment into account as required under Section 6226(b) of the Code and shall be liable for any related tax, interest, penalty, addition to tax, or additional amounts. If an election under Section 6226(a) of the Code is not made, the Partnership Representative shall use its commercially reasonable efforts to minimize the financial burden of any “imputed underpayment” (as determined under Section 6225 of the Code) to each Member, through the application of the procedures established pursuant to Section 6225(c) of the Code.

(c) In the event of an audit by the Internal Revenue Service, if the Partnership Representative does not make the election provided by Section 6226(a) of the Code as noted above, the Partnership Representative shall allocate the burden of any taxes (including, for the avoidance of doubt, any “imputed underpayment” within the meaning of Section 6225 of the Code), penalties, interest and related expenses imposed on the Company among the Members to whom such amounts are attributable (whether as a result of their status, actions, inactions or otherwise), as reasonably determined by the Partnership Representative, and each Member shall promptly reimburse the Company in full for the entire amount the Partnership Representative determines to be attributable to such Member; provided that the Company will also be allowed to recover any amount due from such Member pursuant to this sentence from any distribution otherwise payable to such Member pursuant to this Agreement. Solely for purposes of determining the current Member(s) to which any taxes or other amounts are attributable under this provision, references to any Member in this Section 6.9(c) shall include a reference to each Person that previously held the Units currently held by such Member (but only to the extent of such Person’s interest in such Units).

(d) In the event of an audit by the Internal Revenue Service, the Partnership Representative shall (i) keep the Member Tax Rep reasonably informed of any administrative or judicial income tax proceeding relevant to any adjustment or proposed adjustment at the Company level of the Company items and (ii) use its commercially reasonable efforts to consult in good faith with the Member Tax Rep prior to submitting any material written filings or submissions in connection with an income tax audit of the Company.

(e) The Partnership Representative is authorized to, and shall follow principles (to the extent available) similar to those set forth in Section 6.9(b) and Section 6.9(c) with respect to any audits by state, local, or foreign tax authorities and any tax liabilities that result therefrom.

(f) The provisions contained in this Section 6.9 shall survive the dissolution of the Company and the withdrawal of any Member or the Transfer of any Member’s interest in the Company and shall apply to any current or former Member.

ARTICLE VII

RESTRICTIONS ON TRANSFER OF UNITS

7.1 Restrictions on Transfer. No holder of Units may Transfer any interest in any Units, except Transfers (a) pursuant to and in accordance with Section 7.2 or (b) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or a merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member); provided, however, that this sentence shall not apply for purposes of applying Section 7.7(b)(iv), Section 7.7(b)(vi) or Section 7.7(b)(vii).

7.2 Permitted Transfers. The restrictions contained in Section 7.1 shall not apply to any Transfer (each, a “Permitted Transfer”) in connection with: (a)(i) an “Exchange” pursuant to the terms of the Exchange Agreement (as defined therein) or (ii) a Transfer by a Member to the Corporation or any of its Subsidiaries; (b) by any Continuing Member, a Transfer by such Continuing Member to such Continuing Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Continuing Member or Continuing Member’s spouse, lineal ascendants or descendants are the sole beneficial owners; (c) by the Manager to the extent required by the terms of the Credit Agreement; or (d) a Transfer to a partner, shareholder, member or Affiliate of such Member (which may include special purpose investment vehicles wholly owned by one or more Affiliated investment funds but shall not include portfolio companies); provided, however, that (A) the restrictions contained in these Regulations will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (b), (c) and (d), the Permitted Transferees of the Units so Transferred shall agree in writing to be bound by the provisions of these Regulations and, the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer of any Common Units, the transferring Member shall be required to transfer an equal number of shares of Class B Common Stock corresponding to the proportion of such Member’s Common Units that were transferred in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 7.7(b).

7.3 Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in these Regulations, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form (or such other form as shall be approved by the Manager):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE THIRD AMENDED AND RESTATED REGULATIONS OF STRIKE CAPITAL, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME AND THE EXCHANGE AGREEMENT ENTERED INTO AMONG STRIKE CAPITAL, LLC, STRIKE, INC. AND THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND STRIKE CAPITAL, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY STRIKE CAPITAL, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

7.4 Transfer. Prior to Transferring any Units (other than pursuant to an “Exchange” pursuant to the Exchange Agreement), the Transferring holder of Units shall cause the prospective transferee to be bound by these Regulations as provided in Section 7.2 and any other agreements executed by the holders of Units and relating to such Units in the aggregate, including the Registration Rights Agreement and the Exchange Agreement if applicable (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company and the other holders of Units counterparts of this Regulations and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of these Regulations (including any indirect Transfers) (a) shall be void, and (b) the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

7.5 Assignee’s Rights.

(a) The Transfer of a Company Interest in accordance with these Regulations shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits and Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b) Unless and until an Assignee becomes a Member pursuant to Section 3.5, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to these Regulations; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 7.6, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

7.6 Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in accordance with these Regulations shall cease to be a Member with respect to such Units or other Company Interest and shall no longer have any rights or privileges, or, except as set forth in this Section 7.6, duties, liabilities or obligations, of a Member with respect to such Units or other Company Interest (it being understood, however, that the applicable provisions of Sections 8.8 and 9.4 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with Section 3.4 (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (b) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other Company Interest from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in TBOC and incorporated into these Regulations or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

7.7 Overriding Provisions.

(a) Any Transfer in violation of this Article VII shall be null and void ab initio, and the provisions of Sections 7.5 and 7.6 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article VII shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall, and is hereby authorized to, promptly amend these Regulations and the Schedule of Members attached hereto to reflect any Permitted Transfer pursuant to this Article VII, without the requirement of any consent or acknowledgement of any other Member.

(b) Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 3.4, Section 3.5 and Section 7.1, in no event shall any Member Transfer any Units to the extent such Transfer would:

(i) result in the violation of the Securities Act, or any other applicable federal, state or foreign Law;

(ii) cause an assignment under the Investment Company Act;

(iii) in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv) be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of Persons who are not legally competent or who are minors); or

(v) cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code.

7.8 Spouses of Members. Spouses of the Members do not become Members as a result of such marital relationship. Each spouse of a Member, if applicable, has executed a Spouse’s Agreement in the form attached hereto as Exhibit B (each a “Spouse’s Agreement”). Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B attached to these Regulations at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date.

ARTICLE VIII

MANAGEMENT

8.1 Authority of the Manager.

(a) Except for situations in which the approval of any Member(s) is specifically required by these Regulations, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole manager of the Company (the Corporation, in such capacity, or any other Person appointed in accordance with Section 8.4, the “Manager”), and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of TBOC. Except as otherwise expressly provided for herein and subject to the other provisions of these Regulations, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by TBOC with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 8.4.

(b) The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in these Regulations (including in Section 8.7 below), the salaries or other compensation, if any, of the Officers shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the Manager. The Manager may remove any Officer from office at any time, with or without cause. If any vacancy shall occur in any office, for any reason whatsoever, then the Manager shall have the right to appoint a new Officer to fill the vacancy.

(c) The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

8.2 Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 8.7.

8.3 Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under these Regulations to remove or replace the Manager.

8.4 Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under these Regulations to fill any vacancy in the position of Manager.

8.5 Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members holding a majority of the Units then outstanding. The Members hereby approve each of the contracts or agreements between or among the Manager, the Company and their respective Affiliates entered into on or prior to the date hereof.

8.6 Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in these Regulations. The Members acknowledge and agree that the Manager’s Class A Common Stock will be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of or for the benefit of the Company, including all fees, expenses and costs associated with being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 8.6 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

8.7 Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including chief executive officer, chief strategy officer, chief financial officer, chief operating officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in these Regulations.

8.8 Limitation of Liability of Manager.

(a) Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member that is not the Manager for any act or omission performed or omitted by the Manager in its capacity as the sole manager of the Company pursuant to authority granted to the Manager by these Regulations; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein or in the other agreements with the Company. The Manager may exercise any of the powers granted to it by these Regulations and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and, to the fullest extent permitted by applicable Law, shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b) Whenever these Regulations or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provides terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c) Whenever in these Regulations or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members.

(d) Whenever in these Regulations the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by these Regulations or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of these Regulations or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.

8.9 Investment Company Act. The Manager shall use its reasonable best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

8.10 Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or one or more of its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend these Regulations to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.

8.11 Management of Strike, LLC and its Subsidiaries. For the avoidance of doubt, the Manager shall, on behalf of the Company as the sole managing member of Strike, LLC and its Subsidiaries, have the full power and authority to do, and to direct or delegate to the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of Strike, LLC and its Subsidiaries, in the same manner as with respect to the Company.

ARTICLE IX

RIGHTS AND OBLIGATIONS OF MEMBERS

9.1 Limitation of Liability and Duties of Members.

(a) Except as specifically provided in these Regulations or in TBOC, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member or acting as the Manager of the Company. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under these Regulations or TBOC shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b) In accordance with TBOC and the Laws of the State of Texas, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article V or Article X shall be deemed to be a return of money or other property paid or a distribution distributed in violation of TBOC. The making of any such Distribution to a Member shall be deemed to be approved upon by unanimous consent of the Members, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of these Regulations, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c) Notwithstanding any other provision of these Regulations (subject to Section 8.8 with respect to the Manager), to the extent that, at law or in equity, any Member (or such Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Member or of any Affiliate of such Member (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by these Regulations, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by Law, and replaced with the duties or standards expressly set forth herein, if any; provided, further, the Members and the Company hereby waive any and all fiduciary duties that, absent such waiver, may be established or implied by TBOC or any applicable Law by the Manager to the Members and the Company, and in doing so, acknowledge and agree that the duties and obligations of the Manager to the Members and the Company are only as expressly set forth in this Agreement. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by these Regulations and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by these Regulations.

(d) Notwithstanding any duty (including any fiduciary duty) otherwise applicable at law or in equity, the doctrine of corporate opportunity, or any analogous doctrine, will not apply to any Member (including the Corporation in its capacity as a Member or as Manager) or to any Related Person of such Member, and no Member (or any Related Person of such Member) that acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company or the Members will have any duty to communicate or offer such opportunity to the Company or the Members, or to develop any particular investment, and such Person will not be liable to the Company or the Members for breach of any fiduciary or other duty (other than any fiduciary owed by such Person to the Corporation) by reason of the fact that such Person pursues or acquires for, or directs such opportunity to, another Person or does not communicate such investment opportunity to the Members. Notwithstanding any duty (including any fiduciary duty (other than any fiduciary duty owed to the Corporation)) otherwise applicable at law or in equity, neither the Company nor any Member has any rights or obligations by virtue of these Regulations or the relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of any such ventures outside the Company, even if competitive with the activities of the Company or the Members, will not be deemed wrongful or improper.

9.2 Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and these Regulations.

9.3 No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

9.4 Indemnification.

(a) The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under TBOC, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all loss, liability, claim, damage, judgment, actions, other expenses whatsoever (including attorneys’ fees, judgments, fines, excise taxes or penalties) (the “Liabilities”) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as the Manager, Partnership Representative, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, partnership representative, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any Liabilities suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding, shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b) The right to indemnification and the advancement of expenses conferred in this Section 9.4 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c) The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 9.4(a) whether or not the Company would have the power to indemnify such Indemnified Person against such Liabilities under the provisions of this Section 9.4. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d) Notwithstanding anything contained herein to the contrary (including in this Section 9.4), (i) any indemnity by the Company relating to the matters covered in this Section 9.4 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and (ii) the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Company who served as a director or manager of the Company or any of its Subsidiaries or as a Member of the Company by virtue of such Person’s service as a member, director, partner or employee of any such investment fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 9.4 and the Company (A) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 9.4 and (B) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 9.4.

(e) If this Section 9.4 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 9.4 to the fullest extent permitted by any applicable portion of this Section 9.4 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

9.5 Inspection Rights. Subject to Section 12.3, the Company shall permit each Member and each of its designated representatives to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during reasonable business hours, and make copies and extracts therefrom, for any purpose reasonably related to such Member’s Company Interest.

ARTICLE X

DISSOLUTION AND TERMINATION

10.1 Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a) the decision of the Manager and the consent of the Members holding a majority of the outstanding Units to dissolve the Company;

(b) such time that there are no Members of the Company other than the Corporation, unless the Company is continued in accordance with TBOC; or

(c) the entry of a decree of judicial dissolution of the Company under Section 11.301 of TBOC.

Except as otherwise set forth in this Article X, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of these Regulations.

10.2 Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in TBOC. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a) as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b) the liquidators shall cause the notice described in TBOC to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c) the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) the following: first, all expenses incurred in liquidation; second, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members and third, all of the debt, liabilities and obligations of the Company owed to Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to these Regulations); and

(d) all remaining assets of the Company shall be distributed to the Members in accordance with Article V by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by 90 days after the date of the liquidation). The distribution of cash or property to the Members in accordance with the provisions of this Section 10.2 and Section 10.3 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of TBOC. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

10.3 Deferment; Distribution in Kind. Notwithstanding the provisions of Section 10.2, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 9.2, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 10.2(d), (b) as tenants in common and in accordance with the provisions of Section 10.2(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (i) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (ii) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit and Loss (if any), which shall be allocated in accordance with Article VI. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XI.

10.4 Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as TBOC may require or permit) shall file a certificate of termination with the Secretary of State of Texas, cancel any other filings made pursuant to these Regulations that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of these Regulations until it is terminated pursuant to this Section 10.4.

10.5 Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 10.2 and 10.3 in order to minimize any losses otherwise attendant upon such winding up.

ARTICLE XI

VALUATION

11.1 Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 10.2, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

11.2 Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 11.1, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine, or cause to be determined, the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 11.1. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within 30 days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two and the Fair Market Value determined by such third Appraiser shall be final and binding. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1 Form of Notice.

(a) Except as otherwise specifically set forth in these Regulations, all notices and communications hereunder and with respect to the Articles will be deemed to have been duly given and made on (i) the date such notice is served by personal delivery upon the Party for whom it is intended, (ii) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (iii) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (iv) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Company:

Strike Capital, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

If to the Corporation:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, Texas 77380

Attention: Chairman of the Board

Email: [●]

with a copy to:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, Texas 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com

And

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

and

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, Texas 75201

Attention: David Lange

Email: dlange@winston.com

(b) A Member or Person entitled to notice by these Regulations must notify the Company of any change in addresses by delivering a written notice to such affect to the principal office of the Company. Any such Member or Person who fails to so notify the Company of a changed address shall waive such Member or Person’s right(s) to notice.

(c) Any written waiver executed or authored if sent by email by a Member or Person shall be equivalent to the giving and receipt of such notice.

12.2 Power of Attorney.

(a) Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, to:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) these Regulations, all certificates and other instruments and all amendments hereof and thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Texas and in all other jurisdictions in which the Company may conduct business or own property, (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of these Regulations in accordance with its terms, (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of these Regulations, including a certificate of cancellation, and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Section 3.4, Section 3.5 or Section 3.6; and

(ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of these Regulations, in the reasonable judgment of the Manager, to effectuate the terms of these Regulations.

(b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his or her Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

12.3 Access to and Confidentiality of Company Information. Information regarding the Company shall be subject to the following provisions:

(a) Member’s Entitlement to Company Information.

(i) Each holder of Common Units is entitled to all information to which that Member is entitled to have access pursuant to Section 101.502 of TBOC under the circumstances and subject to the conditions therein stated.

(ii) The Members agree that the Manager from time to time may in the sole discretion of the Manager determine that certain information regarding the business, affairs, properties, and financial condition of the Company and its subsidiaries should be kept confidential and not provided to some or all other Members due to contractual obligations, business concerns, or other considerations.

(b) Confidential Information.

(i) Except as required by applicable Law, the Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and shall not (x) disclose any Confidential Information except as otherwise authorized separately in writing by the Manager or (ii) use such information except in furtherance of the business of the Company or as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein means any and all information obtained by a Member from the Company or any of its Affiliates directly or indirectly, including from their representatives, which such information includes, but is not limited to, ideas, financial information, products, date, services, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, board minutes and materials, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and such Member, Confidential Information does not include information or material that: (A) is rightfully in the possession of the Manager or such Member at the time of disclosure by the Company; (B) before or after it has been disclosed to the Manager or such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (C) is approved for release by written authorization of an authorized officer of the Company or the Corporation; (D) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (E) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.

(ii) Each of the Members may disclose Confidential Information to its Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents solely to the extent such disclosure is reasonably necessary or appropriate to fulfill such Member’s obligations or to exercise such Member’s rights under this Agreement on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing Member is required to keep the Confidential Information confidential; provided that the disclosing Member shall remain liable with respect to any breach of this Section 12.3 by any such, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents.

(iii) Notwithstanding Section 12.3(b)(i) or Section 12.3(b)(ii), each of the Members may disclose Confidential Information (A) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (B) to the extent that, based on the advice of counsel, disclosure is required by applicable Law or (C) to the extent necessary to provide required tax statements and related information to its stockholders and direct and indirect equity holders (provided that such Member shall inform the Company of any Confidential Information to be so disclosed at least three Business Days prior to disclosure).

12.4 Amendment. These Regulations may be amended or modified by the Manager. Notwithstanding the foregoing, no amendment or modification (a) to Section 9.4 or this Section 12.4 may be made without the prior written consent of the Manager and each of the Members, (b) to any of the terms and conditions of these Regulations which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter and (c) to any of the terms and conditions of these Regulations to the extent such amendment or modification adversely affects in any material respect the rights, powers or other benefit hereunder of any Member or imposes any additional material obligation (including any expenses or taxes) on any Member, in either case, without the prior written consent of each Member that is materially and disproportionality adversely affected by such amendment relative to the Members generally.

12.5 Bank Accounts. The Manager shall open and maintain a bank account, savings account or similar account or accounts into which shall be deposited all funds of the Company. Withdrawals from such account or accounts shall be made upon the authorized signature or signatures of such Person or Persons as the Manager or Chief Executive Officer shall designate.

12.6 Binding Effect; Intended Beneficiaries. These Regulations shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

12.7 Creditors. None of the provisions of these Regulations shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its

Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property other than as a secured creditor.

12.8 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of these Regulations or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

12.9 Counterparts. These Regulations may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

12.10 Binding Effect. Subject to the restrictions on transfers of Company Interests set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

12.11 Governing Law. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (i) any provision of the Articles, or (ii) any mandatory provision of TBOC or (to the extent such statutes are incorporated into TBOC), the application provision of the Articles or TBOC shall control.

12.12 Execution of Additional Documents. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate in the judgment of the Manager to effectuate and perform the provisions of these Regulations and such transactions.

12.13 Construction of Regulations. The parties hereto have participated jointly in the negotiation and drafting of these Regulations. If an ambiguity or question of intent or interpretation arises, then these Regulations will be construed as drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of these Regulations. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in these Regulations to any contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles or Exhibits are to the preamble, recitals, Sections, Articles or Exhibits of or to these Regulations; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to these Regulations as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in these Regulations mean that such documents or other information has been physically or electronically delivered to the relevant parties; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed these Regulations as of the Effective Time.

PATE HOLDING COMPANY LP

By:	Pate Holding Company GP LLC, its general partner

By:
Name:
Title:

OEP STRIKE, LLC

By:
Name:
Title:

STRIKE, INC.

By:
Name:
Title:

Signature Page to Third Amended and Restated Regulations of Strike Capital, LLC

SCHEDULE 1

SCHEDULE OF PRE-TRANSACTION MEMBERS

Members	Number of Units	Number of Common Units[3]		Percentage Interest
Units
OEP Secondary Fund (Strike), LLC	130,962	[	●]	[	●]%
Pate Holding Company LP	160,345	[	●]	[	●]%
Kacey Smart	26,997	[	●]	[	●]%
Smart Family Ins. Trust	3,100	[	●]	[	●]%
Jarvie Arnold	30,097	[	●]	[	●]%
Jason Heckt	11,214	[	●]	[	●]%
Aaron Cole Pate 2012 Trust	13,212	[	●]	[	●]%
Sam Anaya	611	[	●]	[	●]%
Steve Barton	611	[	●]	[	●]%
Raul Garza	611	[	●]	[	●]%
Angela Goines	860	[	●]	[	●]%
Robert Boykin	611	[	●]	[	●]%
Doug Jones	3,698	[	●]	[	●]%
Delta Directional, LLC	4,108	[	●]	[	●]%
OEP Strike, LLC	259,424	[	●]	[	●]%
Ezra Lee	10,373	[	●]	[	●]%
Pate Holding Company 3, LLC	6,949	[	●]	[	●]%
Frank Victor-McCawley	104	[	●]	[	●]%

Junior Units
Aaron Cole Pate 2012 Trust	32,355	[	●]	[	●]%
Frank Victor-McCawley	5,000	[	●]	[	●]%
Rhonda Sigman	3,500	[	●]	[	●]%
Dario DeFerrari	2,000	[	●]	[	●]%
Gary Meurer	1,250	[	●]	[	●]%
Mike Smithey	1,250	[	●]	[	●]%
Rob Jessen	973	[	●]	[	●]%
Lee Gardner	973	[	●]	[	●]%
Angela Goines	325	[	●]	[	●]%

[3]	To be determined once the Estimated Purchase Agreement (as defined in the Transaction Agreement) is determined, and otherwise in accordance with Schedule 2.2(a).

SCHEDULE 2

SCHEDULE OF MEMBERS AT THE EFFECTIVE TIME

Members	Number of Common Units		Percentage Interest
Strike, Inc.	[	●]	[	●]%
Pate Holding Company LP	[	●]	[	●]%
Kacey Smart	[	●]	[	●]%
Jarvie Arnold	[	●]	[	●]%
Jason Heckt	[	●]	[	●]%
Aaron Cole Pate 2012 Trust	[	●]	[	●]%
Delta Directional, LLC	[	●]	[	●]%
OEP Strike, LLC	[	●]	[	●]%
Ezra Lee	[	●]	[	●]%
Pate Holding Company 3, LLC	[	●]	[	●]%
Frank Victor-McCawley	[	●]	[	●]%

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                , 20         (this “Joinder”), is delivered pursuant to that certain Third Amended and Restated Regulations, dated as of                 , 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Regulations”) by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc., a Delaware corporation and the sole Manager of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Regulations.

1. Joinder to the Regulations. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the Regulations and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Regulations as if it had been a signatory thereto as of the date thereof.

2. Incorporation by Reference. All terms and conditions of the Regulations are hereby incorporated by reference in this Joinder as if set forth herein in full.

3. Address. All notices under the Regulations to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code]

Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Exhibit B

FORM OF SPOUSAL CONSENT

I, being the spouse of a party to the Third Amended and Restated Regulations dated                 , 2019 (the “Regulations”) of Strike Capital, LLC, a Texas limited liability company (the “Company”) [who is an Employee Member // whose interest in the Company has been transferred to and is held by a trust (the “Trust”) that is now party to the Regulations], do hereby consent to the provisions of the Regulations and acknowledge and certify that:

1.	I have read the Regulations and understand its contents.

2.

I am aware that, by the provisions of the Regulations, under certain limited circumstances my spouse agrees to sell to the other Members, or otherwise grants to the other Members an option to purchase, part or all of his or her limited liability company interest in the Company (“Company Interest”), including my community property interest (if any) in such Company Interest.

3.

I am aware that, by the provisions of the Regulations, upon my death or in the event that my spouse and I are divorced, I or my legal representatives may be required to sell my community property interest (if any) in the Company Interest of my spouse to the Members of the Company if my spouse does not succeed to such community property interest.

4.

I hereby consent to the sale of my community property interest (if any) pursuant to the terms and conditions of the Regulations, approve of the provisions of the Regulations and agree that my spouse’s Company Interest and my interest in it are subject to the provisions of the Regulations. I promise that I will not take action at any time to hinder the operation of the Regulations with respect to my spouse’s Company Interest and my interest in it, in accordance with the terms of the Regulations.

5.	I have been given the opportunity to retain and consult with separate legal counsel with respect to the Regulations and my community property interest (if any) in the Company Interest of my spouse.

In the case of any inconsistency between this Spousal Consent and the provisions of the Regulations, the provisions of the Regulations shall control.

Witness my signature this                 day of                 ,                 .

Print Name:
Print Name of Spouse:

Exhibit D

FORM OF

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2019 (the “Effective Date”), is by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (“Holdings”), all of the holders of Company Units (other than Holdings and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Unitholders”). Each of the Company, Holdings and the Unitholders may be referred to herein individually as a “Party” and collectively as the “Parties.” Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.

RECITALS

A. The Company, Holdings, the Unitholders and certain other parties thereto have entered into the Transaction Agreement and Plan of Merger, dated as of October [18], 2018 (as amended, restated, supplemented or modified from time to time, the “Transaction Agreement”), pursuant to which, among other things, Holdings will acquire a certain number of Company Units from the Unitholders, which, for the avoidance of doubt, are the “Unit Sellers” as defined in the Transaction Agreement.

B. Prior to the completion of the transactions contemplated by the Transaction Agreement, the Company re-domiciled from the Cayman Islands to Delaware.

C. As a condition to the Transactions contemplated by the Transaction Agreement, the Parties have agreed to enter into this Agreement and effect the transactions contemplated herein.

D. The Parties desire to provide for the exchange from time to time of Company Units, and the surrender of shares of Holdings Class B Common Stock for cancellation, for cash or for shares of Holdings Class A Common Stock on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“Action” means any judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any Governmental Authority.

“Additional Holdings SEC Reports” has the meaning set forth in Section 3.1(f).

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Company Units Exchanged, multiplied by (b) the then-applicable Exchange Rate as of the relevant Date of Exchange multiplied by (c) the average of the daily VWAP of a share of Holdings Class A Common Stock for the 20 Trading Days immediately prior to the relevant Date of Exchange.

“Change of Control” shall be deemed to have occurred upon:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Holdings’ assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to any Subsidiary of Holdings; provided, that, for clarity and notwithstanding anything to the contrary, neither the approval of nor consummation of a transaction treated for U.S. federal income tax purposes as a liquidation into Holdings of its wholly owned Subsidiaries or merger of such entities into one another or Holdings will constitute a “Change in Control”;

(b) the merger or consolidation of Holdings with any other Person, other than a merger or consolidation which would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50.1% of the total voting power represented by the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation;

(c) the liquidation or dissolution of Holdings; or

(d) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Holdings or (ii) a corporation or other entity owned, directly or indirectly, by the shareholders of Holdings in substantially the same proportions as their ownership of stock of Holdings) of more than 50.1% of the aggregate voting power of the voting securities of Holdings.

“Change of Control Exchange” has the meaning set forth in Section 2.1(c).

“Change of Control Exchange Time” has the meaning set forth in Section 2.1(c).

“Closing Date” has the meaning set forth in the Transaction Agreement.

“Code” means the Internal Revenue Code of 1986.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Company” has the meaning set forth in the preamble.

“Company A&R Regulations” means the Third Amended and Restated Regulations of the Company, as the same may be amended, modified, restated or amended and restated from time to time.

“Company Units” means the units representing the equity interests of the Company.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a), but subject to Section 2.1(c), the first Business Day after the end of each calendar quarter.

“Effective Date” has the meaning set forth in the preamble.

“Exchange” means an exchange of Company Units (together with the cancellation of shares of Holdings Class B Common Stock) for cash or shares of Holdings Class A Common Stock.

“Exchange Act” means The Securities Exchange Act of 1934.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Unitholder or such Unitholder’s duly authorized attorney.

“Exchange Rate” means the number of shares of Holdings Class A Common Stock for which one Company Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.4 of this Agreement.

“General Enforceability Exceptions” has the meaning set forth in Section 3.1(a).

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

“Holdings” has the meaning set forth in the preamble.

“Holdings Bylaws” means the Bylaws of Holdings, as the same may be amended, modified, restated or amended and restated from time to time.

“Holdings Charter” means the Amended and Restated Articles of Incorporation of Holdings, as the same may be further amended, modified, restated or amended and restated from time to time.

“Holdings Class A Common Stock” means the Class A common stock of the Holdings, par value $0.0001 per share.

“Holdings Class B Common Stock” means the Class B common stock of the Holdings, par value $0.0001 per share.

“Holdings SEC Reports” has the meaning set forth in Section 3.1(f).

“Law” means any law, statute, code, ordinance, regulation or rule of any Governmental Authority.

“Liens” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance or security interest.

“Lock-Up Agreement” has the meaning set forth in the Transaction Agreement.

“Manager” has the meaning set forth in the Company A&R Regulations.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

“Party” and “Parties” have the meanings set forth in the preamble.

“Permitted Transferee” has the meaning set forth in the Company A&R Regulations.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Proxy Statement/Prospectus” has the meaning set forth in Section 3.1(b).

“Registration Rights Agreement” means the Amended and Restated Registration Rights, by and among Holdings and the Unitholders, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Registration Statement” has the meaning set forth in Section 3.1(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Stock Exchange” means the Nasdaq Capital Market or, if prior to the Closing (as defined in the Transaction Agreement) the shares of Class A Common Stock are listed and traded on the New York Stock Exchange, the New York Stock Exchange.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Subsidiary” means, with respect to a Person, any other Person of which (a) a majority of the outstanding voting securities are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable governing body of such other Person.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, Holdings and the Unitholders, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the Stock Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if Holdings Class A Common Stock is not listed or admitted to trading on such an exchange, on the automated electronic quotation system on which shares of Holdings Class A Common Stock are then authorized for quotation.

“Transaction Agreement” has the meaning set forth in the recitals.

“Unitholder” has the meaning set forth in the preamble (for the avoidance of doubt, the “Blocker” as defined in the Transaction Agreement is not a Unitholder).

“VWAP” means the daily per share volume-weighted average price of Holdings Class A Common Stock on the principal United States securities exchange or automated or electronic quotation system on which Holdings Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for Holdings Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Holdings Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Holdings Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by Holdings).

ARTICLE II

EXCHANGE OF COMPANY UNITS

2.1 Exchange of Company Units.

(a) Upon the terms and subject to the conditions of this Agreement, each Unitholder shall be entitled one time per calendar quarter to effect an Exchange. In the event an Unitholder wishes to effect an Exchange, such Unitholder shall (i) deliver to Holdings an Exchange Notice and (ii) on the Date of Exchange surrender or, in the absence of such surrender, be deemed to have surrendered, Company Units (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) representing a corresponding number of shares of Holdings Class B Common Stock) (in each case, free and clear of all Liens), in each case, to Holdings’ address set forth in Section 5.4. In consideration for such surrender, the exchanging Unitholder shall be entitled to, at the sole option of Holdings, either (A) a Cash Exchange Payment by Holdings in accordance with the instructions provided in the Exchange Notice, in which event such exchanged Company Units and such shares of Holdings Class B Common Stock automatically shall be deemed cancelled concomitant with such payment, without any action on the part of any Person, including such Unitholder, the Company or Holdings, or (B) the issuance by Holdings to such Unitholder of a number of shares of Holdings Class A Common Stock equal to (I) the number of Company Units exchanged multiplied by (II) the Exchange Rate as of the relevant Date of Exchange, and concomitantly with any such issuance, such exchanged Company Units and shares of Holdings Class B Common Stock automatically shall be deemed cancelled, without any action on the part of any Person, including the Company and Holdings.

(b) Following the delivery of the Exchange Notice, Holdings shall deliver or cause to be delivered (i) the Cash Exchange Payment in accordance with Section 2.1(a) as promptly as practicable (but not later than five Business Days) after the Date of Exchange or (ii) if Holdings elects to issue shares of Holdings Class A Common Stock, the number of shares of Holdings Class A Common Stock deliverable upon such Exchange as promptly as practicable (but not later than five Business Days) after the Date of Exchange, at the offices of the then-acting registrar and transfer agent of the shares of Holdings Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Holdings Class A Common Stock, at the principal executive offices of Holdings), registered in the name of the relevant exchanging Unitholder (or in such other name as is requested in writing by the Unitholder), in certificated or uncertificated form, as determined by Holdings; provided, that to the extent the shares of Holdings Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Unitholder set forth in the Exchange Notice, Holdings shall use its commercially reasonable efforts to deliver the shares of Holdings Class A Common Stock deliverable to such exchanging Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Unitholder by no later than the close of business on the Business Day immediately following the Date of Exchange. An Exchange pursuant to this Section 2.1 of Company Units, and the cancellation of Company Units and shares of Holdings Class B Common Stock, for shares of Holdings Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the applicable Cash Exchange Payment or shares of Holdings Class A Common Stock have been delivered to the exchanging Unitholder at such time, and if Holdings does not elect a Cash Exchange Payment, the Unitholder will be treated as a holder of record of shares of Holdings Class A Common Stock as of the close of business on such Date of Exchange. Upon prior written request of a Unitholder with respect to a specific Exchange Notice, the Manager of the Company may, in its reasonable discretion, permit the Date of Exchange for the specific Exchange Notice to occur on a date that is not the first Business Day after the end of a calendar quarter.

(c) In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of shares of Holdings required under the Holdings Charter or applicable Law (which approval has been granted by a vote or consent of the stockholders of Holdings), Holdings shall have the right to require each Unitholder to Exchange some or all of the outstanding Company Units beneficially owned by such Unitholder (and a corresponding number of shares of Holdings Class B Common Stock) (in each case, free and clear of all Liens), in consideration for the issuance by Holdings to such Unitholder of a number of shares of Holdings Class A Common Stock equal to the number of Company Units surrendered multiplied by the Exchange Rate (a “Change of Control Exchange”), with such Change of Control Exchange to be effected by the surrender of such Company Units to Holdings (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) and the subsequent automatic conversion of such exchanged Company Units into an equal number of shares of Holdings Class A Common Stock (whereupon, the Company Units so converted shall cease to exist and concomitantly with any such issuance, any exchanged shares of Holdings Class B Common Stock automatically shall be deemed cancelled without any action on the part of any Person, including the Company or Holdings); provided, that if the Company requires the Unitholders to Exchange less than all of their outstanding Company Units (and to surrender a corresponding number of shares of Holdings Class B Common Stock for cancellation), each Unitholder’s participation in the Change of Control Exchange shall be reduced pro rata. Any Change of Control Exchange shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Time”) and each Unitholder will be treated as a holder of record of shares of Holdings Class A Common Stock as of the Change of Control Exchange Time. For the avoidance of doubt, (i) any Company Units and a corresponding number of shares of Holdings Class B Common Stock held by an Unitholder that are not Exchanged or cancelled, as applicable, pursuant to a Change of Control Exchange may be Exchanged by such Unitholder pursuant to Section 2.1(a) subject to, and in accordance with, the terms thereof and (ii) notwithstanding anything to the contrary herein, Holdings shall not be entitled to make a Cash Exchange Payment in the case of a Change of Control Exchange.

(d) To effect the delivery of such shares of Holdings Class A Common Stock, Holdings shall: (i) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of Holdings Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Holdings Class A Common Stock, at the principal executive offices of Holdings) such number of shares of Holdings Class A Common Stock, registered in the name of the relevant Unitholder (or in such other name as is requested in writing by such Unitholder), in certificated or uncertificated form, as determined by Holdings, or (ii) if shares of Holdings Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of such Unitholder, use its commercially reasonable efforts to deliver the shares of Holdings Class A Common Stock through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Unitholder.

(e) Holdings shall provide written notice of an expected Change of Control to all Unitholders within the earlier of (i) five days following the execution of the agreement with respect to such Change of Control and (ii) ten days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Company Units or shares of Holdings Class A Common Stock, as applicable, in the Change of Control (which consideration shall be identical whether paid for Company Units or shares of Holdings Class A Common Stock), any election with respect to types of consideration that a holder of Company Units or shares of Holdings Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Company Units or shares of Holdings Class A Common Stock, as applicable, to be transferred to the acquirer by all stockholders of Holdings in the Change of Control, and the number of Company Units held by each Unitholder that Holdings intends to require be Exchanged for shares of Holdings Class A Common Stock in connection with the Change of Control. Holdings shall update such notice from time to time to reflect any material changes to such notice. Holdings may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(f) Immediately upon the Exchange of any Company Unit pursuant to this Section 2.1, an equal number of outstanding shares of Holdings Class B Common Stock beneficially owned by the exchanging Unitholder automatically shall be deemed cancelled without any action on the part of any Person, including such Unitholder, the Company or Holdings. Any such cancelled shares of Holdings Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(g) The Company, Holdings and each Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Holdings Class A Common Stock are to be delivered in a name other than that of the Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Unitholder), then such Unitholder or the Person in whose name such shares of Holdings Class A Common Stock are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Holdings that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Unitholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Unitholder as a result of any such Exchange.

(h) Notwithstanding anything to the contrary herein, if the Manager of the Company, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Treasury Regulations), the Company may impose such restrictions on Exchanges as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

(i) Upon receiving an Exchange Notice from a Unitholder, Holdings may elect to cause the Company to effect the Exchange under Section 2.1 and deliver to the Unitholder the applicable number of shares of Holdings Class A Common Stock or the Cash Exchange Payment that such Unitholder is entitled to receive in the Exchange, in which event the Unitholder shall deliver to the Company the Common Units being surrendered in the Exchange.

2.2 Class A Common Shares to be Issued.

(a) In connection with any Exchange, Holdings reserves the right to provide Holdings Class A Common Stock that are registered pursuant to the Securities Act, shares of Holdings Class A Common Stock or any combination thereof, as it may determine in its sole discretion, it being understood that to the extent an Unitholder is a party to the Registration Rights Agreement, any unregistered shares of Holdings Class A Common Stock issued to such Unitholder shall be entitled to the registration rights as set forth therein.

(b) Holdings shall at all times reserve and keep available out of its authorized but unissued shares of Holdings Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Holdings Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Company Units that may be outstanding from time to time. Holdings shall take any and all actions necessary or desirable to give effect to the foregoing.

(c) Prior to the Date of Exchange effected pursuant to this Agreement, Holdings shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, Holdings of equity securities of Holdings (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Holdings for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of Holdings, including any director by deputization. The authorizing resolutions shall be approved by either the board of directors of Holdings or a committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of Holdings (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(d) Any shares of Holdings Class A Common Stock to be issued by Holdings in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

2.3 Capital Stock of Holdings and the Company.

(a) Holdings shall, and shall cause the Company to, take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) the number of Company Units outstanding equals the number of shares of Holdings Class A Common Stock outstanding; and (ii) one Company Unit is exchangeable for one share of Holdings Class A Common Stock pursuant to this Agreement.

(b) Upon the issuance by Holdings of any shares of Holdings Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business acquisition by Holdings or its direct or indirect Subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Holdings Class A Common Stock), Holdings shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to the Company in exchange for a number of newly issued Company Units equal to the number of shares of Holdings Class A Common Stock issued.

(c) At any time that the Company issues a Company Unit to anyone other than Holdings or any of its Subsidiaries, Holdings shall issue a share of Holdings Class B Common Stock to the recipient of such Company Unit. Upon the conversion or cancellation of any Company Unit pursuant to this Agreement or the Company A&R Regulations, a corresponding number of shares of Holdings Class B Common Stock shall automatically be cancelled without any action on the part of any Person, including such Unitholder, the Company or Holdings. Holdings may only issue shares of Holdings Class B Common Stock to the Unitholders and their respective Permitted Transferees. A Unitholder may only transfer Company Units to a Person if (i) such Person is a Permitted Transferee of such Unitholder and (ii) an equal number of shares of Holdings Class B Common Stock are simultaneously transferred to the Permitted Transferee.

(d) If Holdings redeems, repurchases or otherwise acquires any shares of Holdings Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Holdings Class A Common Stock for nominal or no value), the Company shall, coincident with such redemption, repurchase or acquisition, redeem, repurchase or acquire an identical number of Company Units held by Holdings upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of shares of Holdings Class A Common Stock.

(e) Holdings shall not in any manner effect any Subdivision or Combination of shares of Holdings Class A Common Stock unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Company Units with an identical ratio as the Subdivision or Combination of shares of Holdings Class A Common Stock. The Company shall not in any manner effect any Subdivision or Combination of Company Units unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of shares of Holdings Class A Common Stock and shares of Holdings Class B Common Stock with an identical ratio as the Subdivision or Combination of Company Units.

(f) Holdings shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than shares of Holdings Class A Common Stock and shares of Holdings Class B Common Stock or one or more series of preferred stock that Holdings may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Holdings Charter and this Section 2.3(f). Holdings shall not issue any shares of preferred stock unless (i) the Company issues or agrees to issue, as the case may be, to Holdings a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of preferred stock, equal to the number of such shares of preferred stock issued by Holdings, and (ii) Holdings transfers to the Company the proceeds (net of any selling or underwriting discounts or commissions and other expenses) of the issuance of such preferred stock (and agrees to transfer to the Company any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses).

(g) For as long as this Agreement is in effect: (i) the Company shall not, and Holdings shall cause the Company not to, at any time, issue Company Units except as required by this Agreement; (ii) the Company shall not, and Holdings shall cause the Company not to, at any time, issue Company Units to any Person other than Holdings or any of its Subsidiaries, the Unitholders and their respective Permitted Transferees; and (iii) Holdings shall not transfer any Company Units except in connection with a Change of Control. For the avoidance of doubt, nothing in this Agreement shall prohibit Holdings from pledging any Company Units held by Holdings in connection with a credit facility that is for the benefit of the Company or its Subsidiaries.

(h) If Holdings makes a dividend or other distribution of Holdings stock on its shares of Holdings Class A Common Stock, the Company shall make a dividend or other distribution to the holders of Company Units of an equivalent number of Company Units with designations, preferences and other rights and terms that are substantially the same as such distributed stock.

(i) For the avoidance of doubt, no Exchange will impair the right of an exchanging Unitholder to receive any distribution for periods ending on or prior to the Date of Exchange for such Exchange (but for which payment had not yet been made with respect to the Company Units in question at the time the Exchange is consummated).

2.4 Adjustments. Without limiting anything set forth in Section 2.3:

(a) In the event there is any (i) Subdivision or Combination of the shares of Holdings Class B Common Stock or Company Units that is not accompanied by an equivalent Subdivision or Combination of the Holdings Class A Common Stock; (ii) Subdivision or Combination of the Holdings Class A Common Stock that is not accompanied by an equivalent Subdivision or Combination of the shares of Holdings Class B Common Stock and Company Units, or (iii) dividend or distribution of cash or other property made by Holdings on shares of Holdings Class A Common Stock that is not funded by a matching pro rata dividend or distribution of cash or other property made by the Company on the Company Units, the Exchange Rate shall be adjusted accordingly.

(b) If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Holdings Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Holdings Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.4(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(c) This Agreement shall apply to, mutatis mutandis, and all references to “Company Units” or “Holdings Class B Common Stock” shall be deemed to include, any security, securities or other property of the Company or Holdings which may be issued in respect of, in exchange for or in substitution of Company

Units or shares of Holdings Class B Common Stock, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

2.5 Withholding; Certification of Non-Foreign Status.

(a) If Holdings shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Holdings shall be entitled to take such action as it deems appropriate, in its reasonable discretion, in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Holdings Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Holdings may be required to withhold with respect to such Exchange; provided that, in the event that Holdings so determines that withholding is required with respect to an Exchange, Holdings shall notify the Sellers Representative as soon as reasonably practicable of its intent to withhold and Holdings shall consider in good faith any forms, statements, documentation or other information submitted by, and otherwise cooperate on a reasonable basis with, the Sellers Representative to reduce or eliminate the proposed withholding. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Unitholder and, as soon as reasonably practicable after any such withholding, Holdings shall deliver to the Sellers Representative the original or a certified copy of a receipt issued by the applicable taxing authority evidencing such payment, a copy of the return reporting such payment and, upon request of the Sellers Representative or applicable Unitholder, other evidence of such payment and Holdings shall cooperate on a reasonable basis with the Sellers Representative or applicable Unitholders to claim and obtain a refund for any such Taxes withheld.

(b) Notwithstanding anything to the contrary herein, Holdings may, in its reasonable discretion, require that an exchanging Unitholder deliver to Holdings a certification of non-foreign status in accordance with Sections 1445 and 1446(f)(2) of the Code and Treasury Regulation Section 1.1445-2(b) prior to an Exchange. In the event Holdings has required delivery of such certification but an exchanging Unitholder does not provide such certification, Holdings shall nevertheless deliver or cause to be delivered to the exchanging Unitholder the Holdings Class A Common Stock or the Cash Exchange Payment in accordance with Section 2.1, but subject to withholding as provided in Section 2.5(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

3.1 Representations and Warranties of Holdings. Holdings represents and warrants to the other Parties as follows:

(a) Qualification and Organization. Holdings has been duly incorporated, is validly existing and is in good standing under the Laws of the State of Delaware. Holdings is not in violation of any provisions of the Holdings Charter or Holdings Bylaws. Holdings has the requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance and delivery of shares of Holdings Class A Common Stock as contemplated by this Agreement. The execution and delivery by Holdings of this Agreement, the performance by Holdings of its obligations hereunder and the consummation by Holdings of the transactions contemplated hereby including the issuance and delivery of the shares of Holdings Class A Common Stock have been duly authorized by all requisite action on the part of Holdings. This Agreement has been duly executed and delivered by Holdings and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in an Action at law or in equity) (the immediately preceding clauses (a) and (b) are collectively referred to as the “General Enforceability Exceptions”).

(b) Capitalization of Holdings. On the date hereof, Holdings has the capitalization set forth in Holdings’ proxy statement/prospectus included in its Form S-4 registration statement (the “Registration Statement”) as filed with the SEC and mailed to stockholders of Holdings in connection with the transactions contemplated by the Transaction Agreement (the “Proxy Statement/Prospectus”), after giving effect to the domestication proposal as set forth therein. All of the issued and outstanding shares of Holdings’ capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable Laws and are not subject to any preemptive right or any similar right under which Holdings is a party or otherwise bound. Except as described in the Proxy Statement/Prospectus, there are no outstanding warrants, options, convertible securities or other rights, agreements or commitments obligating Holdings to issue, deliver or sell any equity securities, except for securities that may be granted to employees of the Company under Holdings’ proposed new omnibus equity incentive plan to be entered into on or around the Effective Date. Except as described in the Proxy Statement/Prospectus, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements to which Holdings is bound with respect to the voting, transfer or other disposition of its equity securities. Except as described in the Proxy Statement/Prospectus and in this Agreement, no Person has the right to require Holdings to register any securities of Holdings under the Securities Act, whether on a demand basis or in connection with the registration of securities of Holdings for its own account or for the account of any other Person. Except as described in the Proxy Statement/Prospectus, there are no profit participation or phantom equity awards, interests, or rights with respect to Holdings or its capital stock issued to or held by any current or former director, officer, employee or consultant of Holdings.

(c) Valid Issuance. The shares of Holdings Class A Common Stock, when issued and delivered to the applicable Unitholder in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Holdings Charter or Holdings Bylaws under the Laws of the State of Delaware.

(d) Compliance with Stock Exchange Continued Listing Requirements. Holdings is in compliance with all material applicable continued listing requirements of the Stock Exchange. There are no Actions or proceedings pending or, to Holdings’ actual knowledge, threatened against Holdings relating to the continued listing of the Holdings Class A Common Stock on the Stock Exchange and Holdings has not received any currently pending notice of the delisting of the Holdings Class A Common Stock from the Stock Exchange. The issuance and delivery of the shares of Holdings Class A Common Stock pursuant to this Agreement and the compliance by Holdings with all of the provisions of this Agreement and the consummation of the transactions herein will be done in accordance with the Stock Exchange rules.

(e) No Conflict. Neither the execution and delivery of this Agreement by Holdings, nor the consummation by Holdings of the transactions contemplated herein, including any Exchange or the issuance of Holdings Class A Common Stock in connection therewith, nor compliance by Holdings with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the Holdings Charter, the Holdings Bylaw, or any other governing documents of Holdings or the Company, (ii) constitute or result in a material breach of any term, condition or provision of, or constitute a material default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of Holdings or any of its Subsidiaries (including the Company), including the Company, pursuant to any indenture, mortgage, deed of trust, loan agreement or material lease, license or other material agreement to which Holdings or any of its Subsidiaries is a party, or (iii) violate any material Order or Law applicable to Holdings or any of its Subsidiaries, including the Company, or any of their respective properties or assets.

(f) Holdings SEC Filings. Holdings has timely filed all forms, reports and documents required to be filed by it with the SEC since November 2, 2017, together with any amendments, restatements or supplements thereto, and all such forms, reports and documents required to be filed subsequent to the Effective Date will be timely filed (the “Additional Holdings SEC Reports”). Holdings has provided to the Sellers, in the form filed with the SEC, except to the extent available in full without redaction on the SEC’s EDGAR website, (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 2017 and (ii) the Prospectus, all registration statements and other forms, reports and documents filed by Holdings with the SEC since its inception (the forms, reports and other documents referred to in clauses (i) through (ii) above being, collectively, the “Holdings SEC Reports”). The Holdings SEC Reports were, and the Additional Holdings SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Holdings SEC Reports did not, and the Additional Holdings SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained (i) in any Holdings SEC Report has been superseded by a later timely filed the Holdings SEC Report or (ii) in any Additional Holdings SEC Report is superseded by a later timely filed Additional Holdings SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any notes thereto) contained in the Holdings SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Holdings as at the respective dates thereof and for the respective periods indicated therein.

(g) Litigation. There are no Actions currently pending or, to the actual knowledge of Holdings, threatened, against Holdings that (i) challenge or seek to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement or (ii) if adversely decided, would reasonably be expected to be material to Holdings.

(h) Brokers. No broker, finder or similar agent has been employed by or on behalf of Holdings, and no Person with which Holdings has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or similar fee in connection with this Agreement or the transactions contemplated hereby.

3.2 Representations and Warranties of the Company. The Company represents and warrants to the other Parties as follows:

(a) Qualification and Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas. The Company is not in violation of any provision of its organizational documents. The Company has the requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by the General Enforceability Exceptions.

(b) Capitalization of the Company. On the date hereof, the Company Units represent the only outstanding equity interests of the Company, which Company Units are held by the Unitholders and directly or indirectly Holdings as set forth in the Company A&R Regulations. There are no (i) outstanding securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, (ii) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of the

Company, (iii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for equity securities of the Company, and (iv) voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting, transfer or other disposition of its equity securities. The Company Units have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not be subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under which the Company is a party or otherwise bound.

(c) Litigation. There are no Actions currently pending or, to the actual knowledge of the Company, threatened, against the Company or its assets, properties or business that (i) challenge or seek to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement or (ii) if adversely decided, would reasonably be expected to be material to the Company.

(d) Brokers. No broker, finder or similar agent has been employed by or on behalf of the Company, and no Person with which the Company has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee in connection with this Agreement or the transactions contemplated hereby.

(e) Tax Classification. The Company is an entity treated as a partnership for U.S. federal income tax purposes and is not classified as a “publicly traded partnership” as defined under Section 7704 of the Code.

3.3 Representations and Warranties of the Unitholders. Each Unitholder represents and warrants to the other Parties, severally on behalf of itself, as follows:

(a) Qualification and Organization. If such Unitholder is not a natural Person, such Person is an entity duly formed, incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of formation, incorporation or organization, and such Unitholder is not in violation of any provision of its organizational documents. Such Unitholder has all requisite power and authority to enter into this Agreement, to carry on his, her or its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Unitholder of this Agreement, the performance by such Unitholder of its obligations hereunder and the consummation by such Unitholder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Unitholder. This Agreement has been duly executed and delivered by such Unitholder and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, except as limited by the General Enforceability Exceptions.

(b) No Conflict. Neither the execution and delivery of this Agreement by such Unitholder, nor the consummation by such Unitholder of the transactions contemplated herein, nor compliance by such Unitholder with any of the provisions hereof, will (i) if such Unitholder is not a natural Person, conflict with or result in a breach of any provisions of the governing documents of such Unitholder, (ii) constitute or result in a material breach of any term, condition or provision of, or constitute a material default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of such Unitholder pursuant to any indenture, mortgage, deed of trust, loan agreement or material lease, license or other material agreement to which such Unitholder is a party, or (iii) violate any material Order or Law applicable to such Unitholder or any of his, her or its properties or assets.

(c) Title. Such Unitholder has, as of the date of this Agreement, good and valid title to the Company Units held by such Unitholder, in each case, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable federal securities Laws or state securities Law or pursuant to the Company A&R Regulations and any agreement contemplated by the Transaction Agreement). On any applicable Date of Exchange, such Unitholder shall have good and valid title to the Company Units held by such Unitholder that are the subject of such Exchange, in each case, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable federal securities Laws or state securities Law or pursuant to the Company A&R Regulations and any agreement contemplated by the Transaction Agreement). Other than the Transaction Agreement, the Company A&R Regulations and this Agreement, such Unitholder is a not a party to (or has irrevocably terminated) any option, warrant, right, stockholder, operating agreement, voting trust, proxy or other agreement, commitment or understanding with respect to the transfer, disposition or acquisition of the Company Units or the voting of any of the Company Units.

(d) Litigation. There are no Actions currently pending or, to the actual knowledge of such Unitholder, threatened, against or affecting such Unitholder or any of its Affiliates that challenge the validity or enforceability of this Agreement or seek to enjoin, alter or materially delay the consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Agreement or if adversely decided, would reasonably be expected to be material to such Unitholder.

(e) Brokers. No broker, finder or similar agent has been employed by or on behalf of such Unitholder, and no Person with which such Unitholder has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or similar fee in connection with this Agreement or the transactions contemplated hereby.

(f) Accredited Investor. The Holdings Class A Common Stock are being acquired solely for investment for such Unitholder’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and such Unitholder has no present intention of selling, granting a participation in, or otherwise distributing the same. Such Unitholder understands that the Holdings Class A Common Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Unitholder’s representations as expressed herein. Such Unitholder understands that the Holdings Class A Common Stock are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, such Unitholder must hold the Holdings Class A Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Unitholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g) Not a Registered Offering. Such Unitholder understands that the Holdings Class A Common Stock to be issued to such Unitholder to be issued pursuant to this Agreement have not been and are not being registered either with SEC or with the governmental entity charged with regulating the offer and sale of securities under the securities laws and regulations of the state of residence of such Unitholder, and are being offered and sold pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act, and limited exemptions provided in the “Blue Sky” laws of the state of residence of such Unitholder, and that no governmental agency has recommended or endorsed the Holdings Class A Common Stock or made any finding or determination relating to the adequacy or accuracy of the Transaction Agreement (or any related transaction document) or the fairness for investment of the Holdings Class A Common Stock.

(h) Acquisition for Investment. Such Unitholder is acquiring the Holdings Class A Common Stock solely for its own account, for investment purposes and not with a view to, or with any intention of, a distribution, sale, subdivision in violation of the Securities Act, or, to the extent applicable, for the account of any other individual, corporation, firm or person during the 12-month period immediately following the Closing Date, as required pursuant to the terms of the Lock-Up Agreement.

(i) Independent Investigation. Such Unitholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Holdings Class A Common Stock. In making its decision to acquire the Holdings Class A Common Stock, such Unitholder has relied solely upon independent investigations made by it and is not relying on the Company or Holdings with respect to any tax or other economic considerations involved in this investment. Other than as set forth in this Agreement, the Transaction Agreement and the documents referred to therein or delivered in conjunction therewith, no representations or warranties regarding the Company, Holdings or ownership of the Holdings Class A Common Stock have been made to such Unitholder by the Company, Holdings or any of their respective directors, managers, officers, employees, agents, advisors, or affiliates. To the extent such Unitholder has deemed it appropriate, such Unitholder has consulted with its own attorneys with respect to all matters concerning this investment.

(j) Restrictions on Transfer. Such Unitholder understands and agrees that because the offer and sale of the Holdings Class A Common Stock have not been registered under federal or state securities laws, none of the Holdings Class A Common Stock acquired may at any time be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of by such Unitholder unless they are registered under the Securities Act or there is applicable to such sale or other disposition one of the exemptions from registration set forth in the Securities Act, the rules and regulations of the SEC thereunder and applicable state law. Such Unitholder further understands that the Company and Holdings have no obligation or present intention to register the Holdings Class A Common Stock or to permit their sale other than in strict compliance with the Securities Act, SEC rules and regulations thereunder, applicable state law and in accordance with the terms of the Transaction Agreement. Such Unitholder further understands and agrees that the Holdings Class A Common Stock will be subject to additional restrictions on transfer in accordance with (i) the Company A&R Regulations, (ii) the Registration Rights Agreement, to the extent such Unitholder is a party, and (iii) the Lock-Up Agreement.

(k) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to such Unitholder or, if applicable, any direct or indirect owner of any interest in such Unitholder.

(l) No Other Representations or Warranties. Such Unitholder understands and agrees that it will receive shares of Holdings Class A Common Stock pursuant to this Agreement directly from Holdings. Such Unitholder further acknowledges that there have been no representations, warranties, covenants and agreements made to such Unitholder by Holdings, or its officers, directors, employees, agents, Affiliates or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement, the Transaction Agreement and the Ancillary Agreements (as such term is defined in the Transaction Agreement).

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Additional Unitholders. To the extent an Unitholder validly transfers any or all of such Company Units (together with the corresponding number of shares of Holdings Class B Common Stock) to Permitted Transferee in accordance with the Company A&R Regulations, then such Permitted Transferee shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit A hereto, whereupon such Permitted Transferee shall become an Unitholder hereunder. To the extent Holdings issues Class B Units in the future (other than to the Company), then the holder of such Class B Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become an Unitholder hereunder.

4.2 Stock Exchange Listing. As of the Date of Exchange, Holdings shall have prepared and filed with the Stock Exchange, an additional shares listing application covering all of the shares of Holdings Class A Common Stock to be issued in respect of the applicable Exchange, and such shares shall have been approved for listing on the Stock Exchange, subject to official notice of issuance. Holdings hereby covenants that the issuance of shares of Class A Common Stock hereunder will be done in accordance with the applicable Stock Exchange rules.

4.3 Release of Liability. In the event a Unitholder transfers all of his, her or its Company Units to Permitted Transferee (together with a corresponding number of shares of Holdings Class B Common Stock) pursuant to the terms and conditions of the Company A&R Regulations, then such Unitholder shall cease to be a Party to this Agreement and shall be relieved and have no further rights, obligations or liability hereunder for events occurring from and after the date of such transfer.

4.4 Termination. This Agreement shall terminate and be of no further force or effect when all outstanding Company Units are held by Holdings.

4.5 Tax Treatment. For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the Company A&R Regulations as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. An Exchange under this Agreement is intended to constitute a taxable sale of Company Units for shares of Holdings Class A Common Stock or a Cash Exchange Payment, as applicable, and corresponding payments under the Tax Receivable Agreement pursuant to Section 1001 of the Code except as otherwise mutually agreed to in writing by the exchanging Unitholder and Holdings, and no party hereto shall take a position inconsistent with such intended tax treatment on any tax return, amendment thereof or any other communication with a taxing authority, in each case unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

ARTICLE V

MISCELLANEOUS AND GENERAL

5.1 Expenses. Unless otherwise expressly set forth herein, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense.

5.2 Successors and Assigns; Third-Party Beneficiaries.

(a) This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement to any Person without the prior written consents of the other Parties to this Agreement, and any purported assignment or delegation without such prior written consents will be void and of no effect.

(b) Except as expressly contemplated herein, including Section 3.3(f), each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

5.3 Further Assurances. From time to time after the Effective Date, and without any additional consideration, the Parties will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its Affiliates to execute and deliver, such further instruments, and take (or cause its Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement, including any Exchange, and the transactions contemplated herein.

5.4 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Party for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to a Unitholder, to the address set forth below such Unitholder’s signature

If to Holdings or the Company:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

and

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Chairman of the Board of Directors of Holdings

Email: [●]

Any Party may change the address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other Parties of such change in accordance with this Section 5.4.

5.5 Complete Agreement. This Agreement and the Exhibits attached hereto and the other documents delivered and contemplated to be delivered by the Parties in connection herewith, together with the Transaction Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings (whether written or oral) between the Parties with respect thereto.

5.6 Survival of Representations and Warranties. Notwithstanding anything to the contrary herein, the representations and warranties of the Unitholders set forth in Section 3.3 shall survive the Effective Date indefinitely.

5.7 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

5.8 Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties hereto; provided, however, that no amendment may be made that alters the terms, substance or meaning of the agreements, rights, liabilities or covenants contained in this Agreement in any material respect without the approval of the affected Party.

5.9 Waiver. At any time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the covenants, agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the applicable Unitholder making the waiver, or Holdings or the Company, if such Parties are making the waiver. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

5.10 Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such Action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each Party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (b) any claim that any such Action brought in any such court has been brought in an inconvenient forum.

5.11 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 5.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

5.12 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

5.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

5.14 Enforcement of Agreement. Each Party’s obligation under this Agreement is unique. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled under this Agreement, at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

5.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles or Exhibits are to the preamble, recitals, Sections, Articles or Exhibits of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in this Agreement will mean that such documents or other information has been physically or electronically delivered to the relevant parties, including via a virtual data room; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

[Remainder of Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement, or have caused this Agreement to be executed, as of the day and year first above written.

HOLDINGS:

Strike, Inc.

By:
Name:
Title:

COMPANY:

Strike Capital, LLC

By:
Name:
Title:

UNITHOLDERS:

Pate Holding Company LP

By:	Pate Holding Company GP LLC, its general partner

By:
Name:
Title:
Address:

[Signature page to Exchange Agreement]

OEP Strike LLC

By:
Name:
Title:
Address:

Pate Holding Company LP

By:
Name:
Title:
Address:

Kacey Smart

Address:

Smart 2014 Family Insurance Trust

By:
Name:
Title:
Address:

Jarvie Arnold

Address:

Jason Heckt

Address:

Aaron Cole Pate 2012 Trust

By:
Name:
Title:
Address:

Sam Anaya

Address:

Steve Barton

Address:

Raul Garza

Address:

Angela Goines

Address:

Robert Boykin

Address:

Doug Jones

Address:

Delta Directional, LLC

By:
Name:
Title:
Address:

Ezra Lee

Address:

Frank Victor-Mccawly

Address:

[JUNIOR EQUITY HOLDERS]

EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380]

Attention: [●]

Reference is hereby made to the Exchange Agreement, dated as of [●], 2019 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (“Holdings”), all of the holders of Company Units (other than Holdings and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

Effective as of the Date of Exchange set forth below, the undersigned Unitholder hereby transfers to Holdings the number of Company Units set forth below in Exchange for shares of Holdings Class A Common Stock to be issued in its name as set forth below, or, at the option of Holdings, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the Exchange Agreement. The undersigned hereby acknowledges that the Exchange of Company Units shall include the automatic cancellation of an equal number of outstanding shares of Holdings Class B Common Stock beneficially owned by the undersigned.

Legal Name of Unitholder:

Address:

Number of Company Units to be Exchanged:

Date of Exchange:

Cash Exchange Payment instructions:

If the Unitholder desires the shares of Holdings Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

In the event Holdings elects to certificate the shares of Holdings Class A Common Stock issued to the Unitholder, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

The undersigned hereby represents and warrants that: (a) the undersigned has all requisite power and authority (or, in case the undersigned is a natural person, the legal capacity) to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (b) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; (c) the undersigned has good and marketable title to its Company Units and shares of Holdings Class B Common Stock that are subject to this Election of Exchange, and such Company Units and shares of Holdings Class B Common Stock are being transferred to Holdings free and clear of any Lien; (d) no consent, approval, authorization, order, registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Company Units or shares of Holdings Class B Common Stock subject to this Election of Exchange is required to be obtained or made by the undersigned for the transfer of such Company Units or shares of Holdings Class B Common Stock; (e) the transactions contemplated by this Election of Exchange or the Exchange Agreement will not (i) conflict with or result in a breach of any provisions of the governing documents of the undersigned, (ii) constitute or result in a material breach of any term, condition or provision of, or constitute a material default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of the undersigned pursuant to any indenture, mortgage, deed of trust, loan agreement or material lease, license or other material agreement to which the undersigned is a party, or (iii) violate any material Order or Law applicable to the undersigned or any of its properties or assets; and (f) there are no Actions currently pending or, to the actual knowledge of the undersigned, threatened, against or affecting the undersigned or any of its Affiliates that challenge the validity or enforceability of this Agreement or seek to enjoin, alter or materially delay the consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Election of Exchange or the Exchange Agreement or if adversely decided, would reasonably be expected to be material to the undersigned.

The undersigned hereby irrevocably constitutes and appoints any officer of Holdings, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to Holdings the Company Units and the shares of Holdings Class B Common Stock subject to this Election of Exchange and to deliver to the undersigned the cash or the shares of Holdings Class A Common Stock to be delivered in Exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

[Unitholder]

By:
Name:
Title:

EXHIBIT B

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2019 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (“Holdings”), the holders of Company Units (other than Holdings and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

This Joinder Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Company Units. By signing and returning this Joinder Agreement, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an Unitholder in the Exchange Agreement, with all attendant rights, duties and obligations of an Unitholder thereunder, (ii) makes, as of the date hereof, each of the representations and warranties of an Unitholder in Section 3.3 of the Exchange Agreement as fully as if such representations and warranties were set forth herein and (iii) has delivered any investor questionnaire and other documents or instruments reasonably requested by the Company or Holdings or as required under the Company A&R Regulations. The Parties shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Company and Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention:

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

[Joining Party]

By:
Name:
Title:

Acknowledged as of , 20 :

Strike, Inc.

By:
Name:
Title:

Strike Capital, LLC

By:
Name:
Title:

Exhibit E

FORM OF

TAX RECEIVABLE AGREEMENT

by and among

STRIKE CAPITAL, LLC,

STRIKE, INC.,

THE OTHER MEMBERS OF STRIKE CAPITAL, LLC

and

OEP-STRIKE SELLER REPRESENTATIVE, LLC

Dated as of [●], 201[●]

Exhibit A Form of Joinder

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], 2019, is hereby entered into by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (the “Corporate Taxpayer”), the holders of Company Units (other than Corporate Taxpayer and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Holders”), and OEP-Strike Seller Representative, LLC, a Delaware limited liability company (the “Holders Representative”). Each of the Corporate Taxpayer, the Company, the Holders and the Holders Representative may be referred to herein individually as a “Party” and collectively, as the “Parties”.

RECITALS

A. Pursuant to the Amended and Restated Certificate of Incorporation of the Corporate Taxpayer, dated as of [●], 2019, the Corporate Taxpayer is authorized to issue, among other things, (1) Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and (2) Class B Common Stock, par value $0.0001 per share.

B. Pursuant to the Amended & Restated Company Regulations (“Company A&R Regulations”), the Company Units represent all of the Capital Stock of the Company.

C. Pursuant to the Transaction Agreement and Plan of Merger, dated as of October [●], 2018, by and among the Parties (the “Transaction Agreement”), at the Closing and concurrently with the execution of this Agreement, the Corporate Taxpayer is acquiring certain Company Units.

D. At the Closing and concurrently with the execution of this Agreement, the Corporate Taxpayer and the Holders are entering into an exchange Agreement (the “Exchange Agreement”), pursuant to which each Holder will be entitled to exchange the Company Units that such Holder continues to hold in exchange for the number of shares of Class A Common Stock specified in the Exchange Agreement on the terms and subject to the conditions set forth therein (each, a “Post-Transaction Exchange”).

E. The Company is classified as a partnership for U.S. federal and applicable state and local income tax purposes, and the Corporate Taxpayer is classified as a corporation for U.S. federal and applicable state and local income tax purposes.

F. It is intended that the acquisition of Company Units pursuant to the Transaction Agreement will constitute a taxable sale of partnership interests pursuant to Sections 741 and 1001 of the Internal Revenue Code of 1986 (the “Code”).

H. The Company will have in effect an election under Section 754 of the Code (and any corresponding provisions of state or local Tax Law), for each Taxable Year (as defined below) of the Company, which election is intended generally to result in an adjustment under Sections 734(b) and 743(b) of the Code (including a substituted basis transaction described in Treasury Regulations Section 1.755-1(b)(5)) to the tax basis of the assets owned by the Company (solely with respect to the Corporate Taxpayer) with respect to each Exchange, by reason of the Exchange and the receipt of certain payments under this Agreement.

I. The income, gain, loss, deduction and other Tax (as defined below) items of the Corporate Taxpayer and its wholly owned Subsidiaries (as defined below) may be affected by (1) the Basis Adjustments and (2) the Imputed Interest.

J. The Parties desire to make certain arrangements with respect to the effect of the Basis Adjustments and the Imputed Interest on the liability for Taxes of the Corporate Taxpayer.

K. Capitalized terms used but not defined in this Agreement will have the respective meanings ascribed to such terms in the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms set forth in this Article I have the following meanings.

“Advisory Firm” means any accounting firm or any law firm that, in either case, is nationally recognized as being expert in tax matters.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” has the meaning set forth in the Preamble.

“Amended Schedule” has the meaning set forth in Section 2.2(b).

“Applicable Asset” means any asset that is, for U.S. federal income tax purposes, (a) depreciable or amortizable, (b) stock of a corporation or (c) land.

“Assumed State and Local Tax Rate” means [                ] percent ([    ]%)1 or such other rate as the Corporate Taxpayer may in good faith determine to be appropriate taking into account any changes, after the date hereof, to the Corporate Taxpayer’s apportionment factors and/or the corporate income and franchise tax rates in any state and local jurisdictions in which the Corporate Taxpayer files income and franchise tax returns.

“Basis Adjustment” means, in respect of a Holder, the adjustment to the tax basis of a Reference Asset under Sections 732, 755 and 1012 of the Code and the Treasury Regulations thereunder (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Sections 734(b), 743(b) and 755 of the Code and the Treasury Regulations thereunder (in situations where, following an Exchange, the Company remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable provisions of state and local Tax Law, as a result of (a) an Exchange by such Holder and (b) payments made to such Holder pursuant to this Agreement. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange shall be determined without regard to any Pre-Exchange Transfers (and as if any such Pre-Exchange Transfers had not occurred). As required by Section 2.1(a), the Company will ensure that an election under Section 754 of the Code is in effect for each Taxable Year of the Company (until the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes).

“Board” means the Board of Directors of the Corporate Taxpayer.

[1]	TBD

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock or shares;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class A Common Stock Market Value” means, for any day, the average of the high price and the low price of a share of Class A Common Stock for such day; provided, that if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the independent members of the Board shall determine the fair market value of a share of Class A Common Stock for such day in good faith.

“Code” has the meaning set forth in the Recitals.

“Company A&R Regulations” has the meaning set forth in the Recitals.

“Company Units” means each unit of Capital Stock of the Company.

“Corporate Taxpayer” has the meaning set forth in the Preamble.

“Corporate Taxpayer Group” means any of the Corporate Taxpayer and its Subsidiaries.

“Corporate Taxpayer Return” means the U.S. federal, state or local Tax Return, as applicable, of the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer (or any Tax Return filed for a consolidated, affiliated, combined or unitary group of which the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer is a member) filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” means, for a Taxable Year, in respect of a Holder, the cumulative amount of Realized Tax Benefits in respect of such Holder for all Taxable Years or portions thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, the Company and its Subsidiaries, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same Taxable Year or portion thereof shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. If a Cumulative Net Realized Tax Benefit in respect of such Holder is being calculated with respect to a portion of a Taxable Year, then calculations of the Cumulative Net Realized Tax Benefit in respect of such Holder (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books and the Taxable Year had closed on the relevant date.

“Default Rate” means LIBOR plus 100 basis points.

“Determination” has the meaning ascribed to such term in Section 1313(a) of the Code or similar provisions of state and local Tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” has the meaning set forth in Section 4.2.

“Early Termination Notice” has the meaning set forth in Section 4.2.

“Early Termination Payment” has the meaning set forth in Section 4.3(b).

“Early Termination Rate” means LIBOR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.2.

“Exchange” means an acquisition or purchase, as determined for U.S. federal income tax purposes (including pursuant to a “disguised sale of a partnership interest” under Section 707 of the Code), of Company Units by the Corporate Taxpayer from a Holder (including a permitted assignee under Section 7.5 who is a party by reason of a joinder) pursuant to a Post-Transaction Exchange. Any reference in this Agreement to Company Units “Exchanged” is intended to denote Company Units that are the subject of an Exchange.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Expert” has the meaning set forth in Section 7.9.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

“Holders” has the meaning set forth in the Recitals.

“Holders Representative” has the meaning set forth in the Recitals.

“Hypothetical Tax Liability” means, in respect of a Holder, with respect to any Taxable Year, the liability for Taxes for such Taxable Year or portion thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries and (c) without duplication, the Company and its Subsidiaries, but only with respect to the Corporate Taxpayer’s pro rata shares of the Tax liability of the Company and its Subsidiaries for such Taxable Year or portion thereof, in each case calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries on the relevant Corporate Taxpayer Return, but (i) using the Unadjusted Tax Basis of the Reference Assets in respect of such Holder (which, in the case of an actual or deemed disposition of a Reference Asset, shall be the Unadjusted Tax Basis of such Reference Asset as of immediately before such disposition), (ii) excluding any deduction attributable to Imputed Interest in respect of such Holder for the Taxable Year, (iii) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to or (without duplication) available for use because of the prior use of the portion of the Basis Adjustment resulting from payments made to such Holder (or its predecessors or successors) under this Agreement or the Imputed Interest with respect to such

Holder and (iv) for purposes of determining the liability for state and local Taxes for a Taxable Year, the combined tax rate for state and local Taxes shall be the Assumed State and Local Tax Rate for such Taxable Year. If a Hypothetical Tax Liability is being calculated with respect to a portion of a Taxable Year, then calculations of the Hypothetical Tax Liability (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the Corporate Taxpayer and its Subsidiaries and the Taxable Year had closed on the relevant date. For purposes of calculating the Hypothetical Tax Liability , a disposition of an interest in the Company shall be treated as a disposition of the portion of the assets of the Company (or its Subsidiaries) to which such interest relates.

“Imputed Interest” means, in respect of a Holder, any interest imputed under Sections 1272, 1274 or 483 or other provision of the Code and any similar provisions of state and local tax Law with respect to the Corporate Taxpayer’s payment obligations in respect of such Holder under this Agreement.

“Interest Amount” has the meaning set forth in Section 3.1(b).

“IRS” means the Internal Revenue Service.

“Law” means any law, statute, code, ordinance, regulation, rule or Order of any Governmental Authority.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Reuters Screen page “LIBOR01” (or if such screen shall cease to be publicly available, as reported by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such period.

“Maximum Rate” has the meaning set forth in Section 3.6.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trust naming only one or more of the Persons listed in clause (a) above as beneficiaries.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b).

“Objection Notice” has the meaning set forth in Section 2.2(a).

“Order” has the meaning set forth in the Transaction Agreement.

“Parties” has the meaning set forth in the Preamble.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Post-Transaction Exchange” has the meaning set forth in the Recitals.

“Pre-Exchange Transfer” means, with respect to a Company Unit, any transfer (including upon the death of a Holder), (a) that occurs prior to an Exchange of such Company Unit and (b) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” means, in respect of a Holder, for a Taxable Year (or portion thereof), the excess, if any, of the Hypothetical Tax Liability in respect of such Holder for such Taxable Year (or portion thereof) over the actual liability for Taxes for such Taxable Year (or portion thereof) of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, the Company and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of the Company and its Subsidiaries for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Detriment” means, in respect of a Holder, for a Taxable Year (or portion thereof), the excess, if any, of the actual liability for Taxes for such Taxable Year (or portion thereof) of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, the Company and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of the Company and its Subsidiaries for such Taxable Year (or portion thereof) over the Hypothetical Tax Liability in respect of such Holder for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Benefit or Detriment” has the meaning set forth in Section 2.1(a).

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” has the meaning set forth in Section 2.2(a).

“Reference Asset” means (a) with respect to any Exchange, an Applicable Asset that is held by the Company or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of such Exchange and (b) any Applicable Asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (a) a Tax Benefit Schedule or (b) the Early Termination Schedule, and, in each case, any amendments thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Subsidiary” means, with respect to a Person, any other Person of which (a) a majority of the outstanding voting securities are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable governing body of such other Person.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.1(a).

“Tax Return” means any return, declaration, election, report or similar statement filed or required to be filed with a Taxing Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, declaration of estimated Tax, and amendments of any of the foregoing.

“Taxable Year” means a “taxable year” (as defined in Section 441(b) of the Code (or comparable provisions of state or local Tax Law)) of the Corporate Taxpayer or any Subsidiary thereof, ending after the date hereof.

“Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Payment” means a Tax Benefit Payment and an Early Termination Payment.

“Transaction Agreement” has the meaning set forth in the Recitals.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unadjusted Tax Basis” means, with respect to a Reference Asset, at any time, the tax basis that such Reference Asset would have had at such time if no Basis Adjustments had been made.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (a) in each Taxable Year ending on or after such Early Termination Date (or with respect to which the Tax Benefit Payment has not been determined and (subject to Sections 3.6 and 5.3) paid), the Corporate Taxpayer and its wholly owned Subsidiaries will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years in which such deductions would become available (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from post-Early Termination Date Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions), (b) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date), (c) any loss carryovers generated by any Basis Adjustment or Imputed Interest and available as of the Early Termination Date will be used by the Corporate Taxpayer on a pro rata basis from the Early Termination Date through the scheduled expiration date of such loss carryovers or, if shorter, through the 15th Taxable Year after the Taxable Year in which the Early Termination Date occurs, (d) any non-depreciable or non-amortizable Reference Asset will be disposed of on the 10th anniversary of the applicable Basis Adjustment, for an amount sufficient to fully utilize the Basis Adjustment with respect to such Reference Asset, (e) if, on the Early Termination Date, the Holder has (or is deemed to have) Company Units that have not been Exchanged, then each such Company Unit shall be deemed to be Exchanged for the Class A Common Stock Market Value on the Early Termination Date, and the Holder shall be deemed to receive the amount of cash the Holder would have been entitled to pursuant to this Agreement had the Company Unit actually been Exchanged on the Early Termination Date, determined using the Valuation Assumptions, and (f) the Corporate Taxpayer will make a Tax Benefit Payment 125 calendar days after the due date (taking into account automatic extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer (or its wholly owned Subsidiaries, as applicable) for each Taxable Year for which a Tax Benefit Payment would be due.

1.2 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any Contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such Contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles, Exhibits or Disclosure Letter are to the preamble, recitals, Sections, Articles, Exhibits or Disclosure Letter of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in this Agreement will mean that such documents or other information has been physically or electronically delivered to the relevant parties, including via a virtual data room; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

2.1 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within 90 calendar days after the due date (taking into account valid extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer (or its wholly owned Subsidiaries, as applicable) for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment (collectively, a “Realized Tax Benefit or Detriment”), the Corporate Taxpayer shall provide to the Holders Representative a schedule showing in reasonable detail the calculation of the Realized Tax Benefit or Detriment in respect of each Holder for such Taxable Year and any Tax Benefit Payment in respect of the Holders (a “Tax Benefit Schedule”). The Tax Benefit Schedules provided by the Corporate Taxpayer will become final as provided in Section 2.2(a) and shall be amended as provided in Section 2.2(b). Notwithstanding anything to the contrary, the Corporate Taxpayer shall cause the Company to ensure that an election under Section 754 of the Code is in effect for each Taxable Year of the Company (until the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes).

(b) Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries (and the Company and its Subsidiaries, as applicable and without duplication) for such Taxable Year (or portion thereof) attributable to the Basis Adjustments and the Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries (and the Company and its Subsidiaries, as applicable and without duplication) will take into account any deduction of Imputed Interest. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax Law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type.

2.2 Procedure; Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to the Holders Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to

Section 2.2(b), including any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also allow the Holders Representative reasonable access at no cost to the appropriate representatives, as determined by the Corporate Taxpayer, at the Corporate Taxpayer and the Advisory Firm that prepared the relevant Corporate Taxpayer Returns in connection with a review of such Schedule. Without limiting the application of the preceding sentence, the Corporate Taxpayer shall, upon request, deliver to the Holders Representative work papers providing reasonable detail regarding the computation of such Tax Benefit Schedule. An applicable Tax Benefit Schedule or amendment thereto shall, subject to the final sentence of this Section 2.2(a), become final and binding on the Holders Representative and each Holder and its Affiliates 30 calendar days from the first date on which the Corporate Taxpayer sent the Holders Representative the applicable Schedule or amendment thereto unless (i) the Holders Representative within 30 calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with written notice of a material objection to such Schedule made in good faith and setting forth in reasonable detail the Holders Representative’s material objection along with a letter from an Advisory Firm supporting such objection, if such objection relates to the application of Tax Law (an “Objection Notice”) or (ii) the Holders Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Holders Representative are unable to resolve the issues raised in any Objection Notice within 30 calendar days after receipt by the Corporate Taxpayer of such Objection Notice, the Corporate Taxpayer and the Holders Representative shall employ the reconciliation procedures described in Section 7.9 (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the Holders Representative, (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement, (iv) to reflect a change in the Realized Tax Benefit or Detriment in respect of a Holder for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Detriment in respect of a Holder for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

2.3 Consistency with Tax Returns. Notwithstanding anything to the contrary herein, all calculations and determinations hereunder, including Basis Adjustments, the Schedules, and the determination of the Realized Tax Benefit or Detriment, shall be made in accordance with any elections, methodologies or positions taken on the relevant Corporate Taxpayer Returns.

ARTICLE III

TAX BENEFIT PAYMENTS

3.1 Payments.

(a) Payments. Except as provided in Sections 3.6 and 5.3, and subject to Section 3.3, within five Business Days after all the Tax Benefit Schedules with respect to the Taxable Year delivered to the Holders pursuant to this Agreement become final in accordance with Article II, the Corporate Taxpayer shall pay or cause to be paid to each Holder for such Taxable Year such Holder’s Tax Benefit Payment (if any) determined pursuant to Section 3.1(b). Each such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to the bank account previously designated by the Holders Representative to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and the Holders Representative.

(b) A “Tax Benefit Payment” in respect of a Holder for a Taxable Year means an aggregate amount, not less than zero, which the Corporate Taxpayer is required to pay or cause to be paid pursuant to Section 3.1, equal to the sum of the Net Tax Benefit and the Interest Amount in respect of such Holder. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest for U.S. federal and applicable state and local Tax purposes but instead shall be treated as additional consideration for the acquisition of Company Units in Exchanges, unless otherwise required by Law, as reasonably determined by the Corporate Taxpayer. The “Net Tax Benefit” in respect of such Holder for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit in respect of such Holder as of the end of such Taxable Year (or portion thereof) over (ii) the total amount of payments previously made under this Section 3.1 in respect of such Holder (excluding payments of Interest Amounts).

(c) The “Interest Amount” in respect of such Holder for a Taxable Year (or portion thereof) shall equal the interest on the Net Tax Benefit in respect of such Holder with respect to such Taxable Year (or portion thereof) calculated at the Agreed Rate compounded annually from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for such Taxable Year until the Payment Date. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange on an individual basis by reference to the resulting Basis Adjustment to the Corporate Taxpayer.

3.2 Duplicative Payments. It is intended that the provisions of this Agreement will not result in a duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement, subject to Article IV and Section 7.13, will result in 85% of the Cumulative Net Realized Tax Benefit (but calculated by taking into account all Exchanges by all Holders as of any time) as of any determination date being paid to the Holders pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized. For the avoidance of doubt, interest shall not accrue under more than one provision of this Agreement for any specific period of time.

3.3 Pro Rata Payments; Coordination of Benefits.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s, and/or its wholly owned Subsidiaries’, as applicable, deductions within Net Tax Benefit (including the Basis Adjustments and Imputed Interest under this Agreement) is limited in a particular Taxable Year because the Corporate Taxpayer and/or its wholly owned Subsidiaries, as applicable, does or do not have sufficient taxable income or other limitations to utilize the tax benefits within Net Tax Benefit (including the Basis Adjustments or Imputed Interest), the Net Tax Benefit shall be allocated among all Holders eligible for payments hereunder in proportion to the respective amounts of Net Tax Benefit that would have been allocated to each such party if the Corporate Taxpayer and, as applicable, its wholly owned Subsidiaries, had sufficient taxable income so that there were no such limitation (or such other limitations did not apply).

(b) After taking into account Section 3.3(a), if the Corporate Taxpayer defers a Tax Benefit Payment in respect of a particular Taxable Year pursuant to Section 5.3, then the Parties agree that no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full. If, as a result of the deferral described in the foregoing sentence, the Tax Benefit Payments are to be partially but not fully satisfied with respect to a Taxable Year, such Tax Benefit Payments shall be made in the same proportion as the Tax Benefit Payments that would have been paid to the Holders if the Corporate Taxpayer were to satisfy its obligation in full.

3.4 No Return of Payments. Notwithstanding anything to the contrary in this Agreement, the Holders shall not be required to return any previously made TRA Payment or any other payment hereunder.

3.5 Stock and Stockholders of the Corporate Taxpayer. TRA Payments and any other payments hereunder are not conditioned on the Holders holding any stock of the Corporate Taxpayer (or any successor thereto).

3.6 Interest Amount Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable Agreed Rate or Default Rate shall exceed the maximum lawful interest rate that may be contracted for, charged, taken, received or reserved in accordance with applicable Law (the “Maximum Rate”), the Agreed Rate and Default Rate (as applicable) shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation (other than with respect to an Early Termination Payment) shall be paid (together with interest calculated at the Agreed Rate or the Default Rate (as applicable) with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation.

3.7 Day Count Convention. All computations using the Agreed Rate, Default Rate or Termination Rate shall use the “Actual/360” day count convention.

ARTICLE IV

TERMINATION

4.1 Early Termination and Breach of Agreement.

(a) The Corporate Taxpayer may, with the prior written consent of a majority of the disinterested members of the Board, terminate this Agreement with respect to all amounts payable to all of the Holders (including, for the avoidance of doubt, any transferee pursuant to Section 7.5(a)) at any time by paying or causing to be paid to such Holders an Early Termination Payment; provided, however, that this Agreement shall terminate with respect to any such Holder only upon the payment of such Early Termination Payment to such Holder; provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of an Early Termination Payment to a Holder, the Corporate Taxpayer shall not have any further payment obligations in respect of such Holder under this Agreement, other than for any Tax Benefit Payment (i) agreed to by the Corporate Taxpayer and such Holder as due and payable but unpaid as of the Early Termination Date, (ii) that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iii) due for the Taxable Year ending with or including the Early Termination Date (except to the extent that the amounts described in clauses (i), (ii) and (iii) above are included in the calculation of the Early Termination Payment). If an Exchange occurs with respect to Company Units with respect to which the Corporate Taxpayer has previously paid or cause to be paid to the applicable Holder an Early Termination Payment, the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that the Corporate Taxpayer materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of Law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach to each Holder and shall include (i) each Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such breach (and the Corporate Taxpayer shall provide each Holder with an Early Termination Schedule, which shall become final in accordance with the procedures set forth in Section 4.2), (ii) any Tax Benefit Payment agreed to by the Corporate Taxpayer and any Holder as due and payable but unpaid as of the date of such breach, (iii) any Tax Benefit Payment that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iv) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such breach, as applicable (except to the extent that the amounts described in clauses (ii), (iii) and (iv) above are included in the calculation of the amount described in clause (i) above). Notwithstanding the foregoing, in the event that the Corporate Taxpayer materially breaches this Agreement, each Holder shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), (iii) and (iv) above or to seek specific performance of the terms hereof. The Parties agree that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within 30 calendar days of the date such payment is due (for the avoidance of doubt, taking into account Sections 3.6, 5.2 and 5.3).

4.2 Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1, the Corporate Taxpayer shall deliver to the Holders Representative notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for each Holder. The Early Termination Schedule will become final and binding with respect to the Holders Representative and each Holder and its Affiliates 30 calendar days from the first date on which the Corporate Taxpayer sent the Holders Representative such Early Termination Schedule unless (a) the Holders Representative within 30 calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with an Objection Notice with respect to such Early Termination Schedule or (b) the Holders Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (a) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Holders Representative, for any reason, are unable to resolve the issues raised in such Objection Notice within 30 calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Holders Representative shall employ the Reconciliation Procedures. The date on which every Early Termination Schedule under this Agreement becomes final with respect to all Holders in accordance with this Section 4.2 shall be the “Early Termination Effective Date”.

4.3 Payment upon Early Termination.

(a) Within five Business Days after the Early Termination Effective Date, the Corporate Taxpayer shall pay or cause to be paid to each Holder an amount equal to its Early Termination Payment. Such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to a bank account or accounts designated by the Holder or as otherwise agreed by the Corporate Taxpayer and the Holder.

(b) An “Early Termination Payment” in respect of a Holder shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such Holder under Section 3.1(a) beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any TRA Payment (or portion thereof) required to be made to a Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or the reorganization of the Corporate Taxpayer or any Subsidiary thereof), fees, premiums, charges, expenses, attorneys’ fees or other obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer (and its wholly-owned Subsidiaries, if applicable) (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer (and its wholly-owned Subsidiaries, as applicable) that are not Senior Obligations.

5.2 Late Payments by the Corporate Taxpayer. The amount of all or any portion of any TRA Payment not made to the Holders when due under the terms of this Agreement (taking into account any deferral under Section 5.3) shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was due and payable.

5.3 Payment Deferral.

(a) Notwithstanding anything to the contrary provided herein, to the extent that, at the time any TRA Payment becomes due and payable hereunder, (i) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any outstanding or committed indebtedness for borrowed money to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness, or (ii) (A) the Corporate Taxpayer does not have the cash on hand to make such TRA Payment, and (B) the Corporate Taxpayer is not able to obtain cash from the Corporate Taxpayer Group to fund such TRA Payment because (1) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any such indebtedness, to make tax distributions or similar payments to the Corporate Taxpayer to allow it to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness or (2) the applicable member of the Corporate Taxpayer Group does not have the cash on hand to make the payment described in clause (1) above, then, in each case, upon prior notice to the Holders Representative, the Corporate Taxpayer shall be permitted to defer such TRA Payment until the condition described in clauses (i) or (ii) above is no longer applicable.

(b) If the Corporate Taxpayer defers any TRA Payment (or portion thereof) pursuant to Section 5.3(a), such deferred amount shall accrue interest at the Agreed Rate, from the date that such amounts originally became due and owing pursuant to the terms hereof to the Payment Date, compounded annually, and such deferred amounts shall not be treated as late payments or as a breach of any obligation under this Agreement.

ARTICLE VI

CERTAIN COVENANTS

6.1 Participation in the Corporate Taxpayer’s and the Company’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer, the Company and their respective Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the Holders Representative of, and keep the Holders Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and the Company by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the Holders and their Affiliates under this Agreement, and shall provide to the Holders Representative reasonable opportunity to provide information and other input to the Corporate Taxpayer, the Company and their respective advisors concerning the conduct of any such portion of such audit.

6.2 Consistency. The Corporate Taxpayer and each Holder agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes, all Tax-related items (including the Basis Adjustments and each Tax Benefit Payment and any Imputed Interest) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by Law based on written advice of an Advisory Firm.

6.3 Cooperation. Each Holder shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return, complying with any Tax Law, or contesting or defending any audit, examination or controversy with any Taxing Authority or other governmental authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse the Holders for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Party for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Corporate Taxpayer, to:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a required copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

and

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Chairman of the Board of Directors of Holdings

Email: [●]

If to Holders Representative:

[●]

330 N Wabash, Suite 3750

Chicago, IL 60611

Attention: James B. Cherry

Email: james.b.cherry@oneequity.com

Any Party may change its address or e-mail by giving the other Party written notice of its new address or e-mail in the manner set forth above.

7.2 Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart of such document signed by the other parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

7.3 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.5 Successors; Assignment; Amendments; Waivers.

(a) No Holder may transfer any of its rights under this Agreement to any person without the prior written consent of the Corporate Taxpayer.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and the Holders. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (except to the extent expressly provided by this Agreement).

7.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR

COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.9 Reconciliation. In the event that the Corporate Taxpayer and the Holders Representative are unable to resolve a disagreement with respect to the matters governed by Article II or Article IV within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to such Parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and (unless the Corporate Taxpayer and the Holders Representative agree otherwise), the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Holders Representative or their Affiliates or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within 15 calendar days of the end of the 30 calendar-day period set forth in Sections 2.1 or 4.2, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. If the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement), the undisputed amount shall be paid on the date prescribed by this Agreement, subject to adjustment upon resolution. For the avoidance of doubt, this Section 7.9 shall not restrict the ability of the Corporate Taxpayer or its Affiliates to determine when or whether to file or amend any Tax Return. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne equally by the Corporate Taxpayer and the Holders (on a pro rata basis based on relative proportion of all Early Termination Payments under this Agreement, measured by present value of payments due under this Agreement, using the present value calculation and assumptions described under Section 4.3(b) assuming for such purpose the Early Termination Date is the date the Reconciliation Dispute is resolved) participating in the Reconciliation Dispute. The Corporate Taxpayer may withhold payments under this Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and the Holders Representative and/or its Affiliates, as applicable, participating in the Reconciliation Dispute and may be entered and enforced in any court having jurisdiction.

7.10 Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold or cause to be deducted and withheld from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer determines in good faith it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law, provided, that, (a) the Corporate Taxpayer shall use commercially reasonable efforts to notify any applicable Holder of its intent to withhold at least ten Business Days prior to withholding such amounts and (b) except with respect to any withholding obligation resulting from any change in Law arising on or after the date hereof, the Corporate Taxpayer shall not withhold on account of U.S. federal income Taxes with respect to an applicable Holder that provides (i) a properly prepared and executed certificate of non-foreign status under Treasury Regulations Section 1.1445-2(b)(2) and (ii) an IRS Form W-9 claiming a complete exemption from backup withholding.

To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Holder.

7.11 Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporate Taxpayer and its wholly owned Subsidiaries are or become members of a combined, consolidated, affiliated or unitary group that files a consolidated, combined or unitary income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local Law, then: (i) the provisions of this Agreement shall be applied with respect to the relevant group as a whole; and (ii) TRA Payments, Net Tax Benefit, Cumulative Net Realized Tax Benefit, Realized Tax Benefit or Detriment and other applicable items hereunder shall be computed with reference to the consolidated (or combined or unitary, where applicable) taxable income, gain, loss, deduction and attributes of the relevant group as a whole.

(b) If any entity that is or may be obligated to make a TRA Payment, or any entity any portion of the income of which is included in the income of the Corporate Taxpayer’s consolidated, combined, affiliated or unitary group, directly or indirectly transfers (as determined for U.S. federal income tax purposes) one or more assets to a Person classified as a corporation for U.S. income tax purposes with which such entity does not file a consolidated income tax return pursuant to Section 1501 et seq. of the Code (or, for purposes of calculations relating to state or local taxes, a consolidated, combined or unitary income tax return under applicable state or local Law), such entity, for purposes of calculating the amount of any TRA Payment (e.g., calculating the gross income of the entity and, if applicable, determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset, increased by the amount of debt that would increase the transferor’s “amount realized” for U.S. federal income tax purposes in connection with such transfer, in the case of a contribution of an encumbered asset (including an interest in an entity classified for U.S. federal income tax purposes as a partnership which has debt outstanding). For the avoidance of doubt, a transaction treated for U.S. federal income tax purposes as a liquidation into the Corporate Taxpayer of one or more of its wholly owned Subsidiaries or merger of one or more of such entities into one another or the Corporate Taxpayer will not cause any such Persons to be treated as having disposed of any of its assets for purposes of this Section 7.11(b). In the event there occurs a transaction described in the preceding sentence, the Tax Benefit Payments and any other amounts due under this Agreement shall be calculated without regard to such transaction.

7.12 Confidentiality. Each Holder and each of its assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and agrees that, until the date that is three years after the termination of this Agreement in respect of such Holder (or assignee), such Holder (or assignee) shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters acquired pursuant to this Agreement of the Corporate Taxpayer and its Affiliates and successors, learned by the Holder heretofore or hereafter, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by Law or legal process or to enforce the terms of this Agreement. This Section 7.12 shall not apply to (a) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Holder in violation of this Agreement) or is generally known to the business community, (b) any information independently determined by a Holder or provided to a Holder by a third party on a non-confidential basis and (c) the disclosure of information to the extent necessary for the Holder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein or in any other agreement, the Holders and each of their assignees (and each employee, representative or other agent of the Holders or their assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure and any related tax strategies of or relating to the Corporate Taxpayer and its Affiliates, the Holder or its assignee, and any of their transactions or agreements, and all materials of any kind (including opinions or other tax analyses) that are provided to the Holder or its assignee relating to such tax treatment and tax structure and any related tax strategies.

If a Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer and its Affiliates shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or its Affiliates and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.13 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, a Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Holder (or its direct or indirect owners) to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or could have other material adverse tax consequences to such Holder (or its direct or indirect owners), then at the election of such Holder and the receipt by such Holder of the written consent of the Corporate Taxpayer (such consent not to be unreasonably withheld, conditioned or delayed) and to the extent specified by such Holder, this Agreement shall cease to have further effect with respect to such Holder.

7.14 Independent Nature of Holders’ Rights and Obligations. The rights and obligations of each Holder are independent of the rights and obligations of any other Holder. No Holder shall be responsible in any way for the performance of the obligations of any other Holder, nor shall any Holder have the right to enforce the rights or obligations of any other Holder. The obligations of each Holder are solely for the benefit of, and shall be enforceable solely by, the Corporate Taxpayer. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein or in any other agreement or document delivered at any closing (other than the Company A&R Regulations and any joinder thereto), and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporate Taxpayer acknowledges that the Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

Strike, Inc.

By:
Name:
Title:

COMPANY:
Strike Capital, LLC

By:
Name:
Title:

HOLDERS:

Pate Holdings Company LP

By:	Pate Holding Company GP LLC, its general partner

By:
Name:
Title:

OEP Strike LLC

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

PATE HOLDING COMPANY LP

By:
Name:
Title:

KACEY SMART

SMART 2014 FAMILY INSURANCE TRUST

By:
Name:
Title:

JARVIE ARNOLD

JASON HECKT

AARON COLE PATE 2012 TRUST

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

SAM ANAYA

STEVE BARTON

RAUL GARZA

ANGELA GOINES

ROBERT BOYKIN

DOUG JONES

DELTA DIRECTIONAL, LLC

EZRA LEE

FRANK VICTOR-MCCAWLEY

[JUNIOR EQUITY HOLDERS]
HOLDERS REPRESENTATIVE:
[●]

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

EXHIBIT A

Form of Joinder to the Tax Receivable Agreement

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], by and between Strike, Inc., a Delaware corporation (the “Corporate Taxpayer”), and [●] (the “Permitted Transferee”).

WHEREAS, on [●], the Permitted Transferee acquired (the “Acquisition”) from [●] (the “Transferor”) the right to receive any and all payments that may become due and payable to the Transferor under the Tax Receivable Agreement (as defined below) with respect to Company Units that have been Exchanged or may in the future be Exchanged (the “Applicable Interests”); and

WHEREAS, the Transferor, in connection with the Acquisition, has required the Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.5 of the Tax Receivable Agreement, dated as of [●], 2019, by and among the Corporate Taxpayer, the Holders (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Permitted Transferee hereby agrees as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.2 Joinder. The Permitted Transferee hereby acknowledges and agrees to become a “Holder” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement with respect to the Applicable Interests.

Section 1.3 Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to the Permitted Transferee shall be delivered or sent to the Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 1.4 Governing Law. This Joinder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first above written.

CORPORATE TAXPAYER:
Strike, Inc.

By:
Name:
Title:

PERMITTED TRANSFEREE:
[●]

By:
Name:
Title:

Exhibit F

FORM OF

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2019 by and among Strike, Inc., a Delaware corporation (f/k/a Sentinel Energy Services Inc.) (the “Company”), OEP-Strike Seller Representative, LLC, a Delaware limited liability company (in its capacity as representative of the Investors, the “Investors Representative”), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (“Blocker Seller”), and the holders of Strike Capital Units other than the Company and its subsidiaries (collectively and together with Blocker Seller, the “Investors”). Each of the Company, the Investors and the Investors Representative may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, OEP Secondary Fund (Strike), LLC, a Delaware limited liability company, Blocker Seller, Strike Capital, LLC, a Texas limited liability company (“Strike”), and the Investors have entered into that certain Transaction Agreement and Plan of Merger (as may be amended from time to time, the “Transaction Agreement”), dated as of October [●], 2018, pursuant to which, among other things, (1) the Company will acquire for cash certain Strike Capital Units and (2) the Company will issue shares of Class B Common Stock to the Investors (the “Transaction”);

WHEREAS, prior to the completion of the Transaction, the Company re-domiciled from the Cayman Islands to Delaware; and

WHEREAS, in connection with the Transaction and pursuant to the terms of the Transaction Agreement, the Company, the Investors Representative and the Investors desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of directors to the board of directors of the Company (the “Board”) and other matters relating to the Board from and after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a) “Action” means any judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any Governmental Authority.

(b) “Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

(c) “beneficially own” shall have the meaning ascribed to such term under Rule 13d-3 (or any successor rule then in effect) of the Exchange Act and “own” will have the correlative meaning.

(d) “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

(e) Bylaws” means the Company’s Bylaws, as may be amended from time to time.

(f) “Capital Stock” means the Class A Common Stock and the Class B Common Stock.

(g) “Certificate” means the Company’s Amended & Restated Certificate of Incorporation, as may be amended from time to time.

(h) “Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, or any successor security.

(i) “Class B Common Stock” means the Class B common stock of the Company, par value $0.0001 per share, or any successor security, which Class B Common Stock will represent a voting, non-economic, ownership interest in the Company.

(j) “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(k) “Effective Date” means the date the Company consummates the Transaction.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m) “Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

(n) “Law” means any law, statute, code, ordinance, regulation, rule or Order of any Governmental Authority.

(o) “Permitted Transferee” has the meaning set forth in the Strike Company Agreement.

(p) “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(q) “Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

(r) “SEC” means the U.S. Securities and Exchange Commission.

(s) “Stock Exchange” means the Nasdaq Capital Market or, if prior to the Closing (as defined in the Transaction Agreement) the shares of Class A Common Stock are listed and traded on the New York Stock Exchange, the New York Stock Exchange.

(t) “Strike Capital Unit” means the units of equity in Strike.

(u) “Strike Company Agreement” means that certain Third Amended and Restated Regulations of Strike, as may be amended from time to time.

2. Board Nominations.

(a)

(i) Subject to the applicability of the DGCL, SEC rules, and Stock Exchange or other national stock exchange requirements on which the Class A Common Stock may then be listed, if, after the Effective Date and for as long thereafter as the Investors beneficially own on a continuous basis, in the aggregate, at least 10% in voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of directors (the “Minimum Threshold”), the Investors (acting through the Investors Representative) shall have the right (but not the obligation) pursuant to this Section 2 to cause the Company, and, if so directed, the Company will take all reasonable necessary action to nominate up to two director nominees selected by the Investors (acting through the Investors Representative) to the Board (the “IRA Director” or “IRA Directors,” as the case may be) at each applicable annual or special meeting of the stockholders of the Company at which directors are generally elected, including, without limitation, at every adjournment or postponement thereof, and on any action approval by written consent of the stockholders of the Company relating to the election of directors generally. As of the Effective Date, each of Steve Pate and Lee Gardner shall be an IRA Director under the terms of this Agreement.

(ii) Subject to applicable Stock Exchange or other national stock exchange requirements on which the Class A Common Stock may then be listed and to applicable SEC rules, at least one IRA Director shall be entitled to serve on each standing or ad hoc committee of the Board, and the Board shall not create any new committees without the consent of at least one IRA Director. Furthermore, one of the IRA Directors shall be the chairperson of the Nominating and Corporate Governance committee.

(b) So long as this Agreement remains in effect, in addition to any requirement of the Certificate, Bylaws or the DGCL, the size or structure of the Board shall not be increased without the approval of a majority of the Board present and voting, which approval must include at least one IRA Director.

(c) For so long as the Investors have the right to designate individuals for nomination to the Board under this Agreement, the following procedures shall be followed with respect to the nomination of the IRA Directors pursuant to Section 2(a) and any vacancy created by the death, resignation, retirement, disqualification or removal of any IRA Director:

(i) Vacancies arising through the death, resignation, retirement, disqualification or removal of any IRA Director may be filled by the Board only with a director nominee selected by the Investors (acting through the Investors Representative), and the IRA Director so chosen shall hold office until the next election of directors at an annual or special meeting of the stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(ii) So long as the Investors satisfy the Minimum Threshold, the Company shall notify the Investors Representative in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the stockholders (and the Company shall deliver such notice at least 60 days (or such shorter period to which the Investors Representative consents in writing) prior to such expected mailing date or such earlier date as may be specified by the Company reasonably in advance of such earlier delivery date on the basis that such earlier delivery is necessary so as to ensure that such nominee may be included in such proxy materials at the time such proxy materials are mailed). The Company shall provide the Investors Representative with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the IRA Director or the rights and obligations provided under this Agreement and to discuss any such comments with the Company. The Company shall notify the Investors Representative of any opposition to an IRA Director sufficiently in advance of the date on which such proxy materials are to be mailed by the Company in connection with such election of directors so as to enable the Investors (acting through the Investors Representative) to propose a replacement IRA Director, if necessary, in accordance with the terms of this Agreement, and the Investors (acting through the Investors Representative) shall have ten Business Days to designate another nominee.

(iii) No later than the latest date specified in or permitted by the Bylaws for stockholders director nominations for that year’s annual meeting of stockholders, the Investors Representative shall provide the Board with the Investors’ nominee(s), as the case may be, for IRA Director(s), along with any other information reasonably requested by the Board to evaluate the suitability of such candidate(s) for directorship; provided, that in no event shall the Investors Representative or Investors be required to provide any such notice of the nominees with respect to any IRA Director that is then currently serving on the Board and that has not provided notice in writing to the Company of his or her decision not to stand for re-election at that year’s annual meeting. With respect to any Investors’ nominee, the Investors Representative shall use its commercially reasonable efforts to ensure that any such nominee substantially satisfies all reasonable stated criteria and guidelines for director nominees of the Company (it being understood and agreed that each of the IRA Directors on the Effective Date meet such criteria). The Company shall be entitled to rely on any written direction from the Investors Representative regarding the Investors’ nominee(s) without further action by the Company.

(iv) The Board (or any authorized committee thereof) shall use commercially reasonable efforts to the fullest extent of the DGCL and other applicable law to nominate and include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the persons designated pursuant to this Section 2 and to nominate and recommend each such individual to be elected as an IRA Director as provided herein, and to solicit proxies or consents in favor thereof. Notwithstanding the foregoing, the Board may nominate an individual who previously served as an IRA Director or any other person associated or affiliated with the Investors for election or re-election to the Board at any time.

(d) Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, the Investors’ right to nominate any person to the Board shall automatically terminate, and be of no further force and effect, on the date that the Investors beneficially own less than the Minimum Threshold; provided, further, that if the Investors beneficially own less than the Minimum Threshold, the IRA Directors shall, at the request of remaining members of the Board, resign from the Board.

(e) Each of the IRA Directors, upon appointment or election to the Board, will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. The Company agrees that it shall enter into an indemnification agreement with each IRA Director as of the Effective Date in the same form as indemnification agreements entered into with each of the other members of the Board, and shall enter into substantially similar indemnification agreements whenever a new IRA Director becomes a member of the Board.

(f) Each of the IRA Directors that is a non-employee director shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company in a manner consistent with the confidentiality requirements applicable to all non-employee Board members; provided that, subject to the Company and each of the IRA Directors that is a non-employee director entering into a customary and reasonable mutually acceptable confidentiality agreement (to the extent that such an agreement is requested of other non-employee Board members with respect to sharing of such information with their representatives and Affiliates), such IRA Director shall be entitled to discuss Company business and matters discussed at meetings of the Board with other representatives of the Investors and their Affiliates so long as such interaction is covered by such confidentiality agreement and does not, based on the advice of counsel to the Company, jeopardize any attorney-client privilege.

(g) So long as this Agreement shall remain in effect, subject to applicable legal requirements, the Bylaws and the Certificate shall accommodate and not in any respect conflict with the rights and obligations set forth herein.

3. Investors Observer Rights. Subject to the applicability of the DGCL, SEC Rules, and Stock Exchange or other national stock exchange requirements on which the Class A Common Stock may then be listed, if, after the Effective Date and for as long thereafter as the Investors beneficially own on a continuous basis, in the aggregate, at least 15% in voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of directors, the Company will permit a representative of the Investors selected by the Investors (acting through the Investors Representative) (the “Investor Observer”), to attend any and all meetings of the Board, in a non-voting capacity and, in this respect, the Company shall give the Investor Observer copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Investor Observer shall agree to hold in confidence and trust all information so provided and enter into a non-disclosure agreement in customary form if requested by the Company; provided, further, that the Company may withhold any information and exclude the Investor Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interests, or if the Investor Observer is employed by or provides services to a competitor of the Company.

4. Miscellaneous.

(a) Successors and Assigns; Third-Party Beneficiaries. Any assignment of this Agreement or any of the rights or obligations under this Agreement by any of the Parties (whether by operation of law or otherwise) shall be void, invalid and of no effect without the prior written consent of the other parties; provided, however, that the rights under this Agreement may be assigned by the Investors to a Permitted Transferee, subject to and in accordance with the terms of the Strike Company Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.).

(b) Termination. This Agreement shall terminate at such time as the Investors or any assignee of the Investors, as permitted under Section 4(a) hereof, no longer has the authority to nominate a director to the Board of the Company pursuant to Section 2. Upon such termination, no Party shall have any further obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

(c) Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such Action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each Party irrevocably agrees not to assert (1) any objection which it may ever have to the laying of venue of any such Action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (2) any claim that any such Action brought in any such court has been brought in an inconvenient forum

(d) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 4(d) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4(d) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

(f) Headings. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (1) the date such notice is served by personal delivery upon the Party for whom it is intended, (2) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (3) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (4) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Company:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

and

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Chairman of the Board of Directors of Holdings

Email: [●]

If to the Investors Representative or the Investors:

OEP-Strike Seller Representative, LLC

c/o Strike Capital, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Frank Victor-McCawley

Email: frank.victor-mccawley@strikeusa.com

Any Party may change the address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other Parties of such change in accordance with this Section 4(g).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investors Representative. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(k) Enforcement of Agreement. Each Party’s obligation under this Agreement is unique. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled, at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

[Remainder of Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. 1

STRIKE, INC. (F/K/A SENTINEL ENERGY SERVICES INC.)

By:
Name:
Title:
Address for Notice:

PATE HOLDING COMPANY LP
By: Pate Holding Company GP, LLC, its general partner

By:
Name:
Title:
Address for Notice:

PATE HOLDING COMPANY 3, LLC

By:
Name:
Title:
Address for Notice:

[Signature Page to Investor Rights Agreement]

[1]	All holders of Strike Capital Units, including Blocker Seller to be signatories.

OEP STRIKE LLC
By: OEP Secondary Intermediate Entity (Strike), L.P, its member

B: OEP Secondary GP SPV Ltd., its general partner

By:
Name:
Title:
Address for Notice:

KACEY SMART

Address for Notice:
JARVIE ARNOLD

Address for Notice:
JASON HECKT

Address for Notice:

[Signature Page to Investor Rights Agreement]

AARON COLE PATE 2012 TRUST

By:
Name:
Title:
Address for Notice:
DELTA DIRECTIONAL, LLC

By:
Name:
Title:
Address for Notice:

EZRA LEE

Address for Notice:
FRANK VICTOR-MCCAWLEY

Address for Notice:

[Signature Page to Investor Rights Agreement]

ONE EQUITY PARTNERS SECONDARY FUND, L.P.
By: OEP Secondary Fund General Partner, L.P., its general partner
By: OEP Secondary Fund GP, Ltd., its general partner

By:
Name:
Title:
Address for Notice:
OEP-STRIKE SELLER REPRESENTATIVE, LLC

By:
Name:
Title:
Address for Notice:

[Signature Page to Investor Rights Agreement]

Exhibit G

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2019, is made and entered into by and among Strike, Inc., a Delaware corporation (f/k/a Sentinel Energy Services Inc., a Cayman Islands exempted company) (“Holdings”), Pate Holding Company LP, a Texas limited partnership (“Pate LP”), Pate Holding Company 3, LLC, a Texas limited liability company (“Pate LLC,” and, together with Pate LP, “Pate Holding”), OEP Strike LLC, a Delaware limited liability company (“OEP Strike”), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (“Blocker Seller,” and together with OEP Strike, “OEP”), the holders of Company Units that are signatories hereto (such signatories collectively with OEP Strike and Pate Holding, the “Sellers”), Sentinel Management Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Marc Zenner, as an individual (“Mr. Zenner”), Jon A. Marshall, as an individual (“Mr. Marshall”) and each Person who becomes a party to this Agreement as a Holder after the date of this Agreement pursuant to Section 5.01. This Agreement amends, restates and replaces in its entirety that certain Registration Rights Agreement, dated as of November 2, 2017 (the “Original Agreement”), by and among Holdings, the Sponsor and Mr. Zenner. Capitalized terms used in this Agreement have the meanings given to them in Section 1.01.

RECITALS

WHEREAS, in connection with Holdings’ initial public offering (the “IPO”), Holdings, the Sponsor and Mr. Zenner entered into the Original Agreement;

WHEREAS, prior to the Domestication, the Sponsor, Mr. Zenner and Mr. Marshall owned an aggregate of 8,625,000 Class B Ordinary Shares of Holdings, par value $0.0001 per share, which following the Domestication became 8,625,000 shares of Class B Common Stock of Holdings, par value $0.0001 per share (the “Founders Shares”);

WHEREAS, the Sponsor purchased, in a private placement that was completed simultaneously with the consummation of the IPO, an aggregate of 5,933,333 warrants, (the “Sponsor Private Placement Warrants”), issued pursuant to that certain Warrant Agreement, dated as of November 2, 2017 (the “Warrant Agreement”), by and between Holdings and Continental Stock Transfer & Trust Company, each exercisable in accordance with their terms for one share of Class A Common Stock at a price per share of $11.50 (subject to adjustment as provided in the Warrant Agreement);

WHEREAS, prior to the Closing, Holdings domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2018 Revisions) (the “Domestication”);

WHEREAS, this Agreement is being entered into pursuant to, and in connection with the Closing under, that certain Transaction Agreement, dated as of October [18], 2018 (the “Transaction Agreement”), by and among Holdings, Strike Capital, LLC, a Texas limited liability company (the “Company”), and other parties thereto;

WHEREAS, concurrently with the Closing and following the Domestication, the Founders Shares converted into 8,625,000 shares of Class A Common Stock (the “Former Founders Shares”);

WHEREAS, prior to the Closing, the Sellers owned an aggregate of [●] Company Units;

WHEREAS, pursuant to the terms of the Transaction Agreement and in connection with the Closing, on the date of this Agreement, Holdings issued to the Sellers an aggregate of [●] shares of Class B Common Stock, an amount equal to the aggregate number of Company Units owned by the Sellers;

WHEREAS, each Company Unit, together with one share of Class B Common Stock, will be exchangeable by the holder thereof for, at the option of Holdings, a cash payment or Exchange Class A Shares pursuant to and in accordance with the terms of the Exchange Agreement;

WHEREAS, the Sponsor, Mr. Zenner and Holdings desire to amend and restate, in its entirety, the Original Agreement to provide certain registration rights under the Securities Act to the Holders with respect to any Registrable Securities that any such Holders may hold from time to time; and

WHEREAS, pursuant to Section 5.5 of the Original Agreement, the Original Agreement may be amended upon the written consent of Holdings and the requisite holders specified therein, and such written consent is given by the execution and delivery of this Agreement by Holdings, the Sponsor and Mr. Zenner.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means [(a) with respect to a specified Person other than a natural person, each other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person and (b) as to any natural Person, such Person’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Person or such Person’s spouse, lineal ascendants or descendants are the sole beneficial owners. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management of policies, whether through the ownership of voting interests, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) (i) Holdings, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates solely as a result of entering into this Agreement and (ii) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Holder or any of its Affiliates, shall be considered an Affiliate of such Holder and (b) with respect to any fund, entity or account managed, advised or sub-advised directly or indirectly, by any Holder or any of its Affiliates, the direct or indirect equity owners thereof, including limited partners of any Holder or any Affiliate thereof, shall be considered an Affiliate of such Holder.]

“Agreement” has the meaning given to such term in the introductory paragraph of this Agreement.

“Blocker Seller” has the meaning given to such term in the introductory paragraph of this Agreement

“Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Holdings.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Holdings, which Class B Common Stock will represent a voting, non-economic, ownership interest in Holdings.

“Closing” has the meaning given to such term in the Transaction Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given to such term in the Recitals.

“Company Unit” has the meaning given to such term in the Exchange Agreement.

“Domestication” has the meaning given to such term in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of October [18], 2018, by and among Holdings, the Company, the holders of Company Units that are signatories thereto and such other holders of Company Units from time to time party thereto.

“Exchange Class A Shares” means the shares of Class A Common Stock issuable upon the exchange of Company Units and Class B Common Stock pursuant to the Exchange Agreement.

“Former Founders Shares” has the meaning given to such term in the Recitals.

“Founders Shares” has the meaning given to such term in the Recitals.

“Holder” or “Holders” means each record holder of Registrable Securities; provided, that, for purposes of this definition and all other references in this Agreement to holding or owning Registrable Securities, (a) a record holder of Company Units and Class B Common Stock shall be deemed to be the record holder of the Registrable Securities issuable upon exchange of such Company Units and Class B Common Stock pursuant to the Exchange Agreement and (b) a record holder of the Sponsor Private Placement Warrants shall be deemed to be the record holder of the Registrable Securities issuable upon exercise of such Sponsor Private Placement Warrants.

“Holdings Securities” means, with respect to any Underwritten Offering, any shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) proposed to be included in such Underwritten Offering by Holdings to be sold for Holdings’ own account.

“Indemnified Party” has the meaning given to such term in Section 3.03.

“Indemnifying Party” has the meaning given to such term in Section 3.03.

“IPO” has the meaning given to such term in the Recitals.

“Losses” has the meaning set forth in Section 3.01.

“Majority Holders” means, at any time, the Holder or Holders of more than 50% of the Registrable Securities at such time.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Maximum Number of Securities” means, with respect to any Underwritten Offering, the maximum number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that can be sold in such Underwritten Offering without materially adversely affecting the offering price, timing or the probability of success of such Underwritten Offering, as advised by the Managing Underwriter for such Underwritten Offering pursuant to Section 2.02(c) or Section 2.04(c), as applicable.

“Minimum Number of Registrable Securities” means 500,000 Registrable Securities; provided, however, that the numbers of Registrable Securities shall be appropriately adjusted in connection with any event described in Section 6.05.

“Mr. Marshall” has the meaning given to such term in the introductory paragraph of this Agreement.

“Mr. Zenner” has the meaning given to such term in the introductory paragraph of this Agreement.

“OEP” has the meaning given to such term in the introductory paragraph of this Agreement.

“OEP Strike” has the meaning given to such term in the introductory paragraph of this Agreement.

“Opt-Out Notice” has the meaning given to such term in Section 2.06(c).

“Original Agreement” has the meaning given to such term in the introductory paragraph.

“Other Securities” means, with respect to any Underwritten Offering, any shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) requested to be included in such Underwritten Offering by any Person (other than a Holder) having contractual registration rights with respect to such Underwritten Offering.

“Pate Holding” has the meaning given to such term in the introductory paragraph.

“Pate LLC” has the meaning given to such term in the introductory paragraph.

“Pate LP” has the meaning given to such term in the introductory paragraph.

“Permitted Transferee” means, with respect to any Holder, [a partner, shareholder, member or Affiliate of such Holder (which may include special purpose investment vehicles wholly owned by one or more Affiliated investment funds but shall not include portfolio companies)], in each case provided that such Transferee has delivered to Holdings a duly executed Adoption Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggybacking Holder” has the meaning set forth in Section 2.04(a).

“Piggyback Opt-Out Notice” has the meaning given to such term in Section 2.04(b).

“Piggyback Underwritten Offering” has the meaning set forth in Section 2.04(a).

“Registrable Securities” means (a) the Former Founders Shares, (b) the Sponsor Private Placement Warrants, (c) the shares of Class A Common Stock issued or issuable upon exercise of the Sponsor Private Placement Warrants, (d) the Exchange Class A Shares, (e) any outstanding shares of Class A Common Stock or any other equity security (including the shares of the Class A Common Stock issued or issuable upon the exercise or exchange of any other equity security) of Holdings held by a Holder or its Affiliates as of the date of this Agreement, and (f) any other equity security of Holdings issued or issuable (including upon exercise of the Sponsor Private Placement Warrants) with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that a Registrable Security shall cease to be a Registrable Security when: (w) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (x) such Registrable Securities are (or such securities underlying an Exchange Class A Share are) disposed of under Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security (or such securities underlying an Exchange Class A Share) restricting transfer of such Registrable Security (or such securities underlying an Exchange Class A Share) has been removed, (y) such Registrable Security has (or such securities underlying an Exchange Class A Share have) been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 5.01 or (z) such securities held by any Holder are eligible to be sold or disposed of without volume or manner of sale limitations under Rule 144 under the Securities Act; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of a security that has ceased to be a Registrable Security shall not be a Registrable Security.

“Registration Expenses” means all expenses incurred by Holdings in complying with Article II, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for Holdings, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., and fees of transfer agents and registrars, but excluding any Selling Expenses.

“Registration Statement” means any registration statement of Holdings filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holders” has the meaning set forth in Section 2.02(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time from time to time.

“Sellers” has the meaning given to such term in the introductory paragraph.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, (c) costs or expenses related to any roadshows conducted in connection with the marketing of any Shelf Underwritten Offering, and (d) fees and expenses of counsel engaged by any Holders (subject to Article III).

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shelf Piggybacking Holder” has the meaning given to such term in Section 2.02(b).

“Shelf Registration Statement” has the meaning given to such term in Section 2.01(a).

“Shelf Underwritten Offering” has the meaning given to such term in Section 2.02(a).

“Shelf Underwritten Offering Request” has the meaning given to such term in Section 2.02(a).

“Sponsor” has the meaning given to such term in the introductory paragraph.

“Sponsor Private Placement Warrants” has the meaning given to such term in the Recitals.

“Suspension Period” has the meaning given to such term in Section 2.03.

“Transaction Agreement” has the meaning given to such term in the Recitals.

“Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means an offering (including an offering pursuant to the Shelf Registration Statement) in which shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

“Warrant Agreement” has the meaning give to such term in the Recitals.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) As soon as practicable after, but in any event within forty-five (45) calendar days after, the date of this Agreement, Holdings shall file a Registration Statement (such Registration Statement and any other Registration Statement contemplated by Section 2.01(b) or Section 2.01(c), the “Shelf Registration Statement”) under the Securities Act to permit the public resale of all the Registrable Securities by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the 75th calendar day (or 105th calendar day if the Commission notifies Holdings that it will “review” the Shelf Registration Statement) following the filing deadline Holdings shall, upon reasonable request, inform the Holders as to the status of such registration, and Holdings shall notify the Holders of the effectiveness of the Shelf Registration Statement promptly after it becomes effective.

(b) The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not available, on such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities; provided, however, that if Holdings has filed the Shelf Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, Holdings shall (i) file a post-effective amendment to the Shelf Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or (ii) withdraw the Shelf Registration Statement on Form S-1 and file a subsequent Shelf Registration Statement on Form S-3 or any equivalent or successor form. The Shelf Registration Statement shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the date the Shelf Registration Statement becomes effective and shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available to the Holders and requested by the Majority Holders.

(c) Holdings shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement is available, for the resale of all the Registrable Securities by the Holders until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders) pursuant to Section 6.01.

(d) When effective, the Shelf Registration Statement (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).

Section 2.02 Shelf Underwritten Offerings.

(a) In the event that any Holder or group of Holders elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $10 million from such Underwritten Offering (including proceeds attributable to any Registrable Securities included in such Underwritten Offering by any Shelf Piggybacking Holders), Holdings shall, at the request (a “Shelf Underwritten Offering Request”) of such Holder or Holders (in such capacity, the “Requesting Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings with the underwriter or underwriters selected pursuant to Section 2.02(d) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Requesting Holders in order to expedite or facilitate the disposition, subject to Section 2.02(c), of such Registrable Securities and the Registrable Securities requested to be included by any Shelf Piggybacking Holder (a “Shelf Underwritten Offering”); provided, however, that Holdings shall have no obligation to facilitate or participate in more than (i) one Shelf Underwritten Offering during any 180-day period or (ii) (A) a total of three Shelf Underwritten Offerings initiated by the Sponsor, (B) a total of three Shelf Underwritten Offerings initiated by OEP or (C) a total of three Shelf Underwritten Offerings initiated by Pate Holding; provided further, that a Shelf Underwritten Offering that is commenced but terminated for any reason prior to the execution of an underwriting agreement with respect thereto will not be counted as a Shelf Underwritten Offering for purposes of the foregoing limitations on the number Shelf Underwritten Offerings.

(b) If Holdings receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Holder (other than the Requesting Holders) that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that are proposed to be included in such Shelf Underwritten Offering, and of such Holders’ rights under this Section 2.02(b). Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing of the Underwritten Offering Filing or two (2) Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises Holdings and the Requesting Holders that the giving of notice pursuant to this Section 2.02(b) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); and provided further, that Holdings shall not so notify any such other Holder that has notified Holdings (and not revoked such notice) requesting that such Holder not receive notice from Holdings of any proposed Shelf Underwritten Offering. Each such Holder shall then have four (4) Business Days (or one (1) Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.02(b) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Shelf Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Shelf Underwritten Offering.

(c) If the Managing Underwriter of the Shelf Underwritten Offering shall advise Holdings and the Requesting Holders in writing, with a copy to be provided upon request to any Shelf Piggybacking Holder, of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and any Shelf Piggybacking Holders, together with any Holdings Securities or Other Securities requested or proposed to be included in such Shelf Underwritten Offering, exceeds the Maximum Number of Securities for such Shelf Underwritten Offering, then Registrable Securities, Holdings Securities and Other Securities shall be included in the Shelf Underwritten Offering, up to the Maximum Number of Securities (as set forth in such written advice from the Managing Underwriter), in the following priority:

(i) first, the Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and the Shelf Piggybacking Holders, pro rata among the Requesting Holders and the Shelf Piggybacking Holders based on the respective numbers of Registrable Securities that each requested be included; and

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), any Holdings Securities or Other Securities requested or proposed to be included in such Shelf Underwritten Offering allocated, as applicable, in accordance with the order of priority established in the agreement or agreements granting the registration rights with respect to any such Other Securities.

(d) The Managing Underwriter and any other underwriters for any Shelf Underwritten Offering shall be selected by Holdings; provided that the Managing Underwriter shall be reasonably acceptable to the Requesting Holders. The Requesting Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2.03.

Section 2.03 Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, Holdings may (a) delay filing or effectiveness of the Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering or (b) suspend the Holders’ use of any prospectus that is a part of the Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in the Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding Holdings) (in which event such Holder shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to 60 days, if Holdings’ board of directors determines upon the advice of legal counsel (x) that such delay or suspension is in the best interest of Holdings and its stockholders generally due to a pending financing or other transaction involving Holdings, including a proposed sale of Class A Common Stock by Holdings for its own account, (y) that such registration or offering would render Holdings unable to comply with applicable securities laws or (z) that such registration or offering would require disclosure of material information that Holdings has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 120 days in any twelve-month period and there shall be no more than two Suspension Periods.

Section 2.04 Piggyback Registration Rights.

(a) Subject to Section 2.04(c), if Holdings at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback

Underwritten Offering to each Holder that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2.04(a). Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing of the Underwritten Offering Filing or two (2) Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises Holdings that the giving of notice pursuant to this Section 2.04(a) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). Each such Holder shall then have four (4) Business Days (or one (1) Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.04(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.04(c), Holdings shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that Holdings has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.04(a) and prior to the execution of an underwriting agreement with respect thereto, Holdings or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, Holdings shall give written notice of such determination to the Piggybacking Holders (which such Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of Holdings to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the Holdings Securities or Other Securities, as applicable.

(b) Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to Holdings of its request to withdraw. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to Holdings requesting that such Holder not receive notice from Holdings of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from any Holder (unless subsequently revoked), Holdings shall not, and shall not be required to, deliver any notice to such Holder pursuant to this Section 2.04 and such Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(c) If the Managing Underwriter of the Piggyback Underwritten Offering shall advise Holdings of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, together with the number of Holdings Securities and Other Securities proposed or requested to be included in such Piggyback Underwritten Offering, exceeds the Maximum Number of Securities for such Piggyback Underwritten Offering, then Holdings Securities, Other Securities and Registrable Securities shall be included in the Piggyback Underwritten Offering, up to the Maximum Number of Securities (as set forth in such written advice from the Managing Underwriter), in the following priority:

(i) If the Piggyback Underwritten Offering is initiated for the account of Holdings:

(1) first, all of the Holdings Securities proposed to be included therein;

(2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities requested to be included by the Piggybacking Holders and any Other Securities requested to be included by Persons having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other Persons based on the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) each requested to be included; and

(3) third, any Other Securities requested to be included by Persons having rights of registration that are subordinate to the rights of the Piggybacking Holders with respect to such offering.

(ii) If the Piggyback Underwritten Offering is initiated for the account of any other Persons who have or have been granted registration rights:

(1) first, all of the Other Securities requested to be included therein by such Persons;

(2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities requested to be included by the Piggybacking Holders and any Other Securities requested to be included by Persons (other than those for the account of which the Piggyback Underwritten Offering is initiated) having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other Persons based on the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) each requested to be included; and

(3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), any Holdings Securities proposed to be included and any Other Securities requested to be included by Persons (other than those for the account of which the Piggyback Underwritten Offering is initiated) having rights of registration that are subordinate to the rights of the Piggybacking Holders with respect to such offering, allocated, as applicable, in accordance with the order of priority established in the agreement or agreements granting the registration rights with respect to any such Other Securities.

(d) Holdings or the other Persons for the account of which the Piggyback Underwritten Offering is initiated, as applicable, shall select the underwriters in any Piggyback Underwritten Offering and shall determine the pricing of the shares of Class A Common Stock (or other securities of the same class as Registrable Securities) offered pursuant to any Piggyback Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any such Piggyback Underwritten Offering.

Section 2.05 Participation in Underwritten Offerings.

(a) In connection with any Underwritten Offering contemplated by Section 2.02 or Section 2.04, the underwriting agreement into which each Selling Holder and Holdings shall enter into shall contain such representations, covenants, indemnities (subject to Article III) and other rights and obligations as are customary in underwritten offerings of securities. No Selling Holder shall be required to make any representations or warranties to or agreements with Holdings or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(b) In connection with any Piggyback Underwritten Offering in which any Holder has the right to include Registrable Securities pursuant to Section 2.04, such Holder agrees (i) to supply any information reasonably requested by Holdings in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (ii) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by Holdings or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, lock-ups, “hold back” agreements pursuant to which such Holder agrees not to sell or purchase any securities of Holdings for the same period of time following the registered offering as is agreed to by Holdings and the other participating holders, powers of attorney and questionnaires.

(c) If Holdings or the Managing Underwriter, as applicable, requests that the Holders take any of the actions referred to in Section 2.05(b)(ii), the Holders shall take such action promptly but in any event within three (3) Business Days following the date of such request.

Section 2.06 Registration Procedures.

(a) In connection with its obligations under this Article II, Holdings will:

(i) promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(ii) furnish to each Selling Holder such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iii) if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv) advise each Holder within five (5) Business Days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; and

(4) of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(vi) in connection with an Underwritten Offering, use all commercially reasonable efforts to provide to each Selling Holder a copy of any auditor “comfort” letters and customary legal opinions, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering;

(vii) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(viii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(x) cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Class A Common Stock is then listed; and

(xi) enter into such customary agreements and take such other actions as the Holder or Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(b) Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from Holdings of the happening of any event of the kind described in Section 2.06(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(v) as filed with the Commission or until it is advised in writing by Holdings that the use of such Registration Statement may be resumed, and, if so directed by Holdings, will deliver to Holdings (at Holdings’ expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Holdings may provide appropriate stop orders to enforce the provisions of this Section 2.06(b).

(c) Any Holder may deliver written notice (including via email in accordance with Section 6.02) (an “Opt-Out Notice”) to Holdings requesting that Holder not receive notices from Holdings otherwise required by this Section 2.06; provided, however, that Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Holder (unless subsequently revoked), (i) Holdings shall not deliver any such notices to Holder and Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Holder’s intended use of an effective Registration Statement, Holder will notify Holdings in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 2.06(c)) and the related suspension period remains in effect, Holdings will so notify Holder, within one (1) Business Day of Holder’s notification to Holdings, by delivering to Holder a copy of such previous notice of Suspension Event, and thereafter will provide Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability

Section 2.07 Cooperation by Holders. Holdings shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information that Holdings determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.08 Restrictions on Public Sale by Holders. Each Holder agrees not to effect any public sale or distribution of Registrable Securities for a period of up to 90 days following completion of an Underwritten Offering of equity securities by Holdings; provided that (a) Holdings gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (b) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Holdings or on the officers or directors or any other shareholder of Holdings on whom a restriction is imposed, provided further, that this Section 2.08 shall not apply to any Holder that, (i) together with such Holder’s Affiliates, holds less than 2.0% of Holdings outstanding Class A Common Stock or (ii) has delivered (and not revoked) a Piggyback Opt-Out Notice to Holdings.

Section 2.09 Expenses. Holdings shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article II. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.10 Other Registration Rights. From and after the date hereof, Holdings shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of Holdings that would allow such current or future holder to require Holdings to include securities in any Underwritten Offering Filing on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall Holdings enter into any agreement that would permit another holder of securities of Holdings to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with the Holders in a Shelf Underwritten Offering.

ARTICLE III.

INDEMNIFICATION AND CONTRIBUTION

Section 3.01 Indemnification by Holdings. Holdings will indemnify and hold harmless each Selling Holder, its officers and directors and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) (“Losses”) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to Holdings by or on behalf of such Holder expressly for use therein.

Section 3.02 Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless Holdings, its officers and directors and each Person (if any) that controls Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

Section 3.03 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.01 or Section 3.02, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (a) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (b) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 3.04 Contribution.

(a) If the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Holdings (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) Holdings and each Holder agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.04(a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 3.04(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, no Holder shall be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds of the offering received by such Holder, less the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV.

RULE 144

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, Holdings agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Holdings available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Holdings under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of Holdings that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and (ii) unless otherwise available through the Commission’s EDGAR filing system, to such Holder, forthwith upon request, a copy of the most recent annual or quarterly report of Holdings, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

ARTICLE V.

RESTRICTIONS ON TRANSFER; LEGENDS; TRANSFER OF RIGHTS

Section 5.01 Transfer of Rights. The rights to registration and other rights under this Agreement may be assigned to a Transferee of Registrable Securities if (a) such Transferee is a Permitted Transferee or (b) such Transferee is acquiring at least the Minimum Number of Registrable Securities and such Transferee has delivered to Holdings a duly executed Adoption Agreement.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Termination. This Agreement shall terminate, and the parties shall have no further rights or obligations hereunder on the fifth anniversary of the date hereof.

Section 6.02 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Person for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three (3) Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one (1) Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

(a) if to Holdings or the Company:

Strike, Inc.

(f/k/a Sentinel Energy Services Inc.)

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

(b) if to any Holder, at such Holder’s address as set forth on the signature pages hereto or in its Adoption Agreement, as applicable.

Any party may change its address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other parties of such change in accordance with this Section 6.02.

Section 6.03 Successors and Assigns; Third-Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Except as provided in Section 5.01, no party to this Agreement may assign any of such party’s rights or delegate any of such party’s obligations under this Agreement to any Person without the prior written consent of Holdings, and any purported assignment or delegation without such prior written consent will be void and of no effect. Except as expressly contemplated in Article III, each party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties to this Agreement.

Section 6.04 Complete Agreement. This Agreement and the Exhibit attached hereto, and the other documents delivered and contemplated to be delivered by the parties in connection with the transaction set forth in the Transaction Agreement, contain the complete agreement between the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings (whether written or oral) between the parties with respect thereto.

Section 6.05 Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of Holdings or any successor or assignee of Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of Holdings as so changed.

Section 6.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all of the parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

Section 6.07 Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (b) any claim that any such action brought in any such court has been brought in an inconvenient forum.

Section 6.08 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 6.08 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.08 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

Section 6.09 Amendments and Modifications; Waiver. This Agreement may be amended or modified only by a written instrument duly executed by Holdings and the Majority Holders; provided, however, that notwithstanding the foregoing, any such amendment or modification that adversely affects any Holder in a manner that is materially different from any other Holder shall require the consent of each Holder so affected. No course of dealing between any Holder or Holdings and any other party hereto or any failure or delay on the part of a Holder or Holdings in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Holdings. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 6.10 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

Section 6.11 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

Section 6.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any federal, state, local or foreign statutes, regulations or other laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such statutes, regulations, other laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles or Exhibits are to the preamble, recitals, Sections, Articles or Exhibits of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; and (h) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDINGS:

STRIKE, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:[1]

PATE HOLDING COMPANY LP

By: Pate Holding Company GP, LLC, its general partner

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

[1]	All holders of Strike Capital Units, including Blocker Seller to be signatories.

PATE HOLDING COMPANY 3, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

OEP STRIKE LLC

By: OEP Secondary Intermediate Entity (Strike), L.P, its member

By: OEP Secondary GP SPV Ltd., its general partner

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

KACEY SMART

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

JARVIE ARNOLD

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

JASON HECKT

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

AARON COLE PATE 2012 TRUST

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

DELTA DIRECTIONAL, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

EZRA LEE

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

FRANK VICTOR-MCCAWLEY

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

ONE EQUITY PARTNERS SECONDARY FUND, L.P.

By: OEP Secondary Fund General Partner, L.P., its general partner

By: OEP Secondary Fund GP, Ltd., its general partner

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

SENTINEL MANAGEMENT HOLDINGS, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

MARC ZENNER

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

JON A. MARSHALL

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Amended and Restated Registration Rights Agreement, dated as of [●], 2019, between Strike, Inc., a Delaware corporation (f/k/a Sentinel Energy Services Inc., a Cayman Islands exempted company) (“Holdings”) and the Holders party thereto (as amended from time to time, the “Registration Rights Agreement”). Capitalized terms used and not otherwise defined in this Adoption Agreement have the meanings given to them in the Registration Rights Agreement.

By the execution of this Adoption Agreement, Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring the securities indicated under Transferee’s signature below (the “Acquired Securities”) subject to the terms and conditions set forth in the Registration Rights Agreement.

2. Agreement. Transferee (a) agrees that the Acquired Securities shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as Transferee were originally a party thereto.

3. Joinder. The spouse of Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Acquired Securities to the terms of the Registration Rights Agreement.

Signature:

Address for Notice:

Attention:

Email:

Acquired Securities (class of securities):	Number:

Exhibit H

FORM OF

LOCK-UP AGREEMENT

[                 ], 2019

Strike, Inc. (f/k/a Sentinel Energy Services Inc.)

1800 Hughes Landing Blvd.

Suite 500

The Woodlands, TX 77380

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to a Transaction Agreement and Plan of Merger entered into as of October ____, 2018 (as amended, restated, supplemented or modified from time to time, the “Transaction Agreement”), by and among, OEP Secondary Fund (Strike), LLC, a Delaware limited liability company, One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (the “Blocker Seller”), Strike Capital, LLC, a Texas limited liability company (the “Company”), the unitholders of the Company (collectively, the “Unit Sellers” and together with Blocker Seller, the “Sellers”), OEP-Strike Seller Representative, LLC, a Delaware limited liability company, and Strike, Inc. (f/k/a Sentinel Energy Services Inc., a Cayman Islands exempted company), a Delaware corporation (the “Buyer”). Capitalized terms used and not otherwise defined herein are defined in the Transaction Agreement and shall have the meanings given to such terms in the Transaction Agreement.

1. In order to induce all parties to consummate the transactions contemplated by the Transaction Agreement, the undersigned hereby agrees that, from the Closing Date until the earliest of: (a) the first anniversary of the Closing Date, and (b) the date following the Closing Date on which Buyer completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Buyer’s stockholders having the right to exchange their shares of Buyer Capital Stock for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”), with respect to shares of Buyer Class A Common Stock issued to the undersigned pursuant to the Exchange Agreement (such shares of Buyer Class A Common Stock, collectively, the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2. The undersigned hereby authorizes the Buyer during the Lock-Up Period to cause its transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-up Shares for which the undersigned is the record holder and, in the case of Lock-up Shares for which the undersigned is the beneficial holder but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.

3. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence) (a) if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other Affiliates, (b) to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned, (c) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members, or (d) to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members; provided, however, that in each such case, any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Buyer, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement and any other documents or instruments reasonably requested by the Buyer.

4. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from and after the Closing Date.

5. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

7. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws.

8. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS PARAGRAPH 8 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

9. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

10. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of all of the parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person

11. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto. Each such notice, consent or request will be effective if given by (a) email, then when the sender receives confirmation of receipt by the recipient, or (b) any other means specified this paragraph 11, then upon delivery or refusal of delivery at the address specified in this paragraph 11.

[Signature on the following page]

Very truly yours,

[●]

By:
Name:
Title:

Address:

Email:

Accepted and Agreed:

BUYER

STRIKE, INC.

By:
Name:
Title:

Address:	1800 Hughes Landing Blvd. Suite 500
The Woodlands, TX 77380
Attention: Secretary

Email:

[Signature Page to Lock-Up Agreement]

Exhibit J

FORM OF RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”), entered into as of [●], 2019, is made by and between Strike, Inc., a Delaware corporation (the “Company”), and [●] (the “Restricted Party”). The Company and the Restricted Party are sometimes hereafter referred to individually as a “Party,” or collectively as the “Parties.”

WHEREAS, pursuant to the Transaction Agreement and Plan of Merger, dated October [●], 2018, by and among the Company, the Restricted Party, Strike Capital, LLC, a Texas limited liability company (“Strike”), and other parties thereto (as such agreement may be amended or otherwise modified from time to time, the “Transaction Agreement”), the Company will acquire certain of the issued and outstanding equity interests of Strike including the purchase from the Restricted Party of [all] / [●]% of the Recipient’s equity interests in Strike;

[WHEREAS, concurrently with the consummation of the transactions contemplated by the Transaction Agreement, the Restricted Party entered into an Exchange Agreement, pursuant to which the Company may acquire the remaining equity interests in Strike held by the Restricted Party, in exchange for, at the option of the Company, Class A Common Stock of the Company or cash;]

WHEREAS, the Restricted Party, in its capacity as [beneficial] / [an] owner of equity securities of Strike will receive significant cash proceeds [and Class B Common Stock of the Company] in connection with the transactions contemplated by the Transaction Agreement;

WHEREAS, the Restricted Party has been active in the management and affairs of Strike and its Subsidiaries (collectively, the “Strike Companies”);

WHEREAS, following the consummation of the transactions contemplated by the Transaction Agreement, Strike will be a Subsidiary of the Company; and

WHEREAS, the execution and delivery of this Agreement by the Restricted Party is a material inducement to the Company’s execution and delivery of the Transaction Agreement and the consummation of the transactions contemplated thereby.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Restricted Party, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have such meanings ascribed to them in the Transaction Agreement.

2. Non-Solicitation; Non-Competition.

(a) For a period of four years following the date hereof (the “Term”), the Restricted Party shall not, and shall cause [his] Affiliates not to, directly or indirectly contact or solicit vendors, suppliers, customers or clients of the Strike Companies with whom the Restricted Party had contact or about whom the Restricted Party received proprietary, confidential or otherwise non-public information for the purpose of providing (i) services relating to pipeline products and services, including new construction, make-ready, testing, maintenance, repairs, rehabilitation, upgrades, facility construction and reconnection, (ii) construction services relating to the installation and construction of mainline and lateral pipelines and associated facilities, testing and repair, (iii) new and refurbished flow measurement systems for natural gas and liquid applications, (iv) directional drilling services for various applications, including gas, oil, water, sewer and fiber, (v) instrumentation, electrical and control services in the oil and gas industry, and (vi) maintenance and construction activities in the oil and gas industry (the “Business”) or intentionally interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company or any Strike Company and any vendor, supplier, customer or client of any Strike Company or in any way encourage them to terminate or otherwise alter their relationship with the Company or any Strike Company. The Restricted Party further agrees that during the Term, [he] shall not, and shall cause [his] Affiliates not to, directly or indirectly, provide any products or services related to the Business to the Company or any of the Strike Companies’ customers and clients. For purposes of this Section 2, “customers and clients” shall mean and include those customers and clients who have an existing contractual relationship with any Strike Company as of Closing Date.

(b) In addition, the Restricted Party agrees that during the Term, the Restricted Party will not, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation, business or other entity of whatever nature, engage in, make loans to, own, operate, manage, control, become financially interested in or otherwise have any connection with, whether as an officer, director, manager, employee, independent contractor, advisor, sales representative, consultant, shareholder, owner, partner, member or in any other capacity, the Business within any portion of the United States (the “Territory”) and anywhere outside of the Territory where any Strike Company has engaged in the Business; provided, however, that the passive ownership by the Restricted Party of 5% or less of the outstanding voting securities of a publicly traded company will not be deemed to be a breach of this Section 2.

(c) If, at the time of enforcement of this Section 2, a court or other tribunal shall hold that the duration, geography or scope restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, geography or scope reasonable under such circumstances shall be substituted for the stated duration, geography or scope and that the court or other tribunal shall reform the restrictions contained herein to cover the maximum duration, geography and scope permitted by law.

3. Non-disparagement. During the Term, neither Party shall, and shall cause its Affiliates not to, whether in writing or orally, malign, denigrate, impugn, attack or disparage the other Party (including in the case of the Restricted Party, the Strike Companies) or their respective predecessors and successors, or any of the current or former directors, managers, officers, employees, owners, investors, shareholders, partners, members, representatives, Affiliates or agents of any of the foregoing, with respect to any of their respective past or present activities, products or services, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light or take any unethical or deceitful action that would materially interfere with any existing or potential business relationship or contractual arrangement of the aforementioned parties.

4. Remedies. The Restricted Party acknowledges that a violation by the Restricted Party or its Affiliates, as applicable, of any of the covenants contained in Section 2 or 3 would cause irreparable damage to the Company in an amount that would be material but not readily ascertainable, and that any remedy at law (including the payment of damages) would be inadequate. Accordingly, the Restricted Party agrees that, notwithstanding any provision of this Agreement to the contrary, the Company or any Strike Company shall be entitled (without the necessity of showing economic loss or other actual damage) to injunctive relief (including temporary restraining orders, preliminary injunctions and/or permanent injunctions) in any court of competent jurisdiction for any actual or threatened breach of any of the covenants set forth in Section 2 or 3 in addition to any other legal or equitable remedies it may have. The preceding sentence shall not be construed as a waiver of the rights that the Company may have for damages under this Agreement or otherwise, and all of the Company’s rights shall be unrestricted.

6. Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Person for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next

Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Company to:

Strike, Inc.

(f/k/a Sentinel Energy Services Inc.)

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

If to the Restricted Party to:	[●]

or to such other address as either Party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

7. GOVERNING LAW; EXCLUSIVE VENUE. THIS AGREEMENT IS TO BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAWS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. A FINAL JUDGMENT IN ANY SUCH ACTION SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT THAT SERVICE OF PROCESS BY MAIL IS PERMITTED BY APPLICABLE LAW, EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH ACTION IN SUCH COURTS BY THE MAILING OF SUCH PROCESS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT ITS ADDRESS FOR NOTICES PROVIDED FOR IN THIS AGREEMENT. EACH PARTY IRREVOCABLY AGREES NOT TO ASSERT (A) ANY OBJECTION WHICH IT MAY EVER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION IN THE DELAWARE COURT OF CHANCERY IN NEW CASTLE COUNTY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND (B) ANY CLAIM THAT ANY SUCH ACTION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8. Successor and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement to any Person without the prior written consents of the other Parties to this Agreement, and any purported assignment or delegation without such prior written consents will be void and of no effect.

9. Amendment. Except as otherwise expressly provided herein, this Agreement may be amended at any time only by written agreement between the Company (with the written approval of the Board of Directors of the Company) and the Restricted Party, and any provision hereof may be waived only in writing by the Party who is so waiving (which waiver, if being made by the Company, shall require written approval of the Board of Directors of the Company).

10. Counterparts; Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person

11. No Waiver. No failure or delay on the part of the Company or the Restricted Party in enforcing or exercising any right or remedy hereunder shall operate as a waiver thereof. It is agreed that a waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

12. Representations and Warranties; Advice of Counsel. Prior to execution of this Agreement, the Restricted Party was advised by the Company of the Restricted Party’s right to seek independent advice from an attorney of the Restricted Party’s own selection regarding this Agreement and the Restricted Party acknowledges that he has had sufficient opportunity to do so. The Restricted Party acknowledges that the Restricted Party has entered into this Agreement knowingly and voluntarily and with full knowledge and understanding of the provisions of this Agreement after being given the opportunity to consult with counsel. The Restricted Party further represents that in entering into this Agreement, the Restricted Party is not relying on any statements or representations made by any of the Company, the Strike Companies or any of their respective directors, managers, officers, employees, owners, investors, shareholders, partners, members, representatives, Affiliates or agents that are not expressly set forth herein or in the Transaction Agreement, and that the Restricted Party is relying only upon the Restricted Party’s own judgment and any advice provided by the Restricted Party’s attorney.

13. No Construction Against Drafter. No provision of this Agreement or any related document will be construed against or interpreted to the disadvantage of any Party hereto by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured or drafted such provision.

14. Severability. Subject to Section 2(c), any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

STRIKE, INC.

By:
Name:
Title:

RESTRICTED PARTY

Name:

Exhibit K

STRIKE INC.

2018 EQUITY AND INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this Plan is to attract and retain non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain other service providers to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Cause” means, unless otherwise defined in the applicable Evidence of Award or the Participant’s employment agreement, (i) the indictment (or other criminal charge against the Participant) for a felony or any crime involving moral turpitude, or the Participant’s commission of fraud, breach of fiduciary duty, theft, embezzlement or crime against the Company or any of its Subsidiaries or affiliates or any of their customers, (ii) conduct by the Participant that brings the Company or any of its Subsidiaries or affiliates into public disgrace or disrepute, (iii) the Participant’s gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or affiliates or in the performance of Participant’s duties and services required for Participant’s position with the Company or any of its subsidiaries or affiliates, which, if curable, is not cured within ten days after written notice thereof to Participant, (iv) the Participant’s insubordination to, or failure to follow, the lawful directions of the person to whom such person directly reports, which, if curable, is not cured within ten days after written notice thereof to the Participant, (v) the Participant’s material violation of any restrictive covenant agreement with the Company or any of its Subsidiaries or affiliates, (vi) the Participant’s breach of any material agreement with the Company or any of its Subsidiaries or affiliates or any material employment policy of the Company or any of its Subsidiaries or affiliates which, if curable, is not cured within ten days after written notice thereof to the Participant (including, without limitation, the Company’s code of ethics and insider trading policy), or (vii) the abuse of any controlled substance or of alcohol or any other non-controlled substance which the Company determines renders the Participant unfit to serve in the Participant’s capacity as an employee or service provider of the Company or any of its Subsidiaries or affiliates.

(f) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j) “Company” means Strike Inc., a Delaware corporation, and its successors.

(k) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l) “Director” means a member of the Board.

(m) “Disability” means, unless otherwise defined in the applicable Evidence of Award or the Participant’s employment agreement, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or, if applicable, any Subsidiary.

(n) “Effective Date” means the date this Plan is approved by the Stockholders.

(o) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r) “Management Objectives” means the performance objective or objectives established pursuant to this Plan, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an award or (ii) as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or of payment with respect to an award, which objectives shall include, but not be limited to, the following performance objectives measured on a Company, Subsidiary, business, operating unit or individual basis: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency; customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures or the formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or other performance measures determined by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(s) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the shares of Common Stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee in accordance with Section 409A of the Code, as applicable. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u) “Option Price” means the purchase price payable on exercise of an Option Right.

(v) “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(w) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a service provider, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(x) “Performance Period” means any period designated by the Committee during which (i) the Management Objectives applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

(y) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(z) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(aa) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(bb) “Plan” means this Strike Inc. 2018 Equity and Incentive Compensation Plan, as amended or amended and restated from time to time.

(cc) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock (or, to the extent specified in the Evidence of Award, cash or a combination thereof) at the end of the applicable Restriction Period.

(ee) “Restriction Period” means any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Evidence of Award, or (ii) the conditions to vesting applicable to an award shall remain in effect.

(ff) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(gg) “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(hh) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ii) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards will not exceed in the aggregate [            ] shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b)	Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan;

(C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iii)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan to the extent permitted by applicable laws and regulations.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed [            ] shares of Common Stock.

(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, in no event will any non-employee Director in any calendar year be granted compensation (including, without limitation, cash compensation) for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $[            ].

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains.

(b) Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will become exercisable. Option Rights may provide for continued vesting or the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code. Each Option Right, or portion thereof, that is not an Incentive Stock Option, shall be a nonstatutory Option Right.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will become exercisable. Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Each grant will specify whether the amount payable with respect thereto shall be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum amount specified by the Committee on the Date of Grant.

(f) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning of such awards.

(e) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either: (i) the then-outstanding shares of Common Stock; or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors or managers, as applicable (“Voting Shares”); provided, however, that for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its affiliates; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 12(c);

(b) during any twelve (12) month period, individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote or the approval of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or written action or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (including, without limitation, a sale of Strike Capital, LLC) (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the Persons who were the beneficial owners, respectively, of the shares of Common Stock and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the shares of Common Stock and Voting Shares of the Company, as the case may be; or

(d) approval by the Stockholders of a complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event will the issuance of Common Stock to investors pursuant to that certain Exchange Agreement entered between One Equity Partners Secondary Fund, L.P., Strike Capital, LLC and the unitholders of Strike Capital, LLC dated October [            ], 2018 be deemed to be a Change in Control.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of

Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier to occur of (i) the fifth business day of the seventh month after such separation from service and (ii) the Participant’s death.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Stock Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the non-employee Director compensation limits set forth in Section 3(d).

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Options may be granted later than ten years after the date on which the Plan was approved by the Board.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Subject to Section 409A of the Code or the extent otherwise provided for in an Evidence of Award, absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g) Subject to Section 409A of the Code, the Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a

Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Exhibit L

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of [●], 2018, by and between STRIKE, INC., a Delaware corporation (the “Company”), and [●] (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals as directors and officers, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect such persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors and officers are being increasingly subjected to expensive and time-consuming litigation. The amended and restated certificate of incorporation (the “Charter”) of the Company requires indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable Delaware law. The Charter expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities.

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve or continue to serve for or on behalf of the Company on the condition that Indemnitee be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

1 SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director or key employee of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders Indemnitee’s resignation or until Indemnitee is removed. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director or officer of the Company, as provided in Section 16. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

2 DEFINITIONS. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was a director, officer or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company.

(b) The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Shares by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Company (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries (as defined below)) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such stockholder approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule) (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(d) “Delaware Court” shall mean the courts of the State of Delaware.

(e) “DGCL” shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

(f) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(g) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h) “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, manager, general partner, managing member, fiduciary, employee or agent.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by Indemnitee for which he or she is not otherwise compensated by the Company or any third party. “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k) References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(l) “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m) The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(n) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, in which Indemnitee was, is, will or might be involved as a party or otherwise by reason of the fact that Indemnitee is or was a director or officer of the Company, by reason of any action (or failure to act) taken by Indemnitee or of any action (or failure to act) on Indemnitee’s part while acting as a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o) The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

3 INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4 INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status. Pursuant to this Section 4, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration.

5 INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6 INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness or deponent in any Proceeding to which Indemnitee was or is not a party or threatened to be made a party, Indemnitee shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

7 CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

8 EXCLUSIONS. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnification, advance of expenses, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy, contract, agreement, or other indemnity or advancement provision or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity or advancement provision or otherwise;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (or any successor rule) or similar provisions of state statutory law or common law; or

(c) except as otherwise provided in Sections 13(f)-(g) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, advance of expenses, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law. Indemnitee shall seek payments or advances from the Company only to the extent that such payments or advances are unavailable from any insurance policy of the Company covering Indemnitee.

9 ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a) Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall, to the fullest extent permitted by law, be unsecured and interest free. Advances shall, to the fullest extent permitted by law, be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of Indemnitee, to repay the advanced amounts to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified, held harmless or exonerated by the Company under the provisions of this Agreement, the Charter, applicable law or otherwise. This Section 9(a) shall not apply to any claim made by Indemnitee for which an indemnification, advance of expenses, hold harmless or exoneration payment is excluded pursuant to Section 8.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, liability, fine, penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

10 PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a) Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding, claim, issue or matter therein which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement, or otherwise.

(b) Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion. Following such a written application for indemnification by Indemnitee, Indemnitee’s entitlement to indemnification shall be determined according to Section 11(a) of this Agreement.

11 PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 11(a) hereof, the Independent Counsel shall be selected as provided in this Section 11(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or law firm so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 11(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 13(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or such Independent Counsel’s engagement pursuant hereto.

12 PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by the Disinterested Directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the Disinterested Directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 11 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, managers, or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, or on information or records given or reports made to the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, the Board, any committee of the Board or any director, trustee, general partner, manager or managing member of the Enterprise. The provisions of this Section 12(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, manager, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13 REMEDIES OF INDEMNITEE.

(a) In the event that (i) a determination is made pursuant to Section 11 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 11(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or the last sentence of Section 11(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 7 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made in accordance with this Agreement, Indemnitee shall be entitled to an adjudication by the Delaware Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 13 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) In any judicial proceeding or arbitration commenced pursuant to this Section 13, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 11(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 13, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 9 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d) If a determination shall have been made pursuant to Section 11(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 13, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 13 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Charter now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g) Interest shall be paid by the Company to Indemnitee at the legal rate under Delaware law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

14 SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

15 NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION.

(a) The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The DGCL and the Charter permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against Indemnitee or incurred by or on behalf of Indemnitee or in such capacity as a director, officer, employee or agent of the Company, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managers, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company, to the fullest extent permitted by law, shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

16 DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 13 of this Agreement) by reason of Indemnitee’s Corporate Status, whether or not Indemnitee is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

17 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

18 ENFORCEMENT AND BINDING EFFECT.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Charter as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may, to the fullest extent permitted by law, enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Company and Indemnitee further agree that Indemnitee shall, to the fullest extent permitted by law, be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court of competent jurisdiction. The Company hereby waives any such requirement of such a bond or undertaking to the fullest extent permitted by law.

19 MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

20 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, to:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Stephen V. Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.comor to any other address as may have been furnished to Indemnitee in writing by the Company.

21 APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 13(a) of this Agreement, to the fullest extent permitted by law, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by law, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 20 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

22 IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23 MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

24 PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

25 ADDITIONAL ACTS. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required to the fullest extent permitted by law, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be signed as of the day and year first above written.

STRIKE, INC.

By:
Name: [●]
Title: [●]

INDEMNITEE

By:
Name: [●]
Address: [●]

[Signature page to Indemnification Agreement]

Annex B

FORM OF

CERTIFICATE OF INCORPORATION

OF

SENTINEL ENERGY SERVICES INC.

[●], 2018

ARTICLE I.

NAME

The name of the corporation is Sentinel Energy Services Inc. (the “Corporation”).

ARTICLE II.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE III.

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV.

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 20,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”). Prior to the filing of this Certificate of Incorporation (this “Certificate”), the Corporation was a Cayman Islands exempted company (at such time, the “Predecessor Corporation”), which had authorized share capital consisting of (i) 200,000,000 Class A Ordinary Shares, par value $0.0001 per share (the “Predecessor Class A Ordinary Shares”), (ii) 20,000,000 Class B Ordinary Shares, par value $0.0001 per share (the “Predecessor Class B Ordinary Shares”), and 1,000,000 Preferred Shares, par value $0.0001 per share. Immediately upon the acceptance of this Certificate for filing by the Secretary of State of the State of Delaware, each Predecessor Class A Ordinary Share automatically, without any further action, converted into an equal number of shares of Class A Common Stock and each Predecessor Class B Ordinary Share automatically, without any further action, converted into an equal number of shares of Class B Common Stock.

Section 4.2. Preferred Stock. Subject to Article IX hereof, the Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Shares of Class B Common Stock shall be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) automatically at the time of the closing of an initial Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or equity-linked securities are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

(1) the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding Co-Investment Securities and any securities issued or issuable to any seller in the initial Business Combination) plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination; and

(2) the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination.

As used herein, the term Co-Investment Securities means the shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock that may be issued pursuant to that certain Option Agreement, dated as of November 2, 2017, by and between the Corporation, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC, as the same may be amended.

Notwithstanding anything to the contrary contained herein, (i) the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or equity linked securities by the written consent or agreement of holders of a majority of the shares of Class B Common Stock then outstanding consenting or agreeing separately as a single class in the manner provided in Section 4.4(b)(iii), and (ii) in no event shall the Class B Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

The foregoing conversion ratio shall also be adjusted to account for any subdivision (by stock split, subdivision, exchange, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalization of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the original filing of this Certificate without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class B Common Stock.

Each share of Class B Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.4(b). The pro rata share for each holder of Class B Common Stock will be determined as follows: each share of Class B Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class B Common Stock shall be converted pursuant to this Section 4.4(b) and the denominator of which shall be the total number of issued and outstanding shares of Class B Common Stock at the time of conversion.

(iii) Voting. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(c) Dividends. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(d) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock (on an as converted basis with respect to the Class B Common Stock) held by them.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V.

BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to the provisions of the Investor Rights Agreement by and between the Corporation and the other holders of Common Units (the “Investor Rights Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the

Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to (a) Section 5.5 hereof and (b) the provisions of the Investor Rights Agreement, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by the majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancies occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of vacancies on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

Section 5.6. No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI.

BYLAWS

Subject to the provisions of the Investor Rights Agreement, in furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII.

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board.

Section 7.2. Advance Notice. Subject to the provisions of the Investor Rights Agreement, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

ARTICLE VIII.

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX.

BUSINESS COMBINATION REQUIREMENTS; EXISTENCE

Section 9.1. General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2017, as amended (the “Registration Statement”), were deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of this Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of Common Stock included as part of the units sold in the Offering (the

“Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are Sentinel Management Holdings, LLC (the “Sponsor”) or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

Section 9.2. Redemption Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed pursuant to such Sections, the “Redemption Rights”) hereof for cash equal to the applicable redemption price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem Offering Shares to the extent that such redemption would result in the Corporation’s failure to have net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule)) in excess of $5 million or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the initial Business Combination upon consummation of the initial Business Combination (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b) If the Corporation offers to redeem the Offering Shares other than in conjunction with a stockholder vote on an initial Business Combination with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (or any successor rules or regulations) and filing proxy materials with the SEC, the Corporation shall offer to redeem the Offering Shares upon the consummation of the initial Business Combination, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the SEC prior to the consummation of the initial Business Combination that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (or any successor rule or regulation) (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules; provided, however, that if a stockholder vote is required by law to approve the proposed initial Business Combination, or the Corporation decides to submit the proposed initial Business Combination to the stockholders for their approval for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares, subject to lawfully available funds therefor, in accordance with the provisions of Section 9.2(a) hereof in conjunction with a proxy solicitation pursuant to the Proxy Solicitation Rules (and not the Tender Offer Rules) at a price per share equal to the Redemption Price calculated in accordance with the following provisions of this Section 9.2(b). In the event that the Corporation offers to redeem the Offering Shares pursuant to a tender offer in accordance with the Tender Offer Rules, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its franchise and income taxes, by (ii) the total number of then outstanding Offering Shares. If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on the proposed initial Business Combination pursuant to a proxy solicitation, the Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights shall be equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Corporation to pay its franchise and income taxes, by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than an aggregate of 20% of the Offering Shares.

(d) In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3. Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4. Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination.

Section 9.5. Transactions with Affiliates. The Corporation may enter into a Business Combination with a target business that is affiliated with the Sponsor, the directors or officers of the Corporation. In the event the

Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such Business Combination is fair to the Corporation from a financial point of view.

Section 9.6. No Transactions with Other Blank Check Companies. The Corporation shall not enter into an initial Business Combination with another blank check company or a similar company with nominal operations.

Section 9.7. Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the closing of the Offering, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8. Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discounts and commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

Section 9.9. Appointment and Removal of Directors. Notwithstanding any other provision in this Certificate, prior to the closing of the initial Business Combination, the holders of Class B Common Stock shall have the exclusive right to elect, remove and replace any director, and the holders of Class A Common Stock shall have no right to vote on the election, removal or replacement of any director. This Section 9.9 may only be amended by a resolution passed by a majority of holders of at least ninety percent (90%) of the outstanding Common Stock entitled to vote thereon.

ARTICLE X.

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE XI.

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the

Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 11.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XII.

SEVERABILITY

Section 12.1. Severability. If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any sentence of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate.

ARTICLE XIII.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Subject to the provisions of the Investor Rights Agreement, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. In addition to any other vote of holders of capital stock that is required by this Certificate or by law, any amendment or repeal of Article V, Article VI, Article VIII, Article X and this Article XIII shall require the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal and Article IX may only be amended as provided therein.

IN WITNESS WHEREOF, Sentinel Energy Services Inc. has caused this Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

Sentinel Energy Services Inc.

By:
Name:
Title:

Signature Page to Certificate of Incorporation

Annex C

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SENTINEL ENERGY SERVICES INC.

[●], 201[●]

Sentinel Energy Services Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The name under which the Corporation was originally incorporated was Sentinel Energy Services Inc. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on [●], 201[●].

2.

This Amended and Restated Certificate of Incorporation (this “Amended and Restated Certificate”), which both restates and amends the provisions of the Certificate of Incorporation, was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”).

3.	This Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

4.	The text of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I.

NAME

The name of the corporation is Strike, Inc.

ARTICLE II.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE III.

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV.

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 451,000,000 shares, consisting of

(a) 450,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (ii) 50,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2. Preferred Stock. The Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended & Restated Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Amended & Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended & Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class B Common Stock.

(i) Certain Definitions. As used in this Amended & Restated Certificate:

(1) “Common Unit” means a unit representing limited liability company interests in Strike Capital and constituting a “Common Unit” as defined in the LLC Agreement as in effect on the effective date of this Amended & Restated Certificate.

(2) “Exchange Agreement” means the Exchange Agreement, dated [●], 2018, among the Corporation, Strike Capital and the other holders of Common Units party thereto;

(3) “LLC Agreement” means the Third Amended and Restated Regulations of Strike Capital, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time; and

(4) “Strike Capital” means Strike Capital, LLC, a Texas limited liability, or any successor entities thereto.

(ii) Permitted Owners. Shares of Class B Common Stock (1) may be issued only in connection with the issuance by Strike Capital of a corresponding number of Common Units and only to the person or entity to whom such Common Units are issued and (2) may be registered only in the name of (A) a person or entity to whom shares of Class B Common Stock are issued in accordance with clause (1), (B) its successors and assigns, (C) Permitted Transferees (as defined in the LLC Agreement) or (D) any subsequent successors, assigns and permitted transferees.

(iii) Voting. Except as otherwise required by law or this Amended & Restated Certificate (including any Preferred Stock Designation), for so long as any shares of Class B Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class B Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Amended & Restated Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class B Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class B Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class B Common Stock shall, to the extent required by law, be given to those holders of Class B Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class B Common Stock to take the action were delivered to the Corporation.

(iv) Dividends. Notwithstanding anything to the contrary in this Amended & Restated Certificate, dividends shall not be declared or paid on the Class B Common Stock.

(v) Transfer of Class B Common Stock.

(1) A holder of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.4(b)(v)(1) are referred to as the “Restrictions.”

(2) Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted

Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation or its transfer agent (the “Transfer Agent”).

(3) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation, to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(4) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.4(b)(v) for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.4(b)(v). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class B Common Stock.

(5) The Board shall have all powers necessary to implement the Restrictions, including without limitation, the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

(vi) Exchange of Class B Common Stock. Shares of Class B Common Stock (together with the same number of Common Units) may be exchanged for shares of Class A Common Stock as provided in the Exchange Agreement. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of shares of Class B Common Stock and Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange pursuant to the Exchange Agreement by delivering to the holder of the shares of Class B Common Stock and Common Units being exchanged (A) shares of Class A Common Stock held in treasury by the Corporation or (B) cash in lieu of shares of Class A Common Stock in the amount permitted by and provided in the Exchange Agreement. All shares of Class A Common Stock that shall be issued upon any such exchange of shares of Class B Common Stock and Common Units pursuant to the Exchange Agreement will, upon issuance in accordance with the Exchange Agreement, be validly issued, fully paid and nonassessable.

(vii) Restrictive Legend. All book entries representing shares of Class B Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS BOOK ENTRY ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class B Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d) Class A Common Stock. In no event shall the shares of Class A Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V.

BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Amended & Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended & Restated Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to the provisions of the Investor Rights Agreement by and between the Corporation and the other holders of Common Units (the “Investor Rights Agreement”), the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5, the directors of the Corporation shall be elected annually at each annual meeting of stockholders of the Corporation (or special meeting in lieu thereof). The directors will hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to (a) Section 5.5 hereof and (b) the provisions of the Investor Rights Agreement, any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by the majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until the next annual meeting of stockholders (or special meeting in lieu thereof) and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of vacancies on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least 45 days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Amended & Restated Certificate (including any Preferred Stock Designation).

Section 5.6. No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE VI.

BYLAWS

Subject to the provisions of the Investor Rights Agreement, in furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Amended & Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2⁄3 percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII.

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board.

Section 7.2. Advance Notice. Subject to the provisions of the Investor Rights Agreement, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Amended & Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to the Class B Common Stock, with respect to which action may be taken by written consent.

ARTICLE VIII.

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Amended & Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Amended & Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX.

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE X.

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 10.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended & Restated Certificate or the Bylaws, or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 10.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 10.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 10.1 immediately above (an “FSC Enforcement Action”) and (b) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XI.

SEVERABILITY

If any provision or provisions of this Amended & Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended & Restated Certificate (including, without limitation, each portion of any sentence of this Amended & Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Amended & Restated Certificate.

ARTICLE XII.

AMENDMENT TO CERTIFICATE OF INCORPORATION

Subject to the provisions of the Investor Rights Agreement, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Amended & Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Amended & Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended & Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. In addition to any other vote of holders of capital stock that is required by this Amended & Restated Certificate or by law, any amendment or repeal of Article V, Article VI, Article VIII, Article IX and this Article XII shall require the affirmative vote of holders of at least 66 2⁄3 percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal.

IN WITNESS WHEREOF, Sentinel Energy Services Inc. has caused this Amended & Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

Sentinel Energy Services Inc.

By:
Name:
Title:

Signature Page to Amended & Restated Certificate of Incorporation

Annex D

STRIKE INC.

2018 EQUITY and INCENTIVE Compensation PLAN

1. Purpose. The purpose of this Plan is to attract and retain non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain other service providers to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Cause” means, unless otherwise defined in the applicable Evidence of Award or the Participant’s employment agreement, (i) the indictment (or other criminal charge against the Participant) for a felony or any crime involving moral turpitude, or the Participant’s commission of fraud, breach of fiduciary duty, theft, embezzlement or crime against the Company or any of its Subsidiaries or affiliates or any of their customers, (ii) conduct by the Participant that brings the Company or any of its Subsidiaries or affiliates into public disgrace or disrepute, (iii) the Participant’s gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or affiliates or in the performance of Participant’s duties and services required for Participant’s position with the Company or any of its subsidiaries or affiliates, which, if curable, is not cured within ten days after written notice thereof to Participant, (iv) the Participant’s insubordination to, or failure to follow, the lawful directions of the person to whom such person directly reports, which, if curable, is not cured within ten days after written notice thereof to the Participant, (v) the Participant’s material violation of any restrictive covenant agreement with the Company or any of its Subsidiaries or affiliates, (vi) the Participant’s breach of any material agreement with the Company or any of its Subsidiaries or affiliates or any material employment policy of the Company or any of its Subsidiaries or affiliates which, if curable, is not cured within ten days after written notice thereof to the Participant (including, without limitation, the Company’s code of ethics and insider trading policy), or (vii) the abuse of any controlled substance or of alcohol or any other non-controlled substance which the Company determines renders the Participant unfit to serve in the Participant’s capacity as an employee or service provider of the Company or any of its Subsidiaries or affiliates.

(f) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan, and to the extent of any delegation by the Committee to a subcommittee pursuant to Section 10 of this Plan, such subcommittee, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Stock Market or, if the Common Stock is not listed on the Nasdaq Stock Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(j) “Company” means Strike Inc., a Delaware corporation, and its successors.

(k) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(l) “Director” means a member of the Board.

(m) “Disability” means, unless otherwise defined in the applicable Evidence of Award or the Participant’s employment agreement, (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or, if applicable, any Subsidiary.

(n) “Effective Date” means the date this Plan is approved by the Stockholders.

(o) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(r) “Management Objectives” means the performance objective or objectives established pursuant to this Plan, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an award or (ii) as a condition to the vesting of the holder’s interest in the shares of Common Stock subject to an award or of payment with respect to an award, which objectives shall include, but not be limited to, the following performance objectives measured on a Company, Subsidiary, business, operating unit or individual basis: cash flow; free cash flow; operating cash flow; earnings; market share; economic value added; achievement of annual operating budget; profits; profit contribution margins; profits before taxes; profits after taxes; operating profit; return on assets; return on investment; return on equity; return on invested capital; gross sales; net sales; sales volume; stock price; total stockholder return; dividend ratio; price-to-earnings ratio; expense targets; operating efficiency; customer satisfaction metrics; working capital targets; the achievement of certain target levels of innovation and/or development of products; measures related to acquisitions or divestitures or the formation or dissolution of joint ventures; corporate bond rating by credit agencies; debt to equity or leverage ratios; or other performance measures determined by the Committee. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the acceptable levels of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(s) “Market Value per Share” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the Nasdaq Stock Market or, if the shares of Common Stock are not then listed on the Nasdaq Stock Market, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the shares of Common Stock, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee in accordance with Section 409A of the Code, as applicable. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(t) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u) “Option Price” means the purchase price payable on exercise of an Option Right.

(v) “Option Right” means the right to purchase shares of Common Stock upon exercise of an award granted pursuant to Section 4 of this Plan.

(w) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a service provider, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(x) “Performance Period” means any period designated by the Committee during which (i) the Management Objectives applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

(y) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(z) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(aa) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(bb) “Plan” means this Strike Inc. 2018 Equity and Incentive Compensation Plan, as amended or amended and restated from time to time.

(cc) “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(dd) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock (or, to the extent specified in the Evidence of Award, cash or a combination thereof) at the end of the applicable Restriction Period.

(ee) “Restriction Period” means any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Evidence of Award, or (ii) the conditions to vesting applicable to an award shall remain in effect.

(ff) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(gg) “Stockholder” means an individual or entity that owns one or more shares of Common Stock.

(hh) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(ii) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a) Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of shares of Common Stock available under this Plan for awards will not exceed in the aggregate [            ] shares of Common Stock. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

The aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan will be reduced by one share of Common Stock for every one share of Common Stock subject to an award granted under this Plan.

(b) Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan is cancelled or forfeited, expires, is settled for cash (in whole or in part), or is unearned (in whole or in part), the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

Notwithstanding anything to the contrary contained in this Plan: (A) shares of Common Stock withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (B) shares of Common Stock withheld by the Company, tendered or otherwise used to satisfy tax withholding will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; (C) shares of Common Stock subject to an Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof will not be added back to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan; and (D) shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of shares of Common Stock available under Section 3(a)(i) of this Plan.

(iii)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Common Stock based on fair market value, such shares of Common Stock will not count against the aggregate limit under Section 3(a)(i) of this Plan to the extent permitted by applicable laws and regulations.

(c) Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed [                ] shares of Common Stock.

(d) Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Section 3 or elsewhere in this Plan, and subject to adjustment as provided in Section 11 of this Plan, in no event will any non-employee Director in any calendar year be granted compensation (including, without limitation, cash compensation) for such service having an aggregate maximum value (measured at the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $[                ].

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of shares of Common Stock to which it pertains.

(b) Each grant will specify an Option Price per share of Common Stock, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of shares of Common Stock otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Common Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares of Common Stock to which such exercise relates.

(e) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will become exercisable. Option Rights may provide for continued vesting or the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code. Each Option Right, or portion thereof, that is not an Incentive Stock Option, shall be a nonstatutory Option Right.

(i) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(j) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, shares of Common Stock or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum amount specified by the Committee on the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will become exercisable. Appreciation Rights may provide for continued vesting or the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(vii)	Successive grants of Appreciation Rights may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(viii)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier termination of restrictions on such Restricted Stock, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock will require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock will be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver shares of Common Stock or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the shares of Common Stock deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying Restricted Stock Units will be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in shares of Common Stock or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Each grant will specify whether the amount payable with respect thereto shall be paid by the Company in cash, in shares of Common Stock, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) Any grant of a Cash Incentive Award, Performance Shares or Performance Units may specify that the amount payable or the number of shares of Common Stock, Restricted Stock or Restricted Stock Units payable with respect thereto may not exceed a maximum amount specified by the Committee on the Date of Grant.

(f) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional shares of Common Stock, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(g) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of shares of Common Stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the shares of Common Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Shares of Common Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, shares of Common Stock, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of shares of Common Stock as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional shares of Common Stock; provided, however, that dividend equivalents or other distributions on shares of Common Stock underlying awards granted under this Section 9 will be deferred until and paid contingent upon the earning of such awards.

(e) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of shares of Common Stock covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of shares of Common Stock covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the number of shares of Common Stock specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either: (i) the then-outstanding shares of Common

Stock; or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors or managers, as applicable (“Voting Shares”); provided, however, that for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or any of its affiliates; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates; or (D) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 12(c);

(b) during any twelve (12) month period, individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Stockholders, was approved by a vote or the approval of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or written action or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (including, without limitation, a sale of Strike Capital, LLC) (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the Persons who were the beneficial owners, respectively, of the shares of Common Stock and Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of, respectively, the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the shares of Common Stock and Voting Shares of the Company, as the case may be; or

(d) approval by the Stockholders of a complete liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, in no event will the issuance of Common Stock to investors pursuant to that certain Exchange Agreement entered between One Equity Partners Secondary Fund, L.P., Strike Capital, LLC and the unitholders of Strike Capital, LLC dated October [            ], 2018 be deemed to be a Change in Control.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Evidence of Award or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any shares of Common Stock issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the shares of Common Stock may be traded.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of shares of Common Stock acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the earlier to occur of (i) the fifth business day of the seventh month after such separation from service and (ii) the Participant’s death.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if

(i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Stock Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the non-employee Director compensation limits set forth in Section 3(d).

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Options may be granted later than ten years after the date on which the Plan was approved by the Board.

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Subject to Section 409A of the Code or the extent otherwise provided for in an Evidence of Award, absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any shares of Common Stock subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares of Common Stock upon the stock records of the Company.

(g) Subject to Section 409A of the Code, the Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of shares of Common Stock under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Stock-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for shares of Common Stock substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any shares of Common Stock that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the shares of Common Stock available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no shares of Common Stock subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

Annex E

FORM OF

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2019 (the “Effective Date”), is by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (“Holdings”), all of the holders of Company Units (other than Holdings and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Unitholders”). Each of the Company, Holdings and the Unitholders may be referred to herein individually as a “Party” and collectively as the “Parties.” Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.

RECITALS

A. The Company, Holdings, the Unitholders and certain other parties thereto have entered into the Transaction Agreement and Plan of Merger, dated as of October [18], 2018 (as amended, restated, supplemented or modified from time to time, the “Transaction Agreement”), pursuant to which, among other things, Holdings will acquire a certain number of Company Units from the Unitholders, which, for the avoidance of doubt, are the “Unit Sellers” as defined in the Transaction Agreement.

B. Prior to the completion of the transactions contemplated by the Transaction Agreement, the Company re-domiciled from the Cayman Islands to Delaware.

C. As a condition to the Transactions contemplated by the Transaction Agreement, the Parties have agreed to enter into this Agreement and effect the transactions contemplated herein.

D. The Parties desire to provide for the exchange from time to time of Company Units, and the surrender of shares of Holdings Class B Common Stock for cancellation, for cash or for shares of Holdings Class A Common Stock on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“Action” means any judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any Governmental Authority.

“Additional Holdings SEC Reports” has the meaning set forth in Section 3.1(f).

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Company Units Exchanged, multiplied by (b) the then-applicable Exchange Rate as of the relevant Date of Exchange multiplied by (c) the average of the daily VWAP of a share of Holdings Class A Common Stock for the 20 Trading Days immediately prior to the relevant Date of Exchange.

“Change of Control” shall be deemed to have occurred upon:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Holdings’ assets (determined on a consolidated basis) to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to any Subsidiary of Holdings; provided, that, for clarity and notwithstanding anything to the contrary, neither the approval of nor consummation of a transaction treated for U.S. federal income tax purposes as a liquidation into Holdings of its wholly owned Subsidiaries or merger of such entities into one another or Holdings will constitute a “Change in Control”;

(b) the merger or consolidation of Holdings with any other Person, other than a merger or consolidation which would result in the voting securities of Holdings outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50.1% of the total voting power represented by the voting securities of Holdings or such surviving entity outstanding immediately after such merger or consolidation;

(c) the liquidation or dissolution of Holdings; or

(d) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of Holdings or (ii) a corporation or other entity owned, directly or indirectly, by the shareholders of Holdings in substantially the same proportions as their ownership of stock of Holdings) of more than 50.1% of the aggregate voting power of the voting securities of Holdings.

“Change of Control Exchange” has the meaning set forth in Section 2.1(c).

“Change of Control Exchange Time” has the meaning set forth in Section 2.1(c).

“Closing Date” has the meaning set forth in the Transaction Agreement.

“Code” means the Internal Revenue Code of 1986.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Company” has the meaning set forth in the preamble.

“Company A&R Regulations” means the Third Amended and Restated Regulations of the Company, as the same may be amended, modified, restated or amended and restated from time to time.

“Company Units” means the units representing the equity interests of the Company.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a), but subject to Section 2.1(c), the first Business Day after the end of each calendar quarter.

“Effective Date” has the meaning set forth in the preamble.

“Exchange” means an exchange of Company Units (together with the cancellation of shares of Holdings Class B Common Stock) for cash or shares of Holdings Class A Common Stock.

“Exchange Act” means The Securities Exchange Act of 1934.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Unitholder or such Unitholder’s duly authorized attorney.

“Exchange Rate” means the number of shares of Holdings Class A Common Stock for which one Company Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.4 of this Agreement.

“General Enforceability Exceptions” has the meaning set forth in Section 3.1(a).

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

“Holdings” has the meaning set forth in the preamble.

“Holdings Bylaws” means the Bylaws of Holdings, as the same may be amended, modified, restated or amended and restated from time to time.

“Holdings Charter” means the Amended and Restated Articles of Incorporation of Holdings, as the same may be further amended, modified, restated or amended and restated from time to time.

“Holdings Class A Common Stock” means the Class A common stock of the Holdings, par value $0.0001 per share.

“Holdings Class B Common Stock” means the Class B common stock of the Holdings, par value $0.0001 per share.

“Holdings SEC Reports” has the meaning set forth in Section 3.1(f).

“Law” means any law, statute, code, ordinance, regulation or rule of any Governmental Authority.

“Liens” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance or security interest.

“Lock-Up Agreement” has the meaning set forth in the Transaction Agreement.

“Manager” has the meaning set forth in the Company A&R Regulations.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

“Party” and “Parties” have the meanings set forth in the preamble.

“Permitted Transferee” has the meaning set forth in the Company A&R Regulations.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Proxy Statement/Prospectus” has the meaning set forth in Section 3.1(b).

“Registration Rights Agreement” means the Amended and Restated Registration Rights, by and among Holdings and the Unitholders, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Registration Statement” has the meaning set forth in Section 3.1(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Stock Exchange” means the Nasdaq Capital Market or, if prior to the Closing (as defined in the Transaction Agreement) the shares of Class A Common Stock are listed and traded on the New York Stock Exchange, the New York Stock Exchange.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Subsidiary” means, with respect to a Person, any other Person of which (a) a majority of the outstanding voting securities are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable governing body of such other Person.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, Holdings and the Unitholders, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the Stock Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if Holdings Class A Common Stock is not listed or admitted to trading on such an exchange, on the automated electronic quotation system on which shares of Holdings Class A Common Stock are then authorized for quotation.

“Transaction Agreement” has the meaning set forth in the recitals.

“Unitholder” has the meaning set forth in the preamble (for the avoidance of doubt, the “Blocker” as defined in the Transaction Agreement is not a Unitholder).

“VWAP” means the daily per share volume-weighted average price of Holdings Class A Common Stock on the principal United States securities exchange or automated or electronic quotation system on which Holdings Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for Holdings Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of a share of Holdings Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Holdings Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by Holdings).

ARTICLE II

EXCHANGE OF COMPANY UNITS

2.1 Exchange of Company Units.

(a) Upon the terms and subject to the conditions of this Agreement, each Unitholder shall be entitled one time per calendar quarter to effect an Exchange. In the event an Unitholder wishes to effect an Exchange, such Unitholder shall (i) deliver to Holdings an Exchange Notice and (ii) on the Date of Exchange surrender or, in the absence of such surrender, be deemed to have surrendered, Company Units (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) representing a corresponding number of shares of Holdings Class B Common Stock) (in each case, free and clear of all Liens), in each case, to Holdings’ address set forth in Section 5.4. In consideration for such surrender, the exchanging Unitholder shall be entitled to, at the sole option of Holdings, either (A) a Cash Exchange Payment by Holdings in accordance with the instructions provided in the Exchange Notice, in which event such exchanged Company Units and such shares of Holdings Class B Common Stock automatically shall be deemed cancelled concomitant with such payment, without any action on the part of any Person, including such Unitholder, the Company or Holdings, or (B) the issuance by Holdings to such Unitholder of a number of shares of Holdings Class A Common Stock equal to (I) the number of Company Units exchanged multiplied by (II) the Exchange Rate as of the relevant Date of Exchange, and concomitantly with any such issuance, such exchanged Company Units and shares of Holdings Class B Common Stock automatically shall be deemed cancelled, without any action on the part of any Person, including the Company and Holdings.

(b) Following the delivery of the Exchange Notice, Holdings shall deliver or cause to be delivered (i) the Cash Exchange Payment in accordance with Section 2.1(a) as promptly as practicable (but not later than five Business Days) after the Date of Exchange or (ii) if Holdings elects to issue shares of Holdings Class A Common Stock, the number of shares of Holdings Class A Common Stock deliverable upon such Exchange as promptly as practicable (but not later than five Business Days) after the Date of Exchange, at the offices of the then-acting registrar and transfer agent of the shares of Holdings Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Holdings Class A Common Stock, at the principal executive offices of Holdings), registered in the name of the relevant exchanging Unitholder (or in such other name as is requested in writing by the Unitholder), in certificated or uncertificated form, as determined by Holdings; provided, that to the extent the shares of Holdings Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Unitholder set forth in the Exchange Notice, Holdings shall use its commercially reasonable efforts to deliver the shares of Holdings Class A Common Stock deliverable to such exchanging Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Unitholder by no later than the close of business on the Business Day immediately following the Date of Exchange. An Exchange pursuant to this Section 2.1 of Company Units, and the cancellation of Company Units and shares of Holdings Class B Common Stock, for shares of Holdings Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the applicable Cash Exchange Payment or shares of Holdings Class A Common Stock have been delivered to the exchanging Unitholder at such time, and if Holdings does not elect a Cash Exchange Payment, the Unitholder will be treated as a holder of record of shares of Holdings Class A Common Stock as of the close of business on such Date of Exchange. Upon prior written request of a Unitholder with respect to a specific Exchange Notice, the Manager of the Company may, in its reasonable discretion, permit the Date of Exchange for the specific Exchange Notice to occur on a date that is not the first Business Day after the end of a calendar quarter.

(c) In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of shares of Holdings required under the Holdings Charter or applicable Law (which approval has been granted by a vote or consent of the stockholders of Holdings), Holdings shall have the right to require each Unitholder to Exchange some or all of the outstanding Company Units beneficially owned by such Unitholder (and a corresponding number of shares of Holdings Class B Common Stock) (in each case, free and clear of all Liens), in consideration for the issuance by Holdings to such Unitholder of a number of shares of Holdings Class A Common Stock equal to the number of Company Units surrendered multiplied by the Exchange Rate (a “Change of Control Exchange”), with such Change of Control Exchange to be effected by the surrender of such Company Units to Holdings (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) and the subsequent automatic conversion of such exchanged Company Units into an equal number of shares of Holdings Class A Common Stock (whereupon, the Company Units so converted shall cease to exist and concomitantly with any such issuance, any exchanged shares of Holdings Class B Common Stock automatically shall be deemed cancelled without any action on the part of any Person, including the Company or Holdings); provided, that if the Company requires the Unitholders to Exchange less than all of their outstanding Company Units (and to surrender a corresponding number of shares of Holdings Class B Common Stock for cancellation), each Unitholder’s participation in the Change of Control Exchange shall be reduced pro rata. Any Change of Control Exchange shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Time”) and each Unitholder will be treated as a holder of record of shares of Holdings Class A Common Stock as of the Change of Control Exchange Time. For the avoidance of doubt, (i) any Company Units and a corresponding number of shares of Holdings Class B Common Stock held by an Unitholder that are not Exchanged or cancelled, as applicable, pursuant to a Change of Control Exchange may be Exchanged by such Unitholder pursuant to Section 2.1(a) subject to, and in accordance with, the terms thereof and (ii) notwithstanding anything to the contrary herein, Holdings shall not be entitled to make a Cash Exchange Payment in the case of a Change of Control Exchange.

(d) To effect the delivery of such shares of Holdings Class A Common Stock, Holdings shall: (i) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of Holdings Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Holdings Class A Common Stock, at the principal executive offices of Holdings) such number of shares of Holdings Class A Common Stock, registered in the name of the relevant Unitholder (or in such other name as is requested in writing by such Unitholder), in certificated or uncertificated form, as determined by Holdings, or (ii) if shares of Holdings Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of such Unitholder, use its commercially reasonable efforts to deliver the shares of Holdings Class A Common Stock through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Unitholder.

(e) Holdings shall provide written notice of an expected Change of Control to all Unitholders within the earlier of (i) five days following the execution of the agreement with respect to such Change of Control and (ii) ten days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable Law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Company Units or shares of Holdings Class A Common Stock, as applicable, in the Change of Control (which consideration shall be identical whether paid for Company Units or shares of Holdings Class A Common Stock), any election with respect to types of consideration that a holder of Company Units or shares of Holdings Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Company Units or shares of Holdings Class A Common Stock, as applicable, to be transferred to the acquirer by all stockholders of Holdings in the Change of Control, and the number of Company Units held by each Unitholder that Holdings intends to require be Exchanged for shares of Holdings Class A Common Stock in connection with the Change of Control. Holdings shall update such notice from time to time to reflect any material changes to such notice. Holdings may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(f) Immediately upon the Exchange of any Company Unit pursuant to this Section 2.1, an equal number of outstanding shares of Holdings Class B Common Stock beneficially owned by the exchanging Unitholder automatically shall be deemed cancelled without any action on the part of any Person, including such Unitholder, the Company or Holdings. Any such cancelled shares of Holdings Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(g) The Company, Holdings and each Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Holdings Class A Common Stock are to be delivered in a name other than that of the Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Unitholder), then such Unitholder or the Person in whose name such shares of Holdings Class A Common Stock are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Holdings that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Unitholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Unitholder as a result of any such Exchange.

(h) Notwithstanding anything to the contrary herein, if the Manager of the Company, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Treasury Regulations), the Company may impose such restrictions on Exchanges as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

(i) Upon receiving an Exchange Notice from a Unitholder, Holdings may elect to cause the Company to effect the Exchange under Section 2.1 and deliver to the Unitholder the applicable number of shares of Holdings Class A Common Stock or the Cash Exchange Payment that such Unitholder is entitled to receive in the Exchange, in which event the Unitholder shall deliver to the Company the Common Units being surrendered in the Exchange.

2.2 Class A Common Shares to be Issued.

(a) In connection with any Exchange, Holdings reserves the right to provide Holdings Class A Common Stock that are registered pursuant to the Securities Act, shares of Holdings Class A Common Stock or any combination thereof, as it may determine in its sole discretion, it being understood that to the extent an Unitholder is a party to the Registration Rights Agreement, any unregistered shares of Holdings Class A Common Stock issued to such Unitholder shall be entitled to the registration rights as set forth therein.

(b) Holdings shall at all times reserve and keep available out of its authorized but unissued shares of Holdings Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Holdings Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Company Units that may be outstanding from time to time. Holdings shall take any and all actions necessary or desirable to give effect to the foregoing.

(c) Prior to the Date of Exchange effected pursuant to this Agreement, Holdings shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, Holdings of equity securities of Holdings (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Holdings for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of Holdings, including any director by deputization. The authorizing resolutions shall be approved by either the board of directors of Holdings or a committee thereof composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of Holdings (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(d) Any shares of Holdings Class A Common Stock to be issued by Holdings in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

2.3 Capital Stock of Holdings and the Company.

(a) Holdings shall, and shall cause the Company to, take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) the number of Company Units outstanding equals the number of shares of Holdings Class A Common Stock outstanding; and (ii) one Company Unit is exchangeable for one share of Holdings Class A Common Stock pursuant to this Agreement.

(b) Upon the issuance by Holdings of any shares of Holdings Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business acquisition by Holdings or its direct or indirect Subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Holdings Class A Common Stock), Holdings shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to the Company in exchange for a number of newly issued Company Units equal to the number of shares of Holdings Class A Common Stock issued.

(c) At any time that the Company issues a Company Unit to anyone other than Holdings or any of its Subsidiaries, Holdings shall issue a share of Holdings Class B Common Stock to the recipient of such Company Unit. Upon the conversion or cancellation of any Company Unit pursuant to this Agreement or the Company A&R Regulations, a corresponding number of shares of Holdings Class B Common Stock shall automatically be cancelled without any action on the part of any Person, including such Unitholder, the Company or Holdings. Holdings may only issue shares of Holdings Class B Common Stock to the Unitholders and their respective Permitted Transferees. A Unitholder may only transfer Company Units to a Person if (i) such Person is a Permitted Transferee of such Unitholder and (ii) an equal number of shares of Holdings Class B Common Stock are simultaneously transferred to the Permitted Transferee.

(d) If Holdings redeems, repurchases or otherwise acquires any shares of Holdings Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Holdings Class A Common Stock for nominal or no value), the Company shall, coincident with such redemption, repurchase or acquisition, redeem, repurchase or acquire an identical number of Company Units held by Holdings upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of shares of Holdings Class A Common Stock.

(e) Holdings shall not in any manner effect any Subdivision or Combination of shares of Holdings Class A Common Stock unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Company Units with an identical ratio as the Subdivision or Combination of shares of Holdings Class A Common Stock. The Company shall not in any manner effect any Subdivision or Combination of Company Units unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of shares of Holdings Class A Common Stock and shares of Holdings Class B Common Stock with an identical ratio as the Subdivision or Combination of Company Units.

(f) Holdings shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than shares of Holdings Class A Common Stock and shares of Holdings Class B Common Stock or one or more series of preferred stock that Holdings may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Holdings Charter and this Section 2.3(f). Holdings shall not issue any shares of preferred stock unless (i) the Company issues or agrees to issue, as the case may be, to Holdings a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of preferred stock, equal to the number of such shares of preferred stock issued by Holdings, and (ii) Holdings transfers to the Company the proceeds (net of any selling or underwriting discounts or commissions and other expenses) of the issuance of such preferred stock (and agrees to transfer to the Company any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses).

(g) For as long as this Agreement is in effect: (i) the Company shall not, and Holdings shall cause the Company not to, at any time, issue Company Units except as required by this Agreement; (ii) the Company shall not, and Holdings shall cause the Company not to, at any time, issue Company Units to any Person other than Holdings or any of its Subsidiaries, the Unitholders and their respective Permitted Transferees; and (iii) Holdings shall not transfer any Company Units except in connection with a Change of Control. For the avoidance of doubt, nothing in this Agreement shall prohibit Holdings from pledging any Company Units held by Holdings in connection with a credit facility that is for the benefit of the Company or its Subsidiaries.

(h) If Holdings makes a dividend or other distribution of Holdings stock on its shares of Holdings Class A Common Stock, the Company shall make a dividend or other distribution to the holders of Company Units of an equivalent number of Company Units with designations, preferences and other rights and terms that are substantially the same as such distributed stock.

(i) For the avoidance of doubt, no Exchange will impair the right of an exchanging Unitholder to receive any distribution for periods ending on or prior to the Date of Exchange for such Exchange (but for which payment had not yet been made with respect to the Company Units in question at the time the Exchange is consummated).

2.4 Adjustments. Without limiting anything set forth in Section 2.3:

(a) In the event there is any (i) Subdivision or Combination of the shares of Holdings Class B Common Stock or Company Units that is not accompanied by an equivalent Subdivision or Combination of the Holdings Class A Common Stock; (ii) Subdivision or Combination of the Holdings Class A Common Stock that is not accompanied by an equivalent Subdivision or Combination of the shares of Holdings Class B Common Stock and Company Units, or (iii) dividend or distribution of cash or other property made by Holdings on shares of Holdings Class A Common Stock that is not funded by a matching pro rata dividend or distribution of cash or other property made by the Company on the Company Units, the Exchange Rate shall be adjusted accordingly.

(b) If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Holdings Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Holdings Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.4(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(c) This Agreement shall apply to, mutatis mutandis, and all references to “Company Units” or “Holdings Class B Common Stock” shall be deemed to include, any security, securities or other property of the Company or Holdings which may be issued in respect of, in exchange for or in substitution of Company

Units or shares of Holdings Class B Common Stock, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

2.5 Withholding; Certification of Non-Foreign Status.

(a) If Holdings shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Holdings shall be entitled to take such action as it deems appropriate, in its reasonable discretion, in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Holdings Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Holdings may be required to withhold with respect to such Exchange; provided that, in the event that Holdings so determines that withholding is required with respect to an Exchange, Holdings shall notify the Sellers Representative as soon as reasonably practicable of its intent to withhold and Holdings shall consider in good faith any forms, statements, documentation or other information submitted by, and otherwise cooperate on a reasonable basis with, the Sellers Representative to reduce or eliminate the proposed withholding. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Unitholder and, as soon as reasonably practicable after any such withholding, Holdings shall deliver to the Sellers Representative the original or a certified copy of a receipt issued by the applicable taxing authority evidencing such payment, a copy of the return reporting such payment and, upon request of the Sellers Representative or applicable Unitholder, other evidence of such payment and Holdings shall cooperate on a reasonable basis with the Sellers Representative or applicable Unitholders to claim and obtain a refund for any such Taxes withheld.

(b) Notwithstanding anything to the contrary herein, Holdings may, in its reasonable discretion, require that an exchanging Unitholder deliver to Holdings a certification of non-foreign status in accordance with Sections 1445 and 1446(f)(2) of the Code and Treasury Regulation Section 1.1445-2(b) prior to an Exchange. In the event Holdings has required delivery of such certification but an exchanging Unitholder does not provide such certification, Holdings shall nevertheless deliver or cause to be delivered to the exchanging Unitholder the Holdings Class A Common Stock or the Cash Exchange Payment in accordance with Section 2.1, but subject to withholding as provided in Section 2.5(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

3.1 Representations and Warranties of Holdings. Holdings represents and warrants to the other Parties as follows:

(a) Qualification and Organization. Holdings has been duly incorporated, is validly existing and is in good standing under the Laws of the State of Delaware. Holdings is not in violation of any provisions of the Holdings Charter or Holdings Bylaws. Holdings has the requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby, including the issuance and delivery of shares of Holdings Class A Common Stock as contemplated by this Agreement. The execution and delivery by Holdings of this Agreement, the performance by Holdings of its obligations hereunder and the consummation by Holdings of the transactions contemplated hereby including the issuance and delivery of the shares of Holdings Class A Common Stock have been duly authorized by all requisite action on the part of Holdings. This Agreement has been duly executed and delivered by Holdings and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms, except as limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect and (b) the availability of equitable remedies (regardless of whether enforceability is considered in an Action at law or in equity) (the immediately preceding clauses (a) and (b) are collectively referred to as the “General Enforceability Exceptions”).

(b) Capitalization of Holdings. On the date hereof, Holdings has the capitalization set forth in Holdings’ proxy statement/prospectus included in its Form S-4 registration statement (the “Registration Statement”) as filed with the SEC and mailed to stockholders of Holdings in connection with the transactions contemplated by the Transaction Agreement (the “Proxy Statement/Prospectus”), after giving effect to the domestication proposal as set forth therein. All of the issued and outstanding shares of Holdings’ capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in compliance with applicable Laws and are not subject to any preemptive right or any similar right under which Holdings is a party or otherwise bound. Except as described in the Proxy Statement/Prospectus, there are no outstanding warrants, options, convertible securities or other rights, agreements or commitments obligating Holdings to issue, deliver or sell any equity securities, except for securities that may be granted to employees of the Company under Holdings’ proposed new omnibus equity incentive plan to be entered into on or around the Effective Date. Except as described in the Proxy Statement/Prospectus, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements to which Holdings is bound with respect to the voting, transfer or other disposition of its equity securities. Except as described in the Proxy Statement/Prospectus and in this Agreement, no Person has the right to require Holdings to register any securities of Holdings under the Securities Act, whether on a demand basis or in connection with the registration of securities of Holdings for its own account or for the account of any other Person. Except as described in the Proxy Statement/Prospectus, there are no profit participation or phantom equity awards, interests, or rights with respect to Holdings or its capital stock issued to or held by any current or former director, officer, employee or consultant of Holdings.

(c) Valid Issuance. The shares of Holdings Class A Common Stock, when issued and delivered to the applicable Unitholder in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Holdings Charter or Holdings Bylaws under the Laws of the State of Delaware.

(d) Compliance with Stock Exchange Continued Listing Requirements. Holdings is in compliance with all material applicable continued listing requirements of the Stock Exchange. There are no Actions or proceedings pending or, to Holdings’ actual knowledge, threatened against Holdings relating to the continued listing of the Holdings Class A Common Stock on the Stock Exchange and Holdings has not received any currently pending notice of the delisting of the Holdings Class A Common Stock from the Stock Exchange. The issuance and delivery of the shares of Holdings Class A Common Stock pursuant to this Agreement and the compliance by Holdings with all of the provisions of this Agreement and the consummation of the transactions herein will be done in accordance with the Stock Exchange rules.

(e) No Conflict. Neither the execution and delivery of this Agreement by Holdings, nor the consummation by Holdings of the transactions contemplated herein, including any Exchange or the issuance of Holdings Class A Common Stock in connection therewith, nor compliance by Holdings with any of the provisions hereof, will (i) conflict with or result in a breach of any provisions of the Holdings Charter, the Holdings Bylaw, or any other governing documents of Holdings or the Company, (ii) constitute or result in a material breach of any term, condition or provision of, or constitute a material default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of Holdings or any of its Subsidiaries (including the Company), including the Company, pursuant to any indenture, mortgage, deed of trust, loan agreement or material lease, license or other material agreement to which Holdings or any of its Subsidiaries is a party, or (iii) violate any material Order or Law applicable to Holdings or any of its Subsidiaries, including the Company, or any of their respective properties or assets.

(f) Holdings SEC Filings. Holdings has timely filed all forms, reports and documents required to be filed by it with the SEC since November 2, 2017, together with any amendments, restatements or supplements thereto, and all such forms, reports and documents required to be filed subsequent to the Effective Date will be timely filed (the “Additional Holdings SEC Reports”). Holdings has provided to the Sellers, in the form filed with the SEC, except to the extent available in full without redaction on the SEC’s EDGAR website, (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 2017 and (ii) the Prospectus, all registration statements and other forms, reports and documents filed by Holdings with the SEC since its inception (the forms, reports and other documents referred to in clauses (i) through (ii) above being, collectively, the “Holdings SEC Reports”). The Holdings SEC Reports were, and the Additional Holdings SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder. The Holdings SEC Reports did not, and the Additional Holdings SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained (i) in any Holdings SEC Report has been superseded by a later timely filed the Holdings SEC Report or (ii) in any Additional Holdings SEC Report is superseded by a later timely filed Additional Holdings SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any notes thereto) contained in the Holdings SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Holdings as at the respective dates thereof and for the respective periods indicated therein.

(g) Litigation. There are no Actions currently pending or, to the actual knowledge of Holdings, threatened, against Holdings that (i) challenge or seek to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement or (ii) if adversely decided, would reasonably be expected to be material to Holdings.

(h) Brokers. No broker, finder or similar agent has been employed by or on behalf of Holdings, and no Person with which Holdings has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or similar fee in connection with this Agreement or the transactions contemplated hereby.

3.2 Representations and Warranties of the Company. The Company represents and warrants to the other Parties as follows:

(a) Qualification and Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas. The Company is not in violation of any provision of its organizational documents. The Company has the requisite corporate power and authority to enter into this Agreement, to carry on its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by the General Enforceability Exceptions.

(b) Capitalization of the Company. On the date hereof, the Company Units represent the only outstanding equity interests of the Company, which Company Units are held by the Unitholders and directly or indirectly Holdings as set forth in the Company A&R Regulations. There are no (i) outstanding securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company, (ii) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any equity securities of the

Company, (iii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity securities or securities convertible into or exchangeable for equity securities of the Company, and (iv) voting trusts or other agreements or understandings to which the Company is a party or by which the Company is bound with respect to the voting, transfer or other disposition of its equity securities. The Company Units have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not be subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under which the Company is a party or otherwise bound.

(c) Litigation. There are no Actions currently pending or, to the actual knowledge of the Company, threatened, against the Company or its assets, properties or business that (i) challenge or seek to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement or (ii) if adversely decided, would reasonably be expected to be material to the Company.

(d) Brokers. No broker, finder or similar agent has been employed by or on behalf of the Company, and no Person with which the Company has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee in connection with this Agreement or the transactions contemplated hereby.

(e) Tax Classification. The Company is an entity treated as a partnership for U.S. federal income tax purposes and is not classified as a “publicly traded partnership” as defined under Section 7704 of the Code.

3.3 Representations and Warranties of the Unitholders. Each Unitholder represents and warrants to the other Parties, severally on behalf of itself, as follows:

(a) Qualification and Organization. If such Unitholder is not a natural Person, such Person is an entity duly formed, incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of formation, incorporation or organization, and such Unitholder is not in violation of any provision of its organizational documents. Such Unitholder has all requisite power and authority to enter into this Agreement, to carry on his, her or its business as presently conducted and perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Unitholder of this Agreement, the performance by such Unitholder of its obligations hereunder and the consummation by such Unitholder of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Unitholder. This Agreement has been duly executed and delivered by such Unitholder and (assuming due authorization, execution and delivery by the other Parties) constitutes a legal, valid and binding obligation of such Unitholder, enforceable against such Unitholder in accordance with its terms, except as limited by the General Enforceability Exceptions.

(b) No Conflict. Neither the execution and delivery of this Agreement by such Unitholder, nor the consummation by such Unitholder of the transactions contemplated herein, nor compliance by such Unitholder with any of the provisions hereof, will (i) if such Unitholder is not a natural Person, conflict with or result in a breach of any provisions of the governing documents of such Unitholder, (ii) constitute or result in a material breach of any term, condition or provision of, or constitute a material default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of such Unitholder pursuant to any indenture, mortgage, deed of trust, loan agreement or material lease, license or other material agreement to which such Unitholder is a party, or (iii) violate any material Order or Law applicable to such Unitholder or any of his, her or its properties or assets.

(c) Title. Such Unitholder has, as of the date of this Agreement, good and valid title to the Company Units held by such Unitholder, in each case, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable federal securities Laws or state securities Law or pursuant to the Company A&R Regulations and any agreement contemplated by the Transaction Agreement). On any applicable Date of Exchange, such Unitholder shall have good and valid title to the Company Units held by such Unitholder that are the subject of such Exchange, in each case, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable federal securities Laws or state securities Law or pursuant to the Company A&R Regulations and any agreement contemplated by the Transaction Agreement). Other than the Transaction Agreement, the Company A&R Regulations and this Agreement, such Unitholder is a not a party to (or has irrevocably terminated) any option, warrant, right, stockholder, operating agreement, voting trust, proxy or other agreement, commitment or understanding with respect to the transfer, disposition or acquisition of the Company Units or the voting of any of the Company Units.

(d) Litigation. There are no Actions currently pending or, to the actual knowledge of such Unitholder, threatened, against or affecting such Unitholder or any of its Affiliates that challenge the validity or enforceability of this Agreement or seek to enjoin, alter or materially delay the consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Agreement or if adversely decided, would reasonably be expected to be material to such Unitholder.

(e) Brokers. No broker, finder or similar agent has been employed by or on behalf of such Unitholder, and no Person with which such Unitholder has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or similar fee in connection with this Agreement or the transactions contemplated hereby.

(f) Accredited Investor. The Holdings Class A Common Stock are being acquired solely for investment for such Unitholder’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and such Unitholder has no present intention of selling, granting a participation in, or otherwise distributing the same. Such Unitholder understands that the Holdings Class A Common Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Unitholder’s representations as expressed herein. Such Unitholder understands that the Holdings Class A Common Stock are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, such Unitholder must hold the Holdings Class A Common Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Unitholder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g) Not a Registered Offering. Such Unitholder understands that the Holdings Class A Common Stock to be issued to such Unitholder to be issued pursuant to this Agreement have not been and are not being registered either with SEC or with the governmental entity charged with regulating the offer and sale of securities under the securities laws and regulations of the state of residence of such Unitholder, and are being offered and sold pursuant to the exemption from registration provided in Section 4(a)(2) of the Securities Act, and limited exemptions provided in the “Blue Sky” laws of the state of residence of such Unitholder, and that no governmental agency has recommended or endorsed the Holdings Class A Common Stock or made any finding or determination relating to the adequacy or accuracy of the Transaction Agreement (or any related transaction document) or the fairness for investment of the Holdings Class A Common Stock.

(h) Acquisition for Investment. Such Unitholder is acquiring the Holdings Class A Common Stock solely for its own account, for investment purposes and not with a view to, or with any intention of, a distribution, sale, subdivision in violation of the Securities Act, or, to the extent applicable, for the account of any other individual, corporation, firm or person during the 12-month period immediately following the Closing Date, as required pursuant to the terms of the Lock-Up Agreement.

(i) Independent Investigation. Such Unitholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Holdings Class A Common Stock. In making its decision to acquire the Holdings Class A Common Stock, such Unitholder has relied solely upon independent investigations made by it and is not relying on the Company or Holdings with respect to any tax or other economic considerations involved in this investment. Other than as set forth in this Agreement, the Transaction Agreement and the documents referred to therein or delivered in conjunction therewith, no representations or warranties regarding the Company, Holdings or ownership of the Holdings Class A Common Stock have been made to such Unitholder by the Company, Holdings or any of their respective directors, managers, officers, employees, agents, advisors, or affiliates. To the extent such Unitholder has deemed it appropriate, such Unitholder has consulted with its own attorneys with respect to all matters concerning this investment.

(j) Restrictions on Transfer. Such Unitholder understands and agrees that because the offer and sale of the Holdings Class A Common Stock have not been registered under federal or state securities laws, none of the Holdings Class A Common Stock acquired may at any time be sold, transferred, offered for sale, pledged, hypothecated, or otherwise disposed of by such Unitholder unless they are registered under the Securities Act or there is applicable to such sale or other disposition one of the exemptions from registration set forth in the Securities Act, the rules and regulations of the SEC thereunder and applicable state law. Such Unitholder further understands that the Company and Holdings have no obligation or present intention to register the Holdings Class A Common Stock or to permit their sale other than in strict compliance with the Securities Act, SEC rules and regulations thereunder, applicable state law and in accordance with the terms of the Transaction Agreement. Such Unitholder further understands and agrees that the Holdings Class A Common Stock will be subject to additional restrictions on transfer in accordance with (i) the Company A&R Regulations, (ii) the Registration Rights Agreement, to the extent such Unitholder is a party, and (iii) the Lock-Up Agreement.

(k) No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to such Unitholder or, if applicable, any direct or indirect owner of any interest in such Unitholder.

(l) No Other Representations or Warranties. Such Unitholder understands and agrees that it will receive shares of Holdings Class A Common Stock pursuant to this Agreement directly from Holdings. Such Unitholder further acknowledges that there have been no representations, warranties, covenants and agreements made to such Unitholder by Holdings, or its officers, directors, employees, agents, Affiliates or representatives, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Agreement, the Transaction Agreement and the Ancillary Agreements (as such term is defined in the Transaction Agreement).

ARTICLE IV

COVENANTS AND AGREEMENTS

4.1 Additional Unitholders. To the extent an Unitholder validly transfers any or all of such Company Units (together with the corresponding number of shares of Holdings Class B Common Stock) to Permitted Transferee in accordance with the Company A&R Regulations, then such Permitted Transferee shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit A hereto, whereupon such Permitted Transferee shall become an Unitholder hereunder. To the extent Holdings issues Class B Units in the future (other than to the Company), then the holder of such Class B Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become an Unitholder hereunder.

4.2 Stock Exchange Listing. As of the Date of Exchange, Holdings shall have prepared and filed with the Stock Exchange, an additional shares listing application covering all of the shares of Holdings Class A Common Stock to be issued in respect of the applicable Exchange, and such shares shall have been approved for listing on the Stock Exchange, subject to official notice of issuance. Holdings hereby covenants that the issuance of shares of Class A Common Stock hereunder will be done in accordance with the applicable Stock Exchange rules.

4.3 Release of Liability. In the event a Unitholder transfers all of his, her or its Company Units to Permitted Transferee (together with a corresponding number of shares of Holdings Class B Common Stock) pursuant to the terms and conditions of the Company A&R Regulations, then such Unitholder shall cease to be a Party to this Agreement and shall be relieved and have no further rights, obligations or liability hereunder for events occurring from and after the date of such transfer.

4.4 Termination. This Agreement shall terminate and be of no further force or effect when all outstanding Company Units are held by Holdings.

4.5 Tax Treatment. For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the Company A&R Regulations as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. An Exchange under this Agreement is intended to constitute a taxable sale of Company Units for shares of Holdings Class A Common Stock or a Cash Exchange Payment, as applicable, and corresponding payments under the Tax Receivable Agreement pursuant to Section 1001 of the Code except as otherwise mutually agreed to in writing by the exchanging Unitholder and Holdings, and no party hereto shall take a position inconsistent with such intended tax treatment on any tax return, amendment thereof or any other communication with a taxing authority, in each case unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

ARTICLE V

MISCELLANEOUS AND GENERAL

5.1 Expenses. Unless otherwise expressly set forth herein, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost or expense.

5.2 Successors and Assigns; Third-Party Beneficiaries.

(a) This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign any of such Party’s rights or delegate any of such Party’s obligations under this Agreement to any Person without the prior written consents of the other Parties to this Agreement, and any purported assignment or delegation without such prior written consents will be void and of no effect.

(b) Except as expressly contemplated herein, including Section 3.3(f), each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

5.3 Further Assurances. From time to time after the Effective Date, and without any additional consideration, the Parties will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its Affiliates to execute and deliver, such further instruments, and take (or cause its Affiliates to take) such other action, as may be reasonably necessary to carry out the purposes and intents of this Agreement, including any Exchange, and the transactions contemplated herein.

5.4 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Party for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business

Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to a Unitholder, to the address set forth below such Unitholder’s signature

If to Holdings or the Company:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Steven Pate and Rhonda Sigman

Email: [●] and rhonda.sigman@strikeusa.com

with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

and

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Chairman of the Board of Directors of Holdings

Email: [●]

Any Party may change the address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other Parties of such change in accordance with this Section 5.4.

5.5 Complete Agreement. This Agreement and the Exhibits attached hereto and the other documents delivered and contemplated to be delivered by the Parties in connection herewith, together with the Transaction Agreement, the Tax Receivable Agreement and the Registration Rights Agreement, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings (whether written or oral) between the Parties with respect thereto.

5.6 Survival of Representations and Warranties. Notwithstanding anything to the contrary herein, the representations and warranties of the Unitholders set forth in Section 3.3 shall survive the Effective Date indefinitely.

5.7 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

5.8 Amendment. This Agreement may be amended or modified only by an instrument in writing duly executed by the Parties hereto; provided, however, that no amendment may be made that alters the terms, substance or meaning of the agreements, rights, liabilities or covenants contained in this Agreement in any material respect without the approval of the affected Party.

5.9 Waiver. At any time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the covenants, agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the applicable Unitholder making the waiver, or Holdings or the Company, if such Parties are making the waiver. No waiver of any provision hereunder or any breach or default thereof will extend to or affect in any way any other provision or prior or subsequent breach or default.

5.10 Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such Action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each Party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (b) any claim that any such Action brought in any such court has been brought in an inconvenient forum.

5.11 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 5.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

5.12 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

5.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

5.14 Enforcement of Agreement. Each Party’s obligation under this Agreement is unique. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled under this Agreement, at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

5.15 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles or Exhibits are to the preamble, recitals, Sections, Articles or Exhibits of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in this Agreement will mean that such documents or other information has been physically or electronically delivered to the relevant parties, including via a virtual data room; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

[Remainder of Page is Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement, or have caused this Agreement to be executed, as of the day and year first above written.

HOLDINGS:

Strike, Inc.

By:
Name:
Title:

COMPANY:

Strike Capital, LLC

By:
Name:
Title:

UNITHOLDERS:

Pate Holding Company LP

By: Pate Holding Company GP LLC, its general partner

By:
Name:
Title:
Address:

OEP Strike LLC

By:
Name:
Title:
Address:

Pate Holding Company LP

By:
Name:
Title:
Address:

[Signature page to Exchange Agreement]

Kacey Smart

Address:

Smart 2014 Family Insurance Trust

By:
Name:
Title:
Address:

Jarvie Arnold

Address:

Jason Heckt

Address:

Aaron Cole Pate 2012 Trust

By:
Name:
Title:
Address:

Sam Anaya

Address:

Steve Barton

Address:

Raul Garza

Address:

2

Angela Goines

Address:

Robert Boykin

Address:

Doug Jones

Address:

Delta Directional, LLC

By:
Name:
Title:
Address:

Ezra Lee

Address:

Frank Victor-Mccawly

Address:

[JUNIOR EQUITY HOLDERS]

3

EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380]

Attention: [●]

Reference is hereby made to the Exchange Agreement, dated as of [●], 2019 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (“Holdings”), all of the holders of Company Units (other than Holdings and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

Effective as of the Date of Exchange set forth below, the undersigned Unitholder hereby transfers to Holdings the number of Company Units set forth below in Exchange for shares of Holdings Class A Common Stock to be issued in its name as set forth below, or, at the option of Holdings, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the Exchange Agreement. The undersigned hereby acknowledges that the Exchange of Company Units shall include the automatic cancellation of an equal number of outstanding shares of Holdings Class B Common Stock beneficially owned by the undersigned.

Legal Name of Unitholder:

Address:

Number of Company Units to be Exchanged:

Date of Exchange:

Cash Exchange Payment instructions:

If the Unitholder desires the shares of Holdings Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

In the event Holdings elects to certificate the shares of Holdings Class A Common Stock issued to the Unitholder, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

The undersigned hereby represents and warrants that: (a) the undersigned has all requisite power and authority (or, in case the undersigned is a natural person, the legal capacity) to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (b) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; (c) the undersigned has good and marketable title to its Company Units and shares of Holdings Class B Common Stock that are subject to this Election of Exchange, and such Company Units and shares of Holdings Class B Common Stock are being transferred to Holdings free and clear of any Lien; (d) no consent, approval, authorization, order, registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Company Units or shares of Holdings Class B Common Stock subject to this Election of Exchange is required to be obtained or made by the undersigned for the transfer of such Company Units or shares of Holdings Class B Common Stock; (e) the transactions contemplated by this Election of Exchange or the Exchange Agreement will not (i) conflict with or result in a breach of any provisions of the governing documents of the undersigned, (ii) constitute or result in a material breach of any term, condition or provision of, or constitute a material default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of any Lien upon any property or assets of the undersigned pursuant to any indenture, mortgage, deed of trust, loan agreement or material lease, license or other material agreement to which the undersigned is a party, or (iii) violate any material Order or Law applicable to the undersigned or any of its properties or assets; and (f) there are no Actions currently pending or, to the actual knowledge of the undersigned, threatened, against or affecting the undersigned or any of its Affiliates that challenge the validity or enforceability of this Agreement or seek to enjoin, alter or materially delay the consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Election of Exchange or the Exchange Agreement or if adversely decided, would reasonably be expected to be material to the undersigned.

The undersigned hereby irrevocably constitutes and appoints any officer of Holdings, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to Holdings the Company Units and the shares of Holdings Class B Common Stock subject to this Election of Exchange and to deliver to the undersigned the cash or the shares of Holdings Class A Common Stock to be delivered in Exchange therefor.

A-2

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

[Unitholder]

By:
Name:
Title:

A-3

EXHIBIT B

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2019 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (“Holdings”), the holders of Company Units (other than Holdings and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Unitholders”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

This Joinder Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Company Units. By signing and returning this Joinder Agreement, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an Unitholder in the Exchange Agreement, with all attendant rights, duties and obligations of an Unitholder thereunder, (ii) makes, as of the date hereof, each of the representations and warranties of an Unitholder in Section 3.3 of the Exchange Agreement as fully as if such representations and warranties were set forth herein and (iii) has delivered any investor questionnaire and other documents or instruments reasonably requested by the Company or Holdings or as required under the Company A&R Regulations. The Parties shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Company and Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention:

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

[Joining Party]

By:
Name:
Title:

Acknowledged as of                 , 20        :

Strike, Inc.

By:
Name:
Title:

Strike Capital, LLC

By:
Name:
Title:

B-2

Annex F

FORM OF

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2019 by and among Strike, Inc., a Delaware corporation (f/k/a Sentinel Energy Services Inc.) (the “Company”), OEP-Strike Seller Representative, LLC, a Delaware limited liability company (in its capacity as representative of the Investors, the “Investors Representative”), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (“Blocker Seller”), and the holders of Strike Capital Units other than the Company and its subsidiaries (collectively and together with Blocker Seller, the “Investors”). Each of the Company, the Investors and the Investors Representative may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company, OEP Secondary Fund (Strike), LLC, a Delaware limited liability company, Blocker Seller, Strike Capital, LLC, a Texas limited liability company (“Strike”), and the Investors have entered into that certain Transaction Agreement and Plan of Merger (as may be amended from time to time, the “Transaction Agreement”), dated as of October [●], 2018, pursuant to which, among other things, (1) the Company will acquire for cash certain Strike Capital Units and (2) the Company will issue shares of Class B Common Stock to the Investors (the “Transaction”);

WHEREAS, prior to the completion of the Transaction, the Company re-domiciled from the Cayman Islands to Delaware; and

WHEREAS, in connection with the Transaction and pursuant to the terms of the Transaction Agreement, the Company, the Investors Representative and the Investors desire to enter into this Agreement setting forth certain rights and obligations with respect to the nomination of directors to the board of directors of the Company (the “Board”) and other matters relating to the Board from and after the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a) “Action” means any judicial, administrative, investigative or arbitral action, suit, proceeding, investigation, audit, cause of action, examination, demand, hearing, claim, complaint, inquiry or dispute by or before any Governmental Authority.

(b) “Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

(c) “beneficially own” shall have the meaning ascribed to such term under Rule 13d-3 (or any successor rule then in effect) of the Exchange Act and “own” will have the correlative meaning.

(d) “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

F-1

(e) Bylaws” means the Company’s Bylaws, as may be amended from time to time.

(f) “Capital Stock” means the Class A Common Stock and the Class B Common Stock.

(g) “Certificate” means the Company’s Amended & Restated Certificate of Incorporation, as may be amended from time to time.

(h) “Class A Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, or any successor security.

(i) “Class B Common Stock” means the Class B common stock of the Company, par value $0.0001 per share, or any successor security, which Class B Common Stock will represent a voting, non-economic, ownership interest in the Company.

(j) “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

(k) “Effective Date” means the date the Company consummates the Transaction.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m) “Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

(n) “Law” means any law, statute, code, ordinance, regulation, rule or Order of any Governmental Authority.

(o) “Permitted Transferee” has the meaning set forth in the Strike Company Agreement.

(p) “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(q) “Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

(r) “SEC” means the U.S. Securities and Exchange Commission.

(s) “Stock Exchange” means the Nasdaq Capital Market or, if prior to the Closing (as defined in the Transaction Agreement) the shares of Class A Common Stock are listed and traded on the New York Stock Exchange, the New York Stock Exchange.

(t) “Strike Capital Unit” means the units of equity in Strike.

(u) “Strike Company Agreement” means that certain Third Amended and Restated Regulations of Strike, as may be amended from time to time.

F-2

2. Board Nominations.

(a)

(i) Subject to the applicability of the DGCL, SEC rules, and Stock Exchange or other national stock exchange requirements on which the Class A Common Stock may then be listed, if, after the Effective Date and for as long thereafter as the Investors beneficially own on a continuous basis, in the aggregate, at least 10% in voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of directors (the “Minimum Threshold”), the Investors (acting through the Investors Representative) shall have the right (but not the obligation) pursuant to this Section 2 to cause the Company, and, if so directed, the Company will take all reasonable necessary action to nominate up to two director nominees selected by the Investors (acting through the Investors Representative) to the Board (the “IRA Director” or “IRA Directors,” as the case may be) at each applicable annual or special meeting of the stockholders of the Company at which directors are generally elected, including, without limitation, at every adjournment or postponement thereof, and on any action approval by written consent of the stockholders of the Company relating to the election of directors generally. As of the Effective Date, each of Steve Pate and Lee Gardner shall be an IRA Director under the terms of this Agreement.

(ii) Subject to applicable Stock Exchange or other national stock exchange requirements on which the Class A Common Stock may then be listed and to applicable SEC rules, at least one IRA Director shall be entitled to serve on each standing or ad hoc committee of the Board, and the Board shall not create any new committees without the consent of at least one IRA Director. Furthermore, one of the IRA Directors shall be the chairperson of the Nominating and Corporate Governance committee.

(b) So long as this Agreement remains in effect, in addition to any requirement of the Certificate, Bylaws or the DGCL, the size or structure of the Board shall not be increased without the approval of a majority of the Board present and voting, which approval must include at least one IRA Director.

(c) For so long as the Investors have the right to designate individuals for nomination to the Board under this Agreement, the following procedures shall be followed with respect to the nomination of the IRA Directors pursuant to Section 2(a) and any vacancy created by the death, resignation, retirement, disqualification or removal of any IRA Director:

(i) Vacancies arising through the death, resignation, retirement, disqualification or removal of any IRA Director may be filled by the Board only with a director nominee selected by the Investors (acting through the Investors Representative), and the IRA Director so chosen shall hold office until the next election of directors at an annual or special meeting of the stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

(ii) So long as the Investors satisfy the Minimum Threshold, the Company shall notify the Investors Representative in writing of the date on which proxy materials are expected to be mailed by the Company in connection with an election of directors at an annual or special meeting of the stockholders (and the Company shall deliver such notice at least 60 days (or such shorter period to which the Investors Representative consents in writing) prior to such expected mailing date or such earlier date as may be specified by the Company reasonably in advance of such earlier delivery date on the basis that such earlier delivery is necessary so as to ensure that such nominee may be included in such proxy materials at the time such proxy materials are mailed). The Company shall provide the Investors Representative with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the IRA Director or the rights and obligations provided under this Agreement and to discuss any such comments with the Company. The Company shall notify the Investors Representative of any opposition to an IRA Director sufficiently in advance of the date on which such proxy materials are to be mailed by the Company in connection with such election of directors so as to enable the Investors (acting through the Investors Representative) to propose a replacement IRA Director, if necessary, in accordance with the terms of this Agreement, and the Investors (acting through the Investors Representative) shall have ten Business Days to designate another nominee.

F-3

(iii) No later than the latest date specified in or permitted by the Bylaws for stockholders director nominations for that year’s annual meeting of stockholders, the Investors Representative shall provide the Board with the Investors’ nominee(s), as the case may be, for IRA Director(s), along with any other information reasonably requested by the Board to evaluate the suitability of such candidate(s) for directorship; provided, that in no event shall the Investors Representative or Investors be required to provide any such notice of the nominees with respect to any IRA Director that is then currently serving on the Board and that has not provided notice in writing to the Company of his or her decision not to stand for re-election at that year’s annual meeting. With respect to any Investors’ nominee, the Investors Representative shall use its commercially reasonable efforts to ensure that any such nominee substantially satisfies all reasonable stated criteria and guidelines for director nominees of the Company (it being understood and agreed that each of the IRA Directors on the Effective Date meet such criteria). The Company shall be entitled to rely on any written direction from the Investors Representative regarding the Investors’ nominee(s) without further action by the Company.

(iv) The Board (or any authorized committee thereof) shall use commercially reasonable efforts to the fullest extent of the DGCL and other applicable law to nominate and include in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing directors the persons designated pursuant to this Section 2 and to nominate and recommend each such individual to be elected as an IRA Director as provided herein, and to solicit proxies or consents in favor thereof. Notwithstanding the foregoing, the Board may nominate an individual who previously served as an IRA Director or any other person associated or affiliated with the Investors for election or re-election to the Board at any time.

(d) Notwithstanding anything to the contrary in this Agreement and without any further action by the Company, the Investors’ right to nominate any person to the Board shall automatically terminate, and be of no further force and effect, on the date that the Investors beneficially own less than the Minimum Threshold; provided, further, that if the Investors beneficially own less than the Minimum Threshold, the IRA Directors shall, at the request of remaining members of the Board, resign from the Board.

(e) Each of the IRA Directors, upon appointment or election to the Board, will be governed by the same protections and obligations as all other directors of the Company, including, without limitation, protections and obligations regarding customary liability insurance for directors and officers, conflicts of interests, fiduciary duties, trading and disclosure policies, director evaluation process, director code of ethics, director share ownership guidelines, stock trading and pre-approval policies, and other governance matters. The Company agrees that it shall enter into an indemnification agreement with each IRA Director as of the Effective Date in the same form as indemnification agreements entered into with each of the other members of the Board, and shall enter into substantially similar indemnification agreements whenever a new IRA Director becomes a member of the Board.

(f) Each of the IRA Directors that is a non-employee director shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company in a manner consistent with the confidentiality requirements applicable to all non-employee Board members; provided that, subject to the Company and each of the IRA Directors that is a non-employee director entering into a customary and reasonable mutually acceptable confidentiality agreement (to the extent that such an agreement is requested of other non-employee Board members with respect to sharing of such information with their representatives and Affiliates), such IRA Director shall be entitled to discuss Company business and matters discussed at meetings of the Board with other representatives of the Investors and their Affiliates so long as such interaction is covered by such confidentiality agreement and does not, based on the advice of counsel to the Company, jeopardize any attorney-client privilege.

F-4

(g) So long as this Agreement shall remain in effect, subject to applicable legal requirements, the Bylaws and the Certificate shall accommodate and not in any respect conflict with the rights and obligations set forth herein.

3. Investors Observer Rights. Subject to the applicability of the DGCL, SEC Rules, and Stock Exchange or other national stock exchange requirements on which the Class A Common Stock may then be listed, if, after the Effective Date and for as long thereafter as the Investors beneficially own on a continuous basis, in the aggregate, at least 15% in voting power of the then outstanding Capital Stock of the Company entitled to vote generally in the election of directors, the Company will permit a representative of the Investors selected by the Investors (acting through the Investors Representative) (the “Investor Observer”), to attend any and all meetings of the Board, in a non-voting capacity and, in this respect, the Company shall give the Investor Observer copies of all notices, minutes, consents and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Investor Observer shall agree to hold in confidence and trust all information so provided and enter into a non-disclosure agreement in customary form if requested by the Company; provided, further, that the Company may withhold any information and exclude the Investor Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interests, or if the Investor Observer is employed by or provides services to a competitor of the Company.

4. Miscellaneous.

(a) Successors and Assigns; Third-Party Beneficiaries. Any assignment of this Agreement or any of the rights or obligations under this Agreement by any of the Parties (whether by operation of law or otherwise) shall be void, invalid and of no effect without the prior written consent of the other parties; provided, however, that the rights under this Agreement may be assigned by the Investors to a Permitted Transferee, subject to and in accordance with the terms of the Strike Company Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.).

(b) Termination. This Agreement shall terminate at such time as the Investors or any assignee of the Investors, as permitted under Section 4(a) hereof, no longer has the authority to nominate a director to the Board of the Company pursuant to Section 2. Upon such termination, no Party shall have any further obligations or liabilities hereunder; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

(c) Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such Action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each Party irrevocably agrees not to assert (1) any objection which it may ever have to the laying of venue of any such Action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (2) any claim that any such Action brought in any such court has been brought in an inconvenient forum

F-5

(d) Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 4(d) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4(d) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. The signatures of all of the Parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

(f) Headings. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (1) the date such notice is served by personal delivery upon the Party for whom it is intended, (2) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (3) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (4) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Company:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Steven Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

F-6

and

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Chairman of the Board of Directors of Holdings

Email: [●]

If to the Investors Representative or the Investors:

OEP-Strike Seller Representative, LLC

c/o Strike Capital, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Frank Victor-McCawley

Email: frank.victor-mccawley@strikeusa.com

Any Party may change the address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other Parties of such change in accordance with this Section 4(g).

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investors Representative. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(k) Enforcement of Agreement. Each Party’s obligation under this Agreement is unique. The Parties acknowledge that money damages would not be an adequate remedy at law if any Party fails to perform in any material respect any of its obligations hereunder and accordingly agree that each Party, in addition to any other remedy to which it may be entitled, at law or in equity, shall be entitled to seek an injunction or similar equitable relief restraining such Party from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other Party under this Agreement, without the posting of any bond, in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

[Remainder of Page is Intentionally Left Blank]

F-7

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above. 1

STRIKE, INC. (F/K/A SENTINEL ENERGY SERVICES INC.)

By:
Name:
Title:

Address for Notice:

PATE HOLDING COMPANY LP
By: Pate Holding Company GP, LLC, its general partner

By:
Name:
Title:

Address for Notice:

PATE HOLDING COMPANY 3, LLC

By:
Name:
Title:

Address for Notice:

OEP STRIKE LLC
By: OEP Secondary Intermediate Entity (Strike), L.P, its member By: OEP Secondary GP SPV Ltd., its general partner

By:
Name:
Title:

Address for Notice:

KACEY SMART

Address for Notice:

[1]	All holders of Strike Capital Units, including Blocker Seller to be signatories.

[Signature Page to Investor Rights Agreement]

JARVIE ARNOLD

Address for Notice:

JASON HECKT

Address for Notice:

AARON COLE PATE 2012 TRUST

By:
Name:
Title:

Address for Notice:

DELTA DIRECTIONAL, LLC

By:
Name:
Title:

Address for Notice:

EZRA LEE

Address for Notice:

FRANK VICTOR-MCCAWLEY

Address for Notice:

[Signature Page to Investor Rights Agreement]

ONE EQUITY PARTNERS SECONDARY FUND, L.P.

By: OEP Secondary Fund General Partner, L.P., its general partner By: OEP Secondary Fund GP, Ltd., its general partner

By:
Name:
Title:

Address for Notice:

OEP-STRIKE SELLER REPRESENTATIVE, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Investor Rights Agreement]

Annex G

FORM OF

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2019, is made and entered into by and among Strike, Inc., a Delaware corporation (f/k/a Sentinel Energy Services Inc., a Cayman Islands exempted company) (“Holdings”), Pate Holding Company LP, a Texas limited partnership (“Pate LP”), Pate Holding Company 3, LLC, a Texas limited liability company (“Pate LLC,” and, together with Pate LP, “Pate Holding”), OEP Strike LLC, a Delaware limited liability company (“OEP Strike”), One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (“Blocker Seller,” and together with OEP Strike, “OEP”), the holders of Company Units that are signatories hereto (such signatories collectively with OEP Strike and Pate Holding, the “Sellers”), Sentinel Management Holdings, LLC, a Delaware limited liability company (the “Sponsor”), Marc Zenner, as an individual (“Mr. Zenner”), Jon A. Marshall, as an individual (“Mr. Marshall”) and each Person who becomes a party to this Agreement as a Holder after the date of this Agreement pursuant to Section 5.01. This Agreement amends, restates and replaces in its entirety that certain Registration Rights Agreement, dated as of November 2, 2017 (the “Original Agreement”), by and among Holdings, the Sponsor and Mr. Zenner. Capitalized terms used in this Agreement have the meanings given to them in Section 1.01.

RECITALS

WHEREAS, in connection with Holdings’ initial public offering (the “IPO”), Holdings, the Sponsor and Mr. Zenner entered into the Original Agreement;

WHEREAS, prior to the Domestication, the Sponsor, Mr. Zenner and Mr. Marshall owned an aggregate of 8,625,000 Class B Ordinary Shares of Holdings, par value $0.0001 per share, which following the Domestication became 8,625,000 shares of Class B Common Stock of Holdings, par value $0.0001 per share (the “Founders Shares”);

WHEREAS, the Sponsor purchased, in a private placement that was completed simultaneously with the consummation of the IPO, an aggregate of 5,933,333 warrants, (the “Sponsor Private Placement Warrants”), issued pursuant to that certain Warrant Agreement, dated as of November 2, 2017 (the “Warrant Agreement”), by and between Holdings and Continental Stock Transfer & Trust Company, each exercisable in accordance with their terms for one share of Class A Common Stock at a price per share of $11.50 (subject to adjustment as provided in the Warrant Agreement);

WHEREAS, prior to the Closing, Holdings domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2018 Revisions) (the “Domestication”);

WHEREAS, this Agreement is being entered into pursuant to, and in connection with the Closing under, that certain Transaction Agreement, dated as of October [18], 2018 (the “Transaction Agreement”), by and among Holdings, Strike Capital, LLC, a Texas limited liability company (the “Company”), and other parties thereto;

WHEREAS, concurrently with the Closing and following the Domestication, the Founders Shares converted into 8,625,000 shares of Class A Common Stock (the “Former Founders Shares”);

WHEREAS, prior to the Closing, the Sellers owned an aggregate of [●] Company Units;

WHEREAS, pursuant to the terms of the Transaction Agreement and in connection with the Closing, on the date of this Agreement, Holdings issued to the Sellers an aggregate of [●] shares of Class B Common Stock, an amount equal to the aggregate number of Company Units owned by the Sellers;

WHEREAS, each Company Unit, together with one share of Class B Common Stock, will be exchangeable by the holder thereof for, at the option of Holdings, a cash payment or Exchange Class A Shares pursuant to and in accordance with the terms of the Exchange Agreement;

WHEREAS, the Sponsor, Mr. Zenner and Holdings desire to amend and restate, in its entirety, the Original Agreement to provide certain registration rights under the Securities Act to the Holders with respect to any Registrable Securities that any such Holders may hold from time to time; and

WHEREAS, pursuant to Section 5.5 of the Original Agreement, the Original Agreement may be amended upon the written consent of Holdings and the requisite holders specified therein, and such written consent is given by the execution and delivery of this Agreement by Holdings, the Sponsor and Mr. Zenner.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means [(a) with respect to a specified Person other than a natural person, each other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the specified Person and (b) as to any natural Person, such Person’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Person or such Person’s spouse, lineal ascendants or descendants are the sole beneficial owners. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management of policies, whether through the ownership of voting interests, by contract or otherwise. For the avoidance of doubt, for purposes of this Agreement, (a) (i) Holdings, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates solely as a result of entering into this Agreement and (ii) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Holder or any of its Affiliates, shall be considered an Affiliate of such Holder and (b) with respect to any fund, entity or account managed, advised or sub-advised directly or indirectly, by any Holder or any of its Affiliates, the direct or indirect equity owners thereof, including limited partners of any Holder or any Affiliate thereof, shall be considered an Affiliate of such Holder.]

“Agreement” has the meaning given to such term in the introductory paragraph of this Agreement.

“Blocker Seller” has the meaning given to such term in the introductory paragraph of this Agreement

“Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Holdings.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Holdings, which Class B Common Stock will represent a voting, non-economic, ownership interest in Holdings.

“Closing” has the meaning given to such term in the Transaction Agreement.

“Commission” means the U.S. Securities and Exchange Commission.

“Company” has the meaning given to such term in the Recitals.

“Company Unit” has the meaning given to such term in the Exchange Agreement.

“Domestication” has the meaning given to such term in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exchange Agreement” means the Exchange Agreement, dated as of October [18], 2018, by and among Holdings, the Company, the holders of Company Units that are signatories thereto and such other holders of Company Units from time to time party thereto.

“Exchange Class A Shares” means the shares of Class A Common Stock issuable upon the exchange of Company Units and Class B Common Stock pursuant to the Exchange Agreement.

“Former Founders Shares” has the meaning given to such term in the Recitals.

“Founders Shares” has the meaning given to such term in the Recitals.

“Holder” or “Holders” means each record holder of Registrable Securities; provided, that, for purposes of this definition and all other references in this Agreement to holding or owning Registrable Securities, (a) a record holder of Company Units and Class B Common Stock shall be deemed to be the record holder of the Registrable Securities issuable upon exchange of such Company Units and Class B Common Stock pursuant to the Exchange Agreement and (b) a record holder of the Sponsor Private Placement Warrants shall be deemed to be the record holder of the Registrable Securities issuable upon exercise of such Sponsor Private Placement Warrants.

“Holdings Securities” means, with respect to any Underwritten Offering, any shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) proposed to be included in such Underwritten Offering by Holdings to be sold for Holdings’ own account.

“Indemnified Party” has the meaning given to such term in Section 3.03.

“Indemnifying Party” has the meaning given to such term in Section 3.03.

“IPO” has the meaning given to such term in the Recitals.

“Losses” has the meaning set forth in Section 3.01.

“Majority Holders” means, at any time, the Holder or Holders of more than 50% of the Registrable Securities at such time.

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“Maximum Number of Securities” means, with respect to any Underwritten Offering, the maximum number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that can be sold in such Underwritten Offering without materially adversely affecting the offering price, timing or the probability of success of such Underwritten Offering, as advised by the Managing Underwriter for such Underwritten Offering pursuant to Section 2.02(c) or Section 2.04(c), as applicable.

“Minimum Number of Registrable Securities” means 500,000 Registrable Securities; provided, however, that the numbers of Registrable Securities shall be appropriately adjusted in connection with any event described in Section 6.05.

“Mr. Marshall” has the meaning given to such term in the introductory paragraph of this Agreement.

“Mr. Zenner” has the meaning given to such term in the introductory paragraph of this Agreement.

“OEP” has the meaning given to such term in the introductory paragraph of this Agreement.

“OEP Strike” has the meaning given to such term in the introductory paragraph of this Agreement.

“Opt-Out Notice” has the meaning given to such term in Section 2.06(c).

“Original Agreement” has the meaning given to such term in the introductory paragraph.

“Other Securities” means, with respect to any Underwritten Offering, any shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) requested to be included in such Underwritten Offering by any Person (other than a Holder) having contractual registration rights with respect to such Underwritten Offering.

“Pate Holding” has the meaning given to such term in the introductory paragraph.

“Pate LLC” has the meaning given to such term in the introductory paragraph.

“Pate LP” has the meaning given to such term in the introductory paragraph.

“Permitted Transferee” means, with respect to any Holder, [a partner, shareholder, member or Affiliate of such Holder (which may include special purpose investment vehicles wholly owned by one or more Affiliated investment funds but shall not include portfolio companies)], in each case provided that such Transferee has delivered to Holdings a duly executed Adoption Agreement.

“Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggybacking Holder” has the meaning set forth in Section 2.04(a).

“Piggyback Opt-Out Notice” has the meaning given to such term in Section 2.04(b).

“Piggyback Underwritten Offering” has the meaning set forth in Section 2.04(a).

“Registrable Securities” means (a) the Former Founders Shares, (b) the Sponsor Private Placement Warrants, (c) the shares of Class A Common Stock issued or issuable upon exercise of the Sponsor Private Placement Warrants, (d) the Exchange Class A Shares, (e) any outstanding shares of Class A Common Stock or any other equity security (including the shares of the Class A Common Stock issued or issuable upon the exercise or exchange of any other equity security) of Holdings held by a Holder or its Affiliates as of the date of this Agreement, and (f) any other equity security of Holdings issued or issuable (including upon exercise of the Sponsor Private Placement Warrants) with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that a Registrable Security shall cease to be a Registrable Security when: (w) a Registration Statement covering such Registrable Security has become effective under the Securities Act and such Registrable Security has been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (x) such Registrable Securities are (or such securities underlying an Exchange Class A Share are) disposed of under Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) or any other exemption from the registration requirements of the Securities Act as a result of which the legend on any certificate or book-entry notation representing such Registrable Security (or such securities underlying an Exchange Class A Share) restricting transfer of such Registrable Security (or such securities underlying an Exchange Class A Share) has been removed, (y) such Registrable Security has (or such securities underlying an Exchange Class A Share have) been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Section 5.01 or (z) such securities held by any Holder are eligible to be sold or disposed of without volume or manner of sale limitations under Rule 144 under the Securities Act; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of a security that has ceased to be a Registrable Security shall not be a Registrable Security.

“Registration Expenses” means all expenses incurred by Holdings in complying with Article II, including, without limitation, all registration and filing fees, printing expenses, road show expenses, fees and disbursements of counsel and independent public accountants for Holdings, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., and fees of transfer agents and registrars, but excluding any Selling Expenses.

“Registration Statement” means any registration statement of Holdings filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Requesting Holders” has the meaning set forth in Section 2.02(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time from time to time.

“Sellers” has the meaning given to such term in the introductory paragraph.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities, (c) costs or expenses related to any roadshows conducted in connection with the marketing of any Shelf Underwritten Offering, and (d) fees and expenses of counsel engaged by any Holders (subject to Article III).

“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shelf Piggybacking Holder” has the meaning given to such term in Section 2.02(b).

“Shelf Registration Statement” has the meaning given to such term in Section 2.01(a).

“Shelf Underwritten Offering” has the meaning given to such term in Section 2.02(a).

“Shelf Underwritten Offering Request” has the meaning given to such term in Section 2.02(a).

“Sponsor” has the meaning given to such term in the introductory paragraph.

“Sponsor Private Placement Warrants” has the meaning given to such term in the Recitals.

“Suspension Period” has the meaning given to such term in Section 2.03.

“Transaction Agreement” has the meaning given to such term in the Recitals.

“Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means an offering (including an offering pursuant to the Shelf Registration Statement) in which shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

“Warrant Agreement” has the meaning give to such term in the Recitals.

ARTICLE II.

REGISTRATION RIGHTS

Section 2.01 Shelf Registration.

(a) As soon as practicable after, but in any event within forty-five (45) calendar days after, the date of this Agreement, Holdings shall file a Registration Statement (such Registration Statement and any other Registration Statement contemplated by Section 2.01(b) or Section 2.01(c), the “Shelf Registration Statement”) under the Securities Act to permit the public resale of all the Registrable Securities by the Holders from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the 75th calendar day (or 105th calendar day if the Commission notifies Holdings that it will “review” the Shelf Registration Statement) following the filing deadline Holdings shall, upon reasonable request, inform the Holders as to the status of such registration, and Holdings shall notify the Holders of the effectiveness of the Shelf Registration Statement promptly after it becomes effective.

(b) The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not available, on such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities; provided, however, that if Holdings has filed the Shelf Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, Holdings shall (i) file a post-effective amendment to the Shelf Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or (ii) withdraw the Shelf Registration Statement on Form S-1 and file a subsequent Shelf Registration Statement on Form S-3 or any equivalent or successor form. The Shelf Registration Statement shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the date the Shelf Registration Statement becomes effective and shall provide for the resale of the Registrable Securities pursuant to any method or combination of methods legally available to the Holders and requested by the Majority Holders.

(c) Holdings shall use commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement is available, for the resale of all the Registrable Securities by the Holders until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders) pursuant to Section 6.01.

(d) When effective, the Shelf Registration Statement (including any documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).

Section 2.02 Shelf Underwritten Offerings.

(a) In the event that any Holder or group of Holders elects to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering and reasonably expects gross proceeds of at least $10 million from such Underwritten Offering (including proceeds attributable to any Registrable Securities included in such Underwritten Offering by any Shelf Piggybacking Holders), Holdings shall, at the request (a “Shelf Underwritten Offering Request”) of such Holder or Holders (in such capacity, the “Requesting Holders”), enter into an underwriting agreement in a form as is customary in Underwritten Offerings with the underwriter or underwriters selected pursuant to Section 2.02(d) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Requesting Holders in order to expedite or facilitate the disposition, subject to Section 2.02(c), of such Registrable Securities and the Registrable Securities requested to be included by any Shelf Piggybacking Holder (a “Shelf Underwritten Offering”); provided, however, that Holdings shall have no obligation to facilitate or participate in more than (i) one Shelf Underwritten Offering during any 180-day period or (ii) (A) a total of three Shelf Underwritten Offerings initiated by the Sponsor, (B) a total of three Shelf Underwritten Offerings initiated by OEP or (C) a total of three Shelf Underwritten Offerings initiated by Pate Holding; provided further, that a Shelf Underwritten Offering that is commenced but terminated for any reason prior to the execution of an underwriting agreement with respect thereto will not be counted as a Shelf Underwritten Offering for purposes of the foregoing limitations on the number Shelf Underwritten Offerings.

(b) If Holdings receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Holder (other than the Requesting Holders) that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that are proposed to be included in such Shelf Underwritten Offering, and of such Holders’ rights under this Section 2.02(b). Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing of the Underwritten Offering Filing or two (2) Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises Holdings and the Requesting Holders that the giving of notice pursuant to this Section 2.02(b) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); and provided further, that Holdings shall not so notify any such other Holder that has notified Holdings (and not revoked such notice) requesting that such Holder not receive notice from Holdings of any proposed Shelf Underwritten Offering. Each such Holder shall then have four (4) Business Days (or one (1) Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.02(b) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Shelf Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Shelf Underwritten Offering.

(c) If the Managing Underwriter of the Shelf Underwritten Offering shall advise Holdings and the Requesting Holders in writing, with a copy to be provided upon request to any Shelf Piggybacking Holder, of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and any Shelf Piggybacking Holders, together with any Holdings Securities or Other Securities requested or proposed to be included in such Shelf Underwritten Offering, exceeds the Maximum Number of Securities for such Shelf Underwritten Offering, then Registrable Securities, Holdings Securities and Other Securities shall be included in the Shelf Underwritten Offering, up to the Maximum Number of Securities (as set forth in such written advice from the Managing Underwriter), in the following priority:

(i) first, the Registrable Securities requested to be included in such Shelf Underwritten Offering by the Requesting Holders and the Shelf Piggybacking Holders, pro rata among the Requesting Holders and the Shelf Piggybacking Holders based on the respective numbers of Registrable Securities that each requested be included; and

(ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), any Holdings Securities or Other Securities requested or proposed to be included in such Shelf Underwritten Offering allocated, as applicable, in accordance with the order of priority established in the agreement or agreements granting the registration rights with respect to any such Other Securities.

(d) The Managing Underwriter and any other underwriters for any Shelf Underwritten Offering shall be selected by Holdings; provided that the Managing Underwriter shall be reasonably acceptable to the Requesting Holders. The Requesting Holders shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2.03.

Section 2.03 Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, Holdings may (a) delay filing or effectiveness of the Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering or (b) suspend the Holders’ use of any prospectus that is a part of the Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in the Shelf Registration Statement (provided that in no event shall such notice contain any material non-public information regarding Holdings) (in which event such Holder shall discontinue sales of Registrable Securities pursuant to the Shelf Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case for a period of up to 60 days, if Holdings’ board of directors determines upon the advice of legal counsel (x) that such delay or suspension is in the best interest of Holdings and its stockholders generally due to a pending financing or other transaction involving Holdings, including a proposed sale of Class A Common Stock by Holdings for its own account, (y) that such registration or offering would render Holdings unable to comply with applicable securities laws or (z) that such registration or offering would require disclosure of material information that Holdings has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 120 days in any twelve-month period and there shall be no more than two Suspension Periods.

Section 2.04 Piggyback Registration Rights.

(a) Subject to Section 2.04(c), if Holdings at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback

Underwritten Offering to each Holder that, together with such Holder’s Affiliates, holds at least the Minimum Number of Registrable Securities, which notice shall be held in strict confidence by such Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) that are proposed to be included in such Piggyback Underwritten Offering, and of such Holders’ rights under this Section 2.04(a). Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing of the Underwritten Offering Filing or two (2) Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises Holdings that the giving of notice pursuant to this Section 2.04(a) would adversely affect the offering, no such notice shall be required (and such Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). Each such Holder shall then have four (4) Business Days (or one (1) Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.04(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.04(c), Holdings shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that Holdings has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.04(a) and prior to the execution of an underwriting agreement with respect thereto, Holdings or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, Holdings shall give written notice of such determination to the Piggybacking Holders (which such Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of Holdings to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the Holdings Securities or Other Securities, as applicable.

(b) Each Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to Holdings of its request to withdraw. Any Holder may deliver written notice (a “Piggyback Opt-Out Notice”) to Holdings requesting that such Holder not receive notice from Holdings of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Piggyback Opt-Out Notice in writing. Following receipt of a Piggyback Opt-Out Notice from any Holder (unless subsequently revoked), Holdings shall not, and shall not be required to, deliver any notice to such Holder pursuant to this Section 2.04 and such Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(c) If the Managing Underwriter of the Piggyback Underwritten Offering shall advise Holdings of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, together with the number of Holdings Securities and Other Securities proposed or requested to be included in such Piggyback Underwritten Offering, exceeds the Maximum Number of Securities for such Piggyback Underwritten Offering, then Holdings Securities, Other Securities and Registrable Securities shall be included in the Piggyback Underwritten Offering, up to the Maximum Number of Securities (as set forth in such written advice from the Managing Underwriter), in the following priority:

(i) If the Piggyback Underwritten Offering is initiated for the account of Holdings:

(1) first, all of the Holdings Securities proposed to be included therein;

(2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities requested to be included by the Piggybacking Holders and any Other Securities requested to be included by Persons having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other Persons based on the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) each requested to be included; and

(3) third, any Other Securities requested to be included by Persons having rights of registration that are subordinate to the rights of the Piggybacking Holders with respect to such offering.

(ii) If the Piggyback Underwritten Offering is initiated for the account of any other Persons who have or have been granted registration rights:

(1) first, all of the Other Securities requested to be included therein by such Persons;

(2) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (1), the Registrable Securities requested to be included by the Piggybacking Holders and any Other Securities requested to be included by Persons (other than those for the account of which the Piggyback Underwritten Offering is initiated) having rights of registration on parity with the Piggybacking Holders with respect to such offering, pro rata among the Piggybacking Holders and such other Persons based on the number of shares of Class A Common Stock (or other equity securities of the same class as the Registrable Securities) each requested to be included; and

(3) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (1) and (2), any Holdings Securities proposed to be included and any Other Securities requested to be included by Persons (other than those for the account of which the Piggyback Underwritten Offering is initiated) having rights of registration that are subordinate to the rights of the Piggybacking Holders with respect to such offering, allocated, as applicable, in accordance with the order of priority established in the agreement or agreements granting the registration rights with respect to any such Other Securities.

(d) Holdings or the other Persons for the account of which the Piggyback Underwritten Offering is initiated, as applicable, shall select the underwriters in any Piggyback Underwritten Offering and shall determine the pricing of the shares of Class A Common Stock (or other securities of the same class as Registrable Securities) offered pursuant to any Piggyback Underwritten Offering, the applicable underwriting discounts and commissions and the timing of any such Piggyback Underwritten Offering.

Section 2.05 Participation in Underwritten Offerings.

(a) In connection with any Underwritten Offering contemplated by Section 2.02 or Section 2.04, the underwriting agreement into which each Selling Holder and Holdings shall enter into shall contain such representations, covenants, indemnities (subject to Article III) and other rights and obligations as are customary in underwritten offerings of securities. No Selling Holder shall be required to make any representations or warranties to or agreements with Holdings or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by law.

(b) In connection with any Piggyback Underwritten Offering in which any Holder has the right to include Registrable Securities pursuant to Section 2.04, such Holder agrees (i) to supply any information reasonably requested by Holdings in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (ii) to execute and deliver any agreements and instruments being executed by all holders on substantially the same terms reasonably requested by Holdings or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements, custody agreements, lock-ups, “hold back” agreements pursuant to which such Holder agrees not to sell or purchase any securities of Holdings for the same period of time following the registered offering as is agreed to by Holdings and the other participating holders, powers of attorney and questionnaires.

(c) If Holdings or the Managing Underwriter, as applicable, requests that the Holders take any of the actions referred to in Section 2.05(b)(ii), the Holders shall take such action promptly but in any event within three (3) Business Days following the date of such request.

Section 2.06 Registration Procedures.

(a) In connection with its obligations under this Article II, Holdings will:

(i) promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(ii) furnish to each Selling Holder such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

(iii) if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iii) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(iv) advise each Holder within five (5) Business Days:

(1) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; and

(4) of the receipt by Holdings of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(vi) in connection with an Underwritten Offering, use all commercially reasonable efforts to provide to each Selling Holder a copy of any auditor “comfort” letters and customary legal opinions, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering;

(vii) promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(viii) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(x) cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Class A Common Stock is then listed; and

(xi) enter into such customary agreements and take such other actions as the Holder or Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(b) Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from Holdings of the happening of any event of the kind described in Section 2.06(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(v) as filed with the Commission or until it is advised in writing by Holdings that the use of such Registration Statement may be resumed, and, if so directed by Holdings, will deliver to Holdings (at Holdings’ expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Holdings may provide appropriate stop orders to enforce the provisions of this Section 2.06(b).

(c) Any Holder may deliver written notice (including via email in accordance with Section 6.02) (an “Opt-Out Notice”) to Holdings requesting that Holder not receive notices from Holdings otherwise required by this Section 2.06; provided, however, that Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Holder (unless subsequently revoked), (i) Holdings shall not deliver any such notices to Holder and Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Holder’s intended use of an effective Registration Statement, Holder will notify Holdings in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 2.06(c)) and the related suspension period remains in effect, Holdings will so notify Holder, within one (1) Business Day of Holder’s notification to Holdings, by delivering to Holder a copy of such previous notice of Suspension Event, and thereafter will provide Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability

Section 2.07 Cooperation by Holders. Holdings shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information that Holdings determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

Section 2.08 Restrictions on Public Sale by Holders. Each Holder agrees not to effect any public sale or distribution of Registrable Securities for a period of up to 90 days following completion of an Underwritten Offering of equity securities by Holdings; provided that (a) Holdings gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering and (b) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Holdings or on the officers or directors or any other shareholder of Holdings on whom a restriction is imposed, provided further, that this Section 2.08 shall not apply to any Holder that, (i) together with such Holder’s Affiliates, holds less than 2.0% of Holdings outstanding Class A Common Stock or (ii) has delivered (and not revoked) a Piggyback Opt-Out Notice to Holdings.

Section 2.09 Expenses. Holdings shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article II. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.

Section 2.10 Other Registration Rights. From and after the date hereof, Holdings shall not, without the prior written consent of the Majority Holders, enter into any agreement with any current or future holder of any securities of Holdings that would allow such current or future holder to require Holdings to include securities in any Underwritten Offering Filing on a basis other than pari passu with, or expressly subordinate to, the piggyback rights of the Holders hereunder; provided, that in no event shall Holdings enter into any agreement that would permit another holder of securities of Holdings to participate on a pari passu basis (in terms of priority of cut-back based on advice of underwriters) with the Holders in a Shelf Underwritten Offering.

ARTICLE III.

INDEMNIFICATION AND CONTRIBUTION

Section 3.01 Indemnification by Holdings. Holdings will indemnify and hold harmless each Selling Holder, its officers and directors and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs and expenses (including attorneys’ fees) (“Losses”) caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to the Registrable Securities (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to Holdings by or on behalf of such Holder expressly for use therein.

Section 3.02 Indemnification by the Holders. Each Holder agrees to indemnify and hold harmless Holdings, its officers and directors and each Person (if any) that controls Holdings within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if Holdings shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

Section 3.03 Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.01 or Section 3.02, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (a) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (b) if such Indemnified Party who is a defendant in any action or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (c) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 3.04 Contribution.

(a) If the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of Holdings (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) Holdings and each Holder agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.04(a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 3.04(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, no Holder shall be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds of the offering received by such Holder, less the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV.

RULE 144

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, Holdings agrees to use its commercially reasonable efforts to:

(a) make and keep public information regarding Holdings available, as those terms are understood and defined in Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect), at all times from and after the date hereof;

(b) file with the Commission in a timely manner all reports and other documents required of Holdings under the Exchange Act at all times from and after the date hereof; and

(c) so long as a Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of Holdings that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) and (ii) unless otherwise available through the Commission’s EDGAR filing system, to such Holder, forthwith upon request, a copy of the most recent annual or quarterly report of Holdings, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

ARTICLE V.

RESTRICTIONS ON TRANSFER; LEGENDS; TRANSFER OF RIGHTS

Section 5.01 Transfer of Rights. The rights to registration and other rights under this Agreement may be assigned to a Transferee of Registrable Securities if (a) such Transferee is a Permitted Transferee or (b) such Transferee is acquiring at least the Minimum Number of Registrable Securities and such Transferee has delivered to Holdings a duly executed Adoption Agreement.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Termination. This Agreement shall terminate, and the parties shall have no further rights or obligations hereunder on the fifth anniversary of the date hereof.

Section 6.02 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Person for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three (3) Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one (1) Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

(a) if to Holdings or the Company:

Strike, Inc.

(f/k/a Sentinel Energy Services Inc.)

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Steven Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

(b) if to any Holder, at such Holder’s address as set forth on the signature pages hereto or in its Adoption Agreement, as applicable.

Any party may change its address, email address or the Persons to whom notices or copies hereunder will be directed by providing written notice to the other parties of such change in accordance with this Section 6.02.

Section 6.03 Successors and Assigns; Third-Party Beneficiaries. This Agreement is binding upon and inures to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Except as provided in Section 5.01, no party to this Agreement may assign any of such party’s rights or delegate any of such party’s obligations under this Agreement to any Person without the prior written consent of Holdings, and any purported assignment or delegation without such prior written consent will be void and of no effect. Except as expressly contemplated in Article III, each party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the parties to this Agreement.

Section 6.04 Complete Agreement. This Agreement and the Exhibit attached hereto, and the other documents delivered and contemplated to be delivered by the parties in connection with the transaction set forth in the Transaction Agreement, contain the complete agreement between the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings (whether written or oral) between the parties with respect thereto.

Section 6.05 Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of Holdings or any successor or assignee of Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Registrable Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of Holdings as so changed.

Section 6.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. The signatures of all of the parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person.

Section 6.07 Governing Law; Consent to Jurisdiction. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent that service of process by mail is permitted by applicable law, each party irrevocably consents to the service of process in any such action in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such action in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action, the United States District Court for the District of Delaware and (b) any claim that any such action brought in any such court has been brought in an inconvenient forum.

Section 6.08 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 6.08 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.08 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

Section 6.09 Amendments and Modifications; Waiver. This Agreement may be amended or modified only by a written instrument duly executed by Holdings and the Majority Holders; provided, however, that notwithstanding the foregoing, any such amendment or modification that adversely affects any Holder in a manner that is materially different from any other Holder shall require the consent of each Holder so affected. No course of dealing between any Holder or Holdings and any other party hereto or any failure or delay on the part of a Holder or Holdings in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or Holdings. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 6.10 Severability. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only as broad as is enforceable.

Section 6.11 Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

Section 6.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any federal, state, local or foreign statutes, regulations or other laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such statutes, regulations, other laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles or Exhibits are to the preamble, recitals, Sections, Articles or Exhibits of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; and (h) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

[SIGNATURE PAGES FOLLOW]

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDINGS:

STRIKE, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

HOLDERS:1

PATE HOLDING COMPANY LP
By: Pate Holding Company GP, LLC, its general partner

By:
Name:
Title:

Address for Notice:

[1]	All holders of Strike Capital Units, including Blocker Seller to be signatories.

[Signature Page to Amended and Restated Registration Rights Agreement]

PATE HOLDING COMPANY 3, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

OEP STRIKE LLC
By: OEP Secondary Intermediate Entity (Strike), L.P, its member By: OEP Secondary GP SPV Ltd., its general partner

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

KACEY SMART

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

JARVIE ARNOLD

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

JASON HECKT

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

AARON COLE PATE 2012 TRUST

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

DELTA DIRECTIONAL, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

EZRA LEE

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

FRANK VICTOR-MCCAWLEY

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

ONE EQUITY PARTNERS SECONDARY FUND, L.P.
By: OEP Secondary Fund General Partner, L.P., its general partner By: OEP Secondary Fund GP, Ltd., its general partner

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

SENTINEL MANAGEMENT HOLDINGS, LLC

By:
Name:
Title:

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

MARC ZENNER

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

JON A. MARSHALL

Address for Notice:

[Signature Page to Amended and Restated Registration Rights Agreement]

[Signature Page to Amended and Restated Registration Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Amended and Restated Registration Rights Agreement, dated as of [●], 2019, between Strike, Inc., a Delaware corporation (f/k/a Sentinel Energy Services Inc., a Cayman Islands exempted company) (“Holdings”) and the Holders party thereto (as amended from time to time, the “Registration Rights Agreement”). Capitalized terms used and not otherwise defined in this Adoption Agreement have the meanings given to them in the Registration Rights Agreement.

By the execution of this Adoption Agreement, Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring the securities indicated under Transferee’s signature below (the “Acquired Securities”) subject to the terms and conditions set forth in the Registration Rights Agreement.

2. Agreement. Transferee (a) agrees that the Acquired Securities shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (b) hereby adopts the Registration Rights Agreement with the same force and effect as Transferee were originally a party thereto.

3. Joinder. The spouse of Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Acquired Securities to the terms of the Registration Rights Agreement.

Signature:

Address for Notice:

Attention:
Email:

Acquired Securities (class of securities):	Number:

Annex H

FORM OF

TAX RECEIVABLE AGREEMENT

by and among

STRIKE CAPITAL, LLC,

STRIKE, INC.,

THE OTHER MEMBERS OF STRIKE CAPITAL, LLC

and

OEP-STRIKE SELLER REPRESENTATIVE, LLC

Dated as of [●], 201[●]

Exhibit A Form of Joinder

H-i

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], 2019, is hereby entered into by and among Strike Capital, LLC, a Texas limited liability company (the “Company”), Strike, Inc. (f/k/a Sentinel Energy Services Inc.), a Delaware corporation (the “Corporate Taxpayer”), the holders of Company Units (other than Corporate Taxpayer and its Subsidiaries) that are signatories to this Agreement and such other holders of Company Units from time to time party hereto (collectively, the “Holders”), and OEP-Strike Seller Representative, LLC, a Delaware limited liability company (the “Holders Representative”). Each of the Corporate Taxpayer, the Company, the Holders and the Holders Representative may be referred to herein individually as a “Party” and collectively, as the “Parties”.

RECITALS

A. Pursuant to the Amended and Restated Certificate of Incorporation of the Corporate Taxpayer, dated as of [●], 2019, the Corporate Taxpayer is authorized to issue, among other things, (1) Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and (2) Class B Common Stock, par value $0.0001 per share.

B. Pursuant to the Amended & Restated Company Regulations (“Company A&R Regulations”), the Company Units represent all of the Capital Stock of the Company.

C. Pursuant to the Transaction Agreement and Plan of Merger, dated as of October [•], 2018, by and among the Parties (the “Transaction Agreement”), at the Closing and concurrently with the execution of this Agreement, the Corporate Taxpayer is acquiring certain Company Units.

D. At the Closing and concurrently with the execution of this Agreement, the Corporate Taxpayer and the Holders are entering into an exchange Agreement (the “Exchange Agreement”), pursuant to which each Holder will be entitled to exchange the Company Units that such Holder continues to hold in exchange for the number of shares of Class A Common Stock specified in the Exchange Agreement on the terms and subject to the conditions set forth therein (each, a “Post-Transaction Exchange”).

E. The Company is classified as a partnership for U.S. federal and applicable state and local income tax purposes, and the Corporate Taxpayer is classified as a corporation for U.S. federal and applicable state and local income tax purposes.

F. It is intended that the acquisition of Company Units pursuant to the Transaction Agreement will constitute a taxable sale of partnership interests pursuant to Sections 741 and 1001 of the Internal Revenue Code of 1986 (the “Code”).

H. The Company will have in effect an election under Section 754 of the Code (and any corresponding provisions of state or local Tax Law), for each Taxable Year (as defined below) of the Company, which election is intended generally to result in an adjustment under Sections 734(b) and 743(b) of the Code (including a substituted basis transaction described in Treasury Regulations Section 1.755-1(b)(5)) to the tax basis of the assets owned by the Company (solely with respect to the Corporate Taxpayer) with respect to each Exchange, by reason of the Exchange and the receipt of certain payments under this Agreement.

I. The income, gain, loss, deduction and other Tax (as defined below) items of the Corporate Taxpayer and its wholly owned Subsidiaries (as defined below) may be affected by (1) the Basis Adjustments and (2) the Imputed Interest.

J. The Parties desire to make certain arrangements with respect to the effect of the Basis Adjustments and the Imputed Interest on the liability for Taxes of the Corporate Taxpayer.

K. Capitalized terms used but not defined in this Agreement will have the respective meanings ascribed to such terms in the Transaction Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms set forth in this Article I have the following meanings.

“Advisory Firm” means any accounting firm or any law firm that, in either case, is nationally recognized as being expert in tax matters.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person means the power to direct or cause the direction of the management and policies of such Person whether by ownership of voting securities, by contract or otherwise.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” has the meaning set forth in the Preamble.

“Amended Schedule” has the meaning set forth in Section 2.2(b).

“Applicable Asset” means any asset that is, for U.S. federal income tax purposes, (a) depreciable or amortizable, (b) stock of a corporation or (c) land.

“Assumed State and Local Tax Rate” means [    ] percent ([    ]%)1 or such other rate as the Corporate Taxpayer may in good faith determine to be appropriate taking into account any changes, after the date hereof, to the Corporate Taxpayer’s apportionment factors and/or the corporate income and franchise tax rates in any state and local jurisdictions in which the Corporate Taxpayer files income and franchise tax returns.

“Basis Adjustment” means, in respect of a Holder, the adjustment to the tax basis of a Reference Asset under Sections 732, 755 and 1012 of the Code and the Treasury Regulations thereunder (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Sections 734(b), 743(b) and 755 of the Code and the Treasury Regulations thereunder (in situations where, following an Exchange, the Company remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable provisions of state and local Tax Law, as a result of (a) an Exchange by such Holder and (b) payments made to such Holder pursuant to this Agreement. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange shall be determined without regard to any Pre-Exchange Transfers (and as if any such Pre-Exchange Transfers had not occurred). As required by Section 2.1(a), the Company will ensure that an election under Section 754 of the Code is in effect for each Taxable Year of the Company (until the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes).

[1]	TBD

“Board” means the Board of Directors of the Corporate Taxpayer.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock or shares;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class A Common Stock Market Value” means, for any day, the average of the high price and the low price of a share of Class A Common Stock for such day; provided, that if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the independent members of the Board shall determine the fair market value of a share of Class A Common Stock for such day in good faith.

“Code” has the meaning set forth in the Recitals.

“Company A&R Regulations” has the meaning set forth in the Recitals.

“Company Units” means each unit of Capital Stock of the Company.

“Corporate Taxpayer” has the meaning set forth in the Preamble.

“Corporate Taxpayer Group” means any of the Corporate Taxpayer and its Subsidiaries.

“Corporate Taxpayer Return” means the U.S. federal, state or local Tax Return, as applicable, of the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer (or any Tax Return filed for a consolidated, affiliated, combined or unitary group of which the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer is a member) filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” means, for a Taxable Year, in respect of a Holder, the cumulative amount of Realized Tax Benefits in respect of such Holder for all Taxable Years or portions thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, the Company and its Subsidiaries, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same Taxable Year or portion thereof shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. If a Cumulative Net Realized Tax Benefit in respect of such Holder is being calculated with respect to a portion of a Taxable Year, then calculations of the Cumulative Net Realized Tax Benefit in respect of such Holder (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books and the Taxable Year had closed on the relevant date.

“Default Rate” means LIBOR plus 100 basis points.

“Determination” has the meaning ascribed to such term in Section 1313(a) of the Code or similar provisions of state and local Tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” has the meaning set forth in Section 4.2.

“Early Termination Notice” has the meaning set forth in Section 4.2.

“Early Termination Payment” has the meaning set forth in Section 4.3(b).

“Early Termination Rate” means LIBOR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.2.

“Exchange” means an acquisition or purchase, as determined for U.S. federal income tax purposes (including pursuant to a “disguised sale of a partnership interest” under Section 707 of the Code), of Company Units by the Corporate Taxpayer from a Holder (including a permitted assignee under Section 7.5 who is a party by reason of a joinder) pursuant to a Post-Transaction Exchange. Any reference in this Agreement to Company Units “Exchanged” is intended to denote Company Units that are the subject of an Exchange.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Expert” has the meaning set forth in Section 7.9.

“Governmental Authority” means any federal, national, supranational, foreign, state, provincial, local, county, municipal or other government, any governmental, regulatory or administrative authority, agency, department, bureau, board, or any court, tribunal, judicial or arbitral body, or any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any securities exchange.

“Holders” has the meaning set forth in the Recitals.

“Holders Representative” has the meaning set forth in the Recitals.

“Hypothetical Tax Liability” means, in respect of a Holder, with respect to any Taxable Year, the liability for Taxes for such Taxable Year or portion thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries and (c) without duplication, the Company and its Subsidiaries, but only with respect to the Corporate Taxpayer’s pro rata shares of the Tax liability of the Company and its Subsidiaries for such Taxable Year or portion thereof, in each case calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries on the relevant Corporate Taxpayer Return, but (i) using the Unadjusted Tax Basis of the Reference Assets in respect of such Holder (which, in the case of an actual or deemed disposition of a Reference Asset, shall be the Unadjusted Tax Basis of such Reference Asset as of immediately before such disposition), (ii) excluding any deduction attributable to Imputed Interest in respect of such Holder for the Taxable Year, (iii) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to or (without duplication) available for use because of the prior use of the portion of the Basis Adjustment resulting from payments made to such Holder (or its predecessors or successors) under this Agreement or the Imputed Interest with respect to such

Holder and (iv) for purposes of determining the liability for state and local Taxes for a Taxable Year, the combined tax rate for state and local Taxes shall be the Assumed State and Local Tax Rate for such Taxable Year. If a Hypothetical Tax Liability is being calculated with respect to a portion of a Taxable Year, then calculations of the Hypothetical Tax Liability (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the Corporate Taxpayer and its Subsidiaries and the Taxable Year had closed on the relevant date. For purposes of calculating the Hypothetical Tax Liability , a disposition of an interest in the Company shall be treated as a disposition of the portion of the assets of the Company (or its Subsidiaries) to which such interest relates.

“Imputed Interest” means, in respect of a Holder, any interest imputed under Sections 1272, 1274 or 483 or other provision of the Code and any similar provisions of state and local tax Law with respect to the Corporate Taxpayer’s payment obligations in respect of such Holder under this Agreement.

“Interest Amount” has the meaning set forth in Section 3.1(b).

“IRS” means the Internal Revenue Service.

“Law” means any law, statute, code, ordinance, regulation, rule or Order of any Governmental Authority.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Reuters Screen page “LIBOR01” (or if such screen shall cease to be publicly available, as reported by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such period.

“Maximum Rate” has the meaning set forth in Section 3.6.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trust naming only one or more of the Persons listed in clause (a) above as beneficiaries.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b).

“Objection Notice” has the meaning set forth in Section 2.2(a).

“Order” has the meaning set forth in the Transaction Agreement.

“Parties” has the meaning set forth in the Preamble.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Post-Transaction Exchange” has the meaning set forth in the Recitals.

“Pre-Exchange Transfer” means, with respect to a Company Unit, any transfer (including upon the death of a Holder), (a) that occurs prior to an Exchange of such Company Unit and (b) to which Section 743(b) of the Code applies.

“Realized Tax Benefit” means, in respect of a Holder, for a Taxable Year (or portion thereof), the excess, if any, of the Hypothetical Tax Liability in respect of such Holder for such Taxable Year (or portion thereof) over the actual liability for Taxes for such Taxable Year (or portion thereof) of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, the Company and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of the Company and its Subsidiaries for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Detriment” means, in respect of a Holder, for a Taxable Year (or portion thereof), the excess, if any, of the actual liability for Taxes for such Taxable Year (or portion thereof) of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, the Company and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of the Company and its Subsidiaries for such Taxable Year (or portion thereof) over the Hypothetical Tax Liability in respect of such Holder for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Benefit or Detriment” has the meaning set forth in Section 2.1(a).

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” has the meaning set forth in Section 2.2(a).

“Reference Asset” means (a) with respect to any Exchange, an Applicable Asset that is held by the Company or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of such Exchange and (b) any Applicable Asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (a) a Tax Benefit Schedule or (b) the Early Termination Schedule, and, in each case, any amendments thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Subsidiary” means, with respect to a Person, any other Person of which (a) a majority of the outstanding voting securities are owned, directly or indirectly, by such Person, or (b) such Person is entitled, directly or indirectly, to appoint a majority of the board of directors, board of managers or comparable governing body of such other Person.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.1(a).

“Tax Return” means any return, declaration, election, report or similar statement filed or required to be filed with a Taxing Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, declaration of estimated Tax, and amendments of any of the foregoing.

“Taxable Year” means a “taxable year” (as defined in Section 441(b) of the Code (or comparable provisions of state or local Tax Law)) of the Corporate Taxpayer or any Subsidiary thereof, ending after the date hereof.

“Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Payment” means a Tax Benefit Payment and an Early Termination Payment.

“Transaction Agreement” has the meaning set forth in the Recitals.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unadjusted Tax Basis” means, with respect to a Reference Asset, at any time, the tax basis that such Reference Asset would have had at such time if no Basis Adjustments had been made.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (a) in each Taxable Year ending on or after such Early Termination Date (or with respect to which the Tax Benefit Payment has not been determined and (subject to Sections 3.6 and 5.3) paid), the Corporate Taxpayer and its wholly owned Subsidiaries will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years in which such deductions would become available (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from post-Early Termination Date Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions), (b) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date), (c) any loss carryovers generated by any Basis Adjustment or Imputed Interest and available as of the Early Termination Date will be used by the Corporate Taxpayer on a pro rata basis from the Early Termination Date through the scheduled expiration date of such loss carryovers or, if shorter, through the 15th Taxable Year after the Taxable Year in which the Early Termination Date occurs, (d) any non-depreciable or non-amortizable Reference Asset will be disposed of on the 10th anniversary of the applicable Basis Adjustment, for an amount sufficient to fully utilize the Basis Adjustment with respect to such Reference Asset, (e) if, on the Early Termination Date, the Holder has (or is deemed to have) Company Units that have not been Exchanged, then each such Company Unit shall be deemed to be Exchanged for the Class A Common Stock Market Value on the Early Termination Date, and the Holder shall be deemed to receive the amount of cash the Holder would have been entitled to pursuant to this Agreement had the Company Unit actually been Exchanged on the Early Termination Date, determined using the Valuation Assumptions, and (f) the Corporate Taxpayer will make a Tax Benefit Payment 125 calendar days after the due date (taking into account automatic extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer (or its wholly owned Subsidiaries, as applicable) for each Taxable Year for which a Tax Benefit Payment would be due.

1.2 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference or citation in this Agreement to any Contract or any federal, state, local or foreign statutes, regulations or other Laws or statutory or regulatory provision shall, when the context requires, be deemed references or citations to such Contracts, statutes, regulations, other Laws or provisions, as amended, modified and supplemented from time to time (and, in the case of a statute, regulation or other Law, to (i) any successor provision and (ii) all rules and regulations promulgated thereunder); (b) all references to the preamble, recitals, Sections, Articles, Exhibits or Disclosure Letter are to the preamble, recitals, Sections, Articles, Exhibits or Disclosure Letter of or to this Agreement; (c) the words “herein”, “hereto”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender will also include the feminine and neutral genders and vice versa; (e) words importing the singular will also include the plural, and vice versa; (f) the words “include”, “including” and “or” mean without limitation by reason of enumeration; (g) all references to “$” or dollar amounts are to lawful currency of the United States of America; (h) the terms “delivered” or “made available” or similar phrases when used in this Agreement will mean that such documents or other information has been physically or electronically delivered to the relevant parties, including via a virtual data room; and (i) time periods within or following which any payment is to be made or any act is to be done will be calculated by excluding the day on which the time period commences and including the day on which the time period ends and by extending the period to the next Business Day following if the last day of the time period is not a Business Day.

ARTICLE II

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

2.1 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within 90 calendar days after the due date (taking into account valid extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer (or its wholly owned Subsidiaries, as applicable) for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment (collectively, a “Realized Tax Benefit or Detriment”), the Corporate Taxpayer shall provide to the Holders Representative a schedule showing in reasonable detail the calculation of the Realized Tax Benefit or Detriment in respect of each Holder for such Taxable Year and any Tax Benefit Payment in respect of the Holders (a “Tax Benefit Schedule”). The Tax Benefit Schedules provided by the Corporate Taxpayer will become final as provided in Section 2.2(a) and shall be amended as provided in Section 2.2(b). Notwithstanding anything to the contrary, the Corporate Taxpayer shall cause the Company to ensure that an election under Section 754 of the Code is in effect for each Taxable Year of the Company (until the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes).

(b) Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries (and the Company and its Subsidiaries, as applicable and without duplication) for such Taxable Year (or portion thereof) attributable to the Basis Adjustments and the Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries (and the Company and its Subsidiaries, as applicable and without duplication) will take into account any deduction of Imputed Interest. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax Law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type.

2.2 Procedure; Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to the Holders Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to

Section 2.2(b), including any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also allow the Holders Representative reasonable access at no cost to the appropriate representatives, as determined by the Corporate Taxpayer, at the Corporate Taxpayer and the Advisory Firm that prepared the relevant Corporate Taxpayer Returns in connection with a review of such Schedule. Without limiting the application of the preceding sentence, the Corporate Taxpayer shall, upon request, deliver to the Holders Representative work papers providing reasonable detail regarding the computation of such Tax Benefit Schedule. An applicable Tax Benefit Schedule or amendment thereto shall, subject to the final sentence of this Section 2.2(a), become final and binding on the Holders Representative and each Holder and its Affiliates 30 calendar days from the first date on which the Corporate Taxpayer sent the Holders Representative the applicable Schedule or amendment thereto unless (i) the Holders Representative within 30 calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with written notice of a material objection to such Schedule made in good faith and setting forth in reasonable detail the Holders Representative’s material objection along with a letter from an Advisory Firm supporting such objection, if such objection relates to the application of Tax Law (an “Objection Notice”) or (ii) the Holders Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Holders Representative are unable to resolve the issues raised in any Objection Notice within 30 calendar days after receipt by the Corporate Taxpayer of such Objection Notice, the Corporate Taxpayer and the Holders Representative shall employ the reconciliation procedures described in Section 7.9 (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the Holders Representative, (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement, (iv) to reflect a change in the Realized Tax Benefit or Detriment in respect of a Holder for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Detriment in respect of a Holder for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

2.3 Consistency with Tax Returns. Notwithstanding anything to the contrary herein, all calculations and determinations hereunder, including Basis Adjustments, the Schedules, and the determination of the Realized Tax Benefit or Detriment, shall be made in accordance with any elections, methodologies or positions taken on the relevant Corporate Taxpayer Returns.

ARTICLE III

TAX BENEFIT PAYMENTS

3.1 Payments.

(a) Payments. Except as provided in Sections 3.6 and 5.3, and subject to Section 3.3, within five Business Days after all the Tax Benefit Schedules with respect to the Taxable Year delivered to the Holders pursuant to this Agreement become final in accordance with Article II, the Corporate Taxpayer shall pay or cause to be paid to each Holder for such Taxable Year such Holder’s Tax Benefit Payment (if any) determined pursuant to Section 3.1(b). Each such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to the bank account previously designated by the Holders Representative to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and the Holders Representative.

(b) A “Tax Benefit Payment” in respect of a Holder for a Taxable Year means an aggregate amount, not less than zero, which the Corporate Taxpayer is required to pay or cause to be paid pursuant to Section 3.1, equal to the sum of the Net Tax Benefit and the Interest Amount in respect of such Holder. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest for U.S. federal and applicable state and local Tax purposes but instead shall be treated as additional consideration for the acquisition of Company Units in Exchanges, unless otherwise required by Law, as reasonably determined by the Corporate Taxpayer. The “Net Tax Benefit” in respect of such Holder for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit in respect of such Holder as of the end of such Taxable Year (or portion thereof) over (ii) the total amount of payments previously made under this Section 3.1 in respect of such Holder (excluding payments of Interest Amounts).

(c) The “Interest Amount” in respect of such Holder for a Taxable Year (or portion thereof) shall equal the interest on the Net Tax Benefit in respect of such Holder with respect to such Taxable Year (or portion thereof) calculated at the Agreed Rate compounded annually from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for such Taxable Year until the Payment Date. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange on an individual basis by reference to the resulting Basis Adjustment to the Corporate Taxpayer.

3.2 Duplicative Payments. It is intended that the provisions of this Agreement will not result in a duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement, subject to Article IV and Section 7.13, will result in 85% of the Cumulative Net Realized Tax Benefit (but calculated by taking into account all Exchanges by all Holders as of any time) as of any determination date being paid to the Holders pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized. For the avoidance of doubt, interest shall not accrue under more than one provision of this Agreement for any specific period of time.

3.3 Pro Rata Payments; Coordination of Benefits.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s, and/or its wholly owned Subsidiaries’, as applicable, deductions within Net Tax Benefit (including the Basis Adjustments and Imputed Interest under this Agreement) is limited in a particular Taxable Year because the Corporate Taxpayer and/or its wholly owned Subsidiaries, as applicable, does or do not have sufficient taxable income or other limitations to utilize the tax benefits within Net Tax Benefit (including the Basis Adjustments or Imputed Interest), the Net Tax Benefit shall be allocated among all Holders eligible for payments hereunder in proportion to the respective amounts of Net Tax Benefit that would have been allocated to each such party if the Corporate Taxpayer and, as applicable, its wholly owned Subsidiaries, had sufficient taxable income so that there were no such limitation (or such other limitations did not apply).

(b) After taking into account Section 3.3(a), if the Corporate Taxpayer defers a Tax Benefit Payment in respect of a particular Taxable Year pursuant to Section 5.3, then the Parties agree that no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full. If, as a result of the deferral described in the foregoing sentence, the Tax Benefit Payments are to be partially but not fully satisfied with respect to a Taxable Year, such Tax Benefit Payments shall be made in the same proportion as the Tax Benefit Payments that would have been paid to the Holders if the Corporate Taxpayer were to satisfy its obligation in full.

3.4 No Return of Payments. Notwithstanding anything to the contrary in this Agreement, the Holders shall not be required to return any previously made TRA Payment or any other payment hereunder.

3.5 Stock and Stockholders of the Corporate Taxpayer. TRA Payments and any other payments hereunder are not conditioned on the Holders holding any stock of the Corporate Taxpayer (or any successor thereto).

3.6 Interest Amount Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable Agreed Rate or Default Rate shall exceed the maximum lawful interest rate that may be contracted for, charged, taken, received or reserved in accordance with applicable Law (the “Maximum Rate”), the Agreed Rate and Default Rate (as applicable) shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation (other than with respect to an Early Termination Payment) shall be paid (together with interest calculated at the Agreed Rate or the Default Rate (as applicable) with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation.

3.7 Day Count Convention. All computations using the Agreed Rate, Default Rate or Termination Rate shall use the “Actual/360” day count convention.

ARTICLE IV

TERMINATION

4.1 Early Termination and Breach of Agreement.

(a) The Corporate Taxpayer may, with the prior written consent of a majority of the disinterested members of the Board, terminate this Agreement with respect to all amounts payable to all of the Holders (including, for the avoidance of doubt, any transferee pursuant to Section 7.5(a)) at any time by paying or causing to be paid to such Holders an Early Termination Payment; provided, however, that this Agreement shall terminate with respect to any such Holder only upon the payment of such Early Termination Payment to such Holder; provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of an Early Termination Payment to a Holder, the Corporate Taxpayer shall not have any further payment obligations in respect of such Holder under this Agreement, other than for any Tax Benefit Payment (i) agreed to by the Corporate Taxpayer and such Holder as due and payable but unpaid as of the Early Termination Date, (ii) that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iii) due for the Taxable Year ending with or including the Early Termination Date (except to the extent that the amounts described in clauses (i), (ii) and (iii) above are included in the calculation of the Early Termination Payment). If an Exchange occurs with respect to Company Units with respect to which the Corporate Taxpayer has previously paid or cause to be paid to the applicable Holder an Early Termination Payment, the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that the Corporate Taxpayer materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of Law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach to each Holder and shall include (i) each Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such breach (and the Corporate Taxpayer shall provide each Holder with an Early Termination Schedule, which shall become final in accordance with the procedures set forth in Section 4.2), (ii) any Tax Benefit Payment agreed to by the Corporate Taxpayer and any Holder as due and payable but unpaid as of the date of such breach, (iii) any Tax Benefit Payment that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iv) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such breach, as applicable (except to the extent that the amounts described in clauses (ii), (iii) and (iv) above are included in the calculation of the amount described in clause (i) above). Notwithstanding the foregoing, in the event that the Corporate Taxpayer materially breaches this Agreement, each Holder shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), (iii) and (iv) above or to seek specific performance of the terms hereof. The Parties agree that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within 30 calendar days of the date such payment is due (for the avoidance of doubt, taking into account Sections 3.6, 5.2 and 5.3).

4.2 Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1, the Corporate Taxpayer shall deliver to the Holders Representative notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for each Holder. The Early Termination Schedule will become final and binding with respect to the Holders Representative and each Holder and its Affiliates 30 calendar days from the first date on which the Corporate Taxpayer sent the Holders Representative such Early Termination Schedule unless (a) the Holders Representative within 30 calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with an Objection Notice with respect to such Early Termination Schedule or (b) the Holders Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (a) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Holders Representative, for any reason, are unable to resolve the issues raised in such Objection Notice within 30 calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Holders Representative shall employ the Reconciliation Procedures. The date on which every Early Termination Schedule under this Agreement becomes final with respect to all Holders in accordance with this Section 4.2 shall be the “Early Termination Effective Date”.

4.3 Payment upon Early Termination.

(a) Within five Business Days after the Early Termination Effective Date, the Corporate Taxpayer shall pay or cause to be paid to each Holder an amount equal to its Early Termination Payment. Such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to a bank account or accounts designated by the Holder or as otherwise agreed by the Corporate Taxpayer and the Holder.

(b) An “Early Termination Payment” in respect of a Holder shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such Holder under Section 3.1(a) beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any TRA Payment (or portion thereof) required to be made to a Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or the reorganization of the Corporate Taxpayer or any Subsidiary thereof), fees, premiums, charges, expenses, attorneys’ fees or other obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer (and its wholly-owned Subsidiaries, if applicable) (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer (and its wholly-owned Subsidiaries, as applicable) that are not Senior Obligations.

5.2 Late Payments by the Corporate Taxpayer. The amount of all or any portion of any TRA Payment not made to the Holders when due under the terms of this Agreement (taking into account any deferral under Section 5.3) shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was due and payable.

5.3 Payment Deferral.

(a) Notwithstanding anything to the contrary provided herein, to the extent that, at the time any TRA Payment becomes due and payable hereunder, (i) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any outstanding or committed indebtedness for borrowed money to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness, or (ii) (A) the Corporate Taxpayer does not have the cash on hand to make such TRA Payment, and (B) the Corporate Taxpayer is not able to obtain cash from the Corporate Taxpayer Group to fund such TRA Payment because (1) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any such indebtedness, to make tax distributions or similar payments to the Corporate Taxpayer to allow it to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness or (2) the applicable member of the Corporate Taxpayer Group does not have the cash on hand to make the payment described in clause (1) above, then, in each case, upon prior notice to the Holders Representative, the Corporate Taxpayer shall be permitted to defer such TRA Payment until the condition described in clauses (i) or (ii) above is no longer applicable.

(b) If the Corporate Taxpayer defers any TRA Payment (or portion thereof) pursuant to Section 5.3(a), such deferred amount shall accrue interest at the Agreed Rate, from the date that such amounts originally became due and owing pursuant to the terms hereof to the Payment Date, compounded annually, and such deferred amounts shall not be treated as late payments or as a breach of any obligation under this Agreement.

ARTICLE VI

CERTAIN COVENANTS

6.1 Participation in the Corporate Taxpayer’s and the Company’s Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer, the Company and their respective Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the Holders Representative of, and keep the Holders Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and the Company by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the Holders and their Affiliates under this Agreement, and shall provide to the Holders Representative reasonable opportunity to provide information and other input to the Corporate Taxpayer, the Company and their respective advisors concerning the conduct of any such portion of such audit.

6.2 Consistency. The Corporate Taxpayer and each Holder agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes, all Tax-related items (including the Basis Adjustments and each Tax Benefit Payment and any Imputed Interest) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by Law based on written advice of an Advisory Firm.

6.3 Cooperation. Each Holder shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return, complying with any Tax Law, or contesting or defending any audit, examination or controversy with any Taxing Authority or other governmental authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse the Holders for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. Except as otherwise specifically set forth in this Agreement, all notices and communications hereunder will be deemed to have been duly given and made on (a) the date such notice is served by personal delivery upon the Party for whom it is intended, (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery, (c) three Business Days after mailing if sent by certified or registered mail, return receipt requested, or (d) one Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, in each case to the Person at the applicable address or email address set forth below:

If to the Corporate Taxpayer, to:

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Steven Pate and Rhonda Sigman

Email: [●] and rhonda.sigman@strikeusa.com

with a required copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

and

Strike, Inc.

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Chairman of the Board of Directors of Holdings

Email: [●]

If to Holders Representative:

[●]

330 N Wabash, Suite 3750

Chicago, IL 60611

Attention: James B. Cherry

Email: james.b.cherry@oneequity.com

Any Party may change its address or e-mail by giving the other Party written notice of its new address or e-mail in the manner set forth above.

7.2 Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart of such document signed by the other parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

7.3 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.5 Successors; Assignment; Amendments; Waivers.

(a) No Holder may transfer any of its rights under this Agreement to any person without the prior written consent of the Corporate Taxpayer.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and the Holders. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (except to the extent expressly provided by this Agreement).

7.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR

COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.9 Reconciliation. In the event that the Corporate Taxpayer and the Holders Representative are unable to resolve a disagreement with respect to the matters governed by Article II or Article IV within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to such Parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and (unless the Corporate Taxpayer and the Holders Representative agree otherwise), the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Holders Representative or their Affiliates or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within 15 calendar days of the end of the 30 calendar-day period set forth in Sections 2.1 or 4.2, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Early Termination Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. If the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement), the undisputed amount shall be paid on the date prescribed by this Agreement, subject to adjustment upon resolution. For the avoidance of doubt, this Section 7.9 shall not restrict the ability of the Corporate Taxpayer or its Affiliates to determine when or whether to file or amend any Tax Return. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne equally by the Corporate Taxpayer and the Holders (on a pro rata basis based on relative proportion of all Early Termination Payments under this Agreement, measured by present value of payments due under this Agreement, using the present value calculation and assumptions described under Section 4.3(b) assuming for such purpose the Early Termination Date is the date the Reconciliation Dispute is resolved) participating in the Reconciliation Dispute. The Corporate Taxpayer may withhold payments under this Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and the Holders Representative and/or its Affiliates, as applicable, participating in the Reconciliation Dispute and may be entered and enforced in any court having jurisdiction.

7.10 Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold or cause to be deducted and withheld from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer determines in good faith it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law, provided, that, (a) the Corporate Taxpayer shall use commercially reasonable efforts to notify any applicable Holder of its intent to withhold at least ten Business Days prior to withholding such amounts and (b) except with respect to any withholding obligation resulting from any change in Law arising on or after the date hereof, the Corporate Taxpayer shall not withhold on account of U.S. federal income Taxes with respect to an applicable Holder that provides (i) a properly prepared and executed certificate of non-foreign status under Treasury Regulations Section 1.1445-2(b)(2) and (ii) an IRS Form W-9 claiming a complete exemption from backup withholding.

To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Holder.

7.11 Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporate Taxpayer and its wholly owned Subsidiaries are or become members of a combined, consolidated, affiliated or unitary group that files a consolidated, combined or unitary income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local Law, then: (i) the provisions of this Agreement shall be applied with respect to the relevant group as a whole; and (ii) TRA Payments, Net Tax Benefit, Cumulative Net Realized Tax Benefit, Realized Tax Benefit or Detriment and other applicable items hereunder shall be computed with reference to the consolidated (or combined or unitary, where applicable) taxable income, gain, loss, deduction and attributes of the relevant group as a whole.

(b) If any entity that is or may be obligated to make a TRA Payment, or any entity any portion of the income of which is included in the income of the Corporate Taxpayer’s consolidated, combined, affiliated or unitary group, directly or indirectly transfers (as determined for U.S. federal income tax purposes) one or more assets to a Person classified as a corporation for U.S. income tax purposes with which such entity does not file a consolidated income tax return pursuant to Section 1501 et seq. of the Code (or, for purposes of calculations relating to state or local taxes, a consolidated, combined or unitary income tax return under applicable state or local Law), such entity, for purposes of calculating the amount of any TRA Payment (e.g., calculating the gross income of the entity and, if applicable, determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset, increased by the amount of debt that would increase the transferor’s “amount realized” for U.S. federal income tax purposes in connection with such transfer, in the case of a contribution of an encumbered asset (including an interest in an entity classified for U.S. federal income tax purposes as a partnership which has debt outstanding). For the avoidance of doubt, a transaction treated for U.S. federal income tax purposes as a liquidation into the Corporate Taxpayer of one or more of its wholly owned Subsidiaries or merger of one or more of such entities into one another or the Corporate Taxpayer will not cause any such Persons to be treated as having disposed of any of its assets for purposes of this Section 7.11(b). In the event there occurs a transaction described in the preceding sentence, the Tax Benefit Payments and any other amounts due under this Agreement shall be calculated without regard to such transaction.

7.12 Confidentiality. Each Holder and each of its assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and agrees that, until the date that is three years after the termination of this Agreement in respect of such Holder (or assignee), such Holder (or assignee) shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters acquired pursuant to this Agreement of the Corporate Taxpayer and its Affiliates and successors, learned by the Holder heretofore or hereafter, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by Law or legal process or to enforce the terms of this Agreement. This Section 7.12 shall not apply to (a) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Holder in violation of this Agreement) or is generally known to the business community, (b) any information independently determined by a Holder or provided to a Holder by a third party on a non-confidential basis and (c) the disclosure of information to the extent necessary for the Holder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein or in any other agreement, the Holders and each of their assignees (and each employee, representative or other agent of the Holders or their assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure and any related tax strategies of or relating to the Corporate Taxpayer and its Affiliates, the Holder or its assignee, and any of their transactions or agreements, and all materials of any kind (including opinions or other tax analyses) that are provided to the Holder or its assignee relating to such tax treatment and tax structure and any related tax strategies.

If a Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer and its Affiliates shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or its Affiliates and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.13 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, a Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Holder (or its direct or indirect owners) to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or could have other material adverse tax consequences to such Holder (or its direct or indirect owners), then at the election of such Holder and the receipt by such Holder of the written consent of the Corporate Taxpayer (such consent not to be unreasonably withheld, conditioned or delayed) and to the extent specified by such Holder, this Agreement shall cease to have further effect with respect to such Holder.

7.14 Independent Nature of Holders’ Rights and Obligations. The rights and obligations of each Holder are independent of the rights and obligations of any other Holder. No Holder shall be responsible in any way for the performance of the obligations of any other Holder, nor shall any Holder have the right to enforce the rights or obligations of any other Holder. The obligations of each Holder are solely for the benefit of, and shall be enforceable solely by, the Corporate Taxpayer. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein or in any other agreement or document delivered at any closing (other than the Company A&R Regulations and any joinder thereto), and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporate Taxpayer acknowledges that the Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

Strike, Inc.

By:
Name:
Title:

COMPANY:

Strike Capital, LLC

By:
Name:
Title:

HOLDERS:

Pate Holdings Company LP

By:	Pate Holding Company GP LLC, its general partner

By:
Name:
Title:

OEP Strike LLC

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

PATE HOLDING COMPANY LP

By:
Name:
Title:

KACEY SMART

SMART 2014 FAMILY INSURANCE TRUST

By:
Name:
Title:

JARVIE ARNOLD

JASON HECKT

AARON COLE PATE 2012 TRUST

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

SAM ANAYA

STEVE BARTON

RAUL GARZA

ANGELA GOINES

ROBERT BOYKIN

DOUG JONES

[Signature Page to Tax Receivable Agreement]

DELTA DIRECTIONAL, LLC

EZRA LEE

FRANK VICTOR-MCCAWLEY

[JUNIOR EQUITY HOLDERS]

HOLDERS REPRESENTATIVE:

[●]

By:
Name:
Title:

[Signature Page to Tax Receivable Agreement]

EXHIBIT A

Form of Joinder to the Tax Receivable Agreement

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], by and between Strike, Inc., a Delaware corporation (the “Corporate Taxpayer”), and [●] (the “Permitted Transferee”).

WHEREAS, on [●], the Permitted Transferee acquired (the “Acquisition”) from [●] (the “Transferor”) the right to receive any and all payments that may become due and payable to the Transferor under the Tax Receivable Agreement (as defined below) with respect to Company Units that have been Exchanged or may in the future be Exchanged (the “Applicable Interests”); and

WHEREAS, the Transferor, in connection with the Acquisition, has required the Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.5 of the Tax Receivable Agreement, dated as of [●], 2019, by and among the Corporate Taxpayer, the Holders (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Permitted Transferee hereby agrees as follows:

Section 1.1 Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.2 Joinder. The Permitted Transferee hereby acknowledges and agrees to become a “Holder” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement with respect to the Applicable Interests.

Section 1.3 Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to the Permitted Transferee shall be delivered or sent to the Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 1.4 Governing Law. This Joinder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

H-A-1

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first above written.

CORPORATE TAXPAYER:

Strike, Inc.

By:
Name:
Title:

PERMITTED TRANSFEREE:

[●]

By:
Name:
Title:

H-A-2

Annex I

FORM OF

LOCK-UP AGREEMENT

[                ], 2019

Strike, Inc. (f/k/a Sentinel Energy Services Inc.)

1800 Hughes Landing Blvd.

Suite 500

The Woodlands, TX 77380

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to a Transaction Agreement and Plan of Merger entered into as of October     , 2018 (as amended, restated, supplemented or modified from time to time, the “Transaction Agreement”), by and among, OEP Secondary Fund (Strike), LLC, a Delaware limited liability company, One Equity Partners Secondary Fund, L.P., a Cayman Islands exempted limited partnership (the “Blocker Seller”), Strike Capital, LLC, a Texas limited liability company (the “Company”), the unitholders of the Company (collectively, the “Unit Sellers” and together with Blocker Seller, the “Sellers”), OEP-Strike Seller Representative, LLC, a Delaware limited liability company, and Strike, Inc. (f/k/a Sentinel Energy Services Inc., a Cayman Islands exempted company), a Delaware corporation (the “Buyer”). Capitalized terms used and not otherwise defined herein are defined in the Transaction Agreement and shall have the meanings given to such terms in the Transaction Agreement.

1. In order to induce all parties to consummate the transactions contemplated by the Transaction Agreement, the undersigned hereby agrees that, from the Closing Date until the earliest of: (a) the first anniversary of the Closing Date, and (b) the date following the Closing Date on which Buyer completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Buyer’s stockholders having the right to exchange their shares of Buyer Capital Stock for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Exchange Act”), with respect to shares of Buyer Class A Common Stock issued to the undersigned pursuant to the Exchange Agreement (such shares of Buyer Class A Common Stock, collectively, the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2. The undersigned hereby authorizes the Buyer during the Lock-Up Period to cause its transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-up Shares for which the undersigned is the record holder and, in the case of Lock-up Shares for which the undersigned is the beneficial holder but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.

3. Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence) (a) if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other Affiliates, (b) to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned, (c) to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members, or (d) to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members; provided, however, that in each such case, any such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Buyer, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement and any other documents or instruments reasonably requested by the Buyer.

4. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from and after the Closing Date.

5. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

6. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

7. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws.

8. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF HIS, HER OR ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS PARAGRAPH 8 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH 8 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

9. Any term or provision of this Agreement that is found to be invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is found to be so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

10. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which will constitute but one instrument. This Agreement is effective upon delivery of one executed counterpart from each party to the other party. The signatures of all of the parties need not appear on the same counterpart. The delivery of signed counterparts by email which includes a copy of the sending party’s signature(s) (including by “.pdf” format) is as effective as signing and delivering the counterpart in person

11. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto. Each such notice, consent or request will be effective if given by (a) email, then when the sender receives confirmation of receipt by the recipient, or (b) any other means specified this paragraph 11, then upon delivery or refusal of delivery at the address specified in this paragraph 11.

[Signature on the following page]

Very truly yours,

[●]

By:
Name:
Title:

Address:

Email:

Accepted and Agreed:

BUYER

STRIKE, INC.

By:
Name:
Title:

Address:	1800 Hughes Landing Blvd.
Suite 500
The Woodlands, TX 77380
Attention: Secretary

Email:

[Signature Page to Lock-Up Agreement]

Annex J

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 18, 2018, by and between Sentinel Energy Services Inc., a Cayman Islands exempted company (which, as described below, shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) and in connection therewith change its name to Strike, Inc.) (the “Company”), and the undersigned subscriber (the “Subscriber”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a Transaction Agreement and Plan of Merger with Strike Capital, LLC (“Strike”), OEP Secondary Fund (Strike), LLC, One Equity Partners Secondary Fund, L.P., the other unitholders of Strike signatory thereto, SES Blocker Merger Sub, LLC and OEP-Strike Seller Representative, LLC, solely in its capacity as the Sellers Representative (as defined therein) (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, prior to the closing of the Transaction, the Company will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2018 Revision) (the “Domestication”), and in connection with the Domestication and the Transaction, change its name to Strike, Inc.;

WHEREAS, in connection with the Transaction, the Subscriber desires to subscribe for and purchase from the Company, subsequent to the effectiveness of the Domestication and substantially concurrent with the consummation of the Transaction, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to the Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of the Subscriber to the Company; and

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into one or more agreements with certain other investors, pursuant to which the Company has agreed issue to such investors on the closing date of the Transaction (the “Closing Date”), an aggregate amount of 12,800,000 shares of Class A Common Stock, for aggregate proceeds to the Company of $128,000,000 (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), the Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to the Subscriber, upon the payment of the Purchase Price, the Subscriber’s Subscribed Shares (such subscription and issuance the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and shall occur immediately prior thereto. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to the Subscriber (the “Closing Notice”) of the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

b. At the Closing, the Company will issue and deliver to the Subscriber the Subscribed Shares in book entry or certificated form (at the Company’s discretion), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by the Subscriber, as applicable. Upon confirmation by the Subscriber’s custodian of receipt of the certificated shares, the Subscriber shall deliver to the Company the Purchase Price for the Subscribed Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice. In the event the Transaction does not occur within one (1) Business Day of the Closing, the Company shall promptly (but not later than two (2) Business Days thereafter) return the Purchase Price to the Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than two (2) Business Days thereafter) returned to the Company.

c. The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the day of Closing:

(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s shareholders, shall have been satisfied or waived;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the day of Closing:

(i) all representations and warranties of the Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the day of Closing; and

(ii) The Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

e. The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the day of Closing:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the day of Closing; and

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

f. Prior to or at the Closing, the Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9.

g. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement; provided, however, that the Subscriber shall not be required to make, seek or receive any filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like, or provide any documentation or information to any regulatory or self-regulatory body having jurisdiction over the Company or the Subscriber other than information that is already included in this Subscription Agreement or is otherwise in the public domain.

3. Company Representations and Warranties. The Company represents and warrants to the Subscriber that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole.

b. The Subscribed Shares, when issued and delivered to the Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s certificate of incorporation or the Delaware General Corporation Law.

c. This Subscription Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by the Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

e. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of

Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (iv) the filings required in accordance with Section 8(b) of this Subscription Agreement; (v) those required by Nasdaq, including with respect to obtaining shareholder approval, (vi) those required to consummate the Transaction as provided under the Transaction Agreement, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

f. As of the date hereof, the authorized share capital of the Company consists of 200,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), 20,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, “Ordinary Shares”) and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized capital stock of the Company will consist of 400,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value of $0.0001 per share. As of the date hereof: (i) 34,500,000 Class A Ordinary Shares, 8,625,000 Class B Ordinary Shares and no Preferred Shares were issued and outstanding; (ii) 17,433,333 warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share) (“Warrants”) were issued and outstanding, including 5,933,333 private placement warrants; and (iii) no Ordinary Shares were subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to (i) the Other Subscription Agreements, (ii) the Option Agreement, dated November 2, 2017, among the Company, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC. and (iii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on November 2, 2017 and January 31, 2018 pursuant to which Sentinel Management Holdings, LLC and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Transaction Agreement.

g. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

h. The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “STNL.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act.

i. The Company has made available to the Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Class A Ordinary Shares (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the SEC Documents.

j. Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the New York Stock Exchange.

k. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to the Subscriber.

l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

4. Subscriber Representations and Warranties. The Subscriber represents and warrants to the Company that:

a. The Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by the Subscriber, and, assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by the Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject; (ii) the organizational documents of the Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Subscriber that would reasonably be expected to have a material adverse effect on the Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

d. The Subscriber (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the

Subscribed Shares only for its own account and not for the account of others, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

e. The Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. The Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Subscribed Shares shall contain a legend to such effect. The Subscriber understands and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

f. The Subscriber understands and agrees that the Subscriber is purchasing the Subscribed Shares directly from the Company. The Subscriber further acknowledges that there have not been, and the Subscriber is not relying on, any representations, warranties, covenants and agreements made to the Subscriber by the Company, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

g. The Subscriber’s acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision to purchase the Subscribed Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including the company to be acquired in the Transaction and its respective subsidiaries). The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. The Subscriber acknowledges and agrees that neither Citigroup Global Markets Inc., acting as placement agent to the Company (the “Placement Agent”), nor any Affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its Affiliates has made or makes any representation as to the Company or the quality of the Subscribed Shares and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which the Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to the Subscriber, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Subscriber.

i. The Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between the Subscriber and the Company or by means of contact from the Placement Agent, and the Subscribed Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or by contact between the Subscriber and the Placement Agent. The Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

k. The Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

l. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

m. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Subscribed Shares were legally derived.

n. The Subscriber does not have, and during the 30-day period immediately prior hereto the Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. In addition, the Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

o. The Subscriber acknowledges and agrees that the certificate or book-entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO

THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

5. Registration Rights.

a. The Company agrees that, within forty-five (45) calendar days after the Closing (the “Filing Deadline”), the Company will use commercially reasonable efforts to file with the Commission a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 75th calendar day (or 105th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon the Subscriber furnishing in writing to the Company such information regarding the Subscriber, the securities of the Company held by the Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which such securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which the Subscriber has notified the Company that such securities have actually been sold and (iii) the date which is three years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 5.

b. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Subscriber ceases to hold any Subscribed Shares or (ii) the date all Subscribed Shares held by the Subscriber may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effective Date of the Registration Statement. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(ii) advise the Subscriber within five (5) Business Days:

(1)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)

subject to the provisions this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(6)

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscriber of such events, provide the Subscriber with any material, nonpublic information regarding the Company.

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares contemplated hereby and to enable the Subscriber to sell their Subscribed Shares under Rule 144.

c. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Subscriber will deliver to the Company or, in the Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent the Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

d. The Subscriber may deliver written notice (including via email in accordance with Section 8(l)) (an “Opt-Out Notice”) to the Company requesting that the Subscriber not receive notices from the Company otherwise required by this Section 5; provided, however, that the Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Subscriber and the Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Subscriber’s intended use of an effective Registration Statement, the Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(d)) and the related suspension period remains in effect, the Company will so notify the Subscriber, within one (1) Business Day of the Subscriber’s notification to the Company, by delivering to the Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide the Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

e. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. The Company shall notify the Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by the Subscriber.

f. The Subscriber shall, severally and not jointly with any other subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the Subscriber furnished in writing to the Company by the Subscriber expressly for use therein. In no event shall the liability of the Subscriber be greater in amount than the dollar amount of the net proceeds received by the Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

g. The Subscriber shall not execute any short sales or engage in other hedging transactions of any kind with respect to securities of the Company during the period from the date of the Closing through the date that is 45 consecutive days thereafter.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

7. Trust Account Waiver. The Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. The Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated November 2, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, solely on behalf of itself and its officers, directors and affiliates, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

8. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (a), (c) or (d) of this Section 8(a), (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof.

b. The Subscriber acknowledges that the Company and others (including Strike) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that the Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify the Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and the Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Neither this Subscription Agreement nor any rights that may accrue to the Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned, except, for the avoidance of doubt, the Subscriber may transfer or assign this Subscription Agreement and any rights that may accrue to the Subscriber hereunder to one or more affiliates of the Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned, provided, that, for the avoidance of doubt, the completion of the Domestication shall not be deemed a transfer or assignment by the Company.

e. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. The Company may request from the Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of the Subscriber to acquire the Subscribed Shares, and the Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

g. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

h. No provision of this Subscription Agreement may be amended, modified or waived without the prior written consent of Strike if such amendment, modification or waiver (i) reduces the number of Subscribed Shares, the Per Share Price or the Purchase Price, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (z) adversely affect the ability of the Company to enforce its rights against under this Subscription Agreement or any of the other definitive agreements with respect thereto or (iii) adds or changes in any material respect any economic or other rights or benefits granted to the Subscriber hereunder in respect of the Subscribed Shares.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successor and assigns and (ii) the persons entitled to indemnification under Section 5 hereof.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Company set forth in Section 3 hereof and with respect to the representations and warranties of Subscriber set forth in Section 4(h) and 4(i) hereof. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 8(m).

n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

o. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

p. EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

q. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the state of Delaware and any state appellate court therefrom within the state of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware or, in the event each federal court within the state of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

SENTINEL ENERGY SERVICES INC.

By:	/s/ Krishna Shivram
Name: Krishna Shivram
Title: Chief Executive Officer

Address for Notices:

700 Louisiana Street, Suite 2700

Houston, Texas 77002

THE SUBSCRIBER:

CSL Energy Opportunities Fund III, L.P.
By:	CSL Energy Opportunity GP III, LLC, General Partner

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

Address for Notices:

700 Louisiana Street, Suite 2700

Houston, Texas 77002

Number of Subscribed Shares subscribed for:	2,200,000
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$22,000,000

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

	1. ☐	Subscriber is are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

	2. ☐	Subscriber is not a natural person.

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:
	☐	is:

	☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

	☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

	☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

	☐	Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

	☐	a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

	☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

	☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests. [Specify which tests: ]

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Annex K

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 18, 2018, by and between Sentinel Energy Services Inc., a Cayman Islands exempted company (which, as described below, shall be domesticated as a Delaware corporation prior to the closing of the Transaction (as defined herein) and in connection therewith change its name to Strike, Inc.) (the “Company”), and the subscribers listed on Schedule A hereto (each such subscriber a “Subscriber” and together, the “Subscribers”).

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into a Transaction Agreement and Plan of Merger with Strike Capital, LLC (“Strike”), OEP Secondary Fund (Strike), LLC, One Equity Partners Secondary Fund, L.P., the other unitholders of Strike signatory thereto, SES Blocker Merger Sub, LLC and OEP-Strike Seller Representative, LLC, solely in its capacity as the Sellers Representative (as defined therein) (the “Transaction Agreement” and the transactions contemplated by the Transaction Agreement, the “Transaction”);

WHEREAS, prior to the closing of the Transaction, the Company will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2018 Revision) (the “Domestication”), and in connection with the Domestication and the Transaction, change its name to Strike, Inc.;

WHEREAS, in connection with the Transaction, each Subscriber desires to subscribe for and purchase from the Company, subsequent to the effectiveness of the Domestication and substantially concurrent with the consummation of the Transaction, that number of shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), set forth next to its name on Schedule A hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to each Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of such Subscriber to the Company; and

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into one or more agreements with certain other investors, pursuant to which the Company has agreed issue to such investors on the closing date of the Transaction (the “Closing Date”), an aggregate amount of 4,000,000 shares of Class A Common Stock, for aggregate proceeds to the Company of $40,000,000 (the “Other Subscription Agreements”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), each Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to each Subscriber, upon the payment of the Purchase Price, such Subscriber’s Subscribed Shares (such subscription and issuance the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction and shall occur immediately prior thereto. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to each Subscriber (the “Closing Notice”) of the Closing Date. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

b. At the Closing, the Company will issue and deliver to each Subscriber such Subscriber’s Subscribed Shares in book entry or certificated form (at the Company’s discretion), free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of such Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by such Subscriber, as applicable. Upon confirmation by such Subscriber’s custodian of receipt of the certificated shares, such Subscriber shall deliver to the Company the Purchase Price for its Subscribed Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice. In the event the Transaction does not occur within one (1) Business Day of the Closing, the Company shall promptly (but not later than two (2) Business Days thereafter) return the Purchase Price to such Subscriber, and any book entries or share certificates shall be deemed cancelled and any share certificates shall be promptly (but not later than two (2) Business Days thereafter) returned to the Company.

c. The Closing shall be subject to the satisfaction or valid waiver by each party of the conditions that, on the day of Closing:

(i) no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s shareholders, shall have been satisfied or waived;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the day of Closing:

(i) all representations and warranties of each Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the day of Closing; and

(ii) Each Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

e. The obligation of each Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by such Subscriber of the additional conditions that, on the day of Closing:

(i) all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the day of Closing; and

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

f. Prior to or at the Closing, each Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9.

g. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement; provided, however, that the Subscribers shall not be required to make, seek or receive any filings, notifications, consents, determinations, authorizations, permits, approvals, licenses or the like, or provide any documentation or information to any regulatory or self-regulatory body having jurisdiction over the Company or such Subscriber other than information that is already included in this Subscription Agreement or is otherwise in the public domain.

3. Company Representations and Warranties. The Company represents and warrants to the Subscribers that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, has a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole.

b. The Subscribed Shares, when issued and delivered to the Subscribers against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s certificate of incorporation or the Delaware General Corporation Law.

c. This Subscription Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery of the same by each Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

d. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

e. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including The Nasdaq Stock Market (“Nasdaq”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) the filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement (as defined below), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of

Securities on Form D with the Commission under Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), (iv) the filings required in accordance with Section 8(b) of this Subscription Agreement; (v) those required by Nasdaq, including with respect to obtaining shareholder approval, (vi) those required to consummate the Transaction as provided under the Transaction Agreement, and (vii) the failure of which to obtain would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

f. As of the date hereof, the authorized share capital of the Company consists of 200,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), 20,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, “Ordinary Shares”) and 1,000,000 preferred shares, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized capital stock of the Company will consist of 400,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value of $0.0001 per share. As of the date hereof: (i) 34,500,000 Class A Ordinary Shares, 8,625,000 Class B Ordinary Shares and no Preferred Shares were issued and outstanding; (ii) 17,433,333 warrants, each exercisable to purchase one Class A Ordinary Share at $11.50 per share) (“Warrants”) were issued and outstanding, including 5,933,333 private placement warrants; and (iii) no Ordinary Shares were subject to issuance upon exercise of outstanding options. No Warrants are exercisable on or prior to the Closing. All (i) issued and outstanding Ordinary Shares have been duly authorized and validly issued, are fully paid and are non-assessable and are not subject to preemptive rights and (ii) outstanding Warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive rights. Except as set forth above and pursuant to (i) the Other Subscription Agreements, (ii) the Option Agreement, dated November 2, 2017, among the Company, CSL Energy Opportunities Fund III, L.P. and CSL Energy Holdings III, Corp, LLC. and (iii) the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Equity Interests, other than (A) the letter agreements entered into by the Company in connection with the Company’s initial public offering on November 2, 2017 and January 31, 2018 pursuant to which Sentinel Management Holdings, LLC and the Company’s executive officers and independent directors agreed to vote in favor of any proposed Business Combination (as defined therein), which includes the Transaction, and (B) as contemplated by the Transaction Agreement.

g. Except for such matters as have not had and would not be reasonably likely to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

h. The issued and outstanding Class A Ordinary Shares are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on Nasdaq under the symbol “STNL.” There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the Class A Ordinary Shares or prohibit or terminate the listing of the Class A Ordinary Shares on Nasdaq. The Company has taken no action that is designed to terminate the registration of the Class A Ordinary Shares under the Exchange Act.

i. The Company has made available to each Subscriber (including via the Commission’s EDGAR system) a copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Class A Ordinary Shares (the “SEC Documents”). None of the SEC Documents filed under the Exchange Act contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its inception. There are no material outstanding or unresolved comments in comment letters from the Commission Staff with respect to any of the SEC Documents.

j. Upon consummation of the Transaction, the issued and outstanding shares of Common Stock will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the New York Stock Exchange.

k. Assuming the accuracy of each Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to any of the Subscribers.

l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

4. Subscriber Representations and Warranties. Each Subscriber represents and warrants to the Company, severally and not jointly, that:

a. The Subscriber (i) is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by the Subscriber, and, assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by the Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Subscriber is a party or by which the Subscriber is bound or to which any of the property or assets of the Subscriber is subject; (ii) the organizational documents of the Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to any of the Subscribers that would reasonably be expected to have a material adverse effect on such Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

d. The Subscriber (i) is an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the

Subscribed Shares only for its own account and not for the account of others, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). The Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

e. The Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. The Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by the Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or book-entry position representing the Subscribed Shares shall contain a legend to such effect. The Subscriber understands and agrees that the Subscribed Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. The Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

f. The Subscriber understands and agrees that the Subscriber is purchasing the Subscribed Shares directly from the Company. The Subscriber further acknowledges that there have not been, and the Subscriber is not relying on, any representations, warranties, covenants and agreements made to the Subscriber by the Company, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement.

g. The Subscriber’s acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision to purchase the Subscribed Shares, the Subscriber has relied solely upon independent investigation made by the Subscriber. The Subscriber acknowledges and agrees that the Subscriber has received such information as the Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction (including the company to be acquired in the Transaction and its respective subsidiaries). The Subscriber represents and agrees that the Subscriber and the Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. The Subscriber acknowledges and agrees that neither Citigroup Global Markets Inc., acting as placement agent to the Company (the “Placement Agent”), nor any Affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its Affiliates has made or makes any representation as to the Company or the quality of the Subscribed Shares and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which the Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to the Subscriber, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Subscriber.

i. The Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between the Subscriber and the Company or by means of contact from the Placement Agent, and the Subscribed Shares were offered to the Subscriber solely by direct contact between the Subscriber and the Company or by contact between the Subscriber and the Placement Agent. The Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Subscriber, by any other means. The Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. The Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Subscriber has sought such accounting, legal and tax advice as the Subscriber has considered necessary to make an informed investment decision.

k. The Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for the Subscriber and that the Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Subscriber’s investment in the Company. The Subscriber acknowledges specifically that a possibility of total loss exists.

l. The Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

m. The Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. The Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the Subscriber and used to purchase the Subscribed Shares were legally derived.

n. The Subscriber does not have, and during the 30-day period immediately prior hereto such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. In addition, the Subscriber shall comply with all applicable provisions of Regulation M promulgated under the Securities Act.

o. The Subscriber acknowledges and agrees that the certificate or book-entry position representing the Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO

THE COMPANY, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THE COMPANY MAY REQUIRE THE DELIVERY OF A WRITTEN OPINION OF COUNSEL, CERTIFICATIONS AND/OR ANY OTHER INFORMATION IT REASONABLY REQUIRES TO CONFIRM THE SECURITIES ACT EXEMPTION FOR SUCH TRANSACTION.”

5. Registration Rights.

a. The Company agrees that, within forty-five (45) calendar days after the Closing (the “Filing Deadline”), the Company will use commercially reasonable efforts to file with the Commission a registration statement registering the resale of the Subscribed Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 75th calendar day (or 105th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon each Subscriber furnishing in writing to the Company such information regarding such Subscriber, the securities of the Company held by such Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the earliest of (i) the date on which such securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which the Subscribers have notified the Company that such securities have actually been sold and (iii) the date which is three years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 5.

b. The Company further agrees that, in the event that (i) the Registration Statement is not filed with the Commission on or prior to the Filing Deadline, (ii) the Registration Statement has not been declared effective by the Commission by the Effectiveness Date, (iii) after such Registration Statement is declared effective by the Commission, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Subscribed Shares for which it is required to be effective or (B) a Subscriber is not permitted to utilize the Registration Statement to resell its Subscribed Shares (in each case of (A) and (B), other than within the time period(s) permitted by this Agreement), or (iv) after the date six months following the Closing Date, and only in the event the Registration Statement is not effective or available to sell all of the Subscribed Shares, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Subscribers who are not affiliates are unable to sell their Subscribed Shares without restriction under Rule 144 (or any successor thereto) (each such event referred to in clauses (i) through (iv), a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights such Subscriber may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the applicable Registration Default shall not have been cured by such date) until the applicable Registration Default is cured, the Company shall pay to each Subscriber an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate Purchase Price paid by the Subscriber pursuant to this Subscription Agreement for any Subscribed Shares held by the Subscriber on the Default Date; provided, however, that if such Subscriber fails to provide the Company with any information requested by the Company that is required to be provided in such Registration Statement with respect to such Subscriber as set forth herein, then, for purposes of this Section 5, the Filing Date or Effectiveness Date, as applicable, for a Registration Statement with respect to such Subscriber shall be extended until two (2) Business Days following the date of receipt by the Company of such required information from such Subscriber; and in no event shall the Company be required hereunder to pay to such Subscriber pursuant to this Subscription Agreement an aggregate amount that exceeds 5.0 % of the aggregate Purchase Price paid by such Subscriber for its Subscribed Shares. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. The Company shall deliver the cash payment to such Subscriber with respect to any Liquidated Damages by the fifth Business Day after the date payable. If the Company fails to pay said cash payment to such Subscriber in full by the fifth Business Day after the date payable, the Company will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to such Subscriber, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude any Subscriber from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Section 5 in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to any Subscriber with respect to any period during which all of such Subscriber’s Subscribed Shares may be sold by such Subscriber without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

c. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Subscribers as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i) except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Subscribers, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the Subscribers cease to hold any Subscribed Shares or (ii) the date all Subscribed Shares held by the Subscribers may be sold without restriction under Rule 144, including, without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effective Date of the Registration Statement. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(ii) advise each Subscriber within five (5) Business Days:

(1)	when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)	of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;
(3)	of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)

subject to the provisions this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(6)

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Subscribers of such events, provide the Subscribers with any material, nonpublic information regarding the Company.

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(vi) use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Subscribed Shares contemplated hereby and to enable the Subscribers to sell their Subscribed Shares under Rule 144.

d. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s board of directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, each Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until such Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, each Subscriber will deliver to the Company or, in such Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in such Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent such Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

e. Any Subscriber may deliver written notice (including via email in accordance with Section 8(l)) (an “Opt-Out Notice”) to the Company requesting that such Subscriber not receive notices from the Company otherwise required by this Section 5; provided, however, that such Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to that Subscriber and such Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Subscriber’s intended use of an effective Registration Statement, such Subscriber will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(e)) and the related suspension period remains in effect, the Company will so notify such Subscriber, within one (1) Business Day of such Subscriber’s notification to the Company, by delivering to such Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide such Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

f. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless each Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, stockholders, affiliates, employees and investment advisers of each of them, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by such Subscriber.

g. Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding such Subscriber furnished in writing to the Company by such Subscriber expressly for use therein. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by such Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

h. No Subscriber shall execute any short sales or engage in other hedging transactions of any kind with respect to securities of the Company during the period from the date of the Closing through the date that is 45 consecutive days thereafter.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and each Subscriber to terminate this Subscription Agreement, or (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify each Subscriber of the termination of the Transaction Agreement promptly after the termination thereof.

7. Trust Account Waiver. Each Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Each Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated November 2, 2017 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, each Subscriber, solely on behalf of itself and its officers, directors and affiliates, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

8. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (a), (c) or (d) of this Section 8(a), (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (d) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof.

b. Each Subscriber acknowledges that the Company and others (including Strike) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that each Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify each Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and the Subscribers is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Neither this Subscription Agreement nor any rights that may accrue to the Subscribers hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned, provided, that, for the avoidance of doubt, the completion of the Domestication shall not be deemed a transfer or assignment by the Company.

e. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

f. The Company may request from any Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of such Subscriber to acquire the Subscribed Shares, and such Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

g. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

h. No provision of this Subscription Agreement may be amended, modified or waived without the prior written consent of Strike if such amendment, modification or waiver (i) reduces the number of Subscribed Shares, the Per Share Price or the Purchase Price, (ii) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Closing in a manner that would reasonably be expected to (x) materially impair or delay the Closing (or satisfaction of the conditions to the Closing) or (z) adversely affect the ability of the Company to enforce its rights against under this Subscription Agreement or any of the other definitive agreements with respect thereto or (iii) adds or changes in any material respect any economic or other rights or benefits granted to any Subscriber hereunder in respect of the Subscribed Shares.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than (i) the parties hereto and their respective successor and assigns and (ii) the persons entitled to indemnification under Section 5 hereof.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. The Placement Agent shall be a third party beneficiary of the representations and warranties of the Company set forth in Section 3 hereof and with respect to the representations and warranties of Subscriber set forth in Section 4(h) and 4(i) hereof. This Subscription Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in this Section 8(m).

n. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

o. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

p. EACH PARTY HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

q. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the state of Delaware and any state appellate court therefrom within the state of Delaware (or, if the Court of Chancery of the state of Delaware declines to accept jurisdiction over a particular matter, any federal court within the state of Delaware or, in the event each federal court within the state of Delaware declines to accept jurisdiction over a particular matter, any state court within the state of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with section 8(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

SENTINEL ENERGY SERVICES INC.

By:	/s/ Krishna Shivram
Name: Krishna Shivram
Title: Chief Executive Officer

Address for Notices:

700 Louisiana Street, Suite 2700
Houston, Texas 77002

SUBSCRIBER:

Print Name: Fidelity Contrafund: Fidelity Contrafund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Contrafund: Fidelity Contrafund

Number of Subscribed Shares subscribed for:	5,885,600
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$58,856,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name: Fidelity Contrafund Commingled Pool

By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co. c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault 140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Contrafund Commingled Pool

Number of Subscribed Shares subscribed for:	1,150,700
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$11,507,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name: Fidelity Contrafund: Fidelity Contrafund K6

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

The Northern Trust Company
Attn: Fidelity Client Team — GFS Custody, C-1N
801 South Canal Street
Chicago, IL 60607
Fidelity Contrafund: Fidelity Contrafund K6
Reference Account # F71083
Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

Name in which shares are to be registered:

Booth & Co FBO Fidelity Contrafund: Fidelity Contrafund K6

Number of Subscribed Shares subscribed for:	239,400
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$2,394,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name: Fidelity Contrafund: Fidelity Advisor New Insights Fund—Sub A

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Contrafund: Fidelity Advisor New Insights Fund—Sub A

Number of Subscribed Shares subscribed for:	970,112
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$9,701,120.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Insights Investment Trust

By its manager Fidelity Investments Canada ULC

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: Thisbe & Co Fidelity Insights Investment Trust
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Name in which shares are to be registered:
Thisbe & Co fbo Fidelity Insights Investment Trust

Number of Subscribed Shares subscribed for:	156,500
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$1,565,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

The Northern Trust Company
Attn: Fidelity Client Team — GFS Custody,
C-1N 801 South Canal Street
Chicago, IL 60607
Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund
Reference Account # F70646
Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

Name in which shares are to be registered:

Booth & Co fbo Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund

Number of Subscribed Shares subscribed for:	1,200
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$12,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag& Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund

Number of Subscribed Shares subscribed for:	336,800
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$3,368,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Variable Insurance Products Fund II: Contrafund Portfolio

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Variable Insurance Products Fund II: Contrafund Portfolio

Number of Subscribed Shares subscribed for:	648,795
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$6,487,950.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Variable Insurance Products Fund III: Balanced Portfolio

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

M.Gardiner & Co
CIO JPMorgan Chase Bank, N.A
P.O. Box 35308
Newark, NJ 07101-8006
Email: Fidelity.crcs@jpmorgan.com
Jpmorganinformation.services@jpmorgan.com
Fax number: 469-477-1510

Name in which shares are to be registered:

M Gardiner & Co fbo Variable Insurance Products Fund III: Balanced Portfolio

Number of Subscribed Shares subscribed for:	132,902
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$1,329,020.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Advisor Series I: Fidelity Advisor Balanced Fund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

M.Gardiner & Co
CIO JPMorgan Chase Bank, N.A
P.O. Box 35308
Newark, NJ 07101-8006
Email: Fidelity.crcs@jpmorgan.com
Jpmorganinformation.services@jpmorgan.com
Fax number: 469-477-1510

Name in which shares are to be registered:

M Gardiner & Co fbo Fidelity Advisor Series I: Fidelity Advisor Balanced Fund

Number of Subscribed Shares subscribed for:	105,600
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$1,056,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Puritan Trust: Fidelity Balanced Fund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

The Northern Trust Company
Attn: Fidelity Client Team — GFS Custody,
C-1N 801 South Canal Street
Chicago, IL 60607
Ref: Fidelity Puritan Trust: Fidelity Balanced Fund a/c F57088
Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

Name in which shares are to be registered:

Booth & Co fbo Fidelity Puritan Trust: Fidelity Balanced Fund

Number of Subscribed Shares subscribed for:	1,041,300
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$10,413,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Select Portfolios: Natural Gas Portfolio

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Select Portfolios: Natural Gas Portfolio

Number of Subscribed Shares subscribed for:	11,700
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$117,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Select Portfolios: Natural Resources Portfolio

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Select Portfolios: Natural Resources Portfolio

Number of Subscribed Shares subscribed for:	48,900
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$489,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

M.Gardiner & Co
C/O JPMorgan Chase Bank, N.A
P.O. Box 35308
Newark, NJ 07101-8006
Email: Fidelity.crcs@jpmorgan.com
Jpmorganinformation.services@jpmorgan.com
Fax number: 469-477-1510

Name in which shares are to be registered:

M Gardiner & Co fbo Fidelity Central Investment Portfolios LLC: Fidelity Energy Central Fund

Number of Subscribed Shares subscribed for:	55,600
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$556,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Select Portfolios: Energy Portfolio

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Select Portfolios: Energy Portfolio

Number of Subscribed Shares subscribed for:	77,000
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$770,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Strategic Advisers Core Fund—FIAM Sector Managed Energy Sub

By:	FIAM LLC as Sub-adviser

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

Address for Notices:

BNY Mellon
Attn: Stacey Wolfe
525 William Penn Place Rm 0400
Pittsburgh, PA 15259
Email: FidelityCorporateEvents@bnymellon.com
Fax number: 412-236-1012

Name in which shares are to be registered:

Powhatan & Co., LLC fbo Strategic Advisers Core Fund FIAM Sector Managed Energy Sub

Number of Subscribed Shares subscribed for:	38,561
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$385,610.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Fidelity Advisor Series VII: Fidelity Advisor Energy Fund

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

Mag & Co.
c/o Brown Brothers Harriman & Co.
Attn: Corporate Actions /Vault
140 Broadway
New York, NY 10005
BBH.Fidelity.CA.Notifications@BBH.com

Name in which shares are to be registered:

Mag & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Energy Fund

Number of Subscribed Shares subscribed for:	42,300
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$423,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM Sector Managed—Energy Sub
By:	FIAM LLC as Sub-adviser

By:	/s/ Adrien Deberghes
Name: Adrien Deberghes
Title: Authorized Signatory

Address for Notices:

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02112
Attn: WAVECHART CO LLC fbo Strategic Advisers
Fidelity U.S. Total Stock Fund—FIAM Sector Managed -
Energy Sub
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Name in which shares are to be registered:

WAVECHART CO LLC fbo Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM Sector Managed—Energy Sub

Number of Subscribed Shares subscribed for:	43,230
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$432,300.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

SUBSCRIBER:

Print Name:

Variable Insurance Products Fund IV: Energy Portfolio

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

Address for Notices:

State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
BANGLE & CO. fbo Variable Insurance Products Fund
IV: Energy Porfolio
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

Name in which shares are to be registered:

BANGLE & CO. fbo Variable Insurance Products Fund IV: Energy Porfolio

Number of Subscribed Shares subscribed for:	13,800
Price Per Subscribed Share:	$10.00
Aggregate Purchase Price:	$138,000.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1. ☐

Subscriber is are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and has marked and initialed the appropriate box on the following page indicating the provision under which it qualifies as an “accredited investor.”

2. ☐	Subscriber is not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

a corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐

Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests. [Specify which tests: ]

SUBSCRIBER:

Print Name:

By:
Name:
Title:

Schedule A

Schedule of Subscribers

Subscriber	Number of Subscribed Shares Subscribed	Aggregate Purchase Price Paid by the Subscriber
Fidelity Contrafund: Fidelity Contrafund	5,885,600	$58,856,000
Fidelity Contrafund Commingled Pool	1,150,700	$11,507,000
Fidelity Contrafund: Fidelity Contrafund K6	239,400	$2,394,000
Fidelity Contrafund: Fidelity Advisor New Insights Fund—Sub A	970,112	$9,701,120
Fidelity Insights Investment Trust	156,500	$1,565,000
Fidelity Contrafund: Fidelity Flex Opportunistic Insights Fund	1,200	$12,000
Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund	336,800	$3,368,000
Variable Insurance Products Fund II: Contrafund Portfolio	648,795	$6,487,950
Variable Insurance Products Fund III: Balanced Portfolio	132,902	$1,329,020
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund	105,600	$1,056,000
Fidelity Puritan Trust: Fidelity Balanced Fund	1,041,300	$10,413,000
Fidelity Select Portfolios: Natural Gas Portfolio	11,700	$117,000
Fidelity Select Portfolios: Natural Resources Portfolio	48,900	$489,000
FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: Fidelity Energy Central Fund	55,600	$556,000
Fidelity Select Portfolios: Energy Portfolio	77,000	$770,000
Strategic Advisers Core Fund—FIAM Sector Managed Energy Sub	38,561	$385,610
Fidelity Advisor Series VII: Fidelity Advisor Energy Fund	42,300	$423,000
Strategic Advisers Fidelity U.S. Total Stock Fund—FIAM Sector Managed—Energy Sub	43,230	$432,300
Variable Insurance Products Fund IV: Energy Portfolio	13,800	$138,000

Annex L

PURCHASE AND CONTRIBUTION AGREEMENT

by and among

INVACOR PIPELINE AND PROCESS SOLUTIONS, LLC,

CSL ENERGY HOLDING III CORP, LLC,

SENTINEL ENERGY SERVICES INC.,

and

STRIKE, LLC

October 18, 2018

ARTICLE I DEFINITIONS
1.1	Certain Definitions	L-1
1.2	Construction	L-1

ARTICLE II CONTRIBUTION AND ACQUISITION; CLOSING
2.1	Transfer of Pipelogic Membership Interests to Buyer	L-2
2.2	Contribution of Pipelogic Membership Interests to Contributee	L-2
2.3	Consideration	L-2
2.4	[Intentionally Omitted.]	L-2
2.5	Closing Conditions	L-2
2.6	Post-Closing Purchase Price Adjustment.	L-5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS
3.1	Organization	L-7
3.2	Qualification; Power	L-7
3.3	Authority; Enforceability	L-7
3.4	Consents; Absence of Conflicts	L-7
3.5	Subsidiaries	L-8
3.6	Ownership; Capitalization	L-8
3.7	Accredited Investor Status and Tax Treatment	L-9
3.8	Absence of Changes	L-9
3.9	Affiliate Transactions	L-11
3.10	Real Property	L-11
3.11	Personal Property	L-12
3.12	Permits	L-12
3.13	Contracts	L-13
3.14	Intellectual Property	L-15
3.15	Receivables; Payables	L-16
3.16	Brokers’ Fees; Expenses	L-16
3.17	Financial Statements	L-16
3.18	No Undisclosed Liabilities	L-17
3.19	Legal Compliance	L-17
3.20	Taxes	L-17
3.21	Inventory	L-18
3.22	Litigation	L-18
3.23	Product and Service Warranty	L-18
3.24	Employees; Employee Relations	L-19
3.25	Employee Benefit Matters	L-20
3.26	Environmental Matters	L-22
3.27	Bank Accounts	L-23
3.28	Insurance	L-23
3.29	Books and Records	L-24
3.30	Debt	L-24
3.31	Assets Necessary to the Pipelogic Business	L-24
3.32	Customers and Suppliers	L-24
3.33	No Other Representations or Warranties	L-24

L-i

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER
4.1	Organization	L-24
4.2	Qualification; Power	L-25
4.3	Capitalization	L-25
4.4	Authority; Enforceability	L-25
4.5	Absence of Conflicts	L-25
4.6	Purchase Entirely for Own Account	L-25
4.7	Brokers’ Fees	L-25
4.8	No Other Representations or Warranties	L-25

ARTICLE V REPRESENTATIONS AND WARRANTIES OF CONTRIBUTEE
5.1	Organization	L-26
5.2	Qualification; Power	L-26
5.3	Authority; Enforceability	L-26
5.4	Absence of Conflicts	L-26
5.5	Capitalization	L-26
5.6	Brokers’ Fees	L-26
5.7	No Other Representations or Warranties	L-26

ARTICLE VI COVENANTS
6.1	Operation of Business	L-27
6.2	Releases and Termination	L-28
6.3	Use of Name	L-29
6.4	Further Assurances	L-29
6.5	Confidentiality	L-29
6.6	Transfer Taxes	L-30
6.7	Tax Returns; Liability for Taxes; Other Tax Matters	L-30
6.8	Cooperation on Tax Matters	L-31
6.9	Books and Records	L-31
6.10	Publicity	L-31
6.11	Exculpation Among Buyer and Contributee Equityholders	L-32
6.12	Reasonable Access.	L-32
6.13	Notice of Events	L-32
6.14	Further Action	L-32
6.15	Termination of Agreements	L-33
6.16	Revised Transaction Structure	L-33

ARTICLE VII CLOSING; CLOSING DELIVERIES
7.1	Closing	L-33
7.2	Seller Deliveries	L-33
7.3	Buyer Deliveries	L-34
7.4	Contributee Deliveries	L-35

ARTICLE VIII INDEMNIFICATION
8.1	Indemnities of Sellers	L-35
8.2	Indemnities of Buyer	L-36
8.3	Indemnities of Contributee	L-36
8.4	Claim Procedures	L-37
8.5	Calculation, Timing, Manner and Characterization of Indemnification Payments	L-37

L-ii

8.6	Recovery	L-37
8.7	Offset Rights and Limitations	L-38
8.8	Survival	L-38
8.9	Reliance	L-38
8.10	Control of Third-Party Claims	L-38
8.11	Express Negligence	L-39
8.12	Exclusive Remedy	L-39

ARTICLE IX TERMINATION
9.1	Termination	L-39
9.2	Effect of Termination	L-40

ARTICLE X MISCELLANEOUS
10.1	Assignment	L-40
10.2	Notices	L-41
10.3	Governing Law; Consent to Jurisdiction; Waiver of Jury Trial	L-42
10.4	Entire Agreement; Amendments and Waivers	L-42
10.5	Multiple Counterparts	L-42
10.6	Expenses	L-42
10.7	Invalidity	L-42
10.8	No Third Party Beneficiaries	L-43
10.9	No Presumption Against Any Party	L-43
10.10	Specific Performance	L-43

Exhibits
Exhibit A	Defined Terms
Exhibit B	Net Working Capital Accounts
Exhibit C	Form of Pledge Agreement

L-iii

PURCHASE AND CONTRIBUTION AGREEMENT

This Purchase and Contribution Agreement (this “Agreement”) is entered into as of October 18, 2018, by and among (i) Sentinel Energy Services Inc., a Cayman Islands exempted company (“Buyer”), (ii) Invacor Pipeline and Process Solutions, LLC, a Delaware limited liability company (“Invacor”), (iii) CSL Energy Holding III Corp, LLC, a Delaware limited liability company (“CSL Energy Holdings,” and together with Invacor, each a “Seller” and together, the “Sellers”), and (iv) Strike, LLC, a Texas limited liability company (“Contributee”). The parties to this Agreement are each referred to individually as a “Party” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, Invacor owns all of the issued and outstanding membership interests in Pipelogic Services, L.L.C., a Texas limited liability company (“Pipelogic”);

WHEREAS, on the date hereof and in connection with the transactions contemplated hereby, Buyer, Contributee and certain other parties are entering into that certain Transaction Agreement and Plan of Merger (the “Transaction Agreement”);

WHEREAS, in connection with the transactions contemplated by the Transaction Agreement and subject to the terms and conditions contained herein, Sellers desire to cause the transfer and sale to Buyer of, and Buyer desires to accept the transfer of and purchase, at the Closing, all of the issued and outstanding membership interests in Pipelogic;

WHEREAS, subject to the terms and conditions contained herein, Buyer desires to contribute to Contributee, and Contributee desires to acquire from Buyer, immediately following its acquisition of the membership interests in Pipelogic and concurrently with the Closing (as defined in the Transaction Agreement), all of the issued and outstanding membership interests in Pipelogic; and

WHEREAS, pursuant to the terms of the Company A&R Regulations (as defined in the Transaction Agreement), in connection with the issuance of shares of Class A Common Stock to Sellers, Buyer will receive a commensurate number of units in Contributee.

NOW, THEREFORE, in consideration of the premises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and in reliance upon the mutual representations and warranties contained herein, the Parties agree as follows:

AGREEMENTS

ARTICLE I

DEFINITIONS

1.1 Certain Definitions. Capitalized terms used in this Agreement but not defined in the body of this Agreement have the meanings ascribed to them in Exhibit A. Capitalized terms defined in the body of this Agreement are listed in Exhibit A by location of the definition of such terms in the body of this Agreement.

1.2 Construction. In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to a Person includes such Person’s successors and assigns but, in the case of a Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes the other gender; (d) references to any Exhibit, Schedule, Section, Article, Annex, subsection and other subdivision refer to the corresponding Exhibits, Schedules, Sections, Articles, Annexes, subsections and other subdivisions of this Agreement unless expressly provided otherwise; (e) references in any Section or Article or definition to any clause means such clause of such Section, Article or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular provision of this Agreement; (g) the word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation;” (h) each accounting term not otherwise defined in this Agreement has the meaning commonly applied to it in accordance with GAAP; (i) references to “days” are to calendar days; and (j) all references to dollars refer to the lawful currency of the United States. The Table of Contents and the Article and Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE II

CONTRIBUTION AND ACQUISITION; CLOSING

2.1 Transfer of Pipelogic Membership Interests to Buyer. Sellers shall cause, effective at the Closing, through one or more related transactions, the Pipelogic Interests to be transferred to, and title in the Pipelogic Membership Interests to be vested in, Buyer (after giving effect to Buyer’s domestication as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law and Article 206 of the Cayman Islands Companies Law (2016 Revision)).

2.2 Contribution of Pipelogic Membership Interests to Contributee. Upon the terms and subject to the conditions of this Agreement, immediately following the transfer contemplated in Section 2.1, through one or more related transactions, Buyer shall contribute to Contributee and/or its designees, and Contributee and/or its designees shall acquire from Buyer, all of Buyer’s right, title and interest in and to the Pipelogic Membership Interests, free and clear of all Liens (other than Liens consisting of restrictions on transfer generally arising under applicable securities law).

2.3 Consideration. The total consideration (the “Purchase Price”) to be paid by Buyer and issued to Sellers for the Pipelogic Membership Interests shall be 1,800,000 shares of Class A Stock of Buyer (the “Buyer Shares”), as adjusted pursuant to Section 2.6 and subject to cancellation and/or forfeiture pursuant to this Agreement. The Buyer Shares shall be allocated between Sellers as designated by Sellers in writing to Buyer prior to the Closing. As consideration for the contribution of the Pipelogic Membership Interests by Buyer to Contributee, Contributee shall issue to Buyer Class A Units of Strike Capital, LLC, a Texas limited liability company (“Strike Capital”), as set forth in the Company A&R Regulations (the “Strike Interests”).

2.4 [Intentionally Omitted.].

2.5 Closing Conditions.

(a) All obligations of the Parties at the Closing are subject to the satisfaction prior to or at the Closing Date of each of the following conditions, each of which may be waived only in writing signed by each of the Parties:

(i) None of the Parties will be subject to any order of a court of competent jurisdiction or Legal Requirement that prohibits the consummation of the transactions contemplated by this Agreement. If any such order has been issued, each Party shall use commercially reasonable efforts to have any such Order overturned or lifted; and

(ii) The transactions contemplated by the Transaction Agreement shall have been consummated.

(b) All obligations of Buyer at the Closing are subject to the satisfaction prior to or at the Closing Date of each of the following conditions, each of which may be waived only in a writing signed by Buyer:

(i) Sellers and Contributee shall have delivered to Buyer (A) the Transaction Documents and (B) all other agreements, documents, instruments or other certificates required to be delivered by Sellers at or prior to the Closing pursuant to Section 7.2;

(ii) Each of the representations and warranties contained in Article III of this Agreement (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect; provided, that notwithstanding the foregoing, (i) each of the representations and warranties set forth in Sections 3.1 (Organization), 3.2 (Qualification; Power), 3.3 (Authority; Enforceability) and 3.16 (Brokers’ Fees; Expenses) (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” qualifiers) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date) and (ii) each of the representations and warranties set forth in Sections 3.5 (Subsidiaries) and 3.6 (Ownership; Capitalization) shall be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date);

(iii) Each of the representations and warranties contained in Article V of this Agreement (without giving effect to any limitation as to “materiality” qualifiers) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not materially and adversely affect the ability of Contributee to consummate the transactions contemplated by this Agreement; provided, that each of the representations and warranties of the Contributee set forth in Sections 5.1 (Organization), 5.2 (Qualification; Power), 5.3 (Authority; Enforceability), 5.5 (Capitalization) and 5.6 (Brokers’ Fees) (without giving effect to any limitation as to “materiality”) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date);

(iv) Each of Contributee, each Seller and Pipelogic shall have performed and complied in all material respects with its covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(v) All required consents set forth in Schedule 2.5(b)(v) shall have been obtained and delivered to Buyer;

(vi) No Material Adverse Effect shall have occurred with respect to the Pipelogic Business; and

(vii) Buyer shall have received a waiver letter from the Securities and Exchange Commission under Section 13-3 of Regulation S-X permitting consummation of the transactions contemplated by this Agreement notwithstanding the absence of certain audited financial statements of the Pipelogic Business otherwise required to be disclosed.

(c) All obligations of Sellers at the Closing are subject to the satisfaction prior to or at the Closing of each of the following conditions, each of which may be waived only in a writing signed by Sellers:

(i) Buyer and Contributee shall have delivered to Sellers (A) the Transaction Documents and (B) all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.3;

(ii) Each of the representations and warranties contained in Article IV of this Agreement (without giving effect to any limitation as to “materiality” qualifiers) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement; provided, that each of the representations and warranties of the Buyer set forth in Sections 4.1 (Organization), 4.2 (Qualification; Power), 4.3 (Capitalization), 4.4 (Authority; Enforceability) and 4.7 (Brokers’ Fees) (without giving effect to any limitation as to “materiality”) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date);

(iii) Each of the representations and warranties contained in Article V of this Agreement (without giving effect to any limitation as to “materiality” qualifiers) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not materially and adversely affect the ability of Contributee to consummate the transactions contemplated by this Agreement; provided, that each of the representations and warranties of the Contributee set forth in Sections 5.1 (Organization), 5.2 (Qualification; Power), 5.3 (Authority; Enforceability) and 5.5 (Brokers’ Fees) (without giving effect to any limitation as to “materiality”) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date);

(iv) Buyer and Contributee shall have performed and complied in all material respects with its covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and

(v) All required consents set forth in Schedule 2.5(c)(v) shall have been obtained and delivered to Sellers.

(d) All obligations of Contributee at the Closing are subject to the satisfaction prior to or at the Closing Date of each of the following conditions, each of which may be waived only in a writing signed by Contributee:

(i) Sellers and Buyer shall have delivered to Contributee (A) the Transaction Documents and (B) all other agreements, documents, instruments or other certificates required to be delivered by Sellers at or prior to the Closing pursuant to Section 7.2;

(ii) Each of the representations and warranties contained in Article III of this Agreement (without giving effect to any limitation as to “materiality” or “Material Adverse Effect”) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect; provided, that notwithstanding the foregoing, (i) each of the representations and warranties set forth in Sections 3.1 (Organization), 3.2 (Qualification; Power), 3.3 (Authority; Enforceability) and 3.16 (Brokers’ Fees; Expenses) (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” qualifiers) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date) and (ii) each of the representations and warranties set forth in Sections 3.5 (Subsidiaries) and 3.6 (Ownership; Capitalization) shall be true and correct in all respects, except for inaccuracies that are de minimis in amount and effect, at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date);

(iii) Each of the representations and warranties contained in Article IV of this Agreement (without giving effect to any limitation as to “materiality” qualifiers) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true only as of such earlier date), except for such inaccuracies that, individually or in the aggregate, would not materially and adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement; provided, that each of the representations and warranties of the Buyer set forth in Sections 4.1 (Organization), 4.2 (Qualification; Power), 4.3 (Capitalization), 4.4 (Authority; Enforceability) and 4.7 (Brokers’ Fees) (without giving effect to any limitation as to “materiality”) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date (except to the extent that any representation or warranty speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects only as of such earlier date);

(iv) Each of Buyer, Sellers and Pipelogic shall have performed and complied in all material respects with its covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date;

(v) All required consents set forth in Schedule 2.5(d)(v) shall have been obtained and delivered to Contributee;

(vi) No Material Adverse Effect shall have occurred with respect to the Pipelogic Business;

(vii) Buyer shall have received a waiver letter from the Securities and Exchange Commission under Section 13-3 of Regulation S-X permitting consummation of the transactions contemplated by this Agreement notwithstanding the absence of certain audited financial statements of the Pipelogic Business otherwise required to be disclosed; and

(viii) Invacor shall have delivered an assignment agreement assigning Invacor’s rights and obligations under that certain Membership Interest Purchase Agreement, dated November 9, 2017, by and among Jimmy Wayne Epley, Jeffrey Epley, Carolyn Epley and Invacor, to Contributee, in form and substance reasonably acceptable to Contributee.

2.6 Post-Closing Purchase Price Adjustment.

(a) Adjustment Statement. As soon as practicable but in no event later than 30 calendar days after the Closing Date, Buyer shall deliver to Sellers a statement (the “Adjustment Statement”) setting forth Buyer’s good faith calculation of the Net Working Capital as of immediately prior to the Closing without giving effect to any of the transactions contemplated hereby and determined in accordance with GAAP and the accounts listed on Exhibit B (the “Final Net Working Capital”), together with related supporting schedules, calculations and documentation.

(b) Review and Dispute. Within 30 calendar days following receipt by Sellers of the Adjustment Statement, Sellers shall either inform Buyer in writing that the Adjustment Statement is acceptable, or deliver written notice (the “Notice of Disagreement”) to Buyer of any dispute Sellers have with respect to the preparation or content of the Adjustment Statement or the amounts reflected therein. The Notice of Disagreement must describe in reasonable detail the items contained in the Adjustment Statement that Sellers dispute. If Sellers do not notify Buyer of a dispute with respect to the Adjustment Statement within such 30-day period, such Adjustment Statement and the amounts reflected in the Adjustment Statement will be final, conclusive and binding on the Parties. In the event a Notice of Disagreement is delivered to Buyer, Buyer and Sellers shall negotiate in good faith to resolve such dispute, and any determination resulting from such good faith negotiation shall be final, conclusive and binding on the Parties.

(c) Accounting Arbitrator. If Buyer and Sellers, notwithstanding such good faith effort, fail to resolve such dispute within 14 calendar days after Sellers deliver the Notice of Disagreement, then Buyer and Sellers jointly shall engage the Accounting Arbitrator to resolve such dispute in accordance with the standards set forth in this Section. Sellers and Buyer shall use reasonable efforts to cause the Accounting Arbitrator to render a written decision resolving the matters submitted to the Accounting Arbitrator within 30 calendar days of the making of such submission. The scope of the disputes to be resolved by the Accounting Arbitrator shall be limited to whether the items in dispute that were properly included in the Notice of Disagreement were prepared in accordance with GAAP and the accounts listed on Exhibit B, and the Accounting Arbitrator shall determine, on such basis, whether and to what extent, the Adjustment Statement and the amounts reflected therein, as applicable, require adjustment. The Accounting Arbitrator shall not make any other determination, including any determination as to whether the Target Net Working Capital Range is correct. The Accounting Arbitrator’s decision shall be based solely on written submissions by Sellers and Buyer and their respective representatives and not by independent review, and each of Sellers and Buyer shall have the opportunity to respond in writing to the other’s written submission. The Accounting Arbitrator shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by any Party or smaller than the smallest value for such item claimed by any Party. The fees, costs and expenses of the Accounting Arbitrator shall be allocated between Sellers, on the one hand, and Buyer, on the other hand, in the same proportion that the aggregate amount of the disputed items submitted to the Accounting Arbitrator that is unsuccessfully disputed by each such Party (as finally determined by the Accounting Arbitrator) bears to the total amount of such disputed items so submitted. All determinations made by the Accounting Arbitrator will be final, conclusive and binding on the Parties.

(d) Access. For purposes of giving effect to the terms set forth in this Section, notwithstanding anything to the contrary, Buyer shall cooperate with and make available to Sellers and their representatives all information, records, data, working papers (including those working papers of its accountants, subject to execution of access letters of its accountants), supporting schedules, calculations and other documentation that provides reasonable detail relating to Buyer’s calculation of the amounts set forth in the Adjustment Statement, and shall permit reasonable access to Buyer’s and Pipelogic’s facilities, personnel and accountants, as may be reasonably required in connection with the review or analysis of the Adjustment Statement or the amounts reflected therein and the resolution of any disputes in connection therewith.

(e) Downward Adjustment. If the low end of the Target Net Working Capital Range exceeds the Final Net Working Capital, then the Purchase Price will be adjusted downward by the amount by which the low end of the Target Net Working Capital Range exceeds the Final Net Working Capital (the “Downward Adjustment Amount”), and Buyer shall redeem from Sellers (pro rata as between the Sellers based on their relative number of Buyer Shares), for no consideration and without the necessity for any action on the part of any Seller, a number of Buyer Shares equal to the quotient of (i) the Downward Adjustment Amount and (ii) the Buyer Shares Issuance Price. Buyer shall cause such redemption to occur within five Business Days from the date on which the Downward Adjustment Amount is finally determined pursuant to this Section. Sellers hereby grant Buyer a limited power of attorney to execute and deliver appropriate documentation on Sellers’ behalf for such purpose.

(f) Upward Adjustment. If the Final Net Working Capital exceeds the high end of the Target Net Working Capital Range, then the Purchase Price will be adjusted upward by the amount by which the Final Net Working Capital exceeds the high end of the Target Net Working Capital Range (the “Upward Adjustment Amount”), and Buyer shall issue to Sellers (pro rata as between Sellers based on their relative number of Buyer Shares) an amount of Buyer Shares equal to the quotient of (i) the Upward Adjustment Amount and (ii) the Buyer Shares Issuance Price. Buyer shall cause such issuance to occur within five Business Days from the date on which the Upward Adjustment Amount is finally determined pursuant to this Section.

(g) No Adjustment. If the Final Net Working Capital is within the Target Net Working Capital Range, there shall be no adjustment to the Purchase Price pursuant to this Section.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby jointly and severally represent and warrant to Buyer and Contributee as of the date of this Agreement and again as of the Closing Date as follows:

3.1 Organization. Pipelogic is a limited liability company that is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Invacor has delivered to Buyer true and complete copies of the Pipelogic Organizational Documents, each as amended to date and presently in effect.

3.2 Qualification; Power. Pipelogic is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary. Schedule 3.2 sets forth each jurisdiction in which Pipelogic is qualified or licensed to do business. Pipelogic has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted.

3.3 Authority; Enforceability. Each Seller has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which such Seller is a party and the performance of the transactions contemplated hereby and thereby have been duly and validly approved by such action, corporate or otherwise, necessary on behalf of such Seller. This Agreement and each of the Transaction Documents to which such Seller is a party constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, subject to applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity (such laws and principles being referred to herein as “Creditors’ Rights”). All other documents required hereunder to be executed and delivered by such Seller at the Closing have been (or will be prior to the Closing) duly authorized, executed and delivered by such Seller and constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their terms, subject to the Creditors’ Rights.

3.4 Consents; Absence of Conflicts.

(a) Neither the execution and delivery of this Agreement or any other Transaction Document by Sellers, nor the consummation of the transactions contemplated hereby or thereby or compliance by Sellers with any of the provisions hereof or thereof, will (i) violate or breach the terms of, cause a default under, conflict with, result in the loss by any Seller of any rights or benefits under, impose on any Seller any additional or greater burdens or obligations under, create in any other Person additional or greater rights or benefits under, create in any other Person the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase right, right of first refusal, right of first offer or similar right under (A) any applicable Legal Requirement or (B) any Contract used in connection with the Pipelogic Business to which any Seller is a party or by which any Seller or any of its properties are bound, including the Material Contracts or (ii) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clause (i) of this Section 3.4(a). Sellers are not required to obtain any consent from any Person or provide any notice to any Person in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

(b) Except as set forth in Schedule 3.4(b), neither the execution and delivery of this Agreement or the other Transaction Documents by Pipelogic, nor the consummation of the transactions contemplated hereby and thereby will (i) violate or breach the terms of, cause a default under, conflict with, result in the loss by Pipelogic of any rights or benefits under, impose on Pipelogic any additional or greater burdens or obligations under, create in any party additional or greater rights or benefits under, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase or similar right under (A) any applicable Legal Requirement, (B) the Pipelogic Organizational Documents, or (C) any Contract to which Pipelogic is a party or by which it, or any of its properties, is bound, including the Material Contracts; (ii) result in the creation or imposition of any Lien (other than a Permitted Lien) on any of the Pipelogic Assets or the Pipelogic Membership Interests; (iii) result in the cancellation, forfeiture, revocation, suspension or modification of any Pipelogic Asset or any existing consent, approval, authorization, license, permit, certificate or order of any Governmental Authority; or (iv) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (i), (ii) or (iii) of this Section 3.4(b). Except as set forth in Schedule 2.5(b)(v), Pipelogic is not required to obtain or provide any consent or notice in connection with the consummation of the transactions contemplated by this Agreement or the other Transaction Documents. All such consents or notices have been obtained or given (or will be obtained or given prior to the Closing) and have been (or will be prior to the Closing) furnished in writing to Buyer.

3.5 Subsidiaries. There are no, and there have not been any, subsidiaries, Persons or joint ventures in which Pipelogic owns, or has owned, of record or beneficially, any direct or indirect Interest, and there are no outstanding obligations of Pipelogic to provide funds or make any investment (in either case, in the form of a loan, capital contribution, purchase of any Interests (whether from the issuer or another Person) or otherwise) in, any other Person.

3.6 Ownership; Capitalization.

(a) Invacor owns all of the issued and outstanding membership interests in Pipelogic (the “Pipelogic Membership Interests”) as of the date of this Agreement. Invacor owns such Pipelogic Membership Interests free and clear of all Liens, other than restrictions on transfer that may be imposed by state or federal securities laws. Upon execution of the Sentinel Assignment Agreement and the documents evidencing the internal reorganization contemplated by Sellers and Buyer in connection with the transactions contemplated hereby and by the Transaction Agreement (the “Reorganization”), together with any other documents reasonably requested by Buyer, Buyer will possess valid title to the Pipelogic Membership Interests, free and clear of any Lien.

(b) The Pipelogic Membership Interests (i) have been duly authorized, are validly issued and are fully paid and non-assessable, (ii) and were not issued in violation of the Pipelogic Organizational Documents, or any other agreement, arrangement or commitment to which Sellers or Pipelogic is a party, and (iii) were not issued in violation of, and are not subject to, any preemptive rights, rights of first refusal, rights of first offer, purchase options, call options or other similar rights of any Person, except as set forth in the Pipelogic Organizational Documents. There are no Interests issued or outstanding in Pipelogic other than the Pipelogic Membership Interests.

(c) There are no Contracts (including options, warrants, convertible securities, calls and preemptive rights) obligating Pipelogic (i) to issue, sell, pledge, dispose of or encumber any Interests in Pipelogic, (ii) to redeem, purchase or acquire in any manner any Interests in Pipelogic, or (iii) to make any dividend or distribution of any kind with respect to any Interests in Pipelogic.

(d) There are no outstanding or authorized equity appreciation, phantom equity, profit participation, or similar rights affecting the Interests in Pipelogic. Other than as set forth in the Pipelogic Organizational Documents, there are no voting trusts, proxies, or other member or similar agreements or understandings with respect to the voting of the Interests in Pipelogic.

3.7 Accredited Investor Status and Tax Treatment. Each Seller (a) is (or after giving effect to the transactions contemplated by this Agreement will be) an “accredited investor” as such term is defined in Rule 501 (without regard to Rule 501(a)(4)) promulgated under the Securities Act of 1933, as amended (the “Securities Act”); (b) is acquiring the Buyer Shares for investment and for its own account and not with a view to, or for resale in connection with, any distribution; (c) understands that the Buyer Shares have not been registered under the Securities Act or under any state securities or blue sky laws, and, as a result, are subject to substantial restrictions on transfer; (d) acknowledges that appropriate legends will be placed on the certificates representing the Buyer Shares indicating the restrictions on transfer of such Buyer Shares; (e) acknowledges that such Buyer Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or sold or otherwise transferred pursuant to exemptions from registration under the Securities Act or such laws, and that Buyer has no obligation to register the Buyer Shares; and (f) believes it is familiar with all material information relating to such Seller to the extent relevant to its decision to acquire the Buyer Shares. Each Seller has reviewed with its Tax advisor the U.S. federal, state, local, foreign and other Tax consequences of the transactions contemplated by this Agreement. Each Seller acknowledges and agrees that neither Buyer nor its Affiliates nor any other Person is making any representation or warranty as to the U.S. federal, state, local, foreign or other Tax consequences to them as a result of the transactions contemplated by this Agreement (including the receipt and ownership of the Buyer Shares). Each Seller understands that it will be responsible for its own Tax liability that may arise as a result of the transactions contemplated by this Agreement.

3.8 Absence of Changes. Except as set forth in Schedule 3.8, since December 31, 2017:

(a) there has not been any event, occurrence or development that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) the Pipelogic Business has been operated and maintained in the Ordinary Course of Business of Pipelogic;

(c) there has not been any damage, destruction or loss to any portion of the Pipelogic Assets, whether covered by insurance or not, having a replacement cost of more than $25,000 for any single loss or $50,000 for all such losses;

(d) there has been no merger or consolidation of Pipelogic with any other Person or any acquisition or disposition by Pipelogic of the Interests or business of any other Person or any agreement with respect thereto;

(e) there has been no (i) issuance of any Interests in Pipelogic, (ii) any repurchase or redemption of any Interests in Pipelogic, or (iii) split, combination or reclassification of any Interests in Pipelogic;

(f) there has been no declaration, setting aside or payment of any dividend on, or any other distribution with respect to, the Interests in Pipelogic;

(g) there has been no borrowing of funds, agreement to borrow funds, guaranty or agreement to maintain the financial position of any Person or other incurrence of Debt by Pipelogic;

(h) Pipelogic has not entered into or amended any employment, consulting, change in control, retention, severance or indemnification agreement or an agreement with respect to a bonus (nor amended any such agreement) with any of its employees or any other Person (either individually or as a part of a class of similarly situated Persons), nor has Pipelogic incurred or entered into, or become bound by, any collective bargaining agreement or other obligation to, or Contract with any, labor union, labor organization or other representative of employees;

(i) there has been no actual, pending or, to the Knowledge of Sellers, threatened adverse change in the relationship of Pipelogic with any material customer, supplier, distributor or sales representative of the Pipelogic Business;

(j) there has been no increase in the compensation or benefits payable or to become payable to any officer, manager, member, director, employee or contractor of Pipelogic other than in the Ordinary Course of Business of Pipelogic;

(k) there has been no payment by Pipelogic to any director, officer, member, partner, equityholder, employee, contractor or holder of any Interest in Pipelogic, or any Affiliate of the foregoing (whether as a loan or otherwise) except regular compensation, bonus, and usual benefits payments, each in the Ordinary Course of Business of Pipelogic;

(l) Pipelogic has not entered into any Contract with or relating to any director, officer, member, manager, equityholder, partner, employee of or holder of any Interest in Pipelogic or any Affiliate of the foregoing other than on an arm’s-length basis;

(m) Pipelogic has not changed any of its accounting or Tax reporting principles, methods or policies;

(n) Pipelogic has not made, changed or rescinded any election relating to Taxes, amended any Tax Return, entered into any agreement relating to Taxes, including any closing agreement or agreement to extend the statute of limitations with respect to Taxes, or settled or compromised any Claim or liability relating to Taxes;

(o) Pipelogic has not failed to promptly pay and discharge current liabilities when due and consistent with past practices except where disputed in good faith by appropriate proceedings;

(p) Pipelogic has not mortgaged, pledged or subjected any Pipelogic Asset to any Lien except Permitted Liens, or acquired any assets except for assets acquired in the Ordinary Course of Business of Pipelogic;

(q) Pipelogic has not discharged or satisfied any Lien, or paid any obligation or liability (fixed or contingent), except in the Ordinary Course of Business of Pipelogic and that, in the aggregate, would not be material to Pipelogic;

(r) Pipelogic has not canceled or compromised any Debt or Claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the Ordinary Course of Business of Pipelogic and that, in the aggregate, would not be material to Pipelogic;

(s) Pipelogic has not made or committed to make any capital expenditures or capital additions or betterments in excess of $50,000 individually or $100,000 in the aggregate;

(t) Pipelogic has not granted any license or sublicense of any rights under or with respect to any Pipelogic Intellectual Property except non-exclusive licenses granted in the Ordinary Course of Business involving less than $25,000 in consideration and has not transferred, sold, assigned, permitted to lapse, abandoned, or otherwise disposed of any Pipelogic Intellectual Property;

(u) Pipelogic has not instituted or settled any material Claims;

(v) Pipelogic has not sold, transferred or assigned any tangible Pipelogic Asset, other than any such sales in the Ordinary Course of Business of Pipelogic for fair market value and for a purchase price of less than $50,000 in the aggregate; and

(w) there is no Contract to do any of the foregoing, except as expressly permitted by this Agreement.

3.9 Affiliate Transactions. Schedule 3.9 describes all services and assets owned, licensed to or otherwise held by Sellers or any Affiliate of Sellers (other than Pipelogic) which may be required to operate the Pipelogic Business from and after the Closing Date consistent with past practices in the preceding year. Except as set forth in Schedule 3.9, (a) Pipelogic is not obligated to pay currently or in the future any amounts to Sellers or any Affiliate of Sellers (other than Pipelogic), and neither Sellers nor any of Affiliate of Sellers (other than Pipelogic) is obligated to pay currently or in the future any amounts to Pipelogic and (b) since December 31, 2017, Pipelogic has not purchased, transferred or leased any real or personal property from or for the benefit of, paid any fee, commission, salary or bonus to or for the benefit of, Sellers or any Affiliate of Sellers (other than Pipelogic) or any director, officer, manager, equityholder, member or partner thereof and Pipelogic has not sold, transferred or leased any real or personal property to Sellers or any Affiliate of Sellers (other than Pipelogic).

3.10 Real Property.

(a) Pipelogic does not own any real property (beneficially or of record).

(b) Schedule 3.10(b) lists all leases of real property (and the lands covered thereby) pursuant to which Pipelogic leases real property for use in connection with the Pipelogic Business (the “Scheduled Leases”), together with a general description of any improvements located thereon, in each case specifying the name of the lessor and lessee and term of each lease. A true and complete copy of each of the Scheduled Leases, as amended to date, has been furnished to Buyer. Pipelogic owns the leasehold interest created pursuant to each of the Scheduled Leases free and clear of all Liens. Each Scheduled Lease is in full force and effect and constitutes a binding obligation of each landlord, lessor or sublessor thereunder, enforceable against such landlord, lessor or sublessor in accordance with its terms. No event has occurred that constitutes, or that with the giving of notice or the passage of time or both would constitute, a default under any Scheduled Lease. All consents required under the Scheduled Leases in connection with the transactions contemplated by this Agreement have been obtained and furnished in writing to Buyer. The Scheduled Leases constitute all of the real property interests necessary for the continued ownership, use and operation of the Pipelogic Business consistent with the practices of Pipelogic as of the date of this Agreement.

(c) Except as set forth in Schedule 3.10(c), the real property leased pursuant to the Scheduled Leases constitutes all of the real property (“Real Property”) which has been used in connection with the ownership and operations of Pipelogic since December 31, 2011. Other than Pipelogic or as set forth in Schedule 3.10(c), there are no parties in possession of any portion of any Real Property as lessees, subtenants, tenants at sufferance or trespassers. Pipelogic has full right and authority to occupy, use and operate all of the improvements located on the Real Property, subject to applicable Legal Requirements and the Permitted Liens. Such improvements are being used, occupied, and maintained in all material respects by Pipelogic in accordance with all applicable easements, Contracts, permits, licenses, insurance requirements, restrictions, building setback lines, covenants and reservations, except where the failure to use, occupy or maintain such improvements in accordance with the foregoing would not have a Material Adverse Effect. Certificates of occupancy and all other material licenses, permits, authorizations, and approvals required by any Governmental Authority having jurisdiction over the Real Property have been issued for Pipelogic’s occupancy of each of such improvements and all such certificates, licenses, permits, authorizations and approvals have been paid for and are in full force and effect. There is no pending or threatened condemnation, eminent domain or similar proceeding affecting any of the Real Property, nor has Pipelogic received notification that any such proceeding is contemplated. To the Knowledge of Sellers, there are no public improvements proposed or in progress that will result in special assessments against any of the Real Property. The improvements located on the Real Property (the “Facilities”) have been used by Pipelogic in the Ordinary Course of Business and remain as of the date of this Agreement in suitable and adequate condition for such continued use. Pipelogic has not deferred maintenance of the Facilities in contemplation of the transactions contemplated by this Agreement. All of the Real Property has direct access to public roads without the use of any easement, license or right of way.

(d) Sellers or Pipelogic has furnished Buyer with true and complete copies of all deeds, leases, title opinions, title encumbrances, title insurance policies and surveys in their possession or in the possession of their respective Affiliates that relate to the Real Property, including (i) the most current survey of the Real Property and the Facilities in the possession or control of Sellers, Pipelogic or their respective Affiliates, and (ii) all reports of any engineers, environmental consultants or other consultants in their possession relating to any of the Real Property or the Facilities.

(e) All utilities (including water, sewer or septic, gas, electricity, trash removal and telephone service) are available to the Real Property in sufficient quantities and quality to adequately serve the Real Property in connection with the operation of the Pipelogic Business conducted therefrom as such operations are currently conducted thereon.

3.11 Personal Property.

(a) Schedule 3.11(a) lists each item of equipment, tools, machinery, parts, materials, supplies, furniture, cars, trucks, trailers, cranes, and other rolling stock and each other item of tangible personal property used or held for use by Pipelogic in connection with the Pipelogic Business that is subject to a lease (the “Leased Equipment”).

(b) Unless listed in Schedule 3.11(a), Schedule 3.11(b) lists each item of equipment, tools, machinery, parts, materials, supplies, furniture, cars, trucks, trailers, cranes and other rolling stock and each other item of tangible personal property used or held for use by Pipelogic or any of its Affiliates in connection with the Pipelogic Business having an estimated fair market value or book value of $10,000 or more (the “Scheduled Personal Property”).

(c) Except as set forth in Schedule 3.11(c), the Leased Equipment and the Scheduled Personal Property and all other tangible personal property owned by Pipelogic or any of its Affiliates in connection with the Pipelogic Business (together, the “Personal Property”) constitute all of the tangible personal property necessary for the continued ownership, use and operation of the Pipelogic Business consistent with the practices of Pipelogic as of the date of this Agreement. Pipelogic has good and valid title to the Personal Property free and clear of all Liens except Permitted Liens. Upon the consummation of the transactions contemplated by this Agreement, Pipelogic will have good and valid title to the Personal Property free and clear of all Liens except Permitted Liens. The Personal Property is located on the Real Property or the Facilities, is on location with a customer of Pipelogic in accordance with the records of Pipelogic or is in transit between such customer location and the Real Property or the Facilities in the Ordinary Course of Business of Pipelogic. Each item of Personal Property is in good working order and repair (taking its age and ordinary wear and tear into account) and has been operated and maintained in the Ordinary Course of Business of Pipelogic.

3.12 Permits. Schedule 3.12 lists all permits, licenses, certificates, authorizations and approvals granted by any Governmental Authority (each, a “Permit”) and used or held by Pipelogic in connection with the ownership of the Pipelogic Assets and the operation of the Pipelogic Business (the “Scheduled Permits”), including their respective dates of issuance and expiration. The Scheduled Permits constitute all Permits necessary for the continued ownership, use and operation of the Pipelogic Assets and operation of the Pipelogic Business as currently conducted. The Scheduled Permits are valid and in full force and effect and Pipelogic is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any of the Scheduled Permits.

3.13 Contracts.

(a) Schedule 3.13(a) identifies each of the following Contracts used in connection with the Pipelogic Business to which Pipelogic is a party or by which it or its properties is bound (each such identified Contract, a “Material Contract”):

(i) any Contract that provides for the payment or potential payment by Pipelogic of more than $50,000 in any consecutive 12-month period or more than $50,000 over the remaining life of such Contract other than a Contract that (A) is terminable by any party thereto giving notice of termination to the other party thereto not more than sixty (60) days in advance of the proposed termination date and (B) even if so terminable, contains no post-termination obligations, termination penalties, buy-back obligations or similar obligations;

(ii) any Contract that constitutes a purchase order or other Contract relating to the sale, purchase, lease or provision by Pipelogic of goods or services in excess of $50,000 in any 12-month period;

(iii) any Contract that grants any Person the exclusive right to sell products or provide services within any geographical region other than a Contract that (A) is terminable by any party thereto giving notice of termination to the other party thereto not more than sixty (60) days in advance of the proposed termination date and (B) even if so terminable, contains no post-termination obligations, termination penalties, buy-back obligations or similar obligations;

(iv) any Contract that purports to limit the freedom of Pipelogic to compete in any line of business or with any Person or to conduct business in any geographic location;

(v) any Contract relating to the acquisition or disposition by Pipelogic of the equity or assets of any company or any operating business or Interest of another Person (by asset sale, stock sale, merger or otherwise);

(vi) any Contract relating to the payment of any Tax or the filing of Tax Returns;

(vii) any Contract that is for the sale of goods or services and has not been substantially completed by Pipelogic as of the date of this Agreement and which (A) was entered into by Pipelogic on terms known at the time the Contract was entered into not to be commercially reasonable or (B) was entered into with the expectation that Pipelogic would incur a loss;

(viii) any Contract that was entered into outside of the Ordinary Course of Business of Pipelogic since December 31, 2017;

(ix) any Contract constituting a partnership, joint venture or other similar Contract;

(x) any Contract relating to indebtedness for borrowed money, any Contract creating a capital lease obligation, any Contract for the sale or factoring of accounts receivable, any Contract constituting a guarantee of debt of any other Person or any Contract requiring Pipelogic to maintain the financial position of any other Person;

(xi) any Contract under which Pipelogic has made advances or loans to any other Person;

(xii) any outstanding agreements of guaranty, surety or indemnification (other than master services agreements entered into in the Ordinary Course of Business of Pipelogic), direct or indirect, by Pipelogic, in each case where the annual obligations under such agreement are more than $10,000;

(xiii) any Contract pursuant to which (A) Intellectual Property Rights that are material to the Pipelogic Business or involving consideration in excess of $5,000 is licensed to Pipelogic (other than license agreement for unmodified “off-the-shelf” software on generally standard terms and conditions involving total consideration of less than $10,000) or (B) Pipelogic has granted a right with respect to Intellectual Property Rights that are material to the Pipelogic Business or involving consideration in excess of $5,000;

(xiv) any Contract that provides for (A) the purchase or sale of real property or (B) the lease (including any master lease covering multiple items of personal property) of any item or items of personal property with a rental expense under such lease (whether for a single item or multiple items);

(xv) any Contract providing for the deferred payment of any purchase price including any “earn out” or other contingent fee arrangement;

(xvi) any Contract creating a Lien on any of the Pipelogic Assets that will not be discharged at or prior to the Closing;

(xvii) any Contract between Pipelogic, on the one hand, and any Affiliate of Pipelogic, on the other hand (including any Contract providing for (A) compensation, the acceleration of benefits or the loss of any rights in connection with the consummation of the transactions contemplated by this Agreement or (B) the indemnification of such Affiliate by Pipelogic);

(xviii) any Contract with any Seller or any current or former officer, director, member, manager, partner, equityholder, consultant or employee of Pipelogic or any of the foregoing;

(xix) any Contract providing for the employment or engagement of any Person on a full time, part time, consulting or other basis;

(xx) any Contract with any labor union or association or other Person representing or seeking to represent any employee of Pipelogic or any other individual who provides services to Pipelogic;

(xxi) any Contract between Pipelogic and any Governmental Authority;

(xxii) any Contract involving interest rate swaps, cap or collar agreements, commodity or financial future or option contracts or similar derivative or hedging Contracts;

(xxiii) any Contract granting to any Person a right of first refusal, first offer or other right to purchase any of the Pipelogic Assets;

(xxiv) any Contract requiring Pipelogic to make a payment as a result of the consummation of the transactions contemplated hereby;

(xxv) any Contract containing a “most favored nation” clause or similar provision; and

(xxvi) any Contract with any professional employer organization, personnel staffing organization, employee leasing organization or other entity that provides personnel services or other employment related or employee benefit related services to Pipelogic.

(b) True and complete copies (including all amendments) of each Material Contract have been furnished to Buyer. Each Material Contract is the legal, valid and binding obligation of Pipelogic, and, to the Knowledge of Sellers, any other Person party thereto, binding and enforceable against Pipelogic and, to the Knowledge of Sellers, any other Person party thereto, in accordance with its terms subject to Creditors’ Rights. No Material Contract has been terminated, and neither Pipelogic nor, to the Knowledge of Sellers, any other Person is in material breach or default thereunder, and to the Knowledge of Sellers no event has occurred that with notice or lapse of time, or both, would constitute a material breach or default, or permit termination, modification in any manner adverse to Pipelogic or acceleration thereunder. No party has asserted or has (except by operation of Legal Requirements) any right to offset, discount or otherwise abate any amount owing under any Material Contract except as expressly set forth in such Material Contract. There are no Material Waivers regarding any Material Contract that have not been disclosed in writing to Buyer.

3.14 Intellectual Property.

(a) Schedule 3.14 is a complete and accurate list of all patents, patent applications, registered trademarks, trademark applications, copyright registrations, copyright applications and Internet domain names owned by Pipelogic (the “Registered Intellectual Property”). The Registered Intellectual Property, together with all other Intellectual Property Rights owned, used or held for use in the conduct of the Pipelogic Business (the “Pipelogic Intellectual Property”), constitute all Intellectual Property Rights necessary for the continued operation of the Pipelogic Business consistent in all respects with the past practices of the Pipelogic Business. The Pipelogic Intellectual Property currently used or held for use by Pipelogic is valid, subsisting, and enforceable.

(b) Pipelogic has sole ownership of, or valid licenses to use, as applicable, all of the Pipelogic Intellectual Property currently used or held for use by Pipelogic, free and clear of all Liens, exclusive licenses granted to third parties, and non-exclusive licenses not granted in the Ordinary Course of Business of Pipelogic. The consummation of the transactions as contemplated by this Agreement shall not affect, diminish or terminate the ownership or use of the Pipelogic Intellectual Property owned by or licensed to Pipelogic, and each item of the Pipelogic Intellectual Property will continue to be owned by or licensed to Pipelogic on identical terms and conditions immediately following the consummation of such transactions contemplated by this Agreement as are in effect immediately prior to such consummation.

(c) Pipelogic has not been a party to any judicial or administrative proceeding alleging, nor has Pipelogic been notified in writing of any allegation of, any infringement, misappropriation, dilution or other violation of any item of the Pipelogic Intellectual Property. There has been no infringement, misappropriation, dilution or other violation (or, to the Knowledge of Sellers, facts that are reasonably likely to give rise to an infringement, misappropriation, dilution or other violation) by Pipelogic of any Intellectual Property Rights of other Persons. There has been no infringement, misappropriation, dilution or other violation (or, to the Knowledge of Sellers facts that are reasonably likely to give rise to an infringement, misappropriation, dilution or other violation) by any other Person of any of the Pipelogic Intellectual Property. No Pipelogic Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Pipelogic, and Pipelogic is not a party or subject to any settlement agreement involving Intellectual Property Rights.

(d) Pipelogic has taken reasonable measures to protect the confidentiality of the trade secrets and confidential information of Pipelogic or used in connection with the Pipelogic Business. None of the trade secrets of Pipelogic have been disclosed or provided to anyone except to employees and contractors of Pipelogic pursuant to signed, written agreements which impose a duty of confidentiality on such employees and contractors with respect to such trade secrets. All employees, contractors and agents of Pipelogic involved in the conception, development, authoring, creation, or reduction to practice of any material Pipelogic Intellectual Property have executed agreements that assign such Pipelogic Intellectual Property to Pipelogic. Neither Sellers nor any of their Affiliates, nor any of their Affiliates’ current or former stockholders, members, directors, officers or employees will, after giving effect to each of the transactions contemplated by this Agreement, own or retain any ownership rights in or to the Pipelogic Intellectual Property, or have the right to receive any payments with respect to any of the Pipelogic Intellectual Property.

(e) All statutory obligations, all document filings, and all fees, annuities and other payments which are due on or before the Closing Date for the registration, maintenance, extension or renewal of any of the Registered Intellectual Property, have been met or paid in full. There are no actions that must be taken by

Pipelogic within sixty (60) days of the Closing Date for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property.

(f) Pipelogic owns, leases or licenses all computer systems that are necessary for the operations of the Pipelogic Business. In the past three (3) years, there has been no failure, material substandard performance or breach of any computer systems of Pipelogic or its contractors that has caused any material disruption to the Pipelogic Business or resulted in any unauthorized disclosure of or access to any data owned, collected or controlled by Pipelogic. Pipelogic has taken commercially reasonable steps to provide for the backup and recovery of data and information, has commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. Pipelogic has taken commercially reasonable actions to protect the integrity and security of the computer systems and the software information stored thereon from unauthorized use, access or modification by third parties.

3.15 Receivables; Payables.

(a) Each of the Receivables arose in the Ordinary Course of Business of Pipelogic and represents the genuine, valid and legally enforceable obligation of the account debtor (subject only to Creditors’ Rights) and no contra account, set-off, defense, counterclaim, allowance or adjustment (other than discounts for prompt payment shown on the invoice) has been asserted or, to the Knowledge of Sellers, is threatened by any of the account debtors of such Receivable. Pipelogic has good and valid title to each Receivable free and clear of all Liens except Permitted Liens. No goods or services, the sale or provision of which gave rise to any Receivable, have been returned or rejected by any account debtor or lost or damaged prior to receipt thereby. Set forth in Schedule 3.15(a) is a listing of Receivables as of a date no more than seven (7) days prior to the date of this Agreement, which listing sets forth the number of days each Receivable has been outstanding. Pipelogic has not written off any Receivables as uncollectible.

(b) All accounts payable of Pipelogic (i) reflected in the Financial Statements have been paid and are the result of bona fide transactions in the Ordinary Course of Business of Pipelogic and (ii) arising after the date of the Financial Statements are the result of bona fide transactions in the Ordinary Course of Business of Pipelogic and are not yet due and payable.

3.16 Brokers’ Fees; Expenses.

(a) Neither Pipelogic nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect of the transactions contemplated by this Agreement for which Buyer, Contributee or any of their Affiliates (including Pipelogic after the Closing) could become liable or obligated. For the avoidance of doubt, any liabilities or obligations to pay any fees or commissions to any brokers, finders, or agents with respect of the transactions contemplated by this Agreement for which Buyer, Contributee or any of their Affiliates (including Pipelogic after the Closing) could become liable or obligated, will be the responsibility of Sellers and will be settled out of the Purchase Price.

(b) Other than the Transaction Costs, Pipelogic does not have any liability or obligation to pay any fees or expenses of attorneys, investment bankers, accountants or other advisors or service providers in connection with the transactions contemplated by this Agreement or the proposed merger or sale of Pipelogic in general; and there is no basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Pipelogic or any of its Affiliates giving rise to liability associated therewith.

3.17 Financial Statements. Attached hereto as Schedule 3.17 are copies of (a) the unaudited balance sheets of Pipelogic at December 31, 2017 and the related unaudited statements of income and cash flows for the year then ended (collectively, the “Annual Financial Statements”), and (b) the unaudited balance sheet of Pipelogic as of August 31, 2018 (the “Interim Balance Sheet”) and the related unaudited statements of income and cash flows for the eight-month period then ended (together with the Interim Balance Sheet, the “Interim

Financial Statements”). The Annual Financial Statement and the Interim Financial Statements are referred to collectively as the “Financial Statements.” Except as set forth in Schedule 3.17, the Financial Statements (including any related notes thereto) (i) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby, except as otherwise noted therein and (ii) fairly present, in all material respects, the financial condition and results of operations of Pipelogic, as applicable, as of the respective dates thereof and for the respective periods covered thereby.

3.18 No Undisclosed Liabilities. Pipelogic does not have any liability, obligation or commitment (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Pipelogic giving rise to any liability, obligation or commitment) other than (a) liabilities set forth in the face of the Interim Balance Sheet, (b) liabilities which have arisen after the date of the Interim Balance Sheet in the Ordinary Course of Business of Pipelogic (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of Legal Requirements), (c) liabilities that are not material to Pipelogic, either individually or in the aggregate and (d) liabilities disclosed in Schedule 3.18.

3.19 Legal Compliance. Pipelogic is, and has been in the past three (3) years, in compliance in all material respects with all applicable Legal Requirements. No investigation or review by any Governmental Authority is currently pending or, to the Knowledge of Sellers, has been threatened, against Pipelogic, and Pipelogic has not received any notice alleging any default or violation of any Legal Requirements. There is no agreement, commitment, order, stipulation or charge against Pipelogic binding upon Pipelogic with any Governmental Authority.

3.20 Taxes.

(a) All Tax Returns required to be filed by or with respect to Pipelogic have been duly and timely filed with the appropriate Governmental Authority, and each such Tax Return is true, correct and complete in all material respects.

(b) All Taxes owed by Pipelogic (or for which Pipelogic may be liable) that are or have become due have been timely paid in full, whether disputed or not, and whether or not shown on any Tax Return.

(c) All Tax withholding and deposit obligations imposed on or with respect to Pipelogic or its employees (or for which Pipelogic may otherwise be liable) have been satisfied in full.

(d) There are no Liens (other than Permitted Liens for current period Taxes which are not yet due and payable) on any of the Pipelogic Assets or the Pipelogic Membership Interests that are attributable to any Tax liability or payment obligation.

(e) There are no Claims pending against Pipelogic for any unpaid Taxes, and no assessment, deficiency or adjustment has been asserted or proposed or threatened in writing with respect to Pipelogic.

(f) No Tax audits or administrative or judicial proceedings are being conducted or have been threatened in writing with respect to Pipelogic.

(g) True and complete copies of all material Tax Returns filed by Pipelogic during the past three (3) years, and all material correspondence between Pipelogic and a Governmental Authority relating to such Tax Returns or Taxes due have been made available to Buyer.

(h) There are no agreements, waivers or other arrangements in force or effect providing for an extension of time for the assessment or collection of any Tax of or with respect to Pipelogic.

(i) Pipelogic is not a party to or bound by any Tax allocation, sharing or indemnity agreement or arrangement with any Person (other than any customary Tax indemnification provisions contained in any credit or other commercial agreement entered into in the ordinary course of business and not primarily relating to Tax). Pipelogic (A) has never been a member of any Consolidated Group and (B) does not have any liability for the Taxes of any Person under Treasury Regulations § 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, by Contract or otherwise.

(j) No Claim has ever been made by a Governmental Authority in a jurisdiction in which Pipelogic does not file Tax Returns or pay Taxes that Pipelogic is or may be required to file a Tax Return or pay Taxes in that jurisdiction.

(k) Neither Pipelogic nor any predecessor thereof has participated or engaged in any “listed transaction” within the meaning of Treasury Regulations § 1.6011-4(b)(2) (and all relevant predecessor regulations) or similar provision of state, local or foreign law.

(l) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect Pipelogic.

(m) All of the Pipelogic Assets have been properly listed and described on the property Tax rolls for the Tax units in which the Pipelogic Assets are located, and no portion of the Pipelogic Assets constitutes omitted property for property Tax purposes.

(n) Since its formation, Pipelogic has been and it continues to be, classified as either a partnership or as an entity disregarded as separate from Invacor in accordance with Treasury Regulations § 301.7701-3 for U.S. Income Tax Purposes and any applicable state or local tax purposes.

3.21 Inventory. Pipelogic owns its inventory free and clear of all Liens except Permitted Liens. None of such inventory is covered by any financing statements except those filed in connection with Permitted Liens. Such inventory was acquired for sale in the Ordinary Course of Business and is in good and saleable condition and is not obsolete or damaged, except to the extent reflected in reserves set forth in the Interim Balance Sheet. None of such inventory is subject to any consignment, bailment, warehousing or similar arrangement.

3.22 Litigation. There are no, and for the past three (3) years there have been no, actions, suits or proceedings pending or, to the Knowledge of Sellers, threatened at law or in equity, or before or by any Governmental Authority or before any arbitrator of any kind, against Pipelogic that affects or would have an effect on the Pipelogic Business or the Pipelogic Assets or the consummation of the transactions contemplated hereby, and Pipelogic is not subject to any outstanding judgment, order or decree of any Governmental Authority or arbitrator.

3.23 Product and Service Warranty.

(a) Each product leased, delivered, installed, manufactured or sold or service performed by Pipelogic has complied in all material respects with and conformed to all applicable Legal Requirements, contractual commitments and all applicable warranties of Pipelogic. None of such products or services is subject to any guaranty, warranty or other indemnity that is materially less favorable to Pipelogic than the applicable standard terms and conditions of lease or sale. Pipelogic is not subject to provisions with respect to liquidated damages or consequential, special or similar damages.

(b) No warranty claim has been asserted during the three-year period prior to the date of this Agreement from which Pipelogic has incurred costs. No claims, whether in contract or tort, for defective or allegedly defective products or workmanship are pending or threatened against Pipelogic.

3.24 Employees; Employee Relations.

(a) Schedule 3.24(a) identifies for Pipelogic the following:

(i) for each employee of Pipelogic, his or her (A) name, job title, employing entity, original hire date, service date, (B) annualized base salary or hourly rate of pay, as applicable, (C) bonuses and other compensation (including incentive, additional forms of pay, profit-sharing, pension benefits and other compensation for which he or she is eligible), if any, paid in 2017 and paid or payable for 2018, (D) status as exempt or non-exempt under the Fair Labor Standards Act, (E) accrued and unused vacation (and any other paid time off) as of the date of this Agreement, (F) leave status (including type of leave, start date and expected return date), (G) details of any applicable visa (including type of visa, dates of validity, and sponsoring entity), and (H) details of any co-employment relationship;

(ii) any increase or decrease to become effective after the date of this Agreement in the total compensation or rate of total compensation (including bonus, incentive, profit-sharing, pension benefits and other compensation) payable by Pipelogic to any employee or contractor of Pipelogic;

(iii) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by Pipelogic to, or made to Pipelogic by, any present or former director, officer, manager, contractor or employee of Pipelogic;

(iv) all transactions outside of the Ordinary Course of Business of Pipelogic between Pipelogic and any director, officer, manager, member, employee, or contractor thereof since December 31, 2014;

(v) the name of each director and officer of Pipelogic (including the title of any officer); and

(vi) the name, compensation and service terms of any individual providing services to Pipelogic as an independent contractor. The individuals set forth in Schedule 3.24(a) represent all of the individuals whose employment materially involves providing services to or for Pipelogic.

(b) Except as set forth in Schedule 3.24(b) or to the extent accrued as a current liability on the Interim Balance Sheet, all wages, bonuses and other compensation, if any, due and payable as of the date of this Agreement to all present and former employees and contractors of Pipelogic have been paid in full, or will be paid in full, to such employees and contractors prior to the Closing. The compensation and benefits (including vacation and other paid time off benefits) paid or provided with respect to all employees and contractors of Pipelogic have been reflected in the Financial Statements for the periods covered thereby.

(c) Pipelogic is not a party to, and has never been bound by, the terms of any labor or collective bargaining agreement or any other Contract with any labor union or other representative of employees, and no such agreements are being negotiated. There are no labor disputes existing or, to the Knowledge of Sellers, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by employees, and Pipelogic has not experienced any material labor difficulties during the last ten (10) years. No unfair labor practice charge, grievance, complaint, or other legal action arising out of any collective bargaining agreement or employment or labor relationship with Pipelogic exists, or to the Knowledge of Sellers, is threatened. To the Knowledge of Sellers, there is no question concerning representation as to any collective bargaining representative concerning any employee of Pipelogic and no labor union or representative thereof claims to or is seeking to represent any such employees.

(d) The relationship of Pipelogic with its employees, as a group, is satisfactory and, to the Knowledge of Sellers, there are no facts that would indicate that any such employees will not continue in their employment with Pipelogic following the Closing. Pipelogic is not (i) a party to any employment, consulting, non-compete, non-solicit, management, severance, retention, change of control, termination pay, bonus, or similar Contract with any Person, either express or implied, or (ii) currently negotiating, and does not have any outstanding offer with respect to, any such agreement or matter.

(e) No Claims, charges, complaints, grievances, investigations or similar actions have been commenced with respect to Pipelogic under any Legal Requirements affecting or relating to the employment relationship, and, to the Knowledge of Sellers, no proceedings, charges, complaints, grievances, investigations or similar actions are threatened under any such Legal Requirements and no facts or circumstances exist which would give rise to any such proceedings, charges, complaints, grievances, investigations, or similar actions. Pipelogic is not and, during the last ten (10) years, has not been subject to any settlement or consent decree with any present or former employee, employee representative or any Governmental Authority relating to claims of discrimination or other claims in respect of employment or labor practices and policies (including practices relating to discrimination, retaliation, wage payments, overtime payments, recordkeeping, employee classification, occupational health and safety, whistleblowing, retaliation, and immigration). No Governmental Authority has, during the last ten (10) years, issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination, retaliation wage payments, overtime payments, recordkeeping, employee and contractor classification, occupational health and safety, whistleblowing, retaliation, and immigration) of Pipelogic.

(f) Pipelogic is and has been in compliance with all applicable Legal Requirements relating to the employment of labor, including employment and employment practices, terms and conditions of employment, wages and hours, overtime payments, recordkeeping, employee classification, employee leave, equal employment opportunity, occupational health and safety, severance, termination or discharge, whistleblowing, retaliation, immigration, collective bargaining, the payment of employee welfare and retirement and other Taxes and the full payment of all required social security contributions and taxes, and, Pipelogic is not in violation of any Legal Requirements concerning engagement of independent contractors.

(g) There has not been a “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Notification Act of 1988 and any similar state, local or foreign Legal Requirement) with respect to Pipelogic at any time within the six (6) months preceding the date of this Agreement.

3.25 Employee Benefit Matters.

(a) Schedule 3.25(a) includes a true and complete list of each of the following (collectively referred to as the “Plans,” and individually referred to as a “Plan”) that is sponsored, maintained or contributed to or by Pipelogic or any ERISA Affiliates of Pipelogic or for which Pipelogic could have any liability, or has been so sponsored, maintained or contributed to within six (6) years prior to the date of this Agreement by Pipelogic or any ERISA Affiliates of Pipelogic:

(i) each “employee benefit plan,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (including employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA); and

(ii) each personnel policy, equity option plan, equity appreciation rights plan, restricted equity plan, phantom equity plan, equity based compensation arrangement, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, change in control plan or agreement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.25(a)(i).

(b) Pipelogic has furnished to Buyer true, correct and complete copies of each of the Plans, and related trusts and services agreements, if applicable, including all amendments thereto. Pipelogic has also furnished to Buyer, with respect to each Plan and to the extent applicable: (i) the three (3) most recent annual or other reports filed with each Governmental Authority and all schedules thereto, (ii) the insurance contract and other funding agreement, and all amendments thereto, (iii) the most recent summary plan description (including all summaries of material modification thereto), scheme booklet and all announcements, (iv) the most recent audited accounts and actuarial report or valuation required to be prepared under applicable Legal Requirements, and (v) copies of all material notices, letters or other correspondence from any Governmental Authority.

(c) Pipelogic does not sponsor, maintain or contribute to any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA). Neither Pipelogic nor any ERISA Affiliates of Pipelogic contributes to or has any obligation to contribute to, or has at any time during the last six (6) years contributed to or had an obligation to contribute to, and no Plan is (i) a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) a plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Plan is funded through a trust that is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code.

(d)

(i) Pipelogic and its ERISA Affiliates have performed all obligations, whether arising by operation of any Legal Requirement or by Contract, required to be performed by it in connection with the Plans, and there have been no defaults or violations by any other party to the Plans;

(ii) (A) all reports and disclosures relating to the Plans required to be filed with or furnished to Governmental Authorities, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable Legal Requirements in a timely manner, (B) each Plan has been documented, operated and administered in compliance with its governing documents and applicable Legal Requirements, and (C) each Plan that could be a “nonqualified deferred compensation” arrangement under Section 409A of the Code is in compliance with such Section, and no service provider is entitled to a Tax gross-up or similar payment for any Tax or interest that may be due under such Section;

(iii) none of the Plans are intended to be qualified under Section 401(a) of the Code;

(iv) there are no Claims pending (other than routine claims for benefits) or, to the Knowledge of Sellers, threatened against, or with respect to, any of the Plans or their assets;

(v) all contributions required to be made to the Plans pursuant to their terms and provisions or pursuant to applicable Legal Requirements have been timely made;

(vi) no act, omission or transaction has occurred which would result in imposition on Pipelogic, directly or indirectly, of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a penalty assessed pursuant to Section 502 of ERISA, or (C) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

(vii) there is no matter pending with respect to any of the Plans before any Governmental Authority; and

(viii) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (A) require Pipelogic or any of its ERISA Affiliates to make a larger contribution to, or pay greater compensation, payments or benefits under, any Plan or under any Contract listed in Schedule 3.25(a) than they otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) create or give rise to any additional vested rights or service credits under any Plan or under any Contract listed in Schedule 3.25(a).

(e) Neither Pipelogic nor any of its ERISA Affiliates is a party to any Contract, nor has Pipelogic or any of its ERISA Affiliates established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any Person performing services for Pipelogic or any of its ERISA Affiliates upon termination of such services that would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

(f) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made under this Agreement, under any agreement, plan or other program contemplated in this Agreement, under the Plans or under any Contract listed in Schedule 3.25(a) which, in the aggregate, would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

(g) Each Plan that is an “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

(h) Except to the extent required pursuant to Section 4980B(f) of the Code and the corresponding provisions of ERISA, no Plan or Contract listed in Schedule 3.25(a) provides retiree medical or retiree life insurance benefits to any Person, and Pipelogic is not contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment.

3.26 Environmental Matters.

(a) Compliance. The Pipelogic Business and the Pipelogic Assets are and, during all times while under the control of Pipelogic, its Affiliates or Sellers, have been in material compliance with all Environmental Laws and Environmental Authorizations and no facts, events, circumstances or conditions exist that could adversely affect such continued compliance with Environmental Laws and Environmental Authorizations or require currently unbudgeted capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Authorizations.

(b) Authorizations. All material Environmental Authorizations required for operating the Pipelogic Business and the Pipelogic Assets as they are currently being operated have been duly obtained, and are currently in full force and effect. No additional material Environmental Authorizations are required for the consummation of the transactions contemplated by this Agreement or are required to be obtained by Pipelogic prior to the Closing Date. Neither Sellers nor any of their Affiliates has received any notice that, or otherwise has knowledge of any facts, events, conditions or circumstances pursuant to which, (i) any such existing material Environmental Authorization will be revoked, (ii) any application currently pending or to be made prior to the Closing Date for any new material Environmental Authorization will be protested or denied, or (iii) any renewal of any existing material Environmental Authorization will be protested or denied.

(c) Claims or Notices. There are no Claims pending or, to the Knowledge of Sellers, threatened under any Environmental Law against Pipelogic or any of its Affiliates or the Pipelogic Business or the Pipelogic Assets, and neither Pipelogic nor any of its Affiliates has otherwise received notice from any Governmental Authority or other Person of alleged violation of, non-compliance with, or liability under, any Environmental Law with respect to the Pipelogic Business or the Pipelogic Assets.

(d) Environmental Liabilities. There are no current or, to the Knowledge of Sellers and to the extent occurring within the relevant time periods specified under all applicable statutes of limitations, past facts, events, circumstances, or conditions with respect to the Pipelogic Business or the Pipelogic Assets that could reasonably be expected to form the basis for assertion of any Environmental Liability against any owner or operator of the

Pipelogic Business or Pipelogic Assets, and neither Pipelogic nor any of its Affiliates has assumed or retained by contract or operation of law any material liabilities under any Environmental Law or regarding any Hazardous Materials.

(e) Releases at or from the Pipelogic Assets. There has been no Release of Hazardous Materials at, on, under or from any Pipelogic Assets in connection with Pipelogic or the Pipelogic Business or, to the Knowledge of Sellers, the operations of any Predecessor for which any investigatory, remedial, monitoring or restoration actions required under Environmental Laws have not been performed and completed to the satisfaction of all applicable Governmental Authorities. To the Knowledge of Sellers, there is no asbestos contained in or forming part of any equipment, property, building, building component, structure or office space included among the Pipelogic Assets.

(f) Offsite Releases. Neither Pipelogic nor any of its Affiliates has received any notice asserting an alleged liability or obligation under any Environmental Law with respect to investigatory, remedial, monitoring, or restoration actions at any real properties other than the real properties included among the Pipelogic Assets where Pipelogic or its Affiliates or, to the Knowledge of Sellers, any Predecessor transported or disposed or arranged for the transport or disposal of any Hazardous Materials and there are no facts, events, circumstances or conditions that would reasonably be expected to result in the receipt of such notice.

(g) Exposure. To the Knowledge of Sellers, there has been no exposure of any Person or property to Hazardous Materials in connection with the business of Pipelogic or its Affiliates that could reasonably be expected to form the basis for a claim for damages or compensation.

(h) Liens. None of the Pipelogic Assets is subject to any Lien imposed by or arising under any Environmental Law, and there are no proceedings pending or, to the Knowledge of Sellers, threatened for imposition of any such Lien, and, to the Knowledge of Sellers, there is no basis for any such Lien or proceeding.

(i) Underground Storage Tanks. There are no underground storage tanks formerly or currently used by Pipelogic or any of its Affiliates in the operation of the Pipelogic Business and, to the Knowledge of Sellers, there are no formerly operated underground storage tanks that were operated by any Predecessor upon the Pipelogic Assets and have since been permanently removed from service.

(j) Environmental Documents. Sellers have furnished to Buyer complete and accurate copies of all environmental audits, assessments, reports, studies, analyses and correspondence on alleged environmental matters (including any alleged non-compliance with any Environmental Law, any alleged exposure to Hazardous Materials, or any Release or threatened Release of Hazardous Materials) that are in Sellers’ or Pipelogic’s possession or control and relating to Pipelogic or any of its Affiliates’ ownership or operation of the Pipelogic Business or the Pipelogic Assets.

3.27 Bank Accounts. Schedule 3.27 sets forth each bank, savings institution and other financial institution with which Pipelogic has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Except as disclosed in Schedule 3.27, Pipelogic has not given any revocable or irrevocable powers of attorney or similar grant of authority to any Person relating to its business for any purpose whatsoever.

3.28 Insurance. Schedule 3.28 sets forth a true and complete list of all policies, binders, and insurance contracts under which Pipelogic, the Pipelogic Business or any of the Pipelogic Assets is insured (the “Insurance Policies”). With respect to each Insurance Policy, Schedule 3.28 sets forth a true and correct description of (a) the scope of coverage, (b) the limits of liability, and (c) the aggregate limits and available coverage (if less than the aggregate limits) as of the date of this Agreement. Each of the Insurance Policies is in full force and effect, there has been no written notice of any cancellation or any threatened cancellation of any Insurance Policy, and Pipelogic is a named insured or loss payee, as applicable, under each Insurance Policy. Neither

Sellers nor any of their respective Affiliates (including Pipelogic) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any of the Insurance Policies. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Pipelogic Business, or owning properties and assets similar to the Pipelogic Assets, and are sufficient for compliance with all applicable Legal Requirements and Contracts to which Pipelogic is a party or by which it is bound.

3.29 Books and Records. All books and records relating to the ownership and operation of the Pipelogic Business and the Pipelogic Assets are located at the premises of the Pipelogic Business to which such books and records primarily relate, have been maintained substantially in accordance with applicable Legal Requirements, comprise all of the books and records relating to the ownership and operation of the Pipelogic Business and the Pipelogic Assets.

3.30 Debt. Except as set forth in Schedule 3.30, Pipelogic does not have any Debt, and there is no Debt related to or associated with the Pipelogic Assets or the Pipelogic Business. Any Debt set forth in Schedule 3.30 shall be paid off in full prior to the Closing.

3.31 Assets Necessary to the Pipelogic Business. Except as set forth in Schedule 3.31 and excluding the Real Property and the improvements located thereon, at and following the Closing, the Pipelogic Assets (a) will constitute all of the assets necessary or required to permit Pipelogic to carry on the Pipelogic Business in substantially the same manner as presently conducted and as conducted in all material respects since December 31, 2017 and (b) constitute all of the assets of Pipelogic used in the Pipelogic Business presently and as conducted in all material respects since December 31, 2017.

3.32 Customers and Suppliers.

(a) Schedule 3.32 sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of Pipelogic, as measured by the dollar amount of purchases therefrom or thereby, during the fiscal year ended 2017 and for the eight-month period ended August 31, 2018, showing the approximate total sales by Pipelogic to each such customer and the approximate total purchases by Pipelogic from each such supplier, during such period.

(b) Since December 31, 2017, no customer or supplier listed in Schedule 3.32 has been engaged in any dispute with Pipelogic and no such customer or supplier has terminated its relationship with Pipelogic or materially reduced or changed the pricing or other terms of its business with Pipelogic and, to the Knowledge of Sellers, no such customer or supplier has otherwise indicated to Pipelogic that it intends to terminate, limit, reduce or change any terms of its business relations with Pipelogic.

3.33 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Schedules), neither Sellers nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Sellers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers and Contributee as of the date of this Agreement and again as of the Closing Date as follows:

4.1 Organization. Buyer is an exempted company duly organized, validly existing and in good standing under the laws of the Cayman Islands. Buyer has delivered to Sellers true and complete copies of the Buyer Organizational Documents, each as amended to date and presently in effect (collectively, the “Buyer Organizational Documents”).

4.2 Qualification; Power. Except as would not reasonably be expected to materially impair Buyer’s ability to perform its obligations under each Transaction Document to which Buyer is a party, Buyer is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary. Buyer has all requisite exempted company power and authority to own its properties and assets and to carry on the business as currently conducted.

4.3 Capitalization. Upon issuance, the Buyer Shares and any other issued and outstanding Interests in Buyer will be duly and validly issued, fully paid and non-assessable, and free of all Liens other than restrictions imposed by the Transaction Documents and applicable securities laws.

4.4 Authority; Enforceability. Buyer has all requisite exempted company power and authority to execute and deliver this Agreement and any other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which Buyer is party and the performance of their obligations contemplated hereby and thereby have been duly and validly approved by all exempted company action necessary on behalf of Buyer. This Agreement and each of the Transaction Documents to which Buyer is party constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to Creditors’ Rights. All other documents required hereunder to be executed and delivered by Buyer at the Closing have been (or will be) duly authorized, executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, subject to Creditors’ Rights.

4.5 Absence of Conflicts. Neither the execution and delivery by Buyer of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby will (a) violate or breach the terms of, cause a default under, conflict with, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase or similar right under (i) any applicable Legal Requirement, (ii) the Buyer Organizational Documents, or (iii) any material Contract to which Buyer is a party or by which it, or any of its properties, is bound, (b) result in the creation or imposition of any Lien (other than a Permitted Lien) on any of Buyer’s material assets or properties, (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section 4.5.

4.6 Purchase Entirely for Own Account. This Agreement is made with Buyer in reliance upon Buyer’s representation to Sellers, which by Buyer’s execution of this Agreement Buyer hereby confirms, that the Pipelogic Membership Interests transferred and delivered to Buyer pursuant to this Agreement will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

4.7 Brokers’ Fees. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers or its Affiliates could become liable or obligated. Buyer agrees and covenants to pay any fee payable to any of its advisors in connection with the transactions contemplated by this Agreement.

4.8 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV (including the related portions of the Schedules), neither Buyer nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTEE

Contributee hereby represents and warrants to Sellers and Buyer as of the date of this Agreement and again as of the Closing Date as follows:

5.1 Organization. Contributee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. Contributee has delivered to Sellers true and complete copies of the Contributee Organizational Documents, each as amended to date and presently in effect (collectively, the “Contributee Organizational Documents”).

5.2 Qualification; Power. Except as would not reasonably be expected to materially impair Contributee’s ability to perform its obligations under each Transaction Document to which Contributee is a party, Contributee is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business as now conducted or the character of the property owned or leased by it makes such qualification necessary. Contributee has all requisite limited liability company power and authority to own its properties and assets and to carry on the business as currently conducted.

5.3 Authority; Enforceability. Contributee has all requisite limited liability company power and authority to execute and deliver this Agreement and any other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Documents to which Contributee is party and the performance of their obligations contemplated hereby and thereby have been duly and validly approved by all limited liability company action necessary on behalf of Contributee. This Agreement and each of the Transaction Documents to which Contributee is party constitutes the legal, valid and binding obligations of Contributee, enforceable against Contributee in accordance with their terms, subject to Creditors’ Rights. All other documents required hereunder to be executed and delivered by Contributee at the Closing have been (or will be) duly authorized, executed and delivered by Contributee and constitute the legal, valid and binding obligations of Contributee enforceable against Contributee in accordance with their terms, subject to Creditors’ Rights.

5.4 Absence of Conflicts. Neither the execution and delivery by Contributee of this Agreement or the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby will (a) violate or breach the terms of, cause a default under, conflict with, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, require any notice or consent or give rise to any preferential purchase or similar right under (i) any applicable Legal Requirement, (ii) the Contributee Organizational Documents, or (iii) any material Contract to which Contributee is a party or by which it, or any of its properties, is bound, (b) result in the creation or imposition of any Lien (other than a Permitted Lien) on any of Contributee’s material assets or properties, (c) result in the cancellation, forfeiture, revocation, suspension or adverse modification of any existing consent, approval, authorization, license, permit, certificate or order of any Governmental Authority, or (d) with the passage of time or the giving of notice or the taking of any action of any third party have any of the effects set forth in clauses (a), (b) or (c) of this Section 5.4.

5.5 Capitalization. Upon issuance, the Strike Interests will be duly and validly issued, fully paid and non-assessable, and free of all Liens other than restrictions imposed by the Company A&R Regulations and applicable securities laws.

5.6 Brokers’ Fees. Contributee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers, Buyer or any of their Affiliates could become liable or obligated. Contributee agrees and covenants to pay any fee payable to any of its advisors in connection with the transactions contemplated by this Agreement.

5.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article V (including the related portions of the Schedules), neither Contributee nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Contributee.

ARTICLE VI

COVENANTS

6.1 Operation of Business. During the period from the date of this Agreement to the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Section 9.1 (except (x) as may be required by any Legal Requirement, (y) with the prior written consent of Buyer and Contributee, which consent shall not be unreasonably withheld, delayed or conditioned or (z) as contemplated or permitted by this Agreement (including with respect to the Reorganization)), Sellers shall cause (i) Pipelogic to incur the capital expenditures described in Schedule 3.8(s) substantially in accordance with the capital expenditure forecast for 2018 set forth on Schedule 3.8(s) and incur capital expenditures in the Ordinary Course of Business of Pipelogic for 2019 and (ii) the business of Pipelogic to be conducted only in the Ordinary Course of Business of Pipelogic. Without limiting the generality of the foregoing, except (1) as may be required by any Legal Requirement, (2) with the prior written consent of Buyer and Contributee, which consent shall not be unreasonably withheld, delayed or conditioned, (3) as contemplated or permitted by this Agreement (including with respect to the Reorganization), or (4) as may be required in connection with the entrance by Pipelogic into an equity joint venture with Pipe Survey International C.V. (provided that the incurrence by Pipelogic of any liabilities in excess of $100,000, individually or in the aggregate, in connection with such joint venture shall require the prior written consent of Buyer and Contributee), prior to the Closing Date, Pipelogic will not, and Sellers will cause Pipelogic not to:

(a) (i) sell, mortgage, pledge, dispose of or place any Lien (other than a Permitted Lien) on any of its assets, except inventory or obsolete or excess equipment sold in the Ordinary Course of Business of Pipelogic or (ii) acquire any assets except for assets acquired in the Ordinary Course of Business of Pipelogic;

(b) merge or consolidate with any other Person or acquire or dispose of any Interests or business or assets of any other Person or any other agreement with respect thereto;

(c) issue, sell, pledge, dispose of, repurchase, redeem, split, combine or reclassify any Interests in Pipelogic or any options, warrants or rights of any kind to acquire any Interests in Pipelogic;

(d) declare, set aside or pay any dividend on, or otherwise make any other distribution with respect to, the Interests in Pipelogic;

(e) borrow funds or enter into any Contract to borrow funds, guarantee or enter into any Contract to maintain the financial position of any Person or otherwise incur any Debt;

(f) enter into or amend any employment, consulting, change in control, retention, severance or indemnification agreement or an agreement with respect to a bonus (nor amend any such agreement) with any of its employees or any other Person (either individually or as a part of a class of similarly situated Persons), nor incur or enter into, or become bound by, any collective bargaining agreement or other obligation to, or Contract with any, labor union, labor organization or other representative of employees;

(g) make any increase or decrease in compensation to any officer, manager, member, director, employee or contractor, other than in the Ordinary Course of Business of Pipelogic or as otherwise provided for in any written agreement;

(h) make any payment to any director, officer, member, partner, equityholder, employee, contractor or holder of any Interest in Pipelogic, or any Affiliate of the foregoing (whether as a loan or otherwise) except regular compensation, bonus, and usual benefits payments, each in the Ordinary Course of Business of Pipelogic;

(i) enter into any Contract with or relating to any director, officer, member, manager, equityholder, partner, employee of or holder of any Interest in Pipelogic or any Affiliate of the foregoing other than on an arm’s-length basis;

(j) institute any new severance or termination pay practices with respect to any of its officers, managers, members, directors or employees or to increase the benefits payable under its severance or termination pay practices except to the extent that any such increase is payable prior to or concurrently with the Closing;

(k) adopt or amend, in any material respect, except as contemplated hereby or as may be required by applicable Legal Requirements, any Plan;

(l) make any change in any accounting or Tax reporting practice, principles, methods or policies except as required by GAAP;

(m) make, change or rescind any election relating to Taxes, amend any Tax Return, enter into any agreement relating to Taxes, including any closing agreement or agreement to extend the statute of limitations with respect to Taxes, or settle or compromise any Claim or liability relating to Taxes;

(n) fail to promptly pay and discharge current liabilities when due and consistent with past practices except where in dispute in good faith by appropriate proceedings;

(o) discharge or satisfy any Lien or pay any obligation or liability (fixed or contingent), except in the Ordinary Course of Business of Pipelogic;

(p) commence, settle, compromise or otherwise terminate any material Claim or settlement negotiation;

(q) (i) cause, or take or omit to take any action to allow, any Material Contract or instrument included within the Real Property to lapse (other than in accordance with its terms) or (ii) other than in the Ordinary Course of Business of Pipelogic, enter into, materially modify, materially amend or terminate any Material Contract;

(r) cause, or take or omit to take any action to allow, any governmental license, Permit, consent, approval, authorization or qualification of Pipelogic to lapse that would, individually or in the aggregate, have a Material Adverse Effect;

(s) enter into any commitment for capital expenditures or capital additions or betterments in excess of $50,000 individually or $100,000 in the aggregate;

(t) (i) grant any license or sublicense of any rights under or with respect to any Pipelogic Intellectual Property except non-exclusive licenses granted in the Ordinary Course of Business of Pipelogic involving less than $25,000 in consideration, (ii) transfer, sell, assign, permit to lapse, abandon, or otherwise dispose of any Pipelogic Intellectual Property;

(u) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(v) make any assignment for the benefit of creditors, or take any action to commence voluntary proceedings under any Legal Requirement, or take any action in respect of any bankruptcy proceeding filed against Pipelogic, or seek, consent to, or acquiesce in the appointment of any custodian, receiver, liquidator, trustee or assignee in bankruptcy or similar insolvency proceeding related to Pipelogic; or

(w) agree to do anything prohibited by this Section 6.1.

6.2 Releases and Termination. Effective upon the Closing Date, each Seller hereby releases and discharges Pipelogic and its Affiliates (not inclusive of Buyer) and their respective directors, officers, partners, members, equityholders, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “Released Parties”) from any and all obligations (including indemnification obligations) and Claims, known and unknown, that have accrued or may accrue and that relate to acts or omissions prior to the Closing Date, including any and all Damages, whether such obligations, Claims or Damages arise in tort, contract or statute, including obligations, Claims or Damages (a) arising under each Released Party’s Organizational Documents, any Contract or applicable Legal Requirement and (b) relating to actions or omissions of any Released Party, including those committed while serving in their capacity as directors, officers, partners, members, equityholders, employees, agents, consultants, attorneys, representatives or similar capacities, and including in each case any and all Claims that such Seller does not know or suspect to exist in its favor as of the Closing Date. Notwithstanding the foregoing, the released Claims shall not include, and such Seller does not hereby release the Released Parties from, (i) any Claims arising under this Agreement; (ii) any Claims arising under or related to any agreement entered into by such Seller and Buyer on or after the date hereof relating to the equity securities of Buyer; or (iii) any Claims brought by such Seller for indemnification as an officer or director of Pipelogic for any period prior to Closing. Effective upon the Closing Date, each Seller hereby (i) waives any preferential purchase right, right of first refusal, right of first offer, buy-sell right, tag-along right, drag-along right, preemptive right, registration right or other right that would interfere with the consummation of the transactions contemplated by this Agreement or any future transfers of any Interest in Pipelogic, including all such rights arising under any provision of the Pipelogic Organizational Documents and (ii) agrees that the transfers of the Pipelogic Membership Interests contemplated by this Agreement are not void or voidable by reason of any restriction set forth in the Pipelogic Organizational Documents. THE RELEASES SET FORTH IN THIS SECTION 6.2 APPLY TO ALL CLAIMS, AND EACH SELLER AGREES TO WAIVE THE BENEFITS OF ANY LAW (INCLUDING PRINCIPLES OF COMMON LAW) OF ANY STATE OR TERRITORY OR OTHER JURISDICTION OF THE UNITED STATES OR OF ANY JURISDICTION OUTSIDE OF THE UNITED STATES THAT PROVIDES THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN THE CREDITOR’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY THE CREDITOR MUST HAVE MATERIALLY AFFECTED SUCH CREDITOR’S SETTLEMENT WITH A DEBTOR. If the Closing does not occur, the releases contemplated by this Section 6.2 shall be deemed null and void and of no further force or effect.

6.3 Use of Name. From and after the Closing Date, neither Sellers nor any of their respective Affiliates will directly or indirectly use in connection with any business activities (other than on behalf of Buyer or its Affiliates), any trade name, trademark, service mark or logo used by Pipelogic or any word, logo, expression, including the name “Pipelogic,” or other identifier of source that is confusingly similar thereto or constituting an abbreviation, derivation or extension thereof (the “Pipelogic Marks”). Within thirty (30) days following the Closing Date, Sellers shall, and shall cause their respective Affiliates to (a) remove, or cause to be removed, all such names, marks or logos from wherever they may appear on Sellers’ assets, including disposal of any unused stationery and literature of Sellers bearing the Pipelogic Marks and (b) amend the Organizational Documents of any Affiliate of any Seller bearing “Pipelogic” or any abbreviation, derivation or extension thereof in such Affiliate’s legal or business name (including “doing business as” or “DBA”) to a name that does not include the name “Pipelogic” or any abbreviation, derivation or extension thereof.

6.4 Further Assurances. Each Party hereto will, at the request of any other Party hereto, take such further actions as are requested and execute any additional documents, instruments or conveyances of any kind which may be reasonably necessary to further effect the transactions contemplated by this Agreement.

6.5 Confidentiality.

(a) Sellers agree that after the Closing Date any facts, information, know-how, processes, trade secrets, customer lists or confidential matters that relate in any way to the Pipelogic Business or Pipelogic shall be maintained in confidence and shall not be divulged by Sellers or their respective Affiliates to any party (other than on behalf of Buyer or Contributee or any of their Affiliates) unless and until they shall become public knowledge (other than by disclosure in breach of this Section 6.5) or as required by applicable Legal Requirements, including applicable securities laws and regulations; provided that before Sellers or any of their respective Affiliates disclose any of the foregoing as may be required by applicable Legal Requirements, such Person shall give Buyer or Contributee, as applicable, reasonable advance notice and take such reasonable actions as Buyer or Contributee, as applicable, may propose to minimize the required disclosure.

(b) Notwithstanding the foregoing, nothing herein shall prevent Sellers from making a good faith report of possible violations of applicable Legal Requirements to any governmental agency or entity or making disclosures that are protected under the whistleblower provisions of applicable Legal Requirements, and Sellers shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is: (1) made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and (y) solely for the purpose of reporting or investigating a suspected violation of law; (2) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (3) protected under the whistleblower provisions of applicable Legal Requirements.

6.6 Transfer Taxes.

(a) To the extent that any transfer, sales, use, excise, real property transfer or gain, gross receipts, goods and services, purchase, documentary, stamp, registration, retailer occupation or other similar Taxes (“Transfer Taxes”) arise by reason of the consummation of the transactions contemplated by this Agreement, such Transfer Taxes shall be borne and timely paid by Sellers. The Parties shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Legal Requirements, the amount of any such Transfer Taxes. Each Party will provide and make available to each other Party any resale certificates and other exemption certificates or information reasonably requested by such other Party.

(b) Any Tax Return that must be filed with respect to Transfer Taxes shall be prepared and filed when due by the Party primarily or customarily responsible under the applicable local Legal Requirements for the filing of such Tax Returns, and such Party will use its commercially reasonable efforts to provide drafts of such Tax Returns to the other Party at least ten (10) days prior to the expected filing date for such Tax Returns. Each Seller will provide Buyer with written evidence of its remittance of applicable Transfer Taxes. To the extent Transfer Taxes are actually collected from Buyer or its Affiliates, Sellers agree to remit to Buyer upon demand an amount in cash equal to such amount.

6.7 Tax Returns; Liability for Taxes; Other Tax Matters.

(a) Pre-Closing Tax Returns. Sellers will cause to be prepared each Tax Return of Pipelogic for a Pre-Closing Tax Period that is required to be filed by Pipelogic after the Closing Date (each, a “Pre-Closing Tax Return”). Such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by applicable Legal Requirements. At least thirty (30) days (or such shorter period as required to timely file such Tax Returns) prior to the due date for filing such Pre-Closing Tax Return, Sellers will deliver a copy of such Pre-Closing Tax Return, together with all supporting documentation and workpapers, to Buyer for its review and comment. Sellers will revise such Pre-Closing Tax Return to reflect any reasonable comments received from Buyer and, not later than five (5) days prior to the due date for filing such Pre-Closing Tax Return, will provide such revised Pre-Closing Tax Return to Buyer (executed, as may be required, by any present or former authorized owners or officers of Pipelogic) for filing by Buyer with the appropriate Governmental Authority. Not later than five (5) days prior to the due date for payment of Taxes with respect to such Pre-Closing Tax Return, Sellers will pay to (or at the direction of) Buyer the amount of any Seller Taxes with respect to such Pre-Closing Tax Return.

(b) Straddle Period Tax Returns. Buyer will prepare or cause to be prepared each Tax Return of Pipelogic for a Straddle Period (each, a “Straddle Tax Return”). Not later than thirty (30) days (or such shorter period as required to timely file such Tax Returns) prior to the due date for filing such Straddle Tax Return,

Buyer will deliver a copy of such Straddle Tax Return (other than Tax Returns relating to sales, use, payroll, or other Taxes that are required to be filed contemporaneously with, or promptly after, the close of a taxable period, in each case a copy of which shall be provided to Sellers by Buyer upon Sellers’ written request), together with all supporting documentation and workpapers, to Sellers for its review and comment. Buyer will cause such Straddle Tax Return (as revised to incorporate Sellers’ reasonable comments) to be filed timely with the appropriate Governmental Authority and will provide a copy to Sellers. Not later than five (5) days prior to the due date for payment of Taxes with respect to such Straddle Tax Return, Sellers will pay to (or at the direction of) Buyer the amount of any Seller Taxes with respect to such Straddle Tax Return.

(c) Proration of Straddle Period Taxes. In the case of Taxes that are payable with respect to any Straddle Period, the portion of any such Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date shall be:

(i) in the case of Taxes that are imposed on a periodic basis with respect to assets or capital, deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the portion of the period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire period; and

(ii) in the case of all other Taxes, deemed equal to the amount which would be payable if the relevant Straddle Period ended on and included the Closing Date; provided that exemptions, allowances, or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the portion of the Straddle Period ending on and including the Closing Date and the portion of the Straddle Period beginning after the Closing Date in proportion to the number of days in each period.

6.8 Cooperation on Tax Matters. Buyer and Sellers will cooperate fully as and to the extent reasonably requested by another Party in connection with the filing of Tax Returns and any audit, litigation, or other proceeding with respect to Taxes imposed on or with respect to the assets, operations or activities of Pipelogic (each a “Tax Proceeding”). Subject to Section 6.9, such cooperation will include the retention and (upon the other Party’s request) the provision of records and information which are reasonably relevant to any such Tax Proceeding. Notwithstanding the above, the control and conduct of any Tax Proceeding that is a Third-Party Claim shall be governed by Article VIII. Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding, or as may otherwise be necessary to enforce the provisions of this Agreement.

6.9 Books and Records. Sellers acknowledge and agree that from and after the Closing, Buyer and Contributee will be entitled to the originals of all Books and Records; provided, however, that for a period of seven (7) years following the Closing, Sellers shall have the right to make and retain copies of the Books and Records. Sellers will promptly deliver to Buyer and Contributee such originals or copies of all Books and Records and will cooperate with Buyer and Contributee in the preparation and/or audit of historical financial statements for the Pipelogic Business for such periods as may be reasonably requested by Buyer and Contributee. Buyer and Contributee shall cooperate in all reasonable respects with Sellers and will make available to it, during normal business hours, the Books and Records which relate to the period preceding the Closing Date and which are necessary or useful in connection with any third-party tax inquiry, audit or similar investigation or any dispute or litigation; provided, however, that prior to receiving access to any of the Books and Records, Sellers shall enter into a customary confidentiality agreement binding on it and any other person to whom the information may be disclosed; and provided further, however, that Buyer and Contributee shall be entitled to destroy Books and Records in accordance with a customary document retention policy.

6.10 Publicity. Except as required by a court of competent jurisdiction, applicable Legal Requirements, including applicable securities laws and regulations, or applicable rules and regulations of any stock exchange upon which the securities of a Party are listed or for disclosures required to be made in the financial statements of Buyer, Contributee or any of their Affiliates or in offering documents, none of the Parties hereto nor any of their respective Affiliates shall, without the prior consent of the other Parties (which shall not be unreasonably withheld), make any statement or any public announcement or press release with respect to the transactions contemplated by this Agreement. The obligations of the Parties under this Section 6.10 shall not preclude a Party or its Affiliates from disclosing information to their respective investors, employees, beneficial owners or representatives or as such Party or its Affiliates reasonably deem to be appropriate in connection with fund raising, financing and marketing activities undertaken by such Party or its Affiliates (provided that the receiving parties are advised of the confidential nature thereof and agree to hold such information confidential in accordance with the foregoing).

6.11 Exculpation Among Buyer and Contributee Equityholders. Each Seller acknowledges that it is not relying upon any equityholder of Buyer or Contributee, or any officer, director, partner, member, equityholder, employee, agent, manager or Affiliate of any such equityholder, in making its investment or decision to invest in Buyer or in monitoring such investment.

6.12 Reasonable Access.

(a) From the date of this Agreement until the Closing or the earlier termination of this Agreement pursuant to Article IX, subject to applicable Legal Requirements, Sellers shall give, and shall cause Pipelogic to give, Buyer, Contributee and their respective representatives upon reasonable advance written notice to Sellers or Pipelogic or their respective representatives access during reasonable times to the assets, facilities, properties, books, records, agreements and financial, operating and other data of Pipelogic and the Pipelogic Business and such other relevant information and materials as may be reasonably requested (including the ability to make copies and abstracts thereof, at Buyer’s or Contributee’s, as applicable, sole cost and expense) so that Buyer or Contributee, as applicable, may make such inspections (but excluding sampling or testing of the environment without Sellers’ prior written consent) thereof as Buyer or Contributee, as applicable, may reasonably require.

(b) Any information provided to or obtained by Buyer, Contributee or their respective representatives pursuant to Section 6.12(a) will be treated as if it were “Evaluation Material” (as defined in that certain letter agreement, dated April 3, 2018, entered into by Buyer for the benefit of Strike Capital (the “Confidentiality Agreement”)), and Buyer and Contributee shall be deemed to have the obligations with respect thereto that Buyer has with respect to Evaluation Material under the Confidentiality Agreement.

(c) Each of Sellers, Buyer and Contributee agrees to be bound by and comply with the provisions set forth in the Confidentiality Agreement as if each were a party to the Confidentiality Agreement and as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

6.13 Notice of Events. Prior to the Closing, each Party shall reasonably promptly notify each other Party in writing of (a) the occurrence or non-occurrence of any event or the existence of any fact or condition that would cause any condition set forth in Section 2.5(a), Section 2.5(c) or Section 2.5(d), as applicable, to not be satisfied, (b) any Claims in connection with the transactions contemplated by this Agreement commenced or threatened against Contributee, Buyer, any Seller or Pipelogic, as the case may be, or (c) any written notice or other written material communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; provided, that a Party’s good-faith failure to comply with this Section 6.13 shall not provide any other Party the right to terminate this Agreement or to abandon the transactions contemplated by this Agreement.

6.14 Further Action. Subject to the terms and conditions herein provided, during the period from the date of this Agreement through the Closing or the earlier valid termination of this Agreement pursuant to Article IX, each of the Parties shall execute and deliver such documents and take such further actions as may be reasonably necessary or desirable to carry out the provisions hereof and the transactions contemplated by this Agreement.

Upon the terms and subject to the conditions hereof, each of the Parties shall use commercially reasonable efforts under the circumstances including by taking, or causing to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using commercially reasonable efforts to (a) obtain all necessary consents from any Person, including Governmental Authorities, and making of all filings and the taking of all steps as may be necessary to obtain such consents or to avoid a Claim by any Governmental Authority, (b) defend any Claim, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (c) fulfill all conditions to the consummation of the transactions contemplated by this Agreement. In furtherance of and without limiting the foregoing, Sellers shall and shall cause Pipelogic to provide all reasonable assistance requested by Buyer or Contributee in connection with preparing any regulatory filings required under the Transaction Agreement, responding to requests for additional information in connection therewith, effecting the termination of any required waiting period and obtaining any required approval or consent.

6.15 Termination of Agreements. Except as set forth on Schedule 6.15, effective upon the Closing, Sellers shall, and shall cause Pipelogic to, terminate the Contracts with Affiliates set forth in (or required to be set forth in) Schedule 3.9, and shall, prior to the Closing, provide evidence of such termination to Buyer and Contributee in form and substance reasonably satisfactory to Buyer and Contributee. None of Buyer, Contributee or Pipelogic will have any liability after the Closing with respect to any such Contracts.

6.16 Revised Transaction Structure. The Parties shall, at Sellers’ option, consummate a revised transaction structure whereby the Pipelogic Membership Interests are conveyed to a newly-formed subsidiary of Buyer that is taxed as a partnership in exchange for interests in such subsidiary, such that Sellers and their Affiliates would receive the same economic and other benefits provided to the Unit Sellers in the Tax Receivable Agreement, the Company A&R Regulations and the Exchange Agreement (as such terms are defined in the Transaction Agreement); provided that (a) such revised transaction structure shall be effected in a manner so as to minimize any applicable Taxes to the Parties and (b) prior written consent of Buyer and Contributee shall be required if such revised transaction structure would result in any Tax consequences adverse to the Unit Sellers relative to not effecting such revised transaction structure.

ARTICLE VII

CLOSING; CLOSING DELIVERIES

7.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via electronic exchange of documents and signatures, on the date on which all conditions set forth in Section 2.4 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfilment or waiver of those conditions) shall have been satisfied or waived and immediately concurrently with and subject to the consummation of the transactions contemplated by the Transaction Agreement, or on such other date and at such other time and place as the Parties may hereafter mutually agree upon in writing (the “Closing Date”).

7.2 Seller Deliveries. At or prior to the Closing, Sellers shall deliver or cause to be delivered to Buyer or Contributee, as applicable:

(a) Assignment of Pipelogic Membership Interests to Buyer. (i) a counterpart of an assignment (the “Sentinel Assignment Agreement”) in a form mutually agreeable to the Parties evidencing the assignment and transfer to Buyer of Invacor’s portion of the Pipelogic Membership Interests, duly executed by Invacor and (ii) documentation and evidence reasonably satisfactory to Buyer and Contributee evidencing the assignment and transfer to Buyer of the Pipelogic Membership Interests not contributed to Buyer pursuant to the Sentinel Assignment Agreement;

(b) Public Certificates. A certificate of existence and good standing for Pipelogic issued by the Texas Comptroller of Public Accounts and dated as of a recent date;

(c) Internal Assignments. Evidence that Pipelogic shall have caused the assignment to Pipelogic of those certain assets and contracts set forth in Schedule 7.2(c);

(d) Forms W-9. IRS Form W-9s for and duly executed by each Seller;

(e) FIRPTA Certifications. A Certification of non-foreign status executed by Invacor in the form prescribed by Treasury Regulations § 1.1445-2(b)(2);

(f) Closing Certificate to Buyer. A certificate to Buyer, dated as of the Closing Date, certifying on behalf of Sellers that the conditions set forth in Sections 2.5(b)(ii), (iv), (v) and (vi) have been satisfied.

(g) Closing Certificate to Contributee. A certificate to Contributee, dated as of the Closing Date, certifying on behalf of Sellers that the conditions set forth in Sections 2.5(d)(ii), (iv), (v) and (vi) have been satisfied.

(h) Pledge Agreements. A counterpart duly executed by each Seller of a pledge agreement in the form attached hereto as Exhibit C (the “Pledge Agreements”); and

(i) Other Documents. All other documents reasonably requested by Buyer or Contributee to be delivered by Sellers in connection with the consummation of the transactions contemplated by this Agreement.

7.3 Buyer Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Sellers or Contributee, as applicable:

(a) Assignment of Pipelogic Membership Interests to Buyer. A counterpart of the Sentinel Assignment Agreement, duly executed by Buyer;

(b) Assignment of Pipelogic Membership Interests to Contributee. A counterpart of an assignment (the “Strike Assignment Agreement”) in a form mutually agreeable to the Parties evidencing the assignment and transfer to Contributee of the Pipelogic Membership Interests, duly executed by Buyer;

(c) Pledge Agreements. A counterpart of each Pledge Agreement, duly executed by Buyer;

(d) Form W-9. IRS Form W-9 for and duly executed by Buyer;

(e) FIRPTA Certification. A Certification of non-foreign status executed by Buyer in the form prescribed by Treasury Regulations § 1.1445-2(b)(2);

(f) Closing Certificate to Sellers. A certificate to Sellers, dated as of the Closing Date, certifying on behalf of Buyer that the conditions set forth in Sections 2.5(c)(ii), (iv) and (v) have been satisfied;

(g) Closing Certificate to Contributee. A certificate to Contributee, dated as of the Closing Date, certifying on behalf of Buyer that the conditions set forth in Sections 2.5(d)(iii), (iv), (v) and (vi) have been satisfied; and

(h) Other Documents. All other documents reasonably requested by Sellers or Contributee to be delivered by Buyer in connection with the consummation of the transactions contemplated by this Agreement.

7.4 Contributee Deliveries. At the Closing, Contributee shall deliver or cause to be delivered to Sellers or Buyer, as applicable:

(a) Assignment of Pipelogic Membership Interests to Contributee. A counterpart of the Strike Assignment Agreement, duly executed by Contributee;

(b) Pledge Agreements. Counterparts of the Pledge Agreements, duly executed by Strike Capital;

(c) Closing Certificate to Sellers. A certificate to Sellers, dated as of the Closing Date, certifying on behalf of Contributee that the conditions set forth in Sections 2.5(c)(iii), (iv) and (v) have been satisfied; and

(d) Closing Certificate to Buyer. A certificate to Buyer, dated as of the Closing Date, certifying on behalf of Contributee that the conditions set forth in Sections 2.5(b)(iii), (iv) and (v) have been satisfied.

ARTICLE VIII

INDEMNIFICATION

8.1 Indemnities of Sellers.

(a) Seller Indemnified Liabilities. Subject to the provisions of this Article VIII, from and after the Closing, Sellers shall jointly and severally indemnify, defend and hold harmless Contributee or any of its Affiliates (including, without limitation, Buyer), and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (each, a “Contributee Indemnified Party” and, collectively, the “Contributee Indemnified Parties”) from, against and in respect of any Damages or Claims that arise out of, relate to or result from any of the following described matters (herein collectively referred to as the “Seller Indemnified Liabilities,” and individually as a “Seller Indemnified Liability”): (i) any representation or warranty made by any Seller in this Agreement or the other Transaction Documents not having been true and correct as of the Closing Date (provided that (A) the text of any representation or warranty that refers to a specific date shall be deemed to continue to refer to such date and (B) any qualification as to materiality or Material Adverse Effect shall be disregarded); (ii) any breach by any Seller of any covenant or obligation of it in this Agreement; (iii) any Seller Taxes and (iv) any Pre-Closing Liability.

(b) Deductibles. Notwithstanding anything to the contrary in Section 8.1(a), in no event shall any amount be recovered from Sellers for any Seller Indemnified Liability resulting from matters described in Section 8.1(a)(i), unless such Seller Indemnified Liability or series of related Seller Indemnified Liabilities exceeds $15,000 (the “De Minimis Amount”) and until the aggregate amount of all Seller Indemnified Liabilities incurred by the Contributee Indemnified Parties, as applicable, resulting from matters described in Section 8.1(a) exceeds on an aggregate basis $100,000 (the “Deductible”), in which event Sellers will be obligated, subject to the other provisions of this Agreement, to indemnify the Contributee Indemnified Parties, as applicable, for the entire amount of such Seller Indemnified Liability; provided, however, that Sellers’ liability for any Seller Indemnified Liability will not be limited as set forth in this Section 8.1(b) if such Seller Indemnified Liability (i) relates to a breach of any representation or warranty contained in Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.15, 3.24, 3.25, 3.26 or 3.30 (collectively, the “Seller Fundamental Representations”) or in Section 3.20 or (ii) arises pursuant to Section 8.1(a)(ii), Section 8.1(a)(iii) or Section 8.1(a)(iv).

(c) Time Limitations. Notwithstanding anything to the contrary in this Agreement, in no event shall any of the Contributee Indemnified Parties, as applicable, be permitted to make any Claim under Section 8.1(a) unless such Claim is first made on or prior to the eighteen (18) month anniversary of the Closing Date; provided, however, that such eighteen (18) month survival period shall not apply to (i) any Claim under Section 8.1(a)(i) relating to the breach of any representation or warranty contained in the Seller Fundamental Representations or in

Section 3.20 or any Claim under Section 8.1(a)(iii) (which Claim, in any such case, must be asserted on or before the date which is ninety (90) days after the expiration of the applicable statute of limitations); (ii) any Claim under Section 8.1(a)(ii) with respect to a breach any covenant or agreement required to be performed prior to or at the Closing (which Claim must be asserted on or before the date which is nine (9) months after the Closing Date); (iii) any Claim under Section 8.1(a)(ii) with respect to a breach any covenant or agreement required to be performed following the Closing (which Claim must be asserted on or before the date which is ninety (90) days after the expiration of the time of performance of such covenant or obligation); or (iv) any Claim under Section 8.1(a)(iv) (which Claim must be asserted on or before the third anniversary of the Closing Date).

(d) Caps. In no event will Sellers be required to make payments in respect of Seller Indemnified Liabilities pursuant to Section 8.1(a)(i) that exceed in the aggregate fifteen percent (15%) of the Purchase Price allocated to Sellers pursuant to Section 2.3 of this Agreement; provided, however, that Sellers’ liability for any Seller Indemnified Liabilities will not be limited as set forth in this Section 8.1(d) for any breach of any of the Seller Fundamental Representations or any of the representations or warranties in Section 3.20, for any Seller Taxes or for any Pre-Closing Liabilities; further provided that in no event will Sellers be required to make payments in respect of any breach of any of the Seller Fundamental Representations that exceed in the aggregate the Purchase Price.

(e) Fraud. None of the limitations set forth in Section 8.1(b), 8.1(c) or 8.1(d) shall apply with respect to any Claim by a Contributee Indemnified Party that is determined to be the result of actual fraud or criminal conduct by Sellers.

(f) Contributee’s Knowledge. The knowledge of Contributee or any other Contributee Indemnified Party obtained prior to the date of this Agreement or prior to the Closing shall not affect any Contributee Indemnified Party’s ability to recover indemnification from Sellers pursuant to this Article VIII.

(g) CSL Energy Holdings. Notwithstanding anything to the contrary in this Agreement, except in the case of fraud, the sole and exclusive remedy of any Contributee Indemnified Party against CSL Energy Holdings pursuant to or in any way arising out of this Agreement shall be the recovery of the Buyer Shares held by CSL Energy Holdings and obtained pursuant to this Agreement (it being understood that in no circumstance shall CSL Energy Holdings be liable for or required to deliver any other cash amounts or assets in connection with this Agreement).

8.2 Indemnities of Buyer.

(a) Buyer Indemnified Liabilities. Subject to the provisions of this Article VIII, from and after the Closing, Buyer shall indemnify, defend and hold harmless (x) Sellers, Sellers’ Affiliates, and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees (collectively, the “Seller Indemnified Parties”) and (y) the Contributee Indemnified Parties from, against and in respect of any Damages or Claims that arise out of, relate to or result from any of the following described matters (herein collectively referred to as the “Buyer Indemnified Liabilities”): (i) any representation or warranty made by Buyer in this Agreement or the other Transaction Documents not having been true and correct as of the Closing Date (provided that (A) the text of any representation or warranty that refers to a specific date shall be deemed to continue to refer to such date and (B) any qualification as to materiality shall be disregarded) and (ii) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

(b) Cap. Notwithstanding anything to the contrary in Section 8.2, in no event shall Buyer be required to make payments pursuant to Section 8.2(a)(i) that exceed in the aggregate the Purchase Price.

8.3 Indemnities of Contributee.

(a) Contributee Indemnified Liabilities. Subject to the provisions of this Article VIII, from and after the Closing, Contributee shall indemnify, defend and hold harmless (x) the Seller Indemnified Parties and

(y) Buyer, Buyer’s Affiliates (other than Contributee), and their respective directors, stockholders, officers, partners, employees, agents, consultants, attorneys, representatives, successors, transferees and assignees from, against and in respect of any Damages or Claims that arise out of, relate to or result from any of the following described matters (herein collectively referred to as the “Contributee Indemnified Liabilities”): (i) any representation or warranty made by Contributee in this Agreement or the other Transaction Documents not having been true and correct as of the Closing Date (provided that (A) the text of any representation or warranty that refers to a specific date shall be deemed to continue to refer to such date and (B) any qualification as to materiality shall be disregarded) and (ii) any breach by Contributee of any covenant or obligation of Contributee in this Agreement.

(b) Cap. Notwithstanding anything to the contrary in Section 8.1, in no event shall Contributee be required to make payments pursuant to Section 8.3(a)(i) that exceed in the aggregate the Purchase Price.

8.4 Claim Procedures. Each party that desires to make a Claim for indemnification pursuant to this Article VIII (an “Indemnified Party”) shall provide notice (a “Claim Notice”) thereof in writing to Buyer (if the Indemnified Party is seeking indemnification pursuant to Section 8.2), to Sellers (if the Indemnified Party is seeking indemnification pursuant to Section 8.1) or to Contributee (if the Indemnified Party is seeking indemnification pursuant to Section 8.3) (“Indemnifying Party”), specifying the nature and basis for such claim and a copy of all papers served with respect to such claim (if any). For purposes of this Section 8.4, receipt by a party of written notice of any Third-Party Claim which gives rise to a Claim on behalf of such party shall require prompt delivery of a Claim Notice to the Indemnifying Party of the receipt of such Third-Party Claim; provided, however, that an Indemnified Party’s failure to send or delay in sending a Claim Notice shall not relieve an Indemnifying Party from liability hereunder with respect to such Claim except to the extent and only to the extent the Indemnifying Party is materially prejudiced by such failure or delay.

8.5 Calculation, Timing, Manner and Characterization of Indemnification Payments.

(a) Payments of all amounts owing by an Indemnifying Party as a result of a Third-Party Claim shall be made as and when damages with respect thereto are incurred by the Indemnified Party and within five (5) Business Days after the Indemnified Party makes demand therefor to the Indemnifying Party. Payments of all amounts owing by an Indemnifying Party other than as a result of a Third-Party Claim shall be made within five (5) Business Days after the later of (i) the date the Indemnifying Party is deemed liable therefor pursuant to this Article VIII or (ii) if disputed, the date of the adjudication of the Indemnifying Party’s liability to the Indemnified Party under this Agreement. All amounts due and payable hereunder (A) with respect to a Third-Party Claim, shall bear interest at the Past Due Rate from the date due and payable hereunder until the date paid and (B) with respect to a claim other than a Third-Party Claim, shall bear interest at the Past Due Rate from the date the Indemnified Party suffers the damages until the date paid.

(b) Any indemnity payments made hereunder shall be treated for all Tax purposes as an adjustment to the Purchase Price unless otherwise required by applicable Legal Requirements following a Final Determination.

8.6 Recovery. In the event Damages suffered by any Indemnified Party are recoverable under more than one provision of this Agreement and even though an Indemnified Party is permitted to rely on each provision of Article VIII independently (as contemplated in Section 8.9), such Indemnified Party shall only be permitted to recover with respect to any particular Damages suffered by it one time as it is the Parties’ intent that once any particular Damages have been recovered by a particular Indemnified Party under one provision, such Damages no longer exist with respect to such Indemnified Party and, therefore, recovery by such particular Indemnified Party for such same Damages under another provision would constitute an unintended and prohibited “double” recovery. Notwithstanding the foregoing, an Indemnified Party shall be entitled to seek recovery under such provisions of this Agreement that maximizes its recovery (e.g., if particular Damages would be subject to the Deductible if a Claim were made under one provision but would not be subject to the Deductible if made under another provision, or if Damages would be time barred under Section 8.1(c) if a Claim were made under one provision but would not be time barred if made under another provision or if Damages would not be recoverable under Section 8.1(a)(i) as a result of a limitation of a representation or warranty to the Knowledge of Sellers but would be recoverable under the indemnification included in Section 8.1(a)(iii), then the Indemnified Party may seek recovery under the provision that is not subject to the Deductible or is not time barred or not subject to the knowledge qualification).

8.7 Offset Rights and Limitations.

(a) If any amounts are owing to any Contributee Indemnified Party from a Seller in accordance with this Agreement and such amounts are not paid to such Contributee Indemnified Party within the appropriate time period specified in this Agreement, then, in each case, such Contributee Indemnified Party may elect to (but will not be required to elect), if agreed upon by Contributee, pursue remedies directly against such Seller, and may offset any amounts finally determined in accordance with this Agreement as owing by such Seller to such Contributee Indemnified Party against any Buyer Shares held by such Seller on a dollar for dollar basis pursuant to the terms of this Section 8.7 and the Pledge Agreements.

(b) If any Contributee Indemnified Party chooses to offset any amounts finally determined in accordance with this Agreement as owing by a Seller to such Contributee Indemnified Party against the Buyer Shares in accordance with Section 8.7(a), such Contributee Indemnified Party will give notice in accordance with Section 10.2 to such Seller of its decision. Such Seller will then have a period of fifteen (15) days following receipt of such notice in which to elect to pay such Contributee Indemnified Party in cash the amounts for which such Seller is liable. If such Seller does not pay such amounts in cash within such 15-day period, Contributee will be permitted to have forfeited and cancelled, at the end of such 15-day period, Buyer Shares owned by such Seller having a fair market value (as reasonably determined by Buyer in its sole discretion) equal to the amounts owed by such Seller to such Contributee Indemnified Party. Each Seller hereby grants Contributee a limited power of attorney to execute and deliver appropriate documentation on such Seller’s behalf for such purpose.

8.8 Survival. Except to the extent expressly limited by this Agreement, the representations, warranties, and indemnities set forth in this Article VIII shall survive the Closing and delivery of the Transaction Documents in accordance with their respective terms.

8.9 Reliance. The Parties acknowledge and agree that any of the subsections of Section 8.1 may be relied upon independently of and without regard to any other of such subsections more specifically or generally covering the same subject matter and without regard to the knowledge of any party entitled to the benefits of the provisions of Article VIII.

8.10 Control of Third-Party Claims.

(a) In the event of the assertion of any Third-Party Claim, the Indemnifying Party, at its option, may assume (with legal counsel reasonably acceptable to the Indemnified Party) at its sole cost and expense the defense of such Third-Party Claim if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such Third-Party Claim and may assert any defense of the Indemnified Party or the Indemnifying Party; provided that the Indemnified Party shall have the right at its own expense to participate jointly with the Indemnifying Party in the defense of any such Third-Party Claim. Counsel representing both the Indemnifying Party and the Indemnified Party must acknowledge in writing its obligation to act as counsel for all parties being represented and must acknowledge and respect separate attorney-client privileges with respect to each party represented. If the Indemnifying Party elects to undertake the defense of any Third-Party Claim hereunder, the Indemnified Party shall cooperate with the Indemnifying Party in the defense or settlement of the Third-Party Claim, including providing access to information, making documents available for inspection and copying, and making employees available for interviews, depositions and trial. The Indemnifying Party shall not be entitled to settle any Third-Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

(b) If the Indemnifying Party, by the 30th day after receipt of notice of any Third-Party Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such Third-Party Claim) does not assume actively and in good faith the defense of any such Third-Party Claim or action resulting therefrom, the Indemnified Party may, at the Indemnifying Party’s expense, defend against such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Indemnified Party shall not settle or compromise any Third-Party Claim for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed).

(c) Notwithstanding anything in this Section 8.10 to the contrary, Buyer shall in all cases be entitled to control the defense of a Third-Party Claim if Buyer reasonably believes (i) such Third-Party Claim could result in liabilities which, taken together with other then outstanding Claims by Buyer under this Agreement, could exceed the remaining potential Damages payable by Sellers under this Agreement or the amount that Buyer believes they will be able to collect from Sellers under this Agreement or (ii) such Third-Party Claim could adversely affect in any material respect Buyer or its Affiliates other than as a result of money damages or if injunctive or other non-monetary relief has been sought against Buyer or its Affiliates.

8.11 Express Negligence. THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN THIS ARTICLE VIII BE CONSTRUED AND APPLIED AS WRITTEN ABOVE, NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, BUT LIMITED TO THE EXTENT PROVIDED ABOVE, SUCH INDEMNITIES SHALL APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED ABOVE, THE INDEMNITIES SET FORTH IN THIS ARTICLE VIII SHALL APPLY TO AN INDEMNIFIED PARTY’S SOLE OR CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

8.12 Exclusive Remedy. In the absence of fraud, the indemnification provisions in this Article VIII will be the sole and exclusive remedy and recourse for any breach of this Agreement by the Parties, or for any Claim by Buyer or Contributee relating to Pipelogic, the Pipelogic Assets, or the Pipelogic Business. In addition, (a) in the event of a breach or threatened breach by a Seller of any of the provisions of Sections 6.2 or 6.5, each of Buyer and Contributee shall be entitled to immediate injunctive relief, as Sellers acknowledge and agree that any such breach would cause each of Buyer and Contributee irreparable injury for which they would have no adequate remedy at law; and (b) any Party hereto shall be entitled to seek specific performance against any other Party hereto pursuant to Section 10.10.

ARTICLE IX

TERMINATION

9.1 Termination.

(a) This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing as follows:

(i) by mutual written agreement of the Parties;

(ii) by any Party, by written notice to the others, if there shall be in effect a final non-appealable order of a Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting consummation of the transactions contemplated hereby; it being agreed that the Parties shall promptly appeal any adverse determination that is not non-appealable (and pursue such appeal with reasonable diligence in accordance with the terms hereof);

(iii) by Sellers (so long as Sellers are not then in breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement such that the applicable conditions to Closing in Sections 2.5(b) or 2.5(d) would not be satisfied), by written notice to Buyer and Contributee, in the event of a breach of any representation, warranty, covenant or agreement of Buyer or Contributee contained in this Agreement, which breach would result in the failure of a condition set forth in Section 2.5(c) and which breach has not been cured within 30 days of receipt of written notice thereof or cannot be cured within 30 days after Buyer and Contributee receive written notice from Sellers of such breach;

(iv) by Contributee (so long as Contributee is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the applicable conditions to Closing in Section 2.5(b) or 2.5(c) would not be satisfied) by written notice to Sellers and Buyer, in the event of a breach of any representation, warranty, covenant or agreement of Sellers or Buyer contained in this Agreement, which breach would result in the failure of a condition set forth in Section 2.5(d) and which breach has not been cured within 30 days of receipt of written notice thereof or cannot be cured within 30 days after Sellers and Buyer receive written notice from Contributee of such breach;

(v) by Buyer (so long as Buyer is not then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement such that the applicable conditions to Closing in Section 2.5(c) or 2.5(d) would not be satisfied) by written notice to Sellers and Contributee, in the event of a breach of any representation, warranty, covenant or agreement of Sellers or Contributee contained in this Agreement, which breach would result in the failure of a condition set forth in Section 2.5(d) and which breach has not been cured within 30 days of receipt of written notice thereof or cannot be cured within 30 days after Sellers and Contributee receive written notice from Contributee of such breach; and

(vi) by Contributee, following the occurrence of a Material Adverse Effect, by written notice provided to Sellers.

(b) This Agreement shall automatically terminate and be of no further force or effect upon any termination of the Transaction Agreement.

9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article IX this Agreement shall become void and of no force or effect with no Liability on the part of any Party (or of any of its respective directors, managers, officers, shareholders, members or Affiliates); provided, however, that no such termination shall relieve any Party of any Liability or damages resulting from any material breach of this Agreement or the Transaction Documents prior to such termination; and provided further, that the provisions of Article X shall remain in full force and effect.

ARTICLE X

MISCELLANEOUS

10.1 Assignment. This Agreement and the rights hereunder may not be assigned by Buyer without the prior written consent of Sellers and Contributee. This Agreement and the rights hereunder may not be assigned by Contributee without the prior written consent of Sellers; provided, however, that (a) Contributee shall be permitted to collaterally assign without Sellers’ consent this Agreement and its rights herein and in the other Transaction Documents to Contributee’s and its Affiliate’s lenders and (b) Contributee may assign without Sellers’ consent the provisions and benefits of this Agreement to any transferee of all or substantially all of the Pipelogic Business, and Sellers hereby consent to any such assignment; provided, however, that no such assignment shall relieve Contributee of its obligations hereunder. This Agreement and the rights hereunder may not be assigned by Sellers without the prior written consent of Contributee; provided, however, that prior to the Closing CSL Energy Holdings may assign its rights and obligations hereunder (including its rights to receive its portion of the Buyer Shares) to one of its Affiliates without the consent of Contributee or Buyer. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

10.2 Notices. Unless otherwise provided herein, any notice, request, consent, instruction or other document to be given hereunder by any Party hereto to another Party hereto shall be in writing and will be deemed given (a) when received if delivered personally or by courier; (b) the date sent if delivered by email so long as such notice and communication is furnished to a nationally recognized overnight courier for next Business Day delivery; (c) three (3) Business Days after mailing if sent by certified or registered mail, return receipt requested; or (d) one (1) Business Day after being furnished to a nationally recognized overnight courier for next Business Day delivery, as follows:

If to Sellers and, prior to the Closing, Buyer, addressed to:

c/o CSL Capital Management, L.P.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

Attention: Saheb Sabharwal

Email: saheb@clsenergy.com

Facsimile: 281-946-8967

with a copy to:

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, TX 77002

Attention: David Lange

Email: dlange@winston.com

If to Contributee and, following the Closing, Buyer, addressed to:

Strike, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Steven Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to:

Jones Day

2727 North Harwood Street

Dallas, TX 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and

iwhite@jonesday.com

or to such other place and with such other copies as a Party may designate as to itself by written notice to the others in accordance with this Section 10.2.

10.3 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement is to be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to its rules of conflict of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Claim, the United States District Court for the District of Delaware. A final judgment in any such Claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. To the extent that service of process by mail is permitted by any applicable Legal Requirement, each Party irrevocably consents to the service of process in any such Claim in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for in this Agreement. Each Party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Claim in the Delaware Court of Chancery in New Castle County, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Claim, the United States District Court for the District of Delaware and (b) any claim that any such Claim brought in any such court has been brought in an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LEGAL REQUIREMENTS WHICH CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND AGREES TO CAUSE EACH OF ITS AFFILIATES TO WAIVE, AND COVENANTS THAT NEITHER IT NOR ANY OF HIS, HER OR ITS AFFILIATES WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY CLAIM ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INFORMED BY THE OTHER PARTIES THAT THIS SECTION 10.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

10.4 Entire Agreement; Amendments and Waivers. This Agreement, together with all Exhibits, Annexes and Schedules hereto, and the other Transaction Documents constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the Parties, and there are no other warranties, representations or other agreements between the Parties in connection with the subject matter hereof. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all Parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly agreed to in writing by the affected Party.

10.5 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Expenses. Each Party hereto will be responsible for its own legal fees and other expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement by such Party (including, for the avoidance of doubt, the Transaction Costs) and neither Party shall be responsible for such expenses of the other Party or Parties.

10.7 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

10.8 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto, the Seller Indemnified Parties, the Contributee Indemnified Parties and their successors and assigns permitted under this Agreement, and no provisions of this Agreement shall be deemed to confer upon any other Persons any remedy, claim, liability, reimbursement, cause of action or other right except as expressly provided herein.

10.9 No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the Parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

10.10 Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Parties hereto would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties hereto agrees that the other Parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any State thereof having jurisdiction over the Parties hereto and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

(Remainder of page intentionally left blank. Signature page follows.)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

SELLERS:

INVACOR PIPELINE AND PROCESS SOLUTIONS, LlC

By:	/s/ Saheb Sabharwal
Name:	Saheb Sabharwal
Title:	Vice President

CSL ENERGY HOLDING III CORP, LLC

By:	/s/ Kent Jamison
Name:	Kent Jamison
Title:	Vice President

BUYER:

SENTINEL ENERGY SERVICES INC.

By:	/s/ Krishna Shivram
Name:	Krishna Shivram
Title:	Chief Executive Officer

CONTRIBUTEE:

STRIKE, LLC

By:	/s/ Stephen V. Pate
Name:	Stephen V. Pate
Title:	Chief Executive Officer

SIGNATURE PAGE TO

CONTRIBUTION AGREEMENT

EXHIBIT A

DEFINED TERMS

“Accounting Arbitrator” means PricewaterhouseCoopers LLP, or such other accounting firm or other professional services firm of regional or national standing as may be agreed upon in writing by Sellers and Buyer.

“Affiliate” means with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under a common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Annual Financial Statements” has the meaning set forth in Section 3.18(a).

“Assumed Obligations” means (a) obligations first arising and solely attributable to the ownership and operation of Pipelogic and the Pipelogic Assets after the Closing Date under any Material Contract (unless obtained and furnished to Buyer before the Closing) (it being acknowledged for the avoidance of doubt that payment and other obligations arising under the Material Contracts or other Contracts after the Closing Date but which relate to, in part or in whole, matters occurring prior to the Closing Date, to the extent relating to pre-Closing Date matters, shall not be Assumed Obligations and shall be Pre-Closing Liabilities), (b) obligations arising from the ownership, use, possession, or operation of the Pipelogic Business or the Pipelogic Assets to the extent attributable to conditions or circumstances first occurring or existing after the Closing Date and (c) obligations expressly accounted for as current liabilities in the final calculation of the Final Net Working Capital; provided, however, that any Damages or Claims arising from or attributable to any breach by a Sellers of any representation and warranty contained in this Agreement shall not be Assumed Obligations.

“Books and Records” means all books and records pertaining to Pipelogic, the Pipelogic Business, the Pipelogic Assets or the Assumed Obligations, in any media or format, including all books of account, journals and ledgers, files, correspondence, memoranda, maps, plats, customer lists, suppliers lists, personnel records relating to the employees of Pipelogic, catalogs, promotional materials, data processing programs and other computer software, building and machinery diagrams and plans.

“Business Day” means any day other than a Saturday, Sunday or legal holiday under the laws of the United States or the State of New York.

“Buyer” has the meaning set forth in the introductory paragraph.

“Buyer Indemnified Liabilities” has the meaning set forth in Section 8.2(a).

“Buyer Organizational Documents” has the meaning set forth in Section 4.1.

“Buyer Shares” has the meaning set forth in the Section 2.3.

“Buyer Shares Issuance Price” means $10.00.

“CAA” means the federal Clean Air Act, as amended.

“Cash” means cash and marketable securities and short-term investments, but excluding any cash and cash equivalents that (a) are held in escrow or as a deposit, (b) resulted from the proceeds of any casualty loss with respect to any asset reflected on the Interim Balance Sheet or (c) are restricted balances.

Exhibit A-1

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended.

“Claim” means any and all claims, causes of action, demands, lawsuits, suits, adversarial proceedings, governmental investigations, audits, examinations and administrative proceedings and orders.

“Claim Notice” has the meaning set forth in Section 8.4.

“Closing” has the meaning set forth in Section 7.1.

“Closing Date” has the meaning set forth in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” has the meaning set forth in Section 6.12(b).

“Consolidated Group” means any affiliated, combined, consolidated, unitary or similar group with respect to any Taxes, including any affiliated group within the meaning of Section 1504 of the Code electing to file consolidated federal income Tax Returns and any similar group under foreign, state or local law.

“Contract” means any contract, agreement, option, right to acquire, preferential purchase right, preemptive right, warrant, indenture, debenture, note, bond, loan, loan agreement, collective bargaining agreement, lease, mortgage, franchise, license, purchase order, bid, commitment, letter of credit, guaranty, surety or any other legally binding arrangement, whether oral or written.

“Contributee” has the meaning set forth in the introductory paragraph.

“Contributee Indemnified Parties” has the meaning set forth in Section 8.1(a).

“Contributee Organizational Documents” has the meaning set forth in Section 5.1.

“Creditors’ Rights” has the meaning set forth in Section 3.3.

“Damages” means all debts, liabilities, obligations, losses, including damages, loss of profits, cost and expenses, whether actual or consequential, interest (including prejudgment interest), penalties, reasonable legal fees, disbursements and costs of investigations, deficiencies, levies, duties and imposts.

“De Minimis Amount” has the meaning set forth in Section 8.1(b).

“Debt” means, for a particular Person without duplication: (a) indebtedness of such Person for borrowed money, including the face amount of any letter of credit, any financing break-fees, pre-pay penalty fees, early termination fees or similar fees and any other obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable and other accrued liabilities arising in the Ordinary Course of Business of Pipelogic); (d) obligations of such Person as lessee under capital leases and obligations of such Person in respect of synthetic leases; (e) obligations of such Person under any hedging arrangement, including the mark-to-market value of any obligations arising as a result of or under any hedging arrangements outstanding as of the Closing; (f) obligations of such Person under any deferred compensation, severance or termination payments owed to employees of the Pipelogic Business as of the Closing; (g) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or

Exhibit A-2

otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above; and (h) indebtedness or obligations of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any property of such Person.

“Deductible” has the meaning set forth in Section 8.1(b).

“EBITDA” means earnings before interest, tax, depreciation and amortization.

“Environmental Authorization” means any license, permit, certificate, order, approval, consent, notice, registration, exemption, variance, filing, or other form of permission required from a Governmental Authority under or issued pursuant to any Environmental Law.

“Environmental Laws” means all Legal Requirements relating to pollution or protection of human health or safety (as related to Hazardous Materials), natural environmental resources or the environment (including ambient air, surface, water, ground water, land surface or subsurface strata), including Legal Requirements relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials. Environmental Laws include the following: CAA, CERCLA, EPCRA, FIFRA, FWPCA, OPA, OSHA, RCRA, SARA and TSCA.

“Environmental Liabilities” means any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand, directive or request from a Governmental Authority, the cost of performing any investigatory or remedial action required under Environmental Laws in response to a Release of Hazardous Materials (including any work performed under any Voluntary Cleanup Program), the amount of any administrative or civil penalty or criminal fine or supplemental environmental project, and any court costs and reasonable amounts for attorneys’ fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any Claim, regardless of whether such Claim is threatened, pending or completed, that may be or have been asserted against or imposed upon any owner or operator of the Pipelogic Business, to the extent any of the foregoing arises out of:

(a) failure of Pipelogic or any of its Affiliates, any Predecessor, or the Pipelogic Business to comply at any time before the Closing Date with all Environmental Laws;

(b) presence of any Hazardous Materials on, in, under, at or in any way affecting any property used in the Pipelogic Business at any time before the Closing Date;

(c) a Release or threatened Release at any time before the Closing Date of any Hazardous Materials on, in, at, under or in any way affecting the Pipelogic Business or any property used therein or at, on, in, under or in any way affecting any adjacent site or facility;

(d) a Release or threatened Release of any Hazardous Materials on, in, at, under or from any real property other than those described in clause (c) of this definition and to which Pipelogic or any of its Affiliates or any Predecessor transported or disposed, or arranged for the transportation or disposal of, Hazardous Materials generated at or arising from operation of the Pipelogic Business at any time before the Closing Date;

(e) identification of Pipelogic or any of its Affiliates or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

(f) presence at any time before the Closing Date of any above-ground and/or underground storage tanks, or any asbestos-containing material on, in, at, or under any property used in connection with the Pipelogic Business; or

Exhibit A-3

(g) any and all Claims arising out of exposure to Hazardous Materials originating at the Pipelogic Business or any adjoining property, resulting from operation thereof, or located at the Pipelogic Business, where such exposure allegedly occurred prior to the Closing Date.

“EPCRA” means the Emergency Planning and Community Right to Know Act, as amended.

“ERISA” has the meaning set forth in Section 3.25(a)(i).

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Facilities” has the meaning set forth in Section 3.10(c).

“FIFRA” means the Federal Insecticide, Fungicide & Rodenticide Act, as amended.

“Final Determination” means (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final, (b) a closing agreement made under Section 7121 of the Code (or a comparable agreement under the laws of a state, local, or foreign taxing jurisdiction) with the relevant Governmental Entity or other administrative settlement with or final administrative decision by the relevant Governmental Authority, (c) a final disposition of a claim for refund, or (d) any agreement between Buyer and Sellers which they agree will have the same effect as an item in (a), (b), or (c) for purposes of this Agreement.

“Financial Statements” has the meaning set forth in Section 3.17.

“FWPCA” means the Federal Water Pollution Control Act, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any governmental, quasi-governmental, state, tribal, municipal, regional, provincial, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

“Hazardous Material” means any chemical, product, material, waste or substance that, whether by its nature or its use, is regulated or as to which liability arises, under any Environmental Law, including:

(a) solid or hazardous wastes, as defined in RCRA or in any other Environmental Law;

(b) hazardous substances, as defined in CERCLA or in any other Environmental Law;

(c) toxic substances, as defined in TSCA or in any other Environmental Law;

(d) pollutants or contaminants, as defined in the CAA or the FWPCA, or in any other Environmental Law;

(e) insecticides, fungicides, or rodenticides, as defined in FIFRA or in any other Environmental Law;

(f) petroleum hydrocarbons including natural gas, crude oil, or any components, fractions or derivatives thereof; and

Exhibit A-4

(g) gasoline or any other petroleum product or byproduct, polychlorinated biphenyls, asbestos, urea formaldehyde, NORM, radioactive materials or radon.

“Indemnified Party” has the meaning set forth in Section 8.4.

“Indemnifying Party” has the meaning set forth in Section 8.4.

“Insurance Policies” has the meaning set forth in Section 3.28.

“Intellectual Property Rights” means any and all proprietary, industrial and intellectual property rights, under the law of any jurisdiction or rights under international treaties, both statutory and common law rights, including (a) patents, patent applications, utility models, and invention disclosures, including all reissuances, continuations, continuations-in-part, divisions, supplementary protection certificates, extensions and re-examinations thereof; (b) trademarks, service marks, logos, designs, trade names, trade dress, domain names, corporate names, and other identifiers of source, including all registrations and applications for registration thereof (whether or not filed) and goodwill associated therewith; (c) copyrights and registrations and applications for registration thereof (whether or not filed) and other rights in works of authorship, whether or not published, including software, firmware and databases; (d) trade secrets, know-how, and rights in proprietary information, inventions, customer lists and information, supplier lists, manufacturer lists, manufacturing and production processes and techniques, blueprints, drawings, schematics, and manuals; (e) the right to sue and collect damages for any past, present, and future infringement, misappropriation, dilution, or other violation of any of the foregoing; and (f) moral rights relating to any of the foregoing.

“Interest” means (a) capital stock, member interests, partnership interests, other equity interests, rights to profits or revenue and any other similar interest, (b) any security or other interest convertible into or exchangeable or exercisable for any of the foregoing and (c) any right (contingent or otherwise) to acquire any of the foregoing.

“Interim Balance Sheet” has the meaning set forth in Section 3.17(b).

“Interim Financial Statements” has the meaning set forth in Section 3.17(b).

“Knowledge of Sellers” means the actual or constructive knowledge of Christopher Oversby, Kim Bagby or Jeff Epley, after due inquiry.

“Leased Equipment” has the meaning set forth in Section 3.11(a).

“Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement (including any of the foregoing that relates to environmental standards or controls, energy regulations and occupational, safety and health standards or controls including those arising under Environmental Laws) of any Governmental Authority.

“Lien” means any lien, pledge, condemnation award, claim, restriction, charge, preferential purchase right, exclusive license, security interest, mortgage or encumbrance of any nature whatsoever including as a statutory landlord lien.

“Material Adverse Effect” means any material and adverse effect on the assets, liabilities, financial condition, business, operations, affairs or prospects of the Pipelogic Business, taken as a whole; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: any event, circumstance, change, occurrence or effect (collectively, the “Events”) arising from (a) any change in interest rates or general economic conditions (including changes in the price of gas, oil or other natural resources); (b) any major national or

Exhibit A-5

international political event or occurrence, including acts of war or terrorism or any natural disaster, whether or not occurring or commenced before or after the date of this Agreement; (c) any actions required in order to obtain any waiver or consent from any Person or Governmental Authority in connection with the transactions contemplated by this Agreement and the Transaction Documents; (d) changes in financial, banking or securities markets (including but not limited to changes in foreign currency exchange rates) and any disruption thereof and decline in the price of any security or any market index; and (e) changes in accounting standards, requirements or principles (including GAAP).

“Material Contract” has the meaning set forth in Section 3.13(a).

“Material Waiver” means a waiver by Pipelogic of a provision of a Material Contract which waiver will result in Buyer or Pipelogic, as applicable, either (a) receiving less consideration under the Material Contract than would have been received without the waiver, or (b) incurring greater liability under the Material Contract than would have been incurred without the waiver.

“Net Working Capital” means (a) total current assets (excluding Cash and any current Tax assets) of Pipelogic less (b) total current liabilities of Pipelogic, in each case calculated in accordance with GAAP. For the avoidance of doubt, (x) for the purposes of the foregoing, deferred Tax assets and deferred Tax liabilities shall not be taken into account, (y) all accruals with respect to annual bonus obligations owed to employees of the Pipelogic Business shall be reflected as current liabilities, and (z) any prepaid insurance premiums with respect to insurance coverage for Pipelogic shall be reflected as a current asset, and any accrued liabilities with respect to the same shall be reflected as a current liability.

“NORM” means naturally occurring radioactive materials.

“OPA” means the Oil Pollution Act of 1990, as amended.

“Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business consistent with past customs and practices of such Person.

“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation or organization, bylaws, certificate of formation, partnership agreement, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable, of such Person.

“Party” or “Parties” has the meaning set forth in the introductory paragraph.

“Past Due Rate” means the lesser of (a) the maximum nonusurious rate permitted by law and (b) LIBOR plus four percent (4%) per annum.

“Permit” has the meaning set forth in Section 3.12.

“Permitted Liens” means:

(a) Liens for current period Taxes which are not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been established on the Financial Statements in accordance with GAAP;

(b) inchoate Liens arising by operation of law, including materialman’s, mechanic’s, repairman’s, laborer’s, warehousemen, carrier’s, employee’s, contractor’s and operator’s Liens arising in the Ordinary Course of Business but only to the extent such liens secure obligations that, as of the Closing, are not due and payable and are not being contested unless being contested in good faith and a reserve or other appropriate provision, if any, as required by GAAP is made therefor in the Interim Balance Sheet;

Exhibit A-6

(c) minor defects, imperfections, irregularities in title, encroachments, easements, rights of way, covenants, conditions, servitudes, restrictive covenants and similar rights (whether affecting fee interests, a landlord’s interest in leased properties or a tenant’s interest in leased properties) that individually or in the aggregate (i) have not had, and are not reasonably likely to have a Material Adverse Effect or (ii) materially impair the value of such property;

(d) Liens securing the financing of Pipelogic by Buyer; and

(e) Liens affecting a landlord’s interest in property leased to Pipelogic so long as such Lien does not breach and is not reasonably likely to breach a customary covenant of quiet enjoyment (due to the existence of a non-disturbance agreement or other arrangement in which the tenant’s interest is recognized and protected).

“Person” means any natural person, firm, partnership, association, corporation, limited liability company, company, trust, entity, public body or government.

“Personal Property” has the meaning set forth in Section 3.11(c).

“Pipelogic” has the meaning set forth in Section 1.2.

“Pipelogic Assets” means all of the assets, whether real, personal (tangible or intangible) or mixed, owned (in fee or any lesser interest including leasehold interests) by Pipelogic.

“Pipelogic Business” shall mean the business and operations that are the same or similar to those performed by Pipelogic as of the Closing Date, which business and operations include pipeline chemical and mechanical cleaning, hydrostatic testing services, Caliper and Magnetic Flux Leakage in-line-inspection, pipeline separation and flaring services for oil and gas pipelines “Pipelogic Intellectual Property” has the meaning set forth in Section 3.14(a).

“Pipelogic Marks” has the meaning set forth in Section 6.2(a).

“Pipelogic Membership Interests” has the meaning set forth in Section 3.6(a).

“Pipelogic Organizational Documents” means the Organizational Documents of Pipelogic.

“Plan” or “Plans” has the meaning set forth in Section 3.25(a).

“Pledge Agreements” has the meaning set forth in Section 7.2(h).

“Pre-Closing Liabilities” means all debts, liabilities and obligations of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise (whether or not disclosed in a Schedule hereto) of Pipelogic other than the Assumed Obligations. Pre-Closing Liabilities include for the avoidance of doubt and without limitation all debts, liabilities and obligations of any kind or character, whether known or unknown, absolute, accrued, contingent or otherwise (whether or not disclosed in a Schedule hereto) and any Damages or Claims, whether or not disclosed in a Schedule hereto (other than Assumed Obligations), which debts, liabilities, obligations, Damages or Claims arise out of, relate to or result from (a) the ownership, use, possession, enjoyment, transfer, or operation of the Pipelogic Business prior to the Closing Date, (b) tortious conduct relating to the Pipelogic Business or Pipelogic committed prior to the Closing Date, (c) violation of Legal Requirements committed prior to the Closing Date that relate to the Pipelogic Business or Pipelogic (including violations of Environmental Laws), (d) the release of any hazardous or toxic substance at any site as a result of the operations conducted by or on behalf of Pipelogic or in connection with the Pipelogic Business or the Pipelogic Assets or other assets owned by Pipelogic prior to the Closing Date, (e) the exposure of any Person or property to hazardous or toxic substances at any site as a result of the operations conducted by or on behalf of Pipelogic or in

Exhibit A-7

connection with the Pipelogic Business or the Pipelogic Assets or other assets owned by Pipelogic prior to the Closing Date, (f) claims and litigation arising from events or conditions occurring or existing prior to the Closing Date that relate to Pipelogic or the Pipelogic Business or the Pipelogic Assets, (g) employees, contractors or former employees or contractors of Pipelogic relating to their employment or engagement by Pipelogic on or prior to the Closing Date including Claims relating to their termination of employment or engagement with Pipelogic or their failure to obtain or continue employment or engagement with Pipelogic, Buyer or any of their Affiliates for any reason whatsoever or respecting compensation and benefits under any contract or benefit or compensation plans or any other employee benefit program maintained by or on behalf of Pipelogic, (h) employee benefit plans sponsored, maintained or contributed to by Pipelogic or any of its ERISA Affiliates (including the failure prior to the Closing Date to operate or maintain any Plan in compliance with its terms and applicable Legal Requirements), (i) any unfunded liability existing as of the Closing Date under a Plan other than contributions earned but not yet due in the Ordinary Course of Business of Pipelogic and expressly accrued for on the Interim Balance Sheet, (j) the provision of any products or services by Pipelogic prior to the Closing Date, (k) any notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for any Taxes of Pipelogic or Taxes relating to the Pipelogic Assets or the Pipelogic Business for any taxable period or portion thereof ending on or before the Closing Date or (l) the ownership or use of the real property located at 512 S. Chenango, Angleton, Texas.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date. Notwithstanding anything to the contrary herein, any franchise Tax will be allocated to the period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such franchise Tax.

“Pre-Closing Tax Return” has the meaning set forth in Section 6.7(a).

“Predecessor” means any Person whose liabilities, including liabilities arising under any Environmental Law, have or may have been retained or assumed by Pipelogic or any of its Affiliates, either contractually or by operation of law.

“Purchase Price” has the meaning set forth in Section 2.3.

“RCRA” means the Resource Conservation and Recovery Act, as amended.

“Real Property” has the meaning set forth in Section 3.10(c).

“Receivables” means all accounts receivable, bills receivable, trade accounts, book debts and insurance claims of Pipelogic, together with any unpaid interest accrued on such items and any security or collateral for such items, including recoverable deposits.

“Registered Intellectual Property” has the meaning set forth in Section 3.14(a).

“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment.

“Released Parties” has the meaning set forth in Section 6.2.

“Reorganization” has the meaning set forth in Section 3.6(a).

“SARA” means the Superfund Amendments and Reauthorization Act of 1986, as amended.

“Scheduled Permits” has the meaning set forth in Section 3.12.

Exhibit A-8

“Scheduled Personal Property” has the meaning set forth in Section 3.11(b).

“Securities Act” has the meaning set forth in Section 3.7.

“Seller” and “Sellers” has the meaning set forth in the introductory paragraph.

“Seller Fundamental Representations” has the meaning set forth in Section 8.1(b).

“Seller Indemnified Liabilities” or “Seller Indemnified Liability” has the meaning set forth in Section 8.1(a).

“Seller Indemnified Parties” has the meaning set forth in Section 8.2(a).

“Seller Taxes” means any and all Taxes (a) imposed on any Seller with respect to Pipelogic; (b) imposed on Pipelogic, or for which Pipelogic may otherwise be liable, for any Pre-Closing Tax Period and for the portion of any Straddle Period ending on and including the Closing Date (determined in accordance with Section 6.7(c)); (c) resulting from a breach of any representation or warranty set forth in Section 3.20 (determined without regard to any materiality or knowledge qualifiers or any scheduled items) or a breach by a Seller of any covenant relating to Taxes set forth in this Agreement; (d) of any Consolidated Group (or any member thereof) of which Pipelogic (or any predecessor of Pipelogic) is or was a member on or prior to the Closing Date by reason of Treasury Regulations § 1.1502-6(a) or any analogous or similar foreign, state or local Legal Requirements; (e) of any other Person for which Pipelogic is or has been liable as a transferee or successor, by contract, or otherwise for any Pre-Closing Tax Period and for the portion of any Straddle Period ending on and including the Closing Date (determined in accordance with Section 6.7(c)) or which relates to any transaction or event occurring prior to the Closing; or (f) that are social security, Medicare, unemployment or other employment, payroll or withholding Taxes owed a result of payments made to a Seller pursuant to this Agreement or owed as a result of cash payments or the issuance of stock made to any employee or other service provider of Pipelogic in connection with the transactions contemplated by this Agreement.

“Sentinel” has the meaning set forth in the introductory paragraph.

“Sentinel Assignment Agreement” has the meaning set forth in Section 7.2(a).

“Straddle Period” means any taxable Tax period beginning on or before and ending after the Closing Date. Notwithstanding anything to the contrary herein, any franchise Tax will be allocated to the period during which the income, operations, assets or capital comprising the base of such Tax is measured, regardless of whether the right to do business for another period is obtained by the payment of such franchise Tax.

“Straddle Tax Return” has the meaning set forth in Section 6.7(b).

“Strike Assignment Agreement” has the meaning set forth in Section 7.3(b).

“Target Net Working Capital Range” means a range, the high end of which is $2,500,000 and the low end of which is $1,500,000.

“Tax” or “Taxes” means (a) any taxes, assessments, fees, unclaimed property and escheat obligations, and other governmental charges imposed by any Governmental Authority, including income, profits, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, real property (including assessments, fees or other charges imposed by any Governmental Authority that are based on the use or ownership of real property), personal property (tangible and intangible), value added, turnover, sales, use, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, fuel, excess or windfall profits, occupational, premium,

Exhibit A-9

severance, estimated, or other similar charge of any kind whatsoever, including any interest, penalty, or addition thereto or with respect to any Tax Return, whether disputed or not; and (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a Consolidated Group for any period; and (c) any liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of the operation of law or any express or implied obligation to indemnify any other Person.

“Tax Proceeding” has the meaning set forth in Section 6.8.

“Tax Return” means any return, report, election, document, estimated tax filing, declaration, claim for refund, property tax rendition, information return or other filing relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” means a third-party claim asserted against an Indemnified Party by a Person other than (a) an Affiliate of such Indemnified Party or (b) any director, stockholder, officer, member, partner or employee of any such Indemnified Party or its Affiliates.

“Transaction Agreement” has the meaning set forth in the recitals.

“Transaction Costs” means the aggregate amount of (a) fees and expenses paid or payable by Pipelogic to Winston & Strawn LLP and any other attorneys, investment bankers, accountants or other advisors or service providers and (b) any change of control bonuses, retention, severance or other payments to employees and contractors in each case in connection with the transactions contemplated by this Agreement.

“Transaction Documents” means this Agreement, the Sentinel Assignment Agreement, the Strike Assignment Agreement, the Pledge Agreements and all agreements, conveyances, documents, instruments and certificates delivered at the Closing pursuant to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 6.6(a).

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references in this Agreement to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“TSCA” means the Toxic Substances Control Act, as amended.

“U.S. Income Tax Purposes” means U.S. federal income tax purposes and the purposes of any U.S. state and local tax laws that follow U.S. federal income tax treatment.

“Voluntary Cleanup Program” means a program of the United States or a state of the United States enacted pursuant to an Environmental Law that provides for a mechanism for the written approval of, or authorization to conduct, voluntary remedial action for the clean-up, removal or remediation of contamination that exceeds actionable levels established pursuant to Environmental Law.

Exhibit A-10

EXHIBIT B

NET WORKING CAPITAL METHODOLOGIES

Attached.

Exhibit B

EXHIBIT C

FORM OF PLEDGE AGREEMENT

See attached.

Exhibit C

Annex M

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into as of October 18, 2018, by and among Strike Capital, LLC, a Texas limited liability company (“Strike”), Sentinel Management Holdings, LLC, a Delaware limited liability company (“Sponsor”), and the shareholders of Buyer (as defined below) set forth on Schedule I hereto (such individuals together with Sponsor, each a “Shareholder,” and collectively, the “Shareholders”). Strike and the Shareholders are sometimes referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, as of the date hereof, each of the Shareholders “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Sentinel Energy Services Inc., a Cayman Islands exempted company (“Buyer”), set forth opposite such Shareholder’s name on Schedule I hereto (such Ordinary Shares, together with any other Ordinary Shares the voting power over which is acquired by Shareholder during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 6.1 hereof (such period, the “Voting Period”), including any and all Ordinary Shares acquired by such Shareholder during the Voting Period pursuant to the exercise, exchange or conversion of, or other transaction involving, any and all warrants issued to such Shareholder in a private placement that occurred prior to Buyer’s initial public offering (the “Warrants”), are collectively referred to herein as the “Subject Shares”);

WHEREAS, Strike, Buyer, the holders of Company Interests (“Sellers”) and the other parties thereto propose to enter into a transaction agreement and plan of merger, dated as of the date hereof (as the same may be amended from time to time, the “Transaction Agreement”), pursuant to which, upon the terms and subject to the conditions set forth therein, Buyer will acquire a certain number of the equity interests from Sellers (such transaction, together with the other transactions contemplated by the Transaction Agreement, the “Transactions”); and

WHEREAS, as a condition to the willingness of the Sellers and Strike to enter into the Transaction Agreement, and as an inducement and in consideration therefor, the Shareholders are executing this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Capitalized Terms. For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Transaction Agreement.

ARTICLE II

VOTING AGREEMENT

Section 2.1 Agreement to Vote the Subject Shares. Each Shareholder hereby unconditionally and irrevocably agrees that, during the Voting Period, at any duly called meeting of the shareholders of Buyer (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of Buyer requested by Buyer’s board of directors or undertaken as contemplated by the Transactions, such Shareholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares (a) in favor of the adoption of the Transaction Agreement and approval of the Transactions and in favor of any proposal submitted to shareholders for approval in connection with the re-domestication of the Company from the Cayman Islands to Delaware (the “Domestication”) (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of Buyer contained in the Transaction Agreement, (c) in favor of the proposals set forth in Buyer’s proxy statements (including in favor of the election of the designees to the board of directors of Buyer set forth on Schedule II hereto) to be filed by Buyer with the SEC relating to the Buyer’s Domestication and the Transactions (including any proxy supplements thereto, the “Proxy Statements”), (d) for any proposal to adjourn or postpone the applicable special meeting to a later date if there are not sufficient votes for approval of the Domestication or the Transaction Agreement and any other proposals related thereto as set forth in the Proxy Statements on the dates on which such meetings are held and (e) except as set forth in the Proxy Statements, against the following actions or proposals: (i) any Buyer Acquisition Transaction or any proposal in opposition to approval of the Domestication or the Transaction Agreement or in competition with or materially inconsistent with the Domestication or the Transaction Agreement; and (ii) (A) any change in the present capitalization of Buyer or any amendment of the memorandum and articles of incorporation of Buyer, except to the extent expressly contemplated by the Transaction Agreement , the exhibits thereto and the Domestication, (B) any liquidation, dissolution or other change in Buyer’s corporate structure or business; provided that, for the avoidance of doubt, the Domestication shall not be considered a change in Buyer’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of a Shareholder under this Agreement, or (D) any other action or proposal involving Buyer or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Domestication or the Transactions or would reasonably be expected to result in any of Buyer’s closing conditions or obligations under the Transaction Agreement not being satisfied. Each of the Shareholders agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Article II.

Section 2.2 No Obligation as Director or Officer. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent or other representative (collectively, “Representatives”) of any Shareholder or by any Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of Buyer.

ARTICLE III

COVENANTS

Section 3.1 Generally.

(a) Each of the Shareholders agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without the Strike’s prior written consent (except to a permitted transferee as set forth in Sections 7(c) and 5(c) in those certain letter agreements, dated as of November 2, 2017 and January 31, 2018, respectively, by and between Buyer, Sponsor and the other signatories thereto (the “Insider Letters”) who agree in writing to be bound by the terms of this Agreement), which consent shall not be unreasonably conditioned, delayed or withheld: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Subject Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Shares; (iii) permit to exist any lien of any nature whatsoever with respect to any or all of the Subject Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Shareholder’s ability to perform its obligations under this Agreement.

(b) In the event of a stock dividend or distribution, or any change in the Ordinary Shares or Warrants by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares or Warrants may be changed or exchanged or which are received in such transaction. Each of the Shareholders agrees, while this Agreement is in effect, to notify Strike promptly in writing (including by e-mail) of the number of any additional Ordinary Shares acquired by such Shareholder, if any, after the date hereof.

(c) Each of the Shareholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Shareholder contained in this Agreement inaccurate in any material respect. Each of the Shareholders further agrees that it shall use its reasonable best efforts to cooperate with Strike and the Sellers to effect the transactions contemplated hereby and the Transactions.

Section 3.2 Standstill Obligations of the Shareholders. Each of the Shareholders covenants and agrees with Strike that, during the Voting Period:

(a) None of the Shareholders shall, nor shall any Shareholder act in concert with any person to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the proxy solicitation rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any Ordinary Shares in connection with any vote or other action with respect to a business combination transaction, other than to recommend that shareholders of Buyer vote in favor of approval of the Domestication and the Transaction Agreement and in favor of approval of the other proposals set forth in the Proxy Statements (including the election of the directors set forth on Schedule II hereto) (and any actions required in furtherance thereof and otherwise as expressly provided by Article II of this Agreement).

(b) None of the Shareholders shall, nor shall any Shareholder act in concert with any person to, deposit any of the Subject Shares in a voting trust or subject any of the Subject Shares to any arrangement or agreement with any person with respect to the voting of the Subject Shares, except as provided by Article II of this Agreement.

Section 3.3 Stop Transfers. Each of the Shareholders agrees with, and covenants to, Strike that such Shareholder shall not request that Buyer register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Subject Shares during the term of this Agreement without the prior written consent of Strike other than pursuant to a transfer permitted by Section 3.1(a) of this Agreement.

Section 3.4 Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Proxy Statements (and, as and to the extent otherwise required by the federal securities laws or the SEC or any other securities authorities, any other documents or communications provided by Buyer, Strike or the Sellers to any Governmental Authority or to securityholders of Buyer) of such Shareholder’s identity and beneficial ownership of Subject Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Buyer, Strike or the Sellers, a copy of this Agreement. Each Shareholder will promptly provide any information reasonably requested by Buyer, Strike or the Sellers for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 3.5 Notices of Certain Events. Each Party shall notify the other Parties hereto of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach in any material respect of any of the representations and warranties of such Party set forth in this Agreement.

Section 3.6 Waiver of Additional Warrants. Each Shareholder hereby unconditionally and irrevocably agrees to waive any and all rights that such Shareholder has or may have (including pursuant to the Insider Letters or otherwise) to receive any additional warrants for any equity securities of the Buyer or any of its Subsidiaries, whether in connection with the repayment of any loans to Buyer or otherwise.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

Each of the Shareholders hereby represents and warrants, severally but not jointly, to Strike as follows:

Section 4.1 Binding Agreement. Such Shareholder (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if not a natural person, (i) is a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (ii) has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of such Shareholder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by Strike, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 4.2 Ownership of Shares. Schedule I hereto sets forth opposite such Shareholder’s name the number of Ordinary Shares and the number of Warrants over which such Shareholder has beneficial ownership as of the date hereof. As of the date hereof, such Shareholder is the lawful owner of the Ordinary Shares and Warrants denoted as being owned by such Shareholder on Schedule I and has the sole power to vote or cause to be voted such Ordinary Shares and, assuming the exercise of the Warrants, the Ordinary Shares underlying such Warrants. Such Shareholder has good and valid title to the Ordinary Shares and Warrants denoted as being owned by such Shareholder on Schedule I, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, Liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those created by this Agreement, those imposed by the Insider Letters and those imposed by applicable law, including federal and state securities laws. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Shareholder pursuant to arrangements made by such Shareholder. Except for the Ordinary Shares and Warrants denoted on Schedule I, as of the date of this Agreement, such Shareholder is not a beneficial owner or record holder of any (i) equity securities of Buyer, (ii) securities of Buyer having the right to vote on any matters on which the holders of equity securities of Buyer may vote or which are convertible into or exchangeable for, at any time, equity securities of Buyer, or (iii) options or other rights to acquire from Buyer any equity securities or securities convertible into or exchangeable for equity securities of Buyer.

Section 4.3 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is a natural person, no consent of such Shareholder’s spouse is necessary under any

“community property” or other laws in order for such Shareholder to enter into and perform its obligations under this Agreement.

(b) None of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such Shareholder, as applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s Subject Shares or assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair such Shareholder’s ability to perform its obligations under this Agreement in any material respect.

Section 4.4 Reliance by Strike and the Sellers. Such Shareholder understands and acknowledges that Strike and the Sellers are entering into the Transaction Agreement in reliance upon the execution and delivery of this Agreement by the Shareholders.

Section 4.5 No Inconsistent Agreements. Such Shareholder hereby covenants and agrees that, except for this Agreement, such Shareholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Shareholder’s Subject Shares inconsistent with such Shareholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to such Shareholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Shareholder from performing any of its material obligations under this Agreement.

Section 4.6 Shareholder Has Adequate Information. Such Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Buyer, Strike and the Sellers to make an informed decision regarding the transactions contemplated by the Transaction Agreement and has independently and without reliance upon Buyer, Strike or the Sellers and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Shareholder acknowledges that Strike and the Sellers have not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Shareholder are irrevocable.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF STRIKE

Strike hereby represents and warrants to the Shareholders, as follows:

Section 5.1 Binding Agreement. Strike is duly organized and validly existing under the laws of its jurisdiction of formation and has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Strike have been duly authorized by all necessary actions on the part of Strike. This Agreement, assuming due authorization, execution and delivery hereof by the Shareholders, constitutes a legal, valid and binding obligation of Strike enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.2 No Conflicts.

(a) No filing with, or notification to, any Governmental Authority, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by and the consummation by Strike of the transactions contemplated hereby.

(b) None of the execution and delivery of this Agreement by Strike, the consummation by Strike of the transactions contemplated hereby or compliance by Strike with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of Strike, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Strike is a party or by which Strike or any of its assets may be bound, or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair Strike’s ability to perform its obligations under this Agreement in any material respect.

ARTICLE VI

TERMINATION

Section 6.1 Termination. This Agreement shall automatically terminate, without any further action by the Parties, and none of Strike or the Shareholders shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of: (a) as to each Shareholder, the mutual written consent of Strike and such Shareholder, (b) the Closing Date (following the performance of the obligations of the Parties required to be performed on the Closing Date) and (c) the date of termination of the Transaction Agreement in accordance with its terms. The termination of this Agreement shall not prevent any Party hereunder from seeking any remedies (at law or in equity) against another Party or relieve such Party from liability for such Party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of Article VI shall survive the termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Further Assurances. From time to time, at the other Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 7.2 Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Strike any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

Section 7.4 Amendments, Waivers, etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by each of the Parties. The failure of any Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

Section 7.5 Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one Business Day after deposit with a nationally-recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

(a)	If to Strike:

Strike Capital, LLC

1800 Hughes Landing Blvd., Suite 500

The Woodlands, TX 77380

Attention: Steven Pate and Rhonda Sigman

Email: steve.pate@strikeusa.com and rhonda.sigman@strikeusa.com with a copy to (which will not constitute notice):

Jones Day

2727 North Harwood Street

Dallas, Texas 75201

Attention: Alain Dermarkar and Ira White

Email: adermarkar@jonesday.com and iwhite@jonesday.com

(b)	If to any of the Shareholders:

c/o Sentinel Energy Services Inc.

700 Louisiana Street, Suite 2700

Houston, Texas 77002

Attention: Krishna Shivram

Email: krishna@sentinelenergyservices.com

with copies (which shall not constitute notice) to:

Winston & Strawn LLP

2121 N. Pearl Street, Suite 900

Dallas, TX 75201

Attention: David Lange

Email: dlange@winston.com

Section 7.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 7.8 Entire Agreement; Assignment. This Agreement (together with the Transaction Agreement, to the extent referred to herein, and the schedules hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 3.1, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Party.

Section 7.9 Certificates. Promptly following the date of this Agreement, each Shareholder shall advise Buyer’s transfer agent in writing that such Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide Buyer’s transfer agent in writing with such information as is reasonable to ensure compliance with such restrictions.

Section 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Notwithstanding the foregoing, the Sellers shall be deemed to be third party beneficiaries to this Agreement and shall have the right to enforce such Agreement directly to the extent they may deem such enforcement necessary or advisable to protect its rights hereunder.

Section 7.11 Interpretation. The references herein to Sections, Articles and Schedules, unless otherwise indicated, are references to Sections and Articles of and Schedules to this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. Any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder. Any reference to any Contract is a reference to it as amended, modified and supplemented from time to time. In this Agreement, except to the extent that the context otherwise requires: (a) “days” means calendar days unless otherwise indicated; (b) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”; (c) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) references to a Person are also to its permitted successors and assigns. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware (without reference to its choice of Law rules).

Section 7.13 Specific Performance; Jurisdiction. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court) or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken), this being in addition to any other remedy to which such Party is entitled at law or in equity. In addition, each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware (or any court in which appeal from such courts may be taken) and (d) consents to service being made through the notice procedures set forth in Section 7.5. Each of the Shareholders and Strike hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.5 shall be effective service of process for any proceeding in connection with this Agreement or the transactions contemplated hereby.

Section 7.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

Section 7.15 Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 7.16 No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Shareholders, on the one hand, and Strike, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the Parties. Without limiting the generality of the foregoing sentence, each of the Shareholders (a) is entering into this Agreement solely on its own behalf and shall not have any obligation to perform on behalf of any other holder of Ordinary Shares or any liability (regardless of the legal theory advanced) for any breach of this Agreement by any other holder of Ordinary Shares and (b) by entering into this Agreement does not intend to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable law. Each of the Shareholders has acted independently regarding its decision to enter into this Agreement and regarding its investment in Buyer.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

STRIKE CAPITAL, LLC

By:	/s/ Stephen V. Pate
Name: Stephen V. Pate
Title: Manager

SENTINEL MANAGEMENT HOLDINGS, LLC

By:	/s/ Charles S. Leykum
Name: Charles S. Leykum
Title: Managing Member

CHARLES S. LEYKUM

/s/ Charles S. Leykum

MARC ZENNER

/s/ Marc Zenner

JON A. MARSHALL

/s/ Jon A. Marshall

SCHEDULE I

Beneficial Ownership of Securities

Shareholder	Number of Shares	Number of Warrants
Sentinel Management Holdings, LLC	8,550,000	5,933,333
Charles S. Leykum	8,550,000	—
Jon A. Marshall	37,500	—
Marc Zenner	37,500	—

Total	8,625,000	5,933,333

SCHEDULE II

Directors

Steven Pate

Lee Gardner

Annex N

October 18, 2018

The Board of Directors

Sentinel Energy Services Inc.

700 Louisiana Street, Suite 2700

Houston, TX 77002

Dear Board of Directors:

We understand that Sentinel Energy Services Inc. (the “Company”), Invacor Pipeline and Process Solutions, LLC (“Invacor”), CSL Energy Holding III Corp, LLC (“CSL Seller”) and Strike, LLC (“Strike”), which is a wholly owned subsidiary of Strike Capital, LLC (“Strike Capital”), propose to enter into the Agreement (defined below), pursuant to which, among other things, Invacor and CSL Seller will cause, through one or more related transactions, all of the issued and outstanding membership interests (the “Acquired Interests”) in Pipelogic Services, L.L.C. (“Pipelogic”) to be transferred to the Company (such transfer, the “Transaction”) for aggregate consideration of 1,800,000 shares of Class A common stock, par value $0.0001 per share (“Company Common Stock”), of the Company (which will be domesticated as a Delaware corporation prior to the closing of the Transaction) to be issued by the Company to Invacor and CSL Seller (the “Aggregate Consideration”), subject to adjustment as provided for in the Agreement (as to which adjustment we express no opinion). We further understand that (a) the Company, Strike Capital, all of the existing equity holders of Strike Capital, and certain other parties propose to enter into a transaction agreement and plan of merger, dated as of the date of the Agreement, pursuant to which, among other things, the Company will acquire a certain number of units of equity interests of Strike Capital, become the manager of Strike Capital and enter into certain exchange agreements with respect to the remaining units of equity interests of Strike Capital (the “Strike Capital Transaction”), (b) in order to finance the Strike Capital Transaction, the Company proposes to also enter into certain subscription agreements with multiple investors on the date of the Agreement, pursuant to which, among other things, the Company will issue and sell additional shares of Company Common Stock on the closing date of the Strike Capital Transaction for a purchase price of $10.00 per share (the “PIPE Price Per Share” and, such issuance and sale, the “Equity Financing”), and (c) pursuant to the terms of the Agreement, immediately following the consummation of the Transaction, the Company will contribute the Acquired Interests to Strike in exchange for equity interests of Strike Capital (the “Contribution”).

The Board of Directors of the Company (the “Board”) has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Aggregate Consideration to be paid by the Company for the Acquired Interests in the Transaction pursuant to the Agreement is fair to the Company from a financial point of view.

245 Park Avenue, 20th FI. • New York, NY 10167 • Tel 212.497.4100 • Fax 212.661.3070 • HL.com

Broker-dealer services through Houlihan Lokey Capital, Inc

The Board of Directors

Sentinel Energy Services Inc.

October 18, 2018

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed a draft dated October 18, 2018 of the Purchase and Contribution Agreement, dated October 18, 2018, to be entered into by the Company, Invacor, CSL Seller and Strike (the “Agreement”);

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Pipelogic made available to us by CSL Capital Management, L.P. (“CSL”) and Invacor, including (a) certain financial projections (and adjustments thereto) prepared by the managements of CSL and Invacor relating to Pipelogic (excluding the Joint Venture (defined below)) for the fiscal years ending 2018 through 2021 that we have been directed by the Board to rely upon and utilize for purposes of our analyses and this Opinion, (b) a term sheet for the proposed joint venture of Pipelogic with a certain third party (the “Joint Venture”) and certain financial projections prepared by the managements of CSL and Invacor relating to the Joint Venture for the fiscal years ending 2019 through 2021 that we have been directed by the Board to rely upon and utilize for purposes of our analyses and this Opinion, and (c) certain forecasts and estimates of potential cost savings, operating efficiencies, revenue effects and other synergies expected to result from the Transaction, the Strike Capital Transaction and the Contribution that we have been directed by the Board to rely upon and utilize for purposes of our analyses and this Opinion, all as prepared by the managements of CSL and Invacor (the “Synergies”);

4.

spoken with certain members of the managements of the Company, CSL and Invacor regarding the business, operations, financial condition and prospects of Pipelogic (excluding the Joint Venture), the Joint Venture, the Transaction, the Synergies and related matters;

5.	compared the financial and operating performance of Pipelogic (excluding the Joint Venture) with that of public companies that we deemed to be relevant;

6.	considered publicly available financial terms of certain transactions that we deemed to be relevant in evaluating Pipelogic (excluding the Joint Venture);

7.	reviewed the current and historical market prices for the Company’s existing Class A Ordinary Shares; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, managements of the Company, CSL and Invacor have advised us, and we have assumed, that the financial projections (and adjustments thereto) reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of Pipelogic (excluding the Joint Venture) and the Joint Venture, and we express no opinion with respect to such projections or the assumptions on which they are based. Among other things, such projections relating to the Joint Venture assume that the formation of the Joint Venture will occur, and, at the direction of the Company, we have relied upon and assumed, without independent verification, that the Joint Venture will be formed and the terms of the Joint Venture will not conflict or otherwise be inconsistent

The Board of Directors

Sentinel Energy Services Inc.

October 18, 2018

with those reflected in such projections or the term sheet for the Joint Venture reviewed by us. Furthermore, upon the advice of the managements of the Company, CSL and Invacor, we have assumed that the estimated Synergies reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of CSL and Invacor and that the Synergies will be realized in the amounts and the time periods indicated thereby, and we express no opinion with respect to such Synergies or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Pipelogic since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have been advised by Invacor that there are no audited financial statements for Pipelogic and, accordingly, we have relied upon and assumed, without independent verification, that there would be no information contained in any such financial statements, if available, not otherwise discussed with or reviewed by us that would have been material to our analyses or this Opinion.

For purposes of our analyses and this Opinion, the Company has directed us to assume, and we have assumed, that the PIPE Price Per Share reasonably reflects the value of the Company Common Stock and, at the direction of the Company, we have relied upon and used the PIPE Price Per Share as the sole basis for the value of the Aggregate Consideration. We have not been requested to perform, and have not performed or relied upon, any financial analysis to evaluate the value of the Company or Strike or to derive valuation reference ranges for the Company Common Stock for purposes of valuing the Aggregate Consideration or otherwise. In addition, we have not been requested to perform, and have not performed or relied upon, any analysis to review or assess the current or future creditworthiness of the Company, Strike, Invacor or Pipelogic or the potential pro forma financial effects of the Transaction on the Company or Strike.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction and related transactions (including, without limitation, the Strike Capital Transaction, the Equity Financing, the Contribution and the contemplated domestication of the Company as a Delaware corporation prior to the closing of the Strike Capital Transaction) will be satisfied without waiver thereof, and (d) the Transaction and related transactions will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction and related transactions will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction and related transactions will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Company, Strike or Pipelogic, or otherwise have an effect on the Transaction, the Company, Strike, Pipelogic or any expected benefits of the Transaction, that would be material to our analyses or this Opinion. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Aggregate Consideration pursuant to the Agreement will not be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.

The Board of Directors

Sentinel Energy Services Inc.

October 18, 2018

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Pipelogic or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Pipelogic is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Pipelogic is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction or any related transaction, the securities, assets, businesses or operations of the Company, Strike, Invacor, CSL Seller, Pipelogic or any other party, or any alternatives to the Transaction or any related transaction, (b) negotiate the terms of the Transaction or any related transaction, or (c) advise the Board, the Company or any other party with respect to alternatives to the Transaction or any related transaction. We express no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. Representatives of the Company have advised us, and we have relied upon and assumed, without independent verification, that (i) the terms of the Transaction have been negotiated on an arms-length basis, and (ii) the Company would be willing to enter into the Transaction with a party that is not an affiliate of CSL. This Opinion is necessarily based on financial, economic, market, regulatory and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any opinion as to what the value of Company Common Stock actually will be when issued pursuant to the Transaction, the Equity Financing or any other related transaction or the price or range of prices at which Company Common Stock or any other securities of the Company or any other entity may be purchased or sold, or otherwise be transferable, at any time. As you are aware, the credit, financial and stock markets, and the natural gas, oil and natural gas liquids and energy infrastructure industries, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Strike, Invacor, CSL Seller, Pipelogic, the Transaction or any related transaction, and this Opinion does not purport to address potential developments in any such markets.

This Opinion is furnished solely for the use of the Board (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be relied upon by any other person or entity (including, without limitation, security holders, creditors or other constituencies of the Company) or used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction, any related transaction or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Strike, Invacor, CSL Seller, Pipelogic, one or more other affiliates of CSL, or any other party that may be involved in the Transaction or any related transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction or any related transaction.

The Board of Directors

Sentinel Energy Services Inc.

October 18, 2018

Houlihan Lokey and certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to CSL, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, CSL (collectively, with CSL, the “CSL Group”) and One Equity Partners, LLC (“OEP”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, OEP (collectively, with OEP, the “OEP Group”), for which Houlihan Lokey and its affiliates have received compensation, including, among other things, (i) having provided certain valuation advisory services to a member of the CSL Group in 2017, and (ii) having acted as financial advisor to a member of the OEP Group in connection with the acquisition of SGB-SMIT Group, which transaction closed in July 2017. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Strike, Invacor, Pipelogic, members of the CSL Group and the OEP Group, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by CSL or OEP, other participants in the Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the CSL Group or the OEP Group, other participants in the Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Strike, Invacor, Pipelogic, members of the CSL Group or the OEP Group, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction or the conclusion contained in this Opinion. The Company has agreed to reimburse certain of our expenses and to indemnity us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction or any related transaction (including, without limitation, the Strike Capital Transaction, the Equity Financing or the Contribution), (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction (other than the Aggregate Consideration to the extent expressly specified herein) or any related transaction or otherwise, including, without limitation, any aspect of the consideration or the PIPE Price Per Share to be paid or received in, or any other aspect or implication of, the Strike Capital Transaction, the Equity Financing or the Contribution or any terms, aspects or implications of any exchange, tax receivable, registration rights, lock-up, investor rights, indemnification or other agreements or arrangements to be entered into in connection with or contemplated by the Transaction, any related transaction or otherwise, (iii) the fairness of any portion or aspect of the Transaction or any related transaction to the holders of any class of securities, creditors or other constituencies of the Company, Strike, Invacor, CSL Seller or Pipelogic, or to any other party, except to the Company if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction or any related transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction or any related transaction to any one class or group of the Company’s, Strike’s, Invacor’s,

The Board of Directors

Sentinel Energy Services Inc.

October 18, 2018

CSL Seller’s, Pipelogic’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s, Strike’s, Invacor’s, CSL Seller’s, Pipelogic’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Strike, Invacor, CSL Seller, Pipelogic, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction or any related transaction, (vii) the solvency, creditworthiness or fair value of the Company, Strike, Invacor, CSL Seller, Pipelogic or any other participant in the Transaction or any related transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction or any related transaction, any class of such persons or any other party, relative to the Aggregate Consideration or otherwise, or (ix) the tax consequences and financial or other implications and effects of the Transaction or any related transaction on the Company, any security holders, creditors or other constituencies of the Company, or any other party. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Company, CSL, Invacor and their respective advisors as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, Strike, Invacor, CSL Seller, Pipelogic, the Acquired Interests, the Transaction and related transactions or otherwise. The issuance of this Opinion was approved by a committee of Houlihan Lokey authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid by the Company for the Acquired Interests in the Transaction pursuant to the Agreement is fair to the Company from a financial point of view.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

PRELIMINARY PROXY CARD—SUBJECT TO COMPLETION FOR THE SPECIAL MEETING IN LIEU OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS OF SENTINEL ENERGY SERVICES INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Krishna Shivram and Kent Jamison (the “Proxies”), and each of them P independently, with full power of substitution, as proxies to vote all of the shares of Common Stock of Sentinel Energy Services Inc. (the “Company”), a Delaware corporation, that the undersigned is entitled R to vote (the “Shares”) at the special meeting in lieu of the 2018 annual meeting of stockholders of the O Company to be held on [•], 2019 at [•] a.m. Local Time at the offices of 2121 North Pearl Street, Suite 900, Dallas, Texas 75201, and at any adjournments and/or postponements thereof. X
The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies Y for said meeting.
THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.
(Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Special Meeting in lieu of the 2018 Annual Meeting of Stockholders to be held on [•], 2019. This notice of Special Meeting in lieu of the 2018 Annual Meeting and the accompanying Proxy Statement are available at: [•]

SENTINEL ENERGY SERVICES INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. Please mark vote as indicated in this X example (a) Proposal No. 1 — The Business Combination Proposal — to FOR AGAINST ABSTAIN (c) Proposal No. 5 — The Stock Issuance Proposal — to consider FOR AGAINST ABSTAIN consider and vote upon a proposal to approve and adopt the and vote upon a proposal to approve, assuming the business transaction agreement and plan of merger, dated as of October 18, combination proposal and the charter proposals are approved and 2018 (the “Transaction Agreement”), by and among Sentinel, adopted, for the purposes of complying with the applicable listing Strike Capital, LLC, a Texas limited liability company (“Strike”), rules of The Nasdaq Stock Market (“Nasdaq”), the issuance of (x) OEP Secondary Fund (Strike), LLC (“Blocker”), One Equity shares of StrikeCo Class A common stock to (1) the Blocker Seller Partners Secondary Fund, L.P. (“Blocker Seller”), the other at the Closing, pursuant to the terms of the Transaction Agreement, equityholders of Strike party thereto (collectively, the “Unit Sellers” (2) CSL Energy in a private placement (the “CSL Private and together with the Blocker Seller, the “Sellers”), OEP-Strike Placement”) at the Closing, pursuant to the terms of the CSL Seller Representative, LLC (the “Seller Representative”) and a Subscription Agreement (as defined in the accompanying proxy wholly-owned subsidiary of Sentinel (“Blocker Merger Sub”), statement), (3) certain funds and accounts managed by Fidelity which provides for, among other things, (1) the merger of Blocker Management & Research Company (the “Fidelity Investors”) in a Merger Sub with and into Blocker, with Blocker continuing as the private placement (the “Fidelity Private Placement” and, together surviving entity, immediately followed by the merger of Blocker with the CSL Private Placement, the “Private Placement”), pursuant with and into Sentinel, with Sentinel continuing as the surviving to the terms of the Fidelity Subscription Agreement (as defined in entity, (2) the purchase by Sentinel of certain of the issued and the accompanying proxy statement), (4) the Invacor Sellers (as outstanding equity interests of Strike from certain Unit Sellers for defined in the accompanying proxy statement), pursuant to the cash, with the Continuing Members (as defined in the terms of the Contribution Agreement and (5) to the Continuing accompanying proxy statement) retaining the remaining issued Members who exchange the Company Units and an equal number and outstanding equity interests of Strike and each such of shares of StrikeCo Class B common stock, from time to time, Continuing Member receiving a number of shares of StrikeCo Class held by them following the Closing, pursuant to and in accordance B common stock (as defined in the accompanying proxy with, the terms of the Exchange Agreement (as defined in the statement), equal to the number of Company Units (as defined in accompanying proxy statement), and (y) shares of StrikeCo Class the accompanying proxy statement) retained by such Continuing B common stock to the Continuing Members, pursuant to the Member, (3) the contribution by Sentinel to Strike of all remaining terms of the Transaction Agreement, in each case as described in cash held by Sentinel, and (4) the consummation of the the accompanying proxy statement (we refer to this proposal as the transactions contemplated by the Contribution Agreement (as “stock issuance proposal”); defined in the accompanying proxy statement) (the transactions contemplated by the Transaction Agreement, the “business (d) Proposal No. 6 — The Director Election Proposal — to FOR WITHHOLD FOR ALL ALL ALL EXCEPT combination” and such proposal, the “business combination consider and vote upon a proposal to elect Jon A. Marshall, assuming proposal”); charter proposal B is not approved and our board of directors remains classified, to serve as a Class I director on StrikeCo’s
(b) The Charter Proposals — to consider and vote upon three To withhold authority to board of directors for a term of three years expiring at the annual separate proposals (which we refer to, collectively, as the “charter vote for any individual meeting of stockholders to be held in 2022 or until such director’s proposals”) to approve, assuming the business combination nominee(s), mark “For successor has been duly elected and qualified, or until such proposal is approved and adopted, the following material All Except” and write the director’s earlier death, resignation, retirement or removal. differences between the current certificate of incorporation of the nominees on the line Assuming charter proposal B is approved and our board of Sentinel (the “Existing Charter”) and the proposed amended and below. directors is declassified, such nominee, if elected, will serve on our restated certificate of incorporation (the “Proposed Charter”) of board of directors for a term expiring at the 2020 annual meeting __ Strike, Inc. (“StrikeCo”), which, if approved, would take effect upon of stockholders or until such director’s successor has been duly the Closing (the “Closing”): elected and qualified, or until such director’s earlier death, (1) Proposal No. 2— Charter Proposal A — to approve the resignation, retirement or removal (we refer to this proposal as the FOR AGAINST ABSTAIN provision in the Proposed Charter increasing the authorized share “director election proposal”); capital from $22,100 divided into 200,000,000 shares of Sentinel Class A common stock, par value $0.0001 per share (“Sentinel (e) Proposal No. 7 — The Incentive Award Plan Proposal — to FOR AGAINST ABSTAIN Class A common stock”), 20,000,000 shares of Sentinel Class B consider and vote upon a proposal to approve, assuming the common stock, par value $0.0001 per share (“Sentinel Class B business combination proposal, the charter proposals and the common stock”), and 1,000,000 shares of preferred stock, par stock issuance proposal are approved and adopted, the Strike, Inc. value $0.0001 per share (“preferred stock”), to authorized capital 2019 Equity and Incentive Compensation Plan, a copy of which is stock of 451,000,000 shares, consisting of (x) 450,000,000 shares attached to the accompanying proxy statement as Annex D (we of common stock, including 400,000,000 shares of Class A refer to this proposal as the “incentive award plan proposal” and, common stock, par value $0.0001 per share, of StrikeCo collectively with the business combination proposal, the charter (“StrikeCo Class A common stock”), and 50,000,000 shares of proposals and the stock issuance proposal, the “condition Class B common stock, par value $0.0001 per share, of StrikeCo precedent proposals”); (“StrikeCo Class B common stock” and, together with StrikeCo Class A common stock, “StrikeCo common stock”) and (y) (f) Proposal No. 8 — The Adjournment Proposal — to consider FOR AGAINST ABSTAIN 1,000,000 shares of preferred stock (we refer to this as“charter and vote upon a proposal to approve the adjournment of the proposal A”); special meeting to a later date or dates, if necessary, to permit (2) Proposal No. 3 — Charter Proposal B — to approve the further solicitation and vote of proxies if, based upon the tabulated FOR AGAINST ABSTAIN vote at the time of the special meeting, any of the condition provision in the Proposed Charter providing that each member of StrikeCo’s board of directors will be elected annually at each annual precedent proposals would not be duly approved and adopted by meeting of stockholders (or special meeting in lieu thereof) our stockholders or we determine that one or more of the closing following the Closing (we refer to this as “charter proposal B”); conditions under the Transaction Agreement is not satisfied or waived (we refer to this proposal as the “adjournment proposal”). (4) Proposal No. 4 — Charter Proposal C — to approve all other FOR AGAINST ABSTAIN changes in connection with amending the Existing Charter, Dated:, 2019 including, among other things, (1) changing the post-business combination corporate name from “Sentinel Energy Services Inc.” to “Strike, Inc.” and making StrikeCo’s corporate existence perpetual and (2) removing certain provisions related to our status Signature as a blank check company that will no longer apply upon consummation of the business combination, all of which Sentinel’s board of directors believe are necessary to adequately address the
(Signature if held Jointly) needs of StrikeCo after the business combination (we refer to this as “charter proposal C”). When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person. The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposals 1, 2, 3, 4, 5, 6, 7 and 8. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.